                                                                  Exhibit 10-14

                     Interconnection Contract with FirstMark
                                  Confidential

                            INTERCONNECTION CONTRACT*

                                     between

                    FirstMark Communications Deutschland GmbH
                              Uhlandstrabe 179/180
                                  10623 Berlin

                                                - hereinafter called "FirstMark"

                                       and

                               Deutsche Telekom AG
                            Friedrich-Ebert-Allee 140
                                   53113 Bonn

                                                  - hereinafter called "Telekom"







--------------------
* Portions of Annex G to this agreement are confidential and have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act of 1933, as amended. Asterisks, for example "******," have been inserted to indicate that information has been deleted.

                     Interconnection Contract with FirstMark
                                  Confidential

                                   SUBDIVISION

PART I     INTRODUCTION, SUBJECT OF CONTRACT, DEFINITIONS
1          Introduction
2          Subject of contract
3          Definitions

PART II    INTERCONNECTION JUNCTIONS AND
           CONFIGURATION MEASURES IN THE TELEPHONE NETWORK OF TELEKOM
4          Locations of interconnection (OdZ)
5          Interconnection junctions
6          Quality assurance and interference suppression
7          Configuration measures in the telephone network of Telekom
8 Order, provision, acceptance and cancellation of interconnection junctions and configuration measures in the telephone network of Telekom
9          Prices
10         Network extension and planning arrangements

PART III   INTERCONNECTION SERVICES OF TELEKOM
11         Service portfolio
12         Agreement, cancellation and stoppage of interconnection services
13         Prices

PART IV    INTERCONNECTION SERVICES OF FIRST MARK
14         Service portfolio
15         Agreement, cancellation and stoppage of interconnection services

PART V     ACCOUNTING PROCEDURES / LODGING OF SECURITIES
17         Charges / accounting procedures
18         Lodging of securities

PART VI PROOF OF RELIABILITY, CAPABILITY, AND PROFESSIONAL COMPETENCE / ACTIVITIES TO MEET BASIC REQUIREMENTS, BREAK OF INTERCONNECTION, PRINCIPLE OF SYSTEM INDEPENDENCE / RESERVATION OF THE RIGHT TO MODIFY SERVICES

19 Proof of Reliability, Capability, and Professional Competence / Activities to Meet Basic Requirements
20         Break of Interconnection
21         Principle of System Independence / Reservation of the Right to Modify
           Services

                     Interconnection Contract with FirstMark
                                  Confidential

PART VII    LIABILITY, INTELLECTUAL PROPERTY, INFORMATION PROCEDURES /
            TERMINATION OF THE INTERCONNECTION AGREEMENT / RENEGOTIATION OF THE
            INTERCONNECTION AGREEMENT
22          Liability and Damages
23          Intellectual Property
24          Information Procedure / Termination of the Interconnection Agreement
            / Renegotiation of the Interconnection Agreement

PART VIII   FINAL CLAUSES
25          Assignability of Rights
26          Applicable Law / Legal Disputes / Place of Jurisdiction
27          Confidentiality Clause
28          Submission to the Regulation Authority for Telecommunications and
            Post
29          Approval of Prices / Repayment
30          Collateral Agreements, Written Form
31          Salvatory Clause
32          Copies
33          Effective Date

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART I

                 INTRODUCTION, SUBJECT OF CONTRACT, DEFINITIONS

1.    INTRODUCTION

The present interconnection contract regulates the interconnection between the public PSTN/ISDN telecommunication network of Telekom and the public PSTN/ISDN telecommunication network of FirstMark in the purport of the Telecommunication Act (TKG) dated July 25, 1996, and the Network Access Regulation issued on October 23, 1996, on the basis of ss.ss. 35 section 5 and 37 section 3 TKG.

The main part comprises the general contractual terms valid for the interconnection contract between Telekom and FirstMark. Detailed technical and operational regulations, descriptions of performances, prices, instructions for the organizational handling and other specific regulations are attached - for reasons of editing and the possibility of subsequent easy amendment - as enclosures and annexes and are part of this interconnection contract.

2.    SUBJECT OF CONTRACT

The subject of contract covers both interconnection junctions implemented by Telekom and mutual supply of interconnection services of the contracting parties on the basis of interconnection.

3.    DEFINITIONS

The terms used in this interconnection contract including its enclosures and annexes are defined in the ENCLOSURE A - DEFINITIONS if nothing different results from the context.

By using the term "interconnection", the contracting parties make no final evaluation regarding the applicability of the interconnection regulations of the Telecommunication Act (TKG) to the performances agreed upon.

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART II

                          INTERCONNECTION JUNCTIONS AND
           CONFIGURATION MEASURES IN THE TELEPHONE NETWORK OF TELEKOM

4.    LOCATIONS OF INTERCONNECTION (ODZ)

Telekom offers the possibility of interconnection at the locations specified in ENCLOSURE F - LOCATIONS OF INTERCONNECTION.

FirstMark commits to agree on further OdZ's according to the conditions mentioned in Part 1 of ENCLOSURE C - SERVICE PORTFOLIO. The locations of interconnection agreed upon including the appertaining catchment areas are fixed in ENCLOSURE G - MUTUAL PERFORMANCE RELATIONS before the interconnection junctions are commissioned at these locations.

5.    INTERCONNECTION JUNCTIONS

Telekom offers interconnection in the variants of design specified in ENCLOSURE B - INTERCONNECTION JUNCTION.

The interconnection is technically designed according to the state of the art, especially considering the ETSI/ITU-T recommendations/standards pursuant to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS and ENCLOSURE E - QUALITY.

The interconnection can be implemented in the rooms of Telekom according to Part 2 of ENCLOSURE B - INTERCONNECTION JUNCTION (physical co-location). In ANNEX E - COLLOCATION, the utilization of Telekom facilities is regulated.

6.    QUALITY ASSURANCE AND INTERFERENCE SUPPRESSION

The quality assurance and interference suppression of the interconnection junctions are carried out by Telekom according to the procedure agreed upon in ENCLOSURE E - QUALITY.

7.    CONFIGURATION MEASURES IN THE TELEPHONE NETWORK OF TELEKOM

ACCORDING TO ENCLOSURE B - INTERCONNECTION JUNCTION, Telekom carries out the configuration measures required for first interconnection, changes in the existing interconnection and for changes in the interconnection services realized via the interconnection junctions and agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

                     Interconnection Contract with FirstMark
                                  Confidential

8. ORDER, PROVISION, ACCEPTANCE AND CANCELLATION OF INTERCONNECTION JUNCTIONS AND CONFIGURATION MEASURES IN THE TELEPHONE NETWORK OF TELEKOM

The interconnection junctions and configuration measures in the telephone network of Telekom are ordered by FirstMark and provided by Telekom in accordance with the procedures agreed upon in ANNEX B - ORDER/PROVISION within the supply periods fixed in ENCLOSURE E - QUALITY.

The acceptance of the interconnection junctions is handled according to the procedure agreed upon in ANNEX B - ORDER/PROVISION.

Interconnection junctions and configuration measures in the telephone network of Telekom can be cancelled or annulled according to the regulations fixed in ANNEX B - ORDER/PROVISION.

9.    PRICES

FirstMark commits itself to pay the prices agreed upon in ENCLOSURE D - PRICE for the provision and assignment of interconnection junctions, for the configuration measures required in the telephone network of Telekom for implementing interconnection as well as for other performances, like interference suppression and cancellation of orders.

The prices quoted in ENCLOSURE D - PRICE do not include the value-added tax
(VAT).

10.   NETWORK EXTENSION AND PLANNING ARRANGEMENTS

FirstMark must install or extend its telephone network according to its presented planning documents. The installation or extension of the telephone network must be carried out at least simultaneously with the provision of the ICAs at the locations of interconnection agreed upon by the parties.

The contracting parties commit themselves to make appropriate planning arrangements required for network planning according to ANNEX B -
ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential

                                    PART III

                       INTERCONNECTION SERVICES OF TELEKOM

11.   SERVICE PORTFOLIO

Telekom offers FirstMark interconnection services according to Part 2 of ENCLOSURE C - SERVICE PORTFOLIO having the quality laid down in ENCLOSURE E - QUALITY, and that at the locations of interconnection agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS provided that the technical and licence conditions for network operation are observed according to ENCLOSURE C - SERVICE PORTFOLIO.

12.   AGREEMENT, CANCELLATION AND STOPPAGE OF INTERCONNECTION SERVICES

The utilization of interconnection services according to ENCLOSURE C - SERVICE PORTFOLIO is individually agreed upon and laid down in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

By utilizing the interconnection services, FirstMark commits itself to offer Telekom the access to comparable interconnection services operated by FirstMark.

According to the regulations laid down in ENCLOSURE D - SERVICE PORTFOLIO, Telekom can cancel any interconnection services except the basic interconnection services B.1 and B.2.

Telekom is entitled to stop functions of interconnection services made accessible via interconnection, or interconnection services if a cancellation according to the regulations laid down in ENCLOSURE C - SERVICE PORTFOLIO is associated with the commitment to make a new offer regarding the future handling of the interconnection service provided that this stoppage also covers its final customers and interconnection partners. The intended stop is to be notified in written to FirstMark without delay, at least 6 months in advance.

                     Interconnection Contract with FirstMark
                                  Confidential

13.   PRICES

FirstMark commits itself to pay the prices agreed upon for the interconnection services according to ENCLOSURE D - PRICE.

The prices quoted in ENCLOSURE D - PRICE do not include the value-added tax
(VAT).

The contracting parties agree that the validity of prices quoted in this interconnection contract is subject to charging permissions of the Regulation Authority for Telecommunications and Post (RegTP) required for this purpose. Until such a permission is in hand, those prices are invoiced which are provisionally approved, approved or disposed by the RegTP, or quoted in the basic offer according to ss. 6 NZV.

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART IV

                     INTERCONNECTION SERVICES OF FIRST MARK

14.   SERVICE PORTFOLIO

FirstMark offers Telekom interconnection services according to Part 3 of ENCLOSURE C - SERVICE PORTFOLIO having the quality laid down in ENCLOSURE E - QUALITY, and that at the locations of interconnection agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

15.   AGREEMENT, CANCELLATION AND STOPPAGE OF INTERCONNECTION SERVICES

The utilization of interconnection services according to ENCLOSURE C - SERVICE PORTFOLIO is individually agreed upon and laid down in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

By utilizing the interconnection services, Telekom commits itself to offer FirstMark the access to comparable interconnection services operated by Telekom.

According to the regulations laid down in ENCLOSURE C - SERVICE PORTFOLIO, FirstMark can cancel any interconnection services except the basic interconnection services B.1 and B.2.

FirstMark is entitled to stop functions of interconnection services made accessible via interconnection, or interconnection services if a cancellation according to the regulations laid down in ENCLOSURE C - SERVICE PORTFOLIO is associated with the commitment to make a new offer regarding the future handling of the interconnection service provided that this stoppage also covers its final customers and interconnection partners. The intended stop is to be notified in written to Telekom without delay, at least 6 months in advance.

16.   PRICES

Telekom commits itself to pay the prices agreed upon for the interconnection services according to ENCLOSURE D - PRICE.

The prices quoted in ENCLOSURE D - PRICE do not include the value-added tax
(VAT).

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART V

                  ACCOUNTING PROCEDURES / LODGING OF SECURITIES

17.      CHARGES / ACCOUNTING PROCEDURES

17.1     TARIFFING PRINCIPLES

17.1.1 TARIFFING PRINCIPLE BETWEEN THE CONTRACTING PARTIES AND THEIR FINAL CUSTOMERS

The tariffing of connections towards connection customers basically follows the principle "calling-party-pays" (i.e. the calling connection customer pays the charge for the connection). That contracting party providing the relevant network charges the access and connection to its connection customer provided that the connection customer has not selected any other network provider.

No legal relations result from this between Telekom and the connection customers of FirstMark and vice versa.

If one of the contracting parties is a subscriber's network provider and the other contracting party a permanently pre-set or - in individual cases - a selected connection network provider in the purport of ss. 43 section 6 TKG, the charges for telecommunication services supplied by means of both interconnected telephone networks of the contracting partners will be invoiced towards the final customers covering the overall connection performance supplied by the connection network provider provided that the contracting parties do not make any other contractual arrangements.

For those cases in which the subscriber's network provider is committed to invoice the charges to its connection customer according to ss. 15 of the Telecommunication Customer Protection Regulation dated December 11, 1997, (TKV97), also including the charges for connections arising from the selection of the other contracting party in its capacity as connection network provider, the contracting parties will make an arrangement on invoicing which adequately serves the mutual interests before the background of ss. 15 TKV67.

If any deviation from this procedure becomes necessary for individual interconnection services, this will be regulated in ENCLOSURE C - SERVICE PORTFOLIO in the context of the respective interconnection service.

                     Interconnection Contract with FirstMark
                                  Confidential

17.1.2 TARIFFING PRINCIPLE BETWEEN THE CONTRACTING PARTIES

The tariffing between the contracting parties basically observes the following principle: The contracting party selected by the connection customer for the connection performance purchases the required interconnection services as pre-products from other providers participating in the connection (e.g. access from the calling or access to the called connection customer).

The contracting party providing the subscriber's network of the calling connection customer purchases the required connection performances as pre-products for the case in which no connection network provider services are utilized.

If there is a deviation from this procedure for individual interconnection services, this will be regulated in ENCLOSURE C - SERVICE PORTFOLIO in the context of the respective interconnection service.

17.2  ACCOUNTING OF CHARGES FOR THE INTERCONNECTION SERVICES

The accounting procedure applied between Telekom and FirstMark is on principle based on the communication data records (KDS) collected by both contracting parties in their own responsibility. For each performance of the service portfolio successfully supplied according to Items 12 and 15 i.V.m. ENCLOSURE C
- SERVICE PORTFOLIO, a KDS is created provided that no deviating regulation is laid down in ENCLOSURE C - SERVICE PORTFOLIO.

Telekom and FirstMark evaluate the communication data records according to the valid structure and amount of charges (Enclosure D - Price) per each network interworking (NU). These communication data records show the duration of the individual performances supplied on the basis of the service portfolio with an accuracy of 1 second. On the date fixed for accounting (see ANNEX F - ACCOUNTING), the connection seconds for the respective performances of the service portfolio will be summed up for determining the charges to be paid for the accounting period. When doing so, the due charges are rounded up to full connection minutes.

On principle, each contracting party collects communication data records for the accounting of the performances supplied by it on the basis of the service portfolio, and for the check of performances of the service portfolio supplied to it, thus determining the charges to be paid. If the communication data collection or the entire accounting system of a contracting party fail so that proper invoicing cannot be effected, the invoicing for the period of failure is effected - as far as possible - by the other contracting party on the basis of its accounting system. The costs incurred are to be adequately refunded by the contracting party whose accounting system has failed. If it is not possible to take over invoicing, or if the determined cost is doubted, the procedure agreed upon in ANNEX F - ACCOUNTING will be applied barring legal actions.

                     Interconnection Contract with FirstMark
                                  Confidential

17.3   INVOICING OF CHARGES

17.3.1 EURO CLAUSE

The contracting parties agree that the business relation based on this interconnection contract is handled on the basis of EURO starting from April 1, 2000.

17.3.2 TIME OF ACCOUNTING

The contracting parties invoice in written the charges agreed upon in ENCLOSURE D - PRICE as follows:

a) Charges for the interconnection services according to Items 12 and 15 are subsequently invoiced at the latest until the 15th day of the accounting period following the supply of performances.

b) Charges for permanent assignments according to Item 5 are invoiced at the beginning of the accounting period.

c) Charges for non-recurring performances according to Items 5 and 7 are invoiced upon acceptance if a formal acceptance procedure has been agreed upon, and otherwise upon the supply of performance.

Charges that cannot be handled in time for a defined accounting period will be invoiced immediately after the statement of facts, if possible included in the invoice of the following month.

The invoices must show the required value-added tax separately.

In order to facilitate auditing, the respective accounting periods, the date fixed for accounting, the format of invoices as well as the accounting times are agreed upon between the contracting parties. The selected procedures and the respective invoice addresses are to be taken from ANNEX F - ACCOUNTING.

17.4  DUE DATE

The charges demanded by the contracting parties will be due 30 days after receipt of invoice. The invoiced amount is to be remitted to an account indicated in the invoice.

                     Interconnection Contract with FirstMark
                                  Confidential

17.5  DEFAULT OF PAYMENT

If an invoiced amount has not been fully settled at the latest after the expiry of the term of payment without having raised objections according to the following Item 17.6, default starts upon receiving the first written reminder.

If one of the contracting parties defaults in payment, the following compensation is calculated:

- interest payable on default amounting to 4 % over the basic interest rate of the European Central Bank valid for the default period (ss.1 Discount Rate Transition Act);

-     for each reminder after default has started to the amount of 5.- DM.

If a contracting party defaults in paying a considerable part of the due undisputed charges (more than 30 % of the charges for the respective accounting period), the other contracting party can refuse all performances laid down in this interconnection contract, especially the blocking of connections. The intended blocking is to be notified 14 days in advance.

The contracting parties reserve the right of raising further legal claims because of default of payment.

17.6  OBJECTIONS

Objections against the invoiced charges are to be raised in written and sent to the office indicated in ANNEX F - ACCOUNTING within three months after receipt of invoice provided that the fact which this objection is based on has become known within the above-mentioned period. After one year has elapsed since receipt of invoice, objections cannot be raised any more.

Objections against the invoiced charges only entitle the raising party to postpone or refuse payment when the facts prove that obvious mistakes have been made.

If one contracting party doubts the correctness of the charges invoiced for performances of the services portfolio, the controversial part of the claim will be settled according to what is fixed in ANNEX F - ACCOUNTING barring legal actions.

                     Interconnection Contract with FirstMark
                                  Confidential

17.7  STATUTE OF LIMITATIONS

The mutual pecuniary claims of the contracting parties become barred by the statute of limitations after two years. The calculation of limitation starts at the end of the calendar year in which the claim was raised.

17.8  SETOFF / LIEN

Any setoff is only admissible for undisputed and legal claims.

A lien can only be enforced on the basis of counterclaims arising from this interconnection contract with an announcement term of 30 days to be kept.

18.   LODGING OF SECURITIES

Telekom is entitled to condition the provision and assignment of ICAs according to Item 8 on the lodging of securities to an adequate amount.

The securities are to be lodged by a declaration of guarantee issued by a credit institution licenced in the European economic area or by depositing money. Securities are not required when the monthly payments for settling the charges according to Item 13 during the last six months exceed the amount to be secured and FirstMark has fulfilled its liability to pay within this period at a proper time. Telekom will return the securities immediately after the performance to be secured has been accomplished.

Details regarding the type and amount of securities are regulated in ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART VI
   PROOF OF RELIABILITY, CAPABILITY, AND PROFESSIONAL COMPETENCE / ACTIVITIES
    TO MEET BASIC REQUIREMENTS, BREAK OF INTERCONNECTION, PRINCIPLE OF SYSTEM
           INDEPENDENCE / RESERVATION OF THE RIGHT TO MODIFY SERVICES

19 PROOF OF RELIABILITY, CAPABILITY, AND PROFESSIONAL COMPETENCE / ACTIVITIES TO MEET BASIC REQUIREMENTS

The Partners shall prove their reliability, capability and professional competence required in ss. 35, subs. 3 Telecommunications Act (TKG), submitting a license of Class 4 (ss. 6, subs. 2, clause 2 TKG).

The Partners shall take any measures that are necessary to meet the basic requirements - safety of network operation, maintenance of network integrity, interoperability of services and data privacy - to implement open network access to the purposes of Article 3, para. 2, Directive 90/387 EEC of the Council, dd. June 28, 1990 and Article 10, Directive 97/33/EC of the European Parliament and the Council, dd. June 30, 1997.
To guarantee these preconditions the Partners shall perform interoperability tests. Unrestricted effective operation shall not be started before these tests have been successfully conducted. The test methods are specified in detail in ANNEX C - TEST.
For the purpose of maintaining network integrity the Partners undertake to comply with the requirements of network operation in accordance with Part 1 of ENCLOSURE C - SERVICE PORTFOLIO.

20    BREAK OF INTERCONNECTION

The Partners shall have the right to temporarily suspend their services without giving rise to any contractual sanctions, especially to disconnect connections in their telephone network or to limit the duration thereof, in the event that such measures are necessary due to public safety requirements or the performance of operationally necessary works or to avoid disturbances in their networks, and cannot be avoided by other reasonable measures. Details are outlined in ANNEX D
- OPERATION. The Partners shall also be entitled to suspend their telecommunication services in the event that the measures to meet the basic requirements under the above Article 19 are not taken. The Partners shall without undue delay repair any interruption, operating failures, or other technical defects; details are specified in ANNEX D - OPERATION.

                     Interconnection Contract with FirstMark
                                  Confidential

In events of force majeur the affected Partner shall be exempted from its contractual obligations (e.g. the compliance with times of provision, fault clearance, availabilities) as long as such event occurs and for an additional period of time necessary to recover operability. The Partner which is affected by a force majeur event shall forthwith notify the other Partner thereof, and shall resume the implementation of this Interconnection Agreement immediately after the end of the said grace period.

21    PRINCIPLE OF SYSTEM INDEPENDENCE / RESERVATION OF THE RIGHT TO MODIFY
      SERVICES

The Partners shall be principally free in the design (e.g. for purposes of optimizing or innovation) of their telecommunication networks (principle of system independence).

In the event of legal or statutory requirements both Partners hereto shall be obliged to modify their telecommunication networks accordingly.

Furthermore, the Partners shall have the right to modify their telecommunication networks and to perform the respective modification of the agreed services with respect to technological progress, international agreements and recommendations, and dispositive legal and statutory standards. In the event that so caused changes in a Partner's telecommunication network may affect or alter the specifications of the agreed services, such Partner shall not be allowed to modify its telecommunication network unless it has obtained the other Partner's prior consent in writing. The other Partner shall not be allowed to refuse its consent if the respective modification is reasonable, if necessary in connection with an appropriate compensation, and the material scope of the obligation to render services is not affected.

Such changes in the telecommunication network shall not impose additional performance duties, especially obligations to pay, on the other Partner unless such other Partner has explicitly consented in writing to such duties in advance.

                     Interconnection Contract with FirstMark
                                  Confidential

                                    PART VII
  LIABILITY, INTELLECTUAL PROPERTY, INFORMATION PROCEDURES / TERMINATION OF THE
   INTERCONNECTION AGREEMENT / RENEGOTIATION OF THE INTERCONNECTION AGREEMENT

22    LIABILITY AND DAMAGES

The Partners' liability shall be governed by applicable law - unless otherwise stipulated below - subject to the provision that the Partners shall be mutually liable for compensation of negligently caused financial losses that occur with terminal clients of the other Partner in an amount not exceeding DM 25,000 per every affected terminal client in accordance with ss. 7, subs. 2, Telecommunications Customer Protection Regulation (TKV97). The maximum aggregate sum of all claims for damages shall be in this case, in accordance with ss. 7, subs. 2 TKV97, DM 20 million for each damage causing event. If the aggregate sum of the individual damages exceeds the said maximum level, compensation shall be reduced in the ratio of the sum of all claims for damages to the maximum limit.

In the events of delayed provision and fault clearance of ICAs stipulated in ENCLOSURE E - QUALITY Telekom shall pay a lump sum compensation (contractual penalty) in accordance with ENCLOSURE D- PRICE. With the exception of willful or gross negligent behavior of legal representatives or senior executives of Telekom any further FirstMark claims for compensation shall be ruled out subject to imperative provisions of the law.

Liability under the provisions of the Product Liability Act
(Produkthaftungsgesetz) shall remain unaffected.

Personal liability of the Partners' legal representatives and personnel shall be excluded, unless the relevant damage was caused willfully.

23    INTELLECTUAL PROPERTY

Unless explicitly otherwise stipulated in this Interconnection Agreement, all trade and service marks, inventions, patents, copyrights, utility models, design patents, and all the other intellectual property and any other right in intellectual property (,,the Intellectual Property") shall remain the property of that person who made them or owns them, unless such intellectual property is explicitly assigned in writing. This Interconnection Agreement does not imply any assignment of any rights or licenses in the intellectual property of any of the Partners or third parties to the other Partner nor should it be construed to this effect.

                     Interconnection Contract with FirstMark
                                  Confidential

24 INFORMATION PROCEDURE / TERMINATION OF THE INTERCONNECTION AGREEMENT / RENEGOTIATION OF THE INTERCONNECTION AGREEMENT

24.1  INFORMATION PROCEDURE

The contracting Partners notify each other on a regular basis of incidents and circumstances that are relevant to the implementation of this Interconnection Agreement in compliance with the applicable legal outline conditions. In the event that any of the Partners is subject to special legal or statutory obligations to inform such Partner shall give the information in accordance with such regulations. In ANNEX H - CONTACT PERSONS the Partners hereto nominate the contact persons for their cooperation in the course of the implementation of this Interconnection Agreement.

24.2  DUE NOTICE OF TERMINATION

Any Partner shall be entitled to terminate in writing this Interconnection Agreement at any time upon six months notice with effect at the end of the respective year.

Any Partner shall be entitled to terminate this Interconnection Agreement upon six months notice if

- either the license or any other authorization upon which the Partner operates its system is modified or substituted in a way which is material to the purposes of this Interconnection Agreement; or

- a material change in the statutory outline conditions occurs, particularly by virtue of essential modification of the regulating provisions or any altered construction of the regulating provisions by binding court rulings or decisions of the Regulation Authority for Telecommunications and Post (RegTP);

- a change in the market dominating position of any of the two Partners with respect to the services agreed by the Partners or parts thereof occurs.

Upon the request of any of the two Partners the Partners start negotiations on the modification or renegotiation of the Interconnection Agreement which shall be intended to become effective immediately after the effect of termination. In this case, the Partners, through their nominated contact persons, shall start negotiations within one month from the date of the reception of a notice of termination. Otherwise any Partner may have recourse to the Regulation Authority for Telecommunications and Post or go to law.

                     Interconnection Contract with FirstMark
                                  Confidential

Negotiations shall be finished not later than two months from the date of the reception of a notice of termination. In the event that the contact persons nominated by the Partners fail to reach an agreement within the said time limit, the contact persons shall forthwith involve the level of the managing directors or board members. On this level, the Partners shall make every effort to reach amicable settlement within one further month. In the event that also on this level no agreement is reached, any Partner may have recourse to the Regulation Authority for Telecommunications and Post or go to law.

24.3  EXCEPTIONAL NOTICE OF TERMINATION

Both Partners shall have the right to terminate this Agreement exceptionally/without notice for serious reasons in accordance with ss. 626 Civil Code (Burgerliches Gesetzbuch). Any Partner may terminate without notice in writing and with immediate effect this Interconnection Agreement if the conditions that require a ban in accordance with Article 17.5 have been existent for two months in succession.

24.4  RENEGOTIATION OF THE INTERCONNECTION AGREEMENT

Any Partner may demand the renegotiation or modification of this Interconnection Agreement at any time in the event of

- a material change in the statutory outline conditions, particularly by virtue of essential change in the regulating provisions or any altered construction of the regulating provisions by binding court rulings or decisions of the Regulation Authority for Telecommunications and Post;

- a change in the market dominating position of any of the two Partners with respect to the services agreed by the Partners or parts thereof.

Upon the request of any of the two Partners the Partners shall start negotiations on this issue within one month from the date of the reception of a request for renegotiation.

                     Interconnection Contract with FirstMark
                                  Confidential

                                    PART VIII
                                  FINAL CLAUSES

25    ASSIGNABILITY OF RIGHTS

Any assignment of rights and duties under this Interconnection Agreement to third Partners shall require the previous consent of the other Partner which consent shall be delayed or refused on serious grounds only.

26    APPLICABLE LAW / LEGAL DISPUTES / PLACE OF JURISDICTION

This Interconnection Agreement shall be exclusively governed by the law of the Federal Republic of Germany.

Partners shall take any effort to first settle any disputes, if any, that may result from this Interconnection Agreement by means of direct negotiation.

The place of jurisdiction for any legal disputes that may result from this Interconnection Agreement shall be Cologne.

27    CONFIDENTIALITY CLAUSE

Partners undertake to keep confidential all and any ,,secret" knowledge and information which they obtain or have obtained in the course of the preparation of this Agreement or during the implementation thereof and not to disclose such information to outsiders. Any information that is explicitly marked secret or whose secrecy is evident from its content or other circumstances shall be deemed secret.

On particular, the Partners undertake to keep secret all secret information that is submitted to them. They shall not disclose such information to third parties subject to the provisions below, and they shall use such information exclusively in the framework of the above described cooperation.

                     Interconnection Contract with FirstMark
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Obligation to confidentiality shall not apply to information

- that has already been known at the time of its provision without an obligation to confidentiality, or

- that has already been published at the above mentioned time or is published by a third party in a later stage which publication does not result from any illegal action of the Partner who has received such information or a breach of contract by such Partner, or

- that has been legally received by a third Partner without obligation to confidentiality, or

- that have been explicitly declassified by a written statement of the two Partners, or

-     that have to be disclosed by virtue of statutory reporting requirements.

Partners shall take any precautions that are required for securing confidentiality. They shall especially pass secret information only to those employees who need to know such information for their activities in the course of the above described cooperation. Beyond that type of persons secret information may be disclosed to individuals from associated companies to the purposes of ss. 15 Corporation Law (AktG) who are in charge of decision making in the framework of this cooperation. These persons shall be obliged to keep such information secret.

In the event that it becomes necessary in the course of the cooperation between the Partners to involve third parties (e.g. suppliers, consultants) and to pass secret information to such persons, the other Partner shall be notified thereof in writing prior to such passing of information. Then, written agreements shall be concluded with such third party to secure compliance with the provisions of this Interconnection Agreement.

On request, any secret documents, including any duplicates thereof, shall be handed out. In this respect right of retention cannot be enforced. This does not apply to documents which are required by the other Partner for the implementation of this Agreement or the winding up of the contractual relations.

Partners shall specify in ENCLOSURE G - PUBLICATION those components of the Interconnection Agreement which the Regulation Authority for Telecommunications and Post may release for inspection by other users in accordance with ss. 6, subs. 4 NZV without disclosing any business or operating secrets.

Duty to confidentiality shall remain effective for a period of another two years after the termination of this Interconnection Agreement.

Any announcement to the effect that this Interconnection Agreement has been reached and any details in this respect vis-a-vis the general public shall be given only with the consent of the two Partners.

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28    SUBMISSION TO THE REGULATION AUTHORITY FOR TELECOMMUNICATIONS AND POST

Telekom shall submit to the Regulation Authority for Telecommunications and Post this Interconnection Agreement immediately after it has been concluded, considering the above Article 27.

The provisions of this Interconnection Agreement shall apply subject to the rights to approve and reject of the Regulation Authority for Telecommunications and Post.

29    APPROVAL OF PRICES / REPAYMENT

The prices that are agreed upon in this Interconnection Agreement are partly stated herein on the basis of regulation related decisions. The amounts of such prices and the duty to obtain approval are subject matter of action brought before the administrative court by Telekom against decisions of the Regulation Authority for Telecommunications and Post. The prices agreed upon in this Interconnection Agreement are therefore subject to judicial review.

In the event that a court finally rules the approval or fixing of approval requiring prices that differ from the prices that have been previously approved, instructed or quoted in the basic offer in accordance with ss. 6, subs. 5 NZV, such finally approved or fixed prices within the scope of the court ruling shall be deemed agreed upon. As long as no final court order has been announced the temporarily approved, approved, ordered or in the basic offer in accordance with ss. 6, subs. 5 NZV quoted prices shall be invoiced.

In the event that a court finally rules that prices do not require approval the temporarily approved, approved, ordered or in the basic offer in accordance with ss. 6, subs. 5 NZV quoted prices shall be deemed agreed upon for a further period of 3 months from the date of such court order.

Any Partner shall be entitled to demand, within a 3 months period from the date of such court order, the renegotiation of the prices that apply after the date of the final court order. In the event that the Partners fail to reach an agreement within the said period of time the Partner who provides the respective service may determine the price to its reasonable discretion. In the event that none of the Partners demands renegotiation of prices within the above mentioned period of time the temporarily approved, approved, ordered or in the basic offer in accordance with ss. 6, subs. 5 NZV quoted prices shall continue to be deemed agreed upon.

Liability of Telekom shall apply to all services whose prices require approval, beginning with the date of the granting of a temporary or final approval and for the time of the effect thereof.

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30    COLLATERAL AGREEMENTS, WRITTEN FORM

There are no oral collateral agreements. Any amendments and supplements to this Interconnection Agreement - including any Enclosures and Annexes to this Interconnection Agreement - shall not become effective unless both Partners have given their consent in writing.

The Interconnection Agreement to the purposes of the above mentioned provisions shall consist of the main part and all Enclosures and Annexes as amended plus any additional agreements, if any, and the enclosures and annexes thereto as amended unless the context apparently otherwise requires. Unless explicitly otherwise agreed or directly required by any duplication of enclosures and annexes, if any, in the interrelation between the Partners the Enclosures and Annexes shall apply on a mutual basis even though they are unilaterally worded. The implementation variants specified in ENCLOSURE B - INTERCONNECTION JUNCTION and ANNEX E - COLLOCATION shall not be subject to this provision.

31    SALVATORY CLAUSE

In the event that any provisions in this Interconnection Agreement are entirely or partly ineffective the Interconnection Agreement in general shall continue to be effective. Ineffective provisions shall be re-interpreted in a way which enables the implementation of the economic purposes of this Interconnection Agreement to the most possible extent. The above provision shall apply accordingly to any gap in regulations that is not intended by the Partners.

32    COPIES

This Interconnection Agreement shall be prepared in two original copies. Each Partner shall receive one copy.

33    EFFECTIVE DATE

This Interconnection Agreement shall become effective on the day of the undersigning thereof by the two Partners.

Place: Berlin                                       Place: Potsdam
Date: 2000/03/29                                    Date: 00/03/30


/s/                                                 /s/
-------------------------                           --------------------------
FirstMark Communications                            Deutsche Telekom AG
Deutschland GmbH

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                         LIST OF ENCLOSURES AND ANNEXES

Annexes associated with the main part of the interconnection contract

Annex A              Technical parameters and descriptions
Annex B              Order / provision
Annex C              Test
Annex D              Operation
Annex E              Collocation
Annex F              Accounting
Annex G              Mutual performance relations
Annex H              Contact persons


Enclosures associated with the main part of the interconnection contract

Enclosure A          Definitions
Enclosure B          Interconnection junction
Enclosure C          Service portfolio
Enclosure D          Price
Enclosure E          Quality
Enclosure F          Locations of interconnection
Enclosure G          Publication

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                                     ANNEX A

                      TECHNICAL PARAMETERS AND DESCRIPTIONS

Note regarding the changes contained:

Chapters 2.5 and 2.6: abridgement to those regulations that are necessary for the network interworking

Chapter 4: updating regarding the transition to version 3.0.0 of the specification of interfaces,,Signalling in the ZZN7"

Chapters 5 and 6: added

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                                LIST OF CONTENTS

1             TRANSMISSION INTERFACES                                         4

1.1           LITERATURE                                                      4
1.2           BIT RATE                                                        7
1.3           STRUCTURE                                                       7
1.4           ELECTRICAL PROPERTIES                                           8
      1.4.1   OUTPUT                                                          8
      1.4.2   INPUT                                                           11
1.5           SAFETY                                                          13
      1.5.1   GENERAL                                                         13
      1.5.2   CONTACT CURRENT                                                 13
1.6           INTERFERING VOLTAGE INFLUENCE                                   13
      1.6.1   LONGITUDINAL VOLTAGE LEAD TO EARTH                              14
      1.6.2   CROSS VOLTAGE LEAD TO LEAD                                      14
      1.6.3   CHECK OF LONGITUDINAL VOLTAGE AT THE 230 V INTERFACE            14
      1.6.4   CHECK OF CROSS VOLTAGE AT THE 230 V INTERFACE                   14
      1.6.5   PULSE TRANSFER FROM THE 230 V NETWORK (LONGITUDINAL VOLTAGE)    14
      1.6.6   PULSE TRANSFER FROM THE 230 V NETWORK (CROSS VOLTAGE)           14
      1.6.7   CONVERSION FROM LONGITUDINAL TO CROSS VOLTAGE                   14
1.7           ELECTROMAGNETIC COMPATIBILITY                                   15
1.8           CLIMATE CONDITIONS                                              15
1.9           MEASURING AND TESTING METHODS                                   16
      1.9.1   GENERAL                                                         16
      1.9.2   JITTER AND WANDER                                               17
      1.9.3   CHECKING THE NETWORK TERMINATION                                18
1.10          DEFINITION OF THE HDB3 CODE                                     27
      1.10.1  GENERAL                                                         27
      1.10.2  DEFINITIONS                                                     28
1.11          FRAME STRUCTURE                                                 28
      1.11.1  FRAME LENGTH                                                    28
      1.11.2  ALLOCATION OF BITS 1 TO 8                                       28
      1.11.3  DESCRIPTION OF THE CRC-4 METHOD                                 29
1.12          LOSS OF FRAME ALIGNMENT                                         31
      1.12.1  DEFINITIONS                                                     31

2             TRANSMISSION PLAN                                               32

2.1           GENERAL                                                         32
2.2           RESPONSIBILITY                                                  32
2.3           QUALITY-DECISIVE PARAMETERS                                     32
      2.3.1   LOUDNESS RATING (LR)                                            33
      2.3.2   LOUDNESS RATINGS AT THE TRANSITION TO OTHER NETWORKS            33
                (E.G. D1, D2, E-PLUS, ...)
      2.3.3   DELAY TIME                                                      34
      2.3.4   TALKER ECHO LOUDNESS RATING (TELR)                              34
      2.3.5   STABILITY                                                       34
      2.3.6   QUANTIZATION DISTORTIONS                                        35
      2.3.7   CODING PROCEDURES                                               35
      2.3.8   ATTENUATION DISTORTIONS                                         35
      2.3.9   GROUP DELAY DISTORTIONS                                         35
      2.3.10  NOISES (BASIC NOISE, IMPULSIVE NOISE)                           35

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      2.3.11  SIDETONE                                                        35
      2.3.12  BIT ERRORS                                                      36
      2.3.13  CROSSTALK                                                       36
2.4           CLOCK (NETWORK SYNCHRONIZATION STRATEGY)                        36
2.5           TRANSMISSION LEVEL                                              36

3             INSTALLATION                                                    37

3.1           TERMINATION EQUIPMENT                                           37
      3.1.1   NETWORK TERMINATION (NT)                                        37
      3.1.2   DS2 DISTRIBUTOR                                                 37
      3.1.3   INFRASTRUCTURE (SWITCHGEARS, SWITCHING EQUIPMENT)               39
3.2           INTERCONNECTION JUNCTION (,,CUSTOMER SITED" DESIGN)             39
      3.2.1   POSSIBLE INSTALLATION VARIANTS                                  41
3.3           INTERCONNECTION JUNCTION (,,PHYSICAL CO-LOCATION" DESIGN)       43
      3.3.1   POSSIBLE INSTALLATION VARIANTS                                  43

4             SIGNALLING / PROTOCOLS                                          45

4.1           SIGNALLING SYSTEM NO. 7                                         45
      4.1.1   ISUP SIGNALLING VERSION                                         46
      4.1.2   TRANSIT                                                         46
      4.1.3   SUPPLEMENTARY SERVICES                                          46
      4.1.4   HOW TO TREAT NEW MESSAGES AND PARAMETERS                        46
      4.1.5   PROCEDURE FOR PROVISION OF THE CODED DIAL NUMBERS               46
4.2           SIGNALLING INTERMEDIATE NETWORK                                 47
      4.2.1   GENERAL                                                         47
      4.2.2   NETWORK DESIGN                                                  48
      4.2.3   DIMENSIONING                                                    50
      4.2.4   MTP ROUTING                                                     52
      4.2.5   SCCP ROUTING                                                    53

5             REALIZATION OF THE SPECIFICATION,,CARRIER SELECTION"            54

6             REALIZATION OF THE SPECIFICATION,,FEE INFORMATION FOR THE END   54
                CUSTOMER BEYOND NETWORK LIMITS (AOC)"

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1. TRANSMISSION INTERFACES

1.1 LITERATURE

[1] ITU-T Recommendation G.111 (1996): "General Recommendations on the transmission quality for an entire international telephone connection"
      - Loudness ratings (LRS) in an international connection -

[2] ITU-T Recommendation G.113 (1996): "General characteristics of international telephone connections and international circuits"
      - Transmission impairments -

[3] ITU-T Recommendation G.114 (1996): "General characteristics of international telephone connections and international circuits"
      - Transmission impairments -

[4] ITU-T Recommendation G.115 (1996): "General characteristics of international telephone connections and international circuits"
      - Mean active speech level for announcements and speech synthesis systems
      -

[5] ITU-T Recommendation G.121 (1996): "General characteristics of international systems forming part of international connections"
      - Loudness ratings (LRs) of national system -

[6] ITU-T Recommendation G.122 (1996): "General characteristics of international systems forming part of international connections"
      - Influence of national systems on stability and talker echo in international connections -

[7]   ITU-T Recommendation G.131 (1996): "Control of talker echo"

[8] ITU-T Recommendation G.165 (1996): "General characteristics of international telephone connections and international circuits"
      - Echo cancellers -

[9] ITU-T Recommendation G.703 (1988): "Physical/electrical characteristics of hierarchical digital interfaces"

[10] ITU-T Recommendation G.704 (1988): "Synchronous frame structures used at primary and secondary hierarchical levels"

[11] ITU-T Recommendation G.706 (1991): "General aspects of digital transmission systems; terminal equipments" - Frame alignment and cyclic redundancy check (CRC) procedures relating to basic frame structures defined in recommendation G.704 -

[12] ITU-T Recommendation G.711 (1988): "General aspects of digital transmission systems; terminal equipments"
      - Pulse code modulation (PCM) of voice frequencies -

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[13] ITU-T Recommendation G.713 (1996): "General aspects of digital transmission systems; terminal equipments"
      - Performance characteristics of PCM channels between 2-wire interfaces at voice frequencies -

[14] ITU-T Recommendation G.811 (1996): "Timing characteristics of primary reference clocks"

[15] ITU-T Recommendation G.812 (1996): "Timing requirements of slave clocks suitable for use as node clocks in synchronization networks"

[16] ITU-T Recommendation G.822 (1988): "Controlled slip rate objectives on an international digital connection"

[17] ITU-T Recommendation G.823 (1993): "The control of jitter and wander within digital networks which are based on the 2048 kbit/s hierarchy"

[18] ITU-T Recommendation G.826 (1992): "Error performance parameters and objectives for international constant bit rate path at or above primary rate"

[19] ITU-T Recommendation I.140 (1988): "Attribute technique for the characterization of telecommunication services supported by an ISDN and network capabilities of an ISDN"

[20] ITU-T Recommendation O.151 (1988): "Error performance measuring for digital systems at the primary bit rate and above"

[21] EN 60 950 (1988): "Safety of information technology equipment including electrical business equipment"

[22] ETSI ETR 300 004 (1990): "Overall transmission plan aspects of a private branch network for voice connections with access to the public network"

[23] ETS 300 011: "Integrated Services Digital Network (ISDN); Primary rate user-network interface Layer 1 specification an test principles"

[24] ETS 300 019-1-3: "Environmetal conditions and environmental tests for telecommunications equipment, Part 1 - 3: classification of environmental conditions - Stationary use at weather-protected locations"

[25] ETS 300 046 (1992): "Integrated Services Digital Network (ISDN); primary rate access safety and protection"

[26] ETS 300 166 (1992): "Transmission and multiplexing physical/electrical characteristics of hierarchical digital interfaces for equipment using the 2048 kbit-based plesiochronous digital hierarchies DE/TM-3002"

[27] ETS 300 167 (1993): "Tansmission and multiplexing [TM]; Functional characteristics of 2048 kbit/s Interfaces"

[28] 89/336/EEC: "Directive of the Council dated May 3, 1989 for the adaptation of the member nations' legal provisions about electromagnetic compatibility"

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[29] DIN VDE 0878, Part 1: "Radio interference suppression of telecommunication engineering systems and devices: Part 1 General provisions"

[30] BAPT 212 TV 4: "Electromagnetic compatibility of telecommunication engineering facilities"

[31] DIN IEC 721: "Classification of environmental classes - classes of factors: Stationary application, weather-sheltered"

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1.2 BIT RATE

Feature: A bit rate of 2048 kbit/s is achieved with the ICAs (interconnection junction).

Note: The bit rate tolerance depends on the accuracy of the clock at the network output, provided that the terminal equipment is synchronized with the network clock.

1.3 STRUCTURE

Feature: The digital signals of 2048 kbit/s have a basic frame structure according to the ITU-T recommendation G.704, Section 2.3 [10]. One frame consists of 256 bit with the numbers 1 to 256. 16 frames each having the numbers 0 to 15 are united to one multiframe with 8 frames each forming one sub-multiframe. The bits 1 to 8 of each frame form a service channel in which a frame alignment word and a service word is alternately transferred. A CRC-4-signal is transferred in each sub-multiframe (please refer to section 1.11.3.4). The interface does not have any possibility of power supply for the facility connected.

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1.4 ELECTRICAL PROPERTIES

1.4.1 OUTPUT

1.4.1.1 Maximum jitter/wander at the network output

Feature: The jitter/wander at the network output does not exceed the limits for the maximum output jitter described in table 1 according to ITU-T recommendation
G.823 [17].

--------------------------------------------------------------------------------
       Bandwidth of the measuring filter                  Jitter at output
--------------------------------------------------------------------------------
lower cutoff frequency   upper cutoff frequency       output jitter (peak-peak)
     (high pass)               (low pass)
--------------------------------------------------------------------------------
        20 Hz                   100 kHz                        1.1 UI
--------------------------------------------------------------------------------
        18 kHz                  100 kHz                        0.2 UI
--------------------------------------------------------------------------------

                    Table 1: Maximum jitter at network output

1.4.1.2 Signal coding

Feature: The digital signal sent from the output is HDB3 coded according to the ITU-T recommendation G.703 [9] (please refer to section 1.10) with a frame structure according to ITU-T recommendation G.704 [10] (please refer to section 1.11).

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1.4.1.3 Pulse form

Feature: The output pulse meets the features indicated in table 2 and figure 1 that are taken from the ITU-T recommendation G.703 [9].

--------------------------------------------------------------------------------
pulse form (nominal rectangular)             All pulse data must  correspond  to
                                             the mask (figure 1), irrespective
                                             of polarity
--------------------------------------------------------------------------------
pair(s) in each direction                    1 symmetrical pair
--------------------------------------------------------------------------------
terminal resistance                          120 (ohms), true
--------------------------------------------------------------------------------
nominal amplitude of each pulse              3 V
--------------------------------------------------------------------------------
peak voltage of a pulse separation           0 + 0.3 V
--------------------------------------------------------------------------------
nominal pulse duration                       244 ns
--------------------------------------------------------------------------------
amplitude ratio of positive and negative     0.95 up to 1.05
pulses in the middle of the pulse interval
--------------------------------------------------------------------------------
duration ratio of positive and negative      0.95 up to 1.05
pulses in  the nominal amplitude half
--------------------------------------------------------------------------------

                       Table 2: Signal form at the output

                  Figure 1: Pulse mask for a 2048 kbit/s pulse

Nominalimpuls = nominal pulse

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1.4.1.4 Clock accuracy of the output signal

a. Normal operation

Feature: In normal operation, the output signal is in synchronization with the clock of the telephone network (long-term tolerance less than/= 10^-11 according to ITU-T recommendation G.811 [14]; short-term tolerance less than/= 10^-9 according to ITU-T recommendation G.812 [15]).

b. Failure

Feature: If there is an AIS (alarm indication signal) at the network output, the clock accuracy is +/- 50 ppm.

Note: In case of an ICAs failure, an AIS (alarm indication signal) is sent in the telephone network into the interfered direction by that device which detects the failure. In case of a bit error frequency of greater than/= 10^-3, operation of the ICAs can automatically be terminated and AIS can be sent.

1.4.1.5 Synchronization

The clock information derived from the output signal are primary suitable for synchronization of the transmission direction of the FirstMark facility (clock loop). Usually, they are not suitable for synchronization of the FirstMark network (please refer to section 2.4).

The network of FirstMark shall be operated plesiochronous to the telephone network of the Telekom. Both networks shall meet the clock accuracy according to ITU-T reocmmendation G.811 [14].

1.4.1.6 Earth impedance

Feature: At a sinusoidal testing voltage of U(eff) = 2 V and f = 10 Hz up to 1 MHz, the earth impedance of the output is >/= 1000 (ohms).

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1.4.1.7 Reflection loss at the output

Feature: The reflection loss against an impedance of 120 (ohms) is greater than the values indicated in table 3 which have been taken from the prETS 300 166 [26].

--------------------------------------------------------------------------------
Frequency range in kHz                                Reflection loss in dB
--------------------------------------------------------------------------------
       51 to 102                                                 6
--------------------------------------------------------------------------------
    102 to 3,072                                                 8
--------------------------------------------------------------------------------

                 Table 3: Minimum reflection loss at the output

1.4.1.8 Unbalance of output signal

Within the scope of the present Interconnection Contract no requirements are made regarding an output signal unbalance.

Note: Effects of the output signal unbalance come under the provision for electromagnetic compatibility [28].

1.4.2 INPUT

1.4.2.1 Jitter / wander compatibility at the network input

Feature: The ICAs works as described, if the input signal is phase-modulated with a filtered noise signal according to table 4.

--------------------------------------------------------------------------------
       Bandwidth of the measuring filter                  Jitter at output
--------------------------------------------------------------------------------
lower cutoff frequency   upper cutoff frequency       input jitter (peak-peak)
     (high pass)               (low pass)
--------------------------------------------------------------------------------
        40 Hz                    100 kHz                      0.11 UI
--------------------------------------------------------------------------------

                   Table 1: Jitter tolerance at network input

1.4.2.2 Signal coding

Feature: At the input, HDB3 coded signals (according to ITU-T recommendation
G.703 [9] in section 1.10) with a frame structure (please see section 1.11) are received error-free.

1.4.2.3 Reflection loss at the input

Feature: The reflection loss against an impedance of 120 (ohms) at the interface is greater than the values indicated in table 5 which have been taken from the ITU-T recommendation G.703, section 6.3.3 [9].

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--------------------------------------------------------------------------------
Frequency range in kHz                                Reflection loss in dB
--------------------------------------------------------------------------------
        51 to 102                                               12
--------------------------------------------------------------------------------
     102 to 2,048                                               18
--------------------------------------------------------------------------------
   2,048 to 3,072                                               14
--------------------------------------------------------------------------------

                  Table 5: Minimum reflection loss at the input

1.4.2.4 Sensitivity of receiver

Feature: An input signal with a bit rate of 2048 kbit/s which corresponds to the sections 1.4.1.2 and 1.4.1.3 and which has been changed by the characteristics of the installation cable, will be detected correctly, if the cable has the following characteristics:

a) Attenuation according to the (square root)f-rule with a value from 0 to 6 dB at 1024 kHz,

b) wave resistance of 120 (ohms) with a tolerance of +/- 20 % in the frequency range between 200 kHz and 1 MHz as well as +/- 10 % at 1 MHz.

1.4.2.5 Indifference to reflections

To ensure a sufficient indifference to signal reflections that might occur at the interface as a result of mismatchings, the inputs are in conformity with the following features taken from the ITU-T recommendation G.703, section 6.3.4 [9].

Features: A useful signal coded in HDB3 (pulse form as in figure 1) is superimposed by an interfering signal; that interfering signal has the same pulse form as the useful signal and its bit rate is within the stipulated limits. However, the interfering signal is not synchronous with the useful signal. Superimposition is effected in a way that there is a signal-to-noise ratio of 18 dB and that the useful signal is not attenuated. The nominal output resistance of the overlay network is 120 (ohms). The binary content of the interfering signal is in accordance with the ITU-T recommendation O.151 [20] (quasi random sequence 2^15-1).

1.4.2.6 Admissible longitudinal voltages

Feature: A useful signal superimposed by a longitudinal voltage (U(eff) = 2 V over a frequency range of 10 Hz to 30 MHz) will be received error-free.

1.4.2.7 Earth impedance

Feature: At a sinusoidal testing voltage of U(eff) = 2 V and f = 10 Hz up to 1 MHz, the earth impedance of the input is >/= 1000 (ohms).

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1.5 SAFETY

1.5.1 GENERAL

Feature: Under normal operating conditions, the accessible interface parts of the transmission route do meet the requirements of an SELV circuit according to EN 60 950 [21].

One of the two protective measures below are realized as a protection against interfering pulses:

a)    double or reinforced insulation according to EN 60 950, section 2.3.4
      [21],
b)    basic insulation plus protective screen according to EN 60 950, section
      2.3.5 [21].

Check: check is to be carried out according to EN 60 950, sections 2.3.4 and
2.3.5 [21].

1.5.2 CONTACT CURRENT

Feature: The contact current measured at the interface is less than/= 0.25 mA.

1.6 INTERFERING VOLTAGE INFLUENCE

Overvoltage protection is realized according to the processes described in ETS 300 046, Part 5 [25] and stated below. Here are the criteria A and B for the overvoltage protection checks according to sections 1.6.1 up to 1.6.7 based on the definitions of the ITU-T recommendations, K-series:

Criterion A: The network termination of the ICAs works within the limits determined for that system without:

             -     having to reset the error protection devices;
             -     having to make changes at the hardware components;
             - having to reload data, except those data that are described in the operating instructions as unprotected data,

             after the test.

Criterion B: The tests must not be a danger of fire to the network termination.

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1.6.1 LONGITUDINAL VOLTAGE LEAD TO EARTH

Feature: The network termination does correspond to criterion A after 10 pulses of form (1.2 (mu)s/50 (mu)s) with a maximum value of 1 kV at the interface of the transmission route.

1.6.2 CROSS VOLTAGE LEAD TO LEAD

Feature: The network termination does correspond to criterion A after 10 pulses of form (1.2 (mu)s/50 (mu)s) with a maximum value of 250 V on the interface of the transmission route.

1.6.3 CHECK OF LONGITUDINAL VOLTAGE AT THE 230 V INTERFACE

Feature: The 230 V interface of the network termination does meet criterion A after 10 pulses of form (10 (mu)s/700 (mu)s) with a maximum value of U(s) = 2.5 kV.

1.6.4 CHECK OF CROSS VOLTAGE AT THE 230 V INTERFACE

Feature: The 230 V interface of the network termination does meet criterion A after 10 pulses of form (10 (mu)s/700 (mu)s) with a maximum value of U(s) = 2.5 kV.

1.6.5 PULSE TRANSFER FROM THE 230 V NETWORK (LONGITUDINAL VOLTAGE)

Feature: There are less than 1 kV longitudinal voltage or 250 V cross voltage at the transmission route interface, if a pulse does exist at the 230 V interface of form (10 (mu)s/700 (mu)s) with a maximum value of U(s) = 2.5 kV as longitudinal voltage.

1.6.6 PULSE TRANSFER FROM THE 230 V NETWORK (CROSS VOLTAGE)

Feature: There are less than 1 kV longitudinal voltage or 250 V cross voltage at the transmission route interface, if a pulse does exist at the 230 V interface of form (10 (mu)s/700 (mu)s) with a maximum value of U(s) = 2.5 kV as cross voltage.

1.6.7 CONVERSION FROM LONGITUDINAL TO CROSS VOLTAGE

Feature: There are less than 250 V cross voltage at the transmission route interface, if a pulse does exist at the interface of form (1.2 (mu)s/50 (mu)s) with a maximum value of U(s) = 1 kV as longitudinal voltage - one of each polarity.

1.7 ELECTROMAGNETIC COMPATIBILITY

The EMC law provisions according to the regulations 89/336/EEC and 92/31/EEC are to be observed.

1.8               CLIMATE CONDITIONS

The network termination devices used are suitable to be operated in a climate according to ETS 300 019-1-3 [24], environmental class 3.1 (DIN IEC 721 [31]).

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1.9 MEASURING AND TESTING METHODS

1.9.1 GENERAL

In this section we will deal with the basics of how to test the features stated in the present technical description. The order corresponds to that of the description of features. The following tests cannot be carried out on ICAs that are ready for operation: 1.9.3.2 and 1.9.3.4.

This section describes the fundamental instructions for execution of such tests. Data of accuracy of the measuring instruments and measuring means are stated just for explanation and shall be regarded as reference values.

The measuring devices to be used must be devices or groups of devices that can create the required releasing signal (stimulus) and that are able to take/evaluate the received signal from the interface.

The proposed arrangements for measurements do not imply any specific design of the measuring devices or the use of special devices for conformity tests. The measurement arrangement must fulfill for each single check the conditions mentioned under ,,Connection/network termination, stimulus" and ,,Measurement/evaluation".

1.9.1.1 Device connection

The checks are carried out at the defined network termination. That's the point where the features are offered.

1.9.1.2 Test methods

One test can comprise more than one feature. The scope of each single check is defined under the heading ,,Purpose".

1.9.1.3 Sequence of checks

The check must be carried out in the sequence stated below, for technical reasons:

1. bit errors and slip
2. jitter and delay time
3. connection characteristics

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1.9.2 JITTER AND WANDER

Purpose: To check the jitter / wander compatibility at the network input and to measure the jitter at the network output.

Arrangement:   The measuring devices are connected at both ends of the
               transmission route. Each direction is checked separately (see figure 2).

                                Figure 2: Jitter

Me(beta)gerate =        measuring device
Verbindung =            connection
A = Ausgang =           O = output
E = Eingang =           I = input

Connection:    Available.

Stimulus:      Two signals synchronized to the network clock, jittered according to section 1.4.2.1. Both signals must fulfill the provisions under section 1.11. Their useful signal is a quasi random sequence (2(15)-1).

Measurem.:     a) outpout jitter at remote end.
               b) useful signal at remote end.

Results: a) The output jigger at the remote end shall correspond to description in section 1.4.1.1.

               b)There should not be any interference of the useful signal for at least one of ten measurements (of duration 10 s).

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1.9.3 CHECKING THE NETWORK TERMINATION

1.9.3.1 Additional information for execution of tests

Descriptions of the checks are derived from the ETS 300 011 [23]. Checks are carried out without interfering the network termination or the transmission route.

Note: Signal coding, sensitivity of receiver, indifference to reflections and admissible longitudinal voltages are checked by means of the CRC-4 method.

1.9.3.2 Signal coding at the network output

Purpose: To check the correct signal coding at the ICAs network output.

Arrangement:

               Figure 3: Checking the signal coding at the output

Netzabschlu(beta)=           network termination
Messgerat =                  measuring device
Uw im Netz der Telekom =     Uw (transmission route) in the Telekom network
A = Ausgang =                O = output
E = Eingang =                I = input

Termination:   Ready for operation.

Stimulus:      The transmission route sends a bit stream including the sequences
               "0000""any even number of binary ,,1""0000" and "0000""any odd number of binary ,,1"""0000" that must be coded in HDB3 (see notes 1 and 2).

Evaluation:    Output bit stream for a sufficiently long period, allowing the transfer of 100 of the above mentioned bit patterns, plus the latency time for the error detection mechanism.

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Results:       The HDB3 coding must be free from errors.

Note 1:        ,,0" = pulse separation and,,1" = pulse for the HDB3 coder.

Note 2: A quasi random sequence (e.g. 2^15-1) is acceptable, if the above mentioned bit patterns are included in the bit stream.

1.9.3.3 Pulse form at the network output

Purpose: To check the pulse form at the network output.

Arrangement:

                Figure 4: Measuring the pulse form at the output

Netzabschlu(beta)=           network termination
Messgerat =                  measuring device
Uw im Netz der Telekom =     Uw (transmission route) in the Telekom network
Abschlu(beta)widerstand =    terminating impedance
A = Ausgang =                O = output
E = Eingang =                I = input

Termination:   Ready for operation.

Stimulus:      Not defined.

Measurem.:     -     Pulses and pulse separations at the network output.
               -     Form and amplitude of positive and negative pulses.
               -     Amplitudes of the pulse separations.
               -     Amplitude in the middle of the half nominal amplitude of
                     positive and negative pulses.
               -     Pulse duration at the half nominal amplitude (1.5 V) of
                     positive and negative pulses.

Results: Positive and negative pulses are within the mask of figure 1, provided that the nominal amplitude (U = 3 V) does correspond to 100 %.

               The amplitude of a pulse separation is 0 V +/- 0.3 V.
               The ratio of the amplitudes of neighbouring positive and negative pulses is within a range of 0.95 to 1.05.
               The ratio of the pulse durations of neighbouring positive and negative pulses is within a range of 0.95 to 1.05.

1.9.3.4 Clock accuracy of AIS

Purpose:       To measure the clock accuracy of an AIS.

Arrangement:

                       Figure 5: Clock accuracy of an AIS.

Netzabschlu(beta)=           network termination
Messgerat =                  measuring device
Uw im Netz der Telekom =     Uw (transmission route) in the Telekom network
A = Ausgang =                O = output
E = Eingang =                I = input

Termination:   Ready for operation.

Stimulus:      The Uw is in a condition that AIS is sent.

Measurem.:     Bit rate at the network output.

Results: The bit rate of the output signal is within the limits of 2048 kbit/s +/- 50 ppm.

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1.9.3.5 Earth impedance

Purpose:       To check the earth impedance at the network input and output.

Arrangement:

                            Figure 6: Earth impedance

Netzabschlu(beta) =          network termination
Generator =                  generator
Uw im Netz der Telekom =     Uw (transmission route) in the Telekom network
A = Ausgang =                O = output
E = Eingang =                I = input
siehe Anmerkung =            see note

Note 1: The resistances R must be 60 (ohms) +/- 1 %. Their deviation among each other must be less than/= 0.1 %.

Note 2: That point may be pin 3 or 6 at the port or the equivalent reference point of a hardwired connection.

                            Figure 6: Earth impedance

Termination:   Ready for operation.

Stimulus:      Sinusoidal voltage; effective value of U(gen) = 2 V +/- 20 mV in the frequency range of 10 Hz to 1 MHz.

Measurem.:     Effective voltage value U(test).

Results:       Utest less than/= 19.2 mV

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1.9.3.6 Reflection loss at the network output

Purpose: To measure the reflection loss against a terminating impedance of 120 (ohms).

Arrangement:

                 Figure 7: Reflection loss at the network output

Netzabschlu(beta) =          network termination
Brucke =                     bridge
Generator =                  generator
Voltmeter =                  voltmeter
Uw im Netz der Telekom =     Uw (transmission route) in the Telekom network
Abschlu(beta)widerstand =    terminating impedance
A = Ausgang =                O = output
E = Eingang =                I = input

Termination:   Ready for operation.

Stimulus:      Sinusoidal voltage with an amplitude of 3 V at the network input and a frequency within the range of 51 to 3072 kHz.

Measurem.:     The voltage measured at the bridge against a terminating
               impedance of 120 (ohms). The bandwidth of the selective voltmeter must be less than/= 1 kHz.

Results: The measured reflection loss must be greater than or equal to the values of table 6.

--------------------------------------------------------------------------------
frequency range in kHz                                reflection loss in dB
--------------------------------------------------------------------------------
      51 to 102                                                 6
--------------------------------------------------------------------------------
   102 to 3,072                                                 8
--------------------------------------------------------------------------------

                 Table 6: Reflection loss at the network output

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Note: Characteristics of the generator and the voltmeter may vary, depending on the implementation of the bridge circuit. The total error of the arrangement must be less than/= 0.5 dB within the range of 10 to 20 dB. When connecting to a 120 (ohms) +/- 0.25 % resistance, the measured reflection loss of the bridge must be 20 dB higher than the limit values specified for that interface.

1.9.3.7 Admissible longitudinal voltage, HDB3 decoding and frame detection

Purpose: To check the compatibility with longitudinal voltages at the network input as well as the correct detection of the HDB3 code and the receive frame.

Arrangement:

           Figure 8: Admissible longitudinal voltage and HDB3 decoding

Netzabschlu(beta)=        network termination
Messgerat =               measuring device
Generator =               generator
Uw im Netz der DTAG =     Uw (transmission route) in the DTAG network
T-Netzwerk =              T-network
A = Ausgang =             O = output
E = Eingang =             I = input
siehe Anmerkung =         see note

Note 1: That point may be pin 3 or 6 at the port or the equivalent reference point of a hardwired connection.

Termination:   Ready for operation, with the data received being returned to the output interface by creation of loops.

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Stimulus:      The output signal of the test devices is coded with a pulse form according to section 1.4.1.3. The bit stream is frame-structured and does contain in the service word the CRC-4 method according to section 1.11.3. In the service word bit 3 (RAI) is set to ,,0" and the bits 4 to 8 (Sa4 to Sa8) are set to ,,1". A quasi random sequence of (2^15-1) is inserted in bits 9 to 256 of a frame.
               The longitudinal voltage of UL = 2 V +/- 20 mV is checked in the frequency range of 10 Hz to 30 MHz.

Evaluation:    CRC-4 error messages at the output:
               -     without longitudinal voltage,
               -     with longitudinal voltage.

Results:       For at least one minute, no E-bit may be set to binary,,0".

Note:          The unbalance attenuation of the T-link must be >/= 30 dB.

1.9.3.8 Reflection loss at the network input

Purpose: To measure the reflection loss against a terminating impedance of 120 (ohms).

Arrangement:

          Figure 9: Measuring the reflection loss at the network input

Netzabschlu(beta) =           network termination
Brucke =                      bridge
Generator =                   generator
Voltmeter =                   voltmeter
Uw im Netz der Telekom =      Uw (transmission route) in the Telekom network
Abschlu(beta)widerstand =     terminating impedance
A = Ausgang =                 O = output
E = Eingang =                 I = input

Termination:   Ready for operation.

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Stimulus:      Sinusoidal voltage with an amplitude of 3 V at the network input in the frequency range of 51 to 3072 kHz.

Measurem.:     The voltage measured at the bridge against a terminating
               impedance of 120 (ohms). The bandwidth of the selective voltmeter must be less than/= 1 kHz.

Results: The measured reflection loss must be greater than or equal to the values of table 7.

--------------------------------------------------------------------------------
frequency range in kHz                                reflection loss in dB
--------------------------------------------------------------------------------
        51 to 102                                               12
--------------------------------------------------------------------------------
     102 to 2,048                                               18
--------------------------------------------------------------------------------
   2,048 to 3,072                                               14
--------------------------------------------------------------------------------

                  Table 7: Reflection loss at the network input

Note: Characteristics of the generator and the voltmeter may vary, depending on the implementation of the bridge circuit. The total error of the arrangement must be less than/= 0.5 dB within the range of 10 to 20 dB. When connecting to a 120 (ohms) +/- 0.25 % resistance, the measured reflection loss of the bridge must be 20 dB higher than the limit values specified for that interface.

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1.9.3.9 Sensitivity of receiver and indifference to reflections

Purpose: To check the sensitivity of receiver with a cable attenuation of 6 dB and an input signal which is superimposed by an interfering signal.

Arrangement:

                     Figure 10: Indifference to reflections

Netzabschlu(beta)=          network termination
Messgerat =                 measuring device
Kabelsimulator =            cable simulator
Kopplungsnetzwerk =         coupling network
Patterngenerator =          pattern generator
Uw im Netz der Telekom =    Uw (transmission route) in the Telekom network
A = Ausgang =               O = output
E = Eingang =               I = input

               A useful signal coded in HDB3 is superimposed by an interfering signal; that interfering signal has the same pulse form as the useful signal and its bit rate is within the stipulated limits (2048 kbit/s +/- 50 ppm). However, the interfering signal is not synchronous with the useful signal. Superimposition is effected in a way that there is a signal-to-noise ratio of 18 dB and that the useful signal is not attenuated. The nominal output resistance of the overlay network is 120 (ohms). The binary content of the interfering signal is in accordance with the ITU-T recommendation O.151 [20] (quasi random sequence 2^15-1).

               The cable simulator has an attenuation of 6 dB at 1024 kHz as well as a frequency-dependent attenuation course according to the (square root)f-rule in the frequency range of 0.1 to 10 MHz.

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               Interface conformity is checked under the following conditions:

               - with cable simulator and without superimposed interfering signal,

               - without cable simulator and with superimposed interfering signal,

               - with cable simulator and with superimposed interfering signal

               Check is carried out with both polarities at the network input.

Termination:   Ready for operation.

Stimulus:      The output signal of the test devices is coded with a pulse form according to section 1.4.1.3 HDB3. The bit stream is frame-structured and does contain in the service word the CRC-4 method according to section 1.11. In the service word bit 3 (RAI) is set to ,,0" and the bits 4 to 8 (Sa4 to Sa8) are set to ,,1".
               A quasi random sequence of (2^15-1) is inserted in bits 9 to 256 of a frame.

               The interfering signal of the bit pattern generator is coded with a pulse form according to section 1.4.1.3 HDB3. The binary content is a quasi random sequence (2(15)-1). The bit rate is 2048 kbit/s +/- 50 ppm. The interfering signal must not be synchronous with the useful signal.

Evaluation:    CRC-4 error messages at the network output.

Results:       For at least one minute, no E-bit may be set to binary,,0".

1.10 DEFINITION OF THE HDB3 CODE

1.10.1 GENERAL

This annex describes a modified AMI code (HDB3) according to ITU-T recommendation G.703, Annex A [9].

In that code, binary ,,1" are presented by alternating positive and negative pulses and binary ,,0" by pulse separations. Exceptions may exist, if sequences of several consecutive zeros are included in the binary signal.

In the following definition, B presents a pulse according to AMI rule and V presents a pulse with coding law violation.

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1.10.2 DEFINITIONS

Each block consisting of four consecutive zeros is replaced by 000V or B00V. Choice between 000V or B00V is made in a way that the number of B-pulses between consecutive V-pulses is odd. That means that consecutive V-pulses are of alternating polarity so that there is no DC portion.

1.11 FRAME STRUCTURE

1.11.1 FRAME LENGTH

The frame length is 256 bit, numbered from 1 to 256. The frame frequency is 8000 Hz.

1.11.2 ALLOCATION OF BITS 1 TO 8

Table 8 shows the allocation of bits 1 to 8 of each frame.

--------------------------------------------------------------------------------
Bit no.                 Frame alignment signal                     Service word
--------------------------------------------------------------------------------
   1                        (see table 9)                         (see table 9)
--------------------------------------------------------------------------------
   2                              0                                      1
--------------------------------------------------------------------------------
   3                              0                                     A(1)
--------------------------------------------------------------------------------
   4                              1                                    Sa4(2)
--------------------------------------------------------------------------------
   5                              1                                    Sa5(2)
--------------------------------------------------------------------------------
   6                              0                                    Sa6(2)
--------------------------------------------------------------------------------
   7                              1                                    Sa7(2)
--------------------------------------------------------------------------------
   8                              1                                    Sa8(2)
--------------------------------------------------------------------------------

1) A = RAI signal. To be set to 0 in smooth operation, and to 1 in alarm condition.
2) Bits Sa4 to Sa8 are available to the network operator. Their value at the network termination of a transmission route is not defined.

                       Table 8: Allocation of bits 1 to 8

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1.11.3 DESCRIPTION OF THE CRC-4 METHOD

1.11.3.1 General

The allocation of the CRC-4 bits for a complete CRC-4 multiframe can be seen from table 9. Each CRC-4 multiframe consists of 16 frames, numbered from 0 to
15. It consists of two sub-multiframes (SMF I and SMF II), each having 8 frames. One sub-multiframe is the block size of the cyclic redundancy check 4 (CRC-4), i.e. 2048 bit.

In the frame alignment signal, bit 1 is used to transfer the CRC-4 bits. Those 4 bits are concerned that are named in each sub-multiframe as C1, C2, C3 and C4. In the service words, bit 1 is used to transfer the multiframe alignment signal consisting of 6 bits and the two E-bits for the CRC-4 error display. The multiframe alignment signal has the form 001011. The E-bits are set to ,,0" until the frame and multiframe synchronization is created. Afterwards, they report the result of the CRC-4 signature comparison.

E="1": error-free CRC-4 signature comparison.
E="0": faulty CRC-4 signature comparison.

The delay between the receipt of a faulty sub-multiframe and the message of a CRC-4 error (E="0") is less than 1 second.

--------------------------------------------------------------------------------
                Sub-multiframe              Frame                 Bit 1
--------------------------------------------------------------------------------
                                              0                    C(1)
                                              1                    0
                                              2                    C(2)
                                              3                    0
                    SMF I                     4                    C(3)
                                              5                    1
Multiframe                                    6                    C(4)
                                              7                    0
                    ------------------------------------------------------------
                                              8                    C(1)
                                              9                    1
                                              10                   C(2)
                    SMF II                    11                   1
                                              12                   C(3)
                                              13                   E
                                              14                   C(4)
                                              15                   E
--------------------------------------------------------------------------------

                   Table 9: Allocation of bit 1 in time slot 0

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1.11.3.2 CRC-4 method

A signature of 4 bit is created from a data block of 8 frames (2048 bit, corresponding exactly to a sub-multiframe) and transferred in the next sub-multiframe. The operation required to create the signature corresponds mathematically to a multiplication with subsequent division.

To do so, the data block is regarded as polynomial in x, the coefficients of which can have the value 0 or 1; the first bit corresponds to the coefficient of the highest power in x. First, the block is multiplied by x^4 and then divided by the polynomial x^4+x+1 (all operations modulo 2). The remaining division rest forms the 4-bit signature C(1) C(2) C(3) C(4) with C(1) being the most significant bit.

1.11.3.3 Coding regulation

The CRC-4 signature C(1) C(2) C(3) C(4) is to be calculated as follows:

a) For one sub-multiframe, the bits C(1) C(2) C(3) and C(4) are first set to binary,,0".

b) Then the multiplication-division operation is carried out for that sub-multiframe according to section, and the 4-bit signature is saved.

c) That signature C(1) C(2) C(3) C(4) is then inserted in the following sub-multiframe at the positions indicated in table 9.

Note: The signature created that way does not have any influence on the result of the multiplication-division operation in the next sub-multiframe, because - as shown under a) - the bits C(1) C(2) C(3) and C(4) are first set to 0 during the multiplication-division operation.

1.11.3.4 CRC-4 signature comparison

CRC-4 signature comparisons are executed in case of frame and multiframe synchronism.

a) For a received sub-multiframe, the multiplication-division operation is carried out according to section 1.11.3.2, 1.11.3.3, after having set the bits C(1) C(2) C(3) and C(4) to binary ,,0".

b) The 4-bit signature calculated that way is saved and compared with that signature received in the following sub-multiframe position by position.

c) Only if all positions are concurring, the block is reported to be free from errors. Otherwise, the block does contain one or more errors.

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1.11.3.5 RAI signal

The RAI signal shows that the return direction of the user-network interface is not available. The RAI signal is sent in transmission route direction, when the section network output - EE - input is not available. It is sent in EE direction, when the section EE output - networt input is not available. The RAI signal is coded in bit A, i.e. bit 3 of the service word.

RAI existing:     A-bit is set to,,1"
RAI not existing: A-bit is set to,,0"

Note: The RAI signal shows the loss of transmission capability in return direction. It is used to signal
               -     a signal breakdown or
               -     the loss of a frame or
               -     fatal CRC-4 errors.

1.12 LOSS OF FRAME ALIGNMENT

1.12.1 DEFINITIONS

The frame alignment is considered to be lost, if:
a)    three consecutive incorrect frame alignment signals have been received;
b) the multiframe alignment signal was not detected within 100 to 500 ms after frame alignment;
c) 915 or more blocks of 1000 consecutive CRC-4 blocks have been received with errors.
The frame alignment is considered to be lost as well, if bit 2 of the service word has been received with errors three consecutive times.

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2 TRANSMISSION PLAN

2.1 GENERAL

The transmission characteristics of the telecommunication networks involved decide upon the quality of a service (for example voice telephone service). For international links, the relevant ITU-T recommendations stipulate the quality-decisive parameters and their division into national and international sections of a link.

For the Telekom telephone network, the transmission plan (FTZ * rule 1 TR 800 transmission plan) was created based on the ITU-T recommendations of the G.100 series [1], [2], [3], [4], [5], [6], [7] and [8].

The transmission quality end to end is considerably determined by the characteristics of the terminal equipment at the customer. However, these characteristics are beyond influence of the contract parties.

The reference point to the customer of the connection is defined: NTA for analog and NT for digital network access.

2.2 RESPONSIBILITY

Each contract party guarantees to meet the quality-decisive parameters indicated under 2.3 within his telephone network including the network limits.

2.3 QUALITY-DECISIVE PARAMETERS

Here are the most important parameters of an overall connection:
o     reference equivalent (OLR, SLR, RLR),
o     delay time,
o     echos and stability,
o     quantization distortions,
o     coding procedures,
o     attenuation distortions,
o     group delay distortions,
o     noises (basic noise, impulsive noise),
o     sidetone,
o     bit errors,
o     crosstalk and
o     clock (network synchronization strategy).

All these parameters are to be taken into consideration for quality.
----------

*     FTZ = TELECOMMUNICATIONS ENGINEERING AUTHORITY OF THE F.R.G.

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2.3.1             LOUDNESS RATING (LR)

The loudness rating is a measure for the volume difference between a telephone communication or parts thereof and a reference system stipulated by the ITU-T. The loudness rating is measured as ,,loudness rating" according to the ITU-T recommendation P.79. As for the connected terminal equipment, the values indicated in the respective admission regulations are assumed for the loudness rating.

2.3.1.1 Overall loudness rating (OLR)

For the overall loudness rating, a traffic-weighted average of

                  OLR = 8 to 21 dB

and a maximum value of 29 dB is recommended according to ITU-T recommendation
G.111 [1].

2.3.1.2 Send loudness rating (SLR)

The send loudness rating for the national section is:

                  SLR = 7 to 14 dB

and the maximum value is 16.5 dB.

2.3.1.3 Receive loudness rating (RLR)

The receive loudness rating for the national section is:

                  RLR = 2 to 9 dB

and the maximum value is 12.5 dB.

For the values in section 2.3.1.2 and 2.3.1.3, an SLR of 4 dB and an RLR of 8 dB for analog terminal equipment and an SLR of 7 dB and an RLR of 3 dB for digital terminal equipment is assumed.

2.3.2 LOUDNESS RATINGS AT THE TRANSITION TO OTHER NETWORKS (E.G. D1, D2, E-PLUS, ...)

The conditions according to section 2.3.1.1, 2.3.1.2 and 2.3.1.3 should be met, if possible.

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2.3.3 DELAY TIME

2.3.3.1 Delay time of network components

For the transmission and exchange equipment used in the telephone network, the delay times indicated in the ITU-T recommendation G.114 [3] are valid. For further information on the delay time, please see the ETSI ETR 275.

2.3.3.2 Total delay time

As for connections within the telephone network, one should try to do without echo controlling measures.

      Figure 11: Distribution of delay times with interconnection links

2.3.4 TALKER ECHO LOUDNESS RATING (TELR)

The conditions of figure 1 in G.131 [7] ,,Talker echo as function of delay time" are to be met.

                              TELR = SLR + RLR + Le
                                 Le = R + T + Lr
                  Lr = weighted average of the transhybrid loss

2.3.5 STABILITY

The conditions of ITU-T recommendation G.122 [6] are met by the telephone network.

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2.3.6 QUANTIZATION DISTORTIONS

Division of the QDU in the Telekom telephone network is fixed as follows:
o     access network                    5 QDU
o     connection network                0 QDU
o     International connecting point    7 QDU

2.3.7 CODING PROCEDURES

The analog-digital conversion is executed according to A-rule of the ITU-T recommendation G.711 [12].

2.3.8 ATTENUATION DISTORTIONS

The transmission equipment used in the telephone network does meet the conditions of the ITU-T recommendation G.713 [13].

The exchange equipment used in the telephone network does meet the conditions of the ITU-T recommendation Q.551 to Q.554.

2.3.9 GROUP DELAY DISTORTIONS

The transmission equipment used in the telephone network does meet the conditions of the ITU-T recommendation G.713 [13].

The exchange equipment used in the telephone network does meet the conditions of the ITU-T recommendation Q.551 to Q.554.

2.3.10 NOISES (BASIC NOISE, IMPULSIVE NOISE)

The transmission equipment used in the telephone network does meet the conditions of the ITU-T recommendation G.713 [13].

The exchange equipment used in the telephone network does meet the conditions of the ITU-T recommendation Q.551 to Q.554.

2.3.11 SIDETONE

For planning purposes, an STMR for telephones of 7 dB is assumed.

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2.3.12 BIT ERRORS

The error behavior of the telephone network is planned on the basis of the ITU-T recommendation G.822 [16], G.826 [18].

2.3.13 CROSSTALK

The transmission equipment used in the telephone network does meet the conditions of the ITU-T recommendation G.713 [13].

The exchange equipment used in the telephone network/ISDN does meet the conditions of the ITU-T recommendation Q.551 to Q.554.

2.4 CLOCK (NETWORK SYNCHRONIZATION STRATEGY)

The network of FirstMark shall be operated plesiochronous to the telephone network of the Telekom. Both networks shall meet the clock accuracy according to ITU-T reocmmendation G.811 [14] (please see section 1.4.1.5).

2.5 TRANSMISSION LEVEL

Since the ICAs forms a digital interface, each level can be sent within the dynamic range of the coding law.

An absolute level of + 3.14 dBm is assigned to the overload point.

The digital interface does correspond to a 0-dBr-point with the relative level 0 dBr. A test signal according to ITU-T recommendation G.711 [12] generates after the digital-analog conversion an absolute level of 0 dBm.
In order to optimally drive the technical facilities used in telecommunication networks, as e.g. echo cancelers (EC), digital circuit multiplication equipment
(DCME) and the like, the mean maximum transmission level is fixed to -15 dBm0, measured according to ITU-T recommendation P.56.

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3 INSTALLATION

3.1 TERMINATION EQUIPMENT

The termination equipment for realization of the interchange point may vary, depending on the number of ICAs.

3.1.1 NETWORK TERMINATION (NT)

With a quantity of up to eight connections, screw joints and snap-in connections are provided at the network termination (NT) as termination equipment at the ICAs, (figure 3.1.1 Network interface / termination equipment).

Allocation of the terminals at the NT can be learnt from the special description/caption enclosed to the ICAs.

             Figure 3.1.1: Network interface / termination equipment

zum 230-V-Netz =                to the 230 V net
Netzabschlu(beta) =             network termination
Enrichtung des IC-Partners =    IC partner's facility
Netz der DTAG =                 DTAG network
A = Ausgang = O =               output
E = Eingang = I =               input

3.1.2 DS2 DISTRIBUTOR

From eight connections on, the termination equipment is realized at the DS2VT, bottom half (please compare figure 3.1.2).

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As for the connection between network termination and DS2Vt, bottom half, the characteristics of the installation cable are to be considered.

Allocation of the pins at the DS2Vt can be learnt from the special description/caption enclosed to the ICAs.

                      Figure 3.1.2: DS2 distribution frame

Platz =                         place
obere Halfte =                  upper half
untere Halfte =                 bottom half
8-teilige Wrapp-Platte mit
Erdungsblech =                  eight-part wrap plate with earthing sheet
Rangierfeld =                   jumpering panel

When shortening the distributor to 2.20 m, the upper half will be restricted so that there is space for only 9 wrap plates.

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3.1.3 INFRASTRUCTURE (SWITCHGEARS, SWITCHING EQUIPMENT)

The switching device used at present for the DS2Vt to switch interexchange trunks is only the wrap plate, type 3, eight-row with earthing sheet.

Other solutions are under development or in the test phase (for example the IDC method of termination).

The following switching equipment is required:

o    wrap plate type 3                      Telekom-MatNo.: 10023600

                                            model number Alcatel: 38 923 21 021
                                            model number Siemens: S42025-P122-A2

o    wrap plug, 3-pole                      Telekom-MatNo.: 10023600

                                            model number Alcatel: 97 243 21 211
                                            model number Siemens: C42393-A32-A8

o    cross connect S-02Ys(St) Y1x2x0.4/1.0
                                            Telekom-MatNo.: 40 144 088
                                            Manufacturer: Alcatel, FMGM

3.2 INTERCONNECTION JUNCTION (,,CUSTOMER SITED" DESIGN)

To install the technical equipment for realization of the interchange point [transmission equipment (PDH or SDH) including NTPM and DS2Vt], a dry, frost-free, well accessible room is needed. As for the room size, one has to be pay attention that besides the installation area there is still enough space for measuring and repair work.

The necessary ceiling height is 2.90 m. There might be exceptional cases where
2.50 m can be allowed, however, in such a case, smaller DS2Vt frames with a slightly increased demand in area must be used.

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The climatic conditions according to ETS 300 019 - B, environmental class 3.1 (DIN IEC 721) are to be provided for the technical equipment to be used.

Here are the electrical supplies that are to be provided:

o telecommunication power system: direct voltage 48 V or 60 V uninterruptable or
o     alternating voltage 230 V uninterruptable.
o     low voltage supply: alternating voltage 230 V, 3 kVA.

Note: The ICAs availability is therefore also dependent on these power systems.

For the earth connection of the metal construction, a protective earth conductor of at least 35 mm(2) is to be made available.

The technical equipment and switching devices (frames, cable racks etc.) needed for realization of the interchange point are provided by the Telekom.

FirstMark is responsible to equip the upper DS2Vt terminal field (FirstMark side) with wrap distributor units.

The borderline of the spheres of responsibility is the interchange point (bottom DS2Vt terminal field).

Area requirements and the dissipation power for the Telekom technique can be seen in table 3.2.1.4.

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3.2.1 POSSIBLE INSTALLATION VARIANTS

3.2.1.1 Installation in room
        Dimensions in mm

3.2.1.2 Installation at wall, variant 1
        Dimensions in mm

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3.2.1.3 Installation at wall, variant 2
        Dimensions in mm

3.2.1.4 Table

--------------------------------------------------------------------------------
 Number of       Required    Estimated area requirement in     Dissipation
   ICAs          length of           m^2 for variant           power approx.
                 frame row
                  approx.

--------------------------------------------------------------------------------
                   in mm      variant 1  variant 2  variant 3       in W
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   1 - 28           1440          --        2.5         --          120
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  29 - 56           2040         7.0        3.0         --          240
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  57 - 84           2880         8.5        4.5        4.0          360
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 85 - 112           3480         9.5        5.0        4.0          480
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
113 - 140           4320        10.5        6.5        5.5          600
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
141 - 168           4920        10.5        7.0        5.5          720
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
169 - 196           6360        12.5        9.0        7.5          840
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
197 - 244           6960        14.0       10.0       10.0         1050
--------------------------------------------------------------------------------

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3.3 INTERCONNECTION JUNCTION (,,PHYSICAL CO-LOCATION" DESIGN)

The equipment for realization of the interchange point for the ICAs (,,Physical co-location" design) in the collocation room consists of DS2Vt and NTPM. In addition, the FirstMark transmission equipment is installed in the collocation room, too.

The technical equipment and the switching devices (frames, cable racks etc.) needed for realization of the interchange point are provided by the Telekom.

FirstMark is responsible to equip the upper DS2Vt terminal field (FirstMark side) with wrap distributor units.

The borderline of the spheres of responsibility is the interchange point (bottom DS2Vt terminal field).

A direct voltage of 48 to 60 V is usually provided to operate the ICAs ,,Physical co-location" design.

Area requirements and the dissipation power for the Telekom technique can be seen in table 3.3.1.3.

3.3.1 POSSIBLE INSTALLATION VARIANTS

3.3.1.1 Installation at wall, variant 1
        Dimensions in mm

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3.3.1.2 Installation at wall, variant 2
        Dimensions in mm

3.3.1.3 Table

------------------------------------------------------------------------------------------------------
Number of ICAs      Required frame row (FirstMark         Sum          Installation       Dissipation
                         estimated) approx.                              variant         power approx.
                                                                                              for
------------------------------------------------------------------------------------------------------
                  FirstMark (UT)    Telekom (NT+Vt)                                         Telekom
                       in mm             in mm                                             technical
                                                                                        equipment in W
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
    1 - 28              600               840             1440                 1              100
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   29 - 56             1200              1440             2640            1 or 2              200
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   57 - 84             1200              2160             3360            1 or 2              300
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
  85 - 112             1200              2760             3960                 2              400
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 113 - 140             1800              3360             5160                 2              450
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 141 - 168             1800              4080             5880                 2              550
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 169 - 196             1800              4680             6480                 2              600
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 197 - 244             1800              5400             7200                 2              750
------------------------------------------------------------------------------------------------------

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4 SIGNALLING / PROTOCOLS

The technical realization of the network interconnection is made on the basis of recommendations and specifications of the AKNN (working team ,,Technical and operating questions of numbering and network interconnection").

4.1 SIGNALLING SYSTEM NO. 7

The technical realization of the network interconnection is made on the basis of the reference document ,,Signalling in the ZZN7", version 3.0.0, state:
08.09.1998, published by the AKNN sub working group for Signalling.

In addition to that, the following stipulations apply:

The following chapters of the Interface Agreement of version 3.0.0 will not be applied (will not be agreed upon):

Chapter 4.3.1.2; para. 2.N.2: Carrier Selection

Chapter 4.3.1.2; para. 2.N.3: Multi carrier environment

Chapter 4.3.1.3; para. 3.1 Parameter names:
                                            Carrier Selection
                                            Multi carrier environment

Chapter 4.3.1.3; para. 3.N.2: Carrier Selection

Chapter 4.3.1.3; para. 3.N.3: Multi carrier environment

Chapter 4.3.1.3; para. 4. IAM:
                                            Carrier Selection
                                            Multi carrier environment

Chapter 4.3.1.4; para. 2.17 Use of carrier selection (N)
                                            including the related paragraphs
                                            2.17.1, 2.17.2 and 2.17.3

Chapter 4.3.1.4; para. 2.19 Use of multi carrier environment parameter (MCE)
                                            including the related paragraphs
                                            2.19.1, 2.19.2 and 2.19.3

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4.1.1 ISUP SIGNALLING VERSION

Basis for the signalling protocols is the ISUP, version 2. In addition, protocol elements of the ISUP version 3 are used.

4.1.2 TRANSIT

The term ,,Transit" means here the transfer of basic channel traffic to another network, and not the transparent transfer of additional information. Each signalling traffic of the FirstMark network which is passing the Telekom network, is subject to the interworking between the ZZN7 protocol variants and the Telekom protocol variants.

4.1.3 SUPPLEMENTARY SERVICES

The reference document ,,Signalling in the ZZN7", version 3.0.0, state:
08.09.1998, describes the technical prerequisites for the support of the ISDN features. These are to be supported on the FirstMark - Telekom interface only to that extent as indicated in Part 2 and 3 of the ENCLOSURE C - SERVICE PORTFOLIO.

4.1.4 HOW TO TREAT NEW MESSAGES AND PARAMETERS

Due to the further developments of the international basic specifications or extensions according to the reference document ,,Signalling in the ZZN7" in the version mentioned above, it is possible to send new messages and parameters to other network providers, under consideration of the compatibility procedure of the ISUP version 2. The receiving gateway system shall treat the information in conformity with the ISUP version 2 compatibility information. The use of new signalling information for the first time is subject to the regulations of the inter-operability test procedure according to ANNEX C - TEST.

4.1.5 PROCEDURE FOR PROVISION OF THE CODED DIAL NUMBERS

Differing from the provision procedure for the coded dial numbers mentioned in Annex 5 (emergency call concept) of the reference document, the procedure described in Part 2 and 3 of ENCLOSURE C - SERVICE PORTFOLIO will be applied to provide these codings.

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4.2 SIGNALLING INTERMEDIATE NETWORK

In the following, the basics for the access to the national ZGS no. 7 networks will be determined. This interface is called signalling intermediate network
(ZZN7).

The reference document involved is the document ,,Network concept of the signalling intermediate network (ZZN7)", version 1.0.0, state: 31.03.1997.

In addition to that, the following stipulations apply:

4.2.1 GENERAL

4.2.1.1 Object

Here are bilateral stipulations for the interconnection of the ZGS no. 7 networks of the Telekom and FirstMark that complete the principles of the above mentioned reference document.

There might be differences between the design of the ZZN7 and the basic channel network in the following stipulations for the signalling intermediate network, because in the present chapter ,,Signalling intermediate network" simplistic presentations of the basic channel structure have been chosen.

As for the basic channel network design, the special regulations and agreements within the scope of planning arrangements and orders do apply which are not cancelled by the simplification of this chapter (ZZN7).

4.2.1.2 Responsibility

The bilateral details for the ZZN7 network concept are planned by the Telekom in cooperation with FirstMark, comprising determinations

-     for the network configuration in the ZZN7,
-     for naming of the signalling points (SP),
-     for dimensioning of the signalling linksets (LS),
-     for the routing rules for the ZZN7,
-     for the traffic measurement requirements.

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4.2.1.3 Area of applicability

The determinations are to be observed by all contract partners' employees involved in the design and planning of the ZZN7.

4.2.1.4 Further development

Changes may become necessary, either for technical or for organizational reasons, the cause of which lies in the networks of the Telekom or FirstMark. Adaptations are done in mutual agreement between the contract parties under consideration of the above mentioned reference document.

4.2.2 NETWORK DESIGN

4.2.2.1 Routing of the signalling channels in a DSV2

With a quasi-associated signalling via signalling transfer points (STP), the time slots to be used for the signalling channels (ZZK) of a DSV2 can be agreed upon freely.

The signalling channels (ZZK) of a signalling linkset (LS) are routed with an associated signalling (please see section 4.2.4.3) preferably in the 16th time slot of a DSV2.

4.2.2.2 SEP/STP function

4.2.2.2.1 General

On agreement between the Telekom and FirstMark, it is generally possible to provide more than two gateway STP.

4.2.2.2.2 Telekom gateway systems

The Telekom provides gateway systems with STP function and gateway systems with SEP function.

The gateway SEP of the Telekom are hereinafter called GW (Telekom) or VE:N.

The gateway STP of the Telekom are hereinafter called GW-STP (Telekom). They might be provided as standalone-STP or as gateway with integrated STP function.

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4.2.2.2.3 FirstMark gateway systems

If only one gateway system of FirstMark is connected, this system does only have SEP function. The SEP must support quasi-associated signalling.

If two gateway systems are connected, both systems have STP and SEP function. From three gateway systems on, FirstMark provides two gateway STP. They might be provided as standalone-STP or as gateway with integrated STP function.

The gateway SEP of FirstMark are hereinafter called GW (IC-P).

The gateway STP of FirstMark are hereinafter called GW-STP (IC-P).

4.2.2.3 Network structure of the ZZN7

ICAs are switched between the gateway systems of the Telekom and FirstMark. The ZZK are routed in the ICAs and are an integrated part of the ICAs, independent of their number and routing.

The gateway-STP of the respective network provider must reach all gateway systems participating in the network interconnection; a corresponding way is indicated in their routing table.

Figure 2-1 illustrates the network structure of the ZZN7. Only the possible LS of the ZZN7 between the gateway systems of the Telekom and FirstMark are shown. The other connections of the gateway systems are not relevant here.

                                     Figure

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Figure 2-1: Network structure of the ZZN7 between the Telekom and FirstMark (example of possible LS)

Signalling for the interconnection between the Telekom and FirstMark depends on the service portfolio as well as on the technical and network-relevant marginal conditions. As for ISDN features that require the SCCP, a connection to STP/SPR of the Telekom is necessary. The VE:N of the Telekom do not have any STP/SPR function.

Signalling for the ISUP traffic is always quasi-associated; central signalling channels (ZZK) are connected between a GW-STP pair of the Telekom and a GW-STP pair of FirstMark. Both Telekom and FirstMark support each of their GW systems on two GW-STP, each, that form one STP pair.

In case only one gateway system by FirstMark is to be connected, that GW (IC-P) will be connected to two GW-STP (Telekom), due to reasons of availability.

For routing of the ZZK in the ICAs of a network interworking, the LS should be realized in path diversity.

4.2.2.4 Management of the unknown signalling point codes

Unknown signalling point codes (SPC) are those SPC which are not assigned yet in the numbering plan of the ZZN7 or which are not relevant for a ZGS no. 7 network provider.

The contract parties will manage the unknown SPC according to requirements on the ZZN7 safety described in the above mentioned reference document.

4.2.3 DIMENSIONING

1) Load value:

The main criterion for dimensioning is the load value of 0.2 erlang per ZZK.

If the load value is regularly reached or exceeded, further ZZK should be installed for capacity reasons.

For reasons of availability, signalling relations should always be serviced with more than only one ZZK.

For an increase in the number of ZZK of an LS, the following does apply:

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For reasons of load sharing, the number of the ZZK is to be doubled each, when enhancing the LS by further ZZK.

                    Interconnection Contract with FirstMark
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2) Path diversity:

If an LS does consist of more than one ZZK, that LS has to be realized in path diversity, for reasons of availability. The ZZK will then be distributed on the separate paths.

3) Associated ZZK:

To relief the STP and to increase the availability, associated ZZK might be connected for highly utilized basic channel traffic relations between a GW (IC-P) and a GW (Telekom), if the number of ICAs to be controlled is as follows and if there is a load value of at least 0.1 erlang per ZZK after connecting them:

--------------------------------------------------------------------------------
up to 30 ICAs to be controlled              no associated ZZK; quasi-associated
                                            signalling via the STP
--------------------------------------------------------------------------------
with the 31. and 32. ICAs to be controlled  1. and 2. associated ZZK between the GW; quasi-associated
                                            alternative route via the STP
--------------------------------------------------------------------------------
with the 61. and 62. ICAs to be controlled  3. and 4. associated ZZK between the GW; quasi-associated
                                            alternative route via the STP
--------------------------------------------------------------------------------

4) Basis for plannings / initial value:

Determination for the dimensioning of the first interconnection realization: As for the settlement of the ISUP traffic, 30 ICAs (2Mbit systems) with one ZZK are regarded as controllable, provided that the load value is met.

4.2.4 MTP ROUTING

4.2.4.1 General

The following does apply in addition to the MTP routing basics of the reference document:

Regarding the bilateral ZZN7 network planning and network configuration, the bidirectionality shall be observed.

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4.2.4.2 Routing between GW (IC-P) and VE:N

1) quasi-associated signalling

The occurring MTP messages between GW (IC-P) and VE:N (and vice versa) are routed quasi-associated via the GW-STP.

To ensure a uniform STP utilization, a dynamic load sharing (loadsharing between linksets) is aimed at.

2) associated signalling with quasi-associated alternate route

The occurring MTP messages between GW (IC-P) and VE:N (and vice versa) are routed as normal route on the direct LS. Messages that are not determined for the opposite destination, are not routed via the direct LS.

Alternative routes used are the LS to the corresponding STP.

4.2.4.3 Routing between the GW-STP

On an LS between a GW-STP (IC-P) and a GW-STP (Telekom) only those messages are routed, the destination point codes (DCP) and originating point codes (OPC) of which belong to Telekom or to FirstMark.

4.2.4.4 Routing between gateway systems with SCCP function

The Telekom provides the SCCP relay function in central nodes.

The destination point code (DPC) for these messages does correspond to that of the respective gateway with SCCP function (GW-SCCP).

To support SCCP functions, additional bilateral arrangements are necessary for the use of the MTP routing between gateway systems.

4.2.4.5 Signalling network management

The signalling network management (SNM) is executed for all SPC routed, in all GW including the GW-STP, according to the agreements described in the document ,,Signalling in the ZZN7".

4.2.5 SCCP ROUTING

When using the SCCP routing, additional bilateral arrangements are necessary for implemenation of the SCCP routing information.

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5 REALIZATION OF THE SPECIFICATION,,CARRIER SELECTION"

The Telekom will implement by the end of 1999 the specification ,,Carrier selection", version 1.0.0, state: 01.10.1998 in their network. The specification describes the technical procedures and interfaces that are to be used and observed at the interworking between the subscriber network and the interconnecting network or between interconnecting networks, thus ensuring the free choice of the carrier.

Activation of the traffic routing according to this specification is done on the basis of the agreements in the AKNN. From the point of time agreed in the AKNN, the traffic routing is activated for the interconnecting services of the service portfolio according to Part 2 and 3 of Enclosure C - Service portfolio by the contract parties in conformity with the reference document ,,Carrier selection", version 1.0.0, state: 01.10.1998.

6 REALIZATION OF THE SPECIFICATION,,FEE INFORMATION FOR THE END CUSTOMER BEYOND NETWORK LIMITS (AOC)"

The Telekom will implement by the end of 1999 the specification ,,Fee information for the end customer beyond network limits (AOC)", version 1.0.0, state: 08.09.1998 in their network.

Activation of the fee information beyond network limits (AOC) according to this specification is done on the basis of the agreements in the AKNN. From the point of time agreed in the AKNN, the contract parties ensure the transport of the fee information according to the above mentioned specification beyond the network limit. In case of non-compliance with that obligation, one can expect disconnections.

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                                     ANNEX B

                                ORDER / PROVISION

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                          ANNEX B ,,ORDER / PROVISION"

                                 IS DIVIDED INTO

                                     PART 1
                            ,,PLANNING ARRANGEMENTS"

                                       AND

                                     PART 2
                               ,,ORDER / PROVISION
                      OF ICAS AND INTERCONNECTION SERVICES"

                     Interconnection Contract with FirstMark
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                                LIST OF CONTENTS

PART 1                                                                        8

PLANNING ARRANGEMENTS                                                         8

1                     COOPERATION                                             9

1.1                   Purpose of the planning arrangements                    9
1.2                   Scope of reference of the planning arrangements         9
1.3                   Planning arrangements commitment                        9

2                     PLANNING ARRANGEMENTS REFERRING TO THE FURTHER          10
                      DEVELOPMENT OF INTERCONNECTION

2.1                   Basic procedure                                         10
2.2                   Deadlines                                               10
2.3                   Contents of planning arrangements                       11
      2.3.1           PLANNING DATA AND RESPONSIBILITIES                      11
      2.3.2           PLANNING DATA IN THE START-UP PHASE                     11
2.4                   Scope of the planning data to be agreed upon            12
      2.4.1           PLANNING DATA FOR THE SECOND CALENDAR YEAR PRIOR TO     12
                      PROVISION
      2.4.2           PLANNING DATA FOR THE FIRST CALENDAR YEAR PRIOR TO      12
                      PROVISION
2.5                   Deviating planning data                                 12
      2.5.1           TOLERANCE LIMITS                                        12
      2.5.2           DEVIATIONS BETWEEN PLANNING DATA FOR THE SECOND AND     12
                      THE FIRST CALENDAR YEAR PRIOR TO PROVISION
      2.5.3           DEVIATIONS BETWEEN ORDER AND THE PLANNING DATA FOR THE  13
                      FIRST CALENDAR YEAR PRIOR TO PROVISION - WITHOUT
                      QUARTERLY ADAPTATION
      2.5.4           DEVIATIONS AT THE QUARTERLY ADAPTATION                  14

PART 2                                                                        14

ORDER / PROVISION OF ICAS AND INTERCONNECTION SERVICES                        14

1                     INTRODUCTION                                            15

2                     ORDER                                                   15

2.1                   Basics                                                  15
2.2                   Additional definitions                                  16
2.3                   General ordering procedure                              16
2.4                   Ordering procedure for IOP-NW                           17
2.5 Ordering procedure in case of exceeding the threshold 17 values acc. to Part 1 of the ENCLOSURE C - SERVICE PORTFOLIO
2.6                   Orders deviating from the planning arrangements         17
2.7                   Periods for provision                                   17
2.8                   Provision of security                                   18
      2.8.1           PROCEDURE                                               18
      2.8.2           HOW THE AMOUNT OF THE SECURITY PROVISION IS MADE UP     18
      2.8.3           MATURITY                                                19
      2.8.4           CANCELLATION AND CANCELLATION FEES                      19

3                     START-UP TEST / ACCEPTANCE PROCEDURE                    19

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3.1                   General                                                 19
3.2                   Date                                                    19
3.3                   Execution of the start-up test                          20
3.4                   FirstMark duties to cooperate                           20
3.5                   Non-acceptance of ICAs                                  21

4                     CANCELLATION                                            21

4.1                   Cancellation of ICAs                                    21
4.2                   Cancellation of configuration measures                  22

5                     MINIMUM UTILIZATION OF THE TRAFFIC CAPACITIES           22

6                     TERMINATION                                             24

6.1                   Termination of ICAs                                     24
6.2                   Termination of configuration measures                   24
6.3                   Termination of the Interconnection Contract             24

7                     PURCHASE ORDER FORMS                                    24

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                     Interconnection Contract with FirstMark
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                                     PART 1

                              PLANNING ARRANGEMENTS

               CONTRACT ABOUT THE ARRANGEMENT OF THE PLANNING DATA
                          FOR THE PROVISION OF ICAS AND
                            INTERCONNECTION SERVICES
                                 BY THE TELEKOM

                                     BETWEEN

                                    FIRSTMARK

                                       AND

                               DEUTSCHE TELEKOM AG

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1           COOPERATION

1.1         PURPOSE OF THE PLANNING ARRANGEMENTS

Purpose of the mutual planning arrangements is to achieve a high degree of planning safety. Such arrangements do not only help the contract parties to optimize their networks but do also help them with the preparation of changes that might be planned for the interconnection.

Aim of the cooperation is to provide, based on solid planning arrangements, network infrastructures on an economic basis with the qualitative interconnection agreements between the Telekom and FirstMark being ensured.

1.2         SCOPE OF REFERENCE OF THE PLANNING ARRANGEMENTS

The planning arrangements between the contract parties refer - under consideration of regulations for the network technical realization of the interconnection services contained in ENCLOSURE C - SERVICE PORTFOLIO - to the determination of further OdZ, their date of commissioning, the number of ICAs to be provided by the Telekom, distinction according to design variants of ENCLOSURE B - INTERCONNECTION JUNCTION - and the traffic to be settled via the ICAs including the traffic structure for the utilization of the services according to ENCLOSURE C - SERVICE PORTFOLIO. Furthermore, the planning arrangements do also comprise the exchange of necessary data concerning the interconnection, the signalling networks and information about planned functional changes effecting the interconnection.

1.3         PLANNING ARRANGEMENTS COMMITMENT

Usually, the exchange of planning data takes place every year under consideration of the cutoff date mentioned under item 2.2. The data exchanged will be agreed upon, documented and countersigned by using the specimen attached as Enclosure 1 to that Annex.

Regarding the advance performance to be fulfilled on the basis of the planning data, the contract parties are obliged to supply planning data at the time of exchange with the best possible care.

If one contract party deviates in his order from the tolerance limits according to item 2.5.2 to item 2.5.4 and if this does result in a damage to the other contract party amounting to more than 50,000.00 DM (25,564.59 EUR), because it has been proved that he had to fulfill the advance performance within the period of provision according to ENCLOSURE E - QUALITY - item 1.1 prior to the binding order (e.g. in case of line construction operations or other time-consuming building operations), the costs will be reimbursed to him by the other contract party. Claim for the reimbursement does exist only, if that advance performance was agreed upon at the previous planning arrangements and the other contract party has expressly agreed to it.

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2           PLANNING ARRANGEMENTS REFERRING TO THE FURTHER DEVELOPMENT OF
            INTERCONNECTION

2.1         BASIC PROCEDURE

The planning data to be exchanged comprise a time horizon of 2 years and result in a binding order according to Part 2. The closer the date of order, the more detailed specifications and realizations are made.

The planning data are object-oriented (network interworkings, traffic values,
 ...). The quantity of the planning data is indicated in a way that the requirement in the special planning year is met on each single day of the year (indication of maximum values per year). Regulations of ENCLOSURE C - SERVICE PORTFOLIO, Part 1, are valid.

2.2         DEADLINES

Usually, planning arrangements are made every year.

Planning arrangements are to be made in the first quarter of the year and a date is to be specified so that agreed planning data are present by the cutoff date April 1st for the second to first calendar year prior to provision.

A working program for the calendar year following to the planning arrangements is agreed upon in addition at the planning arrangements.

If the planning arrangements are not made at all or not made within time with the fault of FirstMark, provision is made only within the scope of technical and operational possibilities.

Furthermore, it is possible to adapt quarterly the planning data for the year of provision after the planning arrangement (01.07., 01.10., 31.12. of that year, in which the planning arrangements have been made by 01.04.).

For the additional demand resulting from the quarterly adapted planning arrangements, a maximum period of provision of nine months is valid from the point of time of the respective quarterly adaptation of the planning arrangements, if all other order periods are fulfilled.

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2.3         CONTENTS OF PLANNING ARRANGEMENTS

2.3.1       Planning data and responsibilities

FirstMark determines the planning data for the traffic of those end customers that do select FirstMark as connection network provider, for the other traffic which FirstMark buys from the Telekom as advance performance for their telecommunication services, as well as for the traffic that is handed over to the Telekom as subscriber network provider.

The Telekom determines the planning data for the traffic of those end customers that do select the Telekom as connection network provider, for the other traffic which the Telekom buys from FirstMark as advance performance for their telecommunication services, as well as for the traffic that is handed over to FirstMark as subscriber network provider.

The traffic values are to be handed over including indication of the main traffic hour. The main traffic hour can be within a time window comprising a maximum of 4 hours (e.g. middle working day - Monday to Friday - 08:00 to 12:00 o'clock).

The traffic structures are to be indicated for the whole incoming and outgoing FirstMark- and Telekom traffic (sum traffic) for the catchment areas mentioned in ENCLOSURE F - LOCATIONS OF INTERCONNECTION, if the traffic has 10 erlang or more. In addition, the data concerning the traffic structures are to be divided into national and international traffic.

The traffic values agreed upon are the basis for determination of the number of ICAs.

2.3.2       Planning data in the start-up phase

The start-up phase comprises the first two years of the contract period. For the start-up phase, all planning data are indicated by FirstMark, for the first time at conclusion of contract. FirstMark shall deliver at least the following planning data for the start-up phase.

-     OdZ
-     sum value of all ICAs of the interconnection
-     sum value of the traffic of the interconnection

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2.4         SCOPE OF THE PLANNING DATA TO BE AGREED UPON

2.4.1       Planning data for the second calendar year prior to provision

-     OdZ
-     sum value of all ICAs of the interconnection
-     sum value of the traffic of the interconnection

2.4.2       Planning data for the first calendar year prior to provision

-     OdZ
-     design variant of the ICAs
- local network with location (address) where the interchange point shall be realized (customer sited)
-     traffic values per OdZ
-     ICAs per OdZ
-     catchment areas per OdZ, according to ENCLOSURE F - LOCATIONS OF
      INTERCONNECTION
-     traffic structure per OdZ
-     BHCA
-     CAPS
-     associated ZZK per OdZ and per gateway of FirstMark

2.5         DEVIATING PLANNING DATA

2.5.1       Tolerance limits

The importance of the tolerance limits for the contract parties and the obligations resulting thereof are stated under item 1.3 as well as in Part 2 under item 2 of this Annex.

Until the date of the binding order, tolerances of up to 2 ICAs per OdZ are always allowed with the admissible deviations under item 2.5.2 to item 2.5.4.

2.5.2 Deviations between planning data for the second and the first calendar year prior to provision

The number of ICAs and traffic values in the planning data for the first calendar year prior to provision must not deviate by more than +/- 40 % from the number of ICAs and traffic values for the second calendar year prior to provision agreed upon by the cutoff date 01.04. in the year before.

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2.5.3 Deviations between order and the planning data for the first calendar year prior to provision - without quarterly adaptation

The order data may deviate by up to 10 % per OdZ from the planning data of the first calendar year prior to provision agreed upon the year before by 01.04., but however, by max. 10 ICAs and by max. 100 erlang for the traffic value.

In the start-up phase, the tolerance limit is extended from 10 % to 20 %.

2.5.4       Deviations at the quarterly adaptation

The data adapted may deviate in the year prior to provision from the planning data agreed upon last from quarter to quarter by up to +/- 10 % for ICAs and traffic values per OdZ, however, by max. +/- 40 % from the planning data agreed upon by 01.04. of the first year prior to provision.

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                                     PART 2

                                ORDER / PROVISION
                      OF ICAS AND INTERCONNECTION SERVICES

                     Interconnection Contract with FirstMark
                                  Confidential


1           INTRODUCTION

On the basis of a written, binding order, the Telekom provides ICAs and the necessary configuration measures in the Telekom telephone network according to ENCLOSURE B - INTERCONNECTION JUNCTION as well as the traffic capacity required for the utilization according to ENCLOSURE C - SERVICE PORTFOLIO and ANNEX G - MUTUAL PERFORMANCE RELATIONS.

2           ORDER

2.1         BASICS

The purchase order forms attached as Enclosure 2 to this Annex are to be used for order. These forms will be made available to FirstMark as data file. For control purposes, FirstMark will create in addition a cover note containing the contents of the order, i.e. indication of the OdZ and the number and design variant of the ICAs per OdZ.

FirstMark can order a maximum of 127 ICAs per traffic relation.

FirstMark will place his orders for a minimum utilization of the traffic capacities, as it is stipulated in the regulations of Part 2, item 5 of this Annex.

FirstMark indicates his wish regarding the date of provision, enters the data in the special forms and sends it as datafile to the Telekom, by indicating the name and telephone number of the responsible contact person (1. process). The Telekom will check whether the order is realizable, agrees upon details with FirstMark, either confirms the date of provision or proposes a new one, completes the data files by making her respective entries and returns these files to FirstMark (2. process).
In the third process, FirstMark either confirms the date of provision proposed by the Telekom or agrees upon another one with the Telekom. When the data of provision and the technical details have been arranged, FirstMark sends the agreed data files as well as two undersigned printouts to the Telekom for countersignature. The Telekom countersigns the printouts and returns one copy to FirstMark (4. process). With that, the data are regarded as arranged.

                     Interconnection Contract with FirstMark
                                  Confidential


2.2         ADDITIONAL DEFINITIONS

Definition: FirstMark (called Customer in the purchase order forms) and the
            Telekom use gateway systems.
            The gateway systems of FirstMark are hereinafter called GWs. The GWs of the Telekom are hereinafter called VE:N.
            A network interworking (NU) can be operated on both sides by several GWs.

2.3         GENERAL ORDERING PROCEDURE

Purchase order is placed to the Telekom in writing, indicating all information required for the provision. Receipt of the order is immediately confirmed by indicating order number and date of receipt. The Telekom will immediately check whether the order can be realized. If the order is not in correspondence with the contractual agreements, it is rejected.

The Telekom will confirm a complete purchase order, except the cases listed below, within four weeks after receipt.
As for orders comprising more than 50 ICAs per OdZ or more than 400 ICAs in total (mass purchase order), the order is confirmed within eight weeks.
In cases where the Telekom is obliged to realize provision only within the existing technical and operational possibilities, the deliverable part of the purchase order will be confirmed, and for the other part a report about the current state will be submitted. A date of provision shall always be a working day.

If it is not possible to promise the desired date of provision on order confirmation, the Telekom will state at the same time the best possible date for the ICAs provision with the ordered traffic capacity and/or the configuration measures in the Telekom telephone network. FirstMark will immediately confirm receipt of the order confirmation by indicating the order number and the date of receipt.
FirstMark will then either confirm the changed date for the ICAs provision with the ordered traffic capacity and/or the configuration measures in the Telekom telephone network, agree a new provision date with the Telekom or cancel the order within 5 working days.

Otherwise, the date of provision stated by the Telekom is valid.

After confirmation of the provision dates, the Telekom will inform FirstMark whether and to what amount a provision of security is required according to item 18 of the main part of this Interconnection Contract and Part 2, item 2.8 of this Annex.

                     Interconnection Contract with FirstMark
                                  Confidential


2.4         ORDERING PROCEDURE FOR IOP-NW

The IOP-NW according to ANNEX C - TEST is part of the initial provision. The ICAs for the IOP-NW are to be marked specially in the box ,,Remarks" of the purchase order forms for the initial provision.

2.5         ORDERING PROCEDURE IN CASE OF EXCEEDING THE THRESHOLD VALUES ACC. TO
            PART 1 OF THE ENCLOSURE C - SERVICE PORTFOLIO

If the threshold values are exceeded according to Part 1 of the ENCLOSURE C - SERVICE PORTFOLIO, the order is to be adapted according to Part 1, item 4.2 of the ENCLOSURE C - SERVICE PORTFOLIO.

2.6         ORDERS DEVIATING FROM THE PLANNING ARRANGEMENTS

If the purchase order for the ICAs or the traffic capacity is below the scope of supply agreed upon during the annual planning arrangements for the respective periods, the Telekom is entitled to use the remaining portions elsewhere. In such a case the scope of supply fixed during the annual planning arrangements will be reduced for the next planning periods by the portions not ordered. Order confirmation in the following planning periods is then made within the frame of the corrected scope of supply.

2.7         PERIODS FOR PROVISION

The Telekom will provide the ICAs as well as the necessary traffic capacity and the configuration measures in the Telekom telephone network within the following periods after receipt of order, provided that the prerequisites mentioned in ENCLOSURE E - QUALITY are met:

--------------------------------------------------------------------------------
A) Order at a new OdZ                               12 months
--------------------------------------------------------------------------------
B) Order at a further OdZ                            6 months
--------------------------------------------------------------------------------
C) Order of a capacity extension at an existing      3 months
OdZ, within the scope of the bandwidth of
existing transmission systems
--------------------------------------------------------------------------------
D) Order of  configuration measures in the Telekom   3 months, 2 working
telephone network                                    days after ICAs
                                                     commissioning at the
                                                     earliest
--------------------------------------------------------------------------------

The periods for provision for quarterly adaptations of the planning arrangements are subject to the regulations according to ANNEX B - ORDER/PROVISION, Part 1.

                     Interconnection Contract with FirstMark
                                  Confidential


2.8         PROVISION OF SECURITY

2.8.1       Procedure

The Telekom informs FirstMark in writing about the dates of maturity for provision of the security and its amount along with the confirmation of the provision dates according to the following regulations.

2.8.2       How the amount of the security provision is made up

The amount of the provision of security is made up of 80 % of the provision fee and 40 % of the fixed line fee for 1 year.
Calculation of the fee for the CFV portions is based on the actual CFV length. Basis for calculation are the prices approved by RegTP at the time of calculation. The price items are in accordance with ENCLOSURE D - PRICE.

2.8.2.1     Scope of provision fee

The following price items do belong to the provision fee:

-     all configuration measures in the Telekom telephone network,
- all provision fees regarding the ordered ICAs (intra- and inter-building sections) and/or collocation rooms including infrastructure (without GEV and RLT).
      Basis for the calculation of infrastructure in that connection is an average price in the amount of 16,000.00 DM/collocation room (8,180.67 EUR/collocation room) per OdZ.

2.8.2.2     Scope of the fixed line fee

The following price items do belong to the fixed line fee:

The whole fixed line fees of the ordered ICAs (intra- and inter-building sections) and of collocation rooms, if required, GEV (without RLT), additional expenses and ZZK7. In case a rent for the collocation room has not been fixed at the time of signing the Interconnection Contract, an average annual basic rent in the amount of 2,600.00 DM/collocation room (1,329.36 EUR/collocation room) is estimated.

                     Interconnection Contract with FirstMark
                                  Confidential


2.8.3       Maturity

If the period between the binding order placed by FirstMark and the confirmed date of provision is less than six months, provision of security will become due 15 working days after FirstMark has received the confirmation of provision.

If this period is longer than six months, provision of security will become due to the 15. day of that month which is six months before that month of the confirmed date of provison. If several dates of provision fall in the same month, the provision of security can be summarized for that month. As for the maturity of that security provision, please see paragraph 2.

2.8.4       Cancellation and cancellation fees

If the security is not provided in time, this is regarded as cancellation of the order and the cancellation fees according to ENCLOSURE D - PRICE will apply.

3           START-UP TEST / ACCEPTANCE PROCEDURE

3.1         GENERAL

The process of ICAs provision is completed with the start-up test. If that test is successful, the performance ,,ICAs" is regarded as provided and accepted. A commissioning protocol is issued.

3.2         DATE

Five working days at the latest prior to the provision date, the start-up test is announced in writing by indicating day, time and contact. The announcement is to be confirmed immediately. The last day for a start-up test is the day of provision. Commissioning must be started on the fixed day at 12:00 o'clock at the latest.

If the commissioning date proposed by the Telekom is postponed on request of FirstMark, FirstMark is not entitled to get a substitute date immediately. The Telekom fixes a second commissioning date on consultation with FirstMark. If both parties cannot agree upon a date that is four weeks after the first commissioning date at the latest, the Telekom is entitled to fix a second commissioning date without the approval of FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


3.3         EXECUTION OF THE START-UP TEST

Commissioning is carried out on the basis of the ITU-T M2.100 regulation.

At the beginning of the test, the contract party realizing the inter-building section, hands a copy of the transmission measuring protocol over to the other party. That protocol documents the compliance with important parameters of the transmission route.

Prerequisite for the start-up test is the successful completion of a CIC allocation test between the exchange system of the Telekom and FirstMark.

The results of the single tests are recorded in the commissioning protocol. That protocol is signed by the representatives of both contract parties. If required, the protocol will be exchanged by fax for this purpose. Such an exchange is to be done within one working day.

The contract parties will do their best to finish the start-up test within a short time.

After a successful start-up test, the FirstMark contact person indicated in ANNEX H - CONTACT PERSONS will send the commissioning protocols to the responsible office of the Telekom indicated in ANNEX H - CONTACT PERSONS. As for the commissioning of ICAs at further OdZ, dispatch must be effected on the day of commissioning.

3.4         FIRSTMARK DUTIES TO COOPERATE

o presence of competent, German-speaking personnel of the contract parties on site
o     accessibility to all necessary rooms
o     presentation of the commissioning protocols for the transmission route
o jumpering at the distributor of the interchange point by FirstMark is effected
o     finishing of the exchange preparations
o equipment of the upper half of the DSV2Vt-distributor including documentation
o provision of connecting cables according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS

The correct allocation of catchment areas to the OdZ is carried out by means of the purchase order form ,,Interconnection order" that will be filled by FirstMark and checked and confirmed by the Telekom. FirstMark is obliged to send the commissioning protocols of the connection of ICAs to further OdZ the very same day to the Telekom contact person indicated in ANNEX H - CONTACT PERSONS.

                     Interconnection Contract with FirstMark
                                  Confidential


3.5         NON-ACCEPTANCE OF ICAS

If Firstmark fails to attend the second commissioning date by negligence, the Telekom has the right within 10 working days to cancel the order of the ICAs not accepted. In that case, the following regulations regarding cancellation do apply.
If the Telekom does not exercise this right, the ICAs are regarded as accepted. In this case, the Telekom sends the commissioning protocol to the Telekom contact person indicated in ANNEX H - CONTACT PERSONS.

4           CANCELLATION

4.1         CANCELLATION OF ICAS

FirstMark can cancel a purchase order, depending on the case as defined by item
2.7 within the following periods free of charge:

o Case A) until 12 months prior to the date of provision desired or agreed upon in case of deviation
o Case B) until 6 months prior to the date of provision desired or agreed upon in case of deviation
o Case C) until 3 months prior to the date of provision desired or agreed upon in case of deviation

FirstMark can cancel an order also free of charge, if the Telekom does not confirm the date of provision requested by FirstMark and the proposed date deviates from the date requested by FirstMark by more than 30 % upwards from the respective maximum period of provision.

In case of a cancellation after order placement and prior to the agreement on a binding date of provision, FirstMark has to pay a lump sum according to ENCLOSURE D - PRICE, if there are no prerequisites existing that do justify a cancellation free of charge.

In case of a cancellation within the above mentioned periods of provision, FirstMark will be charged with cancellation fees. Such fees depend on the time of cancellation (time window) and are indicated in ENCLOSURE D - PRICE.

If FirstMark changes a purchase order after the arrangement of a binding date of provision, such change is regarded as cancellation and new order, unless it is a change within the scope of the tolerance values indicated in Part 1 under item 2.5.

                     Interconnection Contract with FirstMark
                                  Confidential


4.2         CANCELLATION OF CONFIGURATION MEASURES

FirstMark has the right to cancel a purchase order free of charge until 3 months prior to the date of provision desired or agreed upon in case of deviation.

In case of cancellation within the above mentioned period of provision, FirstMark will be charged with the whole costs of the ordered configuration measures.

If FirstMark changes a purchase order after the arrangement of a binding date of provision, such change is regarded as cancellation and new order.

5           MINIMUM UTILIZATION OF THE TRAFFIC CAPACITIES

Orders are rejected, if the traffic capacity indicated therein is smaller than 70 % of the values stated in the table below.

To determine the minimum utilization of the traffic capacities of the provided ICAs at an OdZ, the Telekom is entitled any time to demand from FirstMark to immediately carry out traffic measurements.

The traffic measurements depend here on the ITU recommendations (Time Consistent Busy Hour - TCBH - according to ITU-T recommendation E.500; for further details please see ANNEX D - OPERATION, measuring methods to check the threshold value).

If it is found out that the measured traffic intensity reaches less than 50 % of the maximum possible traffic intensity according to the table below, the following rules apply:

a. The Telekom is entitled to demand to concentrate or to shift the actually settled traffic to the necessary number of ICAs (that number is calculated by using the table below) within four weeks.

b. One year after provision at the earliest, the Telekom is entitled to cancel up to 75 % of the ICAs not necessary according item a. at this OdZ with a month's notice to the end of each quarter.

                     Interconnection Contract with FirstMark
                                  Confidential


c. If FirstMark places a new order for the ICAs at that OdZ that have been cancelled according to item b., this is regarded as a new order. The planning data for the cancelled ICAs and the maximum periods of provision of ENCLOSURE E - QUALITY resulting from that, are no longer effective. Here, purchase orders at that OdZ are only allowed, if FirstMark can prove by presenting a traffic measurement according to ANNEX D - OPERATION measuring methods to check the threshold value, that the minimum requirements for the existing ICAs are met, in accordance with the previous presentation. That means, they correspond to a utilization of at least 70 % of the maximum possible traffic handling capability at each ICAs.

      The data agreed upon within the frame of planning arrangements will be adapted correspondingly.

      Table to determine the traffic intensity in dependence of the number of ICAs at a loss of 1 % and a modularity of 31 useful channels per ICAs

    Number of                 Number of                 Traffic intensity
      ICAs                    channels                 at B = 1 % [erlang]

        1                       31                            21.2
        2                       62                            48.8
        3                       93                            77.5
        4                      124                           106.8
        5                      155                           136.3
        6                      186                           166.2
        7                      217                           196.2
        8                      248                           226.3
        9                      279                           256.6
       10                      310                           286.9

     (if more than 10 ICAs are concerned, please see the special literature)

                     Interconnection Contract with FirstMark
                                  Confidential


6           TERMINATION

6.1         TERMINATION OF ICAS

The minimum fixed line period of ICAs is 12 months. This period will automatically be extended from the time and within the scope of a remuneration approval deviating from the arranged minimum fixed line period.
Both contract parties are entitled to cancel ICAs with a three months` written notice to the end of a month, however, the first time to the end of the fixed line period. In addition, the Telekom can cancel ICAs with one month's written notice to the end of a quarter, if the prerequisites stated under item 5 are existing.
The termination notice is to be addressed to the contact persons indicated in ANNEX H - CONTACT PERSONS.

6.2         TERMINATION OF CONFIGURATION MEASURES

Configuration measures are cancelled by using the purchase order form ,,Interconnection order" in addition to the termination of single ICAs.

6.3         TERMINATION OF THE INTERCONNECTION CONTRACT

When terminating the Interconnection Contract according to the periods indicated in the main part, the ICAs and the configuration measures are to be terminated as well according to item 6.1 and 6.2, if the termination does affect the ICAs or configuration measures.

7           PURCHASE ORDER FORMS

Orders for ICAs and the necessary traffic capacity is placed by means of the purchase order form ,,ICAs order" which contains all data regarding traffic relation, signalling, traffic data and the ICAs commissioning protocol. When ordering ICAs in ,,Physical Co-location" design for the first time, the form ,,ICAs order, sheet 2: collocation room" is to be filled in as well, separately for each single OdZ.

For the order of configuration measures in the Telekom telephone network, the purchase order form ,,Interconnection order" is to be used.

                     Interconnection Contract with FirstMark

                                 SPECIMEN FORMS

                                 ANNEX B PART 1

                              PLANNING ARRANGEMENTS


                          NAME:    FIRSTMARK
                                   COMMUNICATIONS DEUTSCHLAND GMBH

                          ADDRESS: UHLANDSTRASSE 179/180
                                   10623 BERLIN


                                                                          1 (38)

                     Interconnection Contract with FirstMark


1. ARRANGEMENT

The following planning arrangements have been made between ICP and the Deutsche Telekom AG according to Annex B Part 1 of the Interconnection Contract dated xx.xx.xx.

The planning arrangements consist of the following documents:

--------------------------------------------------------------------------------
Consec. No.   Table names                                        Number of pages
                                                                    (printout)
--------------------------------------------------------------------------------
       1      Arrangement                                               1
       2      Overview of the OdZ data
       3      Overview of catchment areas
      4.1     Traffic structure & interconnection services (ZD)
      4.2     Traffic structure basic catchment areas (GEZB)
      4.3     Traffic structure standard catchment areas (SEZB)
--------------------------------------------------------------------------------

REMARK:


                  --------------------------------------------------------------
                  Interconnection partner            Deutsche Telekom AG

--------------------------------------------------------------------------------
           Place:

--------------------------------------------------------------------------------
            Date:

--------------------------------------------------------------------------------
       Signature:

--------------------------------------------------------------------------------


                                                                            1(1)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------
OdZ data                            Planning data for    Year X+1    Planning data for the year X+1(new):
                                    the year X+1:        (old):
------------------------------------------------------------------------------------------------------------------------
OdZ name                   Area     Sum ICAs  Sum        Former      1st      2nd       3rd       4th        Number
                           code     X+1       traffic    planning    quarter  quarter   quarter   quarter    of ICAs
                                              HVSt       data (from  ICAs     ICAs      ICAs      ICAs year  to be
                                              (Erlang)   the year    year X+1 year X+1  year X+1  X+1        implemented
                                                         X-1) for                                            in the
                                                         ICAs in X+1                                         year X+1
------------------------------------------------------------------------------------------------------------------------
Column sum:                                                   0         0         0         0         0          0
------------------------------------------------------------------------------------------------------------------------
Essen                        201
------------------------------------------------------------------------------------------------------------------------
Dusseldorf                   211
------------------------------------------------------------------------------------------------------------------------
Cologne                      221
------------------------------------------------------------------------------------------------------------------------
Dortmund                     231
------------------------------------------------------------------------------------------------------------------------
Berlin                        30
------------------------------------------------------------------------------------------------------------------------
Leipzig                      341
------------------------------------------------------------------------------------------------------------------------
Dresden                      351
------------------------------------------------------------------------------------------------------------------------
Erfurt                       361
------------------------------------------------------------------------------------------------------------------------
Rostock                      381
------------------------------------------------------------------------------------------------------------------------
Madgdeburg                   391
------------------------------------------------------------------------------------------------------------------------
Hamburg                       40
------------------------------------------------------------------------------------------------------------------------
Bremen                       421
------------------------------------------------------------------------------------------------------------------------
Kiel                         431
------------------------------------------------------------------------------------------------------------------------
Hannover                     511
------------------------------------------------------------------------------------------------------------------------
Bielefeld                    521
------------------------------------------------------------------------------------------------------------------------
Frankfurt am Main             69
------------------------------------------------------------------------------------------------------------------------
Mannheim                     621
------------------------------------------------------------------------------------------------------------------------
Stuttgart                    711
------------------------------------------------------------------------------------------------------------------------
Karlsruhe                    721
------------------------------------------------------------------------------------------------------------------------
Munich                        89
------------------------------------------------------------------------------------------------------------------------
Augsburg                     821
------------------------------------------------------------------------------------------------------------------------
Wurzburg                     931
------------------------------------------------------------------------------------------------------------------------
Nurnberg                     911
------------------------------------------------------------------------------------------------------------------------
Aachen                       241
------------------------------------------------------------------------------------------------------------------------
Munster                      251
------------------------------------------------------------------------------------------------------------------------
Koblenz                      261
------------------------------------------------------------------------------------------------------------------------
Siegen                       271
------------------------------------------------------------------------------------------------------------------------
Wesel                        281
------------------------------------------------------------------------------------------------------------------------
Meschede                     291
------------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony              371
------------------------------------------------------------------------------------------------------------------------
Neubrandenburg               395
------------------------------------------------------------------------------------------------------------------------
Oldenburg                    441
------------------------------------------------------------------------------------------------------------------------
Lubeck                       451
------------------------------------------------------------------------------------------------------------------------
Flensburg                    461
------------------------------------------------------------------------------------------------------------------------
Bremerhaven                  471
------------------------------------------------------------------------------------------------------------------------
Heide Holstein               481
------------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland            491
------------------------------------------------------------------------------------------------------------------------
Braunschweig                 531
------------------------------------------------------------------------------------------------------------------------
Osnabruck                    541
------------------------------------------------------------------------------------------------------------------------
Gottingen                    551
------------------------------------------------------------------------------------------------------------------------
Kassel                       561
------------------------------------------------------------------------------------------------------------------------
Minden Westfalen             571
------------------------------------------------------------------------------------------------------------------------
Uelzen                       581
------------------------------------------------------------------------------------------------------------------------
Lingen Ems                   591
------------------------------------------------------------------------------------------------------------------------
Kaiserslautern               631
------------------------------------------------------------------------------------------------------------------------
Giessen                      641
------------------------------------------------------------------------------------------------------------------------
Trier                        651
------------------------------------------------------------------------------------------------------------------------
Fulda                        661
------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach                671
------------------------------------------------------------------------------------------------------------------------
Saarbrucken                  681
------------------------------------------------------------------------------------------------------------------------
Ulm Donau                    731
------------------------------------------------------------------------------------------------------------------------
Rottweil                     741
------------------------------------------------------------------------------------------------------------------------
Ravensburg                   751
------------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau         761
------------------------------------------------------------------------------------------------------------------------
Donaueschlingen              771
------------------------------------------------------------------------------------------------------------------------
Offenburg                    781
------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall              791
------------------------------------------------------------------------------------------------------------------------
Kempten Allgau               831
------------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng          8450
------------------------------------------------------------------------------------------------------------------------
Passau                       851
------------------------------------------------------------------------------------------------------------------------
Traunstein                   861
------------------------------------------------------------------------------------------------------------------------
Landshut                     871
------------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern          881
------------------------------------------------------------------------------------------------------------------------
Donauworth                   906
------------------------------------------------------------------------------------------------------------------------
Bayreuth                     921
------------------------------------------------------------------------------------------------------------------------
Regensburg                   941
------------------------------------------------------------------------------------------------------------------------
Bamberg                      951
------------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz      961
------------------------------------------------------------------------------------------------------------------------
Bad Kissingen                971
------------------------------------------------------------------------------------------------------------------------
Ansbach                      981
------------------------------------------------------------------------------------------------------------------------
Deggendorf                   991
------------------------------------------------------------------------------------------------------------------------
Wuppertal                    202
------------------------------------------------------------------------------------------------------------------------
Duisburg                     203
------------------------------------------------------------------------------------------------------------------------
Oberhausen                   208
------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen                209
------------------------------------------------------------------------------------------------------------------------
Solingen                     212
------------------------------------------------------------------------------------------------------------------------
Neuss                        2131
------------------------------------------------------------------------------------------------------------------------
Krefeld                      2151
------------------------------------------------------------------------------------------------------------------------
Monchengladbach              2161
------------------------------------------------------------------------------------------------------------------------
Leverkusen                   2171
------------------------------------------------------------------------------------------------------------------------
Siegburg                     2241
------------------------------------------------------------------------------------------------------------------------
Gummersbach                  2261
------------------------------------------------------------------------------------------------------------------------


                                                                          1 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                     Detailed data for the year X+1:
------------------------------------------------------------------------------------------------------------------------------------
OdZ name               Area  Address     ICAs      ICAs       ICAs      ICAs        ICAs         ICAs        Check sum    Associated
                       code  interchange "Customer "Customer  "Customer "Customer   "Physical    "Physical   of all       central
                             point       Sited"    Sited with Sited     Sited with  Co-location" Co-location ICAs (inter- signalling
                             customer              double     with      double                   with        connection   channel
                             sited                 support"   two-way   support and              double      junctions)   (ZZK)
                                                              routing"  two-way                  support"    X+1
                                                                        routing"
------------------------------------------------------------------------------------------------------------------------------------
Column sum:                                   0         0         0          0          0           0            0          0
------------------------------------------------------------------------------------------------------------------------------------
Essen                   201                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf              211                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Cologne                 221                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Dortmund                231                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Berlin                   30                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Leipzig                 341                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Dresden                 351                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Erfurt                  361                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Rostock                 381                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Madgdeburg              391                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                  40                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bremen                  421                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Kiel                    431                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Hannover                511                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bielefeld               521                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt am Main        69                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Mannheim                621                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart               711                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Karlsruhe               721                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Munich                   89                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Augsburg                821                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                931                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg                911                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Aachen                  241                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Munster                 251                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Koblenz                 261                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Siegen                  271                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wesel                   281                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Meschede                291                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony         371                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Neubrandenburg          395                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Oldenburg               441                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Lubeck                  451                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Flensburg               461                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bremerhaven             471                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Heide Holstein          481                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland       491                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Braunschweig            531                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Osnabruck               541                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gottingen               551                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Kassel                  561                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Minden Westfalen        571                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Uelzen                  581                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Lingen Ems              591                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Kaiserslautern          631                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Giessen                 641                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Trier                   651                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Fulda                   661                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach           671                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Saarbrucken             681                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Ulm Donau               731                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Rottweil                741                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Ravensburg              751                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau    761                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Donaueschlingen         771                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Offenburg               781                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall         791                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Kempten Allgau          831                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng     8450                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Passau                  851                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Traunstein              861                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Landshut                871                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern     881                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Donauworth              906                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bayreuth                921                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Regensburg              941                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bamberg                 951                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz 961                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bad Kissingen           971                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Ansbach                 981                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Deggendorf              991                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wuppertal               202                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Duisburg                203                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Oberhausen              208                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen           209                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Solingen                212                                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Neuss                   2131                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Krefeld                 2151                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Monchengladbach         2161                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Leverkusen              2171                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Siegburg                2241                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------
Gummersbach             2261                                                                                     0
------------------------------------------------------------------------------------------------------------------------------------


                                                                          2 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

----------------------------------------------------------------------------------------------------------------------
OdZ data                          Indication of traffic intensity by the ICP
----------------------------------------------------------------------------------------------------------------------
OdZ name                 Area     Telekom    Telekom to   Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                         code     to ICP     ICP          ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                  Traffic    BHCA         CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                  intensity                                    intensity
                                  in erlangs                                   in
                                                                               erlangs
----------------------------------------------------------------------------------------------------------------------
Column sum:                         0                                            0
----------------------------------------------------------------------------------------------------------------------
Essen                    201
----------------------------------------------------------------------------------------------------------------------
Dusseldorf               211
----------------------------------------------------------------------------------------------------------------------
Cologne                  221
----------------------------------------------------------------------------------------------------------------------
Dortmund                 231
----------------------------------------------------------------------------------------------------------------------
Berlin                    30
----------------------------------------------------------------------------------------------------------------------
Leipzig                  341
----------------------------------------------------------------------------------------------------------------------
Dresden                  351
----------------------------------------------------------------------------------------------------------------------
Erfurt                   361
----------------------------------------------------------------------------------------------------------------------
Rostock                  381
----------------------------------------------------------------------------------------------------------------------
Madgdeburg               391
----------------------------------------------------------------------------------------------------------------------
Hamburg                   40
----------------------------------------------------------------------------------------------------------------------
Bremen                   421
----------------------------------------------------------------------------------------------------------------------
Kiel                     431
----------------------------------------------------------------------------------------------------------------------
Hannover                 511
----------------------------------------------------------------------------------------------------------------------
Bielefeld                521
----------------------------------------------------------------------------------------------------------------------
Frankfurt am Main         69
----------------------------------------------------------------------------------------------------------------------
Mannheim                 621
----------------------------------------------------------------------------------------------------------------------
Stuttgart                711
----------------------------------------------------------------------------------------------------------------------
Karlsruhe                721
----------------------------------------------------------------------------------------------------------------------
Munich                    89
----------------------------------------------------------------------------------------------------------------------
Augsburg                 821
----------------------------------------------------------------------------------------------------------------------
Wurzburg                 931
----------------------------------------------------------------------------------------------------------------------
Nurnberg                 911
----------------------------------------------------------------------------------------------------------------------
Aachen                   241
----------------------------------------------------------------------------------------------------------------------
Munster                  251
----------------------------------------------------------------------------------------------------------------------
Koblenz                  261
----------------------------------------------------------------------------------------------------------------------
Siegen                   271
----------------------------------------------------------------------------------------------------------------------
Wesel                    281
----------------------------------------------------------------------------------------------------------------------
Meschede                 291
----------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony          371
----------------------------------------------------------------------------------------------------------------------
Neubrandenburg           395
----------------------------------------------------------------------------------------------------------------------
Oldenburg                441
----------------------------------------------------------------------------------------------------------------------
Lubeck                   451
----------------------------------------------------------------------------------------------------------------------
Flensburg                461
----------------------------------------------------------------------------------------------------------------------
Bremerhaven              471
----------------------------------------------------------------------------------------------------------------------
Heide Holstein           481
----------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland        491
----------------------------------------------------------------------------------------------------------------------
Braunschweig             531
----------------------------------------------------------------------------------------------------------------------
Osnabruck                541
----------------------------------------------------------------------------------------------------------------------
Gottingen                551
----------------------------------------------------------------------------------------------------------------------
Kassel                   561
----------------------------------------------------------------------------------------------------------------------
Minden Westfalen         571
----------------------------------------------------------------------------------------------------------------------
Uelzen                   581
----------------------------------------------------------------------------------------------------------------------
Lingen Ems               591
----------------------------------------------------------------------------------------------------------------------
Kaiserslautern           631
----------------------------------------------------------------------------------------------------------------------
Giessen                  641
----------------------------------------------------------------------------------------------------------------------
Trier                    651
----------------------------------------------------------------------------------------------------------------------
Fulda                    661
----------------------------------------------------------------------------------------------------------------------
Bad Kreuznach            671
----------------------------------------------------------------------------------------------------------------------
Saarbrucken              681
----------------------------------------------------------------------------------------------------------------------
Ulm Donau                731
----------------------------------------------------------------------------------------------------------------------
Rottweil                 741
----------------------------------------------------------------------------------------------------------------------
Ravensburg               751
----------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau     761
----------------------------------------------------------------------------------------------------------------------
Donaueschlingen          771
----------------------------------------------------------------------------------------------------------------------
Offenburg                781
----------------------------------------------------------------------------------------------------------------------
Schwabisch Hall          791
----------------------------------------------------------------------------------------------------------------------
Kempten Allgau           831
----------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng      8450
----------------------------------------------------------------------------------------------------------------------
Passau                   851
----------------------------------------------------------------------------------------------------------------------
Traunstein               861
----------------------------------------------------------------------------------------------------------------------
Landshut                 871
----------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern      881
----------------------------------------------------------------------------------------------------------------------
Donauworth               906
----------------------------------------------------------------------------------------------------------------------
Bayreuth                 921
----------------------------------------------------------------------------------------------------------------------
Regensburg               941
----------------------------------------------------------------------------------------------------------------------
Bamberg                  951
----------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz  961
----------------------------------------------------------------------------------------------------------------------
Bad Kissingen            971
----------------------------------------------------------------------------------------------------------------------
Ansbach                  981
----------------------------------------------------------------------------------------------------------------------
Deggendorf               991
----------------------------------------------------------------------------------------------------------------------
Wuppertal                202
----------------------------------------------------------------------------------------------------------------------
Duisburg                 203
----------------------------------------------------------------------------------------------------------------------
Oberhausen               208
----------------------------------------------------------------------------------------------------------------------
Gelsenkirchen            209
----------------------------------------------------------------------------------------------------------------------
Solingen                 212
----------------------------------------------------------------------------------------------------------------------
Neuss                    2131
----------------------------------------------------------------------------------------------------------------------
Krefeld                  2151
----------------------------------------------------------------------------------------------------------------------
Monchengladbach          2161
----------------------------------------------------------------------------------------------------------------------
Leverkusen               2171
----------------------------------------------------------------------------------------------------------------------
Siegburg                 2241
----------------------------------------------------------------------------------------------------------------------
Gummersbach              2261
----------------------------------------------------------------------------------------------------------------------


                                                                          3 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

----------------------------------------------------------------------------------------------------------------------
OdZ data                          Indication of traffic intensity by the ICP
----------------------------------------------------------------------------------------------------------------------
OdZ name                 Area     Telekom    Telekom to   Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                         code     to ICP     ICP          ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                  Traffic    BHCA         CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                  intensity                                    intensity
                                  in erlangs                                   in
                                                                               erlangs
----------------------------------------------------------------------------------------------------------------------
Column sum:                         0                                            0
----------------------------------------------------------------------------------------------------------------------
Essen                    201
----------------------------------------------------------------------------------------------------------------------
Dusseldorf               211
----------------------------------------------------------------------------------------------------------------------
Cologne                  221
----------------------------------------------------------------------------------------------------------------------
Dortmund                 231
----------------------------------------------------------------------------------------------------------------------
Berlin                    30
----------------------------------------------------------------------------------------------------------------------
Leipzig                  341
----------------------------------------------------------------------------------------------------------------------
Dresden                  351
----------------------------------------------------------------------------------------------------------------------
Erfurt                   361
----------------------------------------------------------------------------------------------------------------------
Rostock                  381
----------------------------------------------------------------------------------------------------------------------
Madgdeburg               391
----------------------------------------------------------------------------------------------------------------------
Hamburg                   40
----------------------------------------------------------------------------------------------------------------------
Bremen                   421
----------------------------------------------------------------------------------------------------------------------
Kiel                     431
----------------------------------------------------------------------------------------------------------------------
Hannover                 511
----------------------------------------------------------------------------------------------------------------------
Bielefeld                521
----------------------------------------------------------------------------------------------------------------------
Frankfurt am Main         69
----------------------------------------------------------------------------------------------------------------------
Mannheim                 621
----------------------------------------------------------------------------------------------------------------------
Stuttgart                711
----------------------------------------------------------------------------------------------------------------------
Karlsruhe                721
----------------------------------------------------------------------------------------------------------------------
Munich                    89
----------------------------------------------------------------------------------------------------------------------
Augsburg                 821
----------------------------------------------------------------------------------------------------------------------
Wurzburg                 931
----------------------------------------------------------------------------------------------------------------------
Nurnberg                 911
----------------------------------------------------------------------------------------------------------------------
Aachen                   241
----------------------------------------------------------------------------------------------------------------------
Munster                  251
----------------------------------------------------------------------------------------------------------------------
Koblenz                  261
----------------------------------------------------------------------------------------------------------------------
Siegen                   271
----------------------------------------------------------------------------------------------------------------------
Wesel                    281
----------------------------------------------------------------------------------------------------------------------
Meschede                 291
----------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony          371
----------------------------------------------------------------------------------------------------------------------
Neubrandenburg           395
----------------------------------------------------------------------------------------------------------------------
Oldenburg                441
----------------------------------------------------------------------------------------------------------------------
Lubeck                   451
----------------------------------------------------------------------------------------------------------------------
Flensburg                461
----------------------------------------------------------------------------------------------------------------------
Bremerhaven              471
----------------------------------------------------------------------------------------------------------------------
Heide Holstein           481
----------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland        491
----------------------------------------------------------------------------------------------------------------------
Braunschweig             531
----------------------------------------------------------------------------------------------------------------------
Osnabruck                541
----------------------------------------------------------------------------------------------------------------------
Gottingen                551
----------------------------------------------------------------------------------------------------------------------
Kassel                   561
----------------------------------------------------------------------------------------------------------------------
Minden Westfalen         571
----------------------------------------------------------------------------------------------------------------------
Uelzen                   581
----------------------------------------------------------------------------------------------------------------------
Lingen Ems               591
----------------------------------------------------------------------------------------------------------------------
Kaiserslautern           631
----------------------------------------------------------------------------------------------------------------------
Giessen                  641
----------------------------------------------------------------------------------------------------------------------
Trier                    651
----------------------------------------------------------------------------------------------------------------------
Fulda                    661
----------------------------------------------------------------------------------------------------------------------
Bad Kreuznach            671
----------------------------------------------------------------------------------------------------------------------
Saarbrucken              681
----------------------------------------------------------------------------------------------------------------------
Ulm Donau                731
----------------------------------------------------------------------------------------------------------------------
Rottweil                 741
----------------------------------------------------------------------------------------------------------------------
Ravensburg               751
----------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau     761
----------------------------------------------------------------------------------------------------------------------
Donaueschlingen          771
----------------------------------------------------------------------------------------------------------------------
Offenburg                781
----------------------------------------------------------------------------------------------------------------------
Schwabisch Hall          791
----------------------------------------------------------------------------------------------------------------------
Kempten Allgau           831
----------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng      8450
----------------------------------------------------------------------------------------------------------------------
Passau                   851
----------------------------------------------------------------------------------------------------------------------
Traunstein               861
----------------------------------------------------------------------------------------------------------------------
Landshut                 871
----------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern      881
----------------------------------------------------------------------------------------------------------------------
Donauworth               906
----------------------------------------------------------------------------------------------------------------------
Bayreuth                 921
----------------------------------------------------------------------------------------------------------------------
Regensburg               941
----------------------------------------------------------------------------------------------------------------------
Bamberg                  951
----------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz  961
----------------------------------------------------------------------------------------------------------------------
Bad Kissingen            971
----------------------------------------------------------------------------------------------------------------------
Ansbach                  981
----------------------------------------------------------------------------------------------------------------------
Deggendorf               991
----------------------------------------------------------------------------------------------------------------------
Wuppertal                202
----------------------------------------------------------------------------------------------------------------------
Duisburg                 203
----------------------------------------------------------------------------------------------------------------------
Oberhausen               208
----------------------------------------------------------------------------------------------------------------------
Gelsenkirchen            209
----------------------------------------------------------------------------------------------------------------------
Solingen                 212
----------------------------------------------------------------------------------------------------------------------
Neuss                    2131
----------------------------------------------------------------------------------------------------------------------
Krefeld                  2151
----------------------------------------------------------------------------------------------------------------------
Monchengladbach          2161
----------------------------------------------------------------------------------------------------------------------
Leverkusen               2171
----------------------------------------------------------------------------------------------------------------------
Siegburg                 2241
----------------------------------------------------------------------------------------------------------------------
Gummersbach              2261
----------------------------------------------------------------------------------------------------------------------


                                                                          4 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

-----------------------------------------------------------------------------------------------------------------------------
OdZ data                           Planning data for the    Year X+1    Planning data for the year X+1(new):
                                   year X+1:                (old):
-----------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area     Sum ICAs  Sum traffic    Former      1st       2nd       3rd        4th       Number
                          code     X+1       HVSt (Erlang)  planning    quarter   quarter   quarter    quarter   of ICAs
                                                            data (from  ICAs      ICAs      ICAs year  ICAs      to be
                                                            the year    year X+1  year X+1  X+1        year X+1  implemented
                                                            X-1) for                                             in the
                                                            ICAs in X+1                                          year X+1
-----------------------------------------------------------------------------------------------------------------------------
Column sum:                                                      0         0          0         0          0         0
-----------------------------------------------------------------------------------------------------------------------------
Bonn                      228
-----------------------------------------------------------------------------------------------------------------------------
Hagen Westfalen           2331
-----------------------------------------------------------------------------------------------------------------------------
Bochum                    234
-----------------------------------------------------------------------------------------------------------------------------
Ludenscheid               2351
-----------------------------------------------------------------------------------------------------------------------------
Recklinghausen            2361
-----------------------------------------------------------------------------------------------------------------------------
Hamm Westfalen            2381
-----------------------------------------------------------------------------------------------------------------------------
Duren                     2421
-----------------------------------------------------------------------------------------------------------------------------
Geilenkirchen             2451
-----------------------------------------------------------------------------------------------------------------------------
Greven Westfalen          2571
-----------------------------------------------------------------------------------------------------------------------------
Ludinghausen              2591
-----------------------------------------------------------------------------------------------------------------------------
Neuwied                   2631
-----------------------------------------------------------------------------------------------------------------------------
Lippstadt                 2941
-----------------------------------------------------------------------------------------------------------------------------
Potsdam                   331
-----------------------------------------------------------------------------------------------------------------------------
Eberswalde                3334
-----------------------------------------------------------------------------------------------------------------------------
Frankfurt Oder            335
-----------------------------------------------------------------------------------------------------------------------------
Brandenburg               3381
-----------------------------------------------------------------------------------------------------------------------------
Wittstock Dosse           3394
-----------------------------------------------------------------------------------------------------------------------------
Dessau Anhalt             340
-----------------------------------------------------------------------------------------------------------------------------
Halle Saale               345
-----------------------------------------------------------------------------------------------------------------------------
Merseburg Saale           3461
-----------------------------------------------------------------------------------------------------------------------------
Cottbus                   355
-----------------------------------------------------------------------------------------------------------------------------
Jena                      3641
-----------------------------------------------------------------------------------------------------------------------------
Gera                      365
-----------------------------------------------------------------------------------------------------------------------------
Suhl                      3681
-----------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen        3691
-----------------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg      385
-----------------------------------------------------------------------------------------------------------------------------
Luneburg                  4131
-----------------------------------------------------------------------------------------------------------------------------
Neumunster                4321
-----------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven             4421
-----------------------------------------------------------------------------------------------------------------------------
Hildesheim                5121
-----------------------------------------------------------------------------------------------------------------------------
Celle                     5141
-----------------------------------------------------------------------------------------------------------------------------
Herford                   5221
-----------------------------------------------------------------------------------------------------------------------------
Detmold                   5231
-----------------------------------------------------------------------------------------------------------------------------
Gutersloh                 5241
-----------------------------------------------------------------------------------------------------------------------------
Paderborn                 5251
-----------------------------------------------------------------------------------------------------------------------------
Wolfsburg                 5361
-----------------------------------------------------------------------------------------------------------------------------
Aschaffenburg             6021
-----------------------------------------------------------------------------------------------------------------------------
Friedberg Hessen          6031
-----------------------------------------------------------------------------------------------------------------------------
Dieburg                   6071
-----------------------------------------------------------------------------------------------------------------------------
Wiesbaden                 611
-----------------------------------------------------------------------------------------------------------------------------
Mainz                     6031
-----------------------------------------------------------------------------------------------------------------------------
Russelsheim               6142
-----------------------------------------------------------------------------------------------------------------------------
Darmstadt                 6151
-----------------------------------------------------------------------------------------------------------------------------
Oberursel Taunus          6171
-----------------------------------------------------------------------------------------------------------------------------
Hanau                     6181
-----------------------------------------------------------------------------------------------------------------------------
Bad Soden                 6196
-----------------------------------------------------------------------------------------------------------------------------
Heidelberg                6221
-----------------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse       6321
-----------------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar          6821
-----------------------------------------------------------------------------------------------------------------------------
Saarlouis                 6831
-----------------------------------------------------------------------------------------------------------------------------
Boblingen                 7031
-----------------------------------------------------------------------------------------------------------------------------
Reutlingen                7121
-----------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar          7131
-----------------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg       7141
-----------------------------------------------------------------------------------------------------------------------------
Goppingen                 7161
-----------------------------------------------------------------------------------------------------------------------------
Baden- Baden              7221
-----------------------------------------------------------------------------------------------------------------------------
Pforzheim                 7231
-----------------------------------------------------------------------------------------------------------------------------
Aalen                     7361
-----------------------------------------------------------------------------------------------------------------------------
Hechingen                 7471
-----------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel         7731
-----------------------------------------------------------------------------------------------------------------------------
Dachau                    8131
-----------------------------------------------------------------------------------------------------------------------------
Erlangen                  9131
-----------------------------------------------------------------------------------------------------------------------------
Coburg                    9561
-----------------------------------------------------------------------------------------------------------------------------
Schweinfurt               9721
-----------------------------------------------------------------------------------------------------------------------------
Bottrop                   2041
-----------------------------------------------------------------------------------------------------------------------------
Velbert                   2051
-----------------------------------------------------------------------------------------------------------------------------
Grevenbroich              2181
-----------------------------------------------------------------------------------------------------------------------------
Remscheid                 2191
-----------------------------------------------------------------------------------------------------------------------------
Euskirchen                2251
-----------------------------------------------------------------------------------------------------------------------------
Iserlohn                  2371
-----------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler    2641
-----------------------------------------------------------------------------------------------------------------------------
Lennestadt                2721
-----------------------------------------------------------------------------------------------------------------------------
Betzdorf                  2741
-----------------------------------------------------------------------------------------------------------------------------
Dillenburg                2771
-----------------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein         2821
-----------------------------------------------------------------------------------------------------------------------------
Geldern                   2831
-----------------------------------------------------------------------------------------------------------------------------
Moers                     2841
-----------------------------------------------------------------------------------------------------------------------------
Borken Westfalen          2861
-----------------------------------------------------------------------------------------------------------------------------
Oranienburg               3301
-----------------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg         3321
-----------------------------------------------------------------------------------------------------------------------------
Strausberg                3341
-----------------------------------------------------------------------------------------------------------------------------
Zeuthen                  33762
-----------------------------------------------------------------------------------------------------------------------------


                                                                          5 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                     Detailed data for the year X+1:
------------------------------------------------------------------------------------------------------------------------------------
OdZ name               Area  Address     ICAs      ICAs       ICAs      ICAs        ICAs         ICAs        Check sum    Associated
                       code  interchange "Customer "Customer  "Customer "Customer   "Physical    "Physical   of all       central
                             point       Sited"    Sited with Sited     Sited with  Co-location" Co-location ICAs (inter- signalling
                             customer              double     with      double                   with        connection   channel
                             sited                 support"   two-way   support and              double      junctions)   (ZZK)
                                                              routing"  two-way                  support"    X+1
                                                                        routing"
------------------------------------------------------------------------------------------------------------------------------------
Column sum:                                   0         0         0          0          0           0            0          0
------------------------------------------------------------------------------------------------------------------------------------
Bonn                     228                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Hagen Westfalen          2331                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bochum                   234                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Ludenscheid              2351                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Recklinghausen           2361                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Hamm Westfalen           2381                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Duren                    2421                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Geilenkirchen            2451                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Greven Westfalen         2571                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Ludinghausen             2591                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Neuwied                  2631                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Lippstadt                2941                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Potsdam                  331                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Eberswalde               3334                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt Oder           335                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Brandenburg              3381                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Wittstock Dosse          3394                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Dessau Anhalt            340                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Halle Saale              345                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Merseburg Saale          3461                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Cottbus                  355                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Jena                     3641                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Gera                     365                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Suhl                     3681                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen       3691                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg     385                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Luneburg                 4131                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Neumunster               4321                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven            4421                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Hildesheim               5121                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Celle                    5141                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Herford                  5221                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Detmold                  5231                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Gutersloh                5241                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Paderborn                5251                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Wolfsburg                5361                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Aschaffenburg            6021                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Friedberg Hessen         6031                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Dieburg                  6071                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Wiesbaden                611                                                                        0
------------------------------------------------------------------------------------------------------------------------------------
Mainz                    6031                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Russelsheim              6142                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Darmstadt                6151                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Oberursel Taunus         6171                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Hanau                    6181                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bad Soden                6196                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Heidelberg               6221                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse      6321                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar         6821                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Saarlouis                6831                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Boblingen                7031                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Reutlingen               7121                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar         7131                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg      7141                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Goppingen                7161                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Baden- Baden             7221                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Pforzheim                7231                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Aalen                    7361                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Hechingen                7471                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel        7731                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Dachau                   8131                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Erlangen                 9131                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Coburg                   9561                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Schweinfurt              9721                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bottrop                  2041                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Velbert                  2051                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Grevenbroich             2181                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Remscheid                2191                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Euskirchen               2251                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Iserlohn                 2371                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler   2641                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Lennestadt               2721                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Betzdorf                 2741                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Dillenburg               2771                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein        2821                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Geldern                  2831                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Moers                    2841                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Borken Westfalen         2861                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Oranienburg              3301                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg        3321                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Strausberg               3341                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Zeuthen                 33762                                                                       0
------------------------------------------------------------------------------------------------------------------------------------


                                                                          6 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

----------------------------------------------------------------------------------------------------------------------
OdZ data                          Indication of traffic intensity by the ICP
----------------------------------------------------------------------------------------------------------------------
OdZ name                 Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                         code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                  Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                  intensity                                    intensity
                                  in erlangs                                   in
                                                                               erlangs
----------------------------------------------------------------------------------------------------------------------
Column sum:                         0                                            0
----------------------------------------------------------------------------------------------------------------------
Bonn                     228
----------------------------------------------------------------------------------------------------------------------
Hagen Westfalen          2331
----------------------------------------------------------------------------------------------------------------------
Bochum                   234
----------------------------------------------------------------------------------------------------------------------
Ludenscheid              2351
----------------------------------------------------------------------------------------------------------------------
Recklinghausen           2361
----------------------------------------------------------------------------------------------------------------------
Hamm Westfalen           2381
----------------------------------------------------------------------------------------------------------------------
Duren                    2421
----------------------------------------------------------------------------------------------------------------------
Geilenkirchen            2451
----------------------------------------------------------------------------------------------------------------------
Greven Westfalen         2571
----------------------------------------------------------------------------------------------------------------------
Ludinghausen             2591
----------------------------------------------------------------------------------------------------------------------
Neuwied                  2631
----------------------------------------------------------------------------------------------------------------------
Lippstadt                2941
----------------------------------------------------------------------------------------------------------------------
Potsdam                  331
----------------------------------------------------------------------------------------------------------------------
Eberswalde               3334
----------------------------------------------------------------------------------------------------------------------
Frankfurt Oder           335
----------------------------------------------------------------------------------------------------------------------
Brandenburg              3381
----------------------------------------------------------------------------------------------------------------------
Wittstock Dosse          3394
----------------------------------------------------------------------------------------------------------------------
Dessau Anhalt            340
----------------------------------------------------------------------------------------------------------------------
Halle Saale              345
----------------------------------------------------------------------------------------------------------------------
Merseburg Saale          3461
----------------------------------------------------------------------------------------------------------------------
Cottbus                  355
----------------------------------------------------------------------------------------------------------------------
Jena                     3641
----------------------------------------------------------------------------------------------------------------------
Gera                     365
----------------------------------------------------------------------------------------------------------------------
Suhl                     3681
----------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen       3691
----------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg     385
----------------------------------------------------------------------------------------------------------------------
Luneburg                 4131
----------------------------------------------------------------------------------------------------------------------
Neumunster               4321
----------------------------------------------------------------------------------------------------------------------
Wilhelmshaven            4421
----------------------------------------------------------------------------------------------------------------------
Hildesheim               5121
----------------------------------------------------------------------------------------------------------------------
Celle                    5141
----------------------------------------------------------------------------------------------------------------------
Herford                  5221
----------------------------------------------------------------------------------------------------------------------
Detmold                  5231
----------------------------------------------------------------------------------------------------------------------
Gutersloh                5241
----------------------------------------------------------------------------------------------------------------------
Paderborn                5251
----------------------------------------------------------------------------------------------------------------------
Wolfsburg                5361
----------------------------------------------------------------------------------------------------------------------
Aschaffenburg            6021
----------------------------------------------------------------------------------------------------------------------
Friedberg Hessen         6031
----------------------------------------------------------------------------------------------------------------------
Dieburg                  6071
----------------------------------------------------------------------------------------------------------------------
Wiesbaden                611
----------------------------------------------------------------------------------------------------------------------
Mainz                    6031
----------------------------------------------------------------------------------------------------------------------
Russelsheim              6142
----------------------------------------------------------------------------------------------------------------------
Darmstadt                6151
----------------------------------------------------------------------------------------------------------------------
Oberursel Taunus         6171
----------------------------------------------------------------------------------------------------------------------
Hanau                    6181
----------------------------------------------------------------------------------------------------------------------
Bad Soden                6196
----------------------------------------------------------------------------------------------------------------------
Heidelberg               6221
----------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse      6321
----------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar         6821
----------------------------------------------------------------------------------------------------------------------
Saarlouis                6831
----------------------------------------------------------------------------------------------------------------------
Boblingen                7031
----------------------------------------------------------------------------------------------------------------------
Reutlingen               7121
----------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar         7131
----------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg      7141
----------------------------------------------------------------------------------------------------------------------
Goppingen                7161
----------------------------------------------------------------------------------------------------------------------
Baden- Baden             7221
----------------------------------------------------------------------------------------------------------------------
Pforzheim                7231
----------------------------------------------------------------------------------------------------------------------
Aalen                    7361
----------------------------------------------------------------------------------------------------------------------
Hechingen                7471
----------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel        7731
----------------------------------------------------------------------------------------------------------------------
Dachau                   8131
----------------------------------------------------------------------------------------------------------------------
Erlangen                 9131
----------------------------------------------------------------------------------------------------------------------
Coburg                   9561
----------------------------------------------------------------------------------------------------------------------
Schweinfurt              9721
----------------------------------------------------------------------------------------------------------------------
Bottrop                  2041
----------------------------------------------------------------------------------------------------------------------
Velbert                  2051
----------------------------------------------------------------------------------------------------------------------
Grevenbroich             2181
----------------------------------------------------------------------------------------------------------------------
Remscheid                2191
----------------------------------------------------------------------------------------------------------------------
Euskirchen               2251
----------------------------------------------------------------------------------------------------------------------
Iserlohn                 2371
----------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler   2641
----------------------------------------------------------------------------------------------------------------------
Lennestadt               2721
----------------------------------------------------------------------------------------------------------------------
Betzdorf                 2741
----------------------------------------------------------------------------------------------------------------------
Dillenburg               2771
----------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein        2821
----------------------------------------------------------------------------------------------------------------------
Geldern                  2831
----------------------------------------------------------------------------------------------------------------------
Moers                    2841
----------------------------------------------------------------------------------------------------------------------
Borken Westfalen         2861
----------------------------------------------------------------------------------------------------------------------
Oranienburg              3301
----------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg        3321
----------------------------------------------------------------------------------------------------------------------
Strausberg               3341
----------------------------------------------------------------------------------------------------------------------
Zeuthen                 33762
----------------------------------------------------------------------------------------------------------------------


                                                                          7 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

----------------------------------------------------------------------------------------------------------------------
OdZ data                          Indication of traffic intensity by the ICP
----------------------------------------------------------------------------------------------------------------------
OdZ name                 Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                         code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                  Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                  intensity                                    intensity
                                  in erlangs                                   in
                                                                               erlangs
----------------------------------------------------------------------------------------------------------------------
Column sum:                         0                                            0
----------------------------------------------------------------------------------------------------------------------
Bonn                         228
----------------------------------------------------------------------------------------------------------------------
Hagen Westfalen              2331
----------------------------------------------------------------------------------------------------------------------
Bochum                       234
----------------------------------------------------------------------------------------------------------------------
Ludenscheid                  2351
----------------------------------------------------------------------------------------------------------------------
Recklinghausen               2361
----------------------------------------------------------------------------------------------------------------------
Hamm Westfalen               2381
----------------------------------------------------------------------------------------------------------------------
Duren                        2421
----------------------------------------------------------------------------------------------------------------------
Geilenkirchen                2451
----------------------------------------------------------------------------------------------------------------------
Greven Westfalen             2571
----------------------------------------------------------------------------------------------------------------------
Ludinghausen                 2591
----------------------------------------------------------------------------------------------------------------------
Neuwied                      2631
----------------------------------------------------------------------------------------------------------------------
Lippstadt                    2941
----------------------------------------------------------------------------------------------------------------------
Potsdam                      331
----------------------------------------------------------------------------------------------------------------------
Eberswalde                   3334
----------------------------------------------------------------------------------------------------------------------
Frankfurt Oder               335
----------------------------------------------------------------------------------------------------------------------
Brandenburg                  3381
----------------------------------------------------------------------------------------------------------------------
Wittstock Dosse              3394
----------------------------------------------------------------------------------------------------------------------
Dessau Anhalt                340
----------------------------------------------------------------------------------------------------------------------
Halle Saale                  345
----------------------------------------------------------------------------------------------------------------------
Merseburg Saale              3461
----------------------------------------------------------------------------------------------------------------------
Cottbus                      355
----------------------------------------------------------------------------------------------------------------------
Jena                         3641
----------------------------------------------------------------------------------------------------------------------
Gera                         365
----------------------------------------------------------------------------------------------------------------------
Suhl                         3681
----------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen           3691
----------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg         385
----------------------------------------------------------------------------------------------------------------------
Luneburg                     4131
----------------------------------------------------------------------------------------------------------------------
Neumunster                   4321
----------------------------------------------------------------------------------------------------------------------
Wilhelmshaven                4421
----------------------------------------------------------------------------------------------------------------------
Hildesheim                   5121
----------------------------------------------------------------------------------------------------------------------
Celle                        5141
----------------------------------------------------------------------------------------------------------------------
Herford                      5221
----------------------------------------------------------------------------------------------------------------------
Detmold                      5231
----------------------------------------------------------------------------------------------------------------------
Gutersloh                    5241
----------------------------------------------------------------------------------------------------------------------
Paderborn                    5251
----------------------------------------------------------------------------------------------------------------------
Wolfsburg                    5361
----------------------------------------------------------------------------------------------------------------------
Aschaffenburg                6021
----------------------------------------------------------------------------------------------------------------------
Friedberg Hessen             6031
----------------------------------------------------------------------------------------------------------------------
Dieburg                      6071
----------------------------------------------------------------------------------------------------------------------
Wiesbaden                    611
----------------------------------------------------------------------------------------------------------------------
Mainz                        6031
----------------------------------------------------------------------------------------------------------------------
Russelsheim                  6142
----------------------------------------------------------------------------------------------------------------------
Darmstadt                    6151
----------------------------------------------------------------------------------------------------------------------
Oberursel Taunus             6171
----------------------------------------------------------------------------------------------------------------------
Hanau                        6181
----------------------------------------------------------------------------------------------------------------------
Bad Soden                    6196
----------------------------------------------------------------------------------------------------------------------
Heidelberg                   6221
----------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse          6321
----------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar             6821
----------------------------------------------------------------------------------------------------------------------
Saarlouis                    6831
----------------------------------------------------------------------------------------------------------------------
Boblingen                    7031
----------------------------------------------------------------------------------------------------------------------
Reutlingen                   7121
----------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar             7131
----------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg          7141
----------------------------------------------------------------------------------------------------------------------
Goppingen                    7161
----------------------------------------------------------------------------------------------------------------------
Baden- Baden                 7221
----------------------------------------------------------------------------------------------------------------------
Pforzheim                    7231
----------------------------------------------------------------------------------------------------------------------
Aalen                        7361
----------------------------------------------------------------------------------------------------------------------
Hechingen                    7471
----------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel            7731
----------------------------------------------------------------------------------------------------------------------
Dachau                       8131
----------------------------------------------------------------------------------------------------------------------
Erlangen                     9131
----------------------------------------------------------------------------------------------------------------------
Coburg                       9561
----------------------------------------------------------------------------------------------------------------------
Schweinfurt                  9721
----------------------------------------------------------------------------------------------------------------------
Bottrop                      2041
----------------------------------------------------------------------------------------------------------------------
Velbert                      2051
----------------------------------------------------------------------------------------------------------------------
Grevenbroich                 2181
----------------------------------------------------------------------------------------------------------------------
Remscheid                    2191
----------------------------------------------------------------------------------------------------------------------
Euskirchen                   2251
----------------------------------------------------------------------------------------------------------------------
Iserlohn                     2371
----------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler       2641
----------------------------------------------------------------------------------------------------------------------
Lennestadt                   2721
----------------------------------------------------------------------------------------------------------------------
Betzdorf                     2741
----------------------------------------------------------------------------------------------------------------------
Dillenburg                   2771
----------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein            2821
----------------------------------------------------------------------------------------------------------------------
Geldern                      2831
----------------------------------------------------------------------------------------------------------------------
Moers                        2841
----------------------------------------------------------------------------------------------------------------------
Borken Westfalen             2861
----------------------------------------------------------------------------------------------------------------------
Oranienburg                  3301
----------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg            3321
----------------------------------------------------------------------------------------------------------------------
Strausberg                   3341
----------------------------------------------------------------------------------------------------------------------
Zeuthen                     33762
----------------------------------------------------------------------------------------------------------------------


                                                                          8 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

---------------------------------------------------------------------------------------------------------------------------
OdZ data                           Planning data for the   Year X+1    Planning data for the year X+1(new):
                                   year X+1:               (old):
---------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area     Sum ICAs  Sum traffic   Former      1st      2nd       3rd        4th       Number
                          code     X+1       HVSt (Erlang) planning    quarter  quarter   quarter    quarter   of ICAs
                                                           data (from  ICAs     ICAs      ICAs year  ICAs      to be
                                                           the year    year X+1 year X+1  X+1        year X+1  implemented
                                                           X-1) for                                            in the
                                                           ICAs in X+1                                         year X+1
---------------------------------------------------------------------------------------------------------------------------
Column sum:                                                     0         0         0         0          0         0
---------------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
---------------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
---------------------------------------------------------------------------------------------------------------------------
Grimma                    3437
---------------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
---------------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
---------------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
---------------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
---------------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
---------------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
---------------------------------------------------------------------------------------------------------------------------
Pirna                     3501
---------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
---------------------------------------------------------------------------------------------------------------------------
Meissen                   3521
---------------------------------------------------------------------------------------------------------------------------
Riesa                     3525
---------------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
---------------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
---------------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
---------------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
---------------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
---------------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
---------------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
---------------------------------------------------------------------------------------------------------------------------
Zittau                    3583
---------------------------------------------------------------------------------------------------------------------------
Lobau                     3585
---------------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
---------------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
---------------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
---------------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
---------------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
---------------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
---------------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
---------------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
---------------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
---------------------------------------------------------------------------------------------------------------------------
Plauen                    3741
---------------------------------------------------------------------------------------------------------------------------
Zwickau                   375
---------------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
---------------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
---------------------------------------------------------------------------------------------------------------------------
Greifswald                3834
---------------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
---------------------------------------------------------------------------------------------------------------------------
Parchim                   3871
---------------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
---------------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
---------------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
---------------------------------------------------------------------------------------------------------------------------
Stendal                   393
---------------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
---------------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
---------------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
---------------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
---------------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
---------------------------------------------------------------------------------------------------------------------------
Stade                     4141
---------------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
---------------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
---------------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
---------------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
---------------------------------------------------------------------------------------------------------------------------
Eutun                     4521
---------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
---------------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
---------------------------------------------------------------------------------------------------------------------------
Niebull                   4661
---------------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
---------------------------------------------------------------------------------------------------------------------------
Norden                    4931
---------------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
---------------------------------------------------------------------------------------------------------------------------
Hameln                    5151
---------------------------------------------------------------------------------------------------------------------------
Peine                     5171
---------------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
---------------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
---------------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
---------------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
---------------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
---------------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
---------------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
---------------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
---------------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
---------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
---------------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
---------------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
---------------------------------------------------------------------------------------------------------------------------
Worms                     6241
---------------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
---------------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
---------------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
---------------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
---------------------------------------------------------------------------------------------------------------------------
Marburg                   6421
---------------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
---------------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
---------------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
---------------------------------------------------------------------------------------------------------------------------


                                                                          9 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                     Detailed data for the year X+1:
------------------------------------------------------------------------------------------------------------------------------------
OdZ name               Area  Address     ICAs      ICAs       ICAs      ICAs        ICAs         ICAs        Check sum    Associated
                       code  interchange "Customer "Customer  "Customer "Customer   "Physical    "Physical   of all       central
                             point       Sited"    Sited with Sited     Sited with  Co-location" Co-location ICAs (inter- signalling
                             customer              double     with      double                   with        connection   channel
                             sited                 support"   two-way   support and              double      junctions)   (ZZK)
                                                              routing"  two-way                  support"    X+1
                                                                        routing"
------------------------------------------------------------------------------------------------------------------------------------
Column sum:                                   0         0         0          0          0           0            0          0
------------------------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg      3377                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Oschatz                 3435                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Grimma                  3437                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Naumburg Saale          3445                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen     3447                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Sangerhausen            3464                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Artern Unstrut          3466                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bernburg Saale          3471                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bitterfeld              3493                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Pirna                   3501                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde          3504                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Meissen                 3521                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Riesa                   3525                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Elsterwerda             3533                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Jessen Elster           3537                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Lubben Spreewald        3546                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Hoyerswerda             3571                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Senftenberg             3573                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Weisswasser             3576                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gorliz                  3581                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Zittau                  3583                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Lobau                   3585                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bautzen                 3591                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bischofswerda           3594                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen    3601                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
NordhausenThuringen     3631                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
WeimarThuringen         3643                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Saalfeld Saale          3671                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Meinigen                3693                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen        3731                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Rochlitz                3737                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Plauen                  3741                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Zwickau                 375                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Aue Sachsen             3771                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stralsund               3831                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Greifswald              3834                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gustrow                 3843                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Parchim                 3871                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Perleberg               3876                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gardelegen              3907                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg      3921                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stendal                 393                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Halberstadt             3941                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wernigerode             3943                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Prenzlau                3984                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Waren Muritz            3991                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Elmshorn                4121                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stade                   4141                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Winsen Luhe             4171                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Delmenhorst             4221                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Verden Aller            4231                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Cloppenburg             4471                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Eutun                   4521                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe            4531                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Schleswig               4621                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Niebull                 4661                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Cuxhaven                4721                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Norden                  4931                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wunstorf                5031                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Hameln                  5151                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Peine                   5171                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Salzgitter              5341                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gifhorn                 5371                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Ibbenburen              5451                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Damme Dummer            5494                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Herzberg am Harz        5521                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Einbeck                 5561                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bad Wildungen           5621                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Meisungen               5661                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stadthagen              5721                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen          5731                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Stolzenau               5761                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Gelnhausen              6051                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Worms                   6241                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Bensheim                6251                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Mosbach Baden           6261                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Pirmasens               6331                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz     6341                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Marburg                 6421                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn     6431                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wetzlar                 6441                                                                      0
------------------------------------------------------------------------------------------------------------------------------------
Wittlich                6571                                                                      0
------------------------------------------------------------------------------------------------------------------------------------


                                                                         10 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

-----------------------------------------------------------------------------------------------------------------------
OdZ data                           Indication of traffic intensity by the ICP
-----------------------------------------------------------------------------------------------------------------------
OdZ name                  Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                          code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                   Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                   intensity                                    intensity
                                   in erlangs                                   in
                                                                                erlangs
-----------------------------------------------------------------------------------------------------------------------
Column sum:                           0                                           0
-----------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
-----------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
-----------------------------------------------------------------------------------------------------------------------
Grimma                    3437
-----------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
-----------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
-----------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
-----------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
-----------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
-----------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
-----------------------------------------------------------------------------------------------------------------------
Pirna                     3501
-----------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
-----------------------------------------------------------------------------------------------------------------------
Meissen                   3521
-----------------------------------------------------------------------------------------------------------------------
Riesa                     3525
-----------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
-----------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
-----------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
-----------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
-----------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
-----------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
-----------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
-----------------------------------------------------------------------------------------------------------------------
Zittau                    3583
-----------------------------------------------------------------------------------------------------------------------
Lobau                     3585
-----------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
-----------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
-----------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
-----------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
-----------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
-----------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
-----------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
-----------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
-----------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
-----------------------------------------------------------------------------------------------------------------------
Plauen                    3741
-----------------------------------------------------------------------------------------------------------------------
Zwickau                   375
-----------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
-----------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
-----------------------------------------------------------------------------------------------------------------------
Greifswald                3834
-----------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
-----------------------------------------------------------------------------------------------------------------------
Parchim                   3871
-----------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
-----------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
-----------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
-----------------------------------------------------------------------------------------------------------------------
Stendal                   393
-----------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
-----------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
-----------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
-----------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
-----------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
-----------------------------------------------------------------------------------------------------------------------
Stade                     4141
-----------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
-----------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
-----------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
-----------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
-----------------------------------------------------------------------------------------------------------------------
Eutun                     4521
-----------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
-----------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
-----------------------------------------------------------------------------------------------------------------------
Niebull                   4661
-----------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
-----------------------------------------------------------------------------------------------------------------------
Norden                    4931
-----------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
-----------------------------------------------------------------------------------------------------------------------
Hameln                    5151
-----------------------------------------------------------------------------------------------------------------------
Peine                     5171
-----------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
-----------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
-----------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
-----------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
-----------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
-----------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
-----------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
-----------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
-----------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
-----------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
-----------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
-----------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
-----------------------------------------------------------------------------------------------------------------------
Worms                     6241
-----------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
-----------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
-----------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
-----------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
-----------------------------------------------------------------------------------------------------------------------
Marburg                   6421
-----------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
-----------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
-----------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
-----------------------------------------------------------------------------------------------------------------------


                                                                         11 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

-----------------------------------------------------------------------------------------------------------------------
OdZ data                           Indication of traffic intensity by the ICP
-----------------------------------------------------------------------------------------------------------------------
OdZ name                  Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                          code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                   Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                   intensity                                    intensity
                                   in erlangs                                   in
                                                                                erlangs
-----------------------------------------------------------------------------------------------------------------------
Column sum:                           0                                           0
-----------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
-----------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
-----------------------------------------------------------------------------------------------------------------------
Grimma                    3437
-----------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
-----------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
-----------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
-----------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
-----------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
-----------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
-----------------------------------------------------------------------------------------------------------------------
Pirna                     3501
-----------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
-----------------------------------------------------------------------------------------------------------------------
Meissen                   3521
-----------------------------------------------------------------------------------------------------------------------
Riesa                     3525
-----------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
-----------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
-----------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
-----------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
-----------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
-----------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
-----------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
-----------------------------------------------------------------------------------------------------------------------
Zittau                    3583
-----------------------------------------------------------------------------------------------------------------------
Lobau                     3585
-----------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
-----------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
-----------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
-----------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
-----------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
-----------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
-----------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
-----------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
-----------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
-----------------------------------------------------------------------------------------------------------------------
Plauen                    3741
-----------------------------------------------------------------------------------------------------------------------
Zwickau                   375
-----------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
-----------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
-----------------------------------------------------------------------------------------------------------------------
Greifswald                3834
-----------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
-----------------------------------------------------------------------------------------------------------------------
Parchim                   3871
-----------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
-----------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
-----------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
-----------------------------------------------------------------------------------------------------------------------
Stendal                   393
-----------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
-----------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
-----------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
-----------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
-----------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
-----------------------------------------------------------------------------------------------------------------------
Stade                     4141
-----------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
-----------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
-----------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
-----------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
-----------------------------------------------------------------------------------------------------------------------
Eutun                     4521
-----------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
-----------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
-----------------------------------------------------------------------------------------------------------------------
Niebull                   4661
-----------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
-----------------------------------------------------------------------------------------------------------------------
Norden                    4931
-----------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
-----------------------------------------------------------------------------------------------------------------------
Hameln                    5151
-----------------------------------------------------------------------------------------------------------------------
Peine                     5171
-----------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
-----------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
-----------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
-----------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
-----------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
-----------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
-----------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
-----------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
-----------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
-----------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
-----------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
-----------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
-----------------------------------------------------------------------------------------------------------------------
Worms                     6241
-----------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
-----------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
-----------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
-----------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
-----------------------------------------------------------------------------------------------------------------------
Marburg                   6421
-----------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
-----------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
-----------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
-----------------------------------------------------------------------------------------------------------------------


                                                                         12 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

----------------------------------------------------------------------------------------------------------------------------
OdZ data                            Planning data for the   Year X+1    Planning data for the year X+1(new):
                                    year X+1:               (old):
----------------------------------------------------------------------------------------------------------------------------
OdZ name                   Area     Sum ICAs  Sum traffic   Former      1st      2nd       3rd        4th       Number
                           code     X+1       HVSt (Erlang) planning    quarter  quarter   quarter    quarter   of ICAs
                                                            data (from  ICAs     ICAs      ICAs year  ICAs      to be
                                                            the year    year X+1 year X+1  X+1        year X+1  implemented
                                                            X-1) for                                            in the
                                                            ICAs in X+1                                         year X+1
----------------------------------------------------------------------------------------------------------------------------
Column sum:                                                      0         0         0         0          0         0
----------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld               6621
----------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen          6641
----------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein            6721
----------------------------------------------------------------------------------------------------------------------------
St Wendel                  6851
----------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck       7021
----------------------------------------------------------------------------------------------------------------------------
Muhlacker                  7041
----------------------------------------------------------------------------------------------------------------------------
Calw                       7051
----------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.        7181
----------------------------------------------------------------------------------------------------------------------------
Backnang                   7191
----------------------------------------------------------------------------------------------------------------------------
Bruchsal                   7251
----------------------------------------------------------------------------------------------------------------------------
Sinsheim                   7261
----------------------------------------------------------------------------------------------------------------------------
Worth am Rhein             7271
----------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz     7321
----------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss       7351
----------------------------------------------------------------------------------------------------------------------------
Horb am Neckar             7451
----------------------------------------------------------------------------------------------------------------------------
Konstanz                   7531
----------------------------------------------------------------------------------------------------------------------------
Friedrichshafen            7541
----------------------------------------------------------------------------------------------------------------------------
Sigmaringen                7571
----------------------------------------------------------------------------------------------------------------------------
Lorrach                    7621
----------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden             7631
----------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw      7721
----------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald           7821
----------------------------------------------------------------------------------------------------------------------------
Ohringen                   7941
----------------------------------------------------------------------------------------------------------------------------
Waakirchen                 8021
----------------------------------------------------------------------------------------------------------------------------
Rosenheim                  8031
----------------------------------------------------------------------------------------------------------------------------
Kirchseeon                 8091
----------------------------------------------------------------------------------------------------------------------------
Markt Schwaben             8121
----------------------------------------------------------------------------------------------------------------------------
Stamberg                   8151
----------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech          8191
----------------------------------------------------------------------------------------------------------------------------
Buchloe                    8241
----------------------------------------------------------------------------------------------------------------------------
Aichach                    8251
----------------------------------------------------------------------------------------------------------------------------
Memmingen                  8331
----------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau          8381
----------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern           8421
----------------------------------------------------------------------------------------------------------------------------
Beilngries                 8461
----------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr    8561
----------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn            8631
----------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken         9171
----------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz   9181
----------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken      9191
----------------------------------------------------------------------------------------------------------------------------
Kulmbach                   9221
----------------------------------------------------------------------------------------------------------------------------
Hof Saale                  9281
----------------------------------------------------------------------------------------------------------------------------
Kizingen                   9321
----------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim         9341
----------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld            9391
----------------------------------------------------------------------------------------------------------------------------
Straubing                  9421
----------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz           9621
----------------------------------------------------------------------------------------------------------------------------


                                                                         13 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                     Detailed data for the year X+1:
------------------------------------------------------------------------------------------------------------------------------------
OdZ name               Area  Address     ICAs      ICAs       ICAs      ICAs        ICAs         ICAs        Check sum    Associated
                       code  interchange "Customer "Customer  "Customer "Customer   "Physical    "Physical   of all       central
                             point       Sited"    Sited with Sited     Sited with  Co-location" Co-location ICAs (inter- signalling
                             customer              double     with      double                   with        connection   channel
                             sited                 support"   two-way   support and              double      junctions)   (ZZK)
                                                              routing"  two-way                  support"    X+1
                                                                        routing"
------------------------------------------------------------------------------------------------------------------------------------
Column sum:                                   0         0         0          0          0           0            0          0
------------------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld             6621                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein          6721                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
St Wendel                6851                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck     7021                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Muhlacker                7041                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Calw                     7051                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.      7181                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Backnang                 7191                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Bruchsal                 7251                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Sinsheim                 7261                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Worth am Rhein           7271                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz   7321                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss     7351                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Horb am Neckar           7451                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Konstanz                 7531                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Friedrichshafen          7541                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Sigmaringen              7571                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Lorrach                  7621                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden           7631                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw    7721                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald         7821                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Ohringen                 7941                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Waakirchen               8021                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Rosenheim                8031                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Kirchseeon               8091                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Markt Schwaben           8121                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Stamberg                 8151                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech        8191                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Buchloe                  8241                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Aichach                  8251                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Memmingen                8331                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau        8381                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern         8421                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Beilngries               8461                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr  8561                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn          8631                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken       9171                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz 9181                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken    9191                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Kulmbach                 9221                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Hof Saale                9281                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Kizingen                 9321                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim       9341                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld          9391                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Straubing                9421                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz         9621                                                                       0
------------------------------------------------------------------------------------------------------------------------------------


                                                                         14 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------
OdZ data                            Indication of traffic intensity by the ICP
------------------------------------------------------------------------------------------------------------------------
OdZ name                   Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                           code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                    Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                    intensity                                    intensity
                                    in erlangs                                   in
                                                                                 erlangs
------------------------------------------------------------------------------------------------------------------------
Column sum:                              0                                           0
------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld               6621
------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen          6641
------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein            6721
------------------------------------------------------------------------------------------------------------------------
St Wendel                  6851
------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck       7021
------------------------------------------------------------------------------------------------------------------------
Muhlacker                  7041
------------------------------------------------------------------------------------------------------------------------
Calw                       7051
------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.        7181
------------------------------------------------------------------------------------------------------------------------
Backnang                   7191
------------------------------------------------------------------------------------------------------------------------
Bruchsal                   7251
------------------------------------------------------------------------------------------------------------------------
Sinsheim                   7261
------------------------------------------------------------------------------------------------------------------------
Worth am Rhein             7271
------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz     7321
------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss       7351
------------------------------------------------------------------------------------------------------------------------
Horb am Neckar             7451
------------------------------------------------------------------------------------------------------------------------
Konstanz                   7531
------------------------------------------------------------------------------------------------------------------------
Friedrichshafen            7541
------------------------------------------------------------------------------------------------------------------------
Sigmaringen                7571
------------------------------------------------------------------------------------------------------------------------
Lorrach                    7621
------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden             7631
------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw      7721
------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald           7821
------------------------------------------------------------------------------------------------------------------------
Ohringen                   7941
------------------------------------------------------------------------------------------------------------------------
Waakirchen                 8021
------------------------------------------------------------------------------------------------------------------------
Rosenheim                  8031
------------------------------------------------------------------------------------------------------------------------
Kirchseeon                 8091
------------------------------------------------------------------------------------------------------------------------
Markt Schwaben             8121
------------------------------------------------------------------------------------------------------------------------
Stamberg                   8151
------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech          8191
------------------------------------------------------------------------------------------------------------------------
Buchloe                    8241
------------------------------------------------------------------------------------------------------------------------
Aichach                    8251
------------------------------------------------------------------------------------------------------------------------
Memmingen                  8331
------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau          8381
------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern           8421
------------------------------------------------------------------------------------------------------------------------
Beilngries                 8461
------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr    8561
------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn            8631
------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken         9171
------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz   9181
------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken      9191
------------------------------------------------------------------------------------------------------------------------
Kulmbach                   9221
------------------------------------------------------------------------------------------------------------------------
Hof Saale                  9281
------------------------------------------------------------------------------------------------------------------------
Kizingen                   9321
------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim         9341
------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld            9391
------------------------------------------------------------------------------------------------------------------------
Straubing                  9421
------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz           9621
------------------------------------------------------------------------------------------------------------------------


                                                                         15 (16)

                     Interconnection Contract with FirstMark


2. OVERVIEW OF LOCATIONS OF INTERCONNECTION (ODZ)

------------------------------------------------------------------------------------------------------------------------
OdZ data                            Indication of traffic intensity by the ICP
------------------------------------------------------------------------------------------------------------------------
OdZ name                   Area     Telekom to  Telekom to  Telekom to  Telekom  ICP to    ICP to     ICP to    ICP to
                           code     ICP         ICP         ICP         to ICP   Telekom   Telekom    Telekom   Telekom
                                    Traffic     BHCA        CAPS        HVSt     Traffic   BHCA       CAPS      HVSt
                                    intensity                                    intensity
                                    in erlangs                                   in
                                                                                 erlangs
------------------------------------------------------------------------------------------------------------------------
Column sum:                              0                                           0
------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld               6621
------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen          6641
------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein            6721
------------------------------------------------------------------------------------------------------------------------
St Wendel                  6851
------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck       7021
------------------------------------------------------------------------------------------------------------------------
Muhlacker                  7041
------------------------------------------------------------------------------------------------------------------------
Calw                       7051
------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.        7181
------------------------------------------------------------------------------------------------------------------------
Backnang                   7191
------------------------------------------------------------------------------------------------------------------------
Bruchsal                   7251
------------------------------------------------------------------------------------------------------------------------
Sinsheim                   7261
------------------------------------------------------------------------------------------------------------------------
Worth am Rhein             7271
------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz     7321
------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss       7351
------------------------------------------------------------------------------------------------------------------------
Horb am Neckar             7451
------------------------------------------------------------------------------------------------------------------------
Konstanz                   7531
------------------------------------------------------------------------------------------------------------------------
Friedrichshafen            7541
------------------------------------------------------------------------------------------------------------------------
Sigmaringen                7571
------------------------------------------------------------------------------------------------------------------------
Lorrach                    7621
------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden             7631
------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw      7721
------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald           7821
------------------------------------------------------------------------------------------------------------------------
Ohringen                   7941
------------------------------------------------------------------------------------------------------------------------
Waakirchen                 8021
------------------------------------------------------------------------------------------------------------------------
Rosenheim                  8031
------------------------------------------------------------------------------------------------------------------------
Kirchseeon                 8091
------------------------------------------------------------------------------------------------------------------------
Markt Schwaben             8121
------------------------------------------------------------------------------------------------------------------------
Stamberg                   8151
------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech          8191
------------------------------------------------------------------------------------------------------------------------
Buchloe                    8241
------------------------------------------------------------------------------------------------------------------------
Aichach                    8251
------------------------------------------------------------------------------------------------------------------------
Memmingen                  8331
------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau          8381
------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern           8421
------------------------------------------------------------------------------------------------------------------------
Beilngries                 8461
------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr    8561
------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn            8631
------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken         9171
------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz   9181
------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken      9191
------------------------------------------------------------------------------------------------------------------------
Kulmbach                   9221
------------------------------------------------------------------------------------------------------------------------
Hof Saale                  9281
------------------------------------------------------------------------------------------------------------------------
Kizingen                   9321
------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim         9341
------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld            9391
------------------------------------------------------------------------------------------------------------------------
Straubing                  9421
------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz           9621
------------------------------------------------------------------------------------------------------------------------


                                                                         16 (16)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                          Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                   Area   ICP-   Telekom   ICP-   ICP-   ICP-   ICP-   ICP-   Telekom   Telekom   Telekom   Telekom  Telekom
                           code   B.2    B.1       O.5    O.12   Z.7    Z.9    Z.10   O.1       O.2       O.3       O.4      O.5
------------------------------------------------------------------------------------------------------------------------------------
Essen                      201
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf                 211
------------------------------------------------------------------------------------------------------------------------------------
Koln                       221
------------------------------------------------------------------------------------------------------------------------------------
Dortmund                   231
------------------------------------------------------------------------------------------------------------------------------------
Berlin                      30
------------------------------------------------------------------------------------------------------------------------------------
Leipzig                    341
------------------------------------------------------------------------------------------------------------------------------------
Dresden                    351
------------------------------------------------------------------------------------------------------------------------------------
Erfurt                     361
------------------------------------------------------------------------------------------------------------------------------------
Rostock                    381
------------------------------------------------------------------------------------------------------------------------------------
Madgdeburg                 391
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                     40
------------------------------------------------------------------------------------------------------------------------------------
Bremen                     421
------------------------------------------------------------------------------------------------------------------------------------
Kiel                       431
------------------------------------------------------------------------------------------------------------------------------------
Hannover                   511
------------------------------------------------------------------------------------------------------------------------------------
Bielefeld                  521
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt am Main           69
------------------------------------------------------------------------------------------------------------------------------------
Mannheim                   621
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart                  711
------------------------------------------------------------------------------------------------------------------------------------
Karlsruhe                  721
------------------------------------------------------------------------------------------------------------------------------------
Munchen                     89
------------------------------------------------------------------------------------------------------------------------------------
Augsburg                   821
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                   931
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg                   911
------------------------------------------------------------------------------------------------------------------------------------
Aachen                     241
------------------------------------------------------------------------------------------------------------------------------------
Munster                    251
------------------------------------------------------------------------------------------------------------------------------------
Koblenz                    261
------------------------------------------------------------------------------------------------------------------------------------
Siegen                     271
------------------------------------------------------------------------------------------------------------------------------------
Wesel                      281
------------------------------------------------------------------------------------------------------------------------------------
Meschede                   291
------------------------------------------------------------------------------------------------------------------------------------
Chemnitz Sachsen           371
------------------------------------------------------------------------------------------------------------------------------------
Neubrandenburg             395
------------------------------------------------------------------------------------------------------------------------------------
Oldenburg                  441
------------------------------------------------------------------------------------------------------------------------------------
Lubeck                     451
------------------------------------------------------------------------------------------------------------------------------------
Flensburg                  461
------------------------------------------------------------------------------------------------------------------------------------
Bremerhaven                471
------------------------------------------------------------------------------------------------------------------------------------
Heide Holstein             481
------------------------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland          491
------------------------------------------------------------------------------------------------------------------------------------
Braunschweig               531
------------------------------------------------------------------------------------------------------------------------------------
Osnabruck                  541
------------------------------------------------------------------------------------------------------------------------------------
Gottingen                  551
------------------------------------------------------------------------------------------------------------------------------------
Kassel                     561
------------------------------------------------------------------------------------------------------------------------------------
Minden Westfalen           571
------------------------------------------------------------------------------------------------------------------------------------
Uelzen                     581
------------------------------------------------------------------------------------------------------------------------------------
Lingen Ems                 591
------------------------------------------------------------------------------------------------------------------------------------
Kaiserslautern             631
------------------------------------------------------------------------------------------------------------------------------------
Giessen                    641
------------------------------------------------------------------------------------------------------------------------------------
Trier                      651
------------------------------------------------------------------------------------------------------------------------------------
Fulda                      661
------------------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach              671
------------------------------------------------------------------------------------------------------------------------------------
Saarbrucken                681
------------------------------------------------------------------------------------------------------------------------------------
Ulm Donau                  731
------------------------------------------------------------------------------------------------------------------------------------
Rottweil                   741
------------------------------------------------------------------------------------------------------------------------------------
Ravensburg                 751
------------------------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau       761
------------------------------------------------------------------------------------------------------------------------------------
Donaueschlingen            771
------------------------------------------------------------------------------------------------------------------------------------
Offenburg                  781
------------------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall            791
------------------------------------------------------------------------------------------------------------------------------------
Kempten Allgau             831
------------------------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng       8450
------------------------------------------------------------------------------------------------------------------------------------
Passau                     851
------------------------------------------------------------------------------------------------------------------------------------
Traunstein                 861
------------------------------------------------------------------------------------------------------------------------------------
Landshut                   871
------------------------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern        881
------------------------------------------------------------------------------------------------------------------------------------
Donauworth                 906
------------------------------------------------------------------------------------------------------------------------------------
Bayreuth                   921
------------------------------------------------------------------------------------------------------------------------------------
Regensburg                 941
------------------------------------------------------------------------------------------------------------------------------------
Bamberg                    951
------------------------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz    961
------------------------------------------------------------------------------------------------------------------------------------
Bad Kissingen              971
------------------------------------------------------------------------------------------------------------------------------------
Ansbach                    981
------------------------------------------------------------------------------------------------------------------------------------
Deggendorf                 991
------------------------------------------------------------------------------------------------------------------------------------
Wuppertal                  202
------------------------------------------------------------------------------------------------------------------------------------
Duisburg                   203
------------------------------------------------------------------------------------------------------------------------------------
Oberhausen                 208
------------------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen              209
------------------------------------------------------------------------------------------------------------------------------------
Solingen                   212
------------------------------------------------------------------------------------------------------------------------------------
Neuss                     2131
------------------------------------------------------------------------------------------------------------------------------------
Krefeld                   2151
------------------------------------------------------------------------------------------------------------------------------------
Monchengladbach           2161
------------------------------------------------------------------------------------------------------------------------------------
Leverkusen                2171
------------------------------------------------------------------------------------------------------------------------------------
Siegburg                  2241
------------------------------------------------------------------------------------------------------------------------------------
Gummersbach               2261
------------------------------------------------------------------------------------------------------------------------------------
Bonn                       228
------------------------------------------------------------------------------------------------------------------------------------
Hagen Westfalen           2231
------------------------------------------------------------------------------------------------------------------------------------
Bochum                     234
------------------------------------------------------------------------------------------------------------------------------------
Ludenscheid               2351
------------------------------------------------------------------------------------------------------------------------------------
Recklinghausen            2361
------------------------------------------------------------------------------------------------------------------------------------
Hamm Westfalen            2381
------------------------------------------------------------------------------------------------------------------------------------
Duren                     2421
------------------------------------------------------------------------------------------------------------------------------------


                                                                           1(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom Telekom Telekom Telekom Telekom Telekom  Telekom Telekom   Telekom Telekom Telekom Telekom
                          code   O.7     O.8     O.9     O.10    O.11    Z.1      Z.2     Z.3       Z.4     Z.5     Z.6     Z.8
------------------------------------------------------------------------------------------------------------------------------------
Essen                      201
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf                 211
------------------------------------------------------------------------------------------------------------------------------------
Koln                       221
------------------------------------------------------------------------------------------------------------------------------------
Dortmund                   231
------------------------------------------------------------------------------------------------------------------------------------
Berlin                      30
------------------------------------------------------------------------------------------------------------------------------------
Leipzig                    341
------------------------------------------------------------------------------------------------------------------------------------
Dresden                    351
------------------------------------------------------------------------------------------------------------------------------------
Erfurt                     361
------------------------------------------------------------------------------------------------------------------------------------
Rostock                    381
------------------------------------------------------------------------------------------------------------------------------------
Madgdeburg                 391
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                     40
------------------------------------------------------------------------------------------------------------------------------------
Bremen                     421
------------------------------------------------------------------------------------------------------------------------------------
Kiel                       431
------------------------------------------------------------------------------------------------------------------------------------
Hannover                   511
------------------------------------------------------------------------------------------------------------------------------------
Bielefeld                  521
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt am Main           69
------------------------------------------------------------------------------------------------------------------------------------
Mannheim                   621
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart                  711
------------------------------------------------------------------------------------------------------------------------------------
Karlsruhe                  721
------------------------------------------------------------------------------------------------------------------------------------
Munchen                     89
------------------------------------------------------------------------------------------------------------------------------------
Augsburg                   821
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                   931
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg                   911
------------------------------------------------------------------------------------------------------------------------------------
Aachen                     241
------------------------------------------------------------------------------------------------------------------------------------
Munster                    251
------------------------------------------------------------------------------------------------------------------------------------
Koblenz                    261
------------------------------------------------------------------------------------------------------------------------------------
Siegen                     271
------------------------------------------------------------------------------------------------------------------------------------
Wesel                      281
------------------------------------------------------------------------------------------------------------------------------------
Meschede                   291
------------------------------------------------------------------------------------------------------------------------------------
Chemnitz Sachsen           371
------------------------------------------------------------------------------------------------------------------------------------
Neubrandenburg             395
------------------------------------------------------------------------------------------------------------------------------------
Oldenburg                  441
------------------------------------------------------------------------------------------------------------------------------------
Lubeck                     451
------------------------------------------------------------------------------------------------------------------------------------
Flensburg                  461
------------------------------------------------------------------------------------------------------------------------------------
Bremerhaven                471
------------------------------------------------------------------------------------------------------------------------------------
Heide Holstein             481
------------------------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland          491
------------------------------------------------------------------------------------------------------------------------------------
Braunschweig               531
------------------------------------------------------------------------------------------------------------------------------------
Osnabruck                  541
------------------------------------------------------------------------------------------------------------------------------------
Gottingen                  551
------------------------------------------------------------------------------------------------------------------------------------
Kassel                     561
------------------------------------------------------------------------------------------------------------------------------------
Minden Westfalen           571
------------------------------------------------------------------------------------------------------------------------------------
Uelzen                     581
------------------------------------------------------------------------------------------------------------------------------------
Lingen Ems                 591
------------------------------------------------------------------------------------------------------------------------------------
Kaiserslautern             631
------------------------------------------------------------------------------------------------------------------------------------
Giessen                    641
------------------------------------------------------------------------------------------------------------------------------------
Trier                      651
------------------------------------------------------------------------------------------------------------------------------------
Fulda                      661
------------------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach              671
------------------------------------------------------------------------------------------------------------------------------------
Saarbrucken                681
------------------------------------------------------------------------------------------------------------------------------------
Ulm Donau                  731
------------------------------------------------------------------------------------------------------------------------------------
Rottweil                   741
------------------------------------------------------------------------------------------------------------------------------------
Ravensburg                 751
------------------------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau       761
------------------------------------------------------------------------------------------------------------------------------------
Donaueschlingen            771
------------------------------------------------------------------------------------------------------------------------------------
Offenburg                  781
------------------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall            791
------------------------------------------------------------------------------------------------------------------------------------
Kempten Allgau             831
------------------------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng       8450
------------------------------------------------------------------------------------------------------------------------------------
Passau                     851
------------------------------------------------------------------------------------------------------------------------------------
Traunstein                 861
------------------------------------------------------------------------------------------------------------------------------------
Landshut                   871
------------------------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern        881
------------------------------------------------------------------------------------------------------------------------------------
Donauworth                 906
------------------------------------------------------------------------------------------------------------------------------------
Bayreuth                   921
------------------------------------------------------------------------------------------------------------------------------------
Regensburg                 941
------------------------------------------------------------------------------------------------------------------------------------
Bamberg                    951
------------------------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz    961
------------------------------------------------------------------------------------------------------------------------------------
Bad Kissingen              971
------------------------------------------------------------------------------------------------------------------------------------
Ansbach                    981
------------------------------------------------------------------------------------------------------------------------------------
Deggendorf                 991
------------------------------------------------------------------------------------------------------------------------------------
Wuppertal                  202
------------------------------------------------------------------------------------------------------------------------------------
Duisburg                   203
------------------------------------------------------------------------------------------------------------------------------------
Oberhausen                 208
------------------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen              209
------------------------------------------------------------------------------------------------------------------------------------
Solingen                   212
------------------------------------------------------------------------------------------------------------------------------------
Neuss                     2131
------------------------------------------------------------------------------------------------------------------------------------
Krefeld                   2151
------------------------------------------------------------------------------------------------------------------------------------
Monchengladbach           2161
------------------------------------------------------------------------------------------------------------------------------------
Leverkusen                2171
------------------------------------------------------------------------------------------------------------------------------------
Siegburg                  2241
------------------------------------------------------------------------------------------------------------------------------------
Gummersbach               2261
------------------------------------------------------------------------------------------------------------------------------------
Bonn                       228
------------------------------------------------------------------------------------------------------------------------------------
Hagen Westfalen           2231
------------------------------------------------------------------------------------------------------------------------------------
Bochum                     234
------------------------------------------------------------------------------------------------------------------------------------
Ludenscheid               2351
------------------------------------------------------------------------------------------------------------------------------------
Recklinghausen            2361
------------------------------------------------------------------------------------------------------------------------------------
Hamm Westfalen            2381
------------------------------------------------------------------------------------------------------------------------------------
Duren                     2421
------------------------------------------------------------------------------------------------------------------------------------


                                                                           2(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom   Telekom   ICP-   Telekom   Telekom   Telekom   Telekom   ICP-   ICP-   ICP-   ICP-   ICP-
                          code   B.2       O.5       B.1    O.12      Z.7       Z.9       Z.10      O.6    O.8    O.11   Z.3    Z.4
------------------------------------------------------------------------------------------------------------------------------------
Essen                      201
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf                 211
------------------------------------------------------------------------------------------------------------------------------------
Koln                       221
------------------------------------------------------------------------------------------------------------------------------------
Dortmund                   231
------------------------------------------------------------------------------------------------------------------------------------
Berlin                      30
------------------------------------------------------------------------------------------------------------------------------------
Leipzig                    341
------------------------------------------------------------------------------------------------------------------------------------
Dresden                    351
------------------------------------------------------------------------------------------------------------------------------------
Erfurt                     361
------------------------------------------------------------------------------------------------------------------------------------
Rostock                    381
------------------------------------------------------------------------------------------------------------------------------------
Madgdeburg                 391
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                     40
------------------------------------------------------------------------------------------------------------------------------------
Bremen                     421
------------------------------------------------------------------------------------------------------------------------------------
Kiel                       431
------------------------------------------------------------------------------------------------------------------------------------
Hannover                   511
------------------------------------------------------------------------------------------------------------------------------------
Bielefeld                  521
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt am Main           69
------------------------------------------------------------------------------------------------------------------------------------
Mannheim                   621
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart                  711
------------------------------------------------------------------------------------------------------------------------------------
Karlsruhe                  721
------------------------------------------------------------------------------------------------------------------------------------
Munchen                     89
------------------------------------------------------------------------------------------------------------------------------------
Augsburg                   821
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                   931
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg                   911
------------------------------------------------------------------------------------------------------------------------------------
Aachen                     241
------------------------------------------------------------------------------------------------------------------------------------
Munster                    251
------------------------------------------------------------------------------------------------------------------------------------
Koblenz                    261
------------------------------------------------------------------------------------------------------------------------------------
Siegen                     271
------------------------------------------------------------------------------------------------------------------------------------
Wesel                      281
------------------------------------------------------------------------------------------------------------------------------------
Meschede                   291
------------------------------------------------------------------------------------------------------------------------------------
Chemnitz Sachsen           371
------------------------------------------------------------------------------------------------------------------------------------
Neubrandenburg             395
------------------------------------------------------------------------------------------------------------------------------------
Oldenburg                  441
------------------------------------------------------------------------------------------------------------------------------------
Lubeck                     451
------------------------------------------------------------------------------------------------------------------------------------
Flensburg                  461
------------------------------------------------------------------------------------------------------------------------------------
Bremerhaven                471
------------------------------------------------------------------------------------------------------------------------------------
Heide Holstein             481
------------------------------------------------------------------------------------------------------------------------------------
Leer Ostfriesland          491
------------------------------------------------------------------------------------------------------------------------------------
Braunschweig               531
------------------------------------------------------------------------------------------------------------------------------------
Osnabruck                  541
------------------------------------------------------------------------------------------------------------------------------------
Gottingen                  551
------------------------------------------------------------------------------------------------------------------------------------
Kassel                     561
------------------------------------------------------------------------------------------------------------------------------------
Minden Westfalen           571
------------------------------------------------------------------------------------------------------------------------------------
Uelzen                     581
------------------------------------------------------------------------------------------------------------------------------------
Lingen Ems                 591
------------------------------------------------------------------------------------------------------------------------------------
Kaiserslautern             631
------------------------------------------------------------------------------------------------------------------------------------
Giessen                    641
------------------------------------------------------------------------------------------------------------------------------------
Trier                      651
------------------------------------------------------------------------------------------------------------------------------------
Fulda                      661
------------------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach              671
------------------------------------------------------------------------------------------------------------------------------------
Saarbrucken                681
------------------------------------------------------------------------------------------------------------------------------------
Ulm Donau                  731
------------------------------------------------------------------------------------------------------------------------------------
Rottweil                   741
------------------------------------------------------------------------------------------------------------------------------------
Ravensburg                 751
------------------------------------------------------------------------------------------------------------------------------------
Freiburg im Breisgau       761
------------------------------------------------------------------------------------------------------------------------------------
Donaueschlingen            771
------------------------------------------------------------------------------------------------------------------------------------
Offenburg                  781
------------------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall            791
------------------------------------------------------------------------------------------------------------------------------------
Kempten Allgau             831
------------------------------------------------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng       8450
------------------------------------------------------------------------------------------------------------------------------------
Passau                     851
------------------------------------------------------------------------------------------------------------------------------------
Traunstein                 861
------------------------------------------------------------------------------------------------------------------------------------
Landshut                   871
------------------------------------------------------------------------------------------------------------------------------------
Weitheim Oberbayern        881
------------------------------------------------------------------------------------------------------------------------------------
Donauworth                 906
------------------------------------------------------------------------------------------------------------------------------------
Bayreuth                   921
------------------------------------------------------------------------------------------------------------------------------------
Regensburg                 941
------------------------------------------------------------------------------------------------------------------------------------
Bamberg                    951
------------------------------------------------------------------------------------------------------------------------------------
Weiden in der Oberpfalz    961
------------------------------------------------------------------------------------------------------------------------------------
Bad Kissingen              971
------------------------------------------------------------------------------------------------------------------------------------
Ansbach                    981
------------------------------------------------------------------------------------------------------------------------------------
Deggendorf                 991
------------------------------------------------------------------------------------------------------------------------------------
Wuppertal                  202
------------------------------------------------------------------------------------------------------------------------------------
Duisburg                   203
------------------------------------------------------------------------------------------------------------------------------------
Oberhausen                 208
------------------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen              209
------------------------------------------------------------------------------------------------------------------------------------
Solingen                   212
------------------------------------------------------------------------------------------------------------------------------------
Neuss                     2131
------------------------------------------------------------------------------------------------------------------------------------
Krefeld                   2151
------------------------------------------------------------------------------------------------------------------------------------
Monchengladbach           2161
------------------------------------------------------------------------------------------------------------------------------------
Leverkusen                2171
------------------------------------------------------------------------------------------------------------------------------------
Siegburg                  2241
------------------------------------------------------------------------------------------------------------------------------------
Gummersbach               2261
------------------------------------------------------------------------------------------------------------------------------------
Bonn                       228
------------------------------------------------------------------------------------------------------------------------------------
Hagen Westfalen           2231
------------------------------------------------------------------------------------------------------------------------------------
Bochum                     234
------------------------------------------------------------------------------------------------------------------------------------
Ludenscheid               2351
------------------------------------------------------------------------------------------------------------------------------------
Recklinghausen            2361
------------------------------------------------------------------------------------------------------------------------------------
Hamm Westfalen            2381
------------------------------------------------------------------------------------------------------------------------------------
Duren                     2421
------------------------------------------------------------------------------------------------------------------------------------


                                                                           3(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   ICP-   Telekom   ICP-  ICP-   ICP-   ICP-   ICP-   Telekom   Telekom   Telekom   Telekom   Telekom
                          code   B.2    B.1       O.5   O.12   Z.7    Z.9    Z.10   O.1       O.2       O.3       O.4       O.6
------------------------------------------------------------------------------------------------------------------------------------
Geilenkirchen             2451
------------------------------------------------------------------------------------------------------------------------------------
Greven Westfalen          2571
------------------------------------------------------------------------------------------------------------------------------------
Ludinghausen              2591
------------------------------------------------------------------------------------------------------------------------------------
Neuwied                   2631
------------------------------------------------------------------------------------------------------------------------------------
Lippstadt                 2941
------------------------------------------------------------------------------------------------------------------------------------
Potsdam                    331
------------------------------------------------------------------------------------------------------------------------------------
Eberswalde                3334
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt Oder             335
------------------------------------------------------------------------------------------------------------------------------------
Brandenburg               3381
------------------------------------------------------------------------------------------------------------------------------------
Wittstock Dosse           3394
------------------------------------------------------------------------------------------------------------------------------------
Dessau Anhalt              340
------------------------------------------------------------------------------------------------------------------------------------
Halle Saale                345
------------------------------------------------------------------------------------------------------------------------------------
Merseburg Saale           3461
------------------------------------------------------------------------------------------------------------------------------------
Cottbus                    355
------------------------------------------------------------------------------------------------------------------------------------
Jena                      3641
------------------------------------------------------------------------------------------------------------------------------------
Gera                       365
------------------------------------------------------------------------------------------------------------------------------------
Suhl                      3681
------------------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen        3691
------------------------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg       385
------------------------------------------------------------------------------------------------------------------------------------
Luneburg                  4131
------------------------------------------------------------------------------------------------------------------------------------
Neumunster                4321
------------------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven             4421
------------------------------------------------------------------------------------------------------------------------------------
Hildesheim                5121
------------------------------------------------------------------------------------------------------------------------------------
Celle                     5141
------------------------------------------------------------------------------------------------------------------------------------
Herford                   5221
------------------------------------------------------------------------------------------------------------------------------------
Detmold                   5231
------------------------------------------------------------------------------------------------------------------------------------
Gutersloh                 5241
------------------------------------------------------------------------------------------------------------------------------------
Paderborn                 5251
------------------------------------------------------------------------------------------------------------------------------------
Wolfsburg                 5361
------------------------------------------------------------------------------------------------------------------------------------
Aschaffenburg             6021
------------------------------------------------------------------------------------------------------------------------------------
Friedberg Hessen          6031
------------------------------------------------------------------------------------------------------------------------------------
Dieburg                   6071
------------------------------------------------------------------------------------------------------------------------------------
Wiesbaden                  611
------------------------------------------------------------------------------------------------------------------------------------
Mainz                     6031
------------------------------------------------------------------------------------------------------------------------------------
Russelsheim               6142
------------------------------------------------------------------------------------------------------------------------------------
Darmstadt                 6151
------------------------------------------------------------------------------------------------------------------------------------
Oberursel Taunus          6171
------------------------------------------------------------------------------------------------------------------------------------
Hanau                     6181
------------------------------------------------------------------------------------------------------------------------------------
Bad Soden                 6196
------------------------------------------------------------------------------------------------------------------------------------
Heidelberg                6221
------------------------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse       6321
------------------------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar          6821
------------------------------------------------------------------------------------------------------------------------------------
Saarlouis                 6831
------------------------------------------------------------------------------------------------------------------------------------
Boblingen                 7031
------------------------------------------------------------------------------------------------------------------------------------
Reutlingen                7121
------------------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar          7131
------------------------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg       7141
------------------------------------------------------------------------------------------------------------------------------------
Goppingen                 7161
------------------------------------------------------------------------------------------------------------------------------------
Baden- Baden              7221
------------------------------------------------------------------------------------------------------------------------------------
Pforzheim                 7231
------------------------------------------------------------------------------------------------------------------------------------
Aalen                     7361
------------------------------------------------------------------------------------------------------------------------------------
Hechingen                 7471
------------------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel         7731
------------------------------------------------------------------------------------------------------------------------------------
Dachau                    8131
------------------------------------------------------------------------------------------------------------------------------------
Erlangen                  9131
------------------------------------------------------------------------------------------------------------------------------------
Coburg                    9561
------------------------------------------------------------------------------------------------------------------------------------
Schweinfurt               9721
------------------------------------------------------------------------------------------------------------------------------------
Bottrop                   2041
------------------------------------------------------------------------------------------------------------------------------------
Velbert                   2051
------------------------------------------------------------------------------------------------------------------------------------
Grevenbroich              2181
------------------------------------------------------------------------------------------------------------------------------------
Remscheid                 2191
------------------------------------------------------------------------------------------------------------------------------------
Euskirchen                2251
------------------------------------------------------------------------------------------------------------------------------------
Iserlohn                  2371
------------------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler    2641
------------------------------------------------------------------------------------------------------------------------------------
Lennestadt                2721
------------------------------------------------------------------------------------------------------------------------------------
Betzdorf                  2741
------------------------------------------------------------------------------------------------------------------------------------
Dillenburg                2771
------------------------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein         2821
------------------------------------------------------------------------------------------------------------------------------------
Geldern                   2831
------------------------------------------------------------------------------------------------------------------------------------
Moers                     2841
------------------------------------------------------------------------------------------------------------------------------------
Borken Westfalen          2861
------------------------------------------------------------------------------------------------------------------------------------
Oranienburg               3301
------------------------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg         3321
------------------------------------------------------------------------------------------------------------------------------------
Strausberg                3341
------------------------------------------------------------------------------------------------------------------------------------
Zeuthen                  33762
------------------------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
------------------------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
------------------------------------------------------------------------------------------------------------------------------------
Grimma                    3437
------------------------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
------------------------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
------------------------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
------------------------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
------------------------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
------------------------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
------------------------------------------------------------------------------------------------------------------------------------
Pirna                     3501
------------------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
------------------------------------------------------------------------------------------------------------------------------------
Meissen                   3521
------------------------------------------------------------------------------------------------------------------------------------
Riesa                     3525
------------------------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
------------------------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
------------------------------------------------------------------------------------------------------------------------------------


                                                                           4(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                        Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area  Telekom Telekom  Telekom  Telekom  Telekom  Telekom Telekom Telekom  Telekom Telekom Telekom Telekom
                          code  O.7     O.8      O.9      O.10     O.11     Z.1     Z.2     Z.3      Z.4     Z.5     Z.6     Z.8
------------------------------------------------------------------------------------------------------------------------------------
Geilenkirchen             2451
------------------------------------------------------------------------------------------------------------------------------------
Greven Westfalen          2571
------------------------------------------------------------------------------------------------------------------------------------
Ludinghausen              2591
------------------------------------------------------------------------------------------------------------------------------------
Neuwied                   2631
------------------------------------------------------------------------------------------------------------------------------------
Lippstadt                 2941
------------------------------------------------------------------------------------------------------------------------------------
Potsdam                    331
------------------------------------------------------------------------------------------------------------------------------------
Eberswalde                3334
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt Oder             335
------------------------------------------------------------------------------------------------------------------------------------
Brandenburg               3381
------------------------------------------------------------------------------------------------------------------------------------
Wittstock Dosse           3394
------------------------------------------------------------------------------------------------------------------------------------
Dessau Anhalt              340
------------------------------------------------------------------------------------------------------------------------------------
Halle Saale                345
------------------------------------------------------------------------------------------------------------------------------------
Merseburg Saale           3461
------------------------------------------------------------------------------------------------------------------------------------
Cottbus                    355
------------------------------------------------------------------------------------------------------------------------------------
Jena                      3641
------------------------------------------------------------------------------------------------------------------------------------
Gera                       365
------------------------------------------------------------------------------------------------------------------------------------
Suhl                      3681
------------------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen        3691
------------------------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg       385
------------------------------------------------------------------------------------------------------------------------------------
Luneburg                  4131
------------------------------------------------------------------------------------------------------------------------------------
Neumunster                4321
------------------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven             4421
------------------------------------------------------------------------------------------------------------------------------------
Hildesheim                5121
------------------------------------------------------------------------------------------------------------------------------------
Celle                     5141
------------------------------------------------------------------------------------------------------------------------------------
Herford                   5221
------------------------------------------------------------------------------------------------------------------------------------
Detmold                   5231
------------------------------------------------------------------------------------------------------------------------------------
Gutersloh                 5241
------------------------------------------------------------------------------------------------------------------------------------
Paderborn                 5251
------------------------------------------------------------------------------------------------------------------------------------
Wolfsburg                 5361
------------------------------------------------------------------------------------------------------------------------------------
Aschaffenburg             6021
------------------------------------------------------------------------------------------------------------------------------------
Friedberg Hessen          6031
------------------------------------------------------------------------------------------------------------------------------------
Dieburg                   6071
------------------------------------------------------------------------------------------------------------------------------------
Wiesbaden                  611
------------------------------------------------------------------------------------------------------------------------------------
Mainz                     6031
------------------------------------------------------------------------------------------------------------------------------------
Russelsheim               6142
------------------------------------------------------------------------------------------------------------------------------------
Darmstadt                 6151
------------------------------------------------------------------------------------------------------------------------------------
Oberursel Taunus          6171
------------------------------------------------------------------------------------------------------------------------------------
Hanau                     6181
------------------------------------------------------------------------------------------------------------------------------------
Bad Soden                 6196
------------------------------------------------------------------------------------------------------------------------------------
Heidelberg                6221
------------------------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse       6321
------------------------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar          6821
------------------------------------------------------------------------------------------------------------------------------------
Saarlouis                 6831
------------------------------------------------------------------------------------------------------------------------------------
Boblingen                 7031
------------------------------------------------------------------------------------------------------------------------------------
Reutlingen                7121
------------------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar          7131
------------------------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg       7141
------------------------------------------------------------------------------------------------------------------------------------
Goppingen                 7161
------------------------------------------------------------------------------------------------------------------------------------
Baden- Baden              7221
------------------------------------------------------------------------------------------------------------------------------------
Pforzheim                 7231
------------------------------------------------------------------------------------------------------------------------------------
Aalen                     7361
------------------------------------------------------------------------------------------------------------------------------------
Hechingen                 7471
------------------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel         7731
------------------------------------------------------------------------------------------------------------------------------------
Dachau                    8131
------------------------------------------------------------------------------------------------------------------------------------
Erlangen                  9131
------------------------------------------------------------------------------------------------------------------------------------
Coburg                    9561
------------------------------------------------------------------------------------------------------------------------------------
Schweinfurt               9721
------------------------------------------------------------------------------------------------------------------------------------
Bottrop                   2041
------------------------------------------------------------------------------------------------------------------------------------
Velbert                   2051
------------------------------------------------------------------------------------------------------------------------------------
Grevenbroich              2181
------------------------------------------------------------------------------------------------------------------------------------
Remscheid                 2191
------------------------------------------------------------------------------------------------------------------------------------
Euskirchen                2251
------------------------------------------------------------------------------------------------------------------------------------
Iserlohn                  2371
------------------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler    2641
------------------------------------------------------------------------------------------------------------------------------------
Lennestadt                2721
------------------------------------------------------------------------------------------------------------------------------------
Betzdorf                  2741
------------------------------------------------------------------------------------------------------------------------------------
Dillenburg                2771
------------------------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein         2821
------------------------------------------------------------------------------------------------------------------------------------
Geldern                   2831
------------------------------------------------------------------------------------------------------------------------------------
Moers                     2841
------------------------------------------------------------------------------------------------------------------------------------
Borken Westfalen          2861
------------------------------------------------------------------------------------------------------------------------------------
Oranienburg               3301
------------------------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg         3321
------------------------------------------------------------------------------------------------------------------------------------
Strausberg                3341
------------------------------------------------------------------------------------------------------------------------------------
Zeuthen                  33762
------------------------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
------------------------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
------------------------------------------------------------------------------------------------------------------------------------
Grimma                    3437
------------------------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
------------------------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
------------------------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
------------------------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
------------------------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
------------------------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
------------------------------------------------------------------------------------------------------------------------------------
Pirna                     3501
------------------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
------------------------------------------------------------------------------------------------------------------------------------
Meissen                   3521
------------------------------------------------------------------------------------------------------------------------------------
Riesa                     3525
------------------------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
------------------------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
------------------------------------------------------------------------------------------------------------------------------------


                                                                           5(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                          Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area    Telekom   Telekom   ICP-   Telekom   Telekom   Telekom   Telekom   ICP-   ICP-   ICP-   ICP-  ICP-
                          code    B.2       O.5       B.1    O.12      Z.7       Z.9       Z.10      O.6    O.8    O.11   Z.3   Z.4
------------------------------------------------------------------------------------------------------------------------------------
Geilenkirchen             2451
------------------------------------------------------------------------------------------------------------------------------------
Greven Westfalen          2571
------------------------------------------------------------------------------------------------------------------------------------
Ludinghausen              2591
------------------------------------------------------------------------------------------------------------------------------------
Neuwied                   2631
------------------------------------------------------------------------------------------------------------------------------------
Lippstadt                 2941
------------------------------------------------------------------------------------------------------------------------------------
Potsdam                    331
------------------------------------------------------------------------------------------------------------------------------------
Eberswalde                3334
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt Oder             335
------------------------------------------------------------------------------------------------------------------------------------
Brandenburg               3381
------------------------------------------------------------------------------------------------------------------------------------
Wittstock Dosse           3394
------------------------------------------------------------------------------------------------------------------------------------
Dessau Anhalt              340
------------------------------------------------------------------------------------------------------------------------------------
Halle Saale                345
------------------------------------------------------------------------------------------------------------------------------------
Merseburg Saale           3461
------------------------------------------------------------------------------------------------------------------------------------
Cottbus                    355
------------------------------------------------------------------------------------------------------------------------------------
Jena                      3641
------------------------------------------------------------------------------------------------------------------------------------
Gera                       365
------------------------------------------------------------------------------------------------------------------------------------
Suhl                      3681
------------------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringen        3691
------------------------------------------------------------------------------------------------------------------------------------
Schwerin Mecklenburg       385
------------------------------------------------------------------------------------------------------------------------------------
Luneburg                  4131
------------------------------------------------------------------------------------------------------------------------------------
Neumunster                4321
------------------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven             4421
------------------------------------------------------------------------------------------------------------------------------------
Hildesheim                5121
------------------------------------------------------------------------------------------------------------------------------------
Celle                     5141
------------------------------------------------------------------------------------------------------------------------------------
Herford                   5221
------------------------------------------------------------------------------------------------------------------------------------
Detmold                   5231
------------------------------------------------------------------------------------------------------------------------------------
Gutersloh                 5241
------------------------------------------------------------------------------------------------------------------------------------
Paderborn                 5251
------------------------------------------------------------------------------------------------------------------------------------
Wolfsburg                 5361
------------------------------------------------------------------------------------------------------------------------------------
Aschaffenburg             6021
------------------------------------------------------------------------------------------------------------------------------------
Friedberg Hessen          6031
------------------------------------------------------------------------------------------------------------------------------------
Dieburg                   6071
------------------------------------------------------------------------------------------------------------------------------------
Wiesbaden                  611
------------------------------------------------------------------------------------------------------------------------------------
Mainz                     6031
------------------------------------------------------------------------------------------------------------------------------------
Russelsheim               6142
------------------------------------------------------------------------------------------------------------------------------------
Darmstadt                 6151
------------------------------------------------------------------------------------------------------------------------------------
Oberursel Taunus          6171
------------------------------------------------------------------------------------------------------------------------------------
Hanau                     6181
------------------------------------------------------------------------------------------------------------------------------------
Bad Soden                 6196
------------------------------------------------------------------------------------------------------------------------------------
Heidelberg                6221
------------------------------------------------------------------------------------------------------------------------------------
Neustadt Weinstasse       6321
------------------------------------------------------------------------------------------------------------------------------------
Neunkirchen Saar          6821
------------------------------------------------------------------------------------------------------------------------------------
Saarlouis                 6831
------------------------------------------------------------------------------------------------------------------------------------
Boblingen                 7031
------------------------------------------------------------------------------------------------------------------------------------
Reutlingen                7121
------------------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar          7131
------------------------------------------------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg       7141
------------------------------------------------------------------------------------------------------------------------------------
Goppingen                 7161
------------------------------------------------------------------------------------------------------------------------------------
Baden- Baden              7221
------------------------------------------------------------------------------------------------------------------------------------
Pforzheim                 7231
------------------------------------------------------------------------------------------------------------------------------------
Aalen                     7361
------------------------------------------------------------------------------------------------------------------------------------
Hechingen                 7471
------------------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel         7731
------------------------------------------------------------------------------------------------------------------------------------
Dachau                    8131
------------------------------------------------------------------------------------------------------------------------------------
Erlangen                  9131
------------------------------------------------------------------------------------------------------------------------------------
Coburg                    9561
------------------------------------------------------------------------------------------------------------------------------------
Schweinfurt               9721
------------------------------------------------------------------------------------------------------------------------------------
Bottrop                   2041
------------------------------------------------------------------------------------------------------------------------------------
Velbert                   2051
------------------------------------------------------------------------------------------------------------------------------------
Grevenbroich              2181
------------------------------------------------------------------------------------------------------------------------------------
Remscheid                 2191
------------------------------------------------------------------------------------------------------------------------------------
Euskirchen                2251
------------------------------------------------------------------------------------------------------------------------------------
Iserlohn                  2371
------------------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler    2641
------------------------------------------------------------------------------------------------------------------------------------
Lennestadt                2721
------------------------------------------------------------------------------------------------------------------------------------
Betzdorf                  2741
------------------------------------------------------------------------------------------------------------------------------------
Dillenburg                2771
------------------------------------------------------------------------------------------------------------------------------------
Kleve Niederrhein         2821
------------------------------------------------------------------------------------------------------------------------------------
Geldern                   2831
------------------------------------------------------------------------------------------------------------------------------------
Moers                     2841
------------------------------------------------------------------------------------------------------------------------------------
Borken Westfalen          2861
------------------------------------------------------------------------------------------------------------------------------------
Oranienburg               3301
------------------------------------------------------------------------------------------------------------------------------------
Nauen Brandenburg         3321
------------------------------------------------------------------------------------------------------------------------------------
Strausberg                3341
------------------------------------------------------------------------------------------------------------------------------------
Zeuthen                  33762
------------------------------------------------------------------------------------------------------------------------------------
Zossen Brandenburg        3377
------------------------------------------------------------------------------------------------------------------------------------
Oschatz                   3435
------------------------------------------------------------------------------------------------------------------------------------
Grimma                    3437
------------------------------------------------------------------------------------------------------------------------------------
Naumburg Saale            3445
------------------------------------------------------------------------------------------------------------------------------------
Altenburg Thuringen       3447
------------------------------------------------------------------------------------------------------------------------------------
Sangerhausen              3464
------------------------------------------------------------------------------------------------------------------------------------
Artern Unstrut            3466
------------------------------------------------------------------------------------------------------------------------------------
Bernburg Saale            3471
------------------------------------------------------------------------------------------------------------------------------------
Bitterfeld                3493
------------------------------------------------------------------------------------------------------------------------------------
Pirna                     3501
------------------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde            3504
------------------------------------------------------------------------------------------------------------------------------------
Meissen                   3521
------------------------------------------------------------------------------------------------------------------------------------
Riesa                     3525
------------------------------------------------------------------------------------------------------------------------------------
Elsterwerda               3533
------------------------------------------------------------------------------------------------------------------------------------
Jessen Elster             3537
------------------------------------------------------------------------------------------------------------------------------------


                                                                           6(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                          Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area    ICP-  Telekom   ICP-   ICP-   ICP-   ICP-   ICP-   Telekom   Telekom   Telekom   Telekom   Telekom
                          code    B.2   B.1       O.5    O.12   Z.7    Z.9    Z.10   O.1       O.2       O.3       O.4       O.6
------------------------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
------------------------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
------------------------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
------------------------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
------------------------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
------------------------------------------------------------------------------------------------------------------------------------
Zittau                    3583
------------------------------------------------------------------------------------------------------------------------------------
Lobau                     3585
------------------------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
------------------------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
------------------------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
------------------------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
------------------------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
------------------------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
------------------------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
------------------------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
------------------------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
------------------------------------------------------------------------------------------------------------------------------------
Plauen                    3741
------------------------------------------------------------------------------------------------------------------------------------
Zwickau                    375
------------------------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
------------------------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
------------------------------------------------------------------------------------------------------------------------------------
Greifswald                3834
------------------------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
------------------------------------------------------------------------------------------------------------------------------------
Parchim                   3871
------------------------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
------------------------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
------------------------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
------------------------------------------------------------------------------------------------------------------------------------
Stendal                    393
------------------------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
------------------------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
------------------------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
------------------------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
------------------------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
------------------------------------------------------------------------------------------------------------------------------------
Stade                     4141
------------------------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
------------------------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
------------------------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
------------------------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
------------------------------------------------------------------------------------------------------------------------------------
Eutun                     4521
------------------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
------------------------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
------------------------------------------------------------------------------------------------------------------------------------
Niebull                   4661
------------------------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
------------------------------------------------------------------------------------------------------------------------------------
Norden                    4931
------------------------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
------------------------------------------------------------------------------------------------------------------------------------
Hameln                    5151
------------------------------------------------------------------------------------------------------------------------------------
Peine                     5171
------------------------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
------------------------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
------------------------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
------------------------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
------------------------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
------------------------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
------------------------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
------------------------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
------------------------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
------------------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
------------------------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
------------------------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
------------------------------------------------------------------------------------------------------------------------------------
Worms                     6241
------------------------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
------------------------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
------------------------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
------------------------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
------------------------------------------------------------------------------------------------------------------------------------
Marburg                   6421
------------------------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
------------------------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
------------------------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
------------------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld              6621
------------------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen         6641
------------------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein           6721
------------------------------------------------------------------------------------------------------------------------------------
St Wendel                 6851
------------------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck      7021
------------------------------------------------------------------------------------------------------------------------------------
Muhlacker                 7041
------------------------------------------------------------------------------------------------------------------------------------
Calw                      7051
------------------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.       7181
------------------------------------------------------------------------------------------------------------------------------------
Backnang                  7191
------------------------------------------------------------------------------------------------------------------------------------
Bruchsal                  7251
------------------------------------------------------------------------------------------------------------------------------------
Sinsheim                  7261
------------------------------------------------------------------------------------------------------------------------------------
Worth am Rhein            7271
------------------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz    7321
------------------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss      7351
------------------------------------------------------------------------------------------------------------------------------------
Horb am Neckar            7451
------------------------------------------------------------------------------------------------------------------------------------
Konstanz                  7531
------------------------------------------------------------------------------------------------------------------------------------
Friedrichshafen           7541
------------------------------------------------------------------------------------------------------------------------------------
Sigmaringen               7571
------------------------------------------------------------------------------------------------------------------------------------
Lorrach                   7621
------------------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden            7631
------------------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw     7721
------------------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald          7821
------------------------------------------------------------------------------------------------------------------------------------
Ohringen                  7941
------------------------------------------------------------------------------------------------------------------------------------


                                                                           7(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom Telekom Telekom Telekom Telekom Telekom  Telekom Telekom   Telekom Telekom Telekom Telekom
                          code   O.7     O.8     O.9     O.10    O.11    Z.1      Z.2     Z.3       Z.4     Z.5     Z.6     Z.8
------------------------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
------------------------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
------------------------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
------------------------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
------------------------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
------------------------------------------------------------------------------------------------------------------------------------
Zittau                    3583
------------------------------------------------------------------------------------------------------------------------------------
Lobau                     3585
------------------------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
------------------------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
------------------------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
------------------------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
------------------------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
------------------------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
------------------------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
------------------------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
------------------------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
------------------------------------------------------------------------------------------------------------------------------------
Plauen                    3741
------------------------------------------------------------------------------------------------------------------------------------
Zwickau                    375
------------------------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
------------------------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
------------------------------------------------------------------------------------------------------------------------------------
Greifswald                3834
------------------------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
------------------------------------------------------------------------------------------------------------------------------------
Parchim                   3871
------------------------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
------------------------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
------------------------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
------------------------------------------------------------------------------------------------------------------------------------
Stendal                    393
------------------------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
------------------------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
------------------------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
------------------------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
------------------------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
------------------------------------------------------------------------------------------------------------------------------------
Stade                     4141
------------------------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
------------------------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
------------------------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
------------------------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
------------------------------------------------------------------------------------------------------------------------------------
Eutun                     4521
------------------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
------------------------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
------------------------------------------------------------------------------------------------------------------------------------
Niebull                   4661
------------------------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
------------------------------------------------------------------------------------------------------------------------------------
Norden                    4931
------------------------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
------------------------------------------------------------------------------------------------------------------------------------
Hameln                    5151
------------------------------------------------------------------------------------------------------------------------------------
Peine                     5171
------------------------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
------------------------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
------------------------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
------------------------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
------------------------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
------------------------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
------------------------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
------------------------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
------------------------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
------------------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
------------------------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
------------------------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
------------------------------------------------------------------------------------------------------------------------------------
Worms                     6241
------------------------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
------------------------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
------------------------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
------------------------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
------------------------------------------------------------------------------------------------------------------------------------
Marburg                   6421
------------------------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
------------------------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
------------------------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
------------------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld              6621
------------------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen         6641
------------------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein           6721
------------------------------------------------------------------------------------------------------------------------------------
St Wendel                 6851
------------------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck      7021
------------------------------------------------------------------------------------------------------------------------------------
Muhlacker                 7041
------------------------------------------------------------------------------------------------------------------------------------
Calw                      7051
------------------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.       7181
------------------------------------------------------------------------------------------------------------------------------------
Backnang                  7191
------------------------------------------------------------------------------------------------------------------------------------
Bruchsal                  7251
------------------------------------------------------------------------------------------------------------------------------------
Sinsheim                  7261
------------------------------------------------------------------------------------------------------------------------------------
Worth am Rhein            7271
------------------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz    7321
------------------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss      7351
------------------------------------------------------------------------------------------------------------------------------------
Horb am Neckar            7451
------------------------------------------------------------------------------------------------------------------------------------
Konstanz                  7531
------------------------------------------------------------------------------------------------------------------------------------
Friedrichshafen           7541
------------------------------------------------------------------------------------------------------------------------------------
Sigmaringen               7571
------------------------------------------------------------------------------------------------------------------------------------
Lorrach                   7621
------------------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden            7631
------------------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw     7721
------------------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald          7821
------------------------------------------------------------------------------------------------------------------------------------
Ohringen                  7941
------------------------------------------------------------------------------------------------------------------------------------


                                                                           8(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom   Telekom   ICP-   Telekom   Telekom   Telekom   Telekom   ICP-   ICP-  ICP-   ICP-   ICP-
                          code   B.2       O.5       B.1    O.12      Z.7       Z.9       Z.10      O.6    O.8   O.11   Z.3    Z.4
------------------------------------------------------------------------------------------------------------------------------------
Lubben Spreewald          3546
------------------------------------------------------------------------------------------------------------------------------------
Hoyerswerda               3571
------------------------------------------------------------------------------------------------------------------------------------
Senftenberg               3573
------------------------------------------------------------------------------------------------------------------------------------
Weisswasser               3576
------------------------------------------------------------------------------------------------------------------------------------
Gorliz                    3581
------------------------------------------------------------------------------------------------------------------------------------
Zittau                    3583
------------------------------------------------------------------------------------------------------------------------------------
Lobau                     3585
------------------------------------------------------------------------------------------------------------------------------------
Bautzen                   3591
------------------------------------------------------------------------------------------------------------------------------------
Bischofswerda             3594
------------------------------------------------------------------------------------------------------------------------------------
Muhlhausen Thuringen      3601
------------------------------------------------------------------------------------------------------------------------------------
NordhausenThuringen       3631
------------------------------------------------------------------------------------------------------------------------------------
WeimarThuringen           3643
------------------------------------------------------------------------------------------------------------------------------------
Saalfeld Saale            3671
------------------------------------------------------------------------------------------------------------------------------------
Meinigen                  3693
------------------------------------------------------------------------------------------------------------------------------------
Freiburg Sachsen          3731
------------------------------------------------------------------------------------------------------------------------------------
Rochlitz                  3737
------------------------------------------------------------------------------------------------------------------------------------
Plauen                    3741
------------------------------------------------------------------------------------------------------------------------------------
Zwickau                    375
------------------------------------------------------------------------------------------------------------------------------------
Aue Sachsen               3771
------------------------------------------------------------------------------------------------------------------------------------
Stralsund                 3831
------------------------------------------------------------------------------------------------------------------------------------
Greifswald                3834
------------------------------------------------------------------------------------------------------------------------------------
Gustrow                   3843
------------------------------------------------------------------------------------------------------------------------------------
Parchim                   3871
------------------------------------------------------------------------------------------------------------------------------------
Perleberg                 3876
------------------------------------------------------------------------------------------------------------------------------------
Gardelegen                3907
------------------------------------------------------------------------------------------------------------------------------------
Burg bei Magdeburg        3921
------------------------------------------------------------------------------------------------------------------------------------
Stendal                    393
------------------------------------------------------------------------------------------------------------------------------------
Halberstadt               3941
------------------------------------------------------------------------------------------------------------------------------------
Wernigerode               3943
------------------------------------------------------------------------------------------------------------------------------------
Prenzlau                  3984
------------------------------------------------------------------------------------------------------------------------------------
Waren Muritz              3991
------------------------------------------------------------------------------------------------------------------------------------
Elmshorn                  4121
------------------------------------------------------------------------------------------------------------------------------------
Stade                     4141
------------------------------------------------------------------------------------------------------------------------------------
Winsen Luhe               4171
------------------------------------------------------------------------------------------------------------------------------------
Delmenhorst               4221
------------------------------------------------------------------------------------------------------------------------------------
Verden Aller              4231
------------------------------------------------------------------------------------------------------------------------------------
Cloppenburg               4471
------------------------------------------------------------------------------------------------------------------------------------
Eutun                     4521
------------------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe              4531
------------------------------------------------------------------------------------------------------------------------------------
Schleswig                 4621
------------------------------------------------------------------------------------------------------------------------------------
Niebull                   4661
------------------------------------------------------------------------------------------------------------------------------------
Cuxhaven                  4721
------------------------------------------------------------------------------------------------------------------------------------
Norden                    4931
------------------------------------------------------------------------------------------------------------------------------------
Wunstorf                  5031
------------------------------------------------------------------------------------------------------------------------------------
Hameln                    5151
------------------------------------------------------------------------------------------------------------------------------------
Peine                     5171
------------------------------------------------------------------------------------------------------------------------------------
Salzgitter                5341
------------------------------------------------------------------------------------------------------------------------------------
Gifhorn                   5371
------------------------------------------------------------------------------------------------------------------------------------
Ibbenburen                5451
------------------------------------------------------------------------------------------------------------------------------------
Damme Dummer              5494
------------------------------------------------------------------------------------------------------------------------------------
Herzberg am Harz          5521
------------------------------------------------------------------------------------------------------------------------------------
Einbeck                   5561
------------------------------------------------------------------------------------------------------------------------------------
Bad Wildungen             5621
------------------------------------------------------------------------------------------------------------------------------------
Meisungen                 5661
------------------------------------------------------------------------------------------------------------------------------------
Stadthagen                5721
------------------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen            5731
------------------------------------------------------------------------------------------------------------------------------------
Stolzenau                 5761
------------------------------------------------------------------------------------------------------------------------------------
Gelnhausen                6051
------------------------------------------------------------------------------------------------------------------------------------
Worms                     6241
------------------------------------------------------------------------------------------------------------------------------------
Bensheim                  6251
------------------------------------------------------------------------------------------------------------------------------------
Mosbach Baden             6261
------------------------------------------------------------------------------------------------------------------------------------
Pirmasens                 6331
------------------------------------------------------------------------------------------------------------------------------------
Landau in der Pfalz       6341
------------------------------------------------------------------------------------------------------------------------------------
Marburg                   6421
------------------------------------------------------------------------------------------------------------------------------------
Limburg an der Lahn       6431
------------------------------------------------------------------------------------------------------------------------------------
Wetzlar                   6441
------------------------------------------------------------------------------------------------------------------------------------
Wittlich                  6571
------------------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld              6621
------------------------------------------------------------------------------------------------------------------------------------
Lauterbach Hessen         6641
------------------------------------------------------------------------------------------------------------------------------------
Bingen am Rhein           6721
------------------------------------------------------------------------------------------------------------------------------------
St Wendel                 6851
------------------------------------------------------------------------------------------------------------------------------------
Kirchheim unter Teck      7021
------------------------------------------------------------------------------------------------------------------------------------
Muhlacker                 7041
------------------------------------------------------------------------------------------------------------------------------------
Calw                      7051
------------------------------------------------------------------------------------------------------------------------------------
Schorndorf Wurttbg.       7181
------------------------------------------------------------------------------------------------------------------------------------
Backnang                  7191
------------------------------------------------------------------------------------------------------------------------------------
Bruchsal                  7251
------------------------------------------------------------------------------------------------------------------------------------
Sinsheim                  7261
------------------------------------------------------------------------------------------------------------------------------------
Worth am Rhein            7271
------------------------------------------------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz    7321
------------------------------------------------------------------------------------------------------------------------------------
Biberach an der Riss      7351
------------------------------------------------------------------------------------------------------------------------------------
Horb am Neckar            7451
------------------------------------------------------------------------------------------------------------------------------------
Konstanz                  7531
------------------------------------------------------------------------------------------------------------------------------------
Friedrichshafen           7541
------------------------------------------------------------------------------------------------------------------------------------
Sigmaringen               7571
------------------------------------------------------------------------------------------------------------------------------------
Lorrach                   7621
------------------------------------------------------------------------------------------------------------------------------------
Muhlheim Baden            7631
------------------------------------------------------------------------------------------------------------------------------------
Villingen i. Schwarzw     7721
------------------------------------------------------------------------------------------------------------------------------------
Lahr Schwarzwald          7821
------------------------------------------------------------------------------------------------------------------------------------
Ohringen                  7941
------------------------------------------------------------------------------------------------------------------------------------


                                                                           9(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   ICP-   Telekom   ICP-   ICP-   ICP-    ICP-     ICP-   Telekom   Telekom  Telekom  Telekom  Telekom
                          code   B.2    B.1       O.5    O.12   Z.7     Z.9      Z.10   O.1       O.2      O.3      O.4      O.6
------------------------------------------------------------------------------------------------------------------------------------
Waakirchen                8021
------------------------------------------------------------------------------------------------------------------------------------
Rosenheim                 8031
------------------------------------------------------------------------------------------------------------------------------------
Kirchseeon                8091
------------------------------------------------------------------------------------------------------------------------------------
Markt Schwaben            8121
------------------------------------------------------------------------------------------------------------------------------------
Stamberg                  8151
------------------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech         8191
------------------------------------------------------------------------------------------------------------------------------------
Buchloe                   8241
------------------------------------------------------------------------------------------------------------------------------------
Aichach                   8251
------------------------------------------------------------------------------------------------------------------------------------
Memmingen                 8331
------------------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau         8381
------------------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern          8421
------------------------------------------------------------------------------------------------------------------------------------
Beilngries                8461
------------------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr   8561
------------------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn           8631
------------------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken        9171
------------------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz  9181
------------------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken     9191
------------------------------------------------------------------------------------------------------------------------------------
Kulmbach                  9221
------------------------------------------------------------------------------------------------------------------------------------
Hof Saale                 9281
------------------------------------------------------------------------------------------------------------------------------------
Kizingen                  9321
------------------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim        9341
------------------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld           9391
------------------------------------------------------------------------------------------------------------------------------------
Straubing                 9421
------------------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz          9621
------------------------------------------------------------------------------------------------------------------------------------


                                                                          10(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom Telekom Telekom Telekom Telekom Telekom  Telekom Telekom   Telekom Telekom Telekom Telekom
                          code   O.7     O.8     O.9     O.10    O.11    Z.1      Z.2     Z.3       Z.4     Z.5     Z.6     Z.8
------------------------------------------------------------------------------------------------------------------------------------
Waakirchen                8021
------------------------------------------------------------------------------------------------------------------------------------
Rosenheim                 8031
------------------------------------------------------------------------------------------------------------------------------------
Kirchseeon                8091
------------------------------------------------------------------------------------------------------------------------------------
Markt Schwaben            8121
------------------------------------------------------------------------------------------------------------------------------------
Stamberg                  8151
------------------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech         8191
------------------------------------------------------------------------------------------------------------------------------------
Buchloe                   8241
------------------------------------------------------------------------------------------------------------------------------------
Aichach                   8251
------------------------------------------------------------------------------------------------------------------------------------
Memmingen                 8331
------------------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau         8381
------------------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern          8421
------------------------------------------------------------------------------------------------------------------------------------
Beilngries                8461
------------------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr   8561
------------------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn           8631
------------------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken        9171
------------------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz  9181
------------------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken     9191
------------------------------------------------------------------------------------------------------------------------------------
Kulmbach                  9221
------------------------------------------------------------------------------------------------------------------------------------
Hof Saale                 9281
------------------------------------------------------------------------------------------------------------------------------------
Kizingen                  9321
------------------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim        9341
------------------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld           9391
------------------------------------------------------------------------------------------------------------------------------------
Straubing                 9421
------------------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz          9621
------------------------------------------------------------------------------------------------------------------------------------


                                                                          11(12)

                    Interconnection Contract with FirstMark


3. OVERVIEW OF CATCHMENT AREAS

------------------------------------------------------------------------------------------------------------------------------------
OdZ data                         Traffic flow ICP > German Telekom (determination of catchment area by ICP)
------------------------------------------------------------------------------------------------------------------------------------
OdZ name                  Area   Telekom   Telekom   ICP-  Telekom   Telekom   Telekom   Telekom   ICP-   ICP-   ICP-   ICP-   ICP-
                          code   B.2       O.5       B.1   O.12      Z.7       Z.9       Z.10      O.6    O.8    O.11   Z.3    Z.4
------------------------------------------------------------------------------------------------------------------------------------
Waakirchen                8021
------------------------------------------------------------------------------------------------------------------------------------
Rosenheim                 8031
------------------------------------------------------------------------------------------------------------------------------------
Kirchseeon                8091
------------------------------------------------------------------------------------------------------------------------------------
Markt Schwaben            8121
------------------------------------------------------------------------------------------------------------------------------------
Stamberg                  8151
------------------------------------------------------------------------------------------------------------------------------------
Landsberg am Lech         8191
------------------------------------------------------------------------------------------------------------------------------------
Buchloe                   8241
------------------------------------------------------------------------------------------------------------------------------------
Aichach                   8251
------------------------------------------------------------------------------------------------------------------------------------
Memmingen                 8331
------------------------------------------------------------------------------------------------------------------------------------
Lindenberg Allgau         8381
------------------------------------------------------------------------------------------------------------------------------------
Eichstadt Bayern          8421
------------------------------------------------------------------------------------------------------------------------------------
Beilngries                8461
------------------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr   8561
------------------------------------------------------------------------------------------------------------------------------------
Muhldorf am Inn           8631
------------------------------------------------------------------------------------------------------------------------------------
Roth Mittelfranken        9171
------------------------------------------------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz  9181
------------------------------------------------------------------------------------------------------------------------------------
Forchheim Oberfranken     9191
------------------------------------------------------------------------------------------------------------------------------------
Kulmbach                  9221
------------------------------------------------------------------------------------------------------------------------------------
Hof Saale                 9281
------------------------------------------------------------------------------------------------------------------------------------
Kizingen                  9321
------------------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim        9341
------------------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld           9391
------------------------------------------------------------------------------------------------------------------------------------
Straubing                 9421
------------------------------------------------------------------------------------------------------------------------------------
Amberg Oberpfalz          9621
------------------------------------------------------------------------------------------------------------------------------------


                                                                          12(12)

                    Interconnection Contract with FirstMark


4.1 TRAFFIC STRUCTURE FROM AND INTO THE ONE-DIGIT NUMBERING AREAS AND THE INTERCONNECTION SERVICES

                   ------------------------------------------------------------------------------------------------------
                   One-digit         ICP outgoing     ICP               Telekom outgoing  Telekom incoming      Sum
                   numbering area    (erlangs)        incoming          (erlangs)         (erlangs)             (erlangs)
                                                      (erlangs)
                   ------------------------------------------------------------------------------------------------------
                   1                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   2                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   3                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   4                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   5                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   6                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   7                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   8                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   9                                                                                            0
                   ------------------------------------------------------------------------------------------------------
                   Sum of national   0                0                 0                 0                     0
                   traffic
                   ------------------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------
                                     ICP outgoing     ICP               Telekom outgoing  Telekom incoming      Sum
                                     (erlangs)        incoming          (erlangs)         (erlangs)             (erlangs)
                                                      (erlangs)
                   ------------------------------------------------------------------------------------------------------
                   Sum of national                                                                              0
                   traffic
Remark
-------------------------------------------------------------------------------------------------------------------------
United States,     001                                                                                          0
Canada
-------------------------------------------------------------------------------------------------------------------------
France             0033                                                                                         0
-------------------------------------------------------------------------------------------------------------------------
Italy, Vatican     0039                                                                                         0
City
-------------------------------------------------------------------------------------------------------------------------
Austria            0043                                                                                         0
-------------------------------------------------------------------------------------------------------------------------
Great Britain,     0044                                                                                         0
Northern Ireland
-------------------------------------------------------------------------------------------------------------------------
Russian            007                                                                                          0
Federation,
Armenia, Belarus
-------------------------------------------------------------------------------------------------------------------------
Japan              0081                                                                                         0
-------------------------------------------------------------------------------------------------------------------------
Turkey, North      0090                                                                                         0
Cyprus
-------------------------------------------------------------------------------------------------------------------------
Others in case of
demand:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Interconnection services             ICP outgoing     ICP               Telekom outgoing  Telekom incoming      Sum
                                     (erlangs)        incoming          (erlangs)         (erlangs)             (erlangs)
                                                      (erlangs)
-------------------------------------------------------------------------------------------------------------------------
Mobile radiotelephone      O.3                                          --                --                    0
service, D1
-------------------------------------------------------------------------------------------------------------------------
Mobile radiotelephone      O.3                                          --                --                    0
service, D2
-------------------------------------------------------------------------------------------------------------------------
Mobile radiotelephone      O.3                                          --                --                    0
service, E-Plus
-------------------------------------------------------------------------------------------------------------------------
Mobile radiotelephone      O.3                                          --                --                    0
service, E2
-------------------------------------------------------------------------------------------------------------------------
Inmarsat                   O.4                                          --                --                    0
-------------------------------------------------------------------------------------------------------------------------
Freephone                  O.5                                                                                  0
-------------------------------------------------------------------------------------------------------------------------
Shared Cost                O.6                                                                                  0
-------------------------------------------------------------------------------------------------------------------------
Online services            O.8                                                                                  0
-------------------------------------------------------------------------------------------------------------------------
0190x                      Z.4                                                                                  0
-------------------------------------------------------------------------------------------------------------------------
Radio call                 Z.5                                          --                --                    0
-------------------------------------------------------------------------------------------------------------------------
Others in case of demand:
-------------------------------------------------------------------------------------------------------------------------


                                                                            1(1)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.2 TRAFFIC STRUCTURE FROM AND TO BASIC CATCHMENT AREAS (GEZB)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OdZ              Area    ICP         ICP        Telekom    Telekom     Sum
                 code    outgoing    incoming   outgoing   incoming    (erlangs)
                         (erlangs)   (erlangs)  (erlangs)  (erlangs)
--------------------------------------------------------------------------------
Essen             201                                                       0
--------------------------------------------------------------------------------
Dusseldorf        211                                                       0
--------------------------------------------------------------------------------
Cologne           221                                                       0
--------------------------------------------------------------------------------
Dortmund          231                                                       0
--------------------------------------------------------------------------------
Berlin             30                                                       0
--------------------------------------------------------------------------------
Leipzig           341                                                       0
--------------------------------------------------------------------------------
Dresden           351                                                       0
--------------------------------------------------------------------------------
Erfurt            361                                                       0
--------------------------------------------------------------------------------
Rostock           381                                                       0
--------------------------------------------------------------------------------
Madgdeburg        391                                                       0
--------------------------------------------------------------------------------
Hamburg            40                                                       0
--------------------------------------------------------------------------------
Bremen            421                                                       0
--------------------------------------------------------------------------------
Kiel              431                                                       0
--------------------------------------------------------------------------------
Hannover          511                                                       0
--------------------------------------------------------------------------------
Bielefeld         521                                                       0
--------------------------------------------------------------------------------
Frankfurt am Main  69                                                       0
--------------------------------------------------------------------------------
Mannheim          621                                                       0
--------------------------------------------------------------------------------
Stuttgart         711                                                       0
--------------------------------------------------------------------------------
Karlsruhe         721                                                       0
--------------------------------------------------------------------------------
Munich             89                                                       0
--------------------------------------------------------------------------------
Augsburg          821                                                       0
--------------------------------------------------------------------------------
Wurzburg          931                                                       0
--------------------------------------------------------------------------------
Nurnberg          911                                                       0
--------------------------------------------------------------------------------


                                                                            1(1)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area        ICP         ICP       Telekom     Telekom       Sum
                           code of   outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Essen                        201                                                         0
----------------------------------------------------------------------------------------------
Dusseldorf                   211                                                         0
----------------------------------------------------------------------------------------------
Cologne                      221                                                         0
----------------------------------------------------------------------------------------------
Dortmund                     231                                                         0
----------------------------------------------------------------------------------------------
Berlin                        30                                                         0
----------------------------------------------------------------------------------------------
Leipzig                      341                                                         0
----------------------------------------------------------------------------------------------
Dresden                      351                                                         0
----------------------------------------------------------------------------------------------
Erfurt                       361                                                         0
----------------------------------------------------------------------------------------------
Rostock                      381                                                         0
----------------------------------------------------------------------------------------------
Madgdeburg                   391                                                         0
----------------------------------------------------------------------------------------------
Hamburg                       40                                                         0
----------------------------------------------------------------------------------------------
Bremen                       421                                                         0
----------------------------------------------------------------------------------------------
Kiel                         431                                                         0
----------------------------------------------------------------------------------------------
Hannover                     511                                                         0
----------------------------------------------------------------------------------------------
Bielefeld                    521                                                         0
----------------------------------------------------------------------------------------------
Frankfurt am Main             69                                                         0
----------------------------------------------------------------------------------------------
Mannheim                     621                                                         0
----------------------------------------------------------------------------------------------
Stuttgart                    711                                                         0
----------------------------------------------------------------------------------------------
Karlsruhe                    721                                                         0
----------------------------------------------------------------------------------------------
Munich                        89                                                         0
----------------------------------------------------------------------------------------------
Augsburg                     821                                                         0
----------------------------------------------------------------------------------------------
Wurzburg                     931                                                         0
----------------------------------------------------------------------------------------------
Nurnberg                     911                                                         0
----------------------------------------------------------------------------------------------
Aachen                       241                                                         0
----------------------------------------------------------------------------------------------
Munster                      251                                                         0
----------------------------------------------------------------------------------------------
Koblenz                      261                                                         0
----------------------------------------------------------------------------------------------
Siegen                       271                                                         0
----------------------------------------------------------------------------------------------
Wesel                        281                                                         0
----------------------------------------------------------------------------------------------
Meschede                     291                                                         0
----------------------------------------------------------------------------------------------
Chemnitz Sachsen             371                                                         0
----------------------------------------------------------------------------------------------
Neubrandenburg               395                                                         0
----------------------------------------------------------------------------------------------
Oldenburg                    441                                                         0
----------------------------------------------------------------------------------------------
Lubeck                       451                                                         0
----------------------------------------------------------------------------------------------
Flensburg                    461                                                         0
----------------------------------------------------------------------------------------------
Bremerhaven                  471                                                         0
----------------------------------------------------------------------------------------------
Heide Holstein               481                                                         0
----------------------------------------------------------------------------------------------
Leer Ostfriesland            491                                                         0
----------------------------------------------------------------------------------------------
Braunschweig                 531                                                         0
----------------------------------------------------------------------------------------------
Osnabruck                    541                                                         0
----------------------------------------------------------------------------------------------
Gottingen                    551                                                         0
----------------------------------------------------------------------------------------------
Kassel                       561                                                         0
----------------------------------------------------------------------------------------------
Minden Westfalen             571                                                         0
----------------------------------------------------------------------------------------------
Uelzen                       581                                                         0
----------------------------------------------------------------------------------------------
Lingen Ems                   591                                                         0
----------------------------------------------------------------------------------------------
Kaiserslautern               631                                                         0
----------------------------------------------------------------------------------------------
Giessen                      641                                                         0
----------------------------------------------------------------------------------------------
Trier                        651                                                         0
----------------------------------------------------------------------------------------------
Fulda                        661                                                         0
----------------------------------------------------------------------------------------------
Bad Kreuznach                671                                                         0
----------------------------------------------------------------------------------------------
Saarbrucken                  681                                                         0
----------------------------------------------------------------------------------------------
Ulm Donau                    731                                                         0
----------------------------------------------------------------------------------------------
Rottweil                     741                                                         0
----------------------------------------------------------------------------------------------
Ravensburg                   751                                                         0
----------------------------------------------------------------------------------------------
Freiburg im Breisgau         761                                                         0
----------------------------------------------------------------------------------------------
Donaueschlingen              771                                                         0
----------------------------------------------------------------------------------------------
Offenburg                    781                                                         0
----------------------------------------------------------------------------------------------
Schwabisch Hall              791                                                         0
----------------------------------------------------------------------------------------------
Kempten Allgau               831                                                         0
----------------------------------------------------------------------------------------------
Ingolstadt-Zuchenng         8450                                                         0
----------------------------------------------------------------------------------------------
Passau                       851                                                         0
----------------------------------------------------------------------------------------------
Traunstein                   861                                                         0
----------------------------------------------------------------------------------------------
Landshut                     871                                                         0
----------------------------------------------------------------------------------------------
Weitheim Oberbayern          881                                                         0
----------------------------------------------------------------------------------------------
Donauworth                   906                                                         0
----------------------------------------------------------------------------------------------
Bayreuth                     921                                                         0
----------------------------------------------------------------------------------------------


                                                                            1(6)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area        ICP         ICP       Telekom     Telekom       Sum
                           code of    outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Regensburg                   941                                                         0
----------------------------------------------------------------------------------------------
Bamberg                      951                                                         0
----------------------------------------------------------------------------------------------
Weiden in der Oberpfalz      961                                                         0
----------------------------------------------------------------------------------------------
Bad Kissingen                971                                                         0
----------------------------------------------------------------------------------------------
Ansbach                      981                                                         0
----------------------------------------------------------------------------------------------
Deggendorf                   991                                                         0
----------------------------------------------------------------------------------------------
Wuppertal                    202                                                         0
----------------------------------------------------------------------------------------------
Duisburg                     203                                                         0
----------------------------------------------------------------------------------------------
Oberhausen                   208                                                         0
----------------------------------------------------------------------------------------------
Gelsenkirchen                209                                                         0
----------------------------------------------------------------------------------------------
Solingen                     212                                                         0
----------------------------------------------------------------------------------------------
Neuss                       2131                                                         0
----------------------------------------------------------------------------------------------
Krefeld                     2151                                                         0
----------------------------------------------------------------------------------------------
Monchengladbach             2161                                                         0
----------------------------------------------------------------------------------------------
Leverkusen                  2171                                                         0
----------------------------------------------------------------------------------------------
Siegburg                    2241                                                         0
----------------------------------------------------------------------------------------------
Gummersbach                 2261                                                         0
----------------------------------------------------------------------------------------------
Bonn                         228                                                         0
----------------------------------------------------------------------------------------------
Hagen Westfalen             2331                                                         0
----------------------------------------------------------------------------------------------
Bochum                       234                                                         0
----------------------------------------------------------------------------------------------
Ludenscheid                 2351                                                         0
----------------------------------------------------------------------------------------------
Recklinghausen              2361                                                         0
----------------------------------------------------------------------------------------------
Hamm Westfalen              2381                                                         0
----------------------------------------------------------------------------------------------
Duren                       2421                                                         0
----------------------------------------------------------------------------------------------
Geilenkirchen               2451                                                         0
----------------------------------------------------------------------------------------------
Greven Westfalen            2571                                                         0
----------------------------------------------------------------------------------------------
Ludinghausen                2591                                                         0
----------------------------------------------------------------------------------------------
Neuwied                     2631                                                         0
----------------------------------------------------------------------------------------------
Lippstadt                   2941                                                         0
----------------------------------------------------------------------------------------------
Potsdam                      331                                                         0
----------------------------------------------------------------------------------------------
Eberswalde                  3334                                                         0
----------------------------------------------------------------------------------------------
Frankfurt Oder               335                                                         0
----------------------------------------------------------------------------------------------
Brandenburg                 3381                                                         0
----------------------------------------------------------------------------------------------
Wittstock Dosse             3394                                                         0
----------------------------------------------------------------------------------------------
Dessau Anhalt                340                                                         0
----------------------------------------------------------------------------------------------
Halle Saale                  345                                                         0
----------------------------------------------------------------------------------------------
Merseburg Saale             3461                                                         0
----------------------------------------------------------------------------------------------
Cottbus                      355                                                         0
----------------------------------------------------------------------------------------------
Jena                        3641                                                         0
----------------------------------------------------------------------------------------------
Gera                         365                                                         0
----------------------------------------------------------------------------------------------
Suhl                        3681                                                         0
----------------------------------------------------------------------------------------------
Eisenach Thuringen          3691                                                         0
----------------------------------------------------------------------------------------------
Schwerin Mecklenburg         385                                                         0
----------------------------------------------------------------------------------------------
Luneburg                    4131                                                         0
----------------------------------------------------------------------------------------------
Neumunster                  4321                                                         0
----------------------------------------------------------------------------------------------
Wilhelmshaven               4421                                                         0
----------------------------------------------------------------------------------------------
Hildesheim                  5121                                                         0
----------------------------------------------------------------------------------------------
Celle                       5141                                                         0
----------------------------------------------------------------------------------------------
Herford                     5221                                                         0
----------------------------------------------------------------------------------------------
Detmold                     5231                                                         0
----------------------------------------------------------------------------------------------
Gutersloh                   5241                                                         0
----------------------------------------------------------------------------------------------
Paderborn                   5251                                                         0
----------------------------------------------------------------------------------------------
Wolfsburg                   5361                                                         0
----------------------------------------------------------------------------------------------
Aschaffenburg               6021                                                         0
----------------------------------------------------------------------------------------------


                                                                            2(6)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area        ICP         ICP       Telekom     Telekom       Sum
                           code of   outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Friedberg Hessen            6031                                                         0
----------------------------------------------------------------------------------------------
Dieburg                     6071                                                         0
----------------------------------------------------------------------------------------------
Wiesbaden                    611                                                         0
----------------------------------------------------------------------------------------------
Mainz                       6031                                                         0
----------------------------------------------------------------------------------------------
Russelsheim                 6142                                                         0
----------------------------------------------------------------------------------------------
Darmstadt                   6151                                                         0
----------------------------------------------------------------------------------------------
Oberursel Taunus            6171                                                         0
----------------------------------------------------------------------------------------------
Hanau                       6181                                                         0
----------------------------------------------------------------------------------------------
Bad Soden                   6196                                                         0
----------------------------------------------------------------------------------------------
Heidelberg                  6221                                                         0
----------------------------------------------------------------------------------------------
Neustadt Weinstasse         6321                                                         0
----------------------------------------------------------------------------------------------
Neunkirchen Saar            6821                                                         0
----------------------------------------------------------------------------------------------
Saarlouis                   6831                                                         0
----------------------------------------------------------------------------------------------
Boblingen                   7031                                                         0
----------------------------------------------------------------------------------------------
Reutlingen                  7121                                                         0
----------------------------------------------------------------------------------------------
Heilbronn Neckar            7131                                                         0
----------------------------------------------------------------------------------------------
Ludwigsburg Wurttbg         7141                                                         0
----------------------------------------------------------------------------------------------
Goppingen                   7161                                                         0
----------------------------------------------------------------------------------------------
Baden- Baden                7221                                                         0
----------------------------------------------------------------------------------------------
Pforzheim                   7231                                                         0
----------------------------------------------------------------------------------------------
Aalen                       7361                                                         0
----------------------------------------------------------------------------------------------
Hechingen                   7471                                                         0
----------------------------------------------------------------------------------------------
Singen Hohentwiel           7731                                                         0
----------------------------------------------------------------------------------------------
Dachau                      8131                                                         0
----------------------------------------------------------------------------------------------
Erlangen                    9131                                                         0
----------------------------------------------------------------------------------------------
Coburg                      9561                                                         0
----------------------------------------------------------------------------------------------
Schweinfurt                 9721                                                         0
----------------------------------------------------------------------------------------------
Bottrop                     2041                                                         0
----------------------------------------------------------------------------------------------
Velbert                     2051                                                         0
----------------------------------------------------------------------------------------------
Grevenbroich                2181                                                         0
----------------------------------------------------------------------------------------------
Remscheid                   2191                                                         0
----------------------------------------------------------------------------------------------
Euskirchen                  2251                                                         0
----------------------------------------------------------------------------------------------
Iserlohn                    2371                                                         0
----------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrweiler      2641                                                         0
----------------------------------------------------------------------------------------------
Lennestadt                  2721                                                         0
----------------------------------------------------------------------------------------------
Betzdorf                    2741                                                         0
----------------------------------------------------------------------------------------------
Dillenburg                  2771                                                         0
----------------------------------------------------------------------------------------------
Kleve Niederrhein           2821                                                         0
----------------------------------------------------------------------------------------------
Geldern                     2831                                                         0
----------------------------------------------------------------------------------------------
Moers                       2841                                                         0
----------------------------------------------------------------------------------------------
Borken Westfalen            2861                                                         0
----------------------------------------------------------------------------------------------
Oranienburg                 3301                                                         0
----------------------------------------------------------------------------------------------
Nauen Brandenburg           3321                                                         0
----------------------------------------------------------------------------------------------
Strausberg                  3341                                                         0
----------------------------------------------------------------------------------------------
Zeuthen                     33762                                                        0
----------------------------------------------------------------------------------------------
Zossen Brandenburg          3377                                                         0
----------------------------------------------------------------------------------------------
Oschatz                     3435                                                         0
----------------------------------------------------------------------------------------------
Grimma                      3437                                                         0
----------------------------------------------------------------------------------------------
Naumburg Saale              3445                                                         0
----------------------------------------------------------------------------------------------
Altenburg Thuringen         3447                                                         0
----------------------------------------------------------------------------------------------
Sangerhausen                3464                                                         0
----------------------------------------------------------------------------------------------
Artern Unstrut              3466                                                         0
----------------------------------------------------------------------------------------------
Bernburg Saale              3471                                                         0
----------------------------------------------------------------------------------------------
Bitterfeld                  3493                                                         0
----------------------------------------------------------------------------------------------


                                                                            3(6)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area        ICP         ICP       Telekom     Telekom       Sum
                           code of   outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Pirna                       3501                                                         0
----------------------------------------------------------------------------------------------
Dippoldiswalde              3504                                                         0
----------------------------------------------------------------------------------------------
Meissen                     3521                                                         0
----------------------------------------------------------------------------------------------
Riesa                       3525                                                         0
----------------------------------------------------------------------------------------------
Elsterwerda                 3533                                                         0
----------------------------------------------------------------------------------------------
Jessen Elster               3537                                                         0
----------------------------------------------------------------------------------------------
Lubben Spreewald            3546                                                         0
----------------------------------------------------------------------------------------------
Hoyerswerda                 3571                                                         0
----------------------------------------------------------------------------------------------
Senftenberg                 3573                                                         0
----------------------------------------------------------------------------------------------
Weisswasser                 3576                                                         0
----------------------------------------------------------------------------------------------
Gorliz                      3581                                                         0
----------------------------------------------------------------------------------------------
Zittau                      3583                                                         0
----------------------------------------------------------------------------------------------
Lobau                       3585                                                         0
----------------------------------------------------------------------------------------------
Bautzen                     3591                                                         0
----------------------------------------------------------------------------------------------
Bischofswerda               3594                                                         0
----------------------------------------------------------------------------------------------
Muhlhausen Thuringen        3601                                                         0
----------------------------------------------------------------------------------------------
NordhausenThuringen         3631                                                         0
----------------------------------------------------------------------------------------------
WeimarThuringen             3643                                                         0
----------------------------------------------------------------------------------------------
Saalfeld Saale              3671                                                         0
----------------------------------------------------------------------------------------------
Meinigen                    3693                                                         0
----------------------------------------------------------------------------------------------
Freiburg Sachsen            3731                                                         0
----------------------------------------------------------------------------------------------
Rochlitz                    3737                                                         0
----------------------------------------------------------------------------------------------
Plauen                      3741                                                         0
----------------------------------------------------------------------------------------------
Zwickau                      375                                                         0
----------------------------------------------------------------------------------------------
Aue Sachsen                 3771                                                         0
----------------------------------------------------------------------------------------------
Stralsund                   3831                                                         0
----------------------------------------------------------------------------------------------
Greifswald                  3834                                                         0
----------------------------------------------------------------------------------------------
Gustrow                     3843                                                         0
----------------------------------------------------------------------------------------------
Parchim                     3871                                                         0
----------------------------------------------------------------------------------------------
Perleberg                   3876                                                         0
----------------------------------------------------------------------------------------------
Gardelegen                  3907                                                         0
----------------------------------------------------------------------------------------------
Burg bei Magdeburg          3921                                                         0
----------------------------------------------------------------------------------------------
Stendal                      393                                                         0
----------------------------------------------------------------------------------------------
Halberstadt                 3941                                                         0
----------------------------------------------------------------------------------------------
Wernigerode                 3943                                                         0
----------------------------------------------------------------------------------------------
Prenzlau                    3984                                                         0
----------------------------------------------------------------------------------------------
Waren Muritz                3991                                                         0
----------------------------------------------------------------------------------------------
Elmshorn                    4121                                                         0
----------------------------------------------------------------------------------------------
Stade                       4141                                                         0
----------------------------------------------------------------------------------------------
Winsen Luhe                 4171                                                         0
----------------------------------------------------------------------------------------------
Delmenhorst                 4221                                                         0
----------------------------------------------------------------------------------------------
Verden Aller                4231                                                         0
----------------------------------------------------------------------------------------------
Cloppenburg                 4471                                                         0
----------------------------------------------------------------------------------------------
Eutun                       4521                                                         0
----------------------------------------------------------------------------------------------
Bad Oldesloe                4531                                                         0
----------------------------------------------------------------------------------------------
Schleswig                   4621                                                         0
----------------------------------------------------------------------------------------------
Niebull                     4661                                                         0
----------------------------------------------------------------------------------------------
Cuxhaven                    4721                                                         0
----------------------------------------------------------------------------------------------
Norden                      4931                                                         0
----------------------------------------------------------------------------------------------
Wunstorf                    5031                                                         0
----------------------------------------------------------------------------------------------
Hameln                      5151                                                         0
----------------------------------------------------------------------------------------------
Peine                       5171                                                         0
----------------------------------------------------------------------------------------------
Salzgitter                  5341                                                         0
----------------------------------------------------------------------------------------------
Gifhorn                     5371                                                         0
----------------------------------------------------------------------------------------------


                                                                            4(6)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area        ICP         ICP       Telekom     Telekom       Sum
                           code of   outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Ibbenburen                  5451                                                          0
----------------------------------------------------------------------------------------------
Damme Dummer                5494                                                          0
----------------------------------------------------------------------------------------------
Herzberg am Harz            5521                                                          0
----------------------------------------------------------------------------------------------
Einbeck                     5561                                                          0
----------------------------------------------------------------------------------------------
Bad Wildungen               5621                                                          0
----------------------------------------------------------------------------------------------
Meisungen                   5661                                                          0
----------------------------------------------------------------------------------------------
Stadthagen                  5721                                                          0
----------------------------------------------------------------------------------------------
Bad Oeynhausen              5731                                                          0
----------------------------------------------------------------------------------------------
Stolzenau                   5761                                                          0
----------------------------------------------------------------------------------------------
Gelnhausen                  6051                                                          0
----------------------------------------------------------------------------------------------
Worms                       6241                                                          0
----------------------------------------------------------------------------------------------
Bensheim                    6251                                                          0
----------------------------------------------------------------------------------------------
Mosbach Baden               6261                                                          0
----------------------------------------------------------------------------------------------
Pirmasens                   6331                                                          0
----------------------------------------------------------------------------------------------
Landau in der Pfalz         6341                                                          0
----------------------------------------------------------------------------------------------
Marburg                     6421                                                          0
----------------------------------------------------------------------------------------------
Limburg an der Lahn         6431                                                          0
----------------------------------------------------------------------------------------------
Wetzlar                     6441                                                          0
----------------------------------------------------------------------------------------------
Wittlich                    6571                                                          0
----------------------------------------------------------------------------------------------
Bad Hersfeld                6621                                                          0
----------------------------------------------------------------------------------------------
Lauterbach Hessen           6641                                                          0
----------------------------------------------------------------------------------------------
Bingen am Rhein             6721                                                          0
----------------------------------------------------------------------------------------------
St Wendel                   6851                                                          0
----------------------------------------------------------------------------------------------
Kirchheim unter Teck        7021                                                          0
----------------------------------------------------------------------------------------------
Muhlacker                   7041                                                          0
----------------------------------------------------------------------------------------------
Calw                        7051                                                          0
----------------------------------------------------------------------------------------------
Schorndorf Wurttbg.         7181                                                          0
----------------------------------------------------------------------------------------------
Backnang                    7191                                                          0
----------------------------------------------------------------------------------------------
Bruchsal                    7251                                                          0
----------------------------------------------------------------------------------------------
Sinsheim                    7261                                                          0
----------------------------------------------------------------------------------------------
Worth am Rhein              7271                                                          0
----------------------------------------------------------------------------------------------
Heidenheim a. d. Brenz      7321                                                          0
----------------------------------------------------------------------------------------------
Biberach an der Riss        7351                                                          0
----------------------------------------------------------------------------------------------
Horb am Neckar              7451                                                          0
----------------------------------------------------------------------------------------------
Konstanz                    7531                                                          0
----------------------------------------------------------------------------------------------
Friedrichshafen             7541                                                          0
----------------------------------------------------------------------------------------------
Sigmaringen                 7571                                                          0
----------------------------------------------------------------------------------------------
Lorrach                     7621                                                          0
----------------------------------------------------------------------------------------------
Muhlheim Baden              7631                                                          0
----------------------------------------------------------------------------------------------
Villingen i. Schwarzw       7721                                                          0
----------------------------------------------------------------------------------------------
Lahr Schwarzwald            7821                                                          0
----------------------------------------------------------------------------------------------
Ohringen                    7941                                                          0
----------------------------------------------------------------------------------------------
Waakirchen                  8021                                                          0
----------------------------------------------------------------------------------------------
Rosenheim                   8031                                                          0
----------------------------------------------------------------------------------------------
Kirchseeon                  8091                                                          0
----------------------------------------------------------------------------------------------
Markt Schwaben              8121                                                          0
----------------------------------------------------------------------------------------------
Stamberg                    8151                                                          0
----------------------------------------------------------------------------------------------
Landsberg am Lech           8191                                                          0
----------------------------------------------------------------------------------------------
Buchloe                     8241                                                          0
----------------------------------------------------------------------------------------------
Aichach                     8251                                                          0
----------------------------------------------------------------------------------------------
Memmingen                   8331                                                          0
----------------------------------------------------------------------------------------------
Lindenberg Allgau           8381                                                          0
----------------------------------------------------------------------------------------------
Eichstadt Bayern            8421                                                          0
----------------------------------------------------------------------------------------------
Beilngries                  8461                                                          0
----------------------------------------------------------------------------------------------


                                                                            5(6)

                    Interconnection Contract with FirstMark


--------------------------------------------------------------------------------
4.3 SPECIFIC DATA OF THE TRAFFIC STRUCTURES FROM AND TO THE STANDARD CATCHMENT AREAS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
OdZ                         Area         ICP         ICP       Telekom     Telekom       Sum
                           code of   outgoing    incoming    outgoing    incoming    (erlangs)
                             OdZ     (erlangs)   (erlangs)   (erlangs)   (erlangs)
----------------------------------------------------------------------------------------------
Pfarrkirchen Niederbayr     8561                                                         0
----------------------------------------------------------------------------------------------
Muhldorf am Inn             8631                                                         0
----------------------------------------------------------------------------------------------
Roth Mittelfranken          9171                                                         0
----------------------------------------------------------------------------------------------
Neumarkt i. d. Oberpfalz    9181                                                         0
----------------------------------------------------------------------------------------------
Forchheim Oberfranken       9191                                                         0
----------------------------------------------------------------------------------------------
Kulmbach                    9221                                                         0
----------------------------------------------------------------------------------------------
Hof Saale                   9281                                                         0
----------------------------------------------------------------------------------------------
Kizingen                    9321                                                         0
----------------------------------------------------------------------------------------------
Tauberbischofsheim          9341                                                         0
----------------------------------------------------------------------------------------------
Marktheidenfeld             9391                                                         0
----------------------------------------------------------------------------------------------
Straubing                   9421                                                         0
----------------------------------------------------------------------------------------------
Amberg Oberpfalz            9621                                                         0
----------------------------------------------------------------------------------------------


                                                                            6(6)

                     Intrconnection Contract with FirstMark

                                  Sample forms

                                Appendix B part 2

                             Order/provision of ICAs
                         (interconnection junctions) and
                            interconnection services


                                                                           1 (1)

--------------------------------------------------------------------------------
Table of contents "forms of ICAs and interconnection services"
--------------------------------------------------------------------------------
Serial          Designation of tables                       Version
number
--------------------------------------------------------------------------------
1               ICAs
--------------------------------------------------------------------------------
1.1             ICAs order                                  14 December 1999
--------------------------------------------------------------------------------
1.2             ICAs commissioning record                   19 August 1999
--------------------------------------------------------------------------------
1.3             Traffic data of network interworking (NU)   14 December 1999
--------------------------------------------------------------------------------
2               Collocation                                 14 December 1999
--------------------------------------------------------------------------------
3               Cover sheet for interconnection             19 August 1999
--------------------------------------------------------------------------------
3.1a            ZZN7 routing                                14 December 1999
--------------------------------------------------------------------------------
3.1b            ZZN7-ZZK                                    14 December 1999
--------------------------------------------------------------------------------
3.2             Service portfolio (Dp) Encl. 2a             14 December 1999
--------------------------------------------------------------------------------
3.3             Service portfolio (Dp) Encl. 2b             14 December 1999
--------------------------------------------------------------------------------
3.4             Catchment areas (EZB) Encl. 3a              14 December 1999
--------------------------------------------------------------------------------
3.5             Catchment areas (EZB) Encl. 3b              14 December 1999
--------------------------------------------------------------------------------
3.6             Emergency call Encl. 4                      14 December 1999
--------------------------------------------------------------------------------


                                                                           1 (1)

              Sheet annexed to order of ICAs "physical co-location"

--------------------------------------------------------------------------------
Name of customer      NU name      Type of network      Date        Desired
                                       provider                   target date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The order of the first ICAs "physical co-location" comprises at least one 2 Mbit/s connection and a collocation room.

--------------------------------------------------------------------------------
           Required information for the order of the collocation room
--------------------------------------------------------------------------------
1.  Location of collocation:
--------------------------------------------------------------------------------
2.  Desired date of provision of the first ICAs:
--------------------------------------------------------------------------------
3.  Installed equipment ICP:
    Number / type / manufacturer:                -------------------------------

                                                 -------------------------------

--------------------------------------------------------------------------------
4.  Number / type / size of racks:
    Type of installation (wall/center):          -------------------------------

--------------------------------------------------------------------------------
5.  Power consumption at first installation:
                                                 -------------------------------

--------------------------------------------------------------------------------
6.  Power dissipation at first installation:
                                                 -------------------------------

--------------------------------------------------------------------------------
7.  Technical description of outdoor cable:
--------------------------------------------------------------------------------
8.  Special system or protection earth (ground)
    desired (according to expenditure):          -------------------------------

--------------------------------------------------------------------------------
9.  Other requests going beyond the standard offer
    (calculation according to expenditure):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Local contact person:                            Phone no.
--------------------------------------------------------------------------------



---------------------------                      -------------------------------
Place, date                                      Signature/stamp of company

Please send the completed order documents to the CS sales department competent for you.


                                                                           1 (1)

3. Cover sheet for interconnection (form)

--------------------------------------------------------------------------------
|_|                     |_|              |_|                     |_|
First interconnection   Change of        Cancellation            Annulment of
                        interconnection  Reference to order no.  interconnection

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Date                                             Order no.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP:
--------------------------------------------------------------------------------
Address/company's registered office:


--------------------------------------------------------------------------------
Contact person ICP
Interconnection telephone/fax
call number:


--------------------------------------------------------------------------------
Contact person in
CS sales department:


--------------------------------------------------------------------------------
Type of network provider:
--------------------------------------------------------------------------------
Porting identification:
--------------------------------------------------------------------------------
VNB identification:
--------------------------------------------------------------------------------
ZZN7 routing: Encl. 1a                   |_|
--------------------------------------------------------------------------------
ZZN7-ZZK: Encl. 1b                       |_|                     Sketch |_|
--------------------------------------------------------------------------------
Service portfolio: Encl. 2a/b            |_|
--------------------------------------------------------------------------------
Catchment areas: Encl. 3a/b              |_|               Traffic data |_|
--------------------------------------------------------------------------------
Emergency call handling: Encl. 4         |_|
--------------------------------------------------------------------------------
Combination with ICAs order               yes |_| ICAs order no. from - to

                                         ---------------------------------------
                                           no |_| No combination with ICAs order
                                                   Desired target date for
                                                   interconnection    -.-.-
--------------------------------------------------------------------------------
Remark

--------------------------------------------------------------------------------

                                         ---------------------------------------
                                         ICP
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Telephone/fax number:
--------------------------------------------------------------------------------
Signature, date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Telephone/fax number:
--------------------------------------------------------------------------------
Signature, date

--------------------------------------------------------------------------------


                                                                           1 (1)

3.1a  Encl. 1a) Overall list of all ZOS No. 7 routing relations (ICP-- Telekom)

--------------------------------------------------------------------------------
Name of ICP                                        ICP
--------------------------------------------------------------------------------
Date of order                                      ICP
--------------------------------------------------------------------------------
Name of ICP contact person for planning            ICP
--------------------------------------------------------------------------------
Phone no. of ICP contact person for planning       ICP
--------------------------------------------------------------------------------
Name of Telekom contact person for planning        Telekom
--------------------------------------------------------------------------------
Phone no. of Telekom contact person for planning   Telekom
--------------------------------------------------------------------------------

Remark:
The interconnection of STP is also a ZSG No. 7 routing relation.

---------------------------------------------------------------------------------------------------------------------
Serial      Placing of   Terminal at     Terminal at     Type of       Allocation,     Allocation, if   Allocation,
no. in      order with   ICP (nat1 SPC)  Telekom (nat1   signalling    if required,    required, of a   if required,
this list   order no.                    SPC)            (a; a/q; q)   of a STP A of   STP B of a STP   of a STP A of
            (ICAs)                                                     a STP pair of   pair of the      a STP pair of
                                                                       the ICP (nat1   ICP (nat1 SPC)   Telekom
                                                                       SPC)                             (nat1 SPC)

---------------------------------------------------------------------------------------------------------------------
ICP         ICP          ICP             Telekom         ICP           ICP             ICP              Telekom

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

----------------------------------------
Serial      Allocation, if   Remark:
no. in      required, of a  ,,new",
this list   STP B of a STP  ,,changed",
            pair of         ,,not
            Telekom (nat1    applicable"
            SPC)

----------------------------------------
ICP         Telekom          ICP/
                             Telekom
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

                          ------------------------------------------------
                          Additional remarks (ICP)
                          ------------------------------------------------
                          Additional remarks
                          (Telekom)
                          ------------------------------------------------

--------------------------------------------------------------------------------
                                   Signatures
--------------------------------------------------------------------------------
                       ICP                                 Telekom
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
Signature
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ICP                                 Telekom
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------


                                                                           1 (1)

3.1B / ENCL. 1B) OVERALL LIST OF THE ROUTING OF SIGNALLING CHANNELS OF LINKSETS; INDICATIONS TO ALL ZZK (CENTRAL SIGNALLING CHANNELS) (ICP--TELEKOM)

--------------------------------------------------------------------------------
Name of ICP                                        ICP
--------------------------------------------------------------------------------
Date of order                                      ICP
--------------------------------------------------------------------------------
Name of ICP contact person for planning            ICP
--------------------------------------------------------------------------------
Phone no. of ICP contact person for planning       ICP
--------------------------------------------------------------------------------
Name of Telekom contact person for planning        Telekom
--------------------------------------------------------------------------------
Phone no. of Telekom contact person for planning   Telekom
--------------------------------------------------------------------------------

Remark concerning the type of sorting:
For reasons of clearness, the ZZK's of a linkset (LS) are to be listed in a consecutive manner
(1.ZZK=link0, 2.ZZK=link1, 3.ZZK=link2, 4.ZZK=link3, ...)

---------------------------------------------------------------------------------------------------------------------------------
Serial      Placing of   Terminal of   Interchange      DSV2 no. of   Time slot of   Interchange     Terminal of     Link no. of
no. in      order with   ZZKat ICP     point, if        ICAs          ZZK in ICAs    point, if       the ZZK at      ZZK in LS
this list   order no.    (nat1 SPC)    required, of                                  required, of    Telekom (nat1
            (ICAs)                     the ZZK at ICP                                the ZZK at      SPC)
                                       (nat1 SPC)                                    Telekom (nat1
                                                                                     SPC)
---------------------------------------------------------------------------------------------------------------------------------
ICP         ICP          ICP           ICP              Telekom       ICP            Telekom         Telekom         ICP/ Telekom

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

----------------------
Serial      Remark:
no. in     ,,new",
this list  ,,changed",
           ,,not
           applicable"

----------------------
ICP         ICP/
            Telekom
----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

----------------------

                          ------------------------------------------------
                          Additional remarks (ICP)
                          ------------------------------------------------
                          Additional remarks
                          (Telekom)
                          ------------------------------------------------

--------------------------------------------------------------------------------
                                   Signatures
--------------------------------------------------------------------------------
                       ICP                                 Telekom
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
Signature
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ICP                                 Telekom
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------


                                                                           1 (1)

3.2   ENCL. 2A - SERVICE PORTFOLIO OF TELEKOM

IC-P:

SERVICE PORTFOLIO OF TELEKOM                    DATE:                              ORDER NO.:

------------------------------------------------------------------------------------------------------------------------------------
  Line identification       Service          Service      Brief description of service portfolio    Direction      Status   Action
   no. / call number       portfolio        portfolio
                               of
------------------------------------------------------------------------------------------------------------------------------------
Area codes               Telekom         B.1              Telephone connections to national TN    ICP -> Telekom
                                                          of Telekom
------------------------------------------------------------------------------------------------------------------------------------
Area codes               Telekom         B.2              Telephone connections from national     Telekom -> ICP
                                                          of Telekom to ICP as VNB
------------------------------------------------------------------------------------------------------------------------------------
Country codes            Telekom         O.1              Telephone connections to                ICP -> Telekom
                                                          inter-national TN of Telekom
------------------------------------------------------------------------------------------------------------------------------------
Area codes               Telekom         O.2              Connections via the Telekom TN to       ICP -> Telekom
                                                          other national fixed networks
------------------------------------------------------------------------------------------------------------------------------------
0161                     Telekom         O.3              Transit to mobile radio telephone       ICP -> Telekom
0171, 0170, 0175                                          networks
0172, 0173, 0174                                          C network
0177, 0178                                                D1 network
0176, 0179                                                D2 network
                                                          E-Plus
                                                          E2
------------------------------------------------------------------------------------------------------------------------------------
00871-00874              Telekom         O.4              Connections to Inmarsat junctions       ICP -> Telekom
------------------------------------------------------------------------------------------------------------------------------------
0130                     Telekom         O.5              Connections from the national Telekom   Telekom -> ICP
0800                                                      TN to freephone service of ICP
------------------------------------------------------------------------------------------------------------------------------------
00800                    Telekom         O.13             International freephone service         Telekom -> ICP
------------------------------------------------------------------------------------------------------------------------------------
0180                     Telekom         O.6              Connections to shared cost service      ICP -> Telekom
                                                          0180 of Telekom
------------------------------------------------------------------------------------------------------------------------------------
0137                     Telekom         O.7              Connections of T vote call of Telekom   ICP -> Telekom
0138
------------------------------------------------------------------------------------------------------------------------------------
01910                    Telekom         O.8              Connections to online services          ICP -> Telekom
------------------------------------------------------------------------------------------------------------------------------------
01171,                   Telekom         O.9              Connections to complaints boards of     ICP -> Telekom
01172,                                                    Telekom
01174
------------------------------------------------------------------------------------------------------------------------------------
008816, 008817           Telekom         O.10             Connections to Iridium junctions,       ICP -> Telekom
0088213                                                   connections to EMSAT junctions
------------------------------------------------------------------------------------------------------------------------------------
0700                     Telekom         O.11             Connections to service 0700 of          ICP -> Telekom
                                                          Telekom and other network providers
------------------------------------------------------------------------------------------------------------------------------------
Emergency call coding    Telekom         Z.1              Connections to emergency call inquiry   ICP -> Telekom
                                                          stations
------------------------------------------------------------------------------------------------------------------------------------
0115                     Telekom         Z.2              Connections to recorded announcement    ICP -> Telekom
0116                                                      services of Telekom
------------------------------------------------------------------------------------------------------------------------------------
11833                    Telekom         Z.3              Connections to information service of   ICP -> Telekom
11834                                                     Telekom
------------------------------------------------------------------------------------------------------------------------------------
01901-01909              Telekom         Z.4              Connections to service 190 of Telekom   ICP -> Telekom
------------------------------------------------------------------------------------------------------------------------------------
0164,                    Telekom         Z.5              Connections to radio call services      ICP -> Telekom
0165
0168
0169
------------------------------------------------------------------------------------------------------------------------------------
02000                    Telekom         Z.6              Connections to Telekom call center of   ICP -> Telekom
                                                          Expo 2000
------------------------------------------------------------------------------------------------------------------------------------
01888                    Telekom         Z.8              Connections to information linkage      ICP -> Telekom
                                                          Berlin-Bonn of Telekom
------------------------------------------------------------------------------------------------------------------------------------
01113                    Telekom                          Telekom direct service                  ICP -> Telekom
01114                                                     Acceptance of orders
------------------------------------------------------------------------------------------------------------------------------------
01191                    Telekom                          Announcement of time                    ICP -> Telekom
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

PLEASE MARK ONLY APPLICABLE INTERCONNECTION SERVICES AGREED UPON BY CONTRACT. (TN = TELEPHONE NETWORK)

                          ------------------------------------------------------
                          ICP                      TELEKOM
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Phone no.
--------------------------------------------------------------------------------
Signature,
date
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Phone no.
--------------------------------------------------------------------------------
Signature,
date
--------------------------------------------------------------------------------


                                                                           1 (1)

3.3   ENCL. 2B - SERVICE PORTFOLIO OF IC-P

      IC-P:

      SERVICE PORTFOLIO OF IC-P                      DATE:                   ORDER NO.

------------------------------------------------------------------------------------------------------------------------------------
                            Service          Service         Brief description of service         Direction    Status    Action
 Line identification       portfolio        portfolio                 portfolio
  no. / call number           of

------------------------------------------------------------------------------------------------------------------------------------
Area codes                    ICP              B.1         Telephone connections to the      Telekom -> ICP
                                                           national TN of ICP
------------------------------------------------------------------------------------------------------------------------------------
Area codes                    ICP              B.2         Telephone connections from the    ICP -> Telekom
                                                           national TN of ICP
------------------------------------------------------------------------------------------------------------------------------------
Country codes                 ICP              O.1         Telephone connections to the      Telekom -> ICP
                                                           international TN of ICP
------------------------------------------------------------------------------------------------------------------------------------
Area codes                    ICP              O.2         Connections via the TN ICP to     Telekom -> ICP
                                                           other fixed networks
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              O.3         Transit to mobile radio           Telekom -> ICP
0161                                                       telephone networks
0171, 0170, 0175                                           C network
0172, 0173, 0174                                           D1 network
0177, 0178                                                 D2 network
0176, 0179                                                 E-Plus
------------------------------------------------------------------------------------------------------------------------------------
                                                           E2
                              ICP              O.4         Connections to Inmarsat           Telekom -> ICP
                                                           junctions
------------------------------------------------------------------------------------------------------------------------------------
0130                          ICP              O.5         Connections from the national     ICP -> Telekom
0800                                                       ICP TN to freephone service of
                                                           Telekom
------------------------------------------------------------------------------------------------------------------------------------
0180                          ICP              O.6         Connections to shared cost        Telekom -> ICP
                                                           service 0180 of ICP
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              O.7         Connections to telemedia          Telekom -> ICP
                                                           services
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              O.8         Connections to online services    Telekom -> ICP
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              O.9         Connections to complaints boards  Telekom -> ICP
------------------------------------------------------------------------------------------------------------------------------------
0190x, 01914, 019161          ICP              O.12        Connections from the national     ICP -> Telekom
                                                           TN of ICP to online services at
                                                           Telekom network
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              ICP              Z.1         Connections to emergency call     Telekom -> ICP
                                                           inquiry stations
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              Z.2         Connections to recorded           Telekom -> ICP
                                                           announcement services
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              Z.3         Connections to information        Telekom -> ICP
                                                           service
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              Z.4         Connections to service 190        Telekom -> ICP
------------------------------------------------------------------------------------------------------------------------------------
                              ICP              Z.5         Connections to radio call         Telekom -> ICP
                                                           services
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

PLEASE MARK ONLY APPLICABLE INTERCONNECTION SERVICES AGREED UPON BY CONTRACT. (TN = TELEPHONE NETWORK)

                          ------------------------------------------------------
                          ICP                      TELEKOM
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Phone no.
--------------------------------------------------------------------------------
Signature,
date
--------------------------------------------------------------------------------
Name
--------------------------------------------------------------------------------
Phone no.
--------------------------------------------------------------------------------
Signature,
date
--------------------------------------------------------------------------------


                                                                           1 (1)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

3.4 / ENCL. 3A                      CATCHMENT AREAS                                DATE:                   ORDER NO.
                                    FOR BASIC SERVICES B1 AND B2

                                                                             ----------------------------------------------
                                                                                      NETWORK INTERWORKING (NU)
                                                                             ----------------------------------------------
                                                                             Name NU                     Name NU
---------------------------------------------------------------------------- Streams of traffic          Streams of traffic
                            NUMBERING STRUCTURE                              B AND C                     D AND A
                                                                             (Telekom -> ICP)            (Telekom -> ICP)
                                                                             structure Telekom           structure Telekom
---------------------------------------------------------------------------------------------------------------------------
2
---------------------------------------------------------------------------------------------------------------------------
           20
---------------------------------------------------------------------------------------------------------------------------
                       201
---------------------------------------------------------------------------------------------------------------------------
                       202
---------------------------------------------------------------------------------------------------------------------------
                       203
---------------------------------------------------------------------------------------------------------------------------
                       204
---------------------------------------------------------------------------------------------------------------------------
                       205             2051
---------------------------------------------------------------------------------------------------------------------------
                                       2052
---------------------------------------------------------------------------------------------------------------------------
                                       2053
---------------------------------------------------------------------------------------------------------------------------
                                       2054
---------------------------------------------------------------------------------------------------------------------------
                                       2056
---------------------------------------------------------------------------------------------------------------------------
                                       2058
---------------------------------------------------------------------------------------------------------------------------
                       206
---------------------------------------------------------------------------------------------------------------------------
                       208
---------------------------------------------------------------------------------------------------------------------------
                       209
---------------------------------------------------------------------------------------------------------------------------
           21
---------------------------------------------------------------------------------------------------------------------------
                       210
---------------------------------------------------------------------------------------------------------------------------
                       211
---------------------------------------------------------------------------------------------------------------------------
                       212
---------------------------------------------------------------------------------------------------------------------------
                       213
---------------------------------------------------------------------------------------------------------------------------
                       214
---------------------------------------------------------------------------------------------------------------------------
                       215
---------------------------------------------------------------------------------------------------------------------------
                       216
---------------------------------------------------------------------------------------------------------------------------
                       217
---------------------------------------------------------------------------------------------------------------------------
                       218
---------------------------------------------------------------------------------------------------------------------------
                       219
---------------------------------------------------------------------------------------------------------------------------
           22
---------------------------------------------------------------------------------------------------------------------------
                       220
---------------------------------------------------------------------------------------------------------------------------
                       221
---------------------------------------------------------------------------------------------------------------------------
                       222
---------------------------------------------------------------------------------------------------------------------------
                                       2222
---------------------------------------------------------------------------------------------------------------------------
                                       2223
---------------------------------------------------------------------------------------------------------------------------
                                       2224
---------------------------------------------------------------------------------------------------------------------------
                                       2225
---------------------------------------------------------------------------------------------------------------------------
                                       2226
---------------------------------------------------------------------------------------------------------------------------
                                       2227
---------------------------------------------------------------------------------------------------------------------------
                                       2228
---------------------------------------------------------------------------------------------------------------------------
                       223
---------------------------------------------------------------------------------------------------------------------------
                       224
---------------------------------------------------------------------------------------------------------------------------
                       225
---------------------------------------------------------------------------------------------------------------------------
                       226
---------------------------------------------------------------------------------------------------------------------------
                       227
---------------------------------------------------------------------------------------------------------------------------
                       228
---------------------------------------------------------------------------------------------------------------------------
                       229
---------------------------------------------------------------------------------------------------------------------------
           23
---------------------------------------------------------------------------------------------------------------------------
                       230
---------------------------------------------------------------------------------------------------------------------------
                                       2301
---------------------------------------------------------------------------------------------------------------------------
                                       2302
---------------------------------------------------------------------------------------------------------------------------


                                                                          1 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       2303
---------------------------------------------------------------------------------------------------------------------------
                                       2304
---------------------------------------------------------------------------------------------------------------------------
                                       2305
---------------------------------------------------------------------------------------------------------------------------
                                       2306
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       231
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                       232
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                       233
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                       234
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                       235
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                       236
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                       237
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                       238
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                       239
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                       240
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                       241
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                       242
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                       245
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                       246
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                       247
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                       260
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                       261
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                       263
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                                       2691
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       2696
---------------------------------------------------------------------------------------------------------------------------
                                       2697
---------------------------------------------------------------------------------------------------------------------------
           27
---------------------------------------------------------------------------------------------------------------------------
                       271
---------------------------------------------------------------------------------------------------------------------------


                                                                          2 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       272
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                       273
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                       274
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                       276
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           29
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3
---------------------------------------------------------------------------------------------------------------------------
           30
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                       330
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                       331
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                       332
---------------------------------------------------------------------------------------------------------------------------
                                       3320
---------------------------------------------------------------------------------------------------------------------------
                                       3321
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       333
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                       336
---------------------------------------------------------------------------------------------------------------------------
                                       3360
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3365
---------------------------------------------------------------------------------------------------------------------------
                                       3366
---------------------------------------------------------------------------------------------------------------------------
                                       3367
---------------------------------------------------------------------------------------------------------------------------
                       337
---------------------------------------------------------------------------------------------------------------------------
                                       3370
---------------------------------------------------------------------------------------------------------------------------


                                                                          3 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       3371
---------------------------------------------------------------------------------------------------------------------------
                                       3372
---------------------------------------------------------------------------------------------------------------------------
                                       3373
---------------------------------------------------------------------------------------------------------------------------
                                       3374
---------------------------------------------------------------------------------------------------------------------------
                                       3375
---------------------------------------------------------------------------------------------------------------------------
                                       3376
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3379
---------------------------------------------------------------------------------------------------------------------------
                       338
---------------------------------------------------------------------------------------------------------------------------
                                       3381
---------------------------------------------------------------------------------------------------------------------------
                                       3382
---------------------------------------------------------------------------------------------------------------------------
                                       3383
---------------------------------------------------------------------------------------------------------------------------
                                       3384
---------------------------------------------------------------------------------------------------------------------------
                                       3385
---------------------------------------------------------------------------------------------------------------------------
                                       3386
---------------------------------------------------------------------------------------------------------------------------
                                       3387
---------------------------------------------------------------------------------------------------------------------------
                       339
---------------------------------------------------------------------------------------------------------------------------
           34
---------------------------------------------------------------------------------------------------------------------------
                       340
---------------------------------------------------------------------------------------------------------------------------
                       341
---------------------------------------------------------------------------------------------------------------------------
                       342
---------------------------------------------------------------------------------------------------------------------------
                                       3420
---------------------------------------------------------------------------------------------------------------------------
                                       3421
---------------------------------------------------------------------------------------------------------------------------
                                       3422
---------------------------------------------------------------------------------------------------------------------------
                                       3423
---------------------------------------------------------------------------------------------------------------------------
                                       3424
---------------------------------------------------------------------------------------------------------------------------
                                       3425
---------------------------------------------------------------------------------------------------------------------------
                                       3426
---------------------------------------------------------------------------------------------------------------------------
                                       3429
---------------------------------------------------------------------------------------------------------------------------
                       343
---------------------------------------------------------------------------------------------------------------------------
                                       3431
---------------------------------------------------------------------------------------------------------------------------
                                       3432
---------------------------------------------------------------------------------------------------------------------------
                                       3433
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3435
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3438
---------------------------------------------------------------------------------------------------------------------------
                       344
---------------------------------------------------------------------------------------------------------------------------
                                       3441
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3444
---------------------------------------------------------------------------------------------------------------------------
                                       3445
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       345
---------------------------------------------------------------------------------------------------------------------------
                       346
---------------------------------------------------------------------------------------------------------------------------
                                       3460
---------------------------------------------------------------------------------------------------------------------------
                                       3461
---------------------------------------------------------------------------------------------------------------------------
                                       3462
---------------------------------------------------------------------------------------------------------------------------
                                       3463
---------------------------------------------------------------------------------------------------------------------------
                                       3464
---------------------------------------------------------------------------------------------------------------------------
                                       3465
---------------------------------------------------------------------------------------------------------------------------


                                                                          4 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       3466
---------------------------------------------------------------------------------------------------------------------------
                                       3467
---------------------------------------------------------------------------------------------------------------------------
                                       3469
---------------------------------------------------------------------------------------------------------------------------
                       347
---------------------------------------------------------------------------------------------------------------------------
                                       3471
---------------------------------------------------------------------------------------------------------------------------
                                       3472
---------------------------------------------------------------------------------------------------------------------------
                                       3473
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3475
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       349
---------------------------------------------------------------------------------------------------------------------------
                                       3490
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3494
---------------------------------------------------------------------------------------------------------------------------
                                       3495
---------------------------------------------------------------------------------------------------------------------------
                                       3496
---------------------------------------------------------------------------------------------------------------------------
                                       3497
---------------------------------------------------------------------------------------------------------------------------
           35
---------------------------------------------------------------------------------------------------------------------------
                       350
---------------------------------------------------------------------------------------------------------------------------
                                       3501
---------------------------------------------------------------------------------------------------------------------------
                                       3502
---------------------------------------------------------------------------------------------------------------------------
                                       3503
---------------------------------------------------------------------------------------------------------------------------
                                       3604
---------------------------------------------------------------------------------------------------------------------------
                                       3505
---------------------------------------------------------------------------------------------------------------------------
                       351
---------------------------------------------------------------------------------------------------------------------------
                       352
---------------------------------------------------------------------------------------------------------------------------
                                       3520
---------------------------------------------------------------------------------------------------------------------------
                                       3521
---------------------------------------------------------------------------------------------------------------------------
                                       3522
---------------------------------------------------------------------------------------------------------------------------
                                       3523
---------------------------------------------------------------------------------------------------------------------------
                                       3524
---------------------------------------------------------------------------------------------------------------------------
                                       3525
---------------------------------------------------------------------------------------------------------------------------
                                       3526
---------------------------------------------------------------------------------------------------------------------------
                                       3528
---------------------------------------------------------------------------------------------------------------------------
                                       3529
---------------------------------------------------------------------------------------------------------------------------
                       353
---------------------------------------------------------------------------------------------------------------------------
                                       3531
---------------------------------------------------------------------------------------------------------------------------
                                       3532
---------------------------------------------------------------------------------------------------------------------------
                                       3533
---------------------------------------------------------------------------------------------------------------------------
                                       3534
---------------------------------------------------------------------------------------------------------------------------
                                       3535
---------------------------------------------------------------------------------------------------------------------------
                                       3536
---------------------------------------------------------------------------------------------------------------------------
                                       3537
---------------------------------------------------------------------------------------------------------------------------
                                       3538
---------------------------------------------------------------------------------------------------------------------------
                       354
---------------------------------------------------------------------------------------------------------------------------
                       355
---------------------------------------------------------------------------------------------------------------------------
                       356
---------------------------------------------------------------------------------------------------------------------------
                       357
---------------------------------------------------------------------------------------------------------------------------
                                       3571
---------------------------------------------------------------------------------------------------------------------------
                                       3572
---------------------------------------------------------------------------------------------------------------------------
                                       3573
---------------------------------------------------------------------------------------------------------------------------
                                       3574
---------------------------------------------------------------------------------------------------------------------------
                                       3575
---------------------------------------------------------------------------------------------------------------------------


                                                                          5 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       3576
---------------------------------------------------------------------------------------------------------------------------
                                       3577
---------------------------------------------------------------------------------------------------------------------------
                                       3578
---------------------------------------------------------------------------------------------------------------------------
                                       3579
---------------------------------------------------------------------------------------------------------------------------
           358
---------------------------------------------------------------------------------------------------------------------------
                                       2581
---------------------------------------------------------------------------------------------------------------------------
                                       3582
---------------------------------------------------------------------------------------------------------------------------
                                       3583
---------------------------------------------------------------------------------------------------------------------------
                                       3584
---------------------------------------------------------------------------------------------------------------------------
                                       3585
---------------------------------------------------------------------------------------------------------------------------
                                       3586
---------------------------------------------------------------------------------------------------------------------------
                                       3587
---------------------------------------------------------------------------------------------------------------------------
                                       3588
---------------------------------------------------------------------------------------------------------------------------
                                       3589
---------------------------------------------------------------------------------------------------------------------------
                       359
---------------------------------------------------------------------------------------------------------------------------
                                       3591
---------------------------------------------------------------------------------------------------------------------------
                                       3592
---------------------------------------------------------------------------------------------------------------------------
                                       3593
---------------------------------------------------------------------------------------------------------------------------
                                       3594
---------------------------------------------------------------------------------------------------------------------------
                                       3595
---------------------------------------------------------------------------------------------------------------------------
                                       3596
---------------------------------------------------------------------------------------------------------------------------
                                       3597
---------------------------------------------------------------------------------------------------------------------------
           36
---------------------------------------------------------------------------------------------------------------------------
                       360
---------------------------------------------------------------------------------------------------------------------------
                       361
---------------------------------------------------------------------------------------------------------------------------
                       362
---------------------------------------------------------------------------------------------------------------------------
                                       3620
---------------------------------------------------------------------------------------------------------------------------
                                       3621
---------------------------------------------------------------------------------------------------------------------------
                                       3622
---------------------------------------------------------------------------------------------------------------------------
                                       3623
---------------------------------------------------------------------------------------------------------------------------
                                       3624
---------------------------------------------------------------------------------------------------------------------------
                                       3625
---------------------------------------------------------------------------------------------------------------------------
                                       3628
---------------------------------------------------------------------------------------------------------------------------
                                       3629
---------------------------------------------------------------------------------------------------------------------------
                       363
---------------------------------------------------------------------------------------------------------------------------
                       364
---------------------------------------------------------------------------------------------------------------------------
                                       3641
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3645
---------------------------------------------------------------------------------------------------------------------------
                                       3646
---------------------------------------------------------------------------------------------------------------------------
                                       3647
---------------------------------------------------------------------------------------------------------------------------
                                       3648
---------------------------------------------------------------------------------------------------------------------------
                       365
---------------------------------------------------------------------------------------------------------------------------
                       366
---------------------------------------------------------------------------------------------------------------------------
                                       3660
---------------------------------------------------------------------------------------------------------------------------
                                       3661
---------------------------------------------------------------------------------------------------------------------------
                                       3662
---------------------------------------------------------------------------------------------------------------------------
                                       3663
---------------------------------------------------------------------------------------------------------------------------
                                       3664
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3669
---------------------------------------------------------------------------------------------------------------------------
                       367
---------------------------------------------------------------------------------------------------------------------------
                                       3670
---------------------------------------------------------------------------------------------------------------------------
                                       3671
---------------------------------------------------------------------------------------------------------------------------
                                       3672
---------------------------------------------------------------------------------------------------------------------------


                                                                          6 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       3673
---------------------------------------------------------------------------------------------------------------------------
                                       3674
---------------------------------------------------------------------------------------------------------------------------
                                       3675
---------------------------------------------------------------------------------------------------------------------------
                                       3676
---------------------------------------------------------------------------------------------------------------------------
                                       3677
---------------------------------------------------------------------------------------------------------------------------
                                       3678
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       368
---------------------------------------------------------------------------------------------------------------------------
                                       3681
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3687
---------------------------------------------------------------------------------------------------------------------------
                       369
---------------------------------------------------------------------------------------------------------------------------
                                       3691
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
           37
---------------------------------------------------------------------------------------------------------------------------
                       371
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                       372
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                       373
---------------------------------------------------------------------------------------------------------------------------
                                       3731
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       374
---------------------------------------------------------------------------------------------------------------------------
                       375
---------------------------------------------------------------------------------------------------------------------------
                       376
---------------------------------------------------------------------------------------------------------------------------
                       377
---------------------------------------------------------------------------------------------------------------------------
           38
---------------------------------------------------------------------------------------------------------------------------
                       381
---------------------------------------------------------------------------------------------------------------------------
                       382
---------------------------------------------------------------------------------------------------------------------------
                                       3820
---------------------------------------------------------------------------------------------------------------------------
                                       3821
---------------------------------------------------------------------------------------------------------------------------
                                       3822
---------------------------------------------------------------------------------------------------------------------------
                                       3823
---------------------------------------------------------------------------------------------------------------------------
                                       3829
---------------------------------------------------------------------------------------------------------------------------
                       383
---------------------------------------------------------------------------------------------------------------------------
                                       3830
---------------------------------------------------------------------------------------------------------------------------
                                       3831
---------------------------------------------------------------------------------------------------------------------------
                                       3832
---------------------------------------------------------------------------------------------------------------------------
                                       3833
---------------------------------------------------------------------------------------------------------------------------
                                       3834
---------------------------------------------------------------------------------------------------------------------------
                                       3835
---------------------------------------------------------------------------------------------------------------------------
                                       3836
---------------------------------------------------------------------------------------------------------------------------
                                       3837
---------------------------------------------------------------------------------------------------------------------------
                                       3838
---------------------------------------------------------------------------------------------------------------------------
                                       3839
---------------------------------------------------------------------------------------------------------------------------


                                                                          7 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       384
---------------------------------------------------------------------------------------------------------------------------
                       385
---------------------------------------------------------------------------------------------------------------------------
                       386
---------------------------------------------------------------------------------------------------------------------------
                       387
---------------------------------------------------------------------------------------------------------------------------
                                       3871
---------------------------------------------------------------------------------------------------------------------------
                                       3872
---------------------------------------------------------------------------------------------------------------------------
                                       3873
---------------------------------------------------------------------------------------------------------------------------
                                       3874
---------------------------------------------------------------------------------------------------------------------------
                                       3875
---------------------------------------------------------------------------------------------------------------------------
                                       3876
---------------------------------------------------------------------------------------------------------------------------
                                       3877
---------------------------------------------------------------------------------------------------------------------------
                                       3878
---------------------------------------------------------------------------------------------------------------------------
                                       3879
---------------------------------------------------------------------------------------------------------------------------
                       388
---------------------------------------------------------------------------------------------------------------------------
                                       3881
---------------------------------------------------------------------------------------------------------------------------
                                       3882
---------------------------------------------------------------------------------------------------------------------------
                                       3883
---------------------------------------------------------------------------------------------------------------------------
                                       3884
---------------------------------------------------------------------------------------------------------------------------
                                       3885
---------------------------------------------------------------------------------------------------------------------------
                                       3886
---------------------------------------------------------------------------------------------------------------------------
                                       3887
---------------------------------------------------------------------------------------------------------------------------
           39
---------------------------------------------------------------------------------------------------------------------------
                       390
---------------------------------------------------------------------------------------------------------------------------
                                       3900
---------------------------------------------------------------------------------------------------------------------------
                                       3901
---------------------------------------------------------------------------------------------------------------------------
                                       3902
---------------------------------------------------------------------------------------------------------------------------
                                       3903
---------------------------------------------------------------------------------------------------------------------------
                                       3904
---------------------------------------------------------------------------------------------------------------------------
                                       3905
---------------------------------------------------------------------------------------------------------------------------
                                       3906
---------------------------------------------------------------------------------------------------------------------------
                                       3907
---------------------------------------------------------------------------------------------------------------------------
                                       3908
---------------------------------------------------------------------------------------------------------------------------
                                       3909
---------------------------------------------------------------------------------------------------------------------------
                       391
---------------------------------------------------------------------------------------------------------------------------
                       392
---------------------------------------------------------------------------------------------------------------------------
                                       3920
---------------------------------------------------------------------------------------------------------------------------
                                       3921
---------------------------------------------------------------------------------------------------------------------------
                                       3922
---------------------------------------------------------------------------------------------------------------------------
                                       3923
---------------------------------------------------------------------------------------------------------------------------
                                       3924
---------------------------------------------------------------------------------------------------------------------------
                                       3925
---------------------------------------------------------------------------------------------------------------------------
                                       3926
---------------------------------------------------------------------------------------------------------------------------
                                       3928
---------------------------------------------------------------------------------------------------------------------------
                                       3929
---------------------------------------------------------------------------------------------------------------------------
                       393
---------------------------------------------------------------------------------------------------------------------------
                                       3931
---------------------------------------------------------------------------------------------------------------------------
                                       3932
---------------------------------------------------------------------------------------------------------------------------
                                       3933
---------------------------------------------------------------------------------------------------------------------------
                                       3934
---------------------------------------------------------------------------------------------------------------------------
                                       3935
---------------------------------------------------------------------------------------------------------------------------
                                       3936
---------------------------------------------------------------------------------------------------------------------------
                                       3937
---------------------------------------------------------------------------------------------------------------------------
                                       3938
---------------------------------------------------------------------------------------------------------------------------
                                       3939
---------------------------------------------------------------------------------------------------------------------------
                       394
---------------------------------------------------------------------------------------------------------------------------
                                       3940
---------------------------------------------------------------------------------------------------------------------------
                                       3941
---------------------------------------------------------------------------------------------------------------------------


                                                                          8 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                                       3942
---------------------------------------------------------------------------------------------------------------------------
                                       3943
---------------------------------------------------------------------------------------------------------------------------
                                       3944
---------------------------------------------------------------------------------------------------------------------------
                                       3945
---------------------------------------------------------------------------------------------------------------------------
                                       3946
---------------------------------------------------------------------------------------------------------------------------
                                       3947
---------------------------------------------------------------------------------------------------------------------------
                                       3948
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       395
---------------------------------------------------------------------------------------------------------------------------
                       396
---------------------------------------------------------------------------------------------------------------------------
                       397
---------------------------------------------------------------------------------------------------------------------------
                       398
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       3984
---------------------------------------------------------------------------------------------------------------------------
                                       3985
---------------------------------------------------------------------------------------------------------------------------
                                       3986
---------------------------------------------------------------------------------------------------------------------------
                                       3987
---------------------------------------------------------------------------------------------------------------------------
                                       3988
---------------------------------------------------------------------------------------------------------------------------
                       399
---------------------------------------------------------------------------------------------------------------------------
                                       3991
---------------------------------------------------------------------------------------------------------------------------
                                       3992
---------------------------------------------------------------------------------------------------------------------------
                                       3993
---------------------------------------------------------------------------------------------------------------------------
                                       3994
---------------------------------------------------------------------------------------------------------------------------
                                       3995
---------------------------------------------------------------------------------------------------------------------------
                                       3996
---------------------------------------------------------------------------------------------------------------------------
                                       3997
---------------------------------------------------------------------------------------------------------------------------
                                       3998
---------------------------------------------------------------------------------------------------------------------------
                                       3999
---------------------------------------------------------------------------------------------------------------------------
4
---------------------------------------------------------------------------------------------------------------------------
           40
---------------------------------------------------------------------------------------------------------------------------
           41
---------------------------------------------------------------------------------------------------------------------------
                       410
---------------------------------------------------------------------------------------------------------------------------
                       412
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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                       428
---------------------------------------------------------------------------------------------------------------------------
                       429
---------------------------------------------------------------------------------------------------------------------------
           43
---------------------------------------------------------------------------------------------------------------------------
                       430
---------------------------------------------------------------------------------------------------------------------------
                       431
---------------------------------------------------------------------------------------------------------------------------
                       432
---------------------------------------------------------------------------------------------------------------------------


                                                                          9 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       433
---------------------------------------------------------------------------------------------------------------------------
                       434
---------------------------------------------------------------------------------------------------------------------------
                       435
---------------------------------------------------------------------------------------------------------------------------
                       436
---------------------------------------------------------------------------------------------------------------------------
                       437
---------------------------------------------------------------------------------------------------------------------------
                       438
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                       439
---------------------------------------------------------------------------------------------------------------------------
           44
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       484
---------------------------------------------------------------------------------------------------------------------------
                       485
---------------------------------------------------------------------------------------------------------------------------
                       486
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       488
---------------------------------------------------------------------------------------------------------------------------
                       489
---------------------------------------------------------------------------------------------------------------------------


                                                                         10 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
           49
---------------------------------------------------------------------------------------------------------------------------
                       490
---------------------------------------------------------------------------------------------------------------------------
                       491
---------------------------------------------------------------------------------------------------------------------------
                       492
---------------------------------------------------------------------------------------------------------------------------
                       493
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                       494
---------------------------------------------------------------------------------------------------------------------------
                       495
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
5
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           50
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
           53
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
           54
---------------------------------------------------------------------------------------------------------------------------
                       540
---------------------------------------------------------------------------------------------------------------------------
                       541
---------------------------------------------------------------------------------------------------------------------------
                       542
---------------------------------------------------------------------------------------------------------------------------
                       543
---------------------------------------------------------------------------------------------------------------------------
                       544
---------------------------------------------------------------------------------------------------------------------------
                       545
---------------------------------------------------------------------------------------------------------------------------


                                                                         11 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       546
---------------------------------------------------------------------------------------------------------------------------
                       547
---------------------------------------------------------------------------------------------------------------------------
                       548
---------------------------------------------------------------------------------------------------------------------------
                       549
---------------------------------------------------------------------------------------------------------------------------
           55
---------------------------------------------------------------------------------------------------------------------------
                       550
---------------------------------------------------------------------------------------------------------------------------
                       551
---------------------------------------------------------------------------------------------------------------------------
                       552
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
           58
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       595
---------------------------------------------------------------------------------------------------------------------------
                       596
---------------------------------------------------------------------------------------------------------------------------
                       597
---------------------------------------------------------------------------------------------------------------------------
6
---------------------------------------------------------------------------------------------------------------------------
           60
---------------------------------------------------------------------------------------------------------------------------
                       600
---------------------------------------------------------------------------------------------------------------------------


                                                                         12 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       602
---------------------------------------------------------------------------------------------------------------------------
                       603
---------------------------------------------------------------------------------------------------------------------------
                       604
---------------------------------------------------------------------------------------------------------------------------
                       605
---------------------------------------------------------------------------------------------------------------------------
                       606
---------------------------------------------------------------------------------------------------------------------------
                       607
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                                       6271
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       628
---------------------------------------------------------------------------------------------------------------------------
                       629
---------------------------------------------------------------------------------------------------------------------------
           63
---------------------------------------------------------------------------------------------------------------------------
                       630
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       634
---------------------------------------------------------------------------------------------------------------------------
                       635
---------------------------------------------------------------------------------------------------------------------------
                       636
---------------------------------------------------------------------------------------------------------------------------
                       637
---------------------------------------------------------------------------------------------------------------------------
                       638
---------------------------------------------------------------------------------------------------------------------------
                       639
---------------------------------------------------------------------------------------------------------------------------
           64
---------------------------------------------------------------------------------------------------------------------------
                       640
---------------------------------------------------------------------------------------------------------------------------


                                                                         13 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       641
---------------------------------------------------------------------------------------------------------------------------
                       642
---------------------------------------------------------------------------------------------------------------------------
                       643
---------------------------------------------------------------------------------------------------------------------------
                       644
---------------------------------------------------------------------------------------------------------------------------
                       645
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
           67
---------------------------------------------------------------------------------------------------------------------------
                       670
---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
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---------------------------------------------------------------------------------------------------------------------------
                       673
---------------------------------------------------------------------------------------------------------------------------
                       674
---------------------------------------------------------------------------------------------------------------------------
                       675
---------------------------------------------------------------------------------------------------------------------------
                       676
---------------------------------------------------------------------------------------------------------------------------
                       677
---------------------------------------------------------------------------------------------------------------------------
                       678
---------------------------------------------------------------------------------------------------------------------------
           68
---------------------------------------------------------------------------------------------------------------------------
                       680
---------------------------------------------------------------------------------------------------------------------------
                       681
---------------------------------------------------------------------------------------------------------------------------
                       682
---------------------------------------------------------------------------------------------------------------------------
                       683
---------------------------------------------------------------------------------------------------------------------------
                       684
---------------------------------------------------------------------------------------------------------------------------
                       685
---------------------------------------------------------------------------------------------------------------------------
                       686
---------------------------------------------------------------------------------------------------------------------------
                       687
---------------------------------------------------------------------------------------------------------------------------
                       688
---------------------------------------------------------------------------------------------------------------------------
                       689
---------------------------------------------------------------------------------------------------------------------------
           69
---------------------------------------------------------------------------------------------------------------------------
7
---------------------------------------------------------------------------------------------------------------------------
           70
---------------------------------------------------------------------------------------------------------------------------
                       702
---------------------------------------------------------------------------------------------------------------------------
                       703
---------------------------------------------------------------------------------------------------------------------------
                       704
---------------------------------------------------------------------------------------------------------------------------
                       705
---------------------------------------------------------------------------------------------------------------------------


                                                                         14 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       706
---------------------------------------------------------------------------------------------------------------------------
                       707
---------------------------------------------------------------------------------------------------------------------------
                       708
---------------------------------------------------------------------------------------------------------------------------
           71
---------------------------------------------------------------------------------------------------------------------------
                       711
---------------------------------------------------------------------------------------------------------------------------
                       712
---------------------------------------------------------------------------------------------------------------------------
                       713
---------------------------------------------------------------------------------------------------------------------------
                       714
---------------------------------------------------------------------------------------------------------------------------
                       715
---------------------------------------------------------------------------------------------------------------------------
                       716
---------------------------------------------------------------------------------------------------------------------------
                       717
---------------------------------------------------------------------------------------------------------------------------
                       718
---------------------------------------------------------------------------------------------------------------------------
                       719
---------------------------------------------------------------------------------------------------------------------------
           72
---------------------------------------------------------------------------------------------------------------------------
                       720
---------------------------------------------------------------------------------------------------------------------------
                       721
---------------------------------------------------------------------------------------------------------------------------
                       722
---------------------------------------------------------------------------------------------------------------------------
                       723
---------------------------------------------------------------------------------------------------------------------------
                       724
---------------------------------------------------------------------------------------------------------------------------
                       725
---------------------------------------------------------------------------------------------------------------------------
                       726
---------------------------------------------------------------------------------------------------------------------------
                       727
---------------------------------------------------------------------------------------------------------------------------
           73
---------------------------------------------------------------------------------------------------------------------------
                       730
---------------------------------------------------------------------------------------------------------------------------
                       731
---------------------------------------------------------------------------------------------------------------------------
                       732
---------------------------------------------------------------------------------------------------------------------------
                       733
---------------------------------------------------------------------------------------------------------------------------
                       734
---------------------------------------------------------------------------------------------------------------------------
                       735
---------------------------------------------------------------------------------------------------------------------------
                       736
---------------------------------------------------------------------------------------------------------------------------
                       737
---------------------------------------------------------------------------------------------------------------------------
                       738
---------------------------------------------------------------------------------------------------------------------------
                       739
---------------------------------------------------------------------------------------------------------------------------
           74
---------------------------------------------------------------------------------------------------------------------------
                       740
---------------------------------------------------------------------------------------------------------------------------
                       741
---------------------------------------------------------------------------------------------------------------------------
                       742
---------------------------------------------------------------------------------------------------------------------------
                       743
---------------------------------------------------------------------------------------------------------------------------
                       744
---------------------------------------------------------------------------------------------------------------------------
                       745
---------------------------------------------------------------------------------------------------------------------------
                       746
---------------------------------------------------------------------------------------------------------------------------
                       747
---------------------------------------------------------------------------------------------------------------------------
                       748
---------------------------------------------------------------------------------------------------------------------------
           75
---------------------------------------------------------------------------------------------------------------------------
                       750
---------------------------------------------------------------------------------------------------------------------------
                       751
---------------------------------------------------------------------------------------------------------------------------
                       752
---------------------------------------------------------------------------------------------------------------------------
                       753
---------------------------------------------------------------------------------------------------------------------------
                       754
---------------------------------------------------------------------------------------------------------------------------
                       755
---------------------------------------------------------------------------------------------------------------------------
                       756
---------------------------------------------------------------------------------------------------------------------------
                       757
---------------------------------------------------------------------------------------------------------------------------
                       758
---------------------------------------------------------------------------------------------------------------------------
           76
---------------------------------------------------------------------------------------------------------------------------
                       760
---------------------------------------------------------------------------------------------------------------------------
                       761
---------------------------------------------------------------------------------------------------------------------------
                       762
---------------------------------------------------------------------------------------------------------------------------


                                                                         15 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       763
---------------------------------------------------------------------------------------------------------------------------
                       764
---------------------------------------------------------------------------------------------------------------------------
                       765
---------------------------------------------------------------------------------------------------------------------------
                       766
---------------------------------------------------------------------------------------------------------------------------
                       767
---------------------------------------------------------------------------------------------------------------------------
                       768
---------------------------------------------------------------------------------------------------------------------------
           77
---------------------------------------------------------------------------------------------------------------------------
                       770
---------------------------------------------------------------------------------------------------------------------------
                       771
---------------------------------------------------------------------------------------------------------------------------
                       772
---------------------------------------------------------------------------------------------------------------------------
                       773
---------------------------------------------------------------------------------------------------------------------------
                       774
---------------------------------------------------------------------------------------------------------------------------
                       775
---------------------------------------------------------------------------------------------------------------------------
                       776
---------------------------------------------------------------------------------------------------------------------------
                       777
---------------------------------------------------------------------------------------------------------------------------
           78
---------------------------------------------------------------------------------------------------------------------------
                       780
---------------------------------------------------------------------------------------------------------------------------
                       781
---------------------------------------------------------------------------------------------------------------------------
                       782
---------------------------------------------------------------------------------------------------------------------------
                       783
---------------------------------------------------------------------------------------------------------------------------
                       784
---------------------------------------------------------------------------------------------------------------------------
                       785
---------------------------------------------------------------------------------------------------------------------------
           79
---------------------------------------------------------------------------------------------------------------------------
                       790
---------------------------------------------------------------------------------------------------------------------------
                       791
---------------------------------------------------------------------------------------------------------------------------
                       793
---------------------------------------------------------------------------------------------------------------------------
                       794
---------------------------------------------------------------------------------------------------------------------------
                       795
---------------------------------------------------------------------------------------------------------------------------
                       796
---------------------------------------------------------------------------------------------------------------------------
                       797
---------------------------------------------------------------------------------------------------------------------------
8
---------------------------------------------------------------------------------------------------------------------------
           80
---------------------------------------------------------------------------------------------------------------------------
                       802
---------------------------------------------------------------------------------------------------------------------------
                       803
---------------------------------------------------------------------------------------------------------------------------
                       804
---------------------------------------------------------------------------------------------------------------------------
                       805
---------------------------------------------------------------------------------------------------------------------------
                       806
---------------------------------------------------------------------------------------------------------------------------
                       807
---------------------------------------------------------------------------------------------------------------------------
                       808
---------------------------------------------------------------------------------------------------------------------------
                       809
---------------------------------------------------------------------------------------------------------------------------
           81
---------------------------------------------------------------------------------------------------------------------------
                       810
---------------------------------------------------------------------------------------------------------------------------
                       811
---------------------------------------------------------------------------------------------------------------------------
                       812
---------------------------------------------------------------------------------------------------------------------------
                       813
---------------------------------------------------------------------------------------------------------------------------
                       814
---------------------------------------------------------------------------------------------------------------------------
                       815
---------------------------------------------------------------------------------------------------------------------------
                       816
---------------------------------------------------------------------------------------------------------------------------
                       817
---------------------------------------------------------------------------------------------------------------------------
                       819
---------------------------------------------------------------------------------------------------------------------------
           82
---------------------------------------------------------------------------------------------------------------------------
                       820
---------------------------------------------------------------------------------------------------------------------------
                       821
---------------------------------------------------------------------------------------------------------------------------
                       822
---------------------------------------------------------------------------------------------------------------------------
                       823
---------------------------------------------------------------------------------------------------------------------------
                       824
---------------------------------------------------------------------------------------------------------------------------
                       825
---------------------------------------------------------------------------------------------------------------------------


                                                                         16 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       826
---------------------------------------------------------------------------------------------------------------------------
                       827
---------------------------------------------------------------------------------------------------------------------------
                       828
---------------------------------------------------------------------------------------------------------------------------
                       829
---------------------------------------------------------------------------------------------------------------------------
           83
---------------------------------------------------------------------------------------------------------------------------
                       830
---------------------------------------------------------------------------------------------------------------------------
                       831
---------------------------------------------------------------------------------------------------------------------------
                       832
---------------------------------------------------------------------------------------------------------------------------
                       833
---------------------------------------------------------------------------------------------------------------------------
                       834
---------------------------------------------------------------------------------------------------------------------------
                       836
---------------------------------------------------------------------------------------------------------------------------
                       837
---------------------------------------------------------------------------------------------------------------------------
                       838
---------------------------------------------------------------------------------------------------------------------------
                       839
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
           84
---------------------------------------------------------------------------------------------------------------------------
                       840
---------------------------------------------------------------------------------------------------------------------------
                       841
---------------------------------------------------------------------------------------------------------------------------
                       842
---------------------------------------------------------------------------------------------------------------------------
                       843
---------------------------------------------------------------------------------------------------------------------------
                       844
---------------------------------------------------------------------------------------------------------------------------
                       845
---------------------------------------------------------------------------------------------------------------------------
                       846
---------------------------------------------------------------------------------------------------------------------------
           85
---------------------------------------------------------------------------------------------------------------------------
                       850
---------------------------------------------------------------------------------------------------------------------------
                       851
---------------------------------------------------------------------------------------------------------------------------
                       853
---------------------------------------------------------------------------------------------------------------------------
                       854
---------------------------------------------------------------------------------------------------------------------------
                       855
---------------------------------------------------------------------------------------------------------------------------
                       856
---------------------------------------------------------------------------------------------------------------------------
                       857
---------------------------------------------------------------------------------------------------------------------------
                       858
---------------------------------------------------------------------------------------------------------------------------
                       859
---------------------------------------------------------------------------------------------------------------------------
           86
---------------------------------------------------------------------------------------------------------------------------
                       861
---------------------------------------------------------------------------------------------------------------------------
                       862
---------------------------------------------------------------------------------------------------------------------------
                       863
---------------------------------------------------------------------------------------------------------------------------
                       864
---------------------------------------------------------------------------------------------------------------------------
                       865
---------------------------------------------------------------------------------------------------------------------------
                       866
---------------------------------------------------------------------------------------------------------------------------
                       867
---------------------------------------------------------------------------------------------------------------------------
                       868
---------------------------------------------------------------------------------------------------------------------------
           87
---------------------------------------------------------------------------------------------------------------------------
                       870
---------------------------------------------------------------------------------------------------------------------------
                       871
---------------------------------------------------------------------------------------------------------------------------
                       872
---------------------------------------------------------------------------------------------------------------------------
                       873
---------------------------------------------------------------------------------------------------------------------------
                       874
---------------------------------------------------------------------------------------------------------------------------
                       875
---------------------------------------------------------------------------------------------------------------------------
                       876
---------------------------------------------------------------------------------------------------------------------------
                       877
---------------------------------------------------------------------------------------------------------------------------
                       878
---------------------------------------------------------------------------------------------------------------------------
           88
---------------------------------------------------------------------------------------------------------------------------
                       880
---------------------------------------------------------------------------------------------------------------------------
                       881
---------------------------------------------------------------------------------------------------------------------------
                       882
---------------------------------------------------------------------------------------------------------------------------
                       884
---------------------------------------------------------------------------------------------------------------------------
                       885
---------------------------------------------------------------------------------------------------------------------------


                                                                         17 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       886
---------------------------------------------------------------------------------------------------------------------------
           89
---------------------------------------------------------------------------------------------------------------------------
9
---------------------------------------------------------------------------------------------------------------------------
           90
---------------------------------------------------------------------------------------------------------------------------
                       906
---------------------------------------------------------------------------------------------------------------------------
                       907
---------------------------------------------------------------------------------------------------------------------------
                       908
---------------------------------------------------------------------------------------------------------------------------
                       909
---------------------------------------------------------------------------------------------------------------------------
           91
---------------------------------------------------------------------------------------------------------------------------
                       910
---------------------------------------------------------------------------------------------------------------------------
                       911
---------------------------------------------------------------------------------------------------------------------------
                       921
---------------------------------------------------------------------------------------------------------------------------
                       913
---------------------------------------------------------------------------------------------------------------------------
                       914
---------------------------------------------------------------------------------------------------------------------------
                       915
---------------------------------------------------------------------------------------------------------------------------
                       916
---------------------------------------------------------------------------------------------------------------------------
                       917
---------------------------------------------------------------------------------------------------------------------------
                       918
---------------------------------------------------------------------------------------------------------------------------
                       919
---------------------------------------------------------------------------------------------------------------------------
           92
---------------------------------------------------------------------------------------------------------------------------
                       920
---------------------------------------------------------------------------------------------------------------------------
                       921
---------------------------------------------------------------------------------------------------------------------------
                       922
---------------------------------------------------------------------------------------------------------------------------
                       923
---------------------------------------------------------------------------------------------------------------------------
                       924
---------------------------------------------------------------------------------------------------------------------------
                       925
---------------------------------------------------------------------------------------------------------------------------
                       926
---------------------------------------------------------------------------------------------------------------------------
                       927
---------------------------------------------------------------------------------------------------------------------------
                       928
---------------------------------------------------------------------------------------------------------------------------
                       929
---------------------------------------------------------------------------------------------------------------------------
           93
---------------------------------------------------------------------------------------------------------------------------
                       930
---------------------------------------------------------------------------------------------------------------------------
                       931
---------------------------------------------------------------------------------------------------------------------------
                       932
---------------------------------------------------------------------------------------------------------------------------
                       933
---------------------------------------------------------------------------------------------------------------------------
                       934
---------------------------------------------------------------------------------------------------------------------------
                       935
---------------------------------------------------------------------------------------------------------------------------
                       936
---------------------------------------------------------------------------------------------------------------------------
                       937
---------------------------------------------------------------------------------------------------------------------------
                       938
---------------------------------------------------------------------------------------------------------------------------
                       939
---------------------------------------------------------------------------------------------------------------------------
           94
---------------------------------------------------------------------------------------------------------------------------
                       940
---------------------------------------------------------------------------------------------------------------------------
                       941
---------------------------------------------------------------------------------------------------------------------------
                       942
---------------------------------------------------------------------------------------------------------------------------
                       943
---------------------------------------------------------------------------------------------------------------------------
                       944
---------------------------------------------------------------------------------------------------------------------------
                       945
---------------------------------------------------------------------------------------------------------------------------
                       946
---------------------------------------------------------------------------------------------------------------------------
                       947
---------------------------------------------------------------------------------------------------------------------------
                       948
---------------------------------------------------------------------------------------------------------------------------
                       949
---------------------------------------------------------------------------------------------------------------------------
           95
---------------------------------------------------------------------------------------------------------------------------
                       950
---------------------------------------------------------------------------------------------------------------------------
                       951
---------------------------------------------------------------------------------------------------------------------------
                       952
---------------------------------------------------------------------------------------------------------------------------
                       953
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                                         18 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3a

---------------------------------------------------------------------------------------------------------------------------
                       954
---------------------------------------------------------------------------------------------------------------------------
                       955
---------------------------------------------------------------------------------------------------------------------------
                       956
---------------------------------------------------------------------------------------------------------------------------
                       957
---------------------------------------------------------------------------------------------------------------------------
           96
---------------------------------------------------------------------------------------------------------------------------
                       960
---------------------------------------------------------------------------------------------------------------------------
                       961
---------------------------------------------------------------------------------------------------------------------------
                       962
---------------------------------------------------------------------------------------------------------------------------
                       963
---------------------------------------------------------------------------------------------------------------------------
                       964
---------------------------------------------------------------------------------------------------------------------------
                       965
---------------------------------------------------------------------------------------------------------------------------
                       966
---------------------------------------------------------------------------------------------------------------------------
                       967
---------------------------------------------------------------------------------------------------------------------------
                       968
---------------------------------------------------------------------------------------------------------------------------
           97
---------------------------------------------------------------------------------------------------------------------------
                       970
---------------------------------------------------------------------------------------------------------------------------
                       971
---------------------------------------------------------------------------------------------------------------------------
                       972
---------------------------------------------------------------------------------------------------------------------------
                       973
---------------------------------------------------------------------------------------------------------------------------
                       974
---------------------------------------------------------------------------------------------------------------------------
                       976
---------------------------------------------------------------------------------------------------------------------------
                       977
---------------------------------------------------------------------------------------------------------------------------
           98
---------------------------------------------------------------------------------------------------------------------------
                       980
---------------------------------------------------------------------------------------------------------------------------
                       981
---------------------------------------------------------------------------------------------------------------------------
                       982
---------------------------------------------------------------------------------------------------------------------------
                       983
---------------------------------------------------------------------------------------------------------------------------
                       984
---------------------------------------------------------------------------------------------------------------------------
                       985
---------------------------------------------------------------------------------------------------------------------------
                       986
---------------------------------------------------------------------------------------------------------------------------
                       987
---------------------------------------------------------------------------------------------------------------------------
           99
---------------------------------------------------------------------------------------------------------------------------
                       990
---------------------------------------------------------------------------------------------------------------------------
                       991
---------------------------------------------------------------------------------------------------------------------------
                       992
---------------------------------------------------------------------------------------------------------------------------
                       993
---------------------------------------------------------------------------------------------------------------------------
                       994
---------------------------------------------------------------------------------------------------------------------------
                       995
---------------------------------------------------------------------------------------------------------------------------
                       996
---------------------------------------------------------------------------------------------------------------------------
                       997
---------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ICP
--------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
Phone no. / fax no.
--------------------------------------------------------------------------------
Phone no. / fax no.
--------------------------------------------------------------------------------


                                                                         19 (19)

                     Interconnection Contract with FirstMark
                       3.4 Catchment areas (EZB) Encl. 3b


                          ----------------------------------------------------------------------------------------------------------
IC-P:                     DATE                                                     ORDER NO.

3.5 ENCL. 3B
CATCHMENT AREAS           ----------------------------------------------------------------------------------------------------------
FOR INTERCONNECTION       RESULT OF THE BILATERAL TALK HELD ON:
SERVICES
O.X AND Z.X
                          ----------------------------------------------------------------------------------------------------------
                          TRAFFIC DIRECTION TELEKOM -> ICP                         TRAFFIC DIRECTION ICP -> TELEKOM
------------------------------------------------------------------------------------------------------------------------------------
OdZ (location of          Interconnection services            Catchment areas      Interconnection services         Catchment areas
interconnection)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                             -------------------------------------------------------------------------------------------------------
                             ICP                                                                Telekom
                             -------------------------------------------------------------------------------------------------------
                             Name                                                               Name
                             -------------------------------------------------------------------------------------------------------
                             Phone no.                                                          Phone no.
                             -------------------------------------------------------------------------------------------------------
                             Date                Signature                                      Date                    Signature

                             -------------------------------------------------------------------------------------------------------
                             Name                                                               Name
                             -------------------------------------------------------------------------------------------------------
                             Phone no.                                                          Phone no.
                             -------------------------------------------------------------------------------------------------------
                             Date                Signature                                      Date                    Signature

                             -------------------------------------------------------------------------------------------------------


                                                                            1(1)

                     Interconnection Contract with FirstMark
                           3.6 Emergency call Encl. 4


------------------------------------------------------------------------------------------------------------------------------------
U ONKZ     U ON NAME     U ASB     N TYPE     Z ONKZ     Coding old    Coding new    Change    Inquiry station    Remark  IC partner
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

        ------------------------------------------------------------------------
                            The IC partner fully uses the emergency call carrier system of Deutsche Telekom AG (German Telekom)
        ------------------------------------------------------------------------
                            The IC partner uses the emergency call carrier system of Deutsche Telekom AG (German Telekom) partially only (*)
                            (*) see entry "Autonomy" in the column "Remark_IC partner"!
        ------------------------------------------------------------------------
                            The IC partner does not use the emergency call carrier system of the Deutsche Telekom AG, handling emergency calls autonomously.
        ------------------------------------------------------------------------

                            ----------------------------------------------------
                                   ICP                       Telekom
        ------------------------------------------------------------------------
        Name
        ------------------------------------------------------------------------
        Phone no.
        ------------------------------------------------------------------------
        Signature
        ------------------------------------------------------------------------
        Date
        ------------------------------------------------------------------------
        Name
        ------------------------------------------------------------------------
        Phone no.
        ------------------------------------------------------------------------
        Signature
        ------------------------------------------------------------------------
        Date
        ------------------------------------------------------------------------


                                                                            1(1)

                     Interconnection Contract with FirstMark
                                 1.1 ICAs Order


IC-P:
NU:
DATE OF ORDER:

                           -----------------------------------------------------
                           VNB Identification   ICP
                           -----------------------------------------------------
                           Porting              ICP
                           identification
                           -----------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                          TRAFFIC RELATION
-------------------------------------------------------------------------------------------------------------------------------
Vbz       System of  Name of GW  GW          nat 1 SPC  Interference Test     Contact   Telephone  Fax   System of    Name of
          GW                     designator  of GW      suppression  numbers  person                     VE:N         VE:N
                                                        service
-------------------------------------------------------------------------------------------------------------------------------
ICP/      ICP        ICP         ICP         ICP        ICP          ICP      ICP       ICP        ICP   Telekom      Telekom
Telekom
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Vbz        VstKno. of   nat 1 SPC    Test        Contact      Telephone    Fax
           VE:N         of VE:N      numbers     person

----------------------------------------------------------------------------------
ICP/       Telekom      Telekom      Telekom     Telekom      Telekom      Telekom
Telekom
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------


----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                ICAS
----------------------------------------------------------------------------------------------------------------------------------
                                                          TARGET DATES
----------------------------------------------------------------------------------------------------------------------------------
Serial no.     Type of      Order no.    N*2       Vbz            Serial no.   No.           Desired    Planned      Confirmed
               order        icas         package                  dsv2 of vbz  up            date       date of      date of
                                         no.                                   Icas                     provision    provision
----------------------------------------------------------------------------------------------------------------------------------
               ICP          ICP          ICP       ICP/TELEKOM    ICP          ICP/TELEKOM   ICP        TELEKOM      ICP
----------------------------------------------------------------------------------------------------------------------------------
1
----------------------------------------------------------------------------------------------------------------------------------
2
----------------------------------------------------------------------------------------------------------------------------------
3
----------------------------------------------------------------------------------------------------------------------------------
4
----------------------------------------------------------------------------------------------------------------------------------
5
----------------------------------------------------------------------------------------------------------------------------------
6
----------------------------------------------------------------------------------------------------------------------------------
7
----------------------------------------------------------------------------------------------------------------------------------
8
----------------------------------------------------------------------------------------------------------------------------------
9
----------------------------------------------------------------------------------------------------------------------------------
10
----------------------------------------------------------------------------------------------------------------------------------
11
----------------------------------------------------------------------------------------------------------------------------------
12
----------------------------------------------------------------------------------------------------------------------------------
13
----------------------------------------------------------------------------------------------------------------------------------
14
----------------------------------------------------------------------------------------------------------------------------------
15
----------------------------------------------------------------------------------------------------------------------------------
16
----------------------------------------------------------------------------------------------------------------------------------
17
----------------------------------------------------------------------------------------------------------------------------------
18
----------------------------------------------------------------------------------------------------------------------------------
19
----------------------------------------------------------------------------------------------------------------------------------
20
----------------------------------------------------------------------------------------------------------------------------------
21
----------------------------------------------------------------------------------------------------------------------------------
22
----------------------------------------------------------------------------------------------------------------------------------
23
----------------------------------------------------------------------------------------------------------------------------------
24
----------------------------------------------------------------------------------------------------------------------------------
25
----------------------------------------------------------------------------------------------------------------------------------
26
----------------------------------------------------------------------------------------------------------------------------------
27
----------------------------------------------------------------------------------------------------------------------------------
28
----------------------------------------------------------------------------------------------------------------------------------
29
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                           ICAS
------------------------------------------------------------------------------------------
                                                  IMPLEMENTATION
------------------------------------------------------------------------------------------
Serial no.     Ew or zw     Double      Double       Type of   Line           Pecularities
                            support     support      icas      identification icas
                            desired     possible               91a/..
------------------------------------------------------------------------------------------
               ICP          ICP         TELEKOM      ICP       TELEKOM        ICP/TELEKOM
------------------------------------------------------------------------------------------
1
------------------------------------------------------------------------------------------
2
------------------------------------------------------------------------------------------
3
------------------------------------------------------------------------------------------
4
------------------------------------------------------------------------------------------
5
------------------------------------------------------------------------------------------
6
------------------------------------------------------------------------------------------
7
------------------------------------------------------------------------------------------
8
------------------------------------------------------------------------------------------
9
------------------------------------------------------------------------------------------
10
------------------------------------------------------------------------------------------
11
------------------------------------------------------------------------------------------
12
------------------------------------------------------------------------------------------
13
------------------------------------------------------------------------------------------
14
------------------------------------------------------------------------------------------
15
------------------------------------------------------------------------------------------
16
------------------------------------------------------------------------------------------
17
------------------------------------------------------------------------------------------
18
------------------------------------------------------------------------------------------
19
------------------------------------------------------------------------------------------
20
------------------------------------------------------------------------------------------
21
------------------------------------------------------------------------------------------
22
------------------------------------------------------------------------------------------
23
------------------------------------------------------------------------------------------
24
------------------------------------------------------------------------------------------
25
------------------------------------------------------------------------------------------
26
------------------------------------------------------------------------------------------
27
------------------------------------------------------------------------------------------
28
------------------------------------------------------------------------------------------
29
------------------------------------------------------------------------------------------


                                                                            1(4)

                     Interconnection Contract with FirstMark
                                 1.1 ICAs Order


IC-P:
NU:
DATE OF ORDER:

                                  -----------------------------------------------------------------------------------------
                                                                       INTERCHANGE POINTS
                                  -----------------------------------------------------------------------------------------
                                  NO.              TYPE           POST CODE       LOCATION       STREET         ROOM NUMBER
                                  UP
                                  ICAC
                                  -----------------------------------------------------------------------------------------
                                  ICP/TELEKOM      ICP/TELEKOM    ICP/TELEKOM     ICP/TELEKOM    ICP/TELEKOM    ICP/TELEKOM
                                  -----------------------------------------------------------------------------------------
                                  1
                                  -----------------------------------------------------------------------------------------
                                  2
                                  -----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                ICAS
------------------------------------------------------------------------------------------------------------------------------------
SEE ORIGINAL
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   REMARKS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                                            2(4)

                     Interconnection Contract with FirstMark
                                 1.1 ICAs Order


IC-P:
NU:
DATE OF ORDER:

----------------------------------------------------------------------------------------------------------------------------------
                                                                ICAS
----------------------------------------------------------------------------------------------------------------------------------
                                                          TARGET DATES
----------------------------------------------------------------------------------------------------------------------------------
SERIAL NO.     TYPE OF      ORDER NO.    N*2       VBZ            SERIAL NO.   NO.           DESIRED    PLANNED      CONFIRMED
               ORDER        ICAS         PACKAGE                  DSV2 OF VBZ  UP            DATE       DATE OF      DATE OF
                                         NO.                                   ICAS                     PROVISION    PROVISION
----------------------------------------------------------------------------------------------------------------------------------
               ICP          ICP          ICP       ICP/TELEKOM    ICP          ICP/TELEKOM   ICP        TELEKOM      ICP
----------------------------------------------------------------------------------------------------------------------------------
30
----------------------------------------------------------------------------------------------------------------------------------
31
----------------------------------------------------------------------------------------------------------------------------------
32
----------------------------------------------------------------------------------------------------------------------------------
33
----------------------------------------------------------------------------------------------------------------------------------
34
----------------------------------------------------------------------------------------------------------------------------------
35
----------------------------------------------------------------------------------------------------------------------------------
36
----------------------------------------------------------------------------------------------------------------------------------
37
----------------------------------------------------------------------------------------------------------------------------------
38
----------------------------------------------------------------------------------------------------------------------------------
39
----------------------------------------------------------------------------------------------------------------------------------
40
----------------------------------------------------------------------------------------------------------------------------------
41
----------------------------------------------------------------------------------------------------------------------------------
 ..
----------------------------------------------------------------------------------------------------------------------------------
 ..
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                           ICAS
------------------------------------------------------------------------------------------
                                                  IMPLEMENTATION
------------------------------------------------------------------------------------------
SERIAL NO.     EW OR ZW     DOUBLE      DOUBLE       TYPE OF   LINE           PECULARITIES
                            SUPPORT     SUPPORT      ICAS      IDENTIFICATION ICAS
                            DESIRED     POSSIBLE               91A/..
------------------------------------------------------------------------------------------
               ICP          ICP         TELEKOM      ICP       TELEKOM        ICP/TELEKOM
------------------------------------------------------------------------------------------
30
------------------------------------------------------------------------------------------
31
------------------------------------------------------------------------------------------
32
------------------------------------------------------------------------------------------
33
------------------------------------------------------------------------------------------
34
------------------------------------------------------------------------------------------
35
------------------------------------------------------------------------------------------
36
------------------------------------------------------------------------------------------
37
------------------------------------------------------------------------------------------
38
------------------------------------------------------------------------------------------
39
------------------------------------------------------------------------------------------
40
------------------------------------------------------------------------------------------
41
------------------------------------------------------------------------------------------
 ..
------------------------------------------------------------------------------------------
 ..
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------


                                                                            3(4)

                     Interconnection Contract with FirstMark
                                 1.1 ICAs Order


IC-P:
NU:
DATE OF ORDER:

                                  -----------------------------------------------------------------------------------------
                                                                       INTERCHANGE POINTS
                                  -----------------------------------------------------------------------------------------
                                  NO.              TYPE           POST CODE       LOCATION       STREET         ROOM NUMBER
                                  UP
                                  ICAC
                                  -----------------------------------------------------------------------------------------
                                  ICP/TELEKOM      ICP/TELEKOM    ICP/TELEKOM     ICP/TELEKOM    ICP/TELEKOM    ICP/TELEKOM
                                  -----------------------------------------------------------------------------------------
                                  1
                                  -----------------------------------------------------------------------------------------
                                  2
                                  -----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                ICAS
------------------------------------------------------------------------------------------------------------------------------------
SEE ORIGINAL
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   REMARKS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Signatures
------------------------------------------------------------------------------------------------------------------------------------
                                         ICP                                                                Telekom
------------------------------------------------------------------------------------------------------------------------------------
Name
------------------------------------------------------------------------------------------------------------------------------------
Date
------------------------------------------------------------------------------------------------------------------------------------
Signature
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         ICP                                                                Telekom
------------------------------------------------------------------------------------------------------------------------------------
Name
------------------------------------------------------------------------------------------------------------------------------------
Date
------------------------------------------------------------------------------------------------------------------------------------
Signature
------------------------------------------------------------------------------------------------------------------------------------


                                                                            4(4)

                     Interconnection Contract with FirstMark
                            1.2 Commissioning record


IC-P:
NU:

---------------------------------------------------------------------------------------------------------------------------------
                                   TRAFFIC RELATION (AUTOMATIC TAKING-OVER OF DATA FROM FORM 2.1)
---------------------------------------------------------------------------------------------------------------------------------
Vbz            System of    Name of GW   GW          nat 1 SPC    Interference Test         Contact     Telephone    Fax
               GW                        designator  of GW        suppression  numbers      person
                                                                  service
---------------------------------------------------------------------------------------------------------------------------------
System         System       System       System      System       System       System       System      System       System
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Vbz           System of    Name of     VstKno. of   nat 1 SPC    Test        Contact      Telephone    Fax
              VE:N         VE:N        VE:N         of VE:N      numbers     person

--------------------------------------------------------------------------------------------------------------
System        Telekom      Telekom     Telekom      Telekom      Telekom     Telekom      Telekom      Telekom
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            LOGGING OF COMMISSIONING
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
SERIAL NO.     TYPE OF      ORDER NO.    VBZ       SERIAL NO.     CONFIRMED    TYPE OF ICAS  LINE       EW OR ZW     ZZK
               ORDER        ICAS                   DSV2 OF VBZ    DATE OF                    IDENTIFI-
                                                                  PROVISION                  CATION
                                                                                             91A/...


---------------------------------------------------------------------------------------------------------------------------
1
---------------------------------------------------------------------------------------------------------------------------
2
---------------------------------------------------------------------------------------------------------------------------
3
---------------------------------------------------------------------------------------------------------------------------
4
---------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------
6
---------------------------------------------------------------------------------------------------------------------------
7
---------------------------------------------------------------------------------------------------------------------------
8
---------------------------------------------------------------------------------------------------------------------------
9
---------------------------------------------------------------------------------------------------------------------------
10
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
SERIAL NO.     DATE OF      TEST        CIC         CIC         NO             COMMISSIONED ON    REMARKS
               TEST         CERTIFICATE ALLOCATION  ALLOCATION  PECULARITIES
               CERTIFICATE  AVAILABLE?  TEST        TEST        DETECTED?
                            (Y/N)       INITIATED?  SUCCESSFUL? (Y/N)
                                        (Y/N)       (Y/N)

----------------------------------------------------------------------------------------------------------
1
----------------------------------------------------------------------------------------------------------
2
----------------------------------------------------------------------------------------------------------
3
----------------------------------------------------------------------------------------------------------
4
----------------------------------------------------------------------------------------------------------
5
----------------------------------------------------------------------------------------------------------
6
----------------------------------------------------------------------------------------------------------
7
----------------------------------------------------------------------------------------------------------
8
----------------------------------------------------------------------------------------------------------
9
----------------------------------------------------------------------------------------------------------
10
----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Signatures
------------------------------------------------------------------------------------------------------------------------------------
                                         ICP                                                                Telekom
------------------------------------------------------------------------------------------------------------------------------------
Name
------------------------------------------------------------------------------------------------------------------------------------
Date
------------------------------------------------------------------------------------------------------------------------------------
Signature
------------------------------------------------------------------------------------------------------------------------------------


                                                                            1(1)

                     Interconnection Contract with FirstMark
                    1.3 Traffic data of network interworking


IC-P:
NU:
DATE OF ORDER:

--------------------------------------------------------------------------------
                                    Annex to
--------------------------------------------------------------------------------
                     Order of ICAs Order of interconnection
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
      Entry by  Traffic direction      Traffic flow  Traffic capacity                       BHCA Occupancy offer     CAPS    Remark
                                                     HVSTD                                       HVSTD
                                                     from                to                      from          to
------------------------------------------------------------------------------------------------------------------------------------
Order ICP       ICP --> Telekom        A
------------------------------------------------------------------------------------------------------------------------------------
Order ICP       Telekom --> ICP        B
------------------------------------------------------------------------------------------------------------------------------------
Order ICP       ICP --> Telekom        C
------------------------------------------------------------------------------------------------------------------------------------
Order ICP       Telekom --> ICP        D
------------------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------
      Entry by  Traffic direction      Traffic flow  Entry              Traffic capacity         Remark
------------------------------------------------------------------------------------------------------------------
Order ICP       Telekom "--" ICP       A+B+C+D       automatic                              ICP  Telekom
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   Traffic list associated with HVSTD, if > 10 erl. for the traffic flow, entry by ICP

------------------------------------------------------------------------------------------------------------------------------------
                              A                            Remark                           C                               Remark
          To international and special destinations                     To international and special destinations
          for transit in or via the Telekom network                       for transit in or via the ICP network

------------------------------------------------------------------------------------------------------------------------------------
                 Area             Traffic capacity                             Area             Traffic capacity
------------------------------------------------------------------------------------------------------------------------------------
Order
------------------------------------------------------------------------------------------------------------------------------------
Order
------------------------------------------------------------------------------------------------------------------------------------
Order
------------------------------------------------------------------------------------------------------------------------------------
Order
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                                           1(21)

                     Interconnection Contract with FirstMark
                    1.3 Traffic data of network interworking


------------------------------------------------------------------------------------------------------------
            Numbering structure                             Traffic list associated with HVSTD, if > 10 erl.
                                                                   for the traffic flow, entry by ICP

------------------------------------------------------------------------------------------------------------
                                                                  B                A              Remark
                                                            From national     To national
                                                           sources in the   destinations in
                                                           Telekom network    the Telekom
                                                                                network

------------------------------------------------------------------------------------------------------------
            201
------------------------------------------------------------------------------------------------------------
            202
------------------------------------------------------------------------------------------------------------
            203
------------------------------------------------------------------------------------------------------------
            204
------------------------------------------------------------------------------------------------------------
            205
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                             2051
------------------------------------------------------------------------------------------------------------
                             2052
------------------------------------------------------------------------------------------------------------
                             2053
------------------------------------------------------------------------------------------------------------
                             2054
------------------------------------------------------------------------------------------------------------
                             2055
------------------------------------------------------------------------------------------------------------
                             2056
------------------------------------------------------------------------------------------------------------
                             2057
------------------------------------------------------------------------------------------------------------
                             2058
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            206
------------------------------------------------------------------------------------------------------------
            208
------------------------------------------------------------------------------------------------------------
            209
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            210
------------------------------------------------------------------------------------------------------------
            211
------------------------------------------------------------------------------------------------------------
            212
------------------------------------------------------------------------------------------------------------
            213
------------------------------------------------------------------------------------------------------------
            214
------------------------------------------------------------------------------------------------------------
            215
------------------------------------------------------------------------------------------------------------
            216
------------------------------------------------------------------------------------------------------------
            217
------------------------------------------------------------------------------------------------------------
            218
------------------------------------------------------------------------------------------------------------
            219
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            220
------------------------------------------------------------------------------------------------------------
            221
------------------------------------------------------------------------------------------------------------
            222
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                             2222
------------------------------------------------------------------------------------------------------------
                             2223
------------------------------------------------------------------------------------------------------------
                             2224
------------------------------------------------------------------------------------------------------------
                             2225
------------------------------------------------------------------------------------------------------------
                             2226
------------------------------------------------------------------------------------------------------------
                             2227
------------------------------------------------------------------------------------------------------------
                             2228
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            223
------------------------------------------------------------------------------------------------------------
            224
------------------------------------------------------------------------------------------------------------
            225
------------------------------------------------------------------------------------------------------------
            226
------------------------------------------------------------------------------------------------------------
            227
------------------------------------------------------------------------------------------------------------
            228
------------------------------------------------------------------------------------------------------------
            229
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
            230
------------------------------------------------------------------------------------------------------------

                                                                           1(21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                          1 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                          2 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                               2301
--------------------------------------------------------------------------------
Order                                               2302
--------------------------------------------------------------------------------
Order                                               2303
--------------------------------------------------------------------------------
Order                                               2304
--------------------------------------------------------------------------------
Order                                               2305
--------------------------------------------------------------------------------
Order                                               2306
--------------------------------------------------------------------------------
Order                                               2307
--------------------------------------------------------------------------------
Order                                               2308
--------------------------------------------------------------------------------
Order                                               2309
--------------------------------------------------------------------------------
Order
--------------------------------------------------------------------------------
Order                                  231
--------------------------------------------------------------------------------
Order                                  232
--------------------------------------------------------------------------------
Order                                  233
--------------------------------------------------------------------------------
Order                                  234
--------------------------------------------------------------------------------
Order                                  235
--------------------------------------------------------------------------------
Order                                  236
--------------------------------------------------------------------------------
Order                                  237
--------------------------------------------------------------------------------
Order                                  238
--------------------------------------------------------------------------------
Order                                  239
--------------------------------------------------------------------------------
Order                      24
--------------------------------------------------------------------------------
Order                                  240
--------------------------------------------------------------------------------
Order                                  241
--------------------------------------------------------------------------------
Order                                  242
--------------------------------------------------------------------------------
Order                                  243
--------------------------------------------------------------------------------
Order                                  244
--------------------------------------------------------------------------------
Order                                  245
--------------------------------------------------------------------------------
Order                                  246
--------------------------------------------------------------------------------
Order                                  247
--------------------------------------------------------------------------------
Order                                  248
--------------------------------------------------------------------------------
Order                      25
--------------------------------------------------------------------------------
Order                                  250
--------------------------------------------------------------------------------
Order                                  251
--------------------------------------------------------------------------------
Order                                  252
--------------------------------------------------------------------------------
Order                                  253
--------------------------------------------------------------------------------
Order                                  254
--------------------------------------------------------------------------------
Order                                  255
--------------------------------------------------------------------------------
Order                                  256
--------------------------------------------------------------------------------
Order                                  257
--------------------------------------------------------------------------------
Order                                  258
--------------------------------------------------------------------------------
Order                                  259
--------------------------------------------------------------------------------
Order                      26
--------------------------------------------------------------------------------
Order                                  260
--------------------------------------------------------------------------------
Order                                  261
--------------------------------------------------------------------------------
Order                                  262
--------------------------------------------------------------------------------
Order                                  263
--------------------------------------------------------------------------------
Order                                  264
--------------------------------------------------------------------------------
Order                                  265
--------------------------------------------------------------------------------
Order                                  266
--------------------------------------------------------------------------------
Order                                  267
--------------------------------------------------------------------------------
Order                                  268
--------------------------------------------------------------------------------
Order                                  269
--------------------------------------------------------------------------------
Order                                               2691
--------------------------------------------------------------------------------
Order                                               2692
--------------------------------------------------------------------------------
Order                                               2693
--------------------------------------------------------------------------------
Order                                               2694
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                                                          3 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                               2695
--------------------------------------------------------------------------------
Order                                               2696
--------------------------------------------------------------------------------
Order                                               2697
--------------------------------------------------------------------------------
Order                      27
--------------------------------------------------------------------------------
Order                                  271
--------------------------------------------------------------------------------
Order                                  272
--------------------------------------------------------------------------------
Order                                  273
--------------------------------------------------------------------------------
Order                                  274
--------------------------------------------------------------------------------
Order                                  275
--------------------------------------------------------------------------------
Order                                  276
--------------------------------------------------------------------------------
Order                                  277
--------------------------------------------------------------------------------
Order                      28
--------------------------------------------------------------------------------
Order                                  280
--------------------------------------------------------------------------------
Order                                  281
--------------------------------------------------------------------------------
Order                                  282
--------------------------------------------------------------------------------
Order                                  283
--------------------------------------------------------------------------------
Order                                  284
--------------------------------------------------------------------------------
Order                                  285
--------------------------------------------------------------------------------
Order                                  286
--------------------------------------------------------------------------------
Order                                  287          2871
--------------------------------------------------------------------------------
Order                                               2872
--------------------------------------------------------------------------------
Order                                               2873
--------------------------------------------------------------------------------
Order                                               2874
--------------------------------------------------------------------------------
Order                      29
--------------------------------------------------------------------------------
Order                                  290
--------------------------------------------------------------------------------
Order                                  291
--------------------------------------------------------------------------------
Order                                  292
--------------------------------------------------------------------------------
Order                                  293
--------------------------------------------------------------------------------
Order                                  294
--------------------------------------------------------------------------------
Order                                  295
--------------------------------------------------------------------------------
Order                                  296
--------------------------------------------------------------------------------
Order                                  297
--------------------------------------------------------------------------------
Order                                  298
--------------------------------------------------------------------------------
Order                                  299
--------------------------------------------------------------------------------
Order         3
--------------------------------------------------------------------------------
Order                      30
--------------------------------------------------------------------------------
Order                      33
--------------------------------------------------------------------------------
Order                                  330
--------------------------------------------------------------------------------
Order                                  331
--------------------------------------------------------------------------------
Order                                  332
--------------------------------------------------------------------------------
Order                                               3320
--------------------------------------------------------------------------------
Order                                               3321
--------------------------------------------------------------------------------
Order                                               3322
--------------------------------------------------------------------------------
Order                                               3323
--------------------------------------------------------------------------------
Order                                               3324
--------------------------------------------------------------------------------
Order                                               3325
--------------------------------------------------------------------------------
Order                                               3326
--------------------------------------------------------------------------------
Order                                               3327
--------------------------------------------------------------------------------
Order                                               3328
--------------------------------------------------------------------------------
Order                                               3329
--------------------------------------------------------------------------------
Order                                  333
--------------------------------------------------------------------------------
Order                                  334
--------------------------------------------------------------------------------
Order                                  335
--------------------------------------------------------------------------------
Order                                  336
--------------------------------------------------------------------------------
                                                                            3360
--------------------------------------------------------------------------------
                                                                            3361
--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------


                                                                          4 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                               3362
--------------------------------------------------------------------------------
Order                                               3363
--------------------------------------------------------------------------------
Order                                               3364
--------------------------------------------------------------------------------
Order                                               3365
--------------------------------------------------------------------------------
Order                                               3366
--------------------------------------------------------------------------------
Order                                               3367
--------------------------------------------------------------------------------
Order                                  337
--------------------------------------------------------------------------------
Order                                               3370
--------------------------------------------------------------------------------
Order                                               3371
--------------------------------------------------------------------------------
Order                                               3372
--------------------------------------------------------------------------------
Order                                               3373
--------------------------------------------------------------------------------
Order                                               3374
--------------------------------------------------------------------------------
Order                                               3375
--------------------------------------------------------------------------------
Order                                               3376
--------------------------------------------------------------------------------
Order                                               3377
--------------------------------------------------------------------------------
Order                                               3378
--------------------------------------------------------------------------------
Order                                               3379
--------------------------------------------------------------------------------
Order                                  338
--------------------------------------------------------------------------------
Order                                               3381
--------------------------------------------------------------------------------
Order                                               3382
--------------------------------------------------------------------------------
Order                                               3383
--------------------------------------------------------------------------------
Order                                               3384
--------------------------------------------------------------------------------
Order                                               3385
--------------------------------------------------------------------------------
Order                                               3386
--------------------------------------------------------------------------------
Order                                               3387
--------------------------------------------------------------------------------
Order                                  339
--------------------------------------------------------------------------------
Order                      34
--------------------------------------------------------------------------------
Order                                  340
--------------------------------------------------------------------------------
Order                                  341
--------------------------------------------------------------------------------
Order                                  342          3420
--------------------------------------------------------------------------------
Order                                               3421
--------------------------------------------------------------------------------
Order                                               3422
--------------------------------------------------------------------------------
Order                                               3423
--------------------------------------------------------------------------------
Order                                               3424
--------------------------------------------------------------------------------
Order                                               3425
--------------------------------------------------------------------------------
Order                                               3426
--------------------------------------------------------------------------------
Order                                               3427
--------------------------------------------------------------------------------
Order                                               3428
--------------------------------------------------------------------------------
Order                                               3429
--------------------------------------------------------------------------------
Order                                  343
--------------------------------------------------------------------------------
Order                                               3431
--------------------------------------------------------------------------------
Order                                               3432
--------------------------------------------------------------------------------
Order                                               3433
--------------------------------------------------------------------------------
Order                                               3434
--------------------------------------------------------------------------------
Order                                               3435
--------------------------------------------------------------------------------
Order                                               3436
--------------------------------------------------------------------------------
Order                                               3437
--------------------------------------------------------------------------------
Order                                               3438
--------------------------------------------------------------------------------
Order                                  344
--------------------------------------------------------------------------------
Order                                               3441
--------------------------------------------------------------------------------
Order                                               3442
--------------------------------------------------------------------------------
Order                                               3443
--------------------------------------------------------------------------------
Order                                               3444
--------------------------------------------------------------------------------
Order                                               3445
--------------------------------------------------------------------------------
Order                                               3446
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------


                                                                          5 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                               3447
--------------------------------------------------------------------------------
Order                                               3448
--------------------------------------------------------------------------------
Order                                               3449
--------------------------------------------------------------------------------
Order                                  345
--------------------------------------------------------------------------------
Order                                  346
--------------------------------------------------------------------------------
Order                                               3460
--------------------------------------------------------------------------------
Order                                               3461
--------------------------------------------------------------------------------
Order                                               3462
--------------------------------------------------------------------------------
Order                                               3463
--------------------------------------------------------------------------------
Order                                               3464
--------------------------------------------------------------------------------
Order                                               3465
--------------------------------------------------------------------------------
Order                                               3466
--------------------------------------------------------------------------------
Order                                               3467
--------------------------------------------------------------------------------
Order                                               3468
--------------------------------------------------------------------------------
Order                                               3469
--------------------------------------------------------------------------------
Order                                  347
--------------------------------------------------------------------------------
Order                                               3471
--------------------------------------------------------------------------------
Order                                               3472
--------------------------------------------------------------------------------
Order                                               3473
--------------------------------------------------------------------------------
Order                                               3474
--------------------------------------------------------------------------------
Order                                               3475
--------------------------------------------------------------------------------
Order                                               3476
--------------------------------------------------------------------------------
Order                                               3477
--------------------------------------------------------------------------------
Order                                               3478
--------------------------------------------------------------------------------
Order                                  349
--------------------------------------------------------------------------------
Order                                               3490
--------------------------------------------------------------------------------
Order                                               3491
--------------------------------------------------------------------------------
Order                                               3492
--------------------------------------------------------------------------------
Order                                               3493
--------------------------------------------------------------------------------
Order                                               3494
--------------------------------------------------------------------------------
Order                                               3495
--------------------------------------------------------------------------------
Order                                               3496
--------------------------------------------------------------------------------
Order                                               3497
--------------------------------------------------------------------------------
Order                      35
--------------------------------------------------------------------------------
Order                                  350
--------------------------------------------------------------------------------
Order                                               3501
--------------------------------------------------------------------------------
Order                                               3502
--------------------------------------------------------------------------------
Order                                               3503
--------------------------------------------------------------------------------
Order                                               3504
--------------------------------------------------------------------------------
Order                                               3505
--------------------------------------------------------------------------------
Order                                  351
--------------------------------------------------------------------------------
Order                                  352
--------------------------------------------------------------------------------
Order                                               3520
--------------------------------------------------------------------------------
Order                                               3521
--------------------------------------------------------------------------------
Order                                               3522
--------------------------------------------------------------------------------
Order                                               3523
--------------------------------------------------------------------------------
Order                                               3524
--------------------------------------------------------------------------------
Order                                               3525
--------------------------------------------------------------------------------
Order                                               3526
--------------------------------------------------------------------------------
Order                                               3527
--------------------------------------------------------------------------------
Order                                               3528
--------------------------------------------------------------------------------
Order                                               3529
--------------------------------------------------------------------------------
Order                                  353
--------------------------------------------------------------------------------
Order                                               3531
--------------------------------------------------------------------------------
Order                                               3532
--------------------------------------------------------------------------------
Order                                               3533
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------


                                                                          6 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                               3535
--------------------------------------------------------------------------------
Order                                               3536
--------------------------------------------------------------------------------
Order                                               3537
--------------------------------------------------------------------------------
Order                                               3538
--------------------------------------------------------------------------------
Order                                  354
--------------------------------------------------------------------------------
Order                                  355
--------------------------------------------------------------------------------
Order                                  356
--------------------------------------------------------------------------------
Order                                  357
--------------------------------------------------------------------------------
Order                                               3571
--------------------------------------------------------------------------------
Order                                               3572
--------------------------------------------------------------------------------
Order                                               3573
--------------------------------------------------------------------------------
Order                                               3574
--------------------------------------------------------------------------------
Order                                               3575
--------------------------------------------------------------------------------
Order                                               3576
--------------------------------------------------------------------------------
Order                                               3577
--------------------------------------------------------------------------------
Order                                               3578
--------------------------------------------------------------------------------
Order                                               3579
--------------------------------------------------------------------------------
Order                                  358
--------------------------------------------------------------------------------
Order                                               3581
--------------------------------------------------------------------------------
Order                                               3582
--------------------------------------------------------------------------------
Order                                               3583
--------------------------------------------------------------------------------
Order                                               3584
--------------------------------------------------------------------------------
Order                                               3585
--------------------------------------------------------------------------------
Order                                               3586
--------------------------------------------------------------------------------
Order                                               3587
--------------------------------------------------------------------------------
Order                                               3588
--------------------------------------------------------------------------------
Order                                               3589
--------------------------------------------------------------------------------
Order                                  359
--------------------------------------------------------------------------------
Order                                               3591
--------------------------------------------------------------------------------
Order                                               3592
--------------------------------------------------------------------------------
Order                                               3593
--------------------------------------------------------------------------------
Order                                               3594
--------------------------------------------------------------------------------
Order                                               3595
--------------------------------------------------------------------------------
Order                                               3596
--------------------------------------------------------------------------------
Order                                               3597
--------------------------------------------------------------------------------
Order                      36
--------------------------------------------------------------------------------
Order                                  360
--------------------------------------------------------------------------------
Order                                  361
--------------------------------------------------------------------------------
Order                                  362
--------------------------------------------------------------------------------
Order                                               3620
--------------------------------------------------------------------------------
Order                                               3621
--------------------------------------------------------------------------------
Order                                               3622
--------------------------------------------------------------------------------
Order                                               3623
--------------------------------------------------------------------------------
Order                                               3624
--------------------------------------------------------------------------------
Order                                               3625
--------------------------------------------------------------------------------
Order                                               3626
--------------------------------------------------------------------------------
Order                                               3627
--------------------------------------------------------------------------------
Order                                               3628
--------------------------------------------------------------------------------
Order                                               3629
--------------------------------------------------------------------------------
Order                                  363
--------------------------------------------------------------------------------
Order                                  364
--------------------------------------------------------------------------------
Order                                               3641
--------------------------------------------------------------------------------
Order                                               3642
--------------------------------------------------------------------------------
Order                                               3643
--------------------------------------------------------------------------------
Order                                               3644
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------


                                                                          7 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                               3647
--------------------------------------------------------------------------------
Order                                               3648
--------------------------------------------------------------------------------
Order                                  365
--------------------------------------------------------------------------------
Order                                  366
--------------------------------------------------------------------------------
Order                                               3660
--------------------------------------------------------------------------------
Order                                               3661
--------------------------------------------------------------------------------
Order                                               3662
--------------------------------------------------------------------------------
Order                                               3663
--------------------------------------------------------------------------------
Order                                               3664
--------------------------------------------------------------------------------
Order                                               3665
--------------------------------------------------------------------------------
Order                                               3666
--------------------------------------------------------------------------------
Order                                               3667
--------------------------------------------------------------------------------
Order                                               3668
--------------------------------------------------------------------------------
Order                                               3669
--------------------------------------------------------------------------------
Order                                  367
--------------------------------------------------------------------------------
Order                                               3670
--------------------------------------------------------------------------------
Order                                               3671
--------------------------------------------------------------------------------
Order                                               3672
--------------------------------------------------------------------------------
Order                                               3673
--------------------------------------------------------------------------------
Order                                               3674
--------------------------------------------------------------------------------
Order                                               3675
--------------------------------------------------------------------------------
Order                                               3676
--------------------------------------------------------------------------------
Order                                               3677
--------------------------------------------------------------------------------
Order                                               3678
--------------------------------------------------------------------------------
Order                                               3679
--------------------------------------------------------------------------------
Order                                  368
--------------------------------------------------------------------------------
Order                                               3681
--------------------------------------------------------------------------------
Order                                               3682
--------------------------------------------------------------------------------
Order                                               3683
--------------------------------------------------------------------------------
Order                                               3684
--------------------------------------------------------------------------------
Order                                               3685
--------------------------------------------------------------------------------
Order                                               3686
--------------------------------------------------------------------------------
Order                                               3687
--------------------------------------------------------------------------------
Order                                  369
--------------------------------------------------------------------------------
Order                                               3691
--------------------------------------------------------------------------------
Order                                               3692
--------------------------------------------------------------------------------
Order                                               3693
--------------------------------------------------------------------------------
Order                                               3694
--------------------------------------------------------------------------------
Order                                               3695
--------------------------------------------------------------------------------
Order                                               3696
--------------------------------------------------------------------------------
Order                      37
--------------------------------------------------------------------------------
Order                                  371
--------------------------------------------------------------------------------
Order                                  372
--------------------------------------------------------------------------------
Order                                  373
--------------------------------------------------------------------------------
Order                                               3731
--------------------------------------------------------------------------------
Order                                               3732
--------------------------------------------------------------------------------
Order                                               3733
--------------------------------------------------------------------------------
Order                                               3734
--------------------------------------------------------------------------------
Order                                               3735
--------------------------------------------------------------------------------
Order                                               3736
--------------------------------------------------------------------------------
Order                                               3737
--------------------------------------------------------------------------------
Order                                               3738
--------------------------------------------------------------------------------
Order                                  374
--------------------------------------------------------------------------------
Order                                  375
--------------------------------------------------------------------------------
Order                                  376
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  377
--------------------------------------------------------------------------------
Order                      38
--------------------------------------------------------------------------------


                                                                          8 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  381
--------------------------------------------------------------------------------
Order                                  382
--------------------------------------------------------------------------------
Order                                               3820
--------------------------------------------------------------------------------
Order                                               3821
--------------------------------------------------------------------------------
Order                                               3822
--------------------------------------------------------------------------------
Order                                               3823
--------------------------------------------------------------------------------
Order                                               3829
--------------------------------------------------------------------------------
Order                                  383
--------------------------------------------------------------------------------
Order                                               3830
--------------------------------------------------------------------------------
Order                                               3831
--------------------------------------------------------------------------------
Order                                               3832
--------------------------------------------------------------------------------
Order                                               3833
--------------------------------------------------------------------------------
Order                                               3834
--------------------------------------------------------------------------------
Order                                               3835
--------------------------------------------------------------------------------
Order                                               3836
--------------------------------------------------------------------------------
Order                                               3837
--------------------------------------------------------------------------------
Order                                               3838
--------------------------------------------------------------------------------
Order                                               3839
--------------------------------------------------------------------------------
Order                                  384
--------------------------------------------------------------------------------
Order                                  385
--------------------------------------------------------------------------------
Order                                  386
--------------------------------------------------------------------------------
Order                                  387
--------------------------------------------------------------------------------
Order                                               3871
--------------------------------------------------------------------------------
Order                                               3872
--------------------------------------------------------------------------------
Order                                               3873
--------------------------------------------------------------------------------
Order                                               3874
--------------------------------------------------------------------------------
Order                                               3875
--------------------------------------------------------------------------------
Order                                               3876
--------------------------------------------------------------------------------
Order                                               3877
--------------------------------------------------------------------------------
Order                                               3878
--------------------------------------------------------------------------------
Order                                               3879
--------------------------------------------------------------------------------
Order                                  388
--------------------------------------------------------------------------------
Order                                               3381
--------------------------------------------------------------------------------
Order                                               3882
--------------------------------------------------------------------------------
Order                                               4383
--------------------------------------------------------------------------------
Order                                               4884
--------------------------------------------------------------------------------
Order                                               5385
--------------------------------------------------------------------------------
Order                                               5886
--------------------------------------------------------------------------------
Order                                               6387
--------------------------------------------------------------------------------
Order                      39
--------------------------------------------------------------------------------
Order                                  390
--------------------------------------------------------------------------------
Order                                               3900
--------------------------------------------------------------------------------
Order                                               3901
--------------------------------------------------------------------------------
Order                                               3902
--------------------------------------------------------------------------------
Order                                               3903
--------------------------------------------------------------------------------
Order                                               3904
--------------------------------------------------------------------------------
Order                                               3905
--------------------------------------------------------------------------------
Order                                               3906
--------------------------------------------------------------------------------
Order                                               3907
--------------------------------------------------------------------------------
Order                                               3908
--------------------------------------------------------------------------------
Order                                               3909
--------------------------------------------------------------------------------
Order                                  391
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  392
--------------------------------------------------------------------------------
Order                                               3920
--------------------------------------------------------------------------------
Order                                               3921
--------------------------------------------------------------------------------
Order                                               3922
--------------------------------------------------------------------------------


                                                                          9 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                               3923
--------------------------------------------------------------------------------
Order                                               3924
--------------------------------------------------------------------------------
Order                                               3925
--------------------------------------------------------------------------------
Order                                               3926
--------------------------------------------------------------------------------
Order                                               3927
--------------------------------------------------------------------------------
Order                                               3928
--------------------------------------------------------------------------------
Order                                               3929
--------------------------------------------------------------------------------
Order                                  393
--------------------------------------------------------------------------------
Order                                               3931
--------------------------------------------------------------------------------
Order                                               3932
--------------------------------------------------------------------------------
Order                                               3933
--------------------------------------------------------------------------------
Order                                               3934
--------------------------------------------------------------------------------
Order                                               3935
--------------------------------------------------------------------------------
Order                                               3936
--------------------------------------------------------------------------------
Order                                               3937
--------------------------------------------------------------------------------
Order                                               3938
--------------------------------------------------------------------------------
Order                                               3939
--------------------------------------------------------------------------------
Order                                  394
--------------------------------------------------------------------------------
Order                                               3940
--------------------------------------------------------------------------------
Order                                               3941
--------------------------------------------------------------------------------
Order                                               3942
--------------------------------------------------------------------------------
Order                                               3943
--------------------------------------------------------------------------------
Order                                               3944
--------------------------------------------------------------------------------
Order                                               3945
--------------------------------------------------------------------------------
Order                                               3946
--------------------------------------------------------------------------------
Order                                               3947
--------------------------------------------------------------------------------
Order                                               3948
--------------------------------------------------------------------------------
Order                                               3949
--------------------------------------------------------------------------------
Order                                  395
--------------------------------------------------------------------------------
Order                                  396
--------------------------------------------------------------------------------
Order                                  397
--------------------------------------------------------------------------------
Order                                  398
--------------------------------------------------------------------------------
Order                                               3981
--------------------------------------------------------------------------------
Order                                               3982
--------------------------------------------------------------------------------
Order                                               3983
--------------------------------------------------------------------------------
Order                                               3984
--------------------------------------------------------------------------------
Order                                               3985
--------------------------------------------------------------------------------
Order                                               3986
--------------------------------------------------------------------------------
Order                                               3987
--------------------------------------------------------------------------------
Order                                               3988
--------------------------------------------------------------------------------
Order                                  399
--------------------------------------------------------------------------------
Order                                               3991
--------------------------------------------------------------------------------
Order                                               3992
--------------------------------------------------------------------------------
Order                                               3993
--------------------------------------------------------------------------------
Order                                               3994
--------------------------------------------------------------------------------
Order                                               3995
--------------------------------------------------------------------------------
Order                                               3996
--------------------------------------------------------------------------------
Order                                               3997
--------------------------------------------------------------------------------
Order                                               3998
--------------------------------------------------------------------------------
Order                                               3999
--------------------------------------------------------------------------------
Order         4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                      40
--------------------------------------------------------------------------------
Order                      41
--------------------------------------------------------------------------------
Order                                  410
--------------------------------------------------------------------------------
Order                                  412
--------------------------------------------------------------------------------
Order                                  413
--------------------------------------------------------------------------------
Order                                  414
--------------------------------------------------------------------------------


                                                                         10 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  415
--------------------------------------------------------------------------------
Order                                  416
--------------------------------------------------------------------------------
Order                                  417
--------------------------------------------------------------------------------
Order                                  418
--------------------------------------------------------------------------------
Order                                  419
--------------------------------------------------------------------------------
Order                      42
--------------------------------------------------------------------------------
Order                                  420
--------------------------------------------------------------------------------
Order                                  421
--------------------------------------------------------------------------------
Order                                  422
--------------------------------------------------------------------------------
Order                                  423
--------------------------------------------------------------------------------
Order                                  424
--------------------------------------------------------------------------------
Order                                  425
--------------------------------------------------------------------------------
Order                                  426
--------------------------------------------------------------------------------
Order                                  427
--------------------------------------------------------------------------------
Order                                  428
--------------------------------------------------------------------------------
Order                                  429
--------------------------------------------------------------------------------
Order                      43
--------------------------------------------------------------------------------
Order                                  430
--------------------------------------------------------------------------------
Order                                  431
--------------------------------------------------------------------------------
Order                                  432
--------------------------------------------------------------------------------
Order                                  433
--------------------------------------------------------------------------------
Order                                  434
--------------------------------------------------------------------------------
Order                                  435
--------------------------------------------------------------------------------
Order                                  436
--------------------------------------------------------------------------------
Order                                  437
--------------------------------------------------------------------------------
Order                                  438
--------------------------------------------------------------------------------
Order                                  439
--------------------------------------------------------------------------------
Order                      44
--------------------------------------------------------------------------------
Order                                  440
--------------------------------------------------------------------------------
Order                                  441
--------------------------------------------------------------------------------
Order                                  442
--------------------------------------------------------------------------------
Order                                  443
--------------------------------------------------------------------------------
Order                                  444
--------------------------------------------------------------------------------
Order                                  445
--------------------------------------------------------------------------------
Order                                  446
--------------------------------------------------------------------------------
Order                                  447
--------------------------------------------------------------------------------
Order                                  448
--------------------------------------------------------------------------------
Order                                  449
--------------------------------------------------------------------------------
Order                      45
--------------------------------------------------------------------------------
Order                                  450
--------------------------------------------------------------------------------
Order                                  451
--------------------------------------------------------------------------------
Order                                  452
--------------------------------------------------------------------------------
Order                                  453
--------------------------------------------------------------------------------
Order                                  454
--------------------------------------------------------------------------------
Order                                  455
--------------------------------------------------------------------------------
Order                                  456
--------------------------------------------------------------------------------
Order                      46
--------------------------------------------------------------------------------
                                       460
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  461
--------------------------------------------------------------------------------
Order                                  462
--------------------------------------------------------------------------------
Order                                  463
--------------------------------------------------------------------------------
Order                                  464
--------------------------------------------------------------------------------
Order                                  465
--------------------------------------------------------------------------------
Order                                  466
--------------------------------------------------------------------------------
Order                                  467
--------------------------------------------------------------------------------
Order                                  468
--------------------------------------------------------------------------------


                                                                         11 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                      47
--------------------------------------------------------------------------------
Order                                  470
--------------------------------------------------------------------------------
Order                                  471
--------------------------------------------------------------------------------
Order                                  472
--------------------------------------------------------------------------------
Order                                  473
--------------------------------------------------------------------------------
Order                                  474
--------------------------------------------------------------------------------
Order                                  475
--------------------------------------------------------------------------------
Order                                  476
--------------------------------------------------------------------------------
Order                                  477
--------------------------------------------------------------------------------
Order                                  478
--------------------------------------------------------------------------------
Order                                  479
--------------------------------------------------------------------------------
Order                      48
--------------------------------------------------------------------------------
Order                                  480
--------------------------------------------------------------------------------
Order                                  481
--------------------------------------------------------------------------------
Order                                  482
--------------------------------------------------------------------------------
Order                                  483
--------------------------------------------------------------------------------
Order                                  484
--------------------------------------------------------------------------------
Order                                  485
--------------------------------------------------------------------------------
Order                                  486
--------------------------------------------------------------------------------
Order                                  487
--------------------------------------------------------------------------------
Order                                  488
--------------------------------------------------------------------------------
Order                                  489
--------------------------------------------------------------------------------
Order                      49
--------------------------------------------------------------------------------
Order                                  490
--------------------------------------------------------------------------------
Order                                  491
--------------------------------------------------------------------------------
Order                                  492
--------------------------------------------------------------------------------
Order                                  493
--------------------------------------------------------------------------------
Order                                  494
--------------------------------------------------------------------------------
Order                                  495
--------------------------------------------------------------------------------
Order                                  496
--------------------------------------------------------------------------------
Order                                  497
--------------------------------------------------------------------------------
Order         5
--------------------------------------------------------------------------------
Order                      50
--------------------------------------------------------------------------------
Order                                  502
--------------------------------------------------------------------------------
Order                                  503
--------------------------------------------------------------------------------
Order                                  504
--------------------------------------------------------------------------------
Order                                  505
--------------------------------------------------------------------------------
Order                                  506
--------------------------------------------------------------------------------
Order                                  507
--------------------------------------------------------------------------------
Order                                  508
--------------------------------------------------------------------------------
Order                      51
--------------------------------------------------------------------------------
Order                                  510
--------------------------------------------------------------------------------
Order                                  511
--------------------------------------------------------------------------------
Order                                  512
--------------------------------------------------------------------------------
Order                                  513
--------------------------------------------------------------------------------
Order                                  514
--------------------------------------------------------------------------------
Order                                  515
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  516
--------------------------------------------------------------------------------
Order                                  517
--------------------------------------------------------------------------------
Order                                  518
--------------------------------------------------------------------------------
Order                                  519
--------------------------------------------------------------------------------
Order                      52
--------------------------------------------------------------------------------
Order                                  520
--------------------------------------------------------------------------------
Order                                  521
--------------------------------------------------------------------------------
Order                                  522
--------------------------------------------------------------------------------
Order                                  523
--------------------------------------------------------------------------------
Order                                  524
--------------------------------------------------------------------------------


                                                                         12 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  525
--------------------------------------------------------------------------------
Order                                  526
--------------------------------------------------------------------------------
Order                                  527
--------------------------------------------------------------------------------
Order                                  528
--------------------------------------------------------------------------------
Order                                  529
--------------------------------------------------------------------------------
Order                      53
--------------------------------------------------------------------------------
Order                                  530
--------------------------------------------------------------------------------
Order                                  531
--------------------------------------------------------------------------------
Order                                  532
--------------------------------------------------------------------------------
Order                                  533
--------------------------------------------------------------------------------
Order                                  534
--------------------------------------------------------------------------------
Order                                  535
--------------------------------------------------------------------------------
Order                                  536
--------------------------------------------------------------------------------
Order                                  537
--------------------------------------------------------------------------------
Order                                  538
--------------------------------------------------------------------------------
Order                      54
--------------------------------------------------------------------------------
Order                                  540
--------------------------------------------------------------------------------
Order                                  541
--------------------------------------------------------------------------------
Order                                  542
--------------------------------------------------------------------------------
Order                                  543
--------------------------------------------------------------------------------
Order                                  544
--------------------------------------------------------------------------------
Order                                  545
--------------------------------------------------------------------------------
Order                                  546
--------------------------------------------------------------------------------
Order                                  547
--------------------------------------------------------------------------------
Order                                  548
--------------------------------------------------------------------------------
Order                                  549
--------------------------------------------------------------------------------
Order                      55
--------------------------------------------------------------------------------
Order                                  550
--------------------------------------------------------------------------------
Order                                  551
--------------------------------------------------------------------------------
Order                                  552
--------------------------------------------------------------------------------
Order                                  553
--------------------------------------------------------------------------------
Order                                  554
--------------------------------------------------------------------------------
Order                                  555
--------------------------------------------------------------------------------
Order                                  556
--------------------------------------------------------------------------------
Order                                  557
--------------------------------------------------------------------------------
Order                                  558
--------------------------------------------------------------------------------
Order                                  559
--------------------------------------------------------------------------------
Order                      56
--------------------------------------------------------------------------------
Order                                  560
--------------------------------------------------------------------------------
Order                                  561
--------------------------------------------------------------------------------
Order                                  562
--------------------------------------------------------------------------------
Order                                  563
--------------------------------------------------------------------------------
Order                                  564
--------------------------------------------------------------------------------
Order                                  565
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  566
--------------------------------------------------------------------------------
Order                                  567
--------------------------------------------------------------------------------
Order                                  568
--------------------------------------------------------------------------------
Order                                  569
--------------------------------------------------------------------------------
Order                      57
--------------------------------------------------------------------------------
Order                                  570
--------------------------------------------------------------------------------
Order                                  571
--------------------------------------------------------------------------------
Order                                  572
--------------------------------------------------------------------------------
Order                                  573
--------------------------------------------------------------------------------
Order                                  574
--------------------------------------------------------------------------------
Order                                  575
--------------------------------------------------------------------------------
Order                                  576
--------------------------------------------------------------------------------


                                                                         13 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  577
--------------------------------------------------------------------------------
Order                      58
--------------------------------------------------------------------------------
Order                                  580
--------------------------------------------------------------------------------
Order                                  581
--------------------------------------------------------------------------------
Order                                  582
--------------------------------------------------------------------------------
Order                                  583
--------------------------------------------------------------------------------
Order                                  584
--------------------------------------------------------------------------------
Order                                  585
--------------------------------------------------------------------------------
Order                                  586
--------------------------------------------------------------------------------
Order                                  587
--------------------------------------------------------------------------------
Order                                  588
--------------------------------------------------------------------------------
Order                      59
--------------------------------------------------------------------------------
Order                                  590
--------------------------------------------------------------------------------
Order                                  591
--------------------------------------------------------------------------------
Order                                  592
--------------------------------------------------------------------------------
Order                                  593
--------------------------------------------------------------------------------
Order                                  594
--------------------------------------------------------------------------------
Order                                  595
--------------------------------------------------------------------------------
Order                                  596
--------------------------------------------------------------------------------
Order                                  597
--------------------------------------------------------------------------------
Order         6
--------------------------------------------------------------------------------
Order                      60
--------------------------------------------------------------------------------
Order                                  600
--------------------------------------------------------------------------------
Order                                  601
--------------------------------------------------------------------------------
Order                                  602
--------------------------------------------------------------------------------
Order                                  603
--------------------------------------------------------------------------------
Order                                  604
--------------------------------------------------------------------------------
Order                                  605
--------------------------------------------------------------------------------
Order                                  606
--------------------------------------------------------------------------------
Order                                  607
--------------------------------------------------------------------------------
Order                                  608
--------------------------------------------------------------------------------
Order                                  609
--------------------------------------------------------------------------------
Order                      61
--------------------------------------------------------------------------------
Order                                  610
--------------------------------------------------------------------------------
Order                                  611
--------------------------------------------------------------------------------
Order                                  612
--------------------------------------------------------------------------------
Order                                  613
--------------------------------------------------------------------------------
Order                                  614
--------------------------------------------------------------------------------
Order                                  615
--------------------------------------------------------------------------------
Order                                  616
--------------------------------------------------------------------------------
Order                                  617
--------------------------------------------------------------------------------
Order                                  618
--------------------------------------------------------------------------------
Order                                  619
--------------------------------------------------------------------------------


                                                                         14 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                      62
--------------------------------------------------------------------------------
Order                                  620
--------------------------------------------------------------------------------
Order                                  621
--------------------------------------------------------------------------------
Order                                  622
--------------------------------------------------------------------------------
Order                                               6220
--------------------------------------------------------------------------------
Order                                               6221
--------------------------------------------------------------------------------
Order                                               6222
--------------------------------------------------------------------------------
Order                                               6223
--------------------------------------------------------------------------------
Order                                               6224
--------------------------------------------------------------------------------
Order                                               6225
--------------------------------------------------------------------------------
Order                                               6226
--------------------------------------------------------------------------------
Order                                               6227
--------------------------------------------------------------------------------
Order                                               6228
--------------------------------------------------------------------------------
Order                                               6229
--------------------------------------------------------------------------------
Order                                  623
--------------------------------------------------------------------------------
Order                                  624
--------------------------------------------------------------------------------
Order                                  625
--------------------------------------------------------------------------------
Order                                  626
--------------------------------------------------------------------------------
Order                                  627
--------------------------------------------------------------------------------
Order                                               6271
--------------------------------------------------------------------------------
Order                                               6272
--------------------------------------------------------------------------------
Order                                               6273
--------------------------------------------------------------------------------
Order                                               6274
--------------------------------------------------------------------------------
Order                                               6275
--------------------------------------------------------------------------------
Order                                               6276
--------------------------------------------------------------------------------
Order                                  628
--------------------------------------------------------------------------------
Order                                  629
--------------------------------------------------------------------------------
Order                      63
--------------------------------------------------------------------------------
Order                                  630
--------------------------------------------------------------------------------
Order                                  631
--------------------------------------------------------------------------------
Order                                  632
--------------------------------------------------------------------------------
Order                                  633
--------------------------------------------------------------------------------
Order                                  634
--------------------------------------------------------------------------------
Order                                  635
--------------------------------------------------------------------------------
Order                                  636
--------------------------------------------------------------------------------
Order                                  637
--------------------------------------------------------------------------------
Order                                  638
--------------------------------------------------------------------------------
Order                                  639
--------------------------------------------------------------------------------
Order                      64
--------------------------------------------------------------------------------
Order                                  640
--------------------------------------------------------------------------------
Order                                  641
--------------------------------------------------------------------------------
Order                                  642
--------------------------------------------------------------------------------
Order                                  643
--------------------------------------------------------------------------------
Order                                  644
--------------------------------------------------------------------------------
Order                                  645
--------------------------------------------------------------------------------
Order                                  646
--------------------------------------------------------------------------------
Order                                  647
--------------------------------------------------------------------------------
Order                                  648
--------------------------------------------------------------------------------
Order                      65
--------------------------------------------------------------------------------
Order                                  650
--------------------------------------------------------------------------------
Order                                  651
--------------------------------------------------------------------------------
Order                                  652
--------------------------------------------------------------------------------
Order                                  653
--------------------------------------------------------------------------------
Order                                  654
--------------------------------------------------------------------------------
Order                                  655
--------------------------------------------------------------------------------
Order                                  656
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------


                                                                         15 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  657
--------------------------------------------------------------------------------
Order                                  658
--------------------------------------------------------------------------------
Order                                  659
--------------------------------------------------------------------------------
Order                      66
--------------------------------------------------------------------------------
Order                                  661
--------------------------------------------------------------------------------
Order                                  662
--------------------------------------------------------------------------------
Order                                  663
--------------------------------------------------------------------------------
Order                                  664
--------------------------------------------------------------------------------
Order                                  665
--------------------------------------------------------------------------------
Order                                  666
--------------------------------------------------------------------------------
Order                                  667
--------------------------------------------------------------------------------
Order                                  668
--------------------------------------------------------------------------------
Order                                  669
--------------------------------------------------------------------------------
Order                      67
--------------------------------------------------------------------------------
Order                                  670
--------------------------------------------------------------------------------
Order                                  671
--------------------------------------------------------------------------------
Order                                  672
--------------------------------------------------------------------------------
Order                                  673
--------------------------------------------------------------------------------
Order                                  674
--------------------------------------------------------------------------------
Order                                  675
--------------------------------------------------------------------------------
Order                                  676
--------------------------------------------------------------------------------
Order                                  677
--------------------------------------------------------------------------------
Order                                  678
--------------------------------------------------------------------------------
Order
--------------------------------------------------------------------------------
Order                      68
--------------------------------------------------------------------------------
Order                                  680
--------------------------------------------------------------------------------
Order                                  681
--------------------------------------------------------------------------------
Order                                  682
--------------------------------------------------------------------------------
Order                                  683
--------------------------------------------------------------------------------
Order                                  684
--------------------------------------------------------------------------------
Order                                  685
--------------------------------------------------------------------------------
Order                                  686
--------------------------------------------------------------------------------
Order                                  687
--------------------------------------------------------------------------------
Order                                  688
--------------------------------------------------------------------------------
Order                                  689
--------------------------------------------------------------------------------
Order                      69
--------------------------------------------------------------------------------
Order         7
--------------------------------------------------------------------------------
Order                      70
--------------------------------------------------------------------------------
Order                                  702
--------------------------------------------------------------------------------
Order                                  703
--------------------------------------------------------------------------------
Order                                  704
--------------------------------------------------------------------------------
Order                                  705
--------------------------------------------------------------------------------
Order                                  706
--------------------------------------------------------------------------------
Order                                  707
--------------------------------------------------------------------------------
Order                                  708
--------------------------------------------------------------------------------
Order                      71
--------------------------------------------------------------------------------
Order                                  711
--------------------------------------------------------------------------------
Order                                  712
--------------------------------------------------------------------------------
Order                                  713
--------------------------------------------------------------------------------
Order                                  714
--------------------------------------------------------------------------------
Order                                  715
--------------------------------------------------------------------------------
Order                                  716
--------------------------------------------------------------------------------
Order                                  717
--------------------------------------------------------------------------------
Order                                  718
--------------------------------------------------------------------------------
Order                                  719
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------


                                                                         16 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------
Order                      72
--------------------------------------------------------------------------------
Order                                  720
--------------------------------------------------------------------------------
Order                                  721
--------------------------------------------------------------------------------
Order                                  722
--------------------------------------------------------------------------------
Order                                  723
--------------------------------------------------------------------------------
Order                                  724
--------------------------------------------------------------------------------
Order                                  725
--------------------------------------------------------------------------------
Order                                  726
--------------------------------------------------------------------------------
Order                                  727
--------------------------------------------------------------------------------
Order                      73
--------------------------------------------------------------------------------
Order                                  730
--------------------------------------------------------------------------------
Order                                  731
--------------------------------------------------------------------------------
Order                                  732
--------------------------------------------------------------------------------
Order                                  733
--------------------------------------------------------------------------------
Order                                  734
--------------------------------------------------------------------------------
Order                                  735
--------------------------------------------------------------------------------
Order                                  736
--------------------------------------------------------------------------------
Order                                  737
--------------------------------------------------------------------------------
Order                                  738
--------------------------------------------------------------------------------
Order                                  739
--------------------------------------------------------------------------------
Order                      74
--------------------------------------------------------------------------------
Order                                  740
--------------------------------------------------------------------------------
Order                                  741
--------------------------------------------------------------------------------
Order                                  742
--------------------------------------------------------------------------------
Order                                  743
--------------------------------------------------------------------------------
Order                                  744
--------------------------------------------------------------------------------
Order                                  745
--------------------------------------------------------------------------------
Order                                  746
--------------------------------------------------------------------------------
Order                                  747
--------------------------------------------------------------------------------
Order                                  748
--------------------------------------------------------------------------------
Order                      75
--------------------------------------------------------------------------------
Order                                  750
--------------------------------------------------------------------------------
Order                                  751
--------------------------------------------------------------------------------
Order                                  752
--------------------------------------------------------------------------------
Order                                  753
--------------------------------------------------------------------------------
Order                                  754
--------------------------------------------------------------------------------
Order                                  755
--------------------------------------------------------------------------------
Order                                  756
--------------------------------------------------------------------------------
Order                                  757
--------------------------------------------------------------------------------
Order                                  758
--------------------------------------------------------------------------------
Order                      76
--------------------------------------------------------------------------------
Order                                  760
--------------------------------------------------------------------------------
Order                                  761
--------------------------------------------------------------------------------
Order                                  762
--------------------------------------------------------------------------------
Order                                  763
--------------------------------------------------------------------------------
Order                                  764
--------------------------------------------------------------------------------
Order                                  765
--------------------------------------------------------------------------------
Order                                  766
--------------------------------------------------------------------------------
Order                                  767
--------------------------------------------------------------------------------
Order                                  768
--------------------------------------------------------------------------------
Order                      77
--------------------------------------------------------------------------------
Order                                  770
--------------------------------------------------------------------------------
Order                                  771
--------------------------------------------------------------------------------
Order                                  772
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------


                                                                         17 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  773
--------------------------------------------------------------------------------
Order                                  774
--------------------------------------------------------------------------------
Order                                  775
--------------------------------------------------------------------------------
Order                                  776
--------------------------------------------------------------------------------
Order                                  777
--------------------------------------------------------------------------------
Order                      78
--------------------------------------------------------------------------------
Order                                  780
--------------------------------------------------------------------------------
Order                                  781
--------------------------------------------------------------------------------
Order                                  782
--------------------------------------------------------------------------------
Order                                  783
--------------------------------------------------------------------------------
Order                                  784
--------------------------------------------------------------------------------
Order                                  785
--------------------------------------------------------------------------------
Order                      79
--------------------------------------------------------------------------------
Order                                  790
--------------------------------------------------------------------------------
Order                                  791
--------------------------------------------------------------------------------
Order                                  792
--------------------------------------------------------------------------------
Order                                  793
--------------------------------------------------------------------------------
Order                                  794
--------------------------------------------------------------------------------
Order                                  795
--------------------------------------------------------------------------------
Order                                  796
--------------------------------------------------------------------------------
Order                                  797
--------------------------------------------------------------------------------
Order         8
--------------------------------------------------------------------------------
Order                      80
--------------------------------------------------------------------------------
Order                                  802
--------------------------------------------------------------------------------
Order                                  803
--------------------------------------------------------------------------------
Order                                  804
--------------------------------------------------------------------------------
Order                                  805
--------------------------------------------------------------------------------
Order                                  806
--------------------------------------------------------------------------------
Order                                  807
--------------------------------------------------------------------------------
Order                                  808
--------------------------------------------------------------------------------
Order                                  809
--------------------------------------------------------------------------------
Order                      81
--------------------------------------------------------------------------------
Order                                  810
--------------------------------------------------------------------------------
Order                                  811
--------------------------------------------------------------------------------
Order                                  812
--------------------------------------------------------------------------------
Order                                  813
--------------------------------------------------------------------------------
Order                                  814
--------------------------------------------------------------------------------
Order                                  815
--------------------------------------------------------------------------------
Order                                  816
--------------------------------------------------------------------------------
Order                                  817
--------------------------------------------------------------------------------
Order                                  818
--------------------------------------------------------------------------------
Order                                  819
--------------------------------------------------------------------------------
Order                      82
--------------------------------------------------------------------------------
Order                                  820
--------------------------------------------------------------------------------
Order                                  821
--------------------------------------------------------------------------------
Order                                  822
--------------------------------------------------------------------------------
Order                                  823
--------------------------------------------------------------------------------
Order                                  824
--------------------------------------------------------------------------------
Order                                  825
--------------------------------------------------------------------------------
Order                                  826
--------------------------------------------------------------------------------
Order                                  827
--------------------------------------------------------------------------------
Order                                  828
--------------------------------------------------------------------------------
Order                                  829
--------------------------------------------------------------------------------
Order                      83
--------------------------------------------------------------------------------
Order                                  830
--------------------------------------------------------------------------------
Order                                  831
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ICP-P:
--------------------------------------------------------------------------------
NU:
--------------------------------------------------------------------------------
DATE OF ORDER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Order                                  832
--------------------------------------------------------------------------------


                                                                         18 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


--------------------------------------------------------------------------------
Order                                  833
--------------------------------------------------------------------------------
Order                                  834
--------------------------------------------------------------------------------
Order                                  835
--------------------------------------------------------------------------------
Order                                  836
--------------------------------------------------------------------------------
Order                                  837
--------------------------------------------------------------------------------
Order                                  838
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DATE OF ORDER:
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                                                                         19 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


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                                                                         20 (21)

                                         Interconnection Contract with FirstMark
                                   1.3 Traffic data of network interworking (NU)


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                           Signatures
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                                                                         21 (21)

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX C

                                      TEST

                     Interconnection Contract with FirstMark
                                  Confidential


INTRODUCTION

Inter-operability tests are a fundamental element to ensure safety of network operation, the maintenance of network integrity and its functionality.

By the mutually carried out inter-operability tests [comprising conformance test, compatability test, inter-operability proof in the effective network (IOP-NW)], the contract parties ensure for their technical equipment interconnected via ICAs that the specifications agreed upon and their networks are not affected.

1           DUTIES TO COOPERATE

Both contract parties mutually undertake to cooperate for a successful completion of the inter-operability test. This does include the active cooperation by the contract parties' test personnel concerning preparation of test lists and documents that are relevant for the test, the order and provision of a test connection in time, the active cooperation during the execution of the test and evaluation of the results (especially regarding the agreement of the test report and elimination of malfunctions).

2           OCCASIONS FOR TESTS

2.1         FIRST INTERCONNECTION

When the telephone networks of the contract parties are interconnected for the first time, the WHOLE technical equipment (system type) used by the contract parties at the network interworking are subject to the inter-operability test procedures described under item 3 ff. of this contract.

2.2         FUTURE MODIFICATION MEASURES

The contract parties undertake to inform the other party via the contact persons indicated under item 6 about modification measures at their technical equipment at the network interworking, if they are interface-relevant, and to achieve a mutual agreement on the scope of test measures required for the implemented changes. An unrestricted effective operation for these modifications should be started only after the agreed test procedures have been finished successfully.

                     Interconnection Contract with FirstMark
                                  Confidential


2.2.1       HARDWARE CHANGES

Basic, interface-relevant hardware changes at the technical equipment at the network interworking require inter-operability tests. Especially the implementation of new systems at the network interworking that were not tested at the first interconnection of the telephone networks (other manufacturer, system type/product variant, system version) requires the full scope of procedures described under item 3 ff. below.

2.2.2       SOFTWARE CHANGES

Basic, interface-relevant software changes at the technical equipment at the network interworking that do influence the call process, the control of ISDN features or the acquisition of billing data, are subject to inter-operability tests.

2.2.3       CHANGES OF ARRANGED SERVICES OR OF SERVICE FEATURES

If the performance offer shall be extended between the contract parties by changing the arranged services and/or ISDN features with signalling relevance at the network interworking, inter-operability tests must be carried out for the changed services.

3           INTER-OPERABILITY TESTS

The inter-operability test is a three-stage test procedure consisting of a conformance test, a compatability test (in test network) and the inter-operability proof in the effective network (IOP-NW).

3.1         CONFORMANCE TEST

The conformance test carried out prior to the compatibility test (interconnection of the test networks) according to section 3.2 checks whether the technical equipment does support all essential functions important for the interconnection or whether there is a malfunction existing that is in conflict with an interconnection. As for the technical assessment of the conformance, both contract parties are obliged to make conformance test reports available according to item 3.1.1 for their technical equipment used at the network interworking.

                     Interconnection Contract with FirstMark
                                  Confidential


3.1.1       CONFORMANCE TEST REPORT ACCORDING TO ITU-T

For conformance assessment, both contract parties will provide a complete conformance test report for the compliance with the interface specification according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS and the services and ISDN features supported at the interface according to ENCLOSURE C - SERVICE PORTFOLIO in correspondence with the current ITU-T/ETSI standards for validation/conformance testing of white paper implementations. These are in detail for the

-     Message Transfer Part Level 2 (MTP L2):   ITU-T Q.781

-     Message Transfer Part Level 3 (MTP L3):   ITU-T Q.782

-     ISDN User Part (ISUP):                    ITU-T Q.784 or

                                                ETSI Final Draft prETS 300 356-
                                                31 to 36

In case functions of other application- and/or user parts are agreed upon in future, the special test standards of ITU-T and/or ETSI do apply. The interface specification agreed upon according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS is decisive.

The conformance report comprises the following documents:

SYSTEM CONFORMANCE TEST REPORT (SCTR) including the respective confirmations which standards are supported by the technical equipment at the network interworking, the identification (manufacturer, system type / product variant, system version) of the system under test (SUT).

PROTOCOL CONFORMANCE TEST REPORT (PCTR) for the respective tested protocol including the special information about the implementation under test (IUT).

TEST CAMPAIGN REPORT as a list of results of all test procedures with entries in the relevant columns. Especially

-     the non-performance of test cases is to be marked and reasoned,

-     failed tests are to be marked with the result Fail and explained.

CONFORMANCE-LOGS as a record of the interface data during the conformance tests.

                     Interconnection Contract with FirstMark
                                  Confidential


3.2         COMPATIBILITY TESTS

Compatibility tests are based on the ITU-T standardized, current test lists for conformance/validation- and compatibility testing. The test lists valid are in detail (corresponding to Annex 1 to this Annex):

-     Message Transfer Part Level 2 (MTP L2):               ITU-T Q.781
-     Message Transfer Part Level 3 (MTP L3):               ITU-T Q.782
-     ISDN User Part, Basic Call (ISUP):                    ITU-T Q.784
-     ISDN User Part, Supplementary Services (ISUP):        ITU-T Q.788

In addition to the above mentioned standards, the test lists are supplemented by the contract parties by further points regarding the national and network specific particularities (e.g. emergency right, portability of dial numbers, selection of connection network provider).

Tests to be carried out due to future modification measures (according to item 2.2) are generally based on the respective current international ITU-T and/or ETSI test standards.
If such standards are not available, test specifications of national groups (e.g. the working team ,,Technical and operating questions of numbering and network interconnection") are taken or suitable test procedures are mutually created by the contract parties.

As an alternative to the compatibility test described under item 3.2.1 to 3.2.5, compatibility may also be proved by presenting a manufacturer's certificate. That certificate must contain

a) a test report according to item 3.2.5 for a technical equipment of the same product and
b) the manufacturer's guarantee that all interface-relevant elements of the technical equipment are identical with those for which a test report mentioned under a) has been created and thus, they will lead to an identical test result. In addition, the hardware and software designations of the technical equipment are to be stated in the test report format.

                     Interconnection Contract with FirstMark
                                  Confidential


3.2.1       TEST PREPARATION AND ARRANGEMENT OF A TEST DATE

As a preparation for the compatibility test, the system data are exchanged between the contract parties. The relevant test cases are to be selected from the test lists, a test sequence plan to be prepared and the connection of the systems to be tested is to be arranged.

The date for the compatibility test will be agreed upon by the contract parties. To do so, FirstMark will contact the Telekom contact partner indicated under item 6 to determine a test window. The test window offered by the Telekom is to be confirmed in writing by FirstMark within 7 calendar days. If a confirmed test window is cancelled later than 8 weeks prior to its beginning, the cancellation fees stated in ENCLOSURE D - PRICE are to be paid.

3.2.1.1     SYSTEM DATA

The contract parties are obliged to exchange and to agree upon at least the following system data:

-     signalling point codes (SPC)
-     VNB- and TNB identification
-     test dial numbers
-     allocation of channels for central signalling channels (ZZK)
-     number of useful channels and related circuit identification codes (CIC)
-     test configuration MTP
-     test configuration ISUP

3.2.1.2     TEST PERFORMANCE PLAN

The contract parties undertake to create a test performance plan on the basis of the test lists under item 3.2.

The test performance plan contains the following items:

-     start and end of the compatibility tests
-     locations of the exchange plants
-     system data according to item 3.2.1.1
-     selected test cases
-     contact persons

                     Interconnection Contract with FirstMark
                                  Confidential


3.2.1.3     REGISTRATION TESTS

In addition to the scope of tests under item 3.2.1.2, the contract parties will also test the systems of call data collection.
A mututal exchange of the collected billing data (communication data records) shall show possibly existing deviations in registration. Such deviations are usually caused by the different time acquisition methods implemented in the special exchange plants. Deviations of +/- 1 second per connection are generally the result.

The data collected in the systems of the contract parties shall be evaluated for the following test connections:

Duration less than or equal to 1 second
Duration less than 1 minute
Duration less than 15 minutes
Duration greater than 15 minutes and < 30 minutes
Duration greater than 60 minutes and < 120 minutes
Duration greater than 24 hours (change of date!)

3.2.1.4     CONNECTION OF TEST NETWORKS

For the connection of test networks, FirstMark must inform the Telekom 6 weeks prior to start of the test window for the compatibility test at the latest about the following:
-     terminal of the test line
-     contact partner for the test line
-     address for invoice.

The required quantity of standard fixed lines digital 2MU for the test procedure will be provided by the Telekom in accordance with the standard form contract conditions valid. The costs for these standard fixed lines are equally borne by the contract parties.

3.2.2       PERFORMANCE OF COMPATIBILITY TESTS

In conformity with the requirements of a test lab, the contract parties undertake to operate the test systems and test devices with the validated software and hardware version valid for the intended interconnection.

The contract parties are obliged to carry out the compatibility tests by competent specialized personnel in German language by efficiently using the normal working period. For details please see the test performance plan.

                     Interconnection Contract with FirstMark
                                  Confidential


3.2.3       CATEGORIZATION OF MALFUNCTION

The detected malfunctions are categorized by the contract parties according to their development and effective area:

CATEGORY 1

Effect of error:
- The error impede seriously further tests because it is not possible to use important functions.
-     Registration tests: no comparable data are available.

Consequences:
-     Interruption of compatibility tests.
-     Maybe a longer waiting time for a correction.

Correction:
Correction measures are to be arranged immediately.

Comment:
The first written comment is to be made within 24 hours, however, at the latest on the next working day.

CATEGORY 2

Effect of error:
- Essential parts of the functions according to ITU-T standards cannot be used.
- Deviations of the call time of the registration test are greater than +/- 1 second.

Correction:
Correction of that malfunction is to be effected until the start of the inter-operability proof in the effective network at the latest.

Comment:
The first written comment is to be made within 7 calendar days.

                     Interconnection Contract with FirstMark
                                  Confidential


CATEGORY 3

Effect of error:
The provided functions according to ITU-T standards cannot be used completely.

Correction:
Correction of that malfunction is to be effected
-     until the start of the unrestricted effective operation or
- after start of the unrestricted effective operation at the latest with the date to be agreed upon.

Comment:
The first written comment is to be made within 7 calendar days.

CATEGORY 4

Effect of error:
- The provided functions according to ITU-T standards cannot be used completely.
- Only slight impeding, or the function is presently not being used/supported in one of the networks.

Correction:
Correction of that malfunction can be effected
- after start of the unrestricted effective operation with the date to be agreed upon or
-     with the next software hub at the latest.

Comment:
The first written comment is to be made within 7 calendar days.

                     Interconnection Contract with FirstMark
                                  Confidential


CATEGORY 5

Effect of error:
The deviations from the standards do not have any direct effect on the protocol sequences or on functionalities of the interconnection services. Explanations and clarification of the problem are required.

Comment:
The first written comment is to be made immediately within 7 calendar days. After having clarified the situation it is determined whether a malfunction is concerned in the special case. That malfunction will then be assigned to the special category (1 to 4).

3.2.4       MALFUNCTION CONSEQUENCES

Each contract party is responsible for the elimination/correction of the malfunctions occurring in his network. Serious malfunctions of category 1 that impede further tests or that cannot be corrected immediately, result in a test stop. In that case, the contract parties will agree upon a new test series and a test window according to item 3.2.1 to start the tests again.

If one contract party does not provide the conformance test report of an accredited test lab, the other contract party reserves the right to stop the test procedure in case of complications during the compatibility tests caused by a lack of conformance. Resumption of the tests can then be made only after presentation of a conformance test report by an accredited lab.

Serious malfunctions of categories 1 and 2 have to be corrected prior to the inter-operability proof in the effective network. The success of such correction is to be proved by new tests.

                     Interconnection Contract with FirstMark
                                  Confidential


Apart from that, the following periods for elimination of malfunctions do apply:

Error categories and periods for correction for the inter-operability tests:

--------------------------------------------------------------------------------
  CATEGORY       1           2             3            4              5
--------------------------------------------------------------------------------
Effect of     Error        Most of      Provided     Provided     Explanations/
error         impedes      provided     functions    functions    clarifications
              further      functions    cannot be    cannot be    are
              tests        cannot be    used         used         required
              seriously,   used         completely   completely,
              no KDS       (DELTA)t                  but no
                           >+/- 1sec.                direct
                                                     negative
                                                     effect
--------------------------------------------------------------------------------
Correction    Immediately. Up to        Prior to     After
                           beginning    start of     unrestricted
                           of IOP in    unrestricted effective
                           effective    effective    operation
                           network.     operation    with the
                                        or after     date to be
                                        unrestricted agreed or
                                        effective    with the
                                        operation    next
                                        at the       software
                                        latest       hub at the
                                        with the     latest.
                                        date to be
                                        agreed.
--------------------------------------------------------------------------------
First         Next         Within 7     Within 7     Within 7     Within 7
comment       working      calendar     calendar     calendar     calendar
              day.         days.        days.        days.        days.
--------------------------------------------------------------------------------

Generally, the error is to be corrected as soon as possible.

3.2.5       TEST REPORT

The test report documents all test results, especially the detected and categorized malfunctions as well as the requirement for repeated tests, if necessary.
Agreement on the test report is made by the contract parties and the report is signed. It is regarded as a business secret of the contract parties. Disclosure to third persons is allowed only after written approval of both contract parties.

3.3.        INTER-OPERABILITY PROOF IN THE EFFECTIVE NETWORK (IOP-NW)

The inter-operability proof in the effective network serves for the stability check under real network conditions. It shall guarantee - after commissioning of new traffic relations (item 2.1 ,,First interconnection" and item 2.2.1 ,,Hardware changes") between two gateways - that connections can be established successfully. In case of modification measures according to item 2.2.2 ,,Software changes" nad item 2.2.3 ,,Change of arranged services or service features", the IOP-NW shall ensure that new services or ISDN features do not affect the effective operation already existing.

                     Interconnection Contract with FirstMark
                                  Confidential


3.3.1       ODZ FOR THE IOP-NW

The IOP-NW is generally carried out at two OdZ that will mutually be selected by the contract parties. A prerequisite for the start of the IOP-NW is that FirstMark has realized the connection network for these OdZ. For the IOP-NW, two ICAs are required at each OdZ (as for ICAs variants ,,double support" two ICAs per VE:N). The necessary ICAs are ordered by FirstMark according to ANNEX B - ORDER / PROVISION.

3.3.2       TESTS IN THE IOP-NW

3.3.2.1     TEST PERFORMANCE PLAN FOR THE IOP-NW

The contract parties will mutually make up a test performance plan for the IOP-NW, regulating among others the following details:

-     selected OdZ in the IOP-NW (3.3.1)
-     test dial numbers
-     dates
-     test points to be performed (3.3.2.2)

Especially for preparation of the billing test, further details have to be agreed upon according to item 3.3.2.2.3:

      o ,billing test period', start date and duration (7 calendar days at least)
      o billing window within the ,billing test period' for comparison of the details
      o     scope / quantity of KDS
      o     data exchange

3.3.2.2     TEST STEPS IN THE IOP-NW

Selection of the test steps is individually based on the service portfolio agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.
The following services and ISDN features will be performed between the terminal equipment in both telephone networks, or via the connection network of FirstMark, if FirstMark acts only as connection network carrier. The terminal equipment protocols offered in both telephone networks are to be combined.

The following test steps are carried out for the arranged services and ISDN features:

                     Interconnection Contract with FirstMark
                                  Confidential


3.3.2.2.1   BASIC SERVICES

o connections between terminal equipment in both telephone networks, in both directions each, including functional test of the selection of the connection network carrier and dial number portability.
      Here, the test connections of the following subscriber lines should be set up:

      -     ANIS
      -     ITR6
      -     DSS1
      -     GSM
      -     line of analog origin

3.3.2.2.2   OPTIONAL / ADDITIONAL SERVICES

o     connections to the special services (e.g. information service, service
      130)
o international connections including selection of the connection network carrier and dial number portability.

At all test connections, the connection time should not be under 3 minutes.

3.3.2.2.3   CHECK OF BILLING SYSTEMS

Within the billing test period, daily values of each bill item (number of minutes and calls) are compared.
Within a special billing window of max. 3 calendar days, a detailed comparison is made on the basis of the single call data. During that detailed comparison, no other tests may be carried out.

After termination of the billing test period, each contract party will provide its daily values and toll ticketing within 14 calendar days to the other party.

The contract parties compare the values within 14 calendar days and in cases of possible deviations, they will try to achieve a mutual clarification.

Within the frame of a closing discussion, the results of the test, deviations and causes are logged and made available for the preparation of the stability report according to section 3.3.5.

In case it is not possible to clarify deviations that endanger correct billings, a new billing test is to be performed.

                     Interconnection Contract with FirstMark
                                  Confidential


3.3.3       CATEGORIZATION OF MALFUNCTION

The detected malfunctions are categorized by the contract parties according to their development and effective area:

CATEGORY 1

Effect of error:
The error is serious because it is not possible to use important ICAs functions, especially, if no billing data are existing.

Consequences:
- Interruption of the inter-operability proof, disconnection of networks, if required.
-     Maybe a longer waiting time for a correction.

Immediate measures:
Measures to correct the error are to be taken during and outside the normal business hours (24 hours service).

Correction:
Corrective measures are to be taken immediately. The malfunction has to be neutralized as quickly as possible. Correction period is 30 calendar days.

Comment:
The first written comment is to be made within 24 hours, however, on the next working day at the latest.

CATEGORY 2

Effect of error:
Essential parts of the functions according to the ITU-T standards cannot be used, deviations from the billing tests are >1% of the call minutes.

Immediate measures:
Measures to correct the error are to be taken during the normal business hours, however, on the next working day at the latest.

Correction:
The malfunction is to be corrected until the start of the unrestricted effective operation. The period is 30 calendar days.

Comment:
The first written comment is to be made within 7 calendar days.

                     Interconnection Contract with FirstMark
                                  Confidential


CATEGORY 3

Effect of error:
Provided functions according to the ITU-T standards cannot be used completely.

Correction:
The malfunction is to be corrected until the start of the unrestricted effective operation with the date to be agreed upon. The period is 60 calendar days.

Comment:
The first written comment is to be made within 7 calendar days.

CATEGORY 4

Effect of error:
-     Provided functions according to ITU-T standards cannot be used completely.
-     Only slight impeding.

Correction:
That malfunction can be corrected either
- after start of the unrestricted effective operation with the date to be agreed upon (period is 90 calendar days) or
-     with the next software hub at the latest.

Comment:
The first written comment is to be made within 7 calendar days.

3.3.4       MALFUNCTION CONSEQUENCES

Each contract party is responsible for the elimination/correction of the malfunctions occurring in his network. Serious malfunctions of category 1 impeding the restricted effective operation or which cannot be corrected immediately, result in a stop of the IOP-NW or in a disconnection of the networks, if required.

Other serious malfunctions of categories 1 and 2 have to be corrected prior to the unrestricted effective operation. The success of such correction is to be proved by new tests, in the test network or, if required by the type of malfunction, in the effective network.

                     Interconnection Contract with FirstMark
                                  Confidential


Apart from that, the following periods for elimination of malfunctions do apply:

Error categories and periods for correction for the inter-operability tests in the effective network:

--------------------------------------------------------------------------------
  CATEGORY       1                2               3               4
--------------------------------------------------------------------------------
Effect of     Important       Essential        Provided       Provided
error         functions       parts of         functions      functions
              cannot be       provided         cannot be      cannot be
              used, error     functions        used           used
              seriously       cannot be        comletely      comletely,
              impedes         used,                           but no direct
              further test    deviation in                    negative
              procedure, no   billing test                    effect
              billing data    >1% of call
              existing.       minutes.
--------------------------------------------------------------------------------
Correction    Immediately.    Until            Prior to       After
                              beginning of     start of       effective
                              effective        effective      operation
                              operation at     operation      with the date
                              the latest       or after       to be agreed
                                               effective      or with the
                                               operation      next software
                                               at a           hub at the
                                               binding        latest.
                                               date.
--------------------------------------------------------------------------------
First         Next working    Within 7         Within 7       Within 7
comment       day.            calendar days.   calendar       calendar days.
                                               days.
--------------------------------------------------------------------------------

Generally, the error is to be corrected as soon as possible.

3.3.5       STABILITY REPORT

The stability report documents all results of the IOP-NW, especially the detected and categorized malfunctions.

The stability report is mutually prepared, agreed upon and signed by the contract parties. At the end of the IOP-NW, the contract parties have to agree in the stability report upon the following points:

o     Requirement and, if required, date for additional tests.
o     Dates for the correction of other detected malfunctions.

The test procedure ends with the positive termination of the IOP-NW - i.e. all malfunctions of category 1 and 2 have been corrected in the opinion of both contract parties.

                     Interconnection Contract with FirstMark
                                  Confidential


4           BEARING THE COSTS

Costs for test stops and additional tests to be performed due to accepted malfunctions are to be borne by that contract party being responsible for the malfunction. If the malfunction is caused by both parties, the costs will be equally shared.

Obligation to bear the costs is limited to a maximum of 100,000.- DM per test stop. The costs are calculated per cancelled test day with a daily lump sum of 5,000.- DM.

Except the costs for cancellation of test windows (3.2.1), test stops and additional tests (para. 1, p. 1), costs for the transmission route (3.2.1.4) as well as for the connections established during the IOP-NW, there will not be any mutual charging of costs.

5           LIABILITY

In addition to the main part referring liability, the following rules do apply for liability during the test procedures:

For events causing damages that result from the nature of the test procedure, the contract parties exclude the mutual liability.

With the positive termination of the IOP-NW, both contract parties have proved the prerequisite for a release of an unrestricted effective operation on the basis of the tested components.

It is not possible to claim damages from the test result in the case of malfunctions in the unrestricted effective operation.

6           CONTACT PERSONS

The contract parties appoint the following contact persons for the test procedures:

6.1         TELEKOM CONTACT PERSON

Mr. Ulrich Harzen

Postal address and telecontacts:

Niederlassung 1 Dusseldorf
Support Center - Interconnection-Test
Hellersbergstr. 35
41460 Neuss

Tel.: (02 11) 8 85 - 1 86 01
Fax: (02 11) 8 85 - 1 86 09

6.2         FIRSTMARK CONTACT PERSON

[Name]

Postal address and telecontacts:

Tel.:
Fax:

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX D

                                    OPERATION

                     Interconnection Contract with FirstMark
                                  Confidential


                                LIST OF CONTENTS

1     INTRODUCTION                                                            3

2     PREREQUISITES TO START AN UNRESTRICTED EFFECTIVE OPERATION              3

3     CONTACT PERSONS                                                         3

4     OPERATION                                                               4

4.1 How to treat plannable measures that (disconnections, software change, 4 maintenance activities etc.)
4.2   Reporting procedure in case of non-compliance with the network          5
      transmission probability
4.3   Traffic management measures                                             5
4.4 Measuring methods to check the threshold value according to Part 1 of 6 the ENCLOSURE C - SERVICE PORTFOLIO

5     FAILURE MANAGEMENT                                                      7

5.1   Types of failure and options for interference suppression               7
5.2   Reporting procedure for unforeseeable failures                          7
5.3   Agreements on support during trouble shooting and fault elimination     7

6     TEST CONNECTIONS                                                        7

7     NETWORK SAFETY                                                          8

7.1   Blocking of destinations, services and features that have not been      8
      agreed
7.2   Protection of networks (forced separation)                              8
7.3   Clearing up of manipulations                                            8

8     PUBLIC SAFETY                                                           9

9     ESCALATION PROCEDURE                                                    9

9.1   Escalation steps                                                        9
9.2   Starting the escalation procedure                                       9
9.3   Continuation of the escalation procedure                                10
9.4   Escalation periods                                                      10

                     Interconnection Contract with FirstMark
                                  Confidential


1           INTRODUCTION

This annex is the basis for the operational arrangements for the Interconnection Contract between the Telekom and FirstMark.

2           PREREQUISITES TO START AN UNRESTRICTED EFFECTIVE OPERATION

The Telekom informs FirstMark about the time of providing the network interworking. From that time on, the telephone network of FirstMark can be connected at the OdZ with the telephone network of the Telekom.

Prerequisite for a start of an unrestricted effective operation is the performance and successful termination of the test procedures described in ANNEX C - TEST as well as the start-up test described in ANNEX B - ORDER / PROVISION.

3           CONTACT PERSONS

Each contract party appoints a central reporting office, manned for 24 hours a day. It is only these reporting offices that execute the recording procedure for the operational information exchange.

Requirements on the reporting office:

1.    Available around the clock (under the same call number);
2. Manned with personnel that is qualified for the receipt/acceptance of failure reports:
3.    Business language is German;
4.    Seat of reporting office is in Europe.

The special reporting offices are listed in ANNEX H - CONTACT PERSON.

                     Interconnection Contract with FirstMark
                                  Confidential


4           OPERATION

4.1 HOW TO TREAT PLANNABLE MEASURES THAT (DISCONNECTIONS, SOFTWARE CHANGE, MAINTENANCE ACTIVITIES ETC.)

Both contract parties are obliged to report plannable measures at ICAs in their sphere of responsibility (section between network interworking exchange office and contract relevant interchange point = NU) or at the network interworking exchange offices.

The contract parties' obligation of informing each other does also comprise every plannable measure in the respective telephone network of the contract parties that might have interface relevant consequences.

4.1.1       REPORTING PROCEDURE AND PERIODS

The following periods for execution of plannable measures are determined:
o     daily from 3:00 to 5:30 o'clock
o on every first Sunday of a month for extensive work which cannot be finished within the daily periods.

The report must include:
o person in charge of the reporting person, including telephone and fax number;
o complete line designations or name of the IC-VE:N / GW names (VstKNo.) (please compare order data);
o     reference (disconnection number);
o     start time of planned activity (date and time);
o     probable duration of the planned activity;
o     data referring to changes and disconnections;
o expected effects on the performances agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

Report is made by means of a reporting form for plannable measures (enclosure
1), first by telefax to the reporting office mentioned in item 3.
Both contract parties inform each other about plannable activities. Report about such an activity is to be made in time, however, at least five working days prior to the scheduled start date of that activity. In case one of the contract parties does have justified objections against a plannable measure announced that way, a bilateral agreement is to be made between both contact persons within two working days from receipt of the telefax, under consideration of the justified interests of both contract parties.
The contract parties confirm the receipt of the report about a plannable activity. If no further reaction to an announced plannable activity is noted within one working day, it is regarded as accepted by the contract parties.

                     Interconnection Contract with FirstMark
                                  Confidential


In case the period of five working days prior to start of a plannable measure cannot be met due to the urgency of the measure, a bilateral discussion betweeen the contract parties should take place with the aim of achieving an agreement.

4.1.2       FUNCTIONAL TESTS

If the contract parties request functional tests after termination of the plannable measure, covering also the telephone network of the other contract party, such tests are to be registered at the reporting office mentioned under item 3 along with the announcement of the plannable measure.

The contract parties will immediately do their best to achieve an agreement about the desired functional tests.

4.2 REPORTING PROCEDURE IN CASE OF NON-COMPLIANCE WITH THE NETWORK TRANSMISSION PROBABILITY

The network transmission probability (NDW) is continuously checked by the Telekom. Should FirstMark have the justified presumption that the actual transmission probability is considerable under the agreed value, he is entitled, by presenting his own measuring results, to demand a proof within 4 weeks. Report is to be made to the reporting office mentioned under item 3, by enclosing own measuring results, first of all by telefax.

4.3         TRAFFIC MANAGEMENT MEASURES

To eliminate or avoid a bottleneck (e.g. by repression or dynamic overload) in the traffic handling within the telephone networks of the respective contract parties and between these telephone networks, the contract parties are entitled to monitor the traffic and to take traffic management measures, if required. The contract parties undertake to inform each other about such traffic management measures that influence traffic portions of the other contract party.

The contract parties undertake to provide suitable measures and tools for detection and elimination of bottleneck situations. This does especially apply to mass calls outside the mass calls to fixed destinations (please see chapter
10.1 of the specification ,,Handling of mass traffic").

The contract parties undertake to meet in case of mass calls to fixed destinations, the call rate upper limits at the network interfaces according to the specification ,,Handling of mass traffic" passed by the AKNN (Working team ,,Technical and operating questions of numbering and network interconnection"). Exception according to chapter 11.2 of the mentioned specification is only valid, if agreed upon in the individual case by both contract partners.

                     Interconnection Contract with FirstMark
                                  Confidential


4.3.1       TRAFFIC MEASUREMENT PARAMETER

The contract parties will support each other with problems during traffic handling by means of a suitable selection of the following traffic measurement parameters:

Traffic measurement parameters are:
o     erlang values;
o     scattering values;
o     BHCA;
o     CAPS;
o     ASR;
o     tariff time windows;
o     daily traffic curves;
o     MABEZ (mass calls to fixed destination) detection.

4.4 MEASURING METHODS TO CHECK THE THRESHOLD VALUE ACCORDING TO PART 1 OF THE ENCLOSURE C - SERVICE PORTFOLIO

In order to determine whether threshold values are exceeded, traffic measurements are carried out. Here the total traffic of the interconnection services agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS is measured per OdZ as follows:
The traffic is measured over nine successive days each, starting on a Saturday over five working days as well as two Saturdays and two Sundays. One average value each is determined according to ITU (Time-Consistent Busy Hour -TCBH - according to ITU-T recommendation E.500) for these days based on quarter-of-an-hour values. The highest average value for one coherent hour between 09:00 and 21:00 o'clock is to be used for the determination of a threshold value excess (busy hour).

Afterwards, the traffic intensity determined by the highest average value is distributed on the basic catchment area allocated to the respective OdZ. This is done on the basis of at least 200 call attempts.

The traffic intensity is to be reduced by that portion of connections within the frame of the interconnection services inquired by FirstMark, which is transferred by FirstMark (to geographical and non-geographical call numbers) close to source or (to geographical call numbers) close to destination. This is the case, when the source or the destination of the connections is in that basic catchment area of the OdZ where the traffic measurement is carried out.

A threshold value is exceeded, when the traffic intensity for the traffic from and to the respective basic catchment area exceeds 48.8 erlang.

                     Interconnection Contract with FirstMark
                                  Confidential


5           FAILURE MANAGEMENT

5.1         TYPES OF FAILURE AND OPTIONS FOR INTERFERENCE SUPPRESSION

The types of failure and options for interference suppression are described in ENCLOSURE E - QUALITY.

5.2         REPORTING PROCEDURE FOR UNFORESEEABLE FAILURES

If a contract party detects failure of an ICAs in his own sphere of responsibility, he is obliged to report this immediately to the reporting office of the other contract party indicated in item 3.

Reporting is done by means of the reporting form for failures (enclosure 2), first by telefax, to the reporting office indicated in item 3. The report must include at least:

o     reference (failure number);
o     telephone/fax number;
o     person in charge;
o     date and time of failure;
o     complete line designation;
o     detailed description of failure.

Elimination of acute failures can result in unforeseeable termination of operation. In such cases, the contract party will be informed immediately.

5.3         AGREEMENTS ON SUPPORT DURING TROUBLE SHOOTING AND FAULT ELIMINATION

The contract parties will support each other free of charge during trouble shooting and fault elimination at an ICAs, if required, to an appropriate extent. If such a support during trouble shooting and fault elimination is not granted, the delays resulting from that will not be calculated as failure time.

6           TEST CONNECTIONS

Test connections can be agreed upon between both contract parties in the unrestricted effective operation, by means of which a representative cross section of all configurations existing in the telephone network (types of connection and agreed features) can be checked.

                     Interconnection Contract with FirstMark
                                  Confidential


7           NETWORK SAFETY

7.1         BLOCKING OF DESTINATIONS, SERVICES AND FEATURES THAT HAVE NOT BEEN
            AGREED

The contract parties have to take care that no traffic to non-agreed destinations or services or with non-agreed features is transferred to the telephone network of the other contract party at the network interworkings.

Destinations, services and features not agreed upon are those ones, for which the contract parties did not arrange an access according to ANNEX G - MUTUAL PERFORMANCE RELATIONS.

7.2         PROTECTION OF NETWORKS (FORCED SEPARATION)

One cannot exclude completely that problems within a connected telephone network will have a negative effect on the network interworking exchange office or the telephone network of the other contract party behind it.
Each contract party is entitled in that case, and in cases where the measures to fulfill the basic requirements according to item 19 of the Interconnection Contract main part are not fulfilled, to arrange a forced network separation as the last mean, after thorough consideration on circumstances, effects and consequences. This is either done by configuration measures in dialog with the exchange office or by separation of transmission routes.
The other contract party has to be informed immediately about that, in accordance with the reporting procedure for unforeseeable failures described under item 5.2.

7.3         CLEARING UP OF MANIPULATIONS

The contract parties offer each other their performances regarding possible manipulations according to ENCLOSURE C - SERVICE PORTFOLIO at usual safety standards of their respective telephone network and undertake to support each other with clearing up of such manipulations. Should a contract party have the justified presumption that the arranged performance is affected by manipulations, especially by interference add-ons in the telephone network of the other party, he may, by giving a report to the reporting office mentioned under item 3, demand from the other contract party to clear up the manipulations. In that case, the other contract party will immediately carry out investigations to the extent he regards as appropriate. If no verifiable manipulations are found out, the costs resulting are to be borne by that contract party that has arranged the investigation.

                     Interconnection Contract with FirstMark
                                  Confidential


8           PUBLIC SAFETY

If official directives or public safety do require a partial or complete end of operation, the contract parties will inform each other immediately according to the reporting procedure for unforeseeable failures described under item 5.2.

9           ESCALATION PROCEDURE

9.1         ESCALATION STEPS

In case that it is not possible to comply with the procedures for reporting and settlement of plannable activities (item 4.1) and failures (item 5) as well as reporting of non-compliance of the network transmission probability (item 4.3), the contract parties agree upon the following escalation steps via which an escalation can be carried out, if required.

Telekom                                    FirstMark

(1. HEAD OF REPORTING OFFICE)             (1.         )
(2. RESPONSIBLE GROUP EXECUTIVE)          (2.         )
(3. RESPONSIBLE HEAD OF DEPARTMENT)       (3.         )

On each escalation step, the contract parties will do their best to come to an agreement. If no agreement can be achieved, the next escalation step can be started by means of the procedure described under item 9.2 and 9.3 and within the periods mentioned under item 9.4.

9.2         STARTING THE ESCALATION PROCEDURE

Each contract party can initiate the escalation procedure - under the prerequisites mentioned under item 9.1 - by sending an escalation note from the head of his central reporting office to the head of the central reporting office of the other contract party (1. escalation step). The escalation note can be sent by fax, telephone or e-mail and must contain not only the original report but also the detailed listing of those items for which the normal procedure could not be complied with, that's to say for which the contract parties could not come to an agreement.

                     Interconnection Contract with FirstMark
                                  Confidential


9.3         CONTINUATION OF THE ESCALATION PROCEDURE

If the contract parties do not achieve any agreement on escalation step 1, each party has the right to initiate escalation step 2. To do so, a note has to be sent to the other party's contact person appointed for escalation step 2. This can be done either by telefax, telephone or e-mail and must contain not only the items stated under 9.2 but also the reasons for the failure on the first escalation step. In case an agreement cannot be achieved on the 2. escalation step, each contract party can start escalation step 3. The regulations from escalation step 1 to escalation step 2 apply accordingly.

9.4         ESCALATION PERIODS

The following periods are valid for the initiation of escalation steps:

--------------------------------------------------------------------------------
      EVENTS          1. ESC. STEP         2. ESC. STEP        3. ESC. STEP
--------------------------------------------------------------------------------
Plannable            2 working days      4 WD after first    5 WD after first
activities           (WD) after first    report              report
                     report
--------------------------------------------------------------------------------
Plannable            after exceeding     10 hrs after        18 hrs after
activities not       the deadline        exceeding the       exceeding the
carried out acc.                         deadline            deadline
to schedule
--------------------------------------------------------------------------------
Expiry of the        2 hrs after         10 hrs after        18 hrs after
max. interference    expiry of the       expiry of the       expiry of the
suppression          max.                max.                max.
period acc. to       interference        interference        interference
ENCL. E - QUALITY    suppression         suppression         suppression
                     period              period              period
--------------------------------------------------------------------------------
Determination        1 week after        2 weeks after       4 weeks after
regarding NDW is     exceeding the       exceeding the       exceeding the
not supplied acc.    period              period              period
to schedule
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


ENCLOSURE 1

                     REPORTING FORM FOR PLANNABLE ACTIVITIES

Reported by:                              Fax confirmation:

REPORTING OFFICE DEUTSCHE TELEKOM         REPORTING OFFICE ICP

Disconnection. no.:
Process no.:                              Disconnection. no.:
Fax no.:                                  Fax no.:
Tel. no.:                                 Tel. no.:
Person in charge:                         Person in charge:
Date, time:                               Date, time:

THE FOLLOWING LINES ARE AFFECTED BY DISCONNECTION:

Order No.  /  Line key no.  /  ORDNR  /  ERW  /  End station a  /  End station B

START:                                    END:

Connecting constr. measures         Work at U-network       Hardware
Traffic relation                    Others                  Software
(qualitative, quantitative)

Remark:

DATE FOR DISCONNECTION
ACCEPTED                            YES                     NO

Remark:

Return information by:                          on:

                     Interconnection Contract with FirstMark
                                  Confidential


ENCLOSURE 2

                           REPORTING FORM FOR FAILURES

Reported by:                              Fax confirmation:

REPORTING OFFICE DEUTSCHE TELEKOM         REPORTING OFFICE ICP

Failure no.:                              Failure no.:
Fax no.:                                  Fax no.:
Tel. no.:                                 Tel. no.:
Person in charge:                         Person in charge:
Date, time:                               Date, time:

DECENTRAL OPERATION DEUTSCHE TELEKOM      DECENTRAL OPERATION ICP

Branch:                                   Branch:
Person in charge:                         Person in charge:
Tel. no.:                                 Tel. no.:
Process no.:                              Process no.:

LINE DESIGNATION

Order number  /  Line key number  /  Ordinal number  /  Add. name

            End station A                 End station B

 START:                                   END:

DESCRIPTION OF FAILURE:

RETURN INFORMATION    failure at ICP            failure at Telekom
                      other failures            no failure found

Description:

Enclosures        First report            Interm. report    Final report

                  Name:                   Name:             Name:
                  Date:                   Date:             Date:

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX E

                                   COLLOCATION

                     Interconnection Contract with FirstMark
                                  Confidential


                                LIST OF CONTENTS

1       STANDARD COLLOCATION ROOM                                           3

1.1     Constructional features                                             3
1.2     Electrotechnical features                                           4
1.3     Handing-over of the room                                            4

2       RULES FOR ACCESS                                                    5

3       RULES FOR USE                                                       6

3.1     Use of the collocation room                                         6
3.2     Management of keys and equipment of the IZS                         8

4       CABLE INLET AND CABLE ROUTING IN THE TELEKOM BUILDING               9

                     Interconnection Contract with FirstMark
                                  Confidential


1           STANDARD COLLOCATION ROOM

1.1         CONSTRUCTIONAL FEATURES

1.1.1 The collocation room is a standardized, separate room that may be used by FirstMark on their own authority for installation and operation of transmission terminal equipment.

1.1.2 The collocation room is located in a multifunction room. The collocation rooms will be separated against the Telekom rooms according to fire resistance class F90 (DIN4102).

1.1.3       Standard area is 10 qm.

1.1.4 The collocation room has a minimum width of 2.5 m and a clear space height of 2.9 m.

1.1.5       The load capacity of the ceiling is max. 8 kN/qm.

1.1.6 The ceiling and the walls of the collocation room are smooth and painted in a light tone. The floor covering is resistant to mechanical load, slide blocking, antistatic and deriving. (DIN 54346).

1.1.7       The collocation room has a steel door (min. dimension 0.95 x 1.95)
            (T30) having a safety lock and will be equipped with an intelligent entry control system (IZS).

1.1.8 There is no window in the collocation room. If windows are existing in the danger zone, the outside windowpane does usually impede smashing (A1 to A3) and sometimes also breaking. Apart from that, the Telekom can take special safety precautions, if required, that will be charged to FirstMark separately.

1.1.9       There is no water supply in the collocation room.

1.1.10      The collocation room does not have any heater.

                     Interconnection Contract with FirstMark
                                  Confidential


1.2         ELECTROTECHNICAL FEATURES

1.2.1 The collocation room is equipped with the following electrical supply:

            -     basic illumination at the ceiling, light switches, socket
            - low voltage supply (230/400 V, 50 Hz, 3kVA), locked in the interchange case
            - secured energy supply GEV (direct voltage, 60V; 1kW), uninterruptable (up to 2 hours after power failure), locked in the interchange case

1.2.2 The bottom half of the DS2Vt located in the collocation room, presents the interchange point.

1.2.3 The collocation room is connected to the existing earth connection system of the Telekom FPE (Funktion Potential Erde = function potential earth).

1.2.4 The climate model R12 according to DIN50019, part 3 or ETS 300019-1-3, part 1-3, environmental class 3.1, is valid for the collocation room. For the RLT plant, a dissipation power of 1kW per room is taken into consideration.

1.3         HANDING-OVER OF THE ROOM

            The collocation room as well as the code cards and the keys are handed over to FirstMark within the frame of a local inspection. An acception certificate is prepared that is to be signed by both contract parties. With that, also the rules for the resident are accepted.

                     Interconnection Contract with FirstMark
                                  Confidential


2           RULES FOR ACCESS

2.1 The outer doors of the building with a collocation room impede burglary and are equipped with an intelligent entry control system
            (IZS), if allowed by the technical and operational possibilities.

2.2 The collocation room can be reached by FirstMark in correspondence with the local conditions only by the existing routes within the building (stairs, floors).

2.3         FirstMark can enter the collocation room any time.

2.4 Apart from the access to the collocation room, FirstMark has admission only to the nearest toilet. FirstMark has no entry to the other rooms or technical equipment in the building.

2.5 FirstMark ensures that only personnel authorized by him can enter the building and the collocation room, as far as required within the operational scope.

2.6 FirstMark ensures that the personnel authorized by him can prove its identity by an admission card with photograph, company name and name of the person. This card is to be worn visibly during their stay in the Telekom building. The Telekom reserves the right to make legitimation controls.

2.7 FirstMark will allow only those persons to enter the collocation room and the Telekom building that have to do work within the scope of establishment and operation of the equipment inside the collocation room.

2.8 FirstMark permits the Telekom the access to the collocation room during the control inspections of the building, building maintenance and repair of the technical building equipment, during cleaning as well as during limitation and elimination of failures. The Telekom has to announce FirstMark a planned access in time. In cases of acute danger, especially for the purpose of fast elimination of operational breakdowns, the Telekom may enter the collocation room of FirstMark any time (caretaker function).

2.9 All activities in the Telekom building up to the interchange point will be carried out exclusively by the Telekom or by third parties authorized by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


3           RULES FOR USE

3.1         USE OF THE COLLOCATION ROOM

3.1.1 It is not allowed to use the collocation room for other purposes than those absolutely necessary for the interconnection of the telephone networks between the Telekom and FirstMark without the prior approval by the Telekom.

3.1.2 FirstMark is not entitled to change constructional features of the collocation room.

3.1.3 Building maintenance and repair of the technical building equipment is exclusively executed by the Telekom or by third parties authorized by the Telekom.

3.1.4 Building maintenance and basic repair work inside the collocation room is exclusively executed by the Telekom or by third parties authorized by the Telekom after agreement with FirstMark.

3.1.5 The collocation room will be cleaned by cleaning personnel instructed by the Telekom according to instructions by the Telekom for engineering rooms at the expense of FirstMark.

3.1.6 Depending on the local conditions, FirstMark can rent parking spaces at a fee to be agreed upon.

3.1.7 The Telekom is entitled to move the collocation room inside the building. In such cases, FirstMark is to be informed about the planned moving at least 12 months before. All measures that become necessary in connection with the moving of the collocation room will be arranged with FirstMark under consideration of the operational requirements.

3.1.8 The costs arising for FirstMark due to the moving of the collocation room inside the building, especially the costs for moving of the transmission terminal equipment and the transmission routes for this terminal equipment, will be borne equally by the Telekom and FirstMark.

3.1.9 The Telekom is entitled to move the collocation room into another building, if the exchange plant with network interworking function of the Telekom telephone network is moved for operational reasons. FirstMark is to be informed about the planned moving of the collocation room at least 12 months before. All measures that become necessary in connection with the moving of the collocation room will be arranged with FirstMark under consideration of the operational requirements.

                     Interconnection Contract with FirstMark
                                  Confidential


3.1.10 The costs arising for FirstMark due to the moving of the collocation room inside the building, especially the costs for moving of the transmission terminal equipment and the transmission routes for this terminal equipment, will be borne equally by the Telekom and FirstMark

3.1.11 FirstMark is not allowed to operate transmission equipment in the collocation room that do interfere exchange or transmission equipment of the Telekom or do affect operation of the same. The limit values and specifications regarding interference emission and interference immunity according to the latest state of technique are to be met.

3.1.12 The use of mobile telephones having a transmission power of more than 2 watt inside the collocation room and the Telekom building is prohibited.

3.1.13 FirstMark has to see to it that the persons authorized to access will observe the resident rules and the Telekom safety instructions.

3.1.14 FirstMark is obliged to report immediately all damages and failures inside the collocation room that could imply a danger potential for the building and the technical equipment of the Telekom.

3.1.15 FirstMark ensures that the dissipation power of all technical equipment operated in the collocation room is kept limited to max. 1 kW. The Telekom has the right to take measurements once a year for determination of the sum dissipation power.

                     Interconnection Contract with FirstMark
                                  Confidential


3.2         MANAGEMENT OF KEYS AND EQUIPMENT OF THE IZS

3.2.1       The Telekom provides FirstMark with max. 3 keys or codecards.

3.2.2 FirstMark is not allowed to procure further keys or code cards. Keys and code cards not required are to be returned immediately to the Telekom.

3.2.3 When the collocation room is cancelled, FirstMark has to hand over all keys and code cards to the Telekom at the room transfer.

3.2.4 FirstMark informs the Telekom immediately about the current contact person responsible for the management of keys.

3.2.5 FirstMark is obliged to take all keys and code cards into the key management and to document every handing out and return of keys or code cards. FirstMark has to document those persons that have locking means to the buildings of the Telekom. Such documents are to be kept at least 1 year.

3.2.6 When FirstMark hands over keys and code cards, the persons getting the key or code card are informed about the safety instructions of the Telekom regarding the handling of keys and code cards. These instructions are to be accepted with the key transfer.

3.2.7 The keys and code cards provided FirstMark by the Telekom shall not be marked with data regarding the position of the building where the collocation room is located.

3.2.8 FirstMark is obliged to protect the keys and code cards transferred to him against loss and to keep them in a way that unauthorized persons cannot come into the possession of the same.

3.2.9 FirstMark will inform the Telekom immediately about the loss of a code card or a key, indicating the circumstances of the loss (time, place, sequence of events) for an assessment of the resulting risks.

3.2.10 If a key or a code card gets lost, FirstMark will be charged separately with all costs resulting from that.

                     Interconnection Contract with FirstMark
                                  Confidential


4           CABLE INLET AND CABLE ROUTING IN THE TELEKOM BUILDING

4.1 The inter-building section up to the last cable chamber in the public area in front of the collocation room is realized independently by FirstMark. The routing of cables from that cable chamber to the collocation room including the cable routing inside the Telekom building will be realized by the Telekom. FirstMark is entitled to have entered max. 2 cables - one cable with an outer diameter of max. 18 mm and one cable with an outer diameter of max. 24 mm - into the Telekom building.

4.2 Free ducts (exit side) are used for the entrance of the cable from the cable chamber of the Telekom into the cable distribution cellar.

4.3 Depending on the technical and operational possibilities, the cable routing will be realized in the Telekom route to the cable distribution cellar without any splice.

4.4 The cable of FirstMark will be identified at all visible points from the routing in the Telekom route on as follows:
            o     name of FirstMark
            o     indication,,cable no. 1" and/or
            o     indication,,cable no. 2"

4.5 If required for constructional reasons, transition within the building (cable distribution cellar) from the outside cable to inside cable (splice) is made. The Telekom guarantees the following attenuation values for the splice:
            = 0.06 dB for the same cable
            = 0.1 dB for different cables

4.6 Cable routing depends on the local conditions. The FirstMark cables and the Telekom cables will be routed separately, if possible. The cable routing will be determined mutually with FirstMark prior to routing during a local inspection. After termination of such work, a protocol is prepared to be signed by the Telekom and FirstMark. This certificate confirms the correct execution of the work and the proper function of the cables.

4.7 Further details regarding the constructional design depend on the local conditions, under consideration of the above mentioned items.

                     Interconnection Contract with FirstMark
                                  Confidential


4.8 When establishing the route for the first time, FirstMark will provide the Telekom for the routing within the building with a cable with halogen-free sheath including the special installation material (cable clamps, underground conduit, sleeves, splice material) as well as with a detailed technical description of the cable to be used for the routing. If the Telekom suffers a damage due to the non-provision of that material, FirstMark is liable for damages.

4.9 During installation, FirstMark is obliged to put specialized personnel to support the Telekom assembly personnel in the end stations for control purposes at his own expenses.

4.10 If modification measures are necessary within the routing instructed by the Telekom and if such measures require installation/moving of FirstMark cables, then FirstMark has to provide the cable and the necessary material. The costs resulting from that for FirstMark will be borne equally by FirstMark and the Telekom. Assembly is carried out by the Telekom. If the Telekom suffers a damage due to the non-provision of that material, FirstMark is liable for damages.

4.11 During the modification period instructed by the Telekom, FirstMark is obliged to put specialized personnel to support the Telekom assembly personnel in the end stations for control purposes. The costs resulting from that for FirstMark will be borne equally by FirstMark and the Telekom.

4.12 As for modification measures instructed by third parties (building authorities), items 4.9 and 4.10 apply by analogy with that.

4.13 Modification work is carried out by the Telekom only on agreement with FirstMark. Downtimes due to constructional measures are to be minimized.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX F

                                   ACCOUNTING

                     Interconnection Contract with FirstMark
                                  Confidential


Annex F is divided into the parts A and B

            Part A: Accounting of the interconnection performances between the contract parties

            Part B: Objection procedure in case of invoice discrepancies for the performance of the service portfolio

Here is the meaning of special terms within the Interconnection Contract:

      ACCOUNTING PERIOD
      means the period for submission of account for the connection services. Subject to any other agreement by the contract parties, the period is from the first day of a month, 0:00 o'clock until the last day of the same month, 24:00 o'clock.

      COMMUNICATION DATA RECORD (KDS)
      contains all information required for the zoning and tax metering of a connection service. It contains at least source and target dial number, start date, start time and duration. As for connection services falling into different accounting periods or tariff zones, a separate KDS is prepared for each accounting period and for each tariff zone.

      ARTICLE-/PERFORMANCE NUMBER
      Under an article-/performance number, a special performance or a special article is accounted (for example performance B.1 in tariff zone I in standard tariff corresponds to article-/performance number 68000).

                     Interconnection Contract with FirstMark
                                  Confidential


A           ACCOUNTING OF INTERCONNECTION PERFORMANCES BETWEEN THE CONTRACT
            PARTIES

1 If nothing else is agreed for performance O.6 (Shared-Cost-Services) in item 3, the contract party rendering the performance charges his services to the other contract party. Usually, the invoices do contain only those performances that are a part of this Interconnection Agreement. The prices charged to the contract parties can be calculated from ENCLOSURE D - PRICE. Further performances are invoiced separately.

2           The invoices contain the following information:

            -     date of invoice (date of dispatch of invoice)
            - customer number (10-digit, identifies the customer from the sale's view)
            -     posting account
            -     telephone number for questions
            -     invoice number

            -     For billing of connection performances:
                  -     accounting period
                  - per article-/performance number (e.g. per tariff zone and time): product text, number of calls, minutes of calls, net amount, unless there has a deviating agreement been made in item 3

            - For billing of prices that are charged for one period or the single provision:
                  -     fixed line period
                  -     prices for provision
                  -     prices for fixed line
                  -     prices for single performances

            -     V.A.T. rate per article-/performance number

            - V.A.T. per invoice (if required, classified according to different tax rates)

            -     total amount to be paid.

3 If for performance O.6 (connections to Shared-Cost-Services) a negative invoice amount (please compare ENCLOSURE D - PRICE) does apply, this amount is charged by that contract party using the performance.

                     Interconnection Contract with FirstMark
                                  Confidential


4 In addition to the invoice, the consignee of the invoice will get an ,,Annex to invoice" for control purposes for the connection performances within one accounting period. That annex contains a break-down of the single invoice items for each OdZ. The following information is indicated in this order: per accounting period and per OdZ the ALNR (name of performance) with the product text, the number of call minutes and the number of calls.

5 Prices and/or performances that cannot be settled in time for the defined accounting period, have to be invoiced immediately with the next invoice. These prices and/or performances have then to be stated separately per accounting period.

6 The single KDS at the network interworkings will be deleted after evaluation and accounting under consideration of the valid data protection regulation.

7 Interests for late payment are invoiced in a separate bill stating the following:

            -     date of invoice
            -     debtor account number/
            -     invoice number
            - invoice date, invoice number, date of payment receipt and outstanding amount of the original invoices for which interest is to be paid
            -     charged interest rate
            -     charged interests
            -     number of interest days
            -     due date of the invoice for interests for late payment

                     Interconnection Contract with FirstMark
                                  Confidential


8           Consignee of invoice

            at Telekom:       Telekom
                              Niederlassung 2
                              CSB Kontokorrent
                              Postfach 10 10 02
                              40001 Dusseldorf

            at FirstMark:     Finanzen
                              Herr Bernhard Olejok
                              Uhlandstra(beta)e 179/180
                              10623 Berlin

9           Inquiries and objections to invoices between the contract parties

            a)    According to step I of the escalation procedure in Part B

            at Telekom:       Niederlassung 2
                              CSB Fakturierung
                              Postfach 10 10 02
                              40001 Dusseldorf

            at FirstMark:     Interconnection
                              Herr Stephan Mundlein
                              Uhlandstra(beta)e 179/180
                              10623 Berlin

            b)    According to step II of the escalation procedure in Part B

            at Telekom:       Zentrale Telekom
                              Fachbereich F1B3
                              Postfach 2000
                              53105 Bonn

            at FirstMark:     Interconnection
                              Herr Stephan Mundlein
                              Uhlandstra(beta)e 179/180
                              10623 Berlin

                     Interconnection Contract with FirstMark
                                  Confidential


10 These are the data to be entered in case of an objection to an invoice at issue:

            -     customer number
            -     date of invoice and invoice number of the invoice at issue
            -     amount at issue
            -     reason of complaint
            - documents as evidence for the correctness of the complaint (if possible, by means of a control list, corresponding to the,,Annex to the invoice")
            -     suggestion of how to solve the problem

                     Interconnection Contract with FirstMark
                                  Confidential


B OBJECTION PROCEDURE IN CASE OF INVOICE DISCREPANCIES FOR THE PERFORMANCE OF THE SERVICE PORTFOLIO

1           SCOPE OF APPLICATION

1.1         Discrepancies of invoices

1.1.1 Should there be a difference between the minutes of connection indicated in the invoice of one contract party and those minutes recorded by means of the control list of the other party, the following procedure will be applied, if

            a) there are discrepancies in invoices over a period of one accounting month in the amount of a difference of more than 1 % in total of the sum of minutes of connection and of more than 5 % for an article-/performance item;

            b) there are, independent of the restrictions of a), discrepancies over the period of one quarter pointing to a mistake in the account system or to a methodical error in invoicing.

1.1.2 Moreover, this procedure will also be applied for discrepancies in invoices that are not caused by minutes of connection to be queried.

1.1.3       Discrepancies in invoices that are not covered by items 1.1.1 and
            1.1.2 cannot be asserted by the contract parties.

1.2         Failure of communication data acquisition system

            The following regulations shall apply, if in case of a failure of the communication data acquisition or the total accounting system of one contract party, an amicable settlement regarding the invoice amount cannot be achieved.

2           FORMAL ASSERTION

            Discrepancies in invoices are to be asserted as an objection by registered mail including return receipt directed to the contact person of the other contract party indicated in Part A, item 9, by stating the items mentioned in Part A, item 10.

                     Interconnection Contract with FirstMark
                                  Confidential


3           ESCALATION PROCEDURE

3.1         Basics
            Within the frame of the escalation procedure described in the following, an agreement should be achieved in steps I and II, if possible. Referring to arbitration as mentioned in step III should be the exception.

            The invoice discrepancy can be settled any time by applying the trend extrapolation procedure as mentioned in item 4.

            The objection can be withdrawn any time.

            A deviation from the periods agreed upon below is possible any time after mutual agreement of both contract parties.

3.2         Step I: Level of the billing experts

            After receipt of the objection at the contract party including the corresponding documents according to 2, settlement should be achieved within 2 months on the billing experts level. During that period, the contract parties will do their best to determine or exclude possible failure causes, among others by technical investigations.

3.3         Step II: Level of management

3.3.1 If no settlement could be achieved on step I according to 3.2, each contract party can start the procedure according to step II by referring to the higher department of the other contract party according to Part A, item 9. This has to be done by registered mail including return receipt with indication of the items mentioned in Part A, item 10.
            If the procedure on step II is not started within one month after failure of settlement on step I, the objection is regarded as withdrawn. A new assertion of the objection is excluded.

3.3.2 A meeting on the management level of both contract parties has to take place within 2 weeks after submission to the higher department. If no settlement is achieved within four weeks after submission, each of the contract parties is entitled to start the arbitration proceedings according to step III.

                     Interconnection Contract with FirstMark
                                  Confidential


3.4         Step III: Arbitration proceedings

3.4.1       Arbitration clause
            Both contract parties agree herewith that disputes that could not be settled amicably in steps I and II of the escalation procedure shall be settled by arbitration with any recourse to courts of law being excluded.

3.4.2       Term of preclusion
            If no action is brought in court of arbitration within two months after failure of step II, the objection is regarded as withdrawn. A new assertion of the objection is excluded.

3.4.3       Registered seat and language
            Registered seat of the court of arbitration is Frankfurt on the Main. Language of the arbitration proceedings is German.

3.4.4       Procedural rules
            The arbitration procedure to be applied is in accordance with the rules of arbitration of the Deutsche Institution fur
            Schiedsgerichtbarkeit e.V. (Registered German Institution for Arbitration) in its valid version.

3.4.5       Substantive law
            The court of arbitration will adjudicate upon the dispute on the basis of the German substantive law.

                     Interconnection Contract with FirstMark
                                  Confidential


4           TREND EXTRAPOLATION PROCEDURE

            If the contract parties or the court of arbitration decide upon the application of a trend extrapolation procedure to settle the dispute on invoice discrepancies, the following trend extrapolation procedure will be applied:

            An extrapolation by means of a linear regression will be applied. Here, the valid invoice amount or partial invoice amount is determined from the amounts of the six preceding unobjected months (if existing, however, three at least).

            Here is the formula for the regression straight line:

                        Y = A + BX

            with a and b being calculated from the formulae (by means of the smallest square method):

                        B = (SIGMA) (x(i) - x)(y(i) - y) / (SIGMA) (x(i) - x)^2

                        A = Y - BX,(1)

            with

            X(I) being the single accounting points of time (in days up to 6 accounting periods, e.g. X1 = 30 days, X2 = 61 days, X3 = 91 days etc.),

            Y(I) being the respective invoice amounts (a net amount for each YI as sum of the respective net amounts of the single performances at issue),

            N being the number of accounting periods considered in the formula (usually six) and

            X,Y being the arithmetic mean values of the applied values (usually six).

----------
(1)   (see original - the translator)

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX G*

                          MUTUAL PERFORMANCE RELATIONS









----------------------
* Portions of this Annex are confidential and have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act of 1933, as amended. Asterisks, for example "******," have been inserted to indicate that information has been deleted.

                     Interconnection Contract with FirstMark
                                  Confidential


                                LIST OF CONTENTS

1       ARRANGED LOCATIONS OF INTERCONNECTION AND CATCHMENT                 3
        AREAS

2       SERVICE PORTFOLIO                                                   4

3       PRICES                                                              5

4       MISCELLANEOUS                                                       5

5       SUPPLEMENTS TO THE INTERCONNECTION CONTRACT                         5

                     Interconnection Contract with FirstMark
                                  Confidential


1     ARRANGED LOCATIONS OF INTERCONNECTION AND CATCHMENT AREAS

By signing this Interconnection Contract, the contract parties agree upon the following locations of interconnection for which the following catchment areas shall apply:

---------------------------------------------------------------------------------------------------------------------
                                  TRAFFIC FLOW AT THE ODZ:                  TRAFFIC FLOW AT THE ODZ:
                                     TELEKOM > FIRSTMARK                      FIRSTMARK > TELEKOM
---------------------------------------------------------------------------------------------------------------------
       PERFORMANCE       ***          ***         ***                      ***           ***           ***
       WITH THE SAME     ***          ***         ***                      ***           ***           ***
       CATCHMENT AREAS   ***          ***         ***                      ***           ***           ***
                                                  ***                                                  ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
                                                                                                       ***
---------------------------------------------------------------------------------------------------------------------
 No.         ODZ          Telekom     dest.       Telekom      Telekom     FirstMark     Dest. areas    FirstMark
                        origin areas  areas       origin     origin areas   origin          Telekom      origin
                                      FirstMark   areas                     areas                        areas
---------------------------------------------------------------------------------------------------------------------
  1       ***             ***           ***         ***                       ***          ***            ***
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  2       ***             ***           ***         ***                       ***          ***            ***
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  3       ***             ***           ***         ***                       ***          ***            ***
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  4       ***             ***           ***         ***                       ***          ***            ***
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  5       ***             ***           ***         ***                       ***          ***            ***
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  6       ***             ***           ***         ***                       ***          ***            ***
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  7       ***             ***           ***         ***                       ***          ***            ***
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  8       ***             ***           ***         ***                       ***          ***            ***
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  9       ***             ***           ***         ***                       ***          ***            ***
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  10      ***             ***           ***         ***                       ***          ***            ***
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The connections of Telekom performance O.13 - connections from telephone networks abroad to the International-Freephone-Service (IFS) / Universal International-Freephone-Service (UIFS) at the telephone network of FirstMark - are transferred at the OdZ Frankfurt on the Main to the FirstMark telephone network.

----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     Interconnection Contract with FirstMark
                                  Confidential


2           SERVICE PORTFOLIO

The following interconnection services from the service portfolio according to ENCLOSURE C - SERVICE PORTFOLIO are arranged by the contract parties within the frame of the Interconnection Contract at the time of signature:

I)    Interconnection services from the Telekom service portfolio:

--------------------------------------------------------------------------------
***                    ***                            ***                  ***
--------------------------------------------------------------------------------

II)   Interconnection services from the FirstMark service portfolio:

--------------------------------------------------------
***               ***                              ***
--------------------------------------------------------


----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     Interconnection Contract with FirstMark
                                  Confidential


3           PRICES

The contract parties agree that the prices for performance B.1 and B.2 are mutually the same.

From 01.01.2000 on,
o     for performance FirstMark-O.12, the prices fixed for performance
      Telekom-B.2,
o for performance FirstMark-O.5, the prices fixed for performance Telekom-O.2, tariff zone I as well as
o for the transport cost reimbursement for performances Telekom-O.6, Telekom-O.7, Telekom-O.10, Telekom-O.11, Telekom-Z.3, Telekom-Z.4, Telekom-Z.5, Telekom-Z.6 and Telekom-Z.8, the prices fixed for performance Telekom-O2, tariff zone I will be applied, fixed by the RegTP from 01.01.2000.

Due to regulation decisions, the prices fixed by the regulation authority for the performances Telekom-B.1 and Telekom-B.2 are valid for the utilization of the B.1 and B.2 performances at the same OdZ. If a decision by the settlement authority or a court decision allow a tax metering of the performances Telekom-B.1 and Telekom-B.2 with utilizaton at the same OdZ, which differs from the previous sentence, then the present Interconnection Contract will be adjusted accordingly.

The performance reservation by the Telekom contained in item 29, para. 4 of the main part of this Interconnection Contract is not in correspondence with the judgment practice of the RegTP. The Telekom has brought an action against the regulations which are the basis for that judgment practice. Until this matter has been regulated by a confirming decision by court, item 29, para. 4 of the main part of this Interconnection Contract is not applicable.

4           MISCELLANEOUS

Prior to a press release about the conclusion or any contents of this Interconnection Contract, each contract party will forward a draft of such press release to the other party and agree upon the contents with the other party, that means, he will release the press release only after agreement with the other party.

5           SUPPLEMENTS TO THE INTERCONNECTION CONTRACT

Supplements to this Interconnection Contract will be agreed upon mutually by both contract parties as required.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     ANNEX H

                                 CONTACT PERSONS

                     Interconnection Contract with FirstMark
                                  Confidential


                                LIST OF CONTENTS

1      REPORTING OFFICES                                                    3

1.1    Telekom reporting office                                             3
1.2    FirstMark reporting office                                           3

2      PLANNING ARRANGEMENTS                                                4

2.1    Telekom contact person                                               4
2.2    FirstMark contact person                                             4

3      PURCHASE ORDER                                                       5

3.1    Telekom contact person                                               5
3.2    FirstMark contact person                                             5

4      AUTHORIZATION OF NATIONAL CLOSED USER GROUPS WITHIN THE              6
       NETWORK AND BEYOND IT (ISDN FEATURE CLOSED USER GROUP)

4.1    Telekom contact person                                               6
4.2    FirstMark contact person                                             6

5      EMERGENCY CALL POLLING STATIONS                                      6

5.1    Telekom contact person                                               6

6      OPERATION                                                            7
       ESCALATION STEPS ACCORDING TO ANNEX D, ITEM 9.1

6.1    at the Telekom                                                       7
6.2    at FirstMark                                                         7

7      INVOICES                                                             8

7.1    Consignee of invoices                                                8
7.2    Inquiries and objections regarding invoices                          8

8      TESTS                                                                9

8.1    Telekom contact person                                               9
8.2    FirstMark contact person                                             9

9      NEUTRAL EXPERT                                                      10

10     CONTRACT MANAGEMENT                                                 10

10.1   Telekom contact person                                              10
10.2   FirstMark contact person                                            10

11     CHANGES REFERRING TO THE CONTACT PERSONS                            11

11.1   at the Telekom                                                      11
11.2   at FirstMark                                                        11

                     Interconnection Contract with FirstMark
                                  Confidential


1     REPORTING OFFICES

1.1   TELEKOM REPORTING OFFICE

      Deutsche Telekom AG
      Meldestelle (Reporting office)
      Niederlassung 1 Berlin (Branch 1 Berlin)
      12096 Berlin

      Phone: (0 30) 21 71 - 25 10
      Fax: (0 30) 21 71 - 25 11

1.2   FIRSTMARK REPORTING OFFICE

      Meldestelle FirstMark
      (FirstMark reporting office)
      NMC Hannover (Hanover)
      Gunther-Wagner-Allee 13
      30177 Hannover (Hanover)

      Phone: (05 11) 8 79 77 - 4 44
      Fax: (05 11) 8 79 77 - 74 49

                     Interconnection Contract with FirstMark
                                  Confidential


2     PLANNING ARRANGEMENTS

2.1   TELEKOM CONTACT PERSON

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio) Geschaftsstelle Ost (East office)
      Mr Frank Luck (Carrier Manager)
      Behlertstr. 3A
      14467 Potsdam

      Phone: (03 31) 1 23 - 56 22
      Fax: (03 31) 1 23 - 56 09

2.2   FIRSTMARK CONTACT PERSON

      Interconnection
      Mr Stephan Mundlein
      Uhlandstr. 179/180
      10623 Berlin

      Phone: (0 30) 7 26 22 - 1 16
      Fax: (0 30) 7 26 22 - 1 11

                     Interconnection Contract with FirstMark
                                  Confidential


3     PURCHASE ORDER

3.1   TELEKOM CONTACT PERSON

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio) Mr Wolfgang Maslow (Contract administration)
      Postfach 10 19 28 (P.O. Box 10 19 28)
      40010 Dusseldorf

      Phone: (02 11) 62 11 - 46 14
      Fax: (02 11) 62 11 - 49 63

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio)
      Mr Lutz Kohlemann (Head of the Contract Administration department) Postfach 10 19 28 (P.O. Box 10 19 28)
      40010 Dusseldorf

      Phone: (02 11) 62 11 - 41 00
      Fax: (02 11) 62 11 - 49 00

3.2   FIRSTMARK CONTACT PERSON

      Core Network Planning
      Mr Carsten Stromberg
      Mr Thomas Hunecke
      Gunther-Wagner-Allee 13
      30177 Hannover (Hanover)

      Phone: (05 11) 8 79 77 - 0
      Fax: (05 11) 8 79 77 - 5 09

                     Interconnection Contract with FirstMark
                                  Confidential


4 AUTHORIZATION OF NATIONAL CLOSED USER GROUPS WITHIN THE NETWORK AND BEYOND IT (ISDN FEATURE CLOSED USER GROUP)

4.1   TELEKOM CONTACT PERSON

      Deutsche Telekom AG
      Niederlassung Kiel/Flensburg (Branch Kiel/Flensburg)
      Zentrale Vergabestelle CUG (Central Office for Awards CUG)
      Mr Bernd Albertsen
      Eckernforder Landstrasse 65
      24941 Kiel

      Phone: (04 61) 9 91 - 56 12
      Fax: (04 61) 9 91 - 56 19

4.2   FIRSTMARK CONTACT PERSON

      For order acceptance, the contact person of the Telekom ,,Central Office for Awards CUG" has to be appointed in writing with the first contact.

5     EMERGENCY CALL POLLING STATIONS

5.1   TELEKOM CONTACT PERSON

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio)
      Mr Uwe Luckel
      Postfach 10 19 28 (P.O. Box 10 19 28)
      40010 Dusseldorf

      Phone: (02 11) 62 11 - 42 16
      Fax: (02 11) 62 11 - 49 22

                     Interconnection Contract with FirstMark
                                  Confidential


6     OPERATION
      ESCALATION STEPS ACCORDING TO ANNEX D, ITEM 9.1

6.1   AT THE TELEKOM

      1.    Head of the Reporting office

      Phone: (0 30) 21 71 - 25 10
      Fax: (0 30) 21 71 - 25 11

      2.    Responsible group executive

      Phone: (0 30) 21 71 - 56 55
      Fax: (0 30) 21 71 - 56 54

      3.    Responsible head of the department

      Phone: (0 30) 75 74 - 30 00
      Fax: (0 30) 75 74 - 30 03

6.2   AT FIRSTMARK

      1.    NMC Coordination
      Mr Stephan Wohlken

      Phone: (05 11) 8 79 77 - 4 55
      Fax: (05 11) 8 79 77 - 4 09

      2.    Head of Operation
      Mr Andreas Niehaus

      Phone: (05 11) 8 79 77 - 4 00
      Fax: (05 11) 8 79 77 - 4 09

      3.    General Manager
      Dr Dieter Finke

      Phone: (05 11) 8 79 77 - 1 00
      Fax: (05 11) 8 79 77 - 1 09

                     Interconnection Contract with FirstMark
                                  Confidential


7       INVOICES

7.1     CONSIGNEE OF INVOICES

7.1.1   AT THE TELEKOM

        Deutsche Telekom AG
        Niederlassung 2 (Branch 2)
        CSB Kontokorrent (CSB current account)
        Postfach 10 10 02 (P.O. Box 10 10 02)
        40001 Dusseldorf

7.1.2   AT FIRSTMARK

        Fianzen (Finances)
        Mr Bernhard Olejok
        Uhlandstr. 179/180
        10623 Berlin

7.2     INQUIRIES AND OBJECTIONS REGARDING INVOICES

7.2.1   AT THE TELEKOM

7.2.1.1 ACCORDING TO ESCALATION STEP 1

        Deutsche Telekom AG
        Niederlassung 2 (Branch 2)
        CSB Fakturierung (CSB invoicing)
        Postfach 10 10 02 (P.O. Box 10 10 02)
        40001 Dusseldorf

7.2.1.2 ACCORDING TO ESCALATION STEP 1

        Deutsche Telekom AG
        Zentrale (Head quarter)
        Fachbereich F1B3 (Department F1B3)
        Postfach 20 00 (P.O. Box 20 00)
        53105 Bonn

                     Interconnection Contract with FirstMark
                                  Confidential


7.2.2   AT FIRSTMARK

7.2.2.1 ACCORDING TO ESCALATION STEP 1

        Interconnection
        Mr Stephan Mundlein
        Uhlandstr. 179/180
        10623 Berlin

7.2.2.2 ACCORDING TO ESCALATION STEP 2

        Interconnection
        Mr Stephan Mundlein
        Uhlandstr. 179/180
        10623 Berlin

8       TESTS

8.1     TELEKOM CONTACT PERSON

        Deutsche Telekom AG
        Niederlassung 1 Dusseldorf (Branch 1 Dusseldorf)
        Support Center - Interconnection - Test
        Mr Ulrich Harzen
        Hellersbergstr. 35
        41460 Neuss

        Phone: (02 11) 8 85 - 1 86 01
        Fax: (02 11) 8 85 - 1 86 09

8.2     FIRSTMARK CONTACT PERSON

        Core Network Planning
        Mr Carsten Stromberg
        Mr Thomas Hunecke
        Gunther-Wagner-Allee 13
        30177 Hannover (Hanover)

        Phone: (05 11) 8 79 77 - 0
        Fax: (05 11) 8 79 77 - 5 09

                     Interconnection Contract with FirstMark
                                  Confidential


9     NEUTRAL EXPERT

      (TO BE COMPLEMENTED LATER)

10    CONTRACT MANAGEMENT

10.1  TELEKOM CONTACT PERSON

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio) Geschaftsstelle Ost (East office)
      Mr Frank Luck (Carrier Manager)
      Behlertstr. 3A
      14467 Potsdam

      Phone: (03 31) 1 23 - 56 22
      Fax: (03 31) 1 23 - 56 09

10.2  FIRSTMARK CONTACT PERSON

      Interconnection
      Mr Stephan Mundlein
      Uhlandstr. 179/180
      10623 Berlin

      Phone: (0 30) 7 26 22 - 1 16
      Fax: (0 30) 7 26 22 - 1 11

                     Interconnection Contract with FirstMark
                                  Confidential


11    CHANGES REFERRING TO THE CONTACT PERSONS

      The contract parties may make changes regarding the contact persons. Furthermore, addresses and telephone and fax numbers may change. Such changes have to be advised in writing within 4 weeks to the first day of a month.

      Notification to be addressed to

11.1  AT THE TELEKOM

      Deutsche Telekom AG
      Geschaftsbereich Carrier Services (Carrier Services portfolio) Geschaftsstelle Ost (East office)
      Mr Frank Luck (Carrier Manager)
      Behlertstr. 3A
      14467 Potsdam

      Fax: (03 31) 1 23 - 56 09

11.2  AT FIRSTMARK

      Interconnection
      Mr Stephan Mundlein
      Uhlandstr. 179/180
      10623 Berlin

      Fax: (0 30) 7 26 22 - 1 11

                     Interconnection Contract with FirstMark
                                  Confidential






                                   ENCLOSURE A



                                   DEFINITIONS



                    (AT THE SAME TIME LIST OF ABBREVIATIONS)

                     Interconnection Contract with FirstMark
                                  Confidential



A   Abschlu(beta)-      Physical interchange point between the interconnection
    einrichtung         junction and the equipment of the interconnection
    (termination        partner.
    equipment)

    ACM                 Address Complete Message

    AGB                 Standard-form contract conditions

    AIS                 Alarm Indication Signal

    AK                  Working team

    AKNN Working team "Technical and operating questions of numbering and network interconnection"

    AKSS                Working team "Interface contracts"

    AMI                 Alternate Mark Inversion

    Anschlu(beta)kunde  Connection customer is that party who is under contract
    (connection         with a subscriber network provider on a telephone
    customer)           connection

    Anschlu(beta)netz   Telephone network with subscribers' connections
    (connection         explicitly identified by network code or an area code
    network)

    Arbeitsprogramm     Time-quantity default determined by the interconnection
    (working program)   partner within the frame of planning arrangements
                        related to times and periods (calendar week or month, at least quarter of a year) for the planned call of orders

    Arbeitstage         Weekdays from Monday to Friday, except federal holidays
    (working days)

    ASR                 Answer Seizure Ratio

B   BAPT                Bundesamt fur Post und Telekommunikation (Federal Office
                        for Post and Telecommunications)

    BAS                 Bit Rate Allocation Signal

    BFH                 Bit error ratio

    BHCA                Busy hour call attempts

C   CAPS                Call attempts per second

    CC                  Country Code

    CCIR Comite Consultatif International des Radiocommunications (International Consulting Committee for
                        Radiocommunications)

    CCITT Comite Consultatif International Telegraphique et Telephonique (International Consulting Committee for Telegraph and Telephone Service)

    CIC                 Circuit Identification Code

    CLI                 Calling Line Identification

                     Interconnection Contract with FirstMark
                                  Confidential


    CLIP                Calling Line Identification Presentation

    CLIR                Calling Line Identification Restriction

    CRC-4               Cyclic Redundancy Check-4

D   dB                  Decibel

    dB (950mV)          Voltage level in dB related to 0.95 Volt

    dBm                 Letter symbol for the absolute power level

    dBm0 Letter symbol for the absolute power level related to the 0 dBr point

    dBm0p Letter symbol for the analyzed noise level (psophometer) related to the 0 dBr point

    dBr                 Letter symbol for relative level

    Doppelabstutzung    Connection of an exchange plant with network
    (double support)    interworking function of the interconnection partner
                        via one or several interconnection junctions with double support. Each of the two transmission routes (paths) 2
                        Mbit/s of the interconnection junction with double support is switched to one of several different exchange plants of Telekom with network interworking function at the location of interconnection.

    DPC                 Destination Point Code

    DS2-Vt              Digital signal distributor for 2 Mbit/s

    DSV2 Digital signal connection with 2 Mbit/s transmission rate

E   Einwegfuhrung       Physical connection via a transmission route (path)
    (one-way routing)

    Einzugsbereiche     Geographical areas allocated to a location of
    (catchment areas)   interconnection. They comprise entire local network
                        areas and are identified by the local preselection numbers of the code area that can be geographically allocated.

    EMV (EMC)           Electromagnetic compatibility

    EN                  European Norm

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                                  Confidential


    Entfernungsme       The distance measuring point of a local network
    (beta)-punkt        area is its network node. If  there
    (distance           are several network nodes within one local network area,
    measuring           the network node with central position within the
    point)              local network area is determined by the Telekom
                        as distance measuring point. If the network node decisive for the distance measuring point is cancelled or its location changed, the fixed distance measuring point will remain unchanged.

                        Local network areas situated on islands in the North Sea and Baltic Sea are allocated to distance measuring points of other local network areas on the mainland.

                        For the calculation of tariff distances and their roundings, the Telekom applies a uniform procedure.

    Ersatzweg           The alternative route is a signalling linkset used in
    (alternate route)   case a normal (primary) route fails.

    ES                  Errored Seconds

    ETS                 European Telecommunication Standard

    ETSI                European Telecommunication Standard Institute

    EWG (EEC)           European Economic Community

F   f                   Symbol of frequency in formulas

    FAS                 Frame Alignment Signal

    Freephone           A call number free of charge for the calling
    number              subscriber.

    Freephone           Holder of the freephone number bearing the costs
    number              of the telephone connection.
    holder

G   Gateway             A gateway plant establishes the connection between
                        different networks, e.g. between the different national
                        ZGS No. 7 signalling system networks.

    GT                  Global Title

    GTT                 Global Title Translation

    GW                  Gateway in signalling intermediate network ZZN7

    GW (Telekom)        Gateway of Telekom in signalling intermediate network
                        ZZN7

    GW (ICP) Gateway of the interconnection partner in signalling intermediate network ZZN7

    GW-SCCP             Gateway with SCCP function

    GW-SCCP (Telekom)   Gateway with SCCP function of Telekom in the signalling
                        intermediate network ZZN7

    GW-SCCP (ICP)       Gateway with SCCP function of the interconnection
                        partner in the signalling intermediate network ZZN7

    GW-STP              Gateway-STP in the signalling intermediate network ZZN7.
                        The GW-STP is a gateway plant with additional signalling transfer point function in the signalling intermediate network ZZN7, i.e. it forwards messages by the network indicator nat1.

    GW-STP              Gateway with STP function of the Telekom in the
    (Telekom)           signalling intermediate network ZZN7.

                     Interconnection Contract with FirstMark
                                  Confidential


    GW-STP              Gateway with STP function of the interconnection
    (ICP)               partner in the signalling intermediate network ZZN7.

H   HDB3                High density bipolor of order 3

    Hz                  Hertz

I   ICAs                Interconnection junction. The ICAs is a service of the
                        Telekom for the interconnection of exchanging telephone networks. Network technology is designed such that the ICAs provides a 2 Mbit/s interface.

    ICAs customer sited The terminal equipment is installed in the rooms of the interconnection partner.

    ICAs                The terminal equipment is installed in the rooms of the
    physical            Telekom.
    co-location

    ICP Interconnection partner, partner of the Telekom with which the interconnection contract is concluded.

    IC-P                Interconnection partner in general

    IEC                 International Electrical Committee

    IN                  Intelligent network

    Inter-building      Part of the ICAs (transmission route including
    section             the transmission equipment without intra-building
                        section).

    International LS    Signalling linkset of the international ZGS No. 7
                        signalling system network (NI = int0).

    Intra-building      Part of the ICAs consisting of the port of the exchange
    section             plant with network interworking function of the indoor
                        routing and the network termination equipment.

    IOP-NW Inter-operability proof. The IOP-NW is an observation of the network interconnection for the first network interworking (NU) between the Telekom and the interconnection partner.

    ISDN                Integrated Services Digital Network

    ISO                 International Standardisation Organisation

    ISUP                ISDN User Part

    ISUP-BC             ISDN User Part, Basic Call

    ISUP-SS             ISDN User Part, Supplementary Services

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    ITU                 International Telecommunication Union, replacing CCITT

    ITU-T Q.78x The testing specifications of the Q.78x series describe testing sequences for validation (conformance) and compatibility testing.

K   kBd                 Kilobaud

    kbit/s              Kilobit per second

    kHz                 Kilohertz

    kV                  Kilovolt

L   LR                  Loudness Rating

M   MABEZ               Mass calls to fixed destinations

    MCID                Malicious call identification

    MHz                 Megahertz

    ms                  Millisecond

    MSU                 Message Signal Unit

    MTP                 Message Transfer Part

    MTP L2              Message Transfer Part Level 2

    MTP L3              Message Transfer Part Level 3

    MW                  Meldewort (service word)

N   National LS         Signalling linkset of a national ZGS No. 7 signalling
                        system network (NI = nat0 or NI = nat1).

    NDC                 National Destination Code

    NI                  Network Indicator

    NK                  Netzknoten (network node)

    ns                  Nanosecond

    NT                  Network termination.
                        The ICAs ends at the respective network termination with the termination being included. The terminal equipment for the establishment of the FirstMark includes the network termination.

                        All electrical properties relate to the network termination.

    NTA                 Network termination, analog

    NTPM                Network termination - primary rate access

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    NU(Netzubergang)    Network interworking. The NU is the entire number of
    (Network            ICAs between the telephone network of the Telekom and
    interworking)       the telephone network of the interconnection partner
                        provided at the location of interconnection. Each network interworking is explicitly allocated to a distance measuring point for the performances of the service portfolio made use of at the location of interconnection.

O   OdZ                 Ort der Zusammenschaltung (location of interconnection)

    OdZ, existing       Location of interconnection at which an
                        interconnection has already been established with FirstMark.

    OdZ, new            Location of interconnection at which no
                        interconnection has been established yet with any interconnection partner.

    OdZ, other          Location of interconnection at which no interconnection
                        has been established yet with FirstMark

    OdZ of category A   Locations of interconnection of category A are locations
                        at which the Telekom offers the utilization of its interconnection services under the conditions fixed in ANNEX C - SERVICE PORTFOLIO, part 1, and that from or to the respective basic catchment area.

    OdZ of category B   Locations of interconnection of category B are locations
                        at which the Telekom offers the utilization of its interconnection services under the conditions fixed in ANNEX C - SERVICE PORTFOLIO, part 1, and that from or to the respective standard catchment area.

    OLR                 Overall Loudness Rating

    ONP                 Open Network Provision

    OPC                 Originating Point Code

    Operatordienst      Operator service. Services partially requiring manual
    (operator service)  operations.

    Ortsnetzbereich     The local network area is the geographical area of a
    (local network      telephone network in the limits of which telephone
    area)               connections can be established without dialling an area
                        code (exception: Ludwigshafen on the Rhine and Mannheim are two separate local network areas).

P   Portierte           Call number of a user kept by him/her at the same
    Rufnummer           location if the provider is changing.
    (ported call
    number)

    P(rA)               Relative level at output

    P(rE)               Relative level at input

Q   QDU                 Quantizing Distortion Unit

    QVE                 Quantizing Distortion Units

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R  RAI                 Remote Alarm Indication Signal

    Regelweg            The normal (primary) route is a signalling linkset. In
    (normal route)      undisturbed operation, the signalling traffic for the
                        allocated destination range is routed via the normal
                        (primary) route.

    RegTP               Regulation Authority for Telecommunications and Post

    RKW                 Rahmenkennungswort (frame alignment word)

    RLR                 Receive Loudness Rating

    RLT-Anlage (plant)  Ventilation and air conditioning plant used in technical rooms

    RNPS                Call number porting server

    Routing Routing of signalling traffic via the relevant signalling linksets to the destination, including the determination of the appertaining alternate routes (traffic routing).

S   s                   Second

    S/N                 Signal to Noise Ratio

    S0 Interface of the basic connection to the universal connection of the ISDN network.

    S2M Interface of the multiplex connection (access) to the universal connection of the ISDN network.

    SCCP                Signalling Connection Control Part

    SELV                Safety Extra Low Voltage

    SEP                 Signalling End Point

    SES                 Severely Errored Seconds

    Signalling link     A signalling link is a transmission system between
                        two signalling points, consisting of a transmission link and the appertaining transfer control functions used for the reliable transmission of signalling messages
                        (signalling link).

    Signalling linkset  A signalling linkset is a line group of signalling links directly connecting two signalling points (signalling link line group).

    Signalling route    The signalling route is a route between two signalling
                        points. The signalling route comprises the signalling links and the signalling points run through by a signalling message from the originating signalling point to the destination signalling point.

    SLC                 Signalling Link Code

    SLR                 Send Loudness Rating

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    SMF                 Sub Multi Frame

    SNM                 Signalling Network Management

    SP Signalling point. A node in a signalling network which either transmits or receives signalling messages (SEP) or transmits signalling messages between two signalling links (STP) or carries out both functions (SEP/STP).

    SPC                 Signalling Point Code

    STMR                Side Tone Masking Ratio

    STP                 Signalling Transfer Point

T   TAE                 Telecommunication line unit

    TelAs               Telephone connection

    Telefonnetz         Telecommunication network for utilizing the
    (telephone          telecommunication service PSTN/ISDN.
    network)

    Telekom             Deutsche Telekom AG (German Telekom)

    Telekomunikations   Telecommunication service PSTN/ISDN is the commercial
    -dienstleistung     provision of direct transmission and exchange of speech
    (telecommunication and data in real time from and to network termination service) PSTN/ISDN points of an exchanging telephone network for the public with every user being able to use the terminal unit connected to such a network termination point for communicating with other network termination points.

    TELR                Talker Echo Loudness Rating

    TR                  Technische Richtlinie (technical guideline)

T   V                  Technische Vorschrift (technical regulation)

    U                   Ueff Effective value of voltage

    UI                  Unit Interval

    UP                  Ubergabepunkt (interchange point). The interchange point
    (interchange        is a physical interface and forms the contract-relevant
    point)              interface where the responsibility for planning,
                        installation and operation changes from one contract party to the other.

    Ubertragungs-       Transmission plants are characterized by the feature
    technische          that the number of incoming channels corresponds with
    Einrichtungen       the number of outgoing channels without any exchange
    (transmission       taking place. Therefore, especially V 5.2 multiplexer,
    plants)             exchanging network nodes and APE's (decentralized
                        peripheral units) do not belong to the transmission plants.

                     Interconnection Contract with FirstMark
                                  Confidential


    Ursprungsnah        Transfer of the connection to the OdZ (location of
    (close to source)   interconnection) which, in its allocated basic catchment
                        area (according to ANNEX F - LOCATIONS OF
                        INTERCONNECTION, category A), includes the local network where the telephone connection of the calling customer is switched.

    Ursprungszeichen-   Signalling point which is the source of a considered
    gabepunkt (source   signalling traffic relation.
    signalling point)

    US                  Peak value of voltage

    UT                  Unavailable Time

    UW                  Transmission route

V   V                   Symbol of Volt

    Vbz Verkehrsbeziehung (traffic relation). With regard to interconnection, a traffic relation consists of all 2Mbit/s systems switched between a gateway of the interconnection partner and a VE:N (exchange unit with network interworking function) and belonging to the same NU (network interworking). Thus, several traffic relations can exist at one NU.

    VDE                 Verband Deutscher Elektrotechniker (Association of
                        German Electricians)

    VE                  Vermittlungseinrichtung (exchange equipment)

    VE:N Vermittlungseinheit mit Netzubergangsfunktion (exchange unit with network interworking function)

    Verbindung          The connection is characterized by providing a
    (connection)        speech/data channel existing transparently from junction
                        to junction.

    Verbindungsaufbau   For performance B.1 (termination in the telephone
    erfolgreich         network of the Telekom or the interconnection partner),
    (establishment of   the establishment of connection is successful when,
    connection          at the start of conversation, the acknowledgement signal
    successful)         transmitted by the called connection customer ("answer"
                        for telephone connections or "connect" for TK plants and faxGr.4) is received, or when the corresponding release message for "user busy" or "no answer from user", Cause
                        19 is received in the VE:N (exchange unit with network interworking function). (All signals according to ITU-T
                        Q.762).

    Verbindungsaufbau   For performance B.2 (access to the telephone network of
    erfolgreich         an interconnection partner or the Telekom), the
    (establishment of   establishment of connection is successful when the
    connection          gateway plant of FirstMark or of Telekom has been
    successful)         reached. This means from the technical point of view:
                        The Initial Address Message (IAM) is transmitted by
                        Telekom of FirstMark, and at the same time line groups are seized. (All signals according to ITU-T Q.762).

    Verbindungsnetz-    Network provider interconnecting networks without
    betreiber           having connection customers of his own.
    (connection
    network provider)

    VM                  Verkehrsmanagement (traffic management)

                     Interconnection Contract with FirstMark
                                  Confidential


W   Wirkbetrieb         Effective operation is the sum of all operating
    (eingeschrankter)   processes between the interconnection partners serving
    Effective           the purpose of maintaining interconnection.
    (restricted)        operation Restrictions which must be agreed upon and
                        coordinated between the contracting parties can result, among other things, from different technical implementations, commissioning schedules, planning arrangements or commercial and legal regulations for a period of time agreed upon.

Z   ZGS                 Zeichengabesystem (signalling system)

    Zielnah (close to   Transfer of the connection to the OdZ (location of
    destination)        interconnection) which, in its allocated basic catchment
                        area (according to ANNEX F - LOCATIONS OF
                        INTERCONNECTION, category A), includes the local network in which the connection is terminated.

    Ziel-Zeichengabe-   Signalling point where the considered signalling traffic
    punkt               relation ends.
    (destination
    signalling point)

    Zweiwegefuhrung     Physical connection via two different transmission paths
    (two-way routing)   (first and second route) in separate lines and routes.

    ZZK                 Zentraler Zeichengabekanal (central signalling channel)

    ZZN7 Zeichengabezwischennetz (signalling intermediate network). The signalling intermediate network with NI = nat1 is the interface between national ZGS No. 7 networks with the network identifications nat0 (binary:
                        10). The ZZN7 itself is characterized by NI = nat1 (binary: 11).

                     Interconnection Contract with FirstMark
                                  Confidential


                                   ENCLOSURE B

                            INTERCONNECTION JUNCTION

                     Interconnection Contract with FirstMark
                                  Confidential


                                TABLE OF CONTENTS

PART 1         Configuration measures in the Telekom telephone network

PART 2         Interconnection junctions

        Type I        Interconnection junction,,Customer Sited"

                      Variant Ia Interconnection junctions ,,Customer Sited with two-way routing"

                      Variant Ib Interconnection junctions ,,Customer Sited with double support"

                      Variant Ic Interconnection junctions ,,Customer Sited with double support and two-way routing"

        Type II       Interconnection junction,,Physical Co-location"

                      Variant IIa   Interconnection junctions ,,Physical
                                    Co-location with double support"

PART 3 Interconnection junctions ,,Customer Sited 16x2 Mbits/s/21x2 Mbit/s/ 63x2 Mbit/s"

        Type III      Interconnection junctions ,,Customer Sited 16x2 Mbits/s"

                      Variant IIIa  Interconnection junctions ,,Customer Sited
                                    16x2 Mbits/s with two-way routing"
                      Variant IIIb  Interconnection junctions ,,Customer Sited
                                    16x2 Mbits/s with double support"
                      Variant IIIc  Interconnection junctions,,Customer
                                    Sited 16x2 Mbits/s with double support and two-way routing"

        Type IV       Interconnection junctions ,,Customer Sited 21x2 Mbit/s"

                      Variant IVa   Interconnection junctions ,,Customer Sited
                                    21x2 Mbit/s with two-way routing"
                      Variant IVb   Interconnection junctions ,,Customer Sited
                                    21x2 Mbit/s with double support"
                      Variant IVc   Interconnection junctions ,,Customer
                                    Sited 21x2 Mbit/s with double support and two-way routing"

                     Interconnection Contract with FirstMark
                                  Confidential


        Type V Interconnection junctions ,,Customer Sited 63x2 Mbit/s"

                      Variant Va    Interconnection junctions ,,Customer Sited
                                    63x2 Mbit/s with two-way routing"
                      Variant Vb    Interconnection junctions ,,Customer Sited
                                    63x2 Mbit/s with double support"
                      Variant Vc    Interconnection junctions ,,Customer
                                    Sited 63x2 Mbit/s with double support and two-way routing"

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 1

             CONFIGURATION MEASURES IN THE TELEKOM TELEPHONE NETWORK

1           DESCRIPTION OF PERFORMANCE

1.1 CONFIGURATION MEASURES IN THE TELEKOM TELEPHONE NETWORK AT REALIZATION OF THE FIRST INTERCONNECTION

            When the Telekom telephone network and the FirstMark telephone network are interconnected for the first time at the OdZ agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS, the start of the unrestricted effective operation does not only require the provision of the interconnection junctions but also the following configuration measures in the Telekom telephone network:

            o Establishment of the alternate routing for the VNB code number for the catchment areas agreed upon for the respective OdZ and establishment of a special announcement for the catchment areas that have not been agreed upon;

            o Establishment tion of the alternate routing for the TNB code number for the catchment areas agreed upon for the respective OdZ;

            o Establishment of the alternate routing for interconnection services according to ENCLOSURE C - SERVICE PORTFOLIO, except Telekom-B.2 and FirstMark-B.1, where the Telekom delivers traffic to FirstMark;

            o Establishment of the traffic registration at the arranged network interworkings.

                     Interconnection Contract with FirstMark
                                  Confidential


1.2 CONFIGURATION MEASURES IN THE TELEKOM TELEPHONE NETWORK WHEN CHANGING THE INTERCONNECTION

1.2.1       Changing the interconnection at the existing OdZ
            The following interconnection changes planned by FirstMark require the following configuration measures in the Telekom telephone network:

1.2.1.1     Changing the catchment areas:

            o Change of the alternate routing for the VNB code number at those OdZ where new catchment areas will be assigned to, and, if required, establishment of a special announcement for the catchment areas that have not been agreed upon;

            o Change of the alternate routing for the TNB code number for the new catchment areas assigned to the respective OdZ.

1.2.1.2     Changing the arranged interconnection services:

            o Clearing of the network interworkings for interconnection services where the FirstMark transfers traffic to the Telekom;

            o Installation or abolishment of the alternate routing for interconnection services, except Telekom-B.2 and FirstMark-B.1, where the Telekom delivers traffic to FirstMark.

1.2.1.3 Changing the trunk group division or the allocation of the signalling channels at the ICAs:

            o     Reconfiguration of the trunk group allocation

            o     Reconfiguration of the signalling channels

                     Interconnection Contract with FirstMark
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1.2.2       Extending the interconnection by further OdZ

            When extending the interconnection by further OdZ, apart from the provision of the interconnection junctions to start an unrestricted effective operation at the further OdZ, the following configuration measures are to be taken in the Telekom telephone network:

            o Establishment of the alternate routing for the VNB code number for the catchment areas agreed upon for the further OdZ and establishment of a special announcement for the catchment areas that have not been agreed upon;

            o Establishment of the alternate routing for the TNB code number for the catchment areas agreed upon for the further OdZ;

            o Establishment of the alternate routing for interconnection services, except Telekom-B.2 and FirstMark-B.1, where the Telekom delivers traffic to FirstMark;

            o Establishment of the traffic registration at the arranged network interworkings.

2           DUTIES TO COOPERATE

            FirstMark will meet the technical prerequisites arranged with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 2

                            INTERCONNECTION JUNCTIONS

                                     TYPE I
                   INTERCONNECTION JUNCTION ,,CUSTOMER SITED"

1           DESCRIPTION OF PERFORMANCE

1.1 The Telekom realizes the interconnection between their telephone network and the telephone network of FirstMark by means of ICAs ,,Customer Sited" to enable telecommunication between the users of both telephone networks.

1.2 The totality of all realized ICAs between the Telekom telephone network and the FirstMark telephone network at a location according to ENCLOSURE F - LOCATIONS OF INTERCONNECTION is called network interworking. Each network interworking is allocated to a distance measuring point for the performances of the service portfolio made use of at the location of interconnection.

1.3 The ICAs ,,Customer Sited" are divided into an Inter-Building section and an Intra-Building section.

            The Inter-Building section is a digital signal connection with a transmission capacity of 2 Mbit/s (DSV2) for the transmission of 31 channels, each 64 kbit/s. These channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited", independent of their number and routing. The Inter-Building section is realized by the Telekom.

            The Intra-Building section consists of a port of the exchange plant with network interworking function of the Telekom telephone network and the termination equipment of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings.

1.4 The termination equipment of the Telekom telephone network (2 Mbit/s-NT) is a physical interface with defined transmission characteristics between the Telekom telephone network and the FirstMark telephone network. The termination equipment (2 Mbit/s-NT) is realized by the Telekom at FirstMark facilities.

            The output/input of the termination equipment forms the interchange point of the ICAs ,,Customer Sited" to FirstMark. The interchange point is the contract-relevant interface where the responsibility for planning, installation and operation changes from one contract party to the other.

                     Interconnection Contract with FirstMark
                                  Confidential


1.5 When ordering the first ICAs ,,Customer Sited" at one OdZ, 31 channels, each 64 kbit/s are provided. These channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited", independent of their number and routing. For details regarding design of the signalling networks and dimensioning of the signalling channels as well as the signalling protocols, please refer to Annex A - Technical parameters and descriptions.

            ICAs ,,Customer Sited" are provided only within the standard catchment areas of the respective OdZ. The standard catchment areas are described in ENCLOSURE F - LOCATIONS OF INTERCONNECTION.

            Within the frame of the existing technical and operational possibilities, the Telekom realizes ICAs ,,Customer Sited" beyond the standard catchment area, deviating from the provision within the standard catchment area, up to a tariff distance of max. 221 km, provided that FirstMark undertakes to take this into consideration during network planning and network design, to ensure the speech quality and to assign the following delay time contingents to the
            Telekom:

            With an Inter-Building section having a tariff distance of
            a)            <        9 km : FirstMark assigns 0 ms to the Telekom
                          -
            b)  >  9 km   <       98 km : FirstMark assigns 1 ms to the Telekom
                          -
            c)  > 98 km   <      221 km : FirstMark assigns 2 ms to the Telekom
                          -
            The location of the exchange plant with network interworking function of the Telekom telephone network at the OdZ will be determined by the Telekom. The Telekom is entitled, for technical or operational reasons, to shift interconnection junctions ,,Customer Sited" to another location with an exchange plant with network interworking function of the Telekom telephone network at the same OdZ. FirstMark has to be informed about the planned shift at least three months before. All measures connected with the shift are to be agreed upon with FirstMark under consideration of their operational requirements. FirstMark will not be charged with any provision fee for that shift. If the new fixed line fee for the Inter-Building section exceeds the previous fixed line fee, FirstMark has to pay the new fee one year after the shift only.

1.6 Descriptions of the transmission interfaces and the demands on the installation of the necessary technical equipment and the power supply in FirstMark buildings are contained in ANNEX A - TECHNICAL PARAMETER AND DESCRIPTIONS.

1.7 For further technical details please see ANNEX A - TECHNICAL PARAMETER AND DESCRIPTIONS.

1.8         The ICAs ,,Customer Sited" are realized in one-way routing.

                     Interconnection Contract with FirstMark
                                  Confidential


2 MODE OF OPERATION OF THE USEFUL CHANNELS AND ASSIGNMENT OF THE SIGNALLING CHANNELS

2.1 The ICAs,,Customer Sited" are generally operated mutually. For further details, please see ANNEX B - ORDER / PROVISION.

2.2 Assignment of signalling channels to time slots within the digital signal connection DSV2 is made upon agreement between the Telekom and FirstMark and is regulated in ANNEX B - ORDER / PROVISION.

3           DUTIES TO COOPERATE

3.1 The ICAs ,,Customer Sited" are provided by the Telekom, provided that FirstMark meets the necessary technical requirements according to ANNEX A - PARAMETERS AND DESCRIPTIONS and a declaration of the real-estate owner is presented according to ss. 10 TKV97 for the premises concerned.

3.2 FirstMark will suppress the equipment used for the interconnection of the gateway systems within the agreed periods and supports the Telekom in the interference suppression of the ICAs to the required extent.

4           QUALITY

4.1 The Telekom provides ICAs ,,Customer Sited" with the quality paramaters according to ENCLOSURE E - QUALITY.

4.2 For further details please see ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     TYPE I
                                   VARIANT IA

         INTERCONNECTION JUNCTION ,,CUSTOMER SITED WITH TWO-WAY ROUTING"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited", the Telekom realizes the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited with two-way routing" to enable telecommunication between the users of both telephone networks. The two-way routing allows the traffic handling also if one transmission route fails (primary and secondary route), even if quality is restricted.

1.2 In addition to type I (interconnection junction ,,Customer Sited"), the following special arrangements do apply for interconnection junctions ,,Customer Sited with two-way routing".

1.3 ICAs ,,Customer Sited with two-way routing" are divided into an Inter-Building section and an Intra-Building section. As for their routing within the Inter-Building section, they are divided on two different transmission routes (primary and secondary route). The primary or secondary route are routed always in spatially separated lines and routes (1.5 m distance at least). At nodes within the telephone network of the Telekom (exchange plants and transmission offices), including cable or the cable conduit inlets, this minimum distance may be smaller.

            If the prerequisites of a spatially separated secondary route cannot be fulfilled, a supplementary plant is created. The production costs of such a supplementary plant will be reimbursed by FirstMark to the Telekom according to ENCLOSURE D - PRICE.

            Supplementary plants under these regulations are additional lines or line parts (cable or microwave lines) the establishment of which becomes necessary to complete the infrastructure of the line network existing or intended within the frame of installation of the normal route in a way that the primary route ICAs ,,Customer Sited" routed on the normal route can be routed edge-disjoint from the ICAs ,,Customer Sited" of the secondary route.

                     Interconnection Contract with FirstMark
                                  Confidential


            The Inter-Building section is a digital signal connection with a transmission capacity of 2 Mbit/s (DSV2) for the transmission of 31 channels, each 64 kbit/s. It is realized by the Telekom. These channels can be used as useful channels or as signalling channels. The ICAs ,,Customer Sited with two-way routing" and the useful and signalling channels routed via these junctions are distributed uniformly on the two transmission routes in the Inter-Building section.

            The traffic is distributed uniformly on the primary and the seondary route.

            The Intra-Building section consists of a port of the exchange plant with network interworking function of the Telekom telephone network and the termination equipment of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings (one termination equipment per digital signal connection 2Mbit/s).

1.4 The minimum quantity of ICAs ,,Customer Sited with two-way routing" at one OdZ for the first order is two ICAs (2 Mbit/s) with 31 64 kbit/s channels, each. One 2 Mbit/s interface is provided per ICAs ,,Customer Sited with two-way routing". The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited with two-way routing", independent of their number and routing. All ICAs ,,Customer Sited with two-way routing" of FirstMark at one OdZ are provided in a way that they are always distributed equally on two different transmission routes (primary and secondary route). In case of an odd number of ICAs, a division is made varying by +/- 1 ICAs.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     TYPE I
                                   VARIANT IB

         INTERCONNECTION JUNCTIONS ,,CUSTOMER SITED WITH DOUBLE SUPPORT"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited", the Telekom realizes within the frame of the technical and operational possibilities the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited with double support" to enable telecommunication between the users of both telephone networks. The double support of ICAs shall allow the traffic handling between both telephone networks, although if one of the exchange plants with network interworking function within the Telekom telephone network where ICAs at one OdZ are connected to, fails. The quality might be restricted.

1.2 In addition to type I (interconnection junction ,,Customer Sited"), the following special arrangements do apply for interconnection junctions ,,Customer Sited with double support":

1.3 ICAs ,,Customer Sited with double support" are divided into an Inter-Building section and an Intra-Building section.

            The Inter-Building section is a digital signal connection with a transmission capacity of 2 Mbit/s (DSV2) for the transmission of 31 channels, each 64 kbit/s. ICAs ,,Customer Sited with double support" are realized as for transmission as one-way route and - divided as uniform as possible - switched either to two or to several exchange plants with network interworking function of the Telekom telephone network at the same OdZ, depending on the technical and operational possibilities. The actual distribution of the ICAs ,,Customer Sited with double support" on the involved exchange plants with network interworking function of the Telekom telephone network depends on the technical and operational possibilities and will be agreed upon with FirstMark.

            The Intra-Building section consists of a port of the exchange plant with network interworking function of the Telekom telephone network and the termination equipment of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings (one termination equipment per digital signal connection 2 Mbit/s).

                     Interconnection Contract with FirstMark
                                  Confidential


1.4 The minimum quantity of ICAs ,,Customer Sited with double support" at one OdZ for the first order is two ICAs (2 Mbit/s) with 31 64 kbit/s channels, each. One 2 Mbit/s interface is provided per ICAs ,,Customer Sited with double support". The channels can be used as usable channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited with double support", independent of their number and routing.

2           TRAFFIC ROUTING

2.1 Traffic that is delivered by the Telekom at one OdZ to the FirstMark telephone network via ICAs ,,Customer Sited with double support", is distributed on the exchange plants with network interworking function of the Telekom telephone network, in accordance with the ICAs distribution.

2.2 Due to technical restrictions in the traffic routing of the traffic to be delivered or in case of network adaptations effecting the traffic to be delivered, the Telekom is entitled to deviate from the division principle mentioned under item 2.1 temporarily or permanently to the extent of up to 25 % of the available channel capacity of the ICAs connected to an exchange plant with network interworking function of the Telekom telephone network. The division criteria need not be met in times with less traffic.

3           DUTIES TO COOPERATE

            Traffic that is delivered by FirstMark to the Telekom telephone network at one OdZ via ICAs ,,Customer Sited with double support", is to be distributed on the exchange plants with network interworking function of the Telekom telephone network, in accordance with the ICAs distribution. In cases falling under item 2.2, FirstMark is entitled to adapt the distribution to the ratio realized by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     TYPE I
                                   VARIANT IC

INTERCONNECTION JUNCTIONS ,,CUSTOMER SITED WITH DOUBLE SUPPORT AND TWO-WAY ROUTING"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited", the Telekom realizes within the frame of the technical and operational possibilities the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited with double support and two-way routing" to enable telecommunication between the users of both telephone networks.
            The two-way routing allows the traffic handling also if one transmission route fails (primary and secondary route), even if quality is restricted. The double support of ICAs shall allow the traffic handling between both telephone networks, although if one of the exchange plants with network interworking function within the Telekom telephone network where ICAs at one OdZ are connected to, fails. The quality might be restricted.

1.2 In addition to type I, Ia and Ib, the following special arrangements do apply for interconnection junctions ,,Customer Sited with double support and two-way routing":

1.3 ICAs ,,Customer Sited with double support and two-way routing" are divided into an Inter-Building section and an Intra-Building section. They are - divided as uniform as possible - switched either to two or to several exchange plants with network interworking function of the Telekom telephone network at the same OdZ, depending on the technical and operational possibilities. As for their routing within the Inter-Building section, they are divided on two different transmission routes (primary and secondary route). The traffic is distributed uniformly on the primary and the secondary route per double support.

1.4 The minimum quantity of ICAs ,,Customer Sited with souble support and two-way routing" at one OdZ per exchange plant with network interworking function of the Telekom telephone network for the first order is two ICAs (2 Mbit/s) with 31 64 kbit/s channels, each. One 2 Mbit/s interface is provided per ICAs ,,Customer Sited with double support and two-way routing". The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited with double support and two-way routing", independent of their number and routing.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     TYPE II
                INTERCONNECTION JUNCTION ,,PHYSICAL CO-LOCATION"

1           DESCRIPTION OF PERFORMANCE

1.1 The Telekom realizes the interconnection between their telephone network and the telephone network of FirstMark by means of ICAs ,,Physical Co-location" to enable telecommunication between the users of both telephone networks.

1.2 The totality of all realized ICAs between the Telekom telephone network and the FirstMark telephone network at a location according to ENCLOSURE F - LOCATIONS OF INTERCONNECTION is called network interworking. Each network interworking is allocated to a distance measuring point for the performances of the service portfolio made use of at the location of interconnection.

1.3 The ICAs ,,Physical Co-location" consists of an Intra-Building section.

            The Intra-Building section consists of a port of the exchange plant with network interworking function of the Telekom telephone network and the termination equipment of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings.

            The Inter-Building section is independently realized by FirstMark. Only the entry into the Telekom building and the routing within the building up to the collocation room is realized by the Telekom according to the regulations of ANNEX E - COLLOCATION.

1.4 The termination equipment of the Telekom telephone network (2 Mbit/s-NT) is a physical interface with defined transmission characteristics between the Telekom telephone network and the FirstMark telephone network. The termination equipment (2Mbit/s-NT) is realized by the Telekom in the collocation room of FirstMark.

            The output/input of the termination equipment forms the interchange point of the ICAs ,,Physical Co-location" to FirstMark. The interchange point is the contract-relevant interface where the responsibility for planning, installation and operation changes from one contract party to the other.

                     Interconnection Contract with FirstMark
                                  Confidential


1.5 When ordering the first ICAs ,,Physical Co-location", a 2 Mbit/s connection (31 channels, each 64 kbit/s) and one collocation room are provided. The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Physical Co-location", independent of their number and routing. In case of further orders, the ICAs ,,Physical Co-location" will be extended by 2 Mbit/s connections; further signalling channels may also be required. For details regarding design of the signalling networks and dimensioning of the signalling channels as well as the signalling protocols, please refer to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

            The location of the exchange plant with network interworking function of the Telekom telephone network at the OdZ will be determined by the Telekom. If it is not possible to provide FirstMark with further interconnection junctions ,,Physical Co-location" at a collocation location with an exchange plant with network interworking function of the Telekom telephone network, FirstMark can, instead of ordering the interconnection junctions ,,Physical Co-location" (including a further collocation room) at another collocation location with an exchange plant with network interworking function of the Telekom telephone network at the existing OdZ, also order interconnection junctions ,,Customer Sited" with termination equipment of the Telekom telephone network (2 Mbit/s-NT) at the collocation location already existing.

            Deviating from the previous regulations, FirstMark can order also ICAs ,,Customer Sited" with termination in an already existing collocation room of an existing OdZ, instead of ICAs ,,Physical Co-location" at further OdZ. In that case, the regulations according to item 1.5 of type I, ICAs ,,Customer Sited" for provision beyond the standard catchment area, are applied.

1.6 The collocation room is a standardized, separate room that is independently used by FirstMark. The collocation room has a standard area of 10 qm, however, depending on the local and space conditions, this may vary. For the constructional and electrotechnical standard features of the collocation room, please see ANNEX E - COLLOCATION ROOM.

1.7 The collocation room may be used by FirstMark only for installation and operation of transmission terminal equipment. FirstMark is not allowed to use other facilities of the Telekom, especially the antenna supports for realization of the Inter-Building section.

                     Interconnection Contract with FirstMark
                                  Confidential


1.8 The Telekom has the right to move the collocation room within the building or into another building. For details, please see ANNEX E - COLLOCATION ROOM.

1.9 For technical details, especially the description of the transmission interfaces, please see ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2 MODE OF OPERATION OF THE USEFUL CHANNELS AND ASSIGNMENT OF THE SIGNALLING CHANNELS

2.1 The ICAs,,Physical Co-location" are generally operated mutually. For further details, please see ANNEX B - ORDER / PROVISION.

2.2 Assignment of signalling channels to time slots within the digital signal connection DSV2 is made upon agreement between the Telekom and FirstMark and is regulated in ANNEX B - ORDER / PROVISION.

3           DUTIES TO COOPERATE

3.1 The ICAs ,,Physical Co-location" are provided by the Telekom, provided that FirstMark meets the necessary technical requirements according to ANNEX A - PARAMETERS AND DESCRIPTIONS.

3.2 FirstMark will suppress the equipment used for the interconnection of the gateway systems within the agreed periods and supports the Telekom in the interference suppression of the ICAs to the required extent.

3.3 Prerequisites for the utilization of the ICAs,,Physical Co-location" is the compliance with the obligations stated in ANNEX E - COLLOCATION ROOM BY FIRSTMARK.

4           QUALITY

4.1 The Telekom provides ICAs ,,Physical Co-location" with the quality paramaters according to ENCLOSURE E - QUALITY.

4.2 For further details please see ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     TYPE II
                                   VARIANT IIA

      INTERCONNECTION JUNCTIONS ,,PHYSICAL CO-LOCATION WITH DOUBLE SUPPORT"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Physical Co-location", the Telekom realizes within the frame of the technical and operational possibilities the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Physical Co-location with double support" to enable telecommunication between the users of both telephone networks. The double support of ICAs shall allow the traffic handling, although if one of the exchange plants with network interworking function within the Telekom telephone network where ICAs at one OdZ are connected to, fails. The quality might be restricted.

1.2 In addition to type II (interconnection junction ,,Physical Co-location"), the following special arrangements do apply for interconnection junctions ,,Physical Co-location with double support":

1.3 All ICAs of FirstMark at one OdZ are provided with ,,Physical Co-location with double support" in a way that they are distributed either to two or to several exchange plants with network interworking function of the Telekom telephone network at the same OdZ, depending on the technical and operational possibilities. At least one signalling channel is required per support on one exchange plant with network interworking function. Depending on the amount of the ICAs ,,Physical Co-location with double support", further signalling channels might by necessary.

1.4 The minimum quantity of ICAs ,,Physical Co-location with double support" at one OdZ is two ICAs. The ICAs ,,Physical Co-location with double support" are provided as 2 Mbit/s connections (31 channels, 64 kbit/s each). The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Physical Co-location with double support", independent of their number and routing.

            When ordering the first ICAs ,,Physical Co-location with double support", the Telekom provides one collocation room per location of the exchange plant with network interworking function of the Telekom at the OdZ.

                     Interconnection Contract with FirstMark
                                  Confidential


2           TRAFFIC ROUTING

2.1 Traffic that is delivered by the Telekom at one OdZ to the FirstMark telephone network via ICAs ,,Physical Co-location with double support", is divided on the exchange plants with network interworking function of the Telekom telephone network, in accordance to the ICAs distribution.

2.2 Due to technical restrictions in the traffic routing of the traffic to be delivered or in case of network adaptations effecting the traffic to be delivered, the Telekom is entitled to deviate from the division principle mentioned under item 2.1 temporarily or permanently to the extent of up to 25 % of the available channel capacity of the ICAs connected to an exchange plant with network interworking function of the Telekom telephone network. The division criteria need not be met in times with less traffic.

3           DUTIES TO COOPERATE

            Traffic that is delivered by FirstMark to the Telekom telephone network at one OdZ via ICAs ,,Physical Co-location with double support", is to be distributed on the exchange plants with network interworking function of the Telekom telephone network, in accordance with the ICAs distribution. In cases falling under item 2.2, FirstMark is entitled to adapt the distribution to the ratio realized by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 3

      INTERCONNECTION JUNCTIONS ,,CUSTOMER SITED 16X2 MBIT/S / 21X2 MBIT/S/
                                  63X2 MBIT/S"

                           TYPE III / TYPE IV / TYPE V
                            INTERCONNECTION JUNCTIONS
         ,,CUSTOMER SITED 16X2 MBIT/S" / ,,CUSTOMER SITED 21X2 MBIT/S" /
                          ,,CUSTOMER SITED 63X2 MBIT/S"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited", the Telekom realizes the interconnection of their telephone network with the FirstMark telephone network by means of ICAs,,Customer Sited 16x2 Mbit/s" / ,,Customer Sited 21x2 Mbit/s" / ,,Customer Sited 63x2 Mbit/s" to enable telecommunication between the users of both telephone networks.

1.2 The totality of all realized ICAs between the Telekom telephone network and the FirstMark telephone network at a location according to Enclosure F - Locations of interconnection is called network interworking. Each network interworking is allocated to a distance measuring point for the performances of the service portfolio made use of at the location of interconnection.

1.3 The ICAs ,,Customer Sited 16x2 Mbit/s" / ,,Customer Sited 21x2 Mbit/s"/ ,,Customer Sited 63x2 Mbit/s" are divided into an Inter-Building section and an Intra-Building section.

            The Inter-Building section is a CFV 16xT2MS / 21xT2MS / 63xT2MS for the transmission of 16 / 21 / 63 digital signal connections 2 Mbit/s
            (DSV2) with 31 channels, each and 64 kbit/s per channel. The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s", independent of their number and routing. The 16 / 21 / 63 digital signal connections belong to the same traffic relation. The Inter-Building section is realized by the Telekom.

            The Intra-Building section consists of the 16 / 21 / 63 ports of the exchange plant with network interworking function of the Telekom telephone network and the 16 / 21 / 63 terminations of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings.

                     Interconnection Contract with FirstMark
                                  Confidential


1.4 The termination equipment of the Telekom telephone network (2 Mbit/s-NT) is a physical interface with defined transmission characteristics between the Telekom telephone network and the FirstMark telephone network. The termination equipment (2Mbit/s-NT) is realized by the Telekom at FirstMark facilities. The output/input of the termination equipment forms the interchange point of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" to FirstMark. The interchange point is the contract-relevant interface where the responsibility for planning, installation and operation changes from one contract party to the other.

1.5 When ordering the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" at one OdZ, a package of 16 / 21 / 63 ICAs 2 Mbit/s is provided. The 31 64 kbit/s channels of the single 2 Mbit/s connections can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s", independent of their number and routing. For details regarding design of the signalling networks and dimensioning of the signalling channels as well as the signalling protocols, please refer to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

            ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" are provided only within the standard catchment areas of the respective OdZ. For the standard catchment areas please see ENCLOSURE F - LOCATIONS OF INTERCONNECTION.

            Within the frame of the existing technical and operational possibilities, the Telekom realizes ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" beyond the standard catchment area, deviating from the provision within the standard catchment area, up to a tariff distance of max. 221 km, provided that FirstMark undertakes to take this into consideration during network planning and network design, to ensure the speech quality and to assign the following delay time contingents to the Telekom:

            With an Inter-Building section having a tariff distance of
            a)            <        9 km : FirstMark assigns 0 ms to the Telekom
                          -
            b)  >  9 km   <       98 km : FirstMark assigns 1 ms to the Telekom
                          -
            c)  > 98 km   <      221 km : FirstMark assigns 2 ms to the Telekom
                          -

                     Interconnection Contract with FirstMark
                                  Confidential


            The location of the exchange plant with network interworking function of the Telekom at the OdZ will be determined by the Telekom. The Telekom is entitled due to technical or operational reasons to shift interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" to another location with an exchange plant with network interworking function of the Telekom telephone network at the same OdZ. FirstMark has to be informed about the planned shift at least three months before. All measures connected with the shift are to be agreed upon with FirstMark under consideration of their operational requirements. FirstMark will not be charged with any provision fee for that shift. If the new fixed line fee for the Inter-Building section exceeds the previous fixed line fee, FirstMark has to pay the new fee one year after the shift only.

1.6 Descriptions of the transmission interfaces and the demands on the installation of the necessary technical equipment and the power supply in FirstMark buildings are contained in ANNEX A - TECHNICAL PARAMETER AND DESCRIPTIONS.

1.7 For further technical details please see ANNEX A - TECHNICAL PARAMETER AND DESCRIPTIONS.

1.8 The ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" are realized in one-way routing.

            A capacity upgrade, that means, any combination of ICAs ,,Customer Sited 2 Mbit/s / 16x2 Mbit/s / 21x2 Mbit/s" to one ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" is possible any time at all ICAs ,,Customer Sited 2 Mbit/s / 16x2 Mbit/s / 21x2 Mbit/s" of the same traffic relation without changing the Inter-Building section, even prior to the expiry of the arranged minimum fixed line period. It will be realized according to the technical and operational possibilities. With the day of providing the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s", the contract relations of the old, summarized ICAs ,,Customer Sited 2 Mbit/s / 16x2 Mbit/s / 21x2 Mbit/s" are regarded as terminated. For the new ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s", the regulations referring to the minimum fixed line period according to ANNEX B - ORDER / PROVISION ARE VALID ANEW.

                     Interconnection Contract with FirstMark
                                  Confidential


2 MODE OF OPERATION OF THE USEFUL CHANNELS AND ASSIGNMENT OF THE SIGNALLING CHANNELS

2.1 The ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" are generally operated mutually. For further details, please see ANNEX B - ORDER / PROVISION AS FOR ICAS,,CUSTOMER SITED".

2.2 Assignment of signalling channels to time slots within the digital signal connection DSV2 is made upon agreement between the Telekom and FirstMark and is regulated in ANNEX B - ORDER / PROVISION. 3 DUTIES TO COOPERATE

3.1 The ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" are provided by the Telekom, provided that FirstMark meets the necessary technical requirements according to ANNEX A - PARAMETERS AND DESCRIPTIONS and a declaration of the real-estate owner is presented according to ss. 10 TKV97 for the premises concerned.

3.2 FirstMark will suppress the equipment used for the interconnection of the gateway systems within the agreed periods and supports the Telekom in the interference suppression of the ICAs to the required extent.

4           QUALITY

4.1 The Telekom provides ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" with the quality paramaters according to Enclosure E
            - Quality, as for ICAs,,Customer Sited".

4.2 For further details please see ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

                     Interconnection Contract with FirstMark
                                  Confidential


                           Type III / Type IV / Type V
                     Variant IIIa / Variant IVa / Variant Va

                            Interconnection junctions
               ,,Customer Sited 16x2 Mbit/s with two-way routing"
               ,,Customer Sited 21x2 Mbit/s with two-way routing"
               ,,Customer Sited 63x2 Mbit/s with two-way routing"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited 16x2 Mbit/s" / ,,Customer Sited 21x2 Mbit/s"/ ,,Customer Sited 63x2 Mbit/s", the Telekom realizes the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited 16x2 Mbit/s with two-way routing" / ICAs ,,Customer Sited 21x2 Mbit/s with two-way routing / ICAs ,,Customer Sited 63x2 Mbit/s with two-way routing" to enable telecommunication between the users of both telephone networks. The two-way routing allows the traffic handling also if one transmission route fails (primary and secondary route), even if quality is restricted.

1.2 In addition to type III / type IV / type V (interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s"), the following special arrangements do apply for interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing".

1.3 ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing" are divided into an Inter-Building section and an Intra-Building section. As for their routing within the Inter-Building section, they are divided on two different transmission routes (primary and secondary route). The primary or secondary route are routed always in spatially separated lines and routes (1.5 m distance at least). At nodes within the telephone network of the Telekom (exchange plants and transmission offices), including cable or the cable conduit inlets, this minimum distance may be smaller.

            If the prerequisites of a spatially separated secondary route cannot be fulfilled, a supplementary plant is created. The production costs of such a supplementary plant will be reimbursed by FirstMark to the Telekom according to ENCLOSURE D - PRICE.

                     Interconnection Contract with FirstMark
                                  Confidential


            Supplementary plants under these regulations are additional lines or line parts (cable or microwave line) the establishment of which becomes necessary to complete the infrastructure of the line network existing or intended within the frame of installation of the normal route in a way that the primary route ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" routed on the normal route can be routed edge-disjoint from the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" of the secondary route.

            The Inter-Building section is a CFV 16xT2MS / 21xT2MS / 63xT2MS for the transmission of 16 / 21 / 63 digital signal connections 2 Mbit/s with 31 channels, each and 64 kbit/s per channel. The Inter-Building section is realized by the Telekom. The channels can be used as useful channels or as signalling channels. Each ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing" is routed as package of 16 / 21 / 63 DSV2 over one transmission route each (primary or secondary route).

            The Intra-Building section consists of a port of the exchange plant with network interworking function of the Telekom telephone network and the termination equipment of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings (one termination equipment per digital signal connection 2Mbit/s).

1.4 The minimum quantity of ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing" at one OdZ for the first order is two ICAs (16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s) with each 16 / 21 / 63 DSV, each having 31 64 kbit/s channels. 16 / 21 / 63 2 Mbit/s interfaces are provided per ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing". The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing", independent of their number and routing. All ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way routing" of FirstMark at one OdZ are provided in a way that they are always distributed equally on two different transmission routes (primary and secondary route).

                     Interconnection Contract with FirstMark
                                  Confidential


                           TYPE III / TYPE IV / TYPE V
                     VARIANT IIIB / VARIANT IVB / VARIANT VB

                            INTERCONNECTION JUNCTIONS
                ,,CUSTOMER SITED 16X2 MBIT/S WITH DOUBLE SUPPORT"
                ,,CUSTOMER SITED 21X2 MBIT/S WITH DOUBLE SUPPORT"
                ,,CUSTOMER SITED 63X2 MBIT/S WITH DOUBLE SUPPORT"

1           DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited 16x2 Mbit/s" / ,,Customer Sited 21x2 Mbit/s"/ ,,Customer Sited 63x2 Mbit/s", the Telekom realizes within the frame of the technical and operational possibilities the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited 16x2 Mbit/s with double support" / ,,Customer Sited 21x2 Mbit/s with double support" / ,,Customer Sited 63x2 Mbit/s with double support" to enable telecommunication between the users of both telephone networks. The double support of ICAs shall allow the traffic handling between both telephone networks, although if one of the exchange plants with network interworking function within the Telekom telephone network where ICAs at one OdZ are connected to, fails. The quality might be restricted.

1.2 In addition to type III / type IV / type V (interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s"), the following special arrangements do apply for interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support".

1.3 ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" are divided into an Inter-Building section and an Intra-Building section.

            The Inter-Building section is a CFV 16xT2MS / 21xT2MS / 63xT2MS for the transmission of 16 / 21 / 63 digital signal connections 2 Mbit/s with 31 channels, each and 64 kbit/s per channel. ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" are realized as for transmission as one-way route - divided as uniform as possible - switched either to two or to several exchange plants with network interworking function of the Telekom telephone network at the same OdZ, depending on the technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


            A minimum of one package of 16 / 21 / 63 DSV2 is switched to each VE:N. The actual distribution of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" on the involved exchange plants with network interworking function of the Telekom telephone network depends on the technical and operational possibilities and will be agreed upon with FirstMark.

            The Intra-Building section consists of the 16 / 21 / 63 ports of the exchange plant with network interworking function of the Telekom telephone network and the 16 / 21 / 63 terminations of the Telekom telephone network (2 Mbit/s-NT), including the related indoor routings (one termination equipment per digital signal connection 2Mbit/s).

1.4 The minimum quantity of ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" at one OdZ for the first order is two ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" with each 16 / 21 / 63 DSV, each having 31 64 kbit/s channels. 16 / 21 / 63 2 Mbit/s interfaces are provided per ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support". The channels can be used as useful channels or as signalling channels. The signalling channels are part of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support", independent of their number and routing.

2           TRAFFIC ROUTING

2.1 Traffic that is delivered by the Telekom at one OdZ to the FirstMark telephone network via ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support", are divided on the exchange plants with network interworking function of the Telekom telephone network, in accordance to the ICAs distribution.

2.2 Due to technical restrictions in the traffic routing of the traffic to be delivered or in case of network adaptations effecting the traffic to be delivered, the Telekom is entitled to deviate from the division principle mentioned under item 2.1 temporarily or permanently to the extent of up to 25 % of the available channel capacity of the ICAs connected to an exchange plant with network interworking function of the Telekom telephone network. The division criteria need not be met in times with less traffic.

                     Interconnection Contract with FirstMark
                                  Confidential


3           DUTIES TO COOPERATE

            Traffic that is delivered by FirstMark to the Telekom telephone network at one OdZ via ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support", is to be distributed on the exchange plants with network interworking function of the Telekom telephone network, in accordance with the ICAs distribution. In cases falling under item 2.2, FirstMark is entitled to adapt the distribution to the ratio realized by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                           TYPE III / TYPE IV / TYPE V
                     VARIANT IIIC / VARIANT IVC / VARIANT VC

                            INTERCONNECTION JUNCTIONS

     ,,CUSTOMER SITED 16X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY ROUTING" ,,CUSTOMER SITED 21X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY ROUTING" ,,CUSTOMER SITED 63X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY ROUTING"

1 DESCRIPTION OF PERFORMANCE

1.1 As an option to the ICAs ,,Customer Sited 16x2 Mbit/s" / ,,Customer Sited 21x2 Mbit/s"/ ,,Customer Sited 63x2 Mbit/s", the Telekom realizes within the frame of the technical and operational possibilities the interconnection of their telephone network with the FirstMark telephone network by means of ICAs ,,Customer Sited 16x2 Mbit/s with double support and two-way routing" / ,,Customer Sited 21x2 Mbit/s with double support and two-way routing"/ ,,Customer Sited 63x2 Mbit/s with double support and do two-way routing" to enable telecommunication between the users of both telephone networks.

            The two-way routing allows the traffic handling also if one transmission route fails (primary and secondary route), even if quality is restricted. The double support of ICAs shall allow the traffic handling, although if one of the exchange plants with network interworking function within the Telekom telephone network where ICAs at one OdZ are connected to, fails. The quality might be restricted.

1.2 In addition to type III, IIIa and IIIb / IV, IVa and IVb / V, Va and Vb the following special arrangements do apply for interconnection junctions ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way routing".

1.3 ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way routing" are divided into an Inter-Building section and an Intra-Building section. They are - divided as uniform as possible - switched either to two or to several exchange plants with network interworking function of the Telekom telephone network at the same OdZ, depending on the technical and operational possibilities. As for their routing within the Inter-Building section, the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way routing" are distributed on two different transmission routes (primary and secondary route).

                     Interconnection Contract with FirstMark
                                  Confidential


1.4 The minimum quantity of ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way routing" at one OdZ per exchange plant with network interworking function of the Telekom telephone network for the first order is two ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with each 16 / 21 / 63 DSV2, each having 31 64 kbit/s channels. The channels can be used as useful channels or as signalling channels.The signalling channels are part of the ICAs ,,Customer Sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way routing, independent of their number or routing.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   ENCLOSURE C

                                SERVICE PORTFOLIO


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                   ENCLOSURE C "SERVICE PORTFOLIO" CONSISTING
                             OF THE FOLLOWING PARTS:

                                     PART 1
                  "TECHNICAL REALISATION OF THE INTERCONNECTION
                       SERVICES PERFORMED BY THE TELEKOM"

                                     PART 2
                   "INTERCONNECTION SERVICES PERFORMED BY THE
                                    TELEKOM"

                                     PART 3
                "INTERCONNECTION SERVICES PERFORMED BY FIRSTMARK"


                                                                         Page II

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 1

              TECHNICAL REALISATION OF THE INTERCONNECTION SERVICES
                            PERFORMED BY THE TELEKOM


                                                                        Page III

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                                  Confidential


              TECHNICAL REALISATION OF THE INTERCONNECTION SERVICES
                            PERFORMED BY THE TELEKOM

1.          GENERAL PRINCIPLES

1.1         Maintenance of network integrity

            The specifications defined on the basis of these principles and described in detail in the following paragraphs apply for the technical realisation of the interconnection services. These are used to reduce traffic shifts and concentrations in the telephone network of the Telekom and thus to reduce the influence on the functionality of the network. The principles for the technical realisation described below are to maintain the network integrity in the meaning of Article 3, Paragraph 2 of Guideline 90/387 EEC of the Council dated 28 June 1990 and Article 10 of Guideline 97/33 EC of the European Parliament and the Council dated 30 June 1997.

1.2         Realisation of further OdZ to maintain the network integrity

            In order to maintain the network integrity the Telekom may request FirstMark to order ICAs at other locations according to ENCLOSURE F
            - LOCATIONS OF INTERCONNECTION, in case it must be expected - due to the traffic information provided in the planning agreements and orders, or due to the traffic development - that the traffic from and in the allocated basic catchment areas according to ENCLOSURE F
            - LOCATIONS OF INTERCONNECTION, Category A - of these locations will result in an exceeding of the threshold value defined in items 2 and
            3. The threshold value is exceeded when the traffic value according to the measuring method described in ANNEX D - OPERATION exceeds
            48.8 Erlang.

                     Interconnection Contract with FirstMark
                                  Confidential


1.3         Definitions

        Close to source:      Transfer of the connection to the OdZ which, in
                              its allocated basic catchment area (according to ANNEX F - LOCATIONS OF INTERCONNECTION, category
                              A), includes the local network where the telephone connection of the calling customer is switched.

        Close to destination: Transfer of the connection to the OdZ which, in its allocated basic catchment area (according to ANNEX F - LOCATIONS OF INTERCONNECTION, category
                              A), includes the local network in which the connection is terminated.

        Odz of category A     Locations of interconnection (OdZ) of category A
                              are locations at which the Telekom offers the utilization of its interconnection services under the conditions fixed in this Enclosure C, and that from or to the respective basic catchment area.

        Odz of category B     Locations of interconnection (OdZ) of category B
                              are locations at which the Telekom offers the utilization of its interconnection services under the conditions fixed in this Enclosure C, and that from or to the respective standard catchment area.

1.4         Allocation of catchment areas

            The allocation of the catchment areas to the individual OdZ utilized by FirstMark is specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. Upon request by FirstMark the allocation of the catchment areas of FirstMark for the direction of traffic, FirstMark - Telekom (Services Telekom-B.1 and FirstMark-B.2) can differ from the allocation of the standard catchment areas according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category B - within the scope of the corresponding basic catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A. A deviation from the basic catchment areas according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A - is not possible, i.e. the catchment areas specified by FirstMark must cover the corresponding basic catchment area completely, i.e. without any gaps and overlapping.

                     Interconnection Contract with FirstMark
                                  Confidential


2           PRINCIPLES FOR THE TECHNICAL REALISATION OF TRANSFER SERVICES

2.1. The interchange of the connections to FirstMark is normally performed "close to source", i.e. at the OdZ whose basic catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A
            - includes the local network to which the calling customer's telephone is connected. For details and exceptions (e.g. connections to non-geographical destinations) refer to Part 2 of this Enclosure C and ANNEX G - MUTUAL PERFORMANCE RELATIONS. In case FirstMark has an OdZ in the standard catchment area, the close-to-source interchange is performed at the OdZ whose allocated standard catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category B - includes the local network to which the calling customer's telephone is connected. Connections interchanged close to the source are not considered in the measurement of the threshold value.

2.2         Exceptions from the close-to-source interchange

2.2.1       Compliance with threshold value

            As long as the threshold value is not exceeded by the traffic to and from the basic catchment area of one of the 23 locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION, ICAs are not required at such locations. In such case the realisation of ICAs at another location of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION - to be agreed upon with the Telekom will be sufficient. At such location the connections from this basic catchment area can be transferred - provided that the threshold value is not exceeded by the traffic to and from the corresponding basic catchment area.

2.2.2       Connections not interchanged close to the source according to item
            2.2.1 are considered in the measurement of the threshold value.

2.3 Utilization of the network services of the Telekom for voice telephone services for the public is only possible when FirstMark maintains a switching connection network with at least one OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION as well as three self-operated transmission routes (lines) which end in three different local networks. For a nation-wide provision of voice telephone services such OdZ must be a location of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

                     Interconnection Contract with FirstMark
                                  Confidential


            Furthermore, the right to use these services is restricted to the transfer from the license area and, in the case of line licenses, to the local networks where the line ends. If FirstMark, within the scope of a regional license or line license, is entitled to utilize transfer services in a part of the above mentioned catchment areas only, FirstMark undertakes not to utilize the transfer service outside of this area and to establish a free information service for calls outside of its license area explaining the restriction of the scope of services. The information service is to be dimensioned such that there will not be any blockades or call repetitions in the telephone network of the Telekom.

3           PRINCIPLES FOR THE TECHNICAL REALISATION OF TERMINATION SERVICES

            The following principles apply to the termination of connections of a subscriber network and/or a connection network provider in the network of the Telekom, regardless of the fact whether these connections have their origin in the network of FirstMark, the network of the Telekom or another network provider.

3.1 Termination of connections with geographical destination number (area code and subscriber number)

3.1.1 The take-over of the connections with geographical destination number (area code and subscriber number) for termination or further exchanging in the network of the Telekom is performed either close to the destination, i.e. at the OdZ whose allocated basic catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A
            - includes the local network where the connection is terminated, or close to the source, i.e. at the OdZ whose allocated basic catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A
            - includes the local network where the telephone connection of the calling customer is switched.

            In case FirstMark has an OdZ in the standard catchment area, the close-to-destination or close-to-source take-over is performed at the OdZ whose allocated standard catchment area according to ANNEX F
            - LOCATIONS OF INTERCONNECTION, Category B - includes the local network where the connection is terminated or at the OdZ whose allocated standard catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category B - includes the local network where the telephone connection of the calling customer is switched.

3.1.2 Connections transferred close to the destination or close to the source according to item 3.1.1 are not considered in the measurement of the threshold value.

                     Interconnection Contract with FirstMark
                                  Confidential


3.2         Compliance with threshold value

3.2.1 As long as the threshold value is not exceeded by the traffic to and from the basic catchment area of one of the 23 locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION, the realisation of ICAs is not required at such locations. In such case the realisation of ICAs at another location of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION - to be agreed upon with the Telekom will be sufficient. At such location the interchange of connections from this basic catchment area can be performed - provided that the threshold value is not exceeded by the traffic to and from the corresponding basic catchment area.

3.2.2 Connections not handed over close to the source or close to the destination according to item 3.2.1, are considered in the measurement of the threshold value.

3.3 According to the specifications of item 3.1.1 a network provider contracted by FirstMark can hand over connections to the Telekom for termination either close to the destination or close to the source. These connections are not considered in the measurement of the threshold value. In addition to that the contracted network provider can hand over connections neither close to the source nor close to the destination according to item 3.2.1, provided that the threshold value is not exceeded. In such case the connections are considered in the measurement of the threshold value for the contracted network provider.

3.4 Termination of connections with international and non-geographical destinations

3.4.1 The take-over of the connections with international and non-geographical destinations for termination or further exchange in the telephone network of the Telekom is performed close to the source, i.e. at the OdZ whose allocated standard or basic catchment area according to ANNEX F - LOCATIONS OF INTERCONNECTION - includes the local network in which the connection has its origin.

3.4.2 Connections handed over close to the source according to item 3.3.1 are not considered in the measurement of the threshold value.

3.5         For details and exceptions regarding the traffic routing refer to
            Part 2 of this Enclosure C in connection with the corresponding interconnection services and to ANNEX G - MUTUAL PERFORMANCE RELATIONS.

                     Interconnection Contract with FirstMark
                                  Confidential


4           MIGRATION IN CASE THE THRESHOLD VALUE IS EXCEEDED

4.1         Adding other OdZ to the planning agreements

            The Telekom can request FirstMark to add another OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A, to the planning agreements, in case the threshold value for this OdZ is exceeded due to the traffic to and from the basic catchment area according to the traffic information given in the planning agreements.

            Should FirstMark fail to comply with Telekom's request by the due date stipulated in Part 1 of ANNEX B - ORDER/PROVISION, the planning agreements shall be considered as not coordinated.

4.2         Adding other OdZ to the orders

            The Telekom shall be entitled to reject an order of ICAs at an OdZ, in case the threshold value at another OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION, Category A - is exceeded due to the traffic to and from the basic catchment area according to the traffic information given in FirstMark's order.

            In such case the Telekom will request FirstMark in writing, to order the quantity of ICAs required for complying with the threshold value at the corresponding OdZ in accordance with the specifications of ANNEX B - ORDER/PROVISION.

            The other OdZ shall be agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

4.3 Realisation of other OdZ due to the development of the traffic at existing OdZ

4.3.1       Consequences of an exceeding of the threshold value

            To find out if the threshold value is exceeded due to the actual development of the traffic at an OdZ the Telekom is entitled to perform, at any time, traffic measurements according to the methods specified in ANNEX D - OPERATION.

            In case the Telekom finds out that the threshold value is exceeded, the Telekom will immediately request FirstMark to order ICAs at such OdZ within a period of 20 working days, indicating the result of the measurement and the number of ICAs required at the corresponding OdZ to comply with the threshold value and the time required for providing these ICAs.

                     Interconnection Contract with FirstMark
                                  Confidential


            The other OdZ is to be agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

            In case FirstMark fails to order the ICAs within a period of 20 working days for the earliest provision date possible stated by the Telekom, FirstMark shall be obliged to take appropriate traffic management measures to make sure that the threshold value is complied with. The Telekom is only obliged to transfer and terminate connections to such an extent that the traffic at this OdZ does not exceed the threshold value to the corresponding catchment area.

            In case FirstMark orders the ICAs, the realisation of connections for the portions above the threshold value is performed according to the existing technical and operational possibilities until the ICAs can be provided. The quality agreed upon according to ENCLOSURE E - QUALITY is not guaranteed for traffic portions above the threshold value.

4.3.2       Control of measuring result

            In case FirstMark does not object to the presented measuring result when placing the order mentioned in item 4.3.1, Telekom's measuring result shall be considered confirmed.

            In case FirstMark objects to Telekom's measuring result when placing the order, presenting their own measuring result determined on the basis of the measuring method specified in ANNEX D - OPERATION, it is to be clarified within a period of 10 working days after the receipt of the objection in a meeting of experts if the threshold value is exceeded or not. In case there is no agreement on this within a period of 20 working days after receipt of the objection, each of the parties to this contract can request with a notice of 10 working days that an independent expert as mentioned in ANNEX H - CONTACT PERSONS- should be appointed.

            Otherwise the objection shall be considered withdrawn and cannot be put forward again.

            The result of the independent expert shall be binding on both parties to the contract.

            In case the Telekom's measuring result is not confirmed by the neutral expert opinion, FirstMark shall be entitled to cancel the ordered ICAs free of charge. In such case the Telekom shall bear the costs for the independent expert opinion.

            In case the Telekom's measuring result is confirmed by the independent expert opinion, FirstMark shall bear the costs for the independent expert opinion.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 2

                INTERCONNECTION SERVICES PERFORMED BY THE TELEKOM


                                                                        Paage IV

                     Interconnection Contract with FirstMark
                                  Confidential


LIST OF CONTENTS

Telekom-B.1  Connections to the national telephone network of the Telekom from the telephone network of FirstMark

Telekom-B.2  Connections from the national telephone network of the Telekom to
             FirstMark as a connection network provider

Telekom-O.1  Connections via the telephone network of the Telekom to foreign telephone networks

Telekom-O.2  Connections via the national telephone network of the Telekom to other national fixed networks

Telekom-O.3  Connections via the telephone of the Telekom to the national mobile phone networks

Telekom-O.4  Connections to Inmarsat subscribers

Telekom-O.5  Connections to Freephone-Service of FirstMark under the service code 0800 or 0130

Telekom-O.6  Connections to Telekom's Shared Cost Service 0180 and to the Shared
             Cost Service 0180 of other network providers

Telekom-O.7  Connections to the T-Vote-Call of the Telekom

Telekom-O.10 Connections to Iridium and EMSAT subscribers

Telekom-O.11 Connections to the 0700 Service of the Telekom and the 0700 Service
             of other network providers

Telekom-O.12 Connections to the Online service of FirstMark under the access code 019xx

Telekom-O.13 Connections from foreign telephone networks to the International
             Freephone Service (IFS) / Universal International Freephone Service (UIFS) of FirstMark

Telekom-Z.1  Connections to the emergency call polling stations (agreed between
             FirstMark and the emergency call carriers)

Telekom-Z.2  Connections to the information services of the Telekom

Telekom-Z.3  Connection to the call information service of the Telekom


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Telekom-Z.4  Connections to the 0190 1-9 service of the Telecom - with
             Online-Billing-Method -

Telekom-Z.5  Connections to mobile call services

Telekom-Z.6  Connections to the EXPO 2000 Call Center of the Telekom

Telekom-Z.7  Connections from the national telephone network of the Telekom to the call information service of FirstMark under the service code 118xy - with Offline Billing Method -

Telekom-Z.8  Connections to the Berlin-Bonn information service of the Telekom


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                                   TELEKOM-B.1
          CONNECTIONS TO THE NATIONAL TELEPHONE NETWORK OF THE TELEKOM
                     FROM THE TELEPHONE NETWORK OF FIRSTMARK

1           DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to subscribers' terminals in the national telephone network of the Telekom with geographical destination number (area code and subscriber's number).

1.2. The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by FirstMark:
            DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel, a signalling request at a central database
            (RNPS) and the switching and holding of the basic channel and the connection from the network interworking to the subscriber's terminal of the Telekom.

1.4 The services described in this chapter do not include the transit to subscribers' terminals of other subscriber network providers even in the case of "ported subscriber numbers".

1.5 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will provide the services described in this chapter according to their existing technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A.

2.4 When establishing the connection FirstMark will hand over the Calling Line Identification (CLI). 3 TRAFFIC ROUTING

3.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing. 4 QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-B.2
         CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF THE TELEKOM
                  TO FIRSTMARK AS A CONNECTION NETWORK PROVIDER

1           DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections originating in the national telephone network of the Telekom to FirstMark when FirstMark was selected as a connection network provider by a subscriber of the Telekom.

1.2. The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The Telekom will carry out the technical modifications and administrative changes for the connection network provider selection.

1.4 The services include the establishment of the connection via the signalling channel, and the switching and holding of the basic channel and the connection up to the network interworking of FirstMark.

1.5 The selection of the connection network provider is performed via a preselection which is permanent for Telekom's subscribers or, in the case of individual connections, via a connection network provider code (prefix, call-by-call) dialled by the calling subscriber of the Telekom.

1.6 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2           DUTY TO COOPERATE

2.1 FirstMark shall be obliged to accept at their gateway plant the connections (handed over by the Telekom at the ICAs) from subscribers of the Telekom who have selected FirstMark as the connection network provider.

2.2 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.3 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 FirstMark will support the ISDN performance features listed in item 1.2, in particular the calling line identification (CLI) across the network borders.

2.5 FirstMark will inform the Telekom of the subscribing customers who have selected FirstMark as their permanently preset connection network provider. The details of this will be agreed upon by the parties to the contract.

3           TRAFFIC ROUTING

3.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are handed over close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. The connections are handed over on the B.2-bundle, traffic current B.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the details refer to ENCLOSURE E - QUALITY.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.1
              CONNECTIONS VIA THE TELEPHONE NETWORK OF THE TELEKOM
                          TO FOREIGN TELEPHONE NETWORKS

1           DESCRIPTION OF SERVICES

1.1 Within the scope of their existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of FirstMark, another national telephone network or a national mobile phone network to a foreign telephone network.

1.2. The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel, and the switching and holding of the basic channel and the connection up to the subscriber's terminal in the foreign telephone network.

1.4 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark hands over the connections with the calling line identification (CLI). Otherwise the Telekom shall not be obliged to establish the connection according to 1.1.

2.4 FirstMark will hand over the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark hands over the connections on the B.1-bundle, traffic current A.

                     Interconnection Contract with FirstMark
                                  Confidential


3           TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter aretreated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5.          TERM

            This interconnection service will be agreed for a fixed period ending on 31 May 2000. It can be terminated by both parties at 3 months notice at the end of the corresponding month.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.2
          CONNECTIONS VIA THE NATIONAL TELEPHONE NETWORK OF THE TELEKOM
                        TO OTHER NATIONAL FIXED NETWORKS

1           DESCRIPTION OF SERVICES

1.1 Within the scope of their existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to terminals in other national fixed networks (for voice telephone services with area code and subscriber number), with which the Telekom has entered into corresponding interconnection agreements.

1.2. The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by the terminating subscriber network provider: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel, a signalling request at a central database
            (RNPS) and the switching and holding of the basic channel and the connection up to the subscriber's terminal in the other national fixed network.

1.4 The services described in this chapter include the transit to subscribers' terminals of other subscriber network providers even in the case of "ported subscriber numbers".

1.5 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A.

3           TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter aretreated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5           TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom shall be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.3
                  CONNECTIONS VIA THE TELEPHONE OF THE TELEKOM
                      TO THE NATIONAL MOBILE PHONE NETWORKS

1           DESCRIPTION OF SERVICES

1.1 Within the scope of their existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to a national mobile telephone network with which the Telekom has entered into a corresponding interconnection agreement.

1.2. The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are also made available by the mobile telephone network provider: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection up to the subscriber's terminal in the national mobile telephone network.

1.4 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A.

                     Interconnection Contract with FirstMark
                                  Confidential


3           TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality is not guaranteed by the Telekom.

5           TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom shall be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.4
                       CONNECTIONS TO INMARSAT SUBSCRIBERS

1           DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to Inmarsat subscribers which can be reached with the following access codes:

            Inmarsat-A-subscribers:     008711, 008721, 008731, 008741,
                                        008718, 008728, 008738, 008748
            Inmarsat-B-subscribers:     008703 0-8, 008713 0-8, 008723 0-8,
                                        008733 0-8, 008743 0-8
            Inmarsat-Aero-subscribers:  008715, 008725, 008735, 008745
            Inmarsat-M-subsribers:      008706, 008716, 008726, 008736, 008746
            Inmarsat-Phone-subscribers: 0087076, 0087176, 0087276, 00877376
            Inmarsat-B-HS-subscribers:  0087039, 0087139, 0087239, 0087339,
                                        0087439

1.2 The services include the establishment of the connection via the signalling channel, and the switching and holding of the basic channel and the connection up to the Inmarsat subscriber.

1.3 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A.

                     Interconnection Contract with FirstMark
                                  Confidential


3           TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality is not guaranteed by the Telekom.

5           TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom shall be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.5
                  CONNECTIONS TO FREEPHONE-SERVICE OF FIRSTMARK
                       UNDER THE SERVICE CODE 0800 OR 0130

1           DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to 1.6 fully automatic connections from the national telephone network of the Telekom and from other national telephone networks and mobile telephone networks, with which the Telekom has entered into corresponding interconnection agreements, to the Freephone-Service of FirstMark under the service code 0800 or, for the period of the existing temporary arrangements, under the service code 0130. With the realisation of the Carrier-Selection Phase II the Telekom, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to 1.6 fully automatic connections from the national telephone network of the Telekom and from other national telephone networks and mobile telephone networks, with which the Telekom has entered into corresponding interconnection agreements, to the Freephone-Service of FirstMark under the service code 0800 or, for the period of the existing temporary arrangements, under the service code 0130.

1.2         Within the scope of the interface specification according to ANNEX A
            - TECHNICAL PARAMETERS AND DESCRIPTIONS - the following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are also made available by the interconnection partners involved: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel, a signalling request at a central database (IN) and the switching and holding of the basic channel up to the network interworking of FirstMark.

1.4 The Telekom provides subscribers who have selected the Telekom as connection network provider free access to Freephone-Service numbers of FirstMark under the service codes 0800 or 0130.

1.5 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.6 Connections according to 1.1 are only established via the locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

                     Interconnection Contract with FirstMark
                                  Confidential

2           DUTY TO COOPERATE

2.1 FirstMark is obliged to accept at its gateway plant the connections (handed over by the Telekom at the ICAs) from subscribers who dialled a Freephone-Service of FirstMark under the service code 0800 or 0130, and not to hand over such connections as termination or transit services to or via the telephone network of the Telekom.

2.2 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.3 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 FirstMark shall transfer to the RegTP database the corresponding 0800 or 0130 numbers which can be accessed via its Freephone-Service under the service code 0800 or 0130.

2.5         FirstMark will support the ISDN performance features mentioned in item 1.2 across the network borders.

3           TRAFFIC ROUTING

3.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to 1.6 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. The interchange of the connections is performed on the B.1 bundle, traffic current C.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

                     Interconnection Contract with FirstMark
                                  Confidential


5           TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom shall be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.6
              CONNECTIONS TO TELEKOM'S SHARED COST SERVICE 0180 AND
           TO THE SHARED COST SERVICE 0180 OF OTHER NETWORK PROVIDERS

1           DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the Shared Cost Service 0180 of the Telekom and the Shared Cost Service 0180 of other network providers, with which the Telekom has entered into corresponding interconnection agreements.

            With the realisation of the Carrier-Selection Phase II the Telekom, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the Shared Cost Service 0180 of the Telekom and the Shared Cost Service 0180 of other network providers, with which the Telekom has entered into corresponding interconnection agreements.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking up to the subscriber terminal using the 0180 service.

1.3 The Telekom will provide the services described in 1.2 within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.4 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are also made available by
            FirstMark: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

                     Interconnection Contract with FirstMark
                                  Confidential


2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.
            FirstMark will hand over the connections on the B.1 bundle, traffic current A.

3           TRAFFIC ROUTING

            Connections transferred to FirstMark at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter aretreated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5           PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom(1) (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the Shared Cost Service 0180 of the Telekom and the Shared Cost Service of other network providers, with which the Telekom has entered into corresponding agreements. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6           TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 In the cases stipulated in item 6.1 the Telekom is be obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

----------
(1) When First-Mark-0.6 is also agreed the AGB price of FirstMark can be used as the basis alternatively for connections to the Shared Cost Service 0180 of the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.7
                  CONNECTIONS TO THE T-VOTE-CALL OF THE TELEKOM

1           DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the T-Vote-Call of the Telekom under the following access codes:

            0137 1, 2, 3, 4
            0138

            With the realisation of the Carrier-Selection Phase II the Telekom, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the T-Vote-Call of the Telekom under the following access codes:

            0137 1, 2, 3, 4
            0138

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking of FirstMark up to the T-Vote-Call of the Telekom.

1.3 The Telekom will provide the services described in 1.2 within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.3 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

            FirstMark will hand over the connections on the B.1 bundle, traffic current A.

                     Interconnection Contract with FirstMark
                                  Confidential

3           TRAFFIC ROUTING

            Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing, as far as possible even if traffic management measures are taken.

4           QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5           PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the T-Vote-Call of the Telekom. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

                     Interconnection Contract with FirstMark
                                  Confidential


6           TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 The Telekom is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  TELEKOM-O.10
                  CONNECTIONS TO IRIDIUM AND EMSAT SUBSCRIBERS

1.          DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to Iridium and EMSAT subscribers which can be accessed via satellite under the following access codes:

            Iridium subscribers:                008816, 008817
            EMSAT subscribers:                  0088213

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection to Iridium and EMSAT connections.

1.3 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.4 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A.

3           TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

                     Interconnection Contract with FirstMark
                                  Confidential


4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality will not be guaranteed by the Telekom.

5           PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to Iridium and EMSAT subscribers. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6           TERM

6.1 This interconnection service will be agreed for a fixed period ending on 31 May 2000. It can be terminated at any time by both parties at 3 months notice at the end of the corresponding month.

6.2 The Telekom is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  TELEKOM-O.10
                   CONNECTION TO IRIDIUM AND EMSAT SUBSCRIBERS
                           VALID AS FROM 01 JUNE 2000

1.          DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to Iridium and EMSAT subscribers which can be accessed via satellite under the following access codes:

            Iridium subscribers:                008816, 008817
            EMSAT subscribers:                  0088213

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection to Iridium and EMSAT connections.

1.3 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

2           DUTY TO COOPERATE

2.1 FirstMark shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS. FirstMark will hand over the connections on the B.1 bundle, traffic current A. 3 TRAFFIC ROUTING

            Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

                     Interconnection Contract with FirstMark
                                  Confidential


4           QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2         For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality will not be guaranteed by the Telekom.

5           TERMINATION

            This interconnection service will be agreed for an indefinite period. It can be terminated by at any time the parties at 1 month notice with effect from the end of the corresponding month.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  TELEKOM-O.11
               CONNECTIONS TO THE 0700 SERVICE OF THE TELEKOM AND
                   THE 0700 SERVICE OF OTHER NETWORK PROVIDERS

1     DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the 0700 service of the Telekom and the 0700 service of other network providers, with which the Telekom has entered into corresponding interconnection agreements.

      With the realisation of the Carrier-Selection Phase II the Telekom, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the 0700 service of the Telekom and the 0700 service of other network providers, with which the Telekom has entered into corresponding interconnection agreements.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking to the subscriber using the 0700 service.

1.3 The Telekom will provide the services described in 1.2 within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.4 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by FirstMark: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1   FirstMark shall comply with the technical conditions according to ANNEX A
      - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will hand over the connections mentioned in item 1.1 close to the source or close to the destination via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas agreed upon in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will hand over the connections on the B.1 bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing, as far as possible even if traffic management measures are taken.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom(1) (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to 0700 service of the Telekom and the 0700 service of other network providers, with which the Telekom has entered into corresponding agreements. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 In the cases stipulated in item 6.1 the Telekom is be obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

----------
(1) When First-Mark-O.11 is also agreed the AGB price of FirstMark can be used as the basis alternatively for connections to the 0700 service of the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  TELEKOM-O.12
                 CONNECTIONS TO THE ONLINE SERVICE OF FIRSTMARK
                           UNDER THE ACCESS CODE 019XX

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of the Telekom to the online service of FirstMark under the access code 019xx.

      With the realisation of the Carrier-Selection Phase II the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of the Telekom to the online service of FirstMark under the access code 019xx.

      The service described here does not include the transfer of traffic from public telephone terminals (Otel) of the Telekom.

1.2 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection up to the network interworking of FirstMark.

1.4 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.5 The services described in this chapter do not include any accounting to the subscribers of the Telekom.

2     DUTY TO COOPERATE

2.1 FirstMark is obliged to accept at its gateway plant at all OdZ the connections (transferred at the ICAs) from subscribers who have dialled the online service of FirstMark under the access code 019xx.

2.2   FirstMark shall comply with the technical conditions according to ANNEX A
      - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


2.3 FirstMark shall enter into the required planning agreements with the Telekom and order the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 FirstMark will support the ISDN performance features mentioned in item 1.2, in particular the Calling Line Identification (CLI), across the network borders.

3     TRAFFIC ROUTING

3.1 Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      The transfer of the connections is performed on the B.1 bundle, traffic current C.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

5     TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  TELEKOM-O.13
        CONNECTIONS FROM FOREIGN TELEPHONE NETWORKS TO THE INTERNATIONAL
      FREEPHONE SERVICE (IFS) / UNIVERSAL INTERNATIONAL FREEPHONE SERVICE
                               (UIFS) OF FIRSTMARK

1.    DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at a location according to 1.5 fully automatic connections from foreign telephone networks to the International Freephone Service (IFS) ) / Universal International Freephone Service (UIFS) of FirstMark, provided that FirstMark has a 5-digit VNB code.

1.2 In the case of connections from another country which do not contain any "Calling Party Address" information, the Telekom will provide information in the "Calling Party Address" field, with which it is possible to determine the country from which the connection originates.

1.3 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection up to the network interworking of FirstMark.

1.4 The Telekom will provide the services described in this chapter within the scope of the traffic amount and structure ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.5 Connections according to 1.1 are only established via an agreed location of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

2     DUTY TO COOPERATE

2.1 FirstMark is obliged to accept at their gateway plant at the agreed OdZ the connections of customers (transferred by the Telekom at the ICAs) who have dialled the IFS/UIFS of FirstMark and not to transfer such connections to the Telekom as transit services via the telephone network of the Telekom.

2.2   FirstMark shall comply with the technical conditions according to ANNEX A
      - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with the Telekom.

2.3 FirstMark shall enter into the required planning agreements with the Telekom and order the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2.4 FirstMark shall enter into bilateral agreements with the international source network provider on the provision of access to the corresponding IFN/UIFN. The routing number format agreed with the Telekom, i.e. "49 10 XY 21 xxxxxxx" for IFS, and "49 10 XY 1 xxxxxxx" for UIFS, shall be used.

2.5 FirstMark will disclose to the Telekom the source network operators and the corresponding IFS/UIFS numbers from which FirstMark will transfer connections to the Telekom within the scope of the services described in this chapter.

3     TRAFFIC ROUTING

3.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to 1.5 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      The transfer of the connections is performed on the B.1 bundle, traffic current C.

4     QUALITY

4.1 Connections transferred to FirstMark within the scope of the services described in this chapter are treated discrimination-free as regards quality characteristics.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

5     TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.1
  CONNECTIONS TO THE EMERGENCY CALL POLLING STATIONS (AGREED BETWEEN FIRSTMARK
                        AND THE EMERGENCY CALL CARRIERS)

1     DESCRIPTION OF SERVICES

1.1 The Telekom, within the scope of its existing technical and operational possibilities(1), provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the emergency call polling stations agreed between FirstMark and the emergency call carriers.

1.2 The emergency call polling stations of the emergency call carriers are linked to the telephone network of the Telekom via analogue and digital emergency call terminals.

      In the case of digital emergency call polling stations the phone number of the calling subscriber is always transmitted. This is not possible with analogue emergency call polling stations. In both cases no information is transmitted which indicates the corresponding network provider of the calling subscriber.

      After having been informed by FirstMark about the agreed emergency call polling stations, the Telekom will provide the corresponding coded emergency call numbers for the emergency polling stations to be addressed. For the details concerning the coding refer to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

1.3 FirstMark will be informed about any changes in the coded emergency call numbers.

----------
(1)   There may be restrictions, for example, in the following cases:

      Different, special traffic routing measures have been agreed on a local level between the emergency call carriers and the Telekom within the scope of the local technical and operational possibilities.

      It must be checked in each individual case if such specific solutions can be realised in the telephone network of the Telekom for emergency call connections from the network of FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark informs the Telekom about the emergency call polling stations agreed with the emergency call carriers, which are to be addressable from the telephone network of FirstMark, except for the central contact mentioned in ANNEX H - CONTACT PERSONS.

2.3 FirstMark is obliged to take all measures required for a proper transfer of the emergency call connections to the telephone network of the Telekom.

      A proper transfer mainly requires:

      - Transfer of the emergency call connections in the subscriber number format according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS with evaluable coding;
      - Compliance with the borders of the geographical emergency call catchment areas agreed between FirstMark and the emergency call carriers;
      - Measures which avoid that subscribers can reach an inappropriate emergency call polling station by dialling an area code;
      - Measures which avoid the subscribers reach the telephone network of the Telekom by directly dialling coded emergency call numbers.

2.4 After the configuration of its telephone network FirstMark shall test the proper transfer of the emergency call connections to the emergency call polling stations and confirm it in writing to the central contact of the Telekom mentioned in ANNEX H - CONTACT PERSONS.

2.5 In the case of changes (e.g. cancellation of emergency call polling stations or changes in the coded emergency call numbers) FirstMark shall carry out the required modifications in its telephone network immediately.
      Item 2.4 shall apply accordingly.

2.6   FirstMark transfers the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

                     Interconnection Contract with FirstMark
                                  Confidential


4     QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality. Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5     TERMINATION

      In case FirstMark fails to comply (substantial and lasting non-compliance) with its cooperation duties mentioned in item 2, and if this non-compliance continues even after a complaint, the Telekom shall be entitled to terminate this interconnection service without notice.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.2
             CONNECTIONS TO THE INFORMATION SERVICES OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the information services of the Telekom under the current access codes 0115x, 0116x and 01191.

      With the realisation of the Carrier-Selection Phase II the Telekom provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the information services of the Telekom under the current access codes 0115x, 0116x and 01191.

      The Telekom will inform FirstMark immediately of any changes in the access codes.

1.2 The services include the establishment of the connection via the signalling channel, the switching and holding of the basic channel, the connection from the network interworking to the corresponding information station of the Telekom and the information.

1.3 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION - and confirmed by the Telekom. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark transfers the connections to the above mentioned code numbers without the prefix by putting the corresponding area code in front of them.

2.4 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will hand over the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5     TERMINATION

      This interconnection service will be agreed for an indefinite period. It can be terminated by the parties at 3 months notice with effect from the end of the corresponding month. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.3
            CONNECTION TO THE CALL INFORMATION SERVICE OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the call information service of the Telekom.

1.2 The services include the establishment of the connection via the signalling channel, the switching and holding of the basic channel, the connection from the network interworking to the location of an information centre and the giving of information upon telephone requests.

1.3   For the services "Giving of information upon telephone requests",

1.3.1 Domestic call information service

1.3.2 Foreign call information service

      the latest version of the AGB of the Telekom "Call Information Service" shall apply.

1.4 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark shall transfer the connections with the routing format required for addressing the call information services of the Telekom, i.e. 0198933 for the domestic call information service and 0198934 for the foreign call information service.

2.4 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.2 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (price list) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the call information service of the Telekom.

      The prices indicated in the AGB of the Telekom (price list) are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERM

      This interconnection service will be agreed for a fixed period ending on 31 May 2000. It can be terminated by both parties at 3 months notice at the end of the corresponding month. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.3
            CONNECTION TO THE CALL INFORMATION SERVICE OF THE TELEKOM
                            VALID AS OF 01 JUNE 2000

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the call information service of the Telekom.

1.2 The services include the establishment of the connection via the signalling channel, the switching and holding of the basic channel, the connection from the network interworking to the location of an information centre and the giving of information upon telephone requests.

1.3   For the services "Giving of information upon telephone requests",

1.3.1 Domestic call information service

      1.3.1.1 in German,

      1.3.1.2 English or

      1.3.1.3 Turkish

1.3.2 Foreign call information service in German

      the latest version of the AGB of the Telekom "Call Information Service" shall apply.

1.4 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark shall transfer the connections with the routing format required for addressing the call information services of the Telekom, i.e. 0198933 for the domestic call information service in German, 0198934 for the foreign call information service in German, 0198936 for the domestic call information service in Turkish and 0198937 for the domestic call information service in English.

2.4 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (price list) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the call information service of the Telekom.

      The prices indicated in the AGB of the Telekom (price list) are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

      This interconnection service will be agreed for an indefinite period. It can be terminated by the parties at 3 months notice with effect from the end of the corresponding month. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.4
               CONNECTIONS TO THE 0190 1-9 SERVICE OF THE TELECOM
                         - WITH ONLINE-BILLING-METHOD -

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the 0190 1-9 service of the Telekom. The maximum duration of a connection is limited to one hour.

      With the realisation of the Carrier-Selection Phase II, the Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the 0190 1-9 service of the Telekom. The maximum duration of a connection is limited to one hour.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel, the connection from the network interworking up to the station in the network of the Telekom which offers the 0190 1-9 service and the information service which can be accessed via the corresponding access code 0190 1-9.

1.3 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION - and confirmed by the Telekom. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

1.4 The service described here does not include the transit to the 0190 1-9 service of other network providers even in the case of "ported call numbers".

1.5 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by FirstMark: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom(1) (price list) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the 0190 1-9 service of the Telekom. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 2 months notice with effect from the end of the corresponding month.

6.2 The Telekom is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

----------
(1) When First-Mark-Z.4 is also agreed the AGB price of FirstMark can be used as the basis alternatively for connections to the 0190 1-9 service of the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.5
                       CONNECTIONS TO MOBILE CALL SERVICES

1     DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to mobile call services under the following access codes:

      Cityruf   0164 0-9, 016 82-91, 01695 1-2
      Quix      0165 1, 3, 4, 5, 6, 91-93, 00-08
      TeLMI     0166 0, 1, 5,9
      Scall     0168 0-1, 01696, 01699
      Skyper    0169 2-3, 016953

      With the realisation of the Carrier-Selection Phase II, the Telekom, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to mobile call services under the following access codes:

      Cityruf   0164 0-9, 016 82-91, 01695 1-2
      Quix      0165 1, 3, 4, 5, 6, 91-93, 00-08
      TeLMI     0166 0, 1, 5,9
      Scall     0168 0-1, 01696, 01699
      Skyper    0169 2-3, 016953

1.2 The services include the establishment of the connection via the signalling channel, the switching and holding of the basic channel, the connection from the network interworking of FirstMark up to the access of the mobile call service provider to the network of the Telekom and the rendering of the mobile call service by the mobile call service provider.

1.3 For the rendering of the mobile call service, the latest version of the AGB of the individual mobile call service providers shall apply.

1.4 The Telekom shall perform the services described in this chapter according to the amount and structure of traffic ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (price list) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to mobile call services. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the corresponding month. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

6.2 In case mobile call services cannot be offered anymore in the telephone network of the Telekom under the mentioned access codes, the Telekom shall have a special right to terminate the agreement, which must be exercised at three months notice with effect from the end of the corresponding month.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.6
             CONNECTIONS TO THE EXPO 2000 CALL CENTER OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the "EXPO 2000 Call Center" of the Telekom under the nationwide call number 02000.

      With the realisation of the Carrier-Selection Phase II, the Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the "EXPO 2000 Call Center" of the Telekom under the nationwide call number 02000.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel, the connection from the network interworking up to the Call Center plus the offered services such as acceptance of orders and information services concerning the EXPO 2000.

1.3 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.
      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

                     Interconnection Contract with FirstMark
                                  Confidential


3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5     PRICE

5.1 FirstMark shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the EXPO 2000 Call Center of the Telekom.

      The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted by the second according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERM

      This interconnection service will be agreed for a fixed period ending on 31 December 2000. It can be terminated by both parties at 3 months notice at the end of the corresponding month. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.7
         CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF THE TELEKOM
   TO THE CALL INFORMATION SERVICE OF FIRSTMARK UNDER THE SERVICE CODE 118XY
                         - WITH OFFLINE BILLING METHOD -

1.    DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities the Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of the Telekom and other national network providers, with which the Telekom has entered into corresponding agreements, to the call information service of FirstMark under the service code 118xy.

      The service described here does not include the transfer of traffic from public telephone terminals (Otel) of the Telekom.

1.2 According to the interface specifications of ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS , the following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are also made available by the interconnection partners involved in the connection: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 With the establishment of the connection the Telekom transfers the Calling Line Identification (CLI) according to the interface specifications of ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

1.4 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel up to the network interworking of FirstMark.

1.5 The Telekom provides its subscribers with free access to the service call numbers of the call information service of FirstMark.

1.6 The Telekom shall perform the services described in this chapter according to the amount and structure of traffic ordered by FirstMark and confirmed according to ANNEX B - ORDER/PROVISION.

1.7 The services described in this chapter do not include any accounting to the subscribers of the Telekom or other subscriber network providers.

                     Interconnection Contract with FirstMark
                                  Confidential


1.8 In accordance with the Order issued by the Federal Minister for Post and Telecommunications 108/1997 and 282/1997 and the "Specifications governing the exchange of porting data between network providers" the Telekom will comply with its obligation to establish and maintain a porting database.

1.9 The Telekom will inform FirstMark about the agreements entered into with other network providers according to 1.1.

2.    DUTY TO COOPERATE

2.1 FirstMark is obliged to accept at its gateway plant at all OdZ the connections (transferred at the ICAs) from subscribers who have dialled an call information service of FirstMark under the access code 118xy and not to hand over such connections as termination or transit services via the telephone network of the Telekom.

2.2 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.3 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 FirstMark will inform the Telekom about the 118xy call information numbers which can be reached under the access code 118. The details of this will be agreed by the parties to the contract.

2.5 FirstMark will support the ISDN performance features mentioned in item 1.2 across the network borders.

3     TRAFFIC ROUTING

3.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to part 1 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      The interchange of the connections is performed on the B.1 bundle, traffic current C.

                     Interconnection Contract with FirstMark
                                  Confidential


4     QUALITY

4.1 Connections handed over to FirstMark in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality is not guaranteed by the Telekom.

5     TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 The Telekom is be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-Z.8
        CONNECTIONS TO THE BERLIN-BONN INFORMATION SERVICE OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 The Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of FirstMark to the Bonn-Berlin information service of the Telekom under the call number 01888.

      With the realisation of the Carrier-Selection Phase II, the Telekom provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION -- fully automatic connections from the telephone network of FirstMark to the Bonn-Berlin information service of the Telekom under the call number 01888.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking up to the terminal in the Telekom network via which the Bonn-Berlin information service of the Telekom is offered.

1.3 The Telekom shall perform the services described in 1.2 according to the amount and structure of traffic ordered by FirstMark according to ANNEX B
      - ORDER/PROVISION - and confirmed by the Telekom. In case the traffic transferred by FirstMark exceeds the ordered and confirmed amount and structure of traffic, the Telekom will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

1.4 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are also made available by FirstMark: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 FirstMark complies with the technical conditions agreed with the Telekom according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 FirstMark enters into the required planning agreements with the Telekom and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 FirstMark will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark will transfer the connections on the B.1-bundle, traffic current A.

3     TRAFFIC ROUTING

      Connections transferred to FirstMark at a network interworking within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For details refer to ENCLOSURE E - QUALITY.

4.3 In case FirstMark hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by the Telekom.

5     PRICE

5.1 FirstMark shall pay the prices indicated in ENCLOSURE D - PRICE minus the reimbursement indicated there for connections to Bonn-Berlin information service of the Telekom.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

                     Interconnection Contract with FirstMark
                                  Confidential


6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 The Telekom is be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 3

                      INTERCONNECTION SERVICES PERFORMED BY
                                   FIRSTMARK


                                                                         Page VI

                     Interconnection Contract with FirstMark
                                  Confidential


LIST OF CONTENTS

FirstMark-B.1     Connections into the national telephone network of FirstMark from the telephone network of the Telekom

FirstMark-B.2     Transfer of connections from the national telephone network of
                  FirstMark to the Telekom as a connection network provider

FirstMark-O.5     Connections from the national telephone network of FirstMark to the Freephone Service of the Telekom and the Freephone
                  Service of other network providers under the service code 0800 or 0130

Telekom-O.6       Connections to FirstMark's Shared Cost Service 0180

FirstMark-O.11    Connections to the 0700 Service of FirstMark

FirstMark-O.12    Connections from the national telephone network of FirstMark to Online Services in the network of the Telekom

FirstMark-Z.4     Connections to the 0190 1-9 service of FirstMark - with
                  Online-Billing-Method -


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                     Interconnection Contract with FirstMark
                                  Confidential


                                  FIRSTMARK-B.1
          CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                    FROM THE TELEPHONE NETWORK OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 FirstMark provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the telephone network of the Telekom to all subscriber terminals in the national telephone network of FirstMark with geographical destination number (area code and subscriber's number).

      In case the Telekom-O.2 service is used (connections via the national telephone network of the Telekom to other national fixed networks), FirstMark undertakes to provide, upon request by the Telekom, via ICAs according to ENCLOSURE B - INTERCONNECTION JUNCTION, fully automatic connections from the telephone network of the Telekom to terminals of FirstMark with area codes in the catchment area of the Telekom according to Part 1 of this Enclosure 3 at one of the OdZ offered by the Telekom according to ANNEX F - LOCATIONS OF INTERCONNECTION.

      If the ICAs required for this have not been ordered yet by FirstMark, they shall be ordered immediately according to the method described in ANNEX B
      - ORDER/PROVISION.

      In case the ICAs are not realised within 12 months after the corresponding request submitted by the Telekom, and this failure has not been caused by the Telekom, FirstMark shall be obliged to make it possible for the Telekom to realise the termination in the telephone network of FirstMark at equivalent economic conditions.

1.2 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by the Telekom: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel, and the switching and holding of the basic channel and the connection up to the subscriber's terminal of the FirstMark.

1.4 The services described in this chapter do not include the transit to subscribers' terminal of other subscriber network providers even in the case of "ported subscriber numbers".

                     Interconnection Contract with FirstMark
                                  Confidential


1.5 FirstMark shall perform the services described in this chapter according to the amount and structure of traffic ordered by the Telekom and confirmed according to ANNEX B - ORDER/PROVISION. In case the traffic transferred by the Telekom exceeds the ordered and confirmed amount and structure of traffic, FirstMark will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

2     DUTY TO COOPERATE

2.1 The Telekom complies with the technical conditions agreed with FirstMark according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS.

2.2 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 The Telekom will transfer the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to Part 1 of this Enclosure C and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      Telekom will transfer the connections on the B.1-bundle, traffic current
      C.

2.4 With the establishment of the connection the Telekom transfers the Calling Line Identification (CLI).

3     TRAFFIC ROUTING

      Connections transferred by the Telekom within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections transferred by the Telekom within the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4.2   For the details refer to ENCLOSURE E - QUALITY.

4.3 In case the Telekom hands over traffic exceeding the ordered and confirmed amount of traffic, the agreed quality is not guaranteed by FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  FIRSTMARK-B.2
    TRANSFER OF CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                 TO THE TELEKOM AS A CONNECTION NETWORK PROVIDER

1     DESCRIPTION OF SERVICES

1.1 FirstMark provides via the agreed ICAs at the OdZ according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of FirstMark to the Telekom when the Telekom has been selected by a subscriber of FirstMark as a connection network provider.

1.2 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 FirstMark will carry out the technical modifications and administrative changes for the connection network provider selection

1.4 The services include the establishment of the connection via the signalling channel, and the switching and holding of the basic channel and the connection up to the network interworking of the Telekom.

1.5 The selection of the connection network provider is performed via a preselection which is permanent for FirstMark's subscribers or, in the case of individual connections, via a connection network provider code (prefix, call-by-call) dialled by the calling subscriber of FirstMark.

1.6 FirstMark shall perform the services described in this chapter according to the amount and structure of traffic ordered by the Telekom and confirmed according to ANNEX B - ORDER/PROVISION. In case the traffic transferred by the Telekom exceeds the ordered and confirmed amount and structure of traffic, FirstMark will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 The Telekom shall be obliged to accept at their gateway plant the connections (handed over by FirstMark at the ICAs) from subscribers of FirstMark who have selected the Telekom as the connection network provider.

2.2 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.3 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 The Telekom will support the ISDN performance features listed in item 1.2, in particular the calling line identification (CLI) across the network borders.

2.5 The Telekom will inform FirstMark about the subscribers who have selected the Telekom as their permanently preset connection network provider. The details of this will be agreed upon by the parties to the contract.

3     TRAFFIC ROUTING

3.1 Connections handed over to the Telekom in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. The interchange of the connections is performed on the B.2 bundle, traffic current D.

4     QUALITY

4.1 Connections handed over to the Telekom in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  FIRSTMARK-O.5
          CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
   TO THE FREEPHONE SERVICE OF THE TELEKOM AND THE FREEPHONE SERVICE OF OTHER
              NETWORK PROVIDERS UNDER THE SERVICE CODE 0800 OR 0130

1     DESCRIPTION OF SERVICES

1.1 FirstMark provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of FirstMark to the freephone service of the Telekom and to the Freephone Service of other network providers, with which the Telekom has entered into corresponding interconnection agreements, under the service code 0800 or, for the period of the existing temporary arrangements, under the service code 0130.

1.2 Within the scope of the interface specification according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS - the following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel up to the network interworking of the Telekom.

1.4 FirstMark provides subscribers who have selected FirstMark as their connection network provider with free access to Freephone-Service numbers of the Telekom under the service codes 0800 or 0130 and to call numbers of the Freephone Service of other network providers.

1.5 FirstMark shall perform the services described in this chapter according to the amount and structure of traffic ordered by the Telekom according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 The Telekom shall be obliged to accept at their gateway plant the connections (handed over by FirstMark at the ICAs) from subscribers who have dialled a Freephone Service of the Telekom under the service code 0800 or 0130 or a Freephone Service of another network provider.

2.2 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.3 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.4 The Telekom shall transfer to the RegTP database the corresponding 0800 or 0130 numbers which can be accessed via its Freephone-Service under the service code 0800 or 0130.

2.5   The Telekom will support the ISDN performance features mentioned in item
      1.2 across the network borders.

3     TRAFFIC ROUTING

3.1 Connections handed over to the Telekom in the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are transferred close to the source via the agreed ICAs at the OdZ according to the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. The interchange of the connections is performed on the B.1 bundle, traffic current A.

4     QUALITY

4.1 Connections handed over to the Telekom in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

                     Interconnection Contract with FirstMark
                                  Confidential


5     TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 FirstMark is be obliged to submit, together with the termination, an offer for the future arrangement of the interconnection services. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                   TELEKOM-O.6
               CONNECTIONS TO FIRSTMARK'S SHARED COST SERVICE 0180

1     DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities FirstMark provides via the agreed ICAs at the locations according to 1.5 fully automatic connections from the telephone network of the Telekom and from other national telephone networks and mobile phone networks, with which the Telekom has entered into corresponding agreements, to the Shared Cost Service 0180 of FirstMark. With the realisation of the Carrier-Selection Phase II, FirstMark, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to 1.5 fully automatic connections from the telephone network of the Telekom and from other national telephone networks and mobile phone networks, with which the Telekom has entered into corresponding agreements, to the Shared Cost Service 0180 of FirstMark.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking up to the subscriber terminal using the 0180 service.

1.3 FirstMark shall perform the services described in 1.2 according to the amount and structure of traffic ordered by the Telekom and confirmed by FirstMark according to ANNEX B - ORDER/PROVISION.

1.4 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by the Telekom: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.5 Connections according to 1.1 are only established via the locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.2 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 The Telekom will hand over the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to 1.5 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark hands over the connections on the B.1-bundle, traffic current C.

3     TRAFFIC ROUTING

      Connections transferred to the Telekom at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case the Telekom hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 The Telekom shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the Shared Cost Service 0180 of FirstMark. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 In the cases stipulated in item 6.1 FirstMark is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                 FIRSTMARK-O.11
                  CONNECTIONS TO THE 0700 SERVICE OF FIRSTMARK

1     DESCRIPTION OF SERVICES

1.1 Within the scope of its existing technical and operational possibilities FirstMark provides via the agreed ICAs at the locations according to 1.5 fully automatic connections from the telephone network of the Telekom and connections from other telephone networks and mobile phone networks, with which the Telekom has entered into corresponding interconnection agreements, to the 0700 service of FirstMark. With the realisation of the Carrier-Selection Phase II FirstMark, within the scope of its existing technical and operational possibilities, provides via the agreed ICAs at the locations according to 1.5 fully automatic connections from the telephone network of the Telekom and connections from other telephone networks and mobile phone networks, with which the Telekom has entered into corresponding interconnection agreements, to the 0700 service of FirstMark.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel and the connection from the network interworking up to the subscriber terminal using the 0700 service.

1.3 FirstMark shall perform the services described in 1.2 according to the amount and structure of traffic ordered by the Telekom and confirmed by FirstMark according to ANNEX B - ORDER/PROVISION.

1.4 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by the Telekom: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.5 Connections according to 1.1 are only established via the locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.2 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 The Telekom will hand over the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to 1.5 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark hands over the connections on the B.1-bundle, traffic current C.

3     TRAFFIC ROUTING

      Connections transferred to the Telekom at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case the Telekom hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 The Telekom shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the Shared Cost Service 0700 of FirstMark. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

6.2 In the cases stipulated in item 6.1 FirstMark is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                 FIRSTMARK-O.12
          CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                TO ONLINE SERVICES IN THE NETWORK OF THE TELEKOM

1     DESCRIPTION OF SERVICES

1.1 FirstMark provides via the agreed ICAs at the locations according to ANNEX F - LOCATIONS OF INTERCONNECTION - fully automatic connections from the national telephone network of FirstMark to the Online Services in the network of the Telekom under the service codes 0190x (without 01910, 019102323, 019103366 and 019104981), 01914 and 019161.

1.2 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.3 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel up to the network interworking of the Telekom.

1.4 FirstMark shall perform the services described in this chapter according to the amount and structure of traffic ordered by the Telekom and confirmed according to ANNEX B - ORDER/PROVISION.

1.5 The services described in this chapter do not include any accounting to the subscribers of FirstMark.

2     DUTY TO COOPERATE

2.1 The Telekom is obliged to accept at its gateway plant at all OdZ the connections (handed over by FirstMark at the ICAs) from subscribers of FirstMark who dialled the Online Services in the network of the Telekom under the access codes according to 1.1.

2.2 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.3 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

                     Interconnection Contract with FirstMark
                                  Confidential


2.4 The Telekom will support the ISDN performance features listed in item 1.2, in particular the calling line identification (CLI) across the network borders.

2.5 It is not possible yet to include the access codes 01910, 019102323, 019103366 and 109104981 in this service. Up to the time this service will be extended the Telekom shall establish connections to the above mentioned access codes as a termination service which is free of charge for FirstMark. The Telekom will inform FirstMark in writing two weeks before these access codes will be included.

3     TRAFFIC ROUTING

3.1 Connections transferred to the Telekom at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

3.2 The connections are handed over close to the source via the agreed OdZ according to the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS. The transfer of the connections is performed on the B.1-bundle, traffic current A.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

5     TERMINATION

5.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 3 months notice with effect from the end of the year.

5.2 FirstMark is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential


                                  FIRSTMARK-Z.4
                CONNECTIONS TO THE 0190 1-9 SERVICE OF FIRSTMARK
                         - WITH ONLINE-BILLING-METHOD -

1     DESCRIPTION OF SERVICES

1.1 FirstMark provides via the agreed ICAs at the OdZ according to 1.6 fully automatic connections from the telephone network of the Telekom to the 0190 1-9 service of FirstMark. The maximum duration of a connection is limited to one hour. With the realisation of the Carrier-Selection Phase II, FirstMark provides via the agreed ICAs at the OdZ according to 1.6 fully automatic connections from the telephone network of the Telekom to the 0190 1-9 service of FirstMark. The maximum duration of a connection is limited to one hour.

1.2 The services include the establishment of the connection via the signalling channel and the switching and holding of the basic channel, the connection from the network interworking up to the station in the network of FirstMark which offers the 0190 1-9 service, and the information service which can be accessed via the corresponding access code 0190 1-9.

1.3 FirstMark shall perform the services described in 1.2 according to the amount and structure of traffic ordered by the Telekom according to ANNEX B - ORDER/PROVISION - and confirmed by FirstMark. In case the traffic transferred by the Telekom exceeds the ordered and confirmed amount and structure of traffic, FirstMark will perform the services described in this chapter within the scope of its existing technical and operational possibilities.

1.4 The service described here does not include the transit to the 0190 1-9 service of other network providers even in the case of "ported call numbers".

1.5 The following ISDN performance features (according to ETS 300 356-1) are supported across the network borders for the services described in this chapter, provided that they are made available by the Telekom: DDI, MSN, CLIP/CLIR, COLP/COLR, MCID, sub-addressing, terminal portability, CFU, CFB, CFNR, call waiting, call hold, three-party service, CUG, UUS service 1.

1.6 Connections according to 1.1 are only established via the locations of category A according to ANNEX F - LOCATIONS OF INTERCONNECTION.

                     Interconnection Contract with FirstMark
                                  Confidential


2     DUTY TO COOPERATE

2.1 The Telekom shall comply with the technical conditions according to ANNEX A - TECHNICAL PARAMETERS AND DESCRIPTIONS agreed upon with FirstMark.

2.2 The Telekom enters into the required planning agreements with FirstMark and orders the required amount and structure of traffic according to ANNEX B - ORDER/PROVISION.

2.3 The Telekom will hand over the connections mentioned in item 1.1 close to the source via the agreed ICAs at the OdZ according to 1.5 and the catchment areas specified in ANNEX G - MUTUAL PERFORMANCE RELATIONS.

      FirstMark hands over the connections on the B.1-bundle, traffic current C.

3     TRAFFIC ROUTING

      Connections transferred to the Telekom at a network interworking the scope of the services described in this chapter are treated discrimination-free as regards traffic routing.

4     QUALITY

4.1 Connections handed over by FirstMark at a network interworking in the scope of the services described in this chapter are treated discrimination-free as regards quality.

4.2   For the other details refer to ENCLOSURE E - QUALITY.

4.3 In case the Telekom hands over traffic exceeding the ordered and confirmed amount and structure of traffic, the agreed quality will not be guaranteed by FirstMark.

                     Interconnection Contract with FirstMark
                                  Confidential


5     PRICE

5.1 The Telekom shall pay the prices indicated in the current AGB of the Telekom (Price List) minus the reimbursement indicated in ENCLOSURE D - PRICE for connections to the Shared Cost Service 0190 1-9 of FirstMark. The prices indicated in the AGB of the Telekom are converted to minute prices and, if applicable, event-related prices and accounted according to the method specified in ENCLOSURE D - PRICE.

5.2 With the prices mentioned under 5.1 the services mentioned under 1.2 are considered settled.

5.3 The Telekom shall inform FirstMark about any changes of the prices indicated in the AGB of the Telekom (price list) 2 months before the new prices become valid. In such case FirstMark shall have a special right to terminate the agreement which must be exercised immediately.

6     TERMINATION

6.1 This interconnection service will be agreed for an indefinite period. It can be terminated at any time by the parties at 2 months notice with effect from the end of the year.

6.2 FirstMark is obliged to submit, together with the notice of termination, an offer for the future arrangement of the interconnection service. The stipulations in the main part of this interconnection agreement governing the termination of interconnection services remain unaffected.

                     Interconnection Contract with FirstMark
                                  Confidential

                                   ENCLOSURE D

                                      PRICE


                                                                          Page I

                     Interconnection Contract with FirstMark
                                  Confidential

                               ENCLOSURE D "PRICE"
                               IS SUBDIVIDED INTO

                                     PART 1
        "PRICES CHARGED BY THE TELEKOM FOR THE INTERCONNECTION JUNCTIONS"

                                     PART 2
            "PRICES CHARGED FOR THE SERVICE PORTFOLIO OF THE TELEKOM"

                                     PART 3
             "PRICES CHARGED FOR THE SERVICE PORTFOLIO OF FIRSTMARK"


                                                                         Page II

                     Interconnection Contract with FirstMark
                                  Confidential

                                     PART 1

         PRICES CHARGED BY THE TELEKOM FOR THE INTERCONNECTION JUNCTIONS


                                                                        Page III

                     Interconnection Contract with FirstMark
                                  Confidential

                                LIST OF CONTENTS

1     PRICES FOR INTERCONNECTION JUNCTIONS (ICAS)                              1

1.1   Interconnection junctions "customer sited"                               1
1.2   Interconnection junctions "customer sited with two-way routing"          8
1.3   Interconnection junctions "customer sited with double support"          13
1.4   Interconnection junctions "customer sited with double support and
      two-way routing"                                                        22
1.5   Interconnection junctions "physical co-location"                        29
1.6   Interconnection junctions "physical co-location with double support"    37
1.7   Price sheet "Collocation room"                                          45
1.8   Interconnection junctions                                               52
      Customer sited 16x2 Mbit/s                                              52
      Customer sited 21x2 Mbit/s                                              52
      Customer sited 63x2 Mbit/s                                              52
1.9   Interconnection junctions                                               59
      Customer sited 16x2 Mbit/s with two-way-routing                         59
      Customer sited 21x2 Mbit/s with two-way-routing                         59
      Customer sited 63x2 Mbit/s with two-way-routing                         59
1.10  Interconnection junctions                                               66
      Customer sited 16x2 Mbit/s with double support                          66
      Customer sited 21x2 Mbit/s with double support                          66
      Customer sited 63x2 Mbit/s with double support                          66
1.11  Interconnection junctions                                               73
      Customer sited 16x2 Mbit/s with double support and two-way-routing      73
      Customer sited 21x2 Mbit/s with double support and two-way-routing      73
      Customer sited 63x2 Mbit/s with double support and two-way-routing      73

2     HEDGING THE BUSINESS RISK OF TELEKOM (MINIMUM TRAFFIC GUARANTY)         80

3     CANCELLING TEST WINDOWS                                                 81


                                                                         Page IV

                     Interconnection Contract with FirstMark
                                  Confidential

1        PRICES FOR INTERCONNECTION JUNCTIONS (ICAS)

1.1      INTERCONNECTION JUNCTIONS "CUSTOMER SITED"

1.1.1    Price structure

1.1.1.1 For being provided with and being granted permission to use an ICAs "customer sited" FirstMark shall pay a non-recurrent price for provision and an annual price for the permission to use according to item 1.1.2. The price for provision shall be paid in advance.

1.1.1.2 For the inter-building-section shall apply the current prices for permanent carrier connections 2MS (CFV 2MS).

1.1.1.3 For the permission to use the central signalling channels (ZZK7) shall be paid a price for permission to use per ZZK7 according to item 1.1.2.

1.1.1.4 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.1.1.5 In case FirstMark requests a special execution of the ICAs "customer sited" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.1.3.

1.1.1.6 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.1.3.

1.1.1.7 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited".

1.1.1.8 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.1.2 and 1.1.3.

1.1.1.9 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.1.3.

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.1.10 In case Telekom does not keep the deadline for supplying the facilities or does not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.1.4 except in case FirstMark is responsible for the delay.

1.1.1.11 The prices which are based upon expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.1.1.12 Cancellation fees shall be charged according to item 1.1.5.

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.2    Price list

-----------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                        PRICE
NO.                                                                                      DM (EUR)
                                                                                       WITHOUT VAT
-----------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        installation of the intra building section, per ICAs            320.00 (163.61)

1.2        implementation of the first interconnection

1.2.1      installing the routing definition for TNB-identification with   114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification    95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification    114.00 (58.29)/concerned VE
           for the concerned catchment areas
1.2.3      installing special announcements                                95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service   114.00 (58.29)/Concerned VE
           of FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing traffic registration                                 210.00 (107.37)/network interworking

1.3        installing the inter building section, per ICAs                 provision price f. CFV2 MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs                      1,550.00 (792.50)

2.2        inter building section, annually, per ICAs                      price for permission to use f. CFV 2MS

2.3        permission to use one ZZK7, annually                            508.00 (259.74)

-----------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.3    Additional prices

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                                            PRICE
NO.                                                                                        DM (EUR)
                                                                                          WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------
1            SPECIAL EXECUTION                                                 additional costs in comparison to
                                                                               standard installation based upon
                                                                               expenses
2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for     based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per ICAs

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB          114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                      95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at       95.00 (48.57)/network interworking
             the network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value      114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
             the TNB with simultaneous establishing of the VNB- and            95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
             the VNB
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the                       114.00 (58.29)/concerned VE
             TNB-identification with simultaneous establishment of the
             VNB- and TNB-identification for the concerned catchment areas     95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification    114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added           114.00 (58.29)/concerned VE
             service of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                 210.00 (107.37)/network interworking

4            DEBUGGING in case Telekom was not responsible for fault,          according to expenses
             per action
--------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.4    Penalties

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                           AMOUNT
NO.

--------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION,
             per ICAsS

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE,
             PER MALFUNCTION

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 8 calendar days
--------------------------------------------------------------------------------------------------------------------

----------
(1) standard price for the permission to use = price for the permission to use for one ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.1.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.1.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees shall apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.1.5.3 In case an ICAs "Customer sited" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.1.6 For the inter-building-section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 2MS.

                     Interconnection Contract with FirstMark
                                  Confidential

1.2      INTERCONNECTION JUNCTIONS "CUSTOMER SITED WITH TWO-WAY ROUTING"

1.2.1    Price structure

1.2.1.1 For being provided with and being granted permission to use an ICAs "customer sited with two-way routing" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.2.2. The price for provision shall be paid in advance.

1.2.1.2 For the permission to use the central signalling channels (ZZK7) shall be paid a separate price for permission to use per ZZK7 according to item 1.2.2.

1.2.1.3 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.2.1.4 For the inter-building-section shall apply the current prices for permanent carrier connections 2MS (CFV 2MS) by factor 1.15.

1.2.1.5 In case the implementation of the second way requires the installation of a supplementary unit Telekom shall charge FirstMark for the additional costs incurred by the building of the supplementary unit according to item 1.2.2.

1.2.1.6 In case FirstMark requests a special execution of the ICAs "customer sited with two-way routing" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.2.3.

1.2.1.7 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.2.3.

1.2.1.8 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited with two-way routing". For express debugging shall be charged an annual amount according to item 1.2.3 per connection.

1.2.1.9 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.2.2 and 1.2.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.1.10 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.2.3.

1.2.1.11 In case Telekom does not keep the deadline for supplying the facilities or does not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.2.4 except in case FirstMark is responsible for the delay.

1.2.1.12 The prices which are based upon expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.2.1.13 Cancellation fees shall be charged according to item 1.2.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.2    Price list

-----------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                            PRICE
NO.                                                                                         DM (EUR)
                                                                                           WITHOUT VAT
-----------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        installation of the intra building section, per ICAs              320.00 (163.61)

1.2        implementation of the first interconnection

1.2.1      installing the routing definition for TNB-identification with     114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification      95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification      114.00 (58.29)/concerned VE
           for the concerned catchment areas
1.2.3      installing special announcements                                  95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service     114.00 (58.29)/Concerned VE
           of FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing traffic registration                                   210.00 (107.37)/network interworking

1.3        installing the inter building section, per ICAs                   provision price f. CFV2 MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs                        1,550.00 (792.50)

2.2        inter building section, annually, per ICAs                        1.15 x price for permission to use f. CFV
2.2.1      additional costs for supplementar unit                            2MS
                                                                             based upon expenses

2.3        permission to use one ZZK7, annually                              508.00 (259.74)

-----------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.3    Additional prices

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                                            PRICE
NO.                                                                                        DM (EUR)
                                                                                          WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------

1         SPECIAL EXECUTION                                                 additional costs in comparison to
                                                                            standard installation based upon
                                                                            expenses
2         RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
          FACILITY AND LAYING THE TERMINATION LINE

          price for travelling and work services which are provided for     based upon expenses
          re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per ICAs

3         MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1       alteration of the interconnection
3.1.1     alteration of the interconnection at existing locations of interconnection
3.1.1.1   alteration of the routing definition by altering the EZB          114.00 (58.29)/concerned VE
          (catchment areas)
3.1.1.2   altering the bunch splitting                                      95.00 (48.57)/ICAs
3.1.1.3   isolation/cancelling additional interconnection services at       95.00 (48.57)/network interworking
          the network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4   establishing/cancelling the routing definition for the value      114.00 (58.29)/concerned VE
          added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5   establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
          the TNB with simultaneous establishing of the VNB- and            95.00 (48.57)/concerned VE
          TNB-identification
3.1.1.6   establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
          the VNB
3.1.2     Extending the interconnection by further locations of
          interconnection
3.1.2.1   establishing the routing definition for the                       114.00 (58.29)/concerned VE
          TNB-identification with simultaneous establishment of the
          VNB- and TNB-identification for the concerned catchment areas     95.00 (48.57)/concerned VE
3.1.2.2   establishing the routing definition for the VNB-identification    114.00 (58.29)/concerned VE
3.1.2.3   establishing special announcements                                95.00 (48.57)/concerned VE
3.1.2.4   establishing the routing definition for the value added           114.00 (58.29)/concerned VE
          service of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5   establishing traffic registration                                 210.00 (107.37)/network interworking

4         EXPRESS DEBUGGING, annually per ICAs                              2,330.00 (1,191.31)

5         DEBUGGING in case Telekom was not responsible for fault,          according to expenses
          per action
--------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.4    Penalties

-----------------------------------------------------------------------------------------------------------------
CURRENT   ITEM                                                           AMOUNT
NO.

-----------------------------------------------------------------------------------------------------------------
1         NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION,
          per ICAsS

          >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
          >in case of a delay of                                         25 % of the standard provision price(1)
                   more than 10 up to 15 calendar days
          >in case of a delay of                                         50 % of the standard provision price(1)
                   more than 15 up to 20 calendar days
          >in case of a delay of                                         100 % of the standard provision price(1)
                   more than 20 calendar days

2         EXCEEDING A PROMISED DEBUGGING DEADLINE,

2.1       standard debugging, per malfunction

          > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
          >in case of a delay of                                         25 % of the standard provision price(1)
                   more than 2 up to 4 calendar days
          >in case of a delay of                                         50 % of the standard provision price(1)
                   more than 4 up to 8 calendar days
          >in case of a delay of                                         100 % of the standard provision price(1)
                   more than 8 calendar days

2.2       Express service, per malfunction

          > in case of a delay of up to 2 hours                          30 % of the price for express service
          > in case of a delay of more than 2 up to 4 hours              50 % of the price for express service
          > in case of a delay of more than 4 up to 8 hours              75 % of the price for express service
          > in case of a delay of more than 8 hours                      100 % of the price for express service

-----------------------------------------------------------------------------------------------------------------

----------
(1) standard price for the permission to use = price for the permission to use for one ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.2.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.2.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees shall apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.2.5.3 In case an ICAs "Customer sited with two-way-routing" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.2.6 For the inter-building-section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


INTERCONNECTION JUNCTIONS "CUSTOMER SITED WITH DOUBLE SUPPORT"

1.3.1    Price structure

1.3.1.1 For being provided with and being granted permission to use an ICAs "customer sited with double support" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.3.2. The price for provision shall be paid in advance.

1.3.1.2 For the inter-building-section shall apply the current prices for permanent carrier connections 2MS (CFV 2MS).

1.3.1.3 For the permission to use the central signalling channels (ZZK7) shall be paid a price for permission to use per ZZK7 according to item 1.3.2.

1.3.1.4 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.3.1.5 In case FirstMark requests a special execution of the ICAs "customer sited with double support" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.3.3.

1.3.1.6 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.3.3.

1.3.1.7 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited with double support".

1.3.1.8 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.3.2 and 1.3.3.

1.3.1.9 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.3.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.3.1.10 In case Telekom does not keep the deadline for supplying the facilities or does not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.3.4 except in case FirstMark is responsible for the delay.

1.3.1.11 The prices which are based upon expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.3.1.12 Cancellation fees shall be charged according to item 1.3.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.3.2    Price list

-----------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                            PRICE
NO.                                                                                         DM (EUR)
                                                                                           WITHOUT VAT
-----------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        installation of the intra building section, per ICAs               320.00 (163.61)

1.2        implementation of the first interconnection

1.2.1      installing the routing definition for TNB-identification with      114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification       95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification       114.00 (58.29)/concerned VE
           for the concerned catchment areas
1.2.3      installing special announcements                                   95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service      114.00 (58.29)/Concerned VE
           of FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing traffic registration                                    210.00 (107.37)/network interworking

1.3        installing the inter building section, per ICAs                    provision price f. CFV2 MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs                         1,550.00 (792.50)

2.2        inter building section, annually, per ICAs                         price for permission to use f. CFV 2MS

2.3        permission to use one ZZK7, annually                               508.00 (259.74)

-----------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.3.3    Additional prices

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                                            PRICE
NO.                                                                                        DM (EUR)
                                                                                          WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------
1            SPECIAL EXECUTION                                                 additional costs in comparison to
                                                                               standard installation based upon
                                                                               expenses
2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for     based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per ICAs

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB          114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                      95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at       95.00 (48.57)/network interworking
             the network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value      114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
             the TNB with simultaneous establishing of the VNB- and            95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of the routing definition for      114.00 (58.29)/concerned VE
             the VNB
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the                       114.00 (58.29)/concerned VE
             TNB-identification with simultaneous establishment of the
             VNB- and TNB-identification for the concerned catchment areas     95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification    114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added           114.00 (58.29)/concerned VE
             service of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                 210.00 (107.37)/network interworking

4            DEBUGGING in case Telekom was not responsible for fault,          according to expenses
             per action
--------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.3.4    Penalties

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                           AMOUNT
NO.

--------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION,
             per ICAsS

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE,
             PER MALFUNCTION

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 8 calendar days
--------------------------------------------------------------------------------------------------------------------

----------
(1) standard price for the permission to use = price for the permission to use for one ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential


1.3.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.3.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.3.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees shall apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.3.5.3 In case an ICAs "Customer sited with double support" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.3.6 For the inter-building-section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


1.4 INTERCONNECTION JUNCTIONS "CUSTOMER SITED WITH DOUBLE SUPPORT AND TWO-WAY ROUTING"

1.4.1    Price structure

1.4.1.1 For being provided with and being granted permission to use an ICAs "customer sited with double support and two-way routing" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.4.2. The price for provision shall be paid in advance.

1.4.1.2 For the permission to use the central signalling channels (ZZK7) shall be paid a separate price for permission to use per ZZK7 according to item 1.4.2.

1.4.1.3 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.4.1.4 For the inter-building-section shall apply the current prices for permanent carrier connections 2MS (CFV 2MS) by factor 1.15.

1.4.1.5 In case the implementation of the second way requires the installation of a supplementary unit Telekom shall charge FirstMark for the additional costs incurred by the building of the supplementary unit according to item 1.4.2.

1.4.1.6 In case FirstMark requests a special execution of the ICAs "customer sited with double support and two-way routing" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.4.3.

1.4.1.7 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.4.3.

1.4.1.8 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited with double support and two-way routing". For express debugging shall be charged an annual amount according to item 1.4.3 per connection.

1.4.1.9 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.4.2 and 1.4.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.1.10 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.4.3.

1.4.1.11 In case Telekom does not keep the deadline for supplying the facilities or does not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.4.4 except in case FirstMark is responsible for the delay.

1.41.12 The prices which are based upon expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.4.1.13 Cancellation fees shall be charged according to item 1.4.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.2    Price list

-----------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                            PRICE
NO.                                                                                         DM (EUR)
                                                                                           WITHOUT VAT
-----------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        installation of the intra building section, per ICAs            320.00 (163.61)

1.2        implementation of the first interconnection

1.2.1      installing the routing definition for TNB-identification with   114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification    95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification    114.00 (58.29)/concerned VE
           for the concerned catchment areas
1.2.3      installing special announcements                                95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service   114.00 (58.29)/Concerned VE
           of FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing traffic registration                                 210.00 (107.37)/network interworking

1.3        installing the inter building section, per ICAs                 provision price f. CFV2 MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs                      1,550.00 (792.50)

2.2        inter building section, annually, per ICAs                      1.15 x price for permission to use f. CFV
2.2.1      additional costs for supplementar unit                          2MS
                                                                           based upon expenses

2.3        permission to use one ZZK7, annually                            508.00 (259.74)

-----------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.3    Additional prices

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                                            PRICE
NO.                                                                                        DM (EUR)
                                                                                          WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------
1            SPECIAL EXECUTION                                                  additional costs in comparison to
                                                                                standard installation based upon
                                                                                expenses
2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for      based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per ICAs

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB           114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                       95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at        95.00 (48.57)/network interworking
             the network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value       114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing of new/cancelling of the routing definition for       114.00 (58.29)/concerned VE
             the TNB with simultaneous establishing of the VNB- and             95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of the routing definition for       114.00 (58.29)/concerned VE
             the VNB
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the                        114.00 (58.29)/concerned VE
             TNB-identification with simultaneous establishment of the
             VNB- and TNB-identification for the concerned catchment areas      95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification     114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                 95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added            114.00 (58.29)/concerned VE
             service of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                  210.00 (107.37)/network interworking

4            EXPRESS DEBUGGING, annually per ICAs                               2,330.00 (1,191.31)

5            DEBUGGING in case Telekom was not responsible for fault,           according to expenses
             per action
--------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.4    Penalties

--------------------------------------------------------------------------------------------------------------------
CURRENT      ITEM                                                           AMOUNT
NO.

--------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION,
             per ICAsS

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE,

2.1          standard debugging, per malfunction

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 8 calendar days

2.2          Express service, per malfunction

             > in case of a delay of up to 2 hours                          30 % of the price for express service
             > in case of a delay of more than 2 up to 4 hours              50 % of the price for express service
             > in case of a delay of more than 4 up to 8 hours              75 % of the price for express service
             > in case of a delay of more than 8 hours                      100 % of the price for express service

--------------------------------------------------------------------------------------------------------------------

----------
(1) standard price for the permission to use = price for the permission to use for one ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.4.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.4.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees shall apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support and two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support and and two-way routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "Customer sited with double support and two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.4.5.3 In case an ICAs "Customer sited with double support and two-way-routing" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.4.6 For the inter-building-section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


1.5      INTERCONNECTION JUNCTIONS "PHYSICAL CO-LOCATION"

1.5.1    Price structure

1.5.1.1 With respect to the provision of an ICAs "physical co-location" a difference is made between the first order and a follow-up order. In case of a first order FirstMark shall pay a provision price for a standard collocation room and a provision price for one or more ICAs "physical co-location" - intra-building section according to item
         1.5.2. Further FirstMark shall pay a provision price for the infrastructure for physical collocation at the location of the collocation according to items 1.5.1.15 and 1.5.1.16.

         In case of a follow-up order of ICAs "physical co-location" FirstMark shall be charged only the corresponding provision price for a follow-up order for the intra-building section per ICAs.

1.5.1.2 FirstMark shall pay for the permission to use one or more ICAs executed as "physical co-location" in advance an annual price for permission to use according to item 1.5.2.

         For the permission to use a standard collocation room an annual price related to the location (incl. ancillary costs) according to item 1.7 price sheet "Collocation room" shall be paid in advance.

1.5.1.3 For the permission to use the central signalling channels (ZZK7) a price for permission to use according to item 1.5.2 shall be paid.

1.5.1.4 After the end of the year Telekom shall refund FirstMark a share of the price for the permission to use (intra-building section and permission to use one ZZK7) that corresponds to the ratio of the generated minutes to be paid by the contracting partners for the refunding year. This regulation shall also apply for the inter-building-section that has been implemented by FirstMark provided that FirstMark provides the required price information, however, only up to the level of the prices charged by the Telekom for the respective inter-building-section. Telekom shall refund any payments for the inter-building-section only for a length of up to 20 km.

1.5.1.5 In case FirstMark requires a special construction for the collocation room that is different from the standard collocation room Telekom shall charge the additional expenses caused by the special construction separately according to item 1.5.3.

1.5.1.6 In case FirstMark requests any later changes to be carried out at the collocation room FirstMark shall be charged according to the expenses.

1.5.1.7 The standard debugging shall be included in the price for the permission to use the ICAs "physical co-location".

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.1.8 The prices for debugging the last part of the inter-building-section from the entry into the house (manhole of the Telekom) up to the collocation room of FirstMark shall be charged according to the related expenses.

1.5.1.9 The prices for the entry into the house and for laying the cable of FirstMark inside the building of the Telekom shall be charged according to the related expenses.

1.5.1.10 FirstMark shall be charged according to items 1.5.2 and 1.5.3 for the costs resulting from measures to be carried out in the telephone network of the Telekom that are required for implementing the first interconnection and/or alteration of the interconnection.

1.5.1.11 In case Telekom does not keep promised deadlines or periods of provision Telekom shall pay penalties according to item 1.5.4 except in case the delay has been caused by FirstMark.

1.5.1.12 In case Telekom finds that it is not responsible for a malfunction that has been reported by FirstMark Telekom shall charge FirstMark for the related expenses according to item 1.5.3.

1.5.1.13 The prices shall be charged on the basis of the expenses according to the price list Other Services of the AGB of Telekom.

1.5.1.14 Cancellation fees shall be charged according to item 1.5.5.

1.5.1.15 Telekom shall charge the interconnection partner for whom Telekom installs the first standard collocation room at a collocation site initially the entire costs for the expenses incurred by Telekom for providing the infrastructure for physical collocation at this collocation site according to item 1.5.2 (no. 1.1.1). These charges shall be due 6 months after the collocation room was provided. In case several interconnection partners participate in the collocation room Telekom shall charge each of them a share of the costs for providing the infrastructure for physical.

1.5.1.16 In case the implementation of the physical collocation requires the installation or alteration of the emergency power supply unit the interconnection partner for whom Telekom establishes the first standard collocation room at that collocation site shall be charged initially the entire costs for the alteration or respectively installation. In case several interconnection partners participate in the collocation room Telekom shall charge them for the costs for providing the infrastructure for physical collocation according to the same sharing mode (s. item 1.5.1.17). The length of the consideration period shall be 60 months.

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.1.17 In case further standard collocation rooms are installed at the same collocation site for other interconnection partners within a period of 60 months these shall participate in sharing the expenses of Telekom for providing the infrastructure for physical collocation at that collocation site. Telekom shall in this case refund the share that has been paid too much by the interconnection partner concerned according to the following schedule:

--------------------------------------------------------------------------------
    IC-PARTNER           PRICE FOR PROVIDING THE       REFUNDING TO IC-PARTNER
                      INFRASTRUCTURE FOR PHYSICAL
                            COLLOCATION
--------------------------------------------------------------------------------
        1.                                   100 %                             -
        2.                                    50 %                          50 %
        3.                                33 1/3 %                      16 2/3 %
        4.                                    25 %                       8 1/3 %
        5.                                    20 %                           5 %
        6.                                16 2/3 %                       3 1/3 %
        7.                                14 2/7 %                      2 8/21 %
        8.                                  121/2%                     1 11/14 %
        9.                                11 1/9 %                      1 7/18 %
       10.                                    10 %                       1 1/9 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.2    Price list

---------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                               PRICE
NO.                                                                                            DM (EUR)
                                                                                              WITHOUT VAT
---------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        first order
1.1.1      expenses for providing the infrastructure for physical                       80,000.00 (40,903.35)(1)
           collocation, per site
1.1.2      providing a standard collocation room, per room                                8,500.00 (4,345.98)
1.1.3      installation of the intra-building section, per ICAs                             320.00 (163.61)
1.1.4      implementation of the first interconnection
1.1.4.1    installing the routing definition for the TNB-identification               114.00 (58.29)/concerned VE
           with simultaneous installation of the VNB- and TNB-identification          95.00 (48.57)/concerned VE
1.1.4.2    installing the routing definition for the VNB-identification for           114.00 (58.29)/concerned VE
           the concerned catchment areas
1.1.4.3    installing special announcements                                           95.00 (48.57)/concerned VE
1.1.4.4    installing the routing definition for the value added service of           114.00 (58.29)/concerned VE
           FirstMark (e.g. Telekom-O.5 etc.)
1.1.4.5    installing traffic registration                                       210.00 (107.37)/network interworking
1.2        follow-up order                                                                  320.00 (163.61)
           providing one intra-building section, single, per ICAs

1.3        installing or altering a emergency power supply unit 60 V (GEV)               according to expenses

2          PERMISSION TO USE

2.1        permission to use a standard collocation room, (cold rent               s. price sheet "collocation room"
           without GEV / RLT (ventilation and air-conditioning plant),
           annually                                                                         978.00 (500.04)
           plus permission to use GEV, annually
           plus permission to use ventilation/air-conditioning, per kW                    2,196.01 (1,122.80)
           cooling power but at least for 1 kW, annually

2.2        permission to use an intra-building section, annually, per ICAs                 1,550.00 (792.50)

2.3        permission to use one ZZK7, annually                                             508.00 (259.74)
---------------------------------------------------------------------------------------------------------------------------

----------
(1) The payment of this price is to be shared by all IC-partners according to items 1.5.1.16 and 1.5.1.17.

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.3    Additional prices

--------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                                additional costs in comparison to
             (different from standard collocation room)                          standard installation based upon expenses

2            LATER ALTERATION OF COLLOCATION ROOM                                based upon expenses

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB            114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                        95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the     95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value        114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB      114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                      95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB    114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification      114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas                95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification      114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                  95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service     114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                   210.00 (107.37)/network interworking

4            DEBUGGING with malfunction outside the sphere of responsibility     based on expenses
             of Telekom, per action

5            DEBUGGING AT THE TRANSMISSION PATH OF FIRSTMARK within the          based on expenses
             building of Telekom

6            HOUSE ENTRY AND LAYING THE CABLE OF FIRSTMARK within the            based on expenses
             building of Telekom
-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.4.   Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per intra-building section

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days
2            EXCEEDING A PROMISED DEBUGGING DEADLINE
             per action
             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 8 calendar days
-----------------------------------------------------------------------------------------------------------------------

----------
(1) standard provision price = provision price for an ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential


1.5.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.5.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.5.5.2 In case of a cancellation of a first order within a period of 12 months (case A) or respectively within a period of 6 months (case B) before the binding date of provision (end of the calendar week) FirstMark shall pay the entire price for provision and permission to use for the standard collocation room as well as the corresponding share of the price for provision and permission to use for the intra-building section according to item 1.5.5.3 cases A and B. The price for provision and permission to use for the standard collocation room shall not be charged in case Telekom is able to provide the standard collocation room for another interconnection partner on the basis of a new order.

1.5.5.3 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.5.5.4 In case an ICAs "physical co-location" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

                     Interconnection Contract with FirstMark
                                  Confidential


1.6      INTERCONNECTION JUNCTIONS "PHYSICAL CO-LOCATION WITH DOUBLE SUPPORT"

1.6.1    Price structure

1.6.1.1 In case of a provision of an ICAs "physical co-location with double support" a difference is made between a first order and a follow-up order. In case of a first order FirstMark shall pay the price for the provision of one (or two) standard collocation rooms and a price for the provision of one or more ICAs "physical co-location with double support" - intra-building section according to item 1.6.2. Further, FirstMark shall pay a price for the provision of the infrastructure for physical collocation at the collocation site according to items
         1.6.1.15 and 1.6.1.16.

         In case of a follow-up order of ICAs "physical co-location with double support" FirstMark shall be charged only the corresponding provision price for a follow-up order for the intra-building section per ICAs.

1.6.1.2 For the permission to use one or more ICAs "physical co-location with double support" FirstMark shall pay annually in advance a price for provision according to item 1.6.2.

         For the permission to use one (or two) standard collocation rooms shall be paid in advance an annual price (including ancillary costs) depending upon the location according to item 1.7 price sheet "collocation room".

1.6.1.3 For the permission to use the central signalling channels (ZZK7) a price for permission to use according to item 1.6.2 shall be paid.

1.6.1.4 After the end of the year Telekom shall refund FirstMark a share of the price for the permission to use (intra-building section and permission to use one ZZK7) that corresponds to the ratio of the generated minutes to be paid by the contracting partners for the refunding year. This regulation shall also apply for the inter-building-section that has been implemented by FirstMark provided that FirstMark provides the required price information, however, only up to the level of the prices charged by the Telekom for the respective inter-building-section. Telekom shall refund any payments for the inter-building-section only for a length of up to 20 km.

1.6.1.5 In case FirstMark requires a special construction for the collocation room that is different from the standard collocation room Telekom shall charge the additional expenses caused by the special construction separately according to item 1.6.3.

1.6.1.6 In case FirstMark requests any later changes to be carried out at the collocation room FirstMark shall be charged according to the expenses.

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.1.7 The standard debugging shall be included in the price for the permission to use the ICAs "physical co-location with double support".

1.6.1.8 The prices for debugging the last part of the inter-building-section from the entry into the house (manhole of the Telekom) up to the collocation room of FirstMark shall be charged according to the related expenses.

1.6.1.9 The prices for the entry into the house and for laying the cable of FirstMark inside the building of the Telekom shall be charged according to the related expenses.

1.6.1.10 FirstMark shall be charged according to items 1.6.2 and 1.6.3 for the costs resulting from measures to be carried out in the telephone network of the Telekom that are required for implementing the first interconnection and/or alteration of the interconnection.

1.6.1.11 In case Telekom does not keep promised deadlines or periods of provision Telekom shall pay penalties according to item 1.6.4 except in case the delay has been caused by FirstMark.

1.6.1.12 In case Telekom finds that it is not responsible for a malfunction that has been reported by FirstMark Telekom shall charge FirstMark for the related expenses according to item 1.6.3.

1.6.1.13 The prices shall be charged on the basis of the expenses according to the price list Other Services of the AGB of Telekom.

1.6.1.14 Cancellation fees shall be charged according to item 1.6.5.

1.6.1.15 Telekom shall charge the interconnection partner for whom Telekom installs the first standard collocation room at a collocation site initially the entire costs for the expenses incurred by Telekom for providing the infrastructure for physical collocation at this collocation site according to item 1.6.2 (no. 1.1.1). These charges shall be due 6 months after the collocation room was provided. In case several interconnection partners participate in the collocation room Telekom shall charge each of them a share of the costs for providing the infrastructure for physical.

1.6.1.16 In case the implementation of the physical collocation requires the installation or alteration of the emergency power supply unit the interconnection partner for whom Telekom establishes the first standard collocation room at that collocation site shall be charged initially the entire costs for the alteration or respectively installation. In case several interconnection partners participate in the collocation room Telekom shall charge them for the costs for providing the infrastructure for physical collocation according to the same sharing mode (s. item 1.6.1.17). The length of the consideration period shall be 60 months.

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.1.17 In case further standard collocation rooms are installed at the same collocation site for other interconnection partners within a period of 60 months these shall participate in sharing the expenses of Telekom for providing the infrastructure for physical collocation at that collocation site. Telekom shall in this case refund the share that has been paid too much by the interconnection partner concerned according to the following schedule:

------------------------------------------------------------------------------------------------
  IC-PARTNER                     PRICE FOR PROVIDING THE               REFUNDING TO IC-PARTNER
                              INFRASTRUCTURE FOR PHYSICAL
                                     COLLOCATION
------------------------------------------------------------------------------------------------
      1.                                             100 %                                     -
      2.                                              50 %                                  50 %
      3.                                          33 1/3 %                              16 2/3 %
      4.                                              25 %                               8 1/3 %
      5.                                              20 %                                   5 %
      6.                                          16 2/3 %                               3 1/3 %
      7.                                          14 2/7 %                              2 8/21 %
      8.                                            121/2%                             1 11/14 %
      9.                                          11 1/9 %                              1 7/18 %
     10.                                              10 %                               1 1/9 %
-------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.2    Price list

---------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                               PRICE
NO.                                                                                            DM (EUR)
                                                                                              WITHOUT VAT
---------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        first order
1.1.1      expenses for providing the infrastructure for physical                       80,000.00 (40,903.35)(1)
           collocation, per site
1.1.2      providing a standard collocation room, per room                                8,500.00 (4,345.98)
1.1.3      installation of the intra-building section, per ICAs                             320.00 (163.61)
1.1.4      implementation of the first interconnection
1.1.4.1    installing the routing definition for the TNB-identification               114.00 (58.29)/concerned VE
           with simultaneous installation of the VNB- and TNB-identification          95.00 (48.57)/concerned VE
1.1.4.2    installing the routing definition for the VNB-identification for           114.00 (58.29)/concerned VE
           the concerned catchment areas
1.1.4.3    installing special announcements                                           95.00 (48.57)/concerned VE
1.1.4.4    installing the routing definition for the value added service of           114.00 (58.29)/concerned VE
           FirstMark (e.g. Telekom-O.5 etc.)
1.1.4.5    installing traffic registration                                       210.00 (107.37)/network interworking
1.2        follow-up order                                                                  320.00 (163.61)
           providing one intra-building section, single, per ICAs

1.3        installing or altering a emergency power supply unit 60 V (GEV)               according to expenses

2          PERMISSION TO USE

2.1        permission to use a standard collocation room, (cold rent               s. price sheet "collocation room"
           without GEV / RLT (ventilation and air-conditioning plant),
           annually                                                                         978.00 (500.04)
           plus permission to use GEV, annually
           plus permission to use ventilation/air-conditioning, per kW                    2,196.01 (1,122.80)
           cooling power but at least for 1 kW, annually

2.2        permission to use an intra-building section, annually, per ICAs                 1,550.00 (792.50)

2.3        permission to use one ZZK7, annually                                             508.00 (259.74)
---------------------------------------------------------------------------------------------------------------------------

----------
(1) The payment of this price is to be shared by all IC-partners according to items 1.6.1.16 and 1.6.1.17.

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.3    Additional prices

--------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
--------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                                additional costs in comparison to
             (different from standard collocation room)                          standard installation based upon expenses

2            LATER ALTERATION OF COLLOCATION ROOM                                based upon expenses

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB            114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                        95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the     95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value        114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB      114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                      95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB    114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification      114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas                95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification      114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                  95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service     114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                   210.00 (107.37)/network interworking

4            DEBUGGING with malfunction outside the sphere of responsibility     based on expenses
             of Telekom, per action

5            DEBUGGING AT THE TRANSMISSION PATH OF FIRSTMARK within the          based on expenses
             building of Telekom

6            HOUSE ENTRY AND LAYING THE CABLE OF FIRSTMARK within the            based on expenses
             building of Telekom
-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.4.   Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per intra-building section

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days
2            EXCEEDING A PROMISED DEBUGGING DEADLINE
             per action
             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 8 calendar days
-----------------------------------------------------------------------------------------------------------------------

----------
(1) standard provision price = provision price for an ICAs "customer sited" within the standard catchment area with a length of 15 km (intra-building section, inter-building section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.1.2 current nos. 2.1, 2.2, 2.3)

                     Interconnection Contract with FirstMark
                                  Confidential


1.6.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.6.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) provided that no conditions for a cancellation free of charge prevail.

1.6.5.2 In case of a cancellation of a first order within a period of 12 months (case A) or respectively within a period of 6 months (case B) before the binding date of provision (end of the calendar week) FirstMark shall pay the entire price for provision and permission to use for the standard collocation room as well as the corresponding share of the price for provision and permission to use for the intra-building section according to item 1.6.5.3 (cancellation within a period of 12 months) or resp. according to item 1.6.5.4 (cancellation within a period of 6 months). The price for provision and permission to use for the standard collocation room shall not be charged in case Telekom is able to provide the standard collocation room for another interconnection partner on the basis of a new order.

1.6.5.3 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "physical co-location with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.6.5.4 In case an ICAs "physical co-location with double support" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

                     Interconnection Contract with FirstMark
                                  Confidential


1.7      PRICE SHEET "COLLOCATION ROOM"

1.7.1    The prices refer exclusively to the standard collocation room.

1.7.2 Annual rent for the room without rent for the ventilation and air-conditioning as well as emergency power supply unit:

-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Aachen                  52070 Aachen                   Am Gut Wolf 3+9a                        2070.00 (1058.37)
-------------------------------------------------------------------------------------------------------------------
Aalen                   73430 Aalen                    Hopfenstr. 31                           4508.00 (2305.00)
-------------------------------------------------------------------------------------------------------------------
Aichach                 86551 Aichach                  Forellenweg 3-7                         4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Altenburg  Thuringia    04600 Altenburg                Keplerplatz 5                           4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Amberg / Oberpfalz      92224 Amberg / Oberpfalz       Liebengrabenweg 9 / Joh.-Stark-Str.     4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Ansbach                 91522 Ansbach                  Meinhardwindener Str. 4a                5062.00 (2588.00)
-------------------------------------------------------------------------------------------------------------------
Artern Unstrut          06556 Artern                   Weinberg 4                              4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Aschaffenburg           63739 Aschaffenburg            Hofgartenstr. 16                        4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Aue Saxony              08280 Aue                      Zellerberg / Sonnenleithe               4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------
Augsburg                86368 Gersthofen-Hirblingen    Gablinger Str. 2                        1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Backnang                71522 Backnang                 Bahnhofstr. 12                          4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Bad Hersfeld            36251 Bad Hersfeld             Breitenstr. 57                          4309.00 (2203.00)
-------------------------------------------------------------------------------------------------------------------
Bad Kissingen           97688 Bad Kissingen            Martin-Luther-Str. 6 / Ludwigstr.       4780.00 (1444.00)
-------------------------------------------------------------------------------------------------------------------
Bad Kreuznach           55545 Bad Kreuznach            Poststr. 20-28                          4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrw.      53474 Bad Neuenahr-Ahrweiler   Ravensberger Str. 49                    4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen          32549 Bad Oeynhausen           Schwarzer Weg 39                        4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Bad Oldesloe            23843 Bad Oldesloe             Hagenstrasse 5-12                       4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Bad Soden / Taunus      65760 Eschborn                 Alfred-Herrhausen-Allee 7               3558.00 (1819.00)
-------------------------------------------------------------------------------------------------------------------
Bad Wildungen           34537 Bad Wildungen            Brunnenallee 26                         4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Baden-Baden             76532 Baden-Baden              Ooser Bahnhofstr. 6                     4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Bamberg                 96050 Bamberg                  Erlichstr. 47/51                        1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Bautzen                 02625 Bautzen                  Schmoler Weg 2c                         4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Bayreuth                95448 Bayreuth                 Ziegelleite 2-4                         4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Beilngries              92339 Beilngries               An der Bauernwiese 9                    5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Bensheim                64625 Bensheim                 Fehlheimer Str. 86                      3446.00 (1762.00)
-------------------------------------------------------------------------------------------------------------------
Berlin                  10367 Berlin                   Pohlstrasse 40                          3120.00 (1595.23)
-------------------------------------------------------------------------------------------------------------------
Berlin                  10781 Berlin                   Winterfeldtstr. 27                      3360.00 (1717.94)
-------------------------------------------------------------------------------------------------------------------
Berlin                  10367 Berlin                   Dottistr. 1-4                           3120.00 (1595.23)
-------------------------------------------------------------------------------------------------------------------
Bernburg / Saale        06406 Bernburg                 Eichenweg 1 (Zepziger Weg)              4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Betzdorf                57518 Betzdorf                 Hellerstr. 35                           4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Biberach                88400 Biberach an der Riss     Magdalenenstr. 17                       4309.00 (2203.00)
-------------------------------------------------------------------------------------------------------------------
Bielefeld               33602 Bielefeld                Philipp-Reis-Platz 1                    1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Bingen                  55411 Bingen am Rhein          Am Langenstein 21                       5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Bischofswerda           01877 Bischofswerda            Hohe Strasse 2                          4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Bitterfeld              06749 Bitterfeld               Mahler-Platz                            5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Boblingen               71034 Boblingen                Karlstr. 12                             5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Bochum                  44791 Bochum                   Karl-Lange-Str. 23                      1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Bonn                    53113 Bonn                     Bonner Talweg / Reuterstrasse           3300.00 (1687.26)
-------------------------------------------------------------------------------------------------------------------
Borken                  46325 Borken / Westphalia      Bahnhofstr.8 / Poststr. 6               4532.00 (2317.00)
-------------------------------------------------------------------------------------------------------------------
Bottrop                 46238 Bottrop                  Siemensstr. 40                          4880.00 (2495.00)
-------------------------------------------------------------------------------------------------------------------
Brandenburg             14776 Brandenburg              Deutsches Dorf 48                       4970.00 (2541.00)
-------------------------------------------------------------------------------------------------------------------
Braunschweig            38122 Braunschweig             Friedrich-Seele-Str. 7                  1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Bremen                  28195 Bremen                   Neuenstr. 76-80                         2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Bremerhaven             27570 Bremerhaven              Friedrich-Ebert-Str. 29-33, 29a         5187.00 (2652.00)
-------------------------------------------------------------------------------------------------------------------
Bruchsal                76646 Bruchsal                 Hildastr. 1 / Viktoriastr. 1            4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Buchloe                 86807 Buchloe                  An der Halde 2 + 4                      5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Burg                    39288 Burg (Magdeburg)         Grabower Landstr. 39                    4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Calw                    75365 Calw                     Breite-Heer-Str. 7, 9, 11               4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Celle                   29221 Celle                    Sagemuhlenstr. 6 + 8                    4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony         09127 Chemnitz                 Lieselotte-Hermann-Str. 20              2400.00 (1227.00)
-------------------------------------------------------------------------------------------------------------------
Cloppenburg             49661 Cloppenburg              Emsteker Str. 2                         4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Coburg                  96450 Coburg                   Virchowstr. 16                          1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Cottbus                 03050 Cottbus                  Hanchener Strasse 16                    1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Cuxhaven                27474 Cuxhaven                 Brockeswalder Chaussee 50a-c            4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Dachau                  85221 Dachau                   Grobmuhlstr. 15                         4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Damme                   49401 Damme / Dummer           Ruschendorfer Str. 19-21                4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Darmstadt               64283 Darmstadt                Eschollbrucker Str. 12                  2400.00 (1227.10)
-------------------------------------------------------------------------------------------------------------------
Deggendorf              94469 Deggendorf               Friedrich-Gauss-Strasse 1               4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Delmenhorst             27753 Delmenhorst              Ludwig-Kaufmann-Str. 32, 34-34A         4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Dessau / Anhalt         06844 Dessau / Anhalt          Kavalierstrasse 24-28                   5187.00 (2652.00)
-------------------------------------------------------------------------------------------------------------------
Detmold                 32758 Detmold                  Braunenbrucher Weg 12-16                4508.00 (2305.00)
-------------------------------------------------------------------------------------------------------------------
Dieburg                 64807 Dieburg                  Max-Planck-Str. / Samuel-Morse-Str.     4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Dillenburg              35683 Dillenburg               Westfalenstrasse 4                      4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Dippoldiswalde          01744 Dippoldiswalde           Rabenauer Strasse 41                    4831.00 (2470.00)
-------------------------------------------------------------------------------------------------------------------
Donaueschingen          78166 Donaueschingen           Adolf-Kolping-Str. 2-6                  1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Donauworth              86609 Donauworth               Offizial-Schmid-Str. 6                  4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Dortmund                44147 Dortmund                 Mallinckrodtstr. 237                    2400.00 (1227.10)
-------------------------------------------------------------------------------------------------------------------
Dresden                 01067 Dresden                  Annenstr. 5                             2520.00 (1288.46)
-------------------------------------------------------------------------------------------------------------------
Duisburg                47058 Duisburg (Duissern)      Saarstr. 12 / 16                        2280.00 (1165.75)
-------------------------------------------------------------------------------------------------------------------
Duren                   52349 Duren                    Kolnstr. 74A / Wernerstr. 21-23         5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Dusseldorf              40213 Dusseldorf               Graf-Adolf-Platz 14                     3960.00 (2024.72)
-------------------------------------------------------------------------------------------------------------------
Dusseldorf              40477 Dusseldorf               Moltkestrasse 23                        3705.00 (1894.64)
-------------------------------------------------------------------------------------------------------------------
Dusseldorf              40211 Dusseldorf               Liesegangstr. 24                        3960.00 (2024.72)
-------------------------------------------------------------------------------------------------------------------
Eberswalde              16225 Eberswalde               Bergerstrasse 111                       5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Eichstatt / Bavaria     85072 Eichstatt / Bavaria      Webergasse 18                           4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Einbeck                 37574 Einbeck                  Altendorfer Str. 43                     4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Eisenach Thuringia      99817 Eisenach                 Ernst-Thalmann-Strasse 53-57            5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Elmshorn                25337 Elmshorn                 Hamburger Strasse 147                   5148.00 (2632.00)
-------------------------------------------------------------------------------------------------------------------
Elsterwerda             04910 Elsterwerda              Lessingstrasse 18                       4618.00 (2361.00)
-------------------------------------------------------------------------------------------------------------------
Erfurt                  99084 Erfurt                   Andreasstrasse 38                       1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Erlangen                91052 Erlangen                 Michael-Vogel-Str. 3                    1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Essen                   45145 Essen                    Am Fernmeldeamt 10                      2880.00 (1472.52)
-------------------------------------------------------------------------------------------------------------------
Euskirchen              53879 Euskirchen               In den Herrenbenden 27-29               4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Eutin                   23701 Eutin                    Am Muhlenberg 2 / Peterstr.             4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Flensburg               24941 Flensburg                Eckernforder Landstr. 65                1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Forchheim / Upper       91301 Forchheim / Upper        Steinbuhlstr. 1                         4189.00 (2142.00)
Franconia               Franconia
-------------------------------------------------------------------------------------------------------------------
Frankfurt on Main       60313 Frankfurt                Stiftstr. 25, Gr. Eschenh. Str. 14      4740.00 (2423.52)
-------------------------------------------------------------------------------------------------------------------
Frankfurt on Main       60431 Frankfurt                Raimundstr. 48-54                       4260.00 (2178.10)
-------------------------------------------------------------------------------------------------------------------
Frankfurt on Main       65934 Frankfurt                Oeserstrasse 111                        5889.60 (3011.30)
-------------------------------------------------------------------------------------------------------------------
Frankfurt / Oder        15236 Frankfurt                Heinrich-Hildebrand-Str. 10             5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Freiberg / Saxony       09599 Freiberg                 Hubertusweg / Kogeler-Ring              4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------
Freiburg / Breisgau     79110 Freiburg                 Linnestr. 7                             1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Friedberg / Hesse       61169 Friedberg / Hesse        Saarstr. 16-18                          4532.00 (2317.00)
-------------------------------------------------------------------------------------------------------------------
Friedrichshafen         88045 Friedrichshafen          Mullerstr. 12-14                        4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Fulda                   36037 Fulda                    Unterm Heilig Kreuz 3-5                 1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Gardelegen              39638 Gardelegen               An der breiten Gehre 1                  4618.00 (2361.00)
-------------------------------------------------------------------------------------------------------------------
Geilenkirchen           52511 Geilenkirchen            Stettiner Str. 4                        5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Geldern                 47608 Geldern                  Poststr. 5-7                            4362.00 (2230.00)
-------------------------------------------------------------------------------------------------------------------
Gelnhausen              63571 Gelnhausen               Frankfurter Str. 55                     4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Gelsenkirchen           45879 Gelsenkirchen            Husemannstr. 1 / Feldhofstr. 1          1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Gera                    07548 Gera                     Strasse des Friedens 200                1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Giessen                 35390 Giessen                  Liebigstr. 14-16                        1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Gifhorn                 38518 Gifhorn                  Ribbesbutteler Weg 4                    4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Goppingen               73033 Goppingen                Immanuel-Hohlbauch-Str. 20              1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Gorlitz                 02828 Gorlitz                  Am Stadtgarten 25                       4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Gottingen               37075 Gottingen                Philipp-Reis-Str. 2a                    1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Greifswald              17489 Greifswald               Herrenhufenstrasse 9                    4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Greven / Westphalia     48268 Greven / Westphalia      Gutenbergstr. 12                        1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Grevenbroich            41515 Grevenbroich             Lindenstr. 36-40                        4362.00 (2230.00)
-------------------------------------------------------------------------------------------------------------------
Grimma                  04668 Grimma                   Leipziger Strasse 19                    4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Gummersbach             51643 Gummersbach              Moltkestr. 20-22 / La Roche-sur-Y       5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Gustrow                 18273 Gustrow                  Neukruger Strasse 7                     4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Gutersloh               33330 Gutersloh                Eickhoffstr. 4-6 / Kaiserstr.           4588.00 (2346.00)
-------------------------------------------------------------------------------------------------------------------
Hagen Westphalia        58095 Hagen                    Bahnhofstr. 13-19 / Neumarktstr.        1440.00 (736.26)
-------------------------------------------------------------------------------------------------------------------
Halberstadt             38820 Halberstadt              Schmiedestr. 12                         4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Halle / Saale           06118 Halle / Saale            Franzosensteinweg 100                   1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Hamburg                 20359 Hamburg                  Budapester Strasse 18                   3600.00 (1840.65)
-------------------------------------------------------------------------------------------------------------------
Hamburg                 22111 Hamburg                  Bauerbergweg 23-25 / Heckenpfad         3600.00 (1840.65)
-------------------------------------------------------------------------------------------------------------------
Hameln                  31789 Hameln                   Springer Landstr. 4                     4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Hamm Westphalia         59063 Hamm                     Gallberger Weg 3                        2136.00 (1092.12)
-------------------------------------------------------------------------------------------------------------------
Hanau                   63452 Hanau                    Alter Ruckinger Weg 55                  5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Hannover (Hanover)      30159 Hannover (Hanover)       Rosenstr. 1                             1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Hannover (Hanover)      30627 Hannover (Hanover)       Neue-Land-Str. 6                        1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Hechingen               72379 Hechingen                Ermelesstr. 12/14                       4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Heide Holstein          25746 Heide Holstein           Am Kleinbahnhof 18-30                   1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Heidelberg              69115 Heidelberg               Sofienstr. 6-10                         2400.00 (1227.10)
-------------------------------------------------------------------------------------------------------------------
Heidenheim              89518 Heidenheim a.d. Brenz    Bahnhofstr.7 / Theodor-Heuss-Str.       4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar        74072 Heilbronn                Ost/Weinsberger Str. 123/125            1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Herford                 32052 Herford                  Auf der Freiheit 1-3 / Arndtstr.        4532.00 (2317.00)
-------------------------------------------------------------------------------------------------------------------
Herzberg                37412 Herzberg am Harz         Am Phillips 1-4                         4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Hildesheim              31137 Hildesheim               Am Kupferstrange 1D                     5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Hof                     95028 Hof / Saale              Konrad-Adenauer-Platz 1                 5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Horb am Neckar          72160 Horb am Neckar           Steigle 34                              5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Hoyerswerda             02977 Hoyerswerda              Albert-Einstein-Str. 48                 4874.00 (2492.00)
-------------------------------------------------------------------------------------------------------------------
Ibbenburen              49477 Ibbenburen               An der Reichsbahn 4                     5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Ingolstadt              85051 Ingolstadt               Karlskroner Str. 32                     2400.00 (1227.00)
-------------------------------------------------------------------------------------------------------------------
Iserlohn                58636 Iserlohn                 Durerstrasse 53                         4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Jena                    07745 Jena                     Schrodingerstrasse                      2040.00 (1043.00)
-------------------------------------------------------------------------------------------------------------------
Jessen / Elster         06917 Jessen / Elster          Alte Wittenberger Str. / Nordstr. 92    4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Kaiserslautern          67655 Kaiserslautern           Pirmasenser Str. 65                     2040.00 (1043.00)
-------------------------------------------------------------------------------------------------------------------
Karlsruhe               76137 Karlsruhe                Ruppurrer Str. 1-1a                     1440.00 (736.26)
-------------------------------------------------------------------------------------------------------------------
Kassel                  34117 Kassel                   Friedrich-Ebert-Str. 24                 1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Kempten Allgau          87435 Kempten                  Bahnhofstr. 35, Alpenstr. 8             1440.00 (736.26)
-------------------------------------------------------------------------------------------------------------------
Kiel                    24116 Kiel                     Kronshagener Weg 101-107                2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Kirchheim               73230 Kirchheim unter Teck     Faberweg 21                             5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Kirchseeon              85614 Kirchseeon               Ahornstr. 31                            4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Kitzingen               97318 Kitzingen                Innere Sulzfelder Str. 23               5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Kleve                   47533 Kleve / Niederrhein      Hagsche Str. 50/52                      4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Koblenz                 56073 Koblenz                  Moselweisser Str. 70                    1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Koln (Cologne)          51105 Koln (Cologne)           Poll-Vingster Str. 130-134              3360.00 (1717.94)
-------------------------------------------------------------------------------------------------------------------
Koln (Cologne)          50672 Koln (Cologne)           Innere Kanalstr. 98 / Venloer Str.      3360.00 (1717.94)
-------------------------------------------------------------------------------------------------------------------
Konstanz (Constance)    78467 Konstanz (Constance)     Moltkestr. 2-6, Jahnstr. 8              4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Krefeld                 47798 Krefeld                  Moerser Strasse 1 / Jungfernweg 13      2280.00 (1165.75)
-------------------------------------------------------------------------------------------------------------------
Kulmbach                95326 Kulmbach                 Albert-Ruckdeschel-Str. 2               4195.00 (2145.00)
-------------------------------------------------------------------------------------------------------------------
Lahr / Black Forest     77933 Lahr / Black Forest      Lotzbeckstr. 22                         4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Landau (Palatinate)     76829 Landau                   Reduitstrasse (former Ostbahnstr.)      4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Landsberg on Lech       86899 Landsberg on Lech        Spottinger Str. 16                      4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Landshut                84030 Landshut                 Siemensstr. 18-22 / Neidenburg Str.     1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Lauterbach / Hesse      36341 Lauterbach / Hesse       Gartenstr. 15                           4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Leer / East Friesland   26789 Leer                     Bavinkstr. 23                           1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Leipzig                 04454 Leipzig                  Karrner Str. 66                         2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Lennestadt              57368 Lennestadt               Bahnhofsplatz 3-5                       4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Leverkusen-Opladen      51379 Leverkusen               Reusrather Strasse 36                   4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Limburg                 65549 Limburg an der Lahn      Ste.-Foy-Str. 35-39                     4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Lindenberg              88161 Lindenberg / Allgau      Poststr.1/Heinrich-Brauns-Str.          4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Lingen / Ems            49808 Lingen / Ems             Kiefernstr. 14-16                       4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Lippstadt               59557 Lippstadt                Heinrich-Hertz-Str. 1+3                 4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Lobau                   02708 Lobau                    Aussere Zittauer Str.56a                4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Lorrach                 79539 Lorrach                  Palmstr.21                              4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Lubben                  15907 Lubben / Spreewald       Puschkinstr.14/15                       4618.00 (2361.00)
-------------------------------------------------------------------------------------------------------------------
Lubeck                  23554 Lubeck                   Fackenburger Allee 31                   1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Ludenscheid             58507 Ludenscheid              Bahnhofstr.1                            5472.00 (2798.00)
-------------------------------------------------------------------------------------------------------------------
Ludinghausen            59348 Ludinghausen             Graf-Wedel-Str.8                        4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Ludwigsburg             71636 Ludwigsburg              Strombergstr. 21-29                     5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Ludwigshafen            67059 Ludwigshafen / Rhine     Schulstr. 4-6 / Maxstr. 82              2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Luneburg                21339 Luneburg                 Arenskule 10, 10a-b                     5062.00 (2588.00)
-------------------------------------------------------------------------------------------------------------------
Magdeburg               39104 Magdeburg                Listemannstr.6                          2280.00 (1165.75)
-------------------------------------------------------------------------------------------------------------------
Mainz                   55116 Mainz                    Munsterplatz 2-6                        1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Mannheim                68165 Mannheim                 Erzbergerstr. 18                        2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Mannheim                68165 Mannheim                 Dynamostr.5                             2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Marburg                 35037 Marburg                  Gutenbergstr.14                         4150.00 (2122.00)
-------------------------------------------------------------------------------------------------------------------
Markt Schwaben          85570 Markt Schwaben           Widderweg 10                            4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Marktheidenfeld         97828 Marktheidenfeld          Kreuzbergstr.14/16                      5062.00 (2588.00)
-------------------------------------------------------------------------------------------------------------------
Meiningen               98617 Meiningen                Leipziger Str. 68a                      5381.00 (2751.00)
-------------------------------------------------------------------------------------------------------------------
Meissen                 01662 Meissen                  Fabrikstr.18a                           4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Melsungen               34212 Melsungen                Kesselberg 50                           4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Memmingen               87700 Memmingen                Kohlschanzstr. 2,4                      4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Merseburg / Saale       06217 Merseburg / Saale        Konig-Heinrich-Strasse 11               5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Meschede                59872 Meschede                 Feldstr.34/  Mallinckrodtstr.20         1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------
Minden / Westphalia     32427 Minden                   Gelindeweg 31-35                        1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------
Moers                   47441 Moers                    Uerdinger Str.2-12/ Kautzstr.1          4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Monchengladbach         41065 Monchengladbach          Pescher Str . 187-191                   2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Mosbach                 74821 Mosbach / Baden          Eisenbahnstr. 24                        4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Muhlacker               75417 Muhlacker                Bahnhofstr. 68 and 68a                  4748.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Muhldorf                84453 Muhldorf on Inn          Bonimeier-Ring 6                        4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Muhlhausen /            99974 Muhlhausen /             An der Burg 1                           5291.00 (2705.00)
Thuringia               Thuringia
-------------------------------------------------------------------------------------------------------------------
Mullheim / Baden        79379 Mullheim / Baden         Auf der Breite 2                        4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Munchen (Munich)        80636 Munchen (Munich)         Blutenburgstr. 1 / Pappenheimstr.       3960.00 (2024.72)
-------------------------------------------------------------------------------------------------------------------
Munchen (Munich)        80636 Munchen (Munich)         Schachenmeisterstr.                     7874.00 (2026.00)
-------------------------------------------------------------------------------------------------------------------
Munster                 48145 Munster                  Oststr. 2-18 / Rudolfstr.1-5, 9         2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Munster                 48155 Munster                  Wolbecker Strasse 268                   2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Nauen                   14641 Nauen / Brandenburg      Parkstr.5                               3558.00 (1819.00)
-------------------------------------------------------------------------------------------------------------------
Naumburg / Saale        06618 Naumburg                 Steinkreuzweg                           5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Neubrandenburg          17033 Neubrandenburg           Tannenkrug                              3147.00 (1609.00)
-------------------------------------------------------------------------------------------------------------------
Neumarkt / Upper        92318 Neumarkt / Upper         Stehphanstrasse 12 and 14               4743.00 (2425.00)
Palatinate              Palatinate
-------------------------------------------------------------------------------------------------------------------
Neumunster              24534 Neumunster               Sedanstr.15-15b                         1440.00 (736.26)
-------------------------------------------------------------------------------------------------------------------
Neunkirchen / Saar      66538 Neunkirchen Saar         Wellesweilerstr./Haydnstr.              5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Neuss                   41460 Neuss                    Hellersbergstr. 35/35a                  5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Neustadt an der         67433 Neustadt                 Chemnitzer Str. 2                       4362.00 (2230.00)
Weinstr.
-------------------------------------------------------------------------------------------------------------------
Neuwied                 56564 Neuwied                  Andernacher Str. 21 / W' thurm. 4       4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Niebull                 25899 Niebull                  Osterweg 24                             4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Norden                  26506 Norden                   Am Markt 4-5                            4469.00 (2285.00)
-------------------------------------------------------------------------------------------------------------------
Nordhausen              99734 Nordhausen /             Wilhelm-Carl-Schreiber-Str. 3           6247.00 (3194.00)
                        Thuringia
-------------------------------------------------------------------------------------------------------------------
Nurnberg (Nuremberg)    90441 Nurnberg (Nuremberg)     Hansastrasse 1-45                       2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Nurnberg (Nuremberg)    90403 Nurnberg (Nuremberg)     Josephsplatz 3 / Adlerstr. 35           2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Oberhausen / Rhineland  46045 Oberhausen               Paul-Reusch-Str. 4/6                    2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Oberursel / Taunus      61440 Oberursel / Taunus       Gattenhofer Weg 41                      5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Offenburg               77652 Offenburg                Okenstr.25                              2640.00 (1349.81)
-------------------------------------------------------------------------------------------------------------------
Ohringen                74613 Ohringen                 Pfedelbacher Str.47                     4362.00 (2230.00)
-------------------------------------------------------------------------------------------------------------------
Oldenburg               26122 Oldenburg                Poststr. 1-3                            1562.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Oranienburg             16515 Oranienburg              Schulstrasse 4-8                        5975.00 (3055.00)
-------------------------------------------------------------------------------------------------------------------
Oschatz                 04758 Oschatz                  Am langen Rain                          4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------
Osnabruck               49074 Osnabruck                Wittekindstr. 5-8 / Moserstr. 19-2      1560.00 (797.62)
-------------------------------------------------------------------------------------------------------------------
Paderborn               33102 Paderborn                Rathenaustr. 26-30                      1680.00 (585.97)
-------------------------------------------------------------------------------------------------------------------
Parchim                 19370 Parchim                  Westring 40                             4146.00 (2120.00)
-------------------------------------------------------------------------------------------------------------------
Passau                  94032 Passau                   Auerspergstr.5                          4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Peine                   31224 Peine                    Duttenstedter Str.136                   5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Perleberg               19348 Perleberg                Kurmarker Strasse                       4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Pfarrkirchen / Lower    84347 Pfarrkirchen / Lower     Seilerweg 4b,c,d,                       4195.00 (2145.00)
Bavaria                 Bavaria
-------------------------------------------------------------------------------------------------------------------
Pforzheim               75172 Pforzheim                Museumstr. 11                           1320.00 (674.91)
-------------------------------------------------------------------------------------------------------------------
Pirmasens               66954 Pirmasens                Emil-Kommerling Str. 41/43              4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Pirna                   01796 Pirna                    An der Bruckmuhle 8                     4831.00 (2470.00)
-------------------------------------------------------------------------------------------------------------------
Plauen                  08529 Plauen                   Karl-Tucholsky-Strasse 63               4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Potsdam                 14478 Potsdam                  An der alten Zauche                     2400.00 (1227.10)
-------------------------------------------------------------------------------------------------------------------
Prenzlau                17291 Prenzlau                 Brussower Landstr. 99                   4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Ravensburg              88212 Ravensburg               Gartenstr.107                           1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Recklinghausen          45657 Recklinghausen           Am Steintor 3 / Tiefer Pfad 2-4         2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Regensburg              93053 Regensburg               Bajuwarenstrasse 4                      2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Remscheid               42859 Remscheid                Greulingstr. 39 / Eisenstr.6            4880.00 (2495.00)
-------------------------------------------------------------------------------------------------------------------
Reutlingen              72766 Reutlingen               Karlstr. 84                             1800.00 (920.33)
-------------------------------------------------------------------------------------------------------------------
Riesa                   01587 Riesa                    Berliner Str. 27                        4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------
Rochlitz                09306 Rochlitz                 Lindenstr.                              4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Rosenheim / Upper       83022 Rosenheim / Upper        Bahnhofstr. 23/27, A. Kathreinstr.      4780.00 (2444.00)
Bavaria                 Bavaria
-------------------------------------------------------------------------------------------------------------------
Rostock                 18055 Rostock                  August-Bebel-Strasse 27                 2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Rostock                 18198 Kritzmow                 Biestower Weg 6a                        2160.00 (1104.39)
-------------------------------------------------------------------------------------------------------------------
Roth / Central          91154 Roth / Central           Friedrich-Ebert-Str. 12                 4743.00 (2425.00)
Franconia               Franconia
-------------------------------------------------------------------------------------------------------------------
Rottweil                78628 Rottweil                 Steig 27                                1920.00 (981.68)
-------------------------------------------------------------------------------------------------------------------
Russelsheim             65428 Russelsheim              Silberstr.23                            4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Saalfeld / Saale        07318 Saalfeld                 Wachserzweg 1                           4150.00 (2122.00)
-------------------------------------------------------------------------------------------------------------------
Saarbrucken             66121 Saarbrucken              Mecklenburgring 25                      5400.00 (1227.00)
-------------------------------------------------------------------------------------------------------------------
Saarlouis               66740 Saarlouis                Zeughaus - / Kavalstr. 13               5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Salzgitter              38239 Salzgitter               An der Landwehr 6, 8, 10                4880.00 (2495.00)
-------------------------------------------------------------------------------------------------------------------
Sangerhausen            06526 Sangerhausen             Frobelstr. 66                           4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Schleswig               24837 Schleswig                Schwarzer Weg 13-17                     4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Schorndorf              73614 Schorndorf /             Siechenfeldstr. 29                      5003.00 (2558.00)
                        Wurttemberg
-------------------------------------------------------------------------------------------------------------------
Schwabisch Hall         74523 Schwabisch Hall          In den Herrenackern 11                  3298.00 (1686.00)
-------------------------------------------------------------------------------------------------------------------
Schweinfurt             97421 Schweinfurt              Schopperstrasse 33                      5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Schwerin / Mecklenburg  19063 Schwerin                 An der Crivitzer Chaussee  52           1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------
Senftenberg             01968 Senftenberg              Laugkstrasse 1-5                        4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Siegburg                53721 Siegburg                 Zeithstr. 73                            4532.00 (2317.00)
-------------------------------------------------------------------------------------------------------------------
Siegen                  57072 Siegen                   Koblenzer Str. 87-93                    2640.00 (1349.81)
-------------------------------------------------------------------------------------------------------------------
Sigmaringen             72488 Sigmaringen              In der Au 3, 3/1,3 /2                   4070.00 (2081.00)
-------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel       78224 Singen                   Bahnhofstr. 16-18                       5336.00 (2728.00)
-------------------------------------------------------------------------------------------------------------------
Sinsheim                74889 Sinsheim                 Jahnstr. 7-9                            5261.00 (2690.00)
-------------------------------------------------------------------------------------------------------------------
Solingen                42653 Solingen                 Schlagbaumer Str.113/115                1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------
St Wendel               66606 St Wendel                Tholeyer Str. 25                        5261.00 (2690.00)
-------------------------------------------------------------------------------------------------------------------
Stade                   21682 Stade                    Gluckstadter Str. 23                    4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Stadthagen              31655 Stadthagen               Bahnhofstr. 15A-C                       5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Starnberg               82319 Starnberg                Gautinger Str. 1                        4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Stendal                 39576 Stendal                  Hallstrasse 42-46                       5386.00 (2754.00)
-------------------------------------------------------------------------------------------------------------------
Stolzenau               31592 Stolzenau                Am Markt 20                             4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Stralsund               18439 Stralsund                Neuer Markt 4                           5003.00 (2558.00)
-------------------------------------------------------------------------------------------------------------------
Straubing               94315 Straubing                Kolbstrasse 10                          4195.00 (2145.00)
-------------------------------------------------------------------------------------------------------------------
Strausberg              15344 Strausberg               Muhlenweg 4                             4405.00 (2252.00)
-------------------------------------------------------------------------------------------------------------------
Stuttgart               70565 Stuttgart                Schockenriedstr.16                      2640.00 (1349.81)
-------------------------------------------------------------------------------------------------------------------
Stuttgart               70469 Stuttgart                Maybachstr. 57                          2640.00 (1349.81)
-------------------------------------------------------------------------------------------------------------------
Suhl                    98527 Suhl                     Schleusinger Str. 2-6                   4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim      97941 Tauberbischofsheim       Schmiederstr. 17                        4788.00 (2448.00)
-------------------------------------------------------------------------------------------------------------------
Traunstein              83278 Traunstein               Seuffertstr. 2-12                       4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Trier                   54292 Trier                    Wasserweg 7-9                           4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Uelzen                  29525 Uelzen                   Ringstr. 13 / Gartenstr. 3              4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Ulm / Donau             89073 Ulm                      Olgastr. 67                             2400.00 (1227.00)
-------------------------------------------------------------------------------------------------------------------
Velbert                 42549 Velbert                  Rheinlandstr. 24                        4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Verden / Aller          27283 Verden / Aller           Cluventalstr. 17 / Sudstr.34-40         4780.00 (2444.00)
-------------------------------------------------------------------------------------------------------------------
Villingen in the Black  78050 Villingen-               Benediktinerring 6/6A                   4743.00 (2425.00)
Forest                  Schwenningen
-------------------------------------------------------------------------------------------------------------------
Waakirchen              83666 Waakirchen               Alex-Gugler-Str. 7                      4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Waren / Muritz          17192 Waren / Muritz           D.-Bonhoff-Str.15                       4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Weiden / Upper          92637 Weiden / Upper           Obere Bauscher Strasse 14               4332.00 (2215.00)
Palatinate              Palatinate
-------------------------------------------------------------------------------------------------------------------
Weilheim / Upper        82362 Weilheim / Upper         Bahnhofstr 4                            4835.00 (2728.00)
Bavaria                 Bavaria
-------------------------------------------------------------------------------------------------------------------
Weimar / Thuringia      99427 Weimar / Thuringia       Ettersburger Strasse 40                 5336.00 (2278.00)
-------------------------------------------------------------------------------------------------------------------
Weisswasser             02943 Weisswasser              Schweigstr. 28 / Am Wasserturm          4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Wernigerode             38855 Wernigerode              Halberstadter Chaussee 5                4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential



-------------------------------------------------------------------------------------------------------------------
LOCATION OF             ADDRESS                                                                AMOUNT/YEAR
INTERCONNECTION                                                                                DM (EUR)
-------------------------------------------------------------------------------------------------------------------
Wesel                   46483 Wesel                    Berliner-Tor-Platz1                     1680.00 (858.97)
-------------------------------------------------------------------------------------------------------------------
Wetzlar                 35586 Wetzlar                  Philipstr. 2                            4743.00 (2425.00)
-------------------------------------------------------------------------------------------------------------------
Wiesbaden               65195 Wiesbaden                Carl-von-Ibell-Weg                      2400.00 (1227.10)
-------------------------------------------------------------------------------------------------------------------
Wilhelmshaven           26382 Wilhelmshaven            Schillerstr. 30 / Goethestr. 19         3186.00 (1629.00)
-------------------------------------------------------------------------------------------------------------------
Winsen / Luhe           21423 Winsen / Luhe            Ernststr. 5-7                           4835.00 (2472.00)
-------------------------------------------------------------------------------------------------------------------
Wittlich                54516 Wittlich                 Kalkturmstr. 47a                        4698.00 (2402.00)
-------------------------------------------------------------------------------------------------------------------
Wittstock / Dosse       16909 Wittstock / Dosse        Ringstrasse                             4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Wolfsburg               38440 Wolfsburg                Porschestr. 43c                         5187.00 (2652.00)
-------------------------------------------------------------------------------------------------------------------
Worms                   67547 Worms                    Mainzer Strasse 54                      5291.00 (2705.00)
-------------------------------------------------------------------------------------------------------------------
Worth on Rhine          76744 Worth on Rhine           Johann-Strauss-Str. 21                  4362.00 (2230.00)
-------------------------------------------------------------------------------------------------------------------
Wunsdorf                31515 Wunsdorf                 Hannoversche Str.19                     5472.00 (2798.00)
-------------------------------------------------------------------------------------------------------------------
Wuppertal               42105 Wuppertal                Briller Str. 37                         2040.00 (1043.04)
-------------------------------------------------------------------------------------------------------------------
Wurzburg                97070 Wurzburg                 Paradeplatz 4                           5609.00 (2868.00)
-------------------------------------------------------------------------------------------------------------------
Wurzburg                97080 Wurzburg                 Schurerstrasse 9a                       2040.00 (1043.00)
-------------------------------------------------------------------------------------------------------------------
Zeuthen                 15738 Zeuthen                  Am Heideberg 52                         4594.00 (2349.00)
-------------------------------------------------------------------------------------------------------------------
Zittau                  02763 Zittau                   Nordstr. 17                             4446.00 (2273.00)
-------------------------------------------------------------------------------------------------------------------
Zossen / Brandenburg    15806 Zossen / Brandenburg     Gerichtsstrasse                         4275.00 (2186.00)
-------------------------------------------------------------------------------------------------------------------
Zwickau                 08060 Zwickau                  Bulaustrasse am Friedhof                5975.00 (3055.00)
-------------------------------------------------------------------------------------------------------------------

1.7.3 The ancillary costs are not influenced by the location. The annual ancillary costs consist of the following items:

         - energy costs (DM 1,800.00 / EUR 920.33)(1) and

         - further operating costs according Section 27 of the calculation ordinance (DM 408.00 / EUR 208.61)(1)

         (1)    as down payment

                     Interconnection Contract with FirstMark
                                  Confidential


1.8      INTERCONNECTION JUNCTIONS
         "CUSTOMER SITED 16X2 MBIT/S"/
         "CUSTOMER SITED 21X2 MBIT/S"/
         "CUSTOMER SITED 63X2 MBIT/S"

1.8.1    Price structure

1.8.1.1 For being provided with and being granted permission to use an ICAs "customer sited 16x2 Mbit/s" / "customer sited 21x2 Mbit/s" / "customer sited 63x2 Mbit/s" FirstMark shall pay a non-recurrent price for provision and an annual price for the permission to use according to item 1.8.2. The price for provision shall be paid in advance.

1.8.1.2 For the inter-building-section shall apply the current prices for permanent carrier connections CFV 16xT2MS / 21x2MS / 63xT2MS.

1.8.1.3 For the permission to use the central signalling channels (ZZK7) shall be paid a price for permission to use per ZZK7 according to item 1.8.2.

1.8.1.4 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.8.1.5 In case FirstMark requests a special execution of the ICAs "customer sited 16x2 Mbit/s" / "customer sited 21x2 Mbit/s" / "customer sited 63x2 Mbit/s" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.8.3.

1.8.1.6 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.8.3.

1.8.1.7 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited 16x2 Mbit/s" / "customer sited 21x2 Mbit/s" / "customer sited 63x2 Mbit/s".

1.8.1.8 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.8.2 and 1.8.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.8.1.9 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.8.3.

1.8.1.10 In case Telekom does not keep the deadline for supplying the facilities of doe not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.8.4 except in case FirstMark is responsible for the delay.

1.8.1.11 The prices which are measured according to expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.8.1.12 Cancellation fees shall be charged according to item 1.8.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.8.2    Price list

-------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                              PRICE
NO.                                                                                           DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        Installation of the intra building section,                          5,120.00 (2,617.81)
           per ICAs               16x2 Mbit/s                                   6,720.00 (3,435.88)
                                  21x2 Mbit/s                                   20.160.00 (10,307.64)
                                  63x2 Mbit/s

1.2        implementation of the first interconnection

1.2.1      Installing the routing definition for TNB-identification with        114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification         95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification for     114.00 (58.29)/concerned VE
           the concerned catchment areas
1.2.3      installing special announcements                                     95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service of     114.00 (58.29)/Concerned VE
           FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing the traffic registration                                  210.00 (107.37)/network interworking

1.3        installing the inter building section,                               provision price f.
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     CFV 16xT2MS / 21xT2MS / 63xT2MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs
           per ICAs               16x2 Mbit/s                                   24,800.00 (12,680.04)
                                  21x2 Mbit/s                                   32,550.00 (16,642.55)
                                  63x2 Mbit/s                                   97,650.00 (49,927.65)

2.2        inter building section, annually,
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     price for permission to use f. CFV
                                                                                16xT2MS / 21xT2MS / 63xT2MS

2.3        permission to use one ZZK7, annually                                 508.00 (259.74)

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.8.3    Additional prices

-------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                               additional costs in comparison to
                                                                                standard installation based upon expenses

2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for      based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per 2
             Mbit/s-connection

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB           114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                       95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the    95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value       114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB     114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                     95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB   114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification     114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas               95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification     114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                 95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service    114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                  210.00 (107.37)/network interworking

4            DEBUGGING with malfunction outside the sphere of responsibility    based on expenses
             of Telekom, per action, per 2 Mbit/s-connection

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.8.4.   Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE
             per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(2)
             >in case of a delay of                                         25 % of the standard provision price(2)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(2)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(2)
                      more than 8 calendar days
-----------------------------------------------------------------------------------------------------------------------

(1) standard price for permission to use = price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3)
(2) Partial price for permission to use = 1/16 / 1/21 / 1/63 of the price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3).

                     Interconnection Contract with FirstMark
                                  Confidential


1.8.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.8.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) per 2 Mbit/s-connection provided that no conditions for a cancellation free of charge prevail.

1.8.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.8.5.4 In case an ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.8.6 For the inter-building section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 16xT2MS. / 21xT2MS / 63xT2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


1.9      INTERCONNECTION JUNCTIONS

         "CUSTOMER SITED 16X2 MBIT/S WITH TWO-WAY-ROUTING"/
         "CUSTOMER SITED 21X2 MBIT/S WITH TWO-WAY-ROUTING"/
         "CUSTOMER SITED 63X2 MBIT/S WITH TWO-WAY-ROUTING"

1.9.1    Price structure

1.9.1.1 For being provided with and being granted permission to use an ICAs "customer sited 16x2 Mbit/s with two-way-routing" / "customer sited 21x2 Mbit/s with two-way-routing" / "customer sited 63x2 Mbit/s with two-way-routing" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.9.2. The price for provision shall be paid in advance.

1.9.1.2 For the permission to use the central signalling channels (ZZK7) shall be paid separate a price for permission to use per ZZK7 according to item 1.9.2.

1.9.1.3 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.9.1.4 For the inter-building section shall apply the current prices for permanent carrier connections 16xT2MS. / 21xT2MS / 63xT2MS by factor 1.15.

1.9.1.5 In case the implementation of the second way requires the installation of a supplementary unit Telekom shall charge FirstMark for the additional costs incurred by the building of the supplementary unit according to item 1.9.2..

1.9.1.6 In case FirstMark requests a special execution of the ICAs "customer sited 16x2 Mbit/s with two-way-routing" / "customer sited 21x2 Mbit/s with two-way-routing" / "customer sited 63x2 Mbit/s with two-way-routing" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.9.3.

1.9.1.7 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.9.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.9.1.8 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited 16x2 Mbit/s with two-way-routing" / "customer sited 21x2 Mbit/s with two-way-routing" / "customer sited 63x2 Mbit/s with two-way-routing".

         For express debugging shall be charged an annual amount according to item 1.9.3 per 2 Mbit/s connection.

1.9.1.9 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.9.2 and 1.9.3.

1.9.1.10 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.9.3.

1.9.1.11 In case Telekom does not keep the deadline for supplying the facilities of doe not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.9.4 except in case FirstMark is responsible for the delay.

1.9.1.12 The prices which are measured according to expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.9.1.13 Cancellation fees shall be charged according to item 1.9.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.9.2    Price list

-------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                              PRICE
NO.                                                                                           DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        Installation of the intra building section,                          5,120.00 (2,617.81)
           per ICAs               16x2 Mbit/s                                   6,720.00 (3,435.88)
                                  21x2 Mbit/s                                   20.160.00 (10,307.64)
                                  63x2 Mbit/s

1.2        implementation of the first interconnection

1.2.1      Installing the routing definition for TNB-identification with        114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification         95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification for     114.00 (58.29)/concerned VE
           the concerned catchment areas
1.2.3      installing special announcements                                     95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service of     114.00 (58.29)/Concerned VE
           FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing the traffic registration                                  210.00 (107.37)/network interworking

1.3        installing the inter building section,                               provision price f.
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     CFV 16xT2MS / 21xT2MS / 63xT2MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs
           per ICAs               16x2 Mbit/s                                   24,800.00 (12,680.04)
                                  21x2 Mbit/s                                   32,550.00 (16,642.55)
                                  63x2 Mbit/s                                   97,650.00 (49,927.65)

2.2        inter building section, annually,
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     1.15 x price for permission to use f. CFV
                                                                                16xT2MS / 21xT2MS / 63xT2MS

2.2.1      additional costs for supplementar unit                               based upon expenses

2.3        permission to use one ZZK7, annually                                 508.00 (259.74)

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.9.3    Additional prices

-------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                                additional costs in comparison to
                                                                                 standard installation based upon expenses

2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for       based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per 2 Mbit/s-connection

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB            114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                        95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the     95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value        114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB      114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                      95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB    114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification      114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas                95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification      114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                  95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service     114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                   210.00 (107.37)/network interworking

4            EXPRESS DEBUGGING, annually, per 2 Mbit/s-connection                2,330.00 (1,191.31)

5            DEBUGGING with malfunction outside the sphere of responsibility     based on expenses
             of Telekom, per action, per 2 Mbit/s-connection

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.9.4.   Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE

2.1          standard debugging, per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(2)
             >in case of a delay of                                         25 % of the standard provision price(2)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(2)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(2)
                      more than 8 calendar days

2.2          express service, per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 hours                          30 % of the price for express service
             > in case of a delay of more than 2 up to 4 hours              50 % of the price for express service
             > in case of a delay of more than 4 up to 8 hours              75 % of the price for express service
             > in case of a delay of more than 8 hours                      100 % of the price for express service

-----------------------------------------------------------------------------------------------------------------------

(1) standard price for permission to use = price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3)
(2) Partial price for permission to use = 1/16 / 1/21 / 1/63 of the price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3).

                     Interconnection Contract with FirstMark
                                  Confidential


1.9.5    Cancellation fees according to ANNEX B - ORDER/PROVISION

1.9.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) per 2 Mbit/s-connection provided that no conditions for a cancellation free of charge prevail.

1.9.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.9.5.3 In case an ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with two-way-routing" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.9.6 For the inter-building section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 16xT2MS. / 21xT2MS / 63xT2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


1.10     INTERCONNECTION JUNCTIONS

         "CUSTOMER SITED 16X2 MBIT/S WITH DOUBLE SUPPORT"/
         "CUSTOMER SITED 21X2 MBIT/S WITH DOUBLE SUPPORT"/
         "CUSTOMER SITED 63X2 MBIT/S WITH DOUBLE SUPPORT"

1.10.1   Price structure

1.10.1.1 For being provided with and being granted permission to use an ICAs "customer sited 16x2 Mbit/s with double support" / "customer sited 21x2 Mbit/s with double support" / "customer sited 63x2 Mbit/s with double support" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.10.2. The price for provision shall be paid in advance.

1.10.1.2 For the inter-building-section shall apply the current prices for permanent carrier connections CFV 16xT2MS / 21x2MS / 63xT2MS.

1.10.1.3 For the permission to use the central signalling channels (ZZK7) shall be paid a price for permission to use per ZZK7 according to item 1.10.2.

1.10.1.4 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.10.1.5 In case FirstMark requests a special execution of the ICAs "customer sited 16x2 Mbit/s with double support" / "customer sited 21x2 Mbit/s with double support" / "customer sited 63x2 Mbit/s with double support" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.10.3.

1.10.1.6 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.10.3.

1.10.1.7 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited 16x2 Mbit/s with double support" / "customer sited 21x2 Mbit/s with double support" / "customer sited 63x2 Mbit/s with double support".

                     Interconnection Contract with FirstMark
                                  Confidential


1.10.1.8 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.10.2 and 1.10.3.

1.10.1.9 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.10.3.

1.10.1.10 In case Telekom does not keep the deadline for supplying the facilities of doe not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.10.4 except in case FirstMark is responsible for the delay.

1.10.1.11 The prices which are measured according to expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.10.1.12 Cancellation fees shall be charged according to item 1.10.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.10.2   Price list

-------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                              PRICE
NO.                                                                                           DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        Installation of the intra building section,                          5,120.00 (2,617.81)
           per ICAs               16x2 Mbit/s                                   6,720.00 (3,435.88)
                                  21x2 Mbit/s                                   20.160.00 (10,307.64)
                                  63x2 Mbit/s

1.2        implementation of the first interconnection

1.2.1      Installing the routing definition for TNB-identification with        114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification         95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification for     114.00 (58.29)/concerned VE
           the concerned catchment areas
1.2.3      installing special announcements                                     95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service of     114.00 (58.29)/Concerned VE
           FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing the traffic registration                                  210.00 (107.37)/network interworking

1.3        installing the inter building section,                               provision price f.
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     CFV 16xT2MS / 21xT2MS / 63xT2MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs
           per ICAs               16x2 Mbit/s                                   24,800.00 (12,680.04)
                                  21x2 Mbit/s                                   32,550.00 (16,642.55)
                                  63x2 Mbit/s                                   97,650.00 (49,927.65)

2.2        inter building section, annually,
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     price for permission to use f. CFV
                                                                                16xT2MS / 21xT2MS / 63xT2MS

2.3        permission to use one ZZK7, annually                                 508.00 (259.74)

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.10.3   Additional prices

-------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                               additional costs in comparison to
                                                                                standard installation based upon expenses

2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for      based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per 2 Mbit/s-connection

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB           114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                       95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the    95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value       114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB     114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                     95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB   114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification     114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas               95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification     114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                 95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service    114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                  210.00 (107.37)/network interworking

4            DEBUGGING with malfunction outside the sphere of responsibility    based on expenses
             of Telekom, per action, per 2 Mbit/s-connection

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.10.4.  Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE
             per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(2)
             >in case of a delay of                                         25 % of the standard provision price(2)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(2)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(2)
                      more than 8 calendar days

-----------------------------------------------------------------------------------------------------------------------

(1) standard price for permission to use = price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3)
(2) Partial price for permission to use = 1/16 / 1/21 / 1/63 of the price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3).

                     Interconnection Contract with FirstMark
                                  Confidential


1.10.5   Cancellation fees according to ANNEX B - ORDER/PROVISION

1.10.5.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) per 2 Mbit/s-connection provided that no conditions for a cancellation free of charge prevail.

1.10.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s double support" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.10.5.3 In case an ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.10.6 For the inter-building section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 16xT2MS. / 21xT2MS / 63xT2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


1.11     INTERCONNECTION JUNCTIONS

         "CUSTOMER SITED 16X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY-ROUTING"/ "CUSTOMER SITED 21X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY-ROUTING"/ "CUSTOMER SITED 63X2 MBIT/S WITH DOUBLE SUPPORT AND TWO-WAY-ROUTING"

1.11.1   Price structure

1.11.1.1 For being provided with and being granted permission to use an ICAs "customer sited 16x2 Mbit/s with double support and two-way-routing" / "customer sited 21x2 Mbit/s with double support and two-way-routing" / "customer sited 63x2 Mbit/s with double support and two-way-routing" FirstMark shall pay per connection a non-recurrent price for provision and an annual price for the permission to use according to item 1.11.2. The price for provision shall be paid in advance.

1.11.1.2 For the permission to use the central signalling channels (ZZK7) shall be paid a price for permission to use per ZZK7 according to item 1.11.2.

1.11.1.3 At the end of each calendar year Telekom shall refund to FirstMark part of the price for provision (intra building section, inter building section) and of the price for permission to use (intra building section, inter building section and permission to use a ZZK7) corresponding to the ratio of the generated minutes to be paid by the contracting parties at this location of interconnection. A refunding for the inter building section by Telekom shall be acceptable only up to a length of 20 km maximum.

1.11.1.4 For the inter-building section shall apply the current prices for permanent carrier connections 16xT2MS. / 21xT2MS / 63xT2MS by factor 1.15.

1.11.1.5 In case the implementation of the second way requires the installation of a supplementary unit Telekom shall charge FirstMark for the additional costs incurred by the building of the supplementary unit according to item 1.11.2.

1.11.1.6 In case FirstMark requests a special execution of the ICAs "customer sited 16x2 Mbit/s with double support and two-way-routing" / "customer sited 21x2 Mbit/s with double support and two-way-routing" / "customer sited 63x2 Mbit/s with double support and two-way-routing" that deviates from the standard execution Telekom shall charge the additional costs separately according to item 1.11.3.

1.11.1.7 FirstMark shall be charged the costs for re-positioning, exchanging or altering the interconnection facility and for laying the terminal line as requested by FirstMark shall be charged according to item 1.11.3.

                     Interconnection Contract with FirstMark
                                  Confidential


1.11.1.8 Standard debugging shall be paid with the price for provision to be paid for the ICAs "customer sited 16x2 Mbit/s with double support and two-way-routing" / "customer sited 21x2 Mbit/s with double support and two-way-routing" / "customer sited 63x2 Mbit/s with double support and two-way-routing". For express debugging shall be charged an annual amount according to item 1.11.3 per 2 Mbit/s connection.

1.11.1.9 FirstMark shall be charged the costs for measures in the telephone network of Telekom which may be required for implementing the first interconnection and/or altering the interconnection according to items
         1.11.2 and 1.11.3.

1.11.1.10 In case Telekom finds that it is not responsible for the malfunction that was reported by FirstMark Telekom shall charge FirstMark for the relevant costs according to item 1.11.3.

1.11.1.11 In case Telekom does not keep the deadline for supplying the facilities of doe not supply the facilities within the agreed period Telekom shall pay a penalty according to item 1.11.4 except in case FirstMark is responsible for the delay.

1.11.1.12 The prices which are measured according to expenses shall be calculated on the basis of the price list "Other services of the AGB (Standard form contract conditions) of the Telekom".

1.11.1.13 Cancellation fees shall be charged according to item 1.11.5.

                     Interconnection Contract with FirstMark
                                  Confidential


1.11.2   Price list

-------------------------------------------------------------------------------------------------------------------------
CURRENT    SERVICE                                                                              PRICE
NO.                                                                                           DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1          PROVISION

1.1        Installation of the intra building section,                          5,120.00 (2,617.81)
           per ICAs               16x2 Mbit/s                                   6,720.00 (3,435.88)
                                  21x2 Mbit/s                                   20.160.00 (10,307.64)
                                  63x2 Mbit/s

1.2        implementation of the first interconnection

1.2.1      Installing the routing definition for TNB-identification with        114.00 (58.29)/concerned VE
           simultaneous installation of the VNB- and TNB-identification         95.00 (48.57)/ concerned VE
1.2.2      installing the routing definition for the VNB-identification for     114.00 (58.29)/concerned VE
           the concerned catchment areas
1.2.3      installing special announcements                                     95.00 (48.57)/concerned VE
1.2.4      installing the routing definition for the value added service of     114.00 (58.29)/Concerned VE
           FirstMark (e.g. Telekom-O.5, etc.)
1.2.5      installing the traffic registration                                  210.00 (107.37)/network interworking

1.3        installing the inter building section,                               provision price f.
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     CFV 16xT2MS / 21xT2MS / 63xT2MS

2          PERMISSION TO USE

2.1        intra building section, annually, per ICAs
           per ICAs               16x2 Mbit/s                                   24,800.00 (12,680.04)
                                  21x2 Mbit/s                                   32,550.00 (16,642.55)
                                  63x2 Mbit/s                                   97,650.00 (49,927.65)

2.2        inter building section, annually,
           per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s                     1.15 x price for permission to use f. CFV
                                                                                16xT2MS / 21xT2MS / 63xT2MS

2.2.1      additional costs for supplementar unit                               based upon expenses

2.3        permission to use one ZZK7, annually                                 508.00 (259.74)

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.11.3   Additional prices

-------------------------------------------------------------------------------------------------------------------------
CURRENT NO.  SERVICE                                                                            PRICE
                                                                                               DM (EUR)
                                                                                             WITHOUT VAT
-------------------------------------------------------------------------------------------------------------------------
1            SPECIAL CONSTRUCTION                                                additional costs in comparison to
                                                                                 standard installation based upon expenses

2            RE-POSITIONING, EXCHANGING OR ALTERING THE INTERCONNECTION
             FACILITY AND LAYING THE TERMINATION LINE

             price for travelling and work services which are provided for        based upon expenses
             re-positioning, exchanging and/or altering the termination equipment of the inter-building-section, per 2 Mbit/s-connection

3            MEASURES IN THE TELEPHONE NETWORK OF THE TELEKOM

3.1          alteration of the interconnection
3.1.1        alteration of the interconnection at existing locations of interconnection
3.1.1.1      alteration of the routing definition by altering the EZB            114.00 (58.29)/concerned VE
             (catchment areas)
3.1.1.2      altering the bunch splitting                                        95.00 (48.57)/ICAs
3.1.1.3      isolation/cancelling additional interconnection services at the     95.00 (48.57)/network interworking
             network interworking (Telekom-B.1, O.1, O.2, O.3, O.4, etc.)
3.1.1.4      establishing/cancelling the routing definition for the value        114.00 (58.29)/concerned VE
             added service of FirstMark (e.g. Telekom-O.5, etc.)
3.1.1.5      establishing new/cancelling the routing definition for the TNB      114.00 (58.29)/concerned VE
             with simultaneous establishing of the VNB- and                      95.00 (48.57)/concerned VE
             TNB-identification
3.1.1.6      establishing of new/cancelling of routing definition for the VNB    114.00 (58.29)/concerned VE
3.1.2        Extending the interconnection by further locations of
             interconnection
3.1.2.1      establishing the routing definition for the TNB-identification      114.00 (58.29)/concerned VE
             with simultaneous establishment of the VNB- and
             TNB-identification for the concerned catchment areas                95.00 (48.57)/concerned VE
3.1.2.2      establishing the routing definition for the VNB-identification      114.00 (58.29)/concerned VE
3.1.2.3      establishing special announcements                                  95.00 (48.57)/concerned VE
3.1.2.4      establishing the routing definition for the value added service     114.00 (58.29)/concerned VE
             of FirstMark (e.g. Telekom-O.5 etc.)
3.1.2.5      establishing traffic registration                                   210.00 (107.37)/network interworking

4            EXPRESS DEBUGGING, annually, per 2 Mbit/s-connection                2,330.00 (1,191.31)

5            DEBUGGING with malfunction outside the sphere of responsibility     based on expenses
             of Telekom, per action, per 2 Mbit/s-connection

-------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


1.11.4.  Penalties

-----------------------------------------------------------------------------------------------------------------------
CURRENT NO.  ITEM                                                           AMOUNT
-----------------------------------------------------------------------------------------------------------------------
1            NON-FULFILMENT OF A PROMISED DEADLINE OR AN AGREED PERIOD FOR PROVISION
             per ICAs 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s

             >in case of a delay of 6 up to 10 calendar days                10 % of the standard provision price(1)
             >in case of a delay of                                         25 % of the standard provision price(1)
                      more than 10 up to 15 calendar days
             >in case of a delay of                                         50 % of the standard provision price(1)
                      more than 15 up to 20 calendar days
             >in case of a delay of                                         100 % of the standard provision price(1)
                      more than 20 calendar days

2            EXCEEDING A PROMISED DEBUGGING DEADLINE

2.1          standard debugging, per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 calendar days                  10 % of the standard provision price(2)
             >in case of a delay of                                         25 % of the standard provision price(2)
                      more than 2 up to 4 calendar days
             >in case of a delay of                                         50 % of the standard provision price(2)
                      more than 4 up to 8 calendar days
             >in case of a delay of                                         100 % of the standard provision price(2)
                      more than 8 calendar days

2.2          express service, per action, per 2 Mbit/s-connection

             > in case of a delay of up to 2 hours                          30 % of the price for express service
             > in case of a delay of more than 2 up to 4 hours              50 % of the price for express service
             > in case of a delay of more than 4 up to 8 hours              75 % of the price for express service
             > in case of a delay of more than 8 hours                      100 % of the price for express service

-----------------------------------------------------------------------------------------------------------------------

(1) standard price for permission to use = price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3)
(2) Partial price for permission to use = 1/16 / 1/21 / 1/63 of the price for the permission to use one ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63 Mbit/s" within the standard catchment area with a length of 15 km (intra-building-section, inter-building-section (consisting exclusively of one connection line) and permission to use one ZZK7, see 1.8.2 current nos. 2.1, 2.2, 2.3).

                     Interconnection Contract with FirstMark
                                  Confidential


1.11.5   Cancellation fees according to ANNEX B - ORDER/PROVISION

1.115.1 In case of a cancellation before a binding provision date has been agreed FirstMark shall pay a flat rate amounting to DM 800.01 (EUR 409.04) per 2 Mbit/s-connection provided that no conditions for a cancellation free of charge prevail.

1.11.5.2 In correspondence with the provision periods listed in ANNEX B - ORDER/PROVISION the following cancellation fees apply:

         case A): provision period of 12 months

         In case of a cancellation of the order within the period of 12 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               360 - 240                  10 %                  5 %
--------------------------------------------------------------------------------
   B               239 - 120                  25 %                12.5 %
--------------------------------------------------------------------------------
   C               119 - 60                   50 %                 25 %
--------------------------------------------------------------------------------
   D                59 - 0                    80 %                 40 %
--------------------------------------------------------------------------------

         Case B): provision period of 6 months

         In case of a cancellation of the order within the period of 6 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
   A               180 - 120                  10 %                 5 %
--------------------------------------------------------------------------------
   B                119 - 90                  25 %                12.5 %
--------------------------------------------------------------------------------
   C                89 - 30                   50 %                 25 %
--------------------------------------------------------------------------------
   D                 29 - 0                   80 %                 40 %
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential


Case C): provision period of 3 months

In case of a cancellation of the order within the period of 3 months before the binding provision date FirstMark shall pay for the cancelled ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way-routing" the following cancellation fees:

--------------------------------------------------------------------------------
period        time before binding                    cancellation fee of
              provision (calendar        ---------------------------------------
                    days)                provision price    price for permission
                                                                  to use
--------------------------------------------------------------------------------
  A                  90 - 60                  10 %                 5 %
--------------------------------------------------------------------------------
  B                 59 - 450                  25 %                10 %
--------------------------------------------------------------------------------
  C                  44 - 15                  50 %                20 %
--------------------------------------------------------------------------------
  D                  14 - 0                   80 %                30 %
--------------------------------------------------------------------------------

1.11.5.3 In case an ICAs "customer sited 16x2 Mbit/s / 21x2 Mbit/s / 63x2 Mbit/s with double support and two-way-routing" is cancelled due to circumstances for which Telekom is responsible, e.g. because Telekom altered agreed plans no cancellation fee shall be charged.

1.11.6 For the inter-building section shall apply the discount on the price for the rental period and the discount on turnover price for CFV 16xT2MS. / 21xT2MS / 63xT2MS.

                     Interconnection Contract with FirstMark
                                  Confidential


2        HEDGING THE BUSINESS RISK OF TELEKOM (MINIMUM TRAFFIC GUARANTY)

         For the case that approval is granted for charging a fee for hedging the business risk of Telekom (minimum traffic guaranty) the contracting partners agree that the fees stipulated in this approval shall be applied as of the date of the coming into effect and to the extent of the approval for charging fees also in this contractual relationship.

                     Interconnection Contract with FirstMark
                                  Confidential


3        CANCELLING TEST WINDOWS

         In case a confirmed test window is cancelled within a period of 8 weeks before the beginning of the test window the following cancellation fee shall be paid:

         The following cancellation fees shall be charged depending upon the duration of the confirmed test window:

         For the duration of

         one week                                DM 10,780.00 (EUR 5,512.00);
         two weeks                               DM 21,560.00 (EUR 11,023.00)
         three weeks                             DM 32,340.00 (EUR 16,535.00)
         four weeks                              DM 43,120.00 (EUR 22,047.00)

         In this case FirstMark shall further bear in deviation from ANNEX C - TEST, item 3.2.1.4 all costs that were incurred in connection with the provision of the test line.

                     Interconnection Contract with FirstMark
                                  Confidential


                                     PART 2

             PRICES CHARGED FOR THE SERVICE PORTFOLIO OF THE TELEKOM


                                                                          Page V

                     Interconnection Contract with FirstMark
                                  Confidential


LIST OF CONTENTS

Service Telekom-B.1     Connections into the national telephone network of
                        Telekom from the telephone network of FirstMark

Service Telekom-B.2     Connections from the national telephone network of
                        Telekom to FirstMark as connection network operator

Service Telekom-O.1     Connections through the telephone network of Telekom
                        to foreign telephone networks

Service Telekom-O.2     Connections through the national telephone network of
                        Telekom to other national terrestrial networks

Service Telekom-O.3     Connections through the telephone network of Telekom
                        to the national mobile telephone networks

Service Telekom-O.4     Connections to Inmarsat connections

Service Telekom-O.5     Connections to free phone service of FirstMark
                        under the service identification 0800 or 0130

Service Telekom-O.6     Connections to the Shared Cost Service 0180 of Telekom
                        and to the Shared Cost Service 0180 of other Network
                        Operators

Service Telekom-O.7     Connections to the T-Vote Call of Telekom

Service Telekom-O.10    Connections to Iridium and EMSAT connection

Service Telekom-O.11    Connections to the Service 0700 of Telekom and to the
                        Service 0700 of other Network Operators

Service Telekom-O.12    Connections into the online service of FirstMark
                        under the access identification number 019xx

Service Telekom-O.13    Connections from foreign telephone networks to the
                        International Freephone Service / Universal
                        International Freephone Service (UIFS) of ICP

Service Telekom-Z.1     Connections to the emergency enquiries (agreed between
                        FirstMark and the emergency call bodies)

Service Telekom-Z.3     Connections to information service of Telekom

Service Telekom-Z.4     Connections to the service 0190 1-9 of Telekom
                        - in the online billing process -


                                                                         Page VI

                     Interconnection Contract with FirstMark
                                  Confidential


Service Telekom-Z.5     Connections to mobile call services

Service Telekom-Z.6     Connections to the Call Centre of the EXPO of the
                        Telekom

Service Telekom-Z.7     Connections from the national telephone network of
                        Telekom to the Information Service of FirstMark under the Service Identification Number 118xy
                        - in the online billing process -

Service Telekom-Z.8     Connections to the Information Link Berlin-Bonn of
                        Telekom


                                                                        Page VII

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.1
           CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     FROM THE TELEPHONE NETWORK OF FIRSTMARK
                       VALID FROM 01/01/2000 TO 29/02/2000

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection(1) and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

         The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

         Allotted to the TARIFF AREA I are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

----------
(1) Is applicable correspondingly: on the basis of regulation decisions on inter-connection tariffs there is no separate tariff for establishment of the connection. Telekom reserves the right to set up a separate tariff for the establishment of connection as soon as this is for inter-connection tariffs through court decision or a deviating regulation decision on inter-connection tariffs.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF
         The standard tariff is applied in the time from 9 a.m. to 9 p.m.

         OFF-PEAK TARIFF
         The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2        PRICE

         On account of regulation decisions, the following determined prices will be applied first of all provisionally for this termination service for the establishment of the connection and maintenance of a connection:

                  TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
                  -----------     ---------------           ---------------
                  I               0.0197 DM/minute          0.0124 DM/minute
                                  (0.01007 EUR/minute)      (0.00634 EUR/minute)
                  II              0.0336 DM/minute          0.0202 DM/minute
                                  (0.01718 EUR/minute)      (0.01033 EUR/minute)
                  III             0.0425 DM/minute          0.0235 DM/minute
                                  (0.02173 EUR/minute)      (0.01202 EUR/minute)
                  IV              0.0514 DM/minute          0.0316 DM/minute
                                  (0.02628 EUR/minute)      (0.01616 EUR/minute)

                  The invoices for the service Telekom-B.1 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

                  TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
                  -----------     ---------------           ---------------
                  I               0.0149 DM/minute          0.0094 DM/minute
                                  (0.0076 EUR/minute)       (0.0048 EUR/minute)
                  II              0.0254 DM/minute          0.0153 DM/minute
                                  (0.0130 EUR/minute)       (0.0078 EUR/minute)
                  III             0.0321 DM/minute          0.0178 DM/minute
                                  (0.0164 EUR/minute)       (0.0091 EUR/minute)
                  IV              0.0388 DM/minute          0.0239 DM/minute
                                  (0.0199 EUR/minute)       (0.0122 EUR/minute)

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.1
           CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     FROM THE TELEPHONE NETWORK OF FIRSTMARK
                       VALID FROM 01/03/2000 TO 31/01/2001

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection(1) and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

         The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

         Allotted to the TARIFF AREA I are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

----------
(1) Is applicable correspondingly: on the basis of regulation decisions on inter-connection tariffs there is no separate tariff for establishment of the connection. Telekom reserves the right to set up a separate tariff for the establishment of connection as soon as this is for inter-connection tariffs through court decision or a deviating regulation decision on inter-connection tariffs.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are timed for telephone connections in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         PEAK TARIFF
         The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF

         The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2        PRICE

         On account of regulation decisions, the following determined prices will be applied first of all provisionally for this termination service for the establishment of the connection and maintenance of a connection:

                  TARIFF AREA     STANDARD TARIFF         OFF-PEAK TARIFF
                  -----------     ---------------         ---------------
                  I               0.0171 DM/minute        0.0108 DM/minute
                                  (0.0088 EUR/minute)     (0.0055 EUR/minute)(1)
                  II              0.0292 DM/minute        0.0175 DM/minute
                                  (0.0149 EUR/minute)     (0.0090 EUR/minute)
                  III             0.0369 DM/minute        0.0204 DM/minute
                                  (0.0189 EUR/minute)     (0.0104 EUR/minute)
                  IV              0.0447 DM/minute        0.0275 DM/minute
                                  (0.0228 EUR/minute)     (0.0140 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.2
     CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF TELEKOM TO FIRSTMARK
                         AS CONNECTION NETWORK OPERATOR
                       VALID FROM 01/01/2000 TO 29/02/2000

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

         The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

         Allotted to the TARIFF AREA I are:
         connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

         Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

         Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

         In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF
         The standard tariff is applied in the time from 9 a.m. to 9 p.m.

         OFF-PEAK TARIFF
         The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2        PRICE

         For the establishment of the connection and the maintenance of the connection, the prices determined by regulation decisions will be applied provisionally for this feed service first of all as downpayment:.

                  TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
                  -----------     ---------------           ---------------
                  I               0.0197 DM/minute          0.0124 DM/minute
                                  (0.01007 EUR/minute)      (0.00634 EUR/minute)
                  II              0.0336 DM/minute          0.0202 DM/minute
                                  (0.01718 EUR/minute)      (0.01033 EUR/minute)
                  III             0.0425 DM/minute          0.0235 DM/minute
                                  (0.02173 EUR/minute)      (0.01202 EUR/minute)
                  IV              0.0514 DM/minute          0.0316 DM/minute
                                  (0.02628 EUR/minute)      (0.01616 EUR/minute)

                     Interconnection Contract with FirstMark
                                  Confidential


                  The invoices for the service Telekom-B.2 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

                  TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
                  -----------     ---------------           ---------------
                  I               0.0149 DM/minute          0.0094 DM/minute
                                  (0.0076 EUR/minute)       (0.0048 EUR/minute)
                  II              0.0254 DM/minute          0.0153 DM/minute
                                  (0.0130 EUR/minute)       (0.0078 EUR/minute)
                  III             0.0321 DM/minute          0.0178 DM/minute
                                  (0.0164 EUR/minute)       (0.0091 EUR/minute)
                  IV              0.0388 DM/minute          0.0239 DM/minute
                                  (0.0199 EUR/minute)       (0.0122 EUR/minute)

                  On account of regulation decisions concerning interconnection tariffs, Telekom will invoice connection charges with which also the establishment of connection service for unsuccessful connections ("ringing" and "engaged") are covered. It is assumed here that in at least 60% of the cases in which the establishment of connection was successful the connection is also successful and that the contract partner can be invoiced for a connection charge. Against this background, the following is agreed for service B.2.

                  If in more than 50% of the cases in which the establishment of connection was successful (the gateway system of the contract partner is reached), a charge cannot be invoiced through lack of a successful connection and this lies within the sphere of responsibility of the other contract partner (e.g. rejection of connections or lack of network transmittance), the other contract partner is obliged to take without delay all measures so that the assumed relationship of successful establishment of connection services to successful connections is complied with.

                  If the assumed relationship of successful establishment of connection services to successful connections is not created within one month of written demand by the other contract partner, a contract penalty of 10 000 DM (5 112.92 EUR) will be due. If the stated relationship has not been created within a further month, a further contract penalty amounting to 50 000 DM (25,564.59 EUR) will be due. In this case Telekom will no longer be obliged to maintain the quality agreed in the ENCLOSURE E - QUALITY and is entitled to take restrictive traffic measures.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.2
           CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     FROM THE TELEPHONE NETWORK OF FIRSTMARK
                       VALID FROM 01/03/2000 TO 31/01/2001

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

         The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

         Allotted to the TARIFF AREA I are:
         connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

         Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

         Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

         In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         PEAK TARIFF
         The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF

         The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2        PRICE

         For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied provisionally for this feed service.


                  TARIFF AREA     PEAK TARIFF             OFF-PEAK TARIFF
                  -----------     -----------             ---------------
                  I               0.0171 DM/minute        0.0108 DM/minute
                                  (0.0088 EUR/minute)     (0.0055 EUR/minute)(1)
                  II              0.0292 DM/minute        0.0175 DM/minute
                                  (0.0149 EUR/minute)     (0.0090 EUR/minute)
                  III             0.0369 DM/minute        0.0204 DM/minute
                                  (0.0189 EUR/minute)     (0.0104 EUR/minute)
                  IV              0.0447 DM/minute        0.0275 DM/minute
                                  (0.0228 EUR/minute)     (0.0140 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                  On account of regulation decisions concerning interconnection tariffs, Telekom will invoice connection charges with which also the establishment of connection service for unsuccessful connections ("ringing" and "engaged") are covered. It is assumed here that in at least 60% of the cases in which the establishment of connection was successful the connection is also successful and that the contract partner can be invoiced for a connection charge. Against this background, the following is agreed for service B.2.

                  If in more than 50% of the cases in which the establishment of connection was successful (the gateway system of the contract partner is reached), a charge cannot be invoiced through lack of a successful connection and this lies within the sphere of responsibility of the other contract partner (e.g. rejection of connections or lack of network transmittance), the other contract partner is obliged to take without delay all measures so that the assumed relationship of successful establishment of connection services to successful connections is complied with.

                  If the assumed relationship of successful establishment of connection services to successful connections is not created within one month of written demand by the other contract partner, a contract penalty of 10 000 DM (5 112.92 EUR) will be due. If the stated relationship has not been created within a further month, a further contract penalty amounting to 50 000 DM (25,564.59 EUR) will be due. In this case Telekom will no longer be obliged to maintain the quality agreed in the ENCLOSURE E - QUALITY and is entitled to take restrictive traffic measures.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.1
              CONNECTIONS THROUGH THE TELEPHONE NETWORK OF TELEKOM
                          TO FOREIGN TELEPHONE NETWORKS
                       VALID FROM 01/01/2000 TO 31/05/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the target country and - if listed separately - the type of the target network. The duration of the connection is measured in seconds.

         For the establishment of the connection and the maintenance of the connection, the enclosed list "prices for connections through the telephone network of Telekom to foreign telephone networks" prices will be applied.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Egypt                         20             1.0981 (0.5614)
----------------------------------------------------------------------------------------------------------------------
Alaska                        1907           0.2602 (0.1330)
----------------------------------------------------------------------------------------------------------------------
Albania                       355            0.3439 (0.1758)
----------------------------------------------------------------------------------------------------------------------
Algeria                       213            0.5022 (0.2568)
----------------------------------------------------------------------------------------------------------------------
American Virgin Islands       1340           0.2924 (0.1495)
----------------------------------------------------------------------------------------------------------------------
American Samoa                684            1.8836 (0.9631)
----------------------------------------------------------------------------------------------------------------------
Andorra                       376            0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Angola                        244            0.7079 (0.3619)
----------------------------------------------------------------------------------------------------------------------
Anguilla                      1264           1.4238 (0.7280)
----------------------------------------------------------------------------------------------------------------------
Antarctic                     6721           0.5261 (0.2690)
----------------------------------------------------------------------------------------------------------------------
Antigua & Barbuda             1268           1.6780 (0.8579)
----------------------------------------------------------------------------------------------------------------------
Equatorial Guinea             240            0.9361 (0.4786)
----------------------------------------------------------------------------------------------------------------------
Argentina                     54             0.8736 (0.4467)
----------------------------------------------------------------------------------------------------------------------
Armenia                       374            1.6090 (0.8227)
----------------------------------------------------------------------------------------------------------------------
Aruba                         297            2.2422 (1.1464)
----------------------------------------------------------------------------------------------------------------------
Ascension/Island              247            1.1235 (0.5744)
----------------------------------------------------------------------------------------------------------------------
Azerbaijan                    994            0.8059 (0.4121)
----------------------------------------------------------------------------------------------------------------------
Ethiopia                      251            1.7127 (0.8757)
----------------------------------------------------------------------------------------------------------------------
Australia                     61*            0.3354 (0.1715)
----------------------------------------------------------------------------------------------------------------------
Australia mobile              6114- 5        0.3354 (0.1715)            0. 4625 (0. 2365)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Australia mobile              6117-9         0.3354 (0.1715)            0. 4625 (0. 2365)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Australia mobile              61407-9        0.3354 (0.1715)            0. 4625 (0. 2365)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Australia mobile              6141           0.3354 (0.1715)            0. 4625 (0. 2365)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Bahamas                       1242           1.2010 (0.6141)
----------------------------------------------------------------------------------------------------------------------
Bahrain                       973            1.3054 (0.6674)
----------------------------------------------------------------------------------------------------------------------
Bangladesh                    880            1.0429 (0.5332)
----------------------------------------------------------------------------------------------------------------------
Barbados                      1246           1.3618 (0.6963)
----------------------------------------------------------------------------------------------------------------------
Belgium                       32*            0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                3217           0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                32476-7        0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                32477          0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                32486          0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                32495          0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                32496          0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                3275           0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belgium mobile                3295-6         0.1295 (0.0662)            0. 2618 (0. 1339)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Belize                        501            1.0671 (0.5456)
----------------------------------------------------------------------------------------------------------------------
Benin                         229            1.0952 (0.5600)
----------------------------------------------------------------------------------------------------------------------
Bermuda                       1441           1.0202 (0.5216)
----------------------------------------------------------------------------------------------------------------------
Bhutan                        975            0.6913 (0.3535)
----------------------------------------------------------------------------------------------------------------------
Bolivia                       591            2.4291 (1.2420)
----------------------------------------------------------------------------------------------------------------------
Bosnia-Herzegovina            38             0.3439 (0.1758)
----------------------------------------------------------------------------------------------------------------------
Botswana                      267            0.9201 (0.4704)
----------------------------------------------------------------------------------------------------------------------
Brazil                        55             0.5453 (0.2788)
----------------------------------------------------------------------------------------------------------------------
British Virgin Islands        1809           2.4408 (1.2480)
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Brunei                     673               1.7855 (0.9129)
----------------------------------------------------------------------------------------------------------------------
Bulgaria                   359               0.4220 (0.2158)
----------------------------------------------------------------------------------------------------------------------
Burkina Faso               226               0.6715 (0.3433)
----------------------------------------------------------------------------------------------------------------------
Burundi                    257               0.6565 (0.3357)
----------------------------------------------------------------------------------------------------------------------
Chile                      56                1.0437 (0.5336)
----------------------------------------------------------------------------------------------------------------------
China PR                   86                0.5880 (0.3006)
----------------------------------------------------------------------------------------------------------------------
Cook Islands               682               3.7157 (1.8498)
----------------------------------------------------------------------------------------------------------------------
Costa Rica                 506               1.1752 (0.6009)
----------------------------------------------------------------------------------------------------------------------
Denmark                    45*               0.1237 (0.0632)
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             4520-2            0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45231-4           0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45237-9           0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45251             0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45261-6           0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45281-4           0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             45289             0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             4530              0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             4540              0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Denmark mobile             4550              0.1237 (0.0632)            0.2509 (0.1283)                  >14 %
----------------------------------------------------------------------------------------------------------------------
Dominican Republic         184               0.8065 (0.4124)
----------------------------------------------------------------------------------------------------------------------
Dominica                   1767              1.1429 (0.5844)
----------------------------------------------------------------------------------------------------------------------
Djibouti                   253               3.3751 (1.7257)
----------------------------------------------------------------------------------------------------------------------
Ecuador                    593               1.0234 (0.5233)
----------------------------------------------------------------------------------------------------------------------
El Salvador                503               1.1554 (0.5907)
----------------------------------------------------------------------------------------------------------------------
Ivory Coast                225               1.4295 (0.7309)
----------------------------------------------------------------------------------------------------------------------
Eritrea                    291               1.8499 (0.9458)
----------------------------------------------------------------------------------------------------------------------
Estonia                    372               0.3289 (0.1682)
----------------------------------------------------------------------------------------------------------------------
Faroe Islands              298               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Falkland Islands           500               1.3487 (0.6896)
----------------------------------------------------------------------------------------------------------------------
Fiji                       679               1.8616 (0.9518)
----------------------------------------------------------------------------------------------------------------------
Finland                    358               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
France                     33*               0.1215 (0.0621)
----------------------------------------------------------------------------------------------------------------------
France mobile              336               0.1215 (0.0621)            0.5029 (0.2571)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Guiana, French             594               0.5802 (0.2967)
----------------------------------------------------------------------------------------------------------------------
Polynesia, French          689               1.0624 (0.5432)
----------------------------------------------------------------------------------------------------------------------
Gabun                      241               1.1192 (0.5722)
----------------------------------------------------------------------------------------------------------------------
Gambia                     220               1.1352 (0.5804)
----------------------------------------------------------------------------------------------------------------------
Georgia                    995               1.1270 (0.5762)
----------------------------------------------------------------------------------------------------------------------
Ghana                      233               0.9807 (0.5014)
----------------------------------------------------------------------------------------------------------------------
Gibraltar                  350               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Grenada                    1473              1.9056 (0.9743)
----------------------------------------------------------------------------------------------------------------------
Greece                     30                0.2336 (0.1194)
----------------------------------------------------------------------------------------------------------------------
Greenland                  299               1.2160 (0.6217)
----------------------------------------------------------------------------------------------------------------------
Great Britain              44*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44370             0.1295 (0.0662)            0.3329 (0.1702)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       443740-4          0.1295 (0.0662)            0.3329 (0.1702)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       443746-7          0.1295 (0.0662)            0.3329 (0.1702)                  >10 %
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       443749            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44378             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       443850-5          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       443857-9          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44401-3           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44408             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44410-1           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       444210            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       444212-9          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44441             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       444560-1          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       444671-9          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44468             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44498             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44585             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44589             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447000-1          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       4470060           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447007            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447009            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447010            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447017            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447020            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       4470211           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       4470440           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       4470444           0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447050-1          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447060            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447074            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       4470750-9         0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447091            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447099            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447771            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       447970            0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44802             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44831             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       448362-3          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       448365-7          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44850             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44860             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44956             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       449582-9          0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44961             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44966             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44973             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Great Britain mobile       44976             0.1295 (0.0662)            0.3329 (0.1702)            >10 %
----------------------------------------------------------------------------------------------------------------------
Guadeloupe                 590               0.5802 (0.2967)
----------------------------------------------------------------------------------------------------------------------
Guam                       1671              0.4725 (0.2416)
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Guantanamo                 531, 539          3.6479 (1.8651)
----------------------------------------------------------------------------------------------------------------------
Guatemala                  502               1.2026 (0.6149)
----------------------------------------------------------------------------------------------------------------------
Guinea                     224               1.1328 (0.5792)
----------------------------------------------------------------------------------------------------------------------
Guinea-Bissau              245               1.9774 (1.0110)
----------------------------------------------------------------------------------------------------------------------
Guyana                     592               1.8059 (0.9233)
----------------------------------------------------------------------------------------------------------------------
Haiti                      509               3.5101 (1.7947)
----------------------------------------------------------------------------------------------------------------------
Hawaii Islands             1808              0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Honduras                   504               1.0973 (0.5610)
----------------------------------------------------------------------------------------------------------------------
Hongkong                   852*              0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852171            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852173            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852175-9          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852901-9          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            85291             0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852921            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852923-8          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852920            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852931-8          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852930            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            85294             0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852961-8          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852960            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852971-8          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852970            0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong mobile            852982-3          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Hongkong Mobile            852987-8          0.2588 (0.1323)                   0.3859 (0.1973)                  >10 %
----------------------------------------------------------------------------------------------------------------------
India                      91                1.5296 (0.7821)
----------------------------------------------------------------------------------------------------------------------
Indonesia                  62                0.9261 (0.4735)
----------------------------------------------------------------------------------------------------------------------
Iraq                       964               2.7215 (1.3915)
----------------------------------------------------------------------------------------------------------------------
Iran                       98                1.6489 (0.8431)
----------------------------------------------------------------------------------------------------------------------
Ireland                    353*              0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Ireland mobile             35386-9           0.1295 (0.0662)                   0.5014 (0.2564)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Iceland                    354               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Israel                     972*              0.3860 (0.1974)
----------------------------------------------------------------------------------------------------------------------
Israel mobile              9725              0.3860 (0.1974)                   0.5640 (0.2884)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Israel mobile              97259             0.3860 (0.1974)                   0.5640 (0.2884)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Italy                      39*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39320             0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39328-9           0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39330             0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39335-9           0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39347-9           0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39360             0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Italy mobile               39368             0.1295 (0.0662)                   0.6449 (0.3297)                  >18 %
----------------------------------------------------------------------------------------------------------------------
Jamaica                    1876              1.5557 (0.7954)
----------------------------------------------------------------------------------------------------------------------
Japan                      81*               0.6676 (0.3413)
----------------------------------------------------------------------------------------------------------------------
Japan mobile               8170              0.6676 (0.3413)                    0.9219(0.4714)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Japan mobile               8190              0.6676 (0.3413)                    0.9219(0.4714)                   >5 %
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Yemen, Arab. Rep.          967               1.7122 (0.8754)
----------------------------------------------------------------------------------------------------------------------
Jordan                     962               1.3870 (0.7092)
----------------------------------------------------------------------------------------------------------------------
Yugoslavia                 381               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Cambodia                   855               3.1596 (1.6155)
----------------------------------------------------------------------------------------------------------------------
Cameroon                   237               1.3941 (0.7128)
----------------------------------------------------------------------------------------------------------------------
Canada                     1                 0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Cape Verde                 238               3.2413 (1.6573)
----------------------------------------------------------------------------------------------------------------------
Kazakhstan                 73                0.8568 (0.4381)
----------------------------------------------------------------------------------------------------------------------
Qatar                      974               0.9528 (0.4872)
----------------------------------------------------------------------------------------------------------------------
Cayman Islands             1345              0.9153 (0.4680)
----------------------------------------------------------------------------------------------------------------------
Kenya                      254               1.4076 (0.7197)
----------------------------------------------------------------------------------------------------------------------
Kyrgyzstan                 733               2.1137 (1.0807)
----------------------------------------------------------------------------------------------------------------------
Kiribati                   686               1.6584 (0.8479)
----------------------------------------------------------------------------------------------------------------------
Colombia                   57                0.8058 (0.4120)
----------------------------------------------------------------------------------------------------------------------
Comoros                    2697              1.6480 (0.8426)
----------------------------------------------------------------------------------------------------------------------
Congo                      242               2.5725 (1.3153)
----------------------------------------------------------------------------------------------------------------------
Korea Rep. (South)         82                0.5425 (0.2774)
----------------------------------------------------------------------------------------------------------------------
Korea (North)              850               1.4715 (0.7524)
----------------------------------------------------------------------------------------------------------------------
Croatia                    385               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Cuba                       53                1.2453 (0.6367)
----------------------------------------------------------------------------------------------------------------------
Kuwait                     965               1.4357 (0.7341)
----------------------------------------------------------------------------------------------------------------------
Laos                       856               1.5365 (0.7856)
----------------------------------------------------------------------------------------------------------------------
Lesotho                    266               0.5860 (0.2996)
----------------------------------------------------------------------------------------------------------------------
Latvia                     371               0.5111 (0.2613)
----------------------------------------------------------------------------------------------------------------------
Lebanon                    961               1.1028 (0.5639)
----------------------------------------------------------------------------------------------------------------------
Liberia                    231               0.8398 (0.4294)
----------------------------------------------------------------------------------------------------------------------
Libya                      218               0.6679 (0.3415)
----------------------------------------------------------------------------------------------------------------------
Liechtenstein              423               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Lithuania                  370               0.4119 (0.2106)
----------------------------------------------------------------------------------------------------------------------
Luxembourg                 352*              0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Luxembourg mobile          35221             0.1295 (0.0662)                   0.2763 (0.1413)                   >15%
----------------------------------------------------------------------------------------------------------------------
Luxembourg mobile          35291             0.1295 (0.0662)                   0.2763 (0.1413)                   >15%
----------------------------------------------------------------------------------------------------------------------
Macao                      853               1.0284 (0.5258)
----------------------------------------------------------------------------------------------------------------------
Madagascar                 261               1.3523 (0.6914)
----------------------------------------------------------------------------------------------------------------------
Malawi                     265               0.7024 (0.3591)
----------------------------------------------------------------------------------------------------------------------
Malaysia                   60                0.8371 (0.4280)
----------------------------------------------------------------------------------------------------------------------
Maldives                   960               1.2584 (0.6434)
----------------------------------------------------------------------------------------------------------------------
Mali                       223               1.4247 (0.7284)
----------------------------------------------------------------------------------------------------------------------
Malta                      356               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Marianes                   1670              1.6039 (0.8201)
----------------------------------------------------------------------------------------------------------------------
Marocco                    212               0.6111 (0.3125)
----------------------------------------------------------------------------------------------------------------------
Marshall Islands           692               1.3751 (0.7031)
----------------------------------------------------------------------------------------------------------------------
Martinique                 596               0.5802 (0.2967)
----------------------------------------------------------------------------------------------------------------------
Mauritania                 222               0.8981 (0.4592)
----------------------------------------------------------------------------------------------------------------------
Mauritius                  230               1.2588 (0.6436)
----------------------------------------------------------------------------------------------------------------------
Mayotte                    269               0.7073 (0.3616)
----------------------------------------------------------------------------------------------------------------------
Macedonia                  389               0.4825 (0.2467)
----------------------------------------------------------------------------------------------------------------------
Mexico                     52                0.6299 (0.3221)
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Micronesia                 691               2.0743 (1.0606)
----------------------------------------------------------------------------------------------------------------------
Moldavia                   373               0.5436 (0.2779)
----------------------------------------------------------------------------------------------------------------------
Monaco                     377               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Mongolia PR                976               1.5040 (0.7690)
----------------------------------------------------------------------------------------------------------------------
Montserrat                 1664              2.3899 (1.2219)
----------------------------------------------------------------------------------------------------------------------
Mozambique                 258               1.2519 (0.6401)
----------------------------------------------------------------------------------------------------------------------
Myanmar (=Burma)           95                1.5255 (0.7800)
----------------------------------------------------------------------------------------------------------------------
Namibia                    264               0.6254 (0.3198)
----------------------------------------------------------------------------------------------------------------------
Nauru                      674               3.8195 (1.9529)
----------------------------------------------------------------------------------------------------------------------
Nepal                      977               1.9106 (0.9769)
----------------------------------------------------------------------------------------------------------------------
New Caledonia              687               3.2240 (1.6484)
----------------------------------------------------------------------------------------------------------------------
New Zealand                64                0.6657 (0.3404)
----------------------------------------------------------------------------------------------------------------------
Nicaragua                  505               1.3386 (0.6844)
----------------------------------------------------------------------------------------------------------------------
Netherlands Antilles       599               1.0250 (0.5241)
----------------------------------------------------------------------------------------------------------------------
Netherlands                31*               0.1088 (0.0556)
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31621-2           0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31624-6           0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31628             0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31620             0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31651-2           0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31653-5           0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Netherlands mobile         31650             0.1088 (0.0556)                   0.5537 (0.2831)                  >17 %
----------------------------------------------------------------------------------------------------------------------
Niger                      277               2.1757 (1.1124)
----------------------------------------------------------------------------------------------------------------------
Nigeria                    234               1.8342 (0.9378)
----------------------------------------------------------------------------------------------------------------------
Niue                       683               2.8259 (1.4449)
----------------------------------------------------------------------------------------------------------------------
Norfolk Island             6723              2.2940 (1.1729)
----------------------------------------------------------------------------------------------------------------------
Norway                     47*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Norway mobile              479               0.1295 (0.0662)                    0.3049(0.1559)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Oman                       968               1.4675 (0.7503)
----------------------------------------------------------------------------------------------------------------------
Austria                    43*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Austria mobile             43663-4           0.1295 (0.0662)                   0.4266 (0.2181)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Austria mobile             43676             0.1295 (0.0662)                   0.4266 (0.2181)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Austria mobile             43699             0.1295 (0.0662)                   0.4266 (0.2181)                  >15 %
----------------------------------------------------------------------------------------------------------------------
Pakistan                   92                2.0203 (1.0330)
----------------------------------------------------------------------------------------------------------------------
Palau (=Belau)             680               3.6252 (1.8535)
----------------------------------------------------------------------------------------------------------------------
Panama                     507               1.5379 (0.7863)
----------------------------------------------------------------------------------------------------------------------
Papua New Guinea           675               1.3143 (0.6720)
----------------------------------------------------------------------------------------------------------------------
Paraguay                   595               2.5547 (1.3062)
----------------------------------------------------------------------------------------------------------------------
Peru                       51                0.8335 (0.4262)
----------------------------------------------------------------------------------------------------------------------
Philippines                63                0.8157 (0.4171)
----------------------------------------------------------------------------------------------------------------------
Poland                     48                0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Portugal                   351               0.1297 (0.0663)
----------------------------------------------------------------------------------------------------------------------
Puerto Rico                1787              0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Reunion                    262               0.7073 (0.3616)
----------------------------------------------------------------------------------------------------------------------
Ruanda                     250               2.0040 (1.0246)
----------------------------------------------------------------------------------------------------------------------
Romania                    40                0.4184 (0.2139)
----------------------------------------------------------------------------------------------------------------------
Russia                     7                 0.3406 (0.1741)
----------------------------------------------------------------------------------------------------------------------
Salomones                  677               1.4042 (0.7180)
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Zambia                     260               1.0490 (0.5363)
----------------------------------------------------------------------------------------------------------------------
Samoa                      685               3.7028 (1.8932)
----------------------------------------------------------------------------------------------------------------------
San Marino                 378               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Sao Tome & Principe        239               1.9774 (1.0110)
----------------------------------------------------------------------------------------------------------------------
Saudi Arabia               966               1.8882 (0.9654)
----------------------------------------------------------------------------------------------------------------------
Sweden                     46*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              4610              0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              46703-5           0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              46707-9           0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              46736             0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              46739             0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Sweden mobile              46730             0.1295 (0.0662)                   0.2590 (0.1324)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Switzerland                41*               0.1215 (0.0621)
----------------------------------------------------------------------------------------------------------------------
Switzerland mobile         4176-9            0.1215 (0.0621)                   0.5029 (0.2571)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Switzerland mobile         4189              0.1215 (0.0621)                   0.5029 (0.2571)                   >5 %
----------------------------------------------------------------------------------------------------------------------
Senegal                    221               1.2143 (0.6209)
----------------------------------------------------------------------------------------------------------------------
Seychelles                 248               1.3269 (0.6784)
----------------------------------------------------------------------------------------------------------------------
Sierra Leone               232               0.7203 (0.3683)
----------------------------------------------------------------------------------------------------------------------
Zimbabwe                   263               0.6546 (0.3347)
----------------------------------------------------------------------------------------------------------------------
Singapore                  65                0.9184 (0.4696)
----------------------------------------------------------------------------------------------------------------------
Slovakian Republic         421               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Slovenia                   386               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Somalia                    252               1.6193 (0.8279)
----------------------------------------------------------------------------------------------------------------------
Spain                      34*               0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34606-9           0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34600             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34161-7           0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34619             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34626             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34629             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34636             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34630             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34646             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34649             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34656             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34666             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34676             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34670             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34686             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34689             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Spain mobile               34696             0.1295 (0.0662)                   0.4025 (0.2058)                  >20 %
----------------------------------------------------------------------------------------------------------------------
Sri Lanka                  94                1.5982 (0.8171)
----------------------------------------------------------------------------------------------------------------------
St. Helena                 290               1.7846 (0.9125)
----------------------------------------------------------------------------------------------------------------------
St. Kitts                  1869              2.3899 (1.2219)
----------------------------------------------------------------------------------------------------------------------
St. Lucia                  1758              2.5150 (1.2859)
----------------------------------------------------------------------------------------------------------------------
St. Pierre & Miquel        508               0.5802 (0.2967)
----------------------------------------------------------------------------------------------------------------------
St. Vincent                1784              2.5795 (1.3189)
----------------------------------------------------------------------------------------------------------------------
South Africa               27                0.7756 (0.3966)
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


----------------------------------------------------------------------------------------------------------------------
      COUNTRY               INTERNAL         NET PRICE FOR THE        NET PRICE FOR MOBILE              CAP
                              CODE          TERRESTRIAL NETWORK   TELEPHONE TARGETS ABOVE THE  "THRESHOLD VALUE FROM
                                           AND MOBILE TELEPHONE              "CAP"              WHICH A SURCHARGE IS
                                             TARGET UNDER THE             IN DM/MINUTE           APPLIED FOR MOBILE
                                                  "CAP"(1)                (EUR/MINUTE)           TELEPHONE TARGETS"
                                               IN DM/MINUTE
                                             (EUR/MINUTE)(2)
----------------------------------------------------------------------------------------------------------------------
Sudan                      249               1.4128 (0.7224)
----------------------------------------------------------------------------------------------------------------------
Suriname                   597               1.5812 (0.8085)
----------------------------------------------------------------------------------------------------------------------
Swaziland                  268               1.4958 (0.7648)
----------------------------------------------------------------------------------------------------------------------
Syria                      963               2.2167 (1.1334)
----------------------------------------------------------------------------------------------------------------------
Tajikistan                 73,74             2.1495 (1.0990)
----------------------------------------------------------------------------------------------------------------------
Taiwan                     886*              0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              88690-1           0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869230-1         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869250-4         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869260           0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869270-5         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869280-4         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869290-1         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              886931            0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              886932-3          0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              886935            0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869370-4         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              886938            0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              8869390-4         0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Taiwan mobile              88696             0.5433 (0.2778)                   0.6704 (0.3428)                  >10 %
----------------------------------------------------------------------------------------------------------------------
Tanzania                   255               1.4321 (0.7322)
----------------------------------------------------------------------------------------------------------------------
Thailand                   66                0.7573 (0.3872)
----------------------------------------------------------------------------------------------------------------------
Togo                       228               1.3792 (0.7052)
----------------------------------------------------------------------------------------------------------------------
Tonga                      676               1.4280 (0.7301)
----------------------------------------------------------------------------------------------------------------------
Trinidad and Tobago        1868              1.1645 (0.5954)
----------------------------------------------------------------------------------------------------------------------
Chad                       235               0.8344 (0.4266)
----------------------------------------------------------------------------------------------------------------------
Czech Republic             420               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Tunisia                    216               0.5818 (0.2975)
----------------------------------------------------------------------------------------------------------------------
Turkey                     90                0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
Turkmenistan               993               1.6288 (0.8328)
----------------------------------------------------------------------------------------------------------------------
Turks and Caicos Islands   1649              2.4107 (1.2326)
----------------------------------------------------------------------------------------------------------------------
Tuvalu                     688               3.3110 (1.6929)
----------------------------------------------------------------------------------------------------------------------
Uganda                     256               0.6598 (0.3374)
----------------------------------------------------------------------------------------------------------------------
Ukraine                    380               0.4661 (0.2383)
----------------------------------------------------------------------------------------------------------------------
Hungary                    36                0.2643 (0.1351)
----------------------------------------------------------------------------------------------------------------------
Uruguay                    598               1.0485 (0.5361)
----------------------------------------------------------------------------------------------------------------------
U.S.A                      1                 0.1295 (0.0662)
----------------------------------------------------------------------------------------------------------------------
Uzbekistan                 737,743           1.6769 (0.8574)
----------------------------------------------------------------------------------------------------------------------
Vanuatu                    678               1.5168 (0.7755)
----------------------------------------------------------------------------------------------------------------------
Venezuela                  58                0.9677 (0.4948)
----------------------------------------------------------------------------------------------------------------------
United Arab Emirates       971               0.6566 (0.3357)
----------------------------------------------------------------------------------------------------------------------
Vietnam                    84                1.6911 (0.8646)
----------------------------------------------------------------------------------------------------------------------
Wallis and Futuna          681               1.9023 (0.9726)
----------------------------------------------------------------------------------------------------------------------
Belarus (White Russia)     375               0.4224 (0.2160)
----------------------------------------------------------------------------------------------------------------------
Zaire/Congo Dem. Rep.      243               2.2799 (1.1657)
----------------------------------------------------------------------------------------------------------------------
Central African Rep.       236               3.4532 (1.7656)
----------------------------------------------------------------------------------------------------------------------
Cyprus                     357               0.2660 (0.1360)
----------------------------------------------------------------------------------------------------------------------
                                             * except from this are connections to  mobile telephone networks
----------------------------------------------------------------------------------------------------------------------

----------
(1) call attemps per seconds
(2) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.2
          CONNECTIONS THROUGH THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     TO OTHER NATIONAL TERRESTRIAL NETWORKS
                       VALID FROM 01/01/2000 TO 29/02/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed by a national terrestrial network operator for the connection called. The tariff areas are determined as follows.

         Allotted to the TARIFF AREA I are:
         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which borders directly on the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF
         The standard tariff is applied in the time from 9 a.m. to 9 p.m.

         OFF-PEAK TARIFF
         The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2        PRICE

         For the establishment of a connection and maintenance of a connection the following prices will be applied first of all as a down-payment:

                  TARIFF AREA    STANDARD TARIFF        OFF-PEAK TARIFF
                  -----------    ---------------        ---------------
                  I              0.0429 DM/minute       0.0267 DM/minute
                                 (0.0219 EUR/minute)    (0.0137 EUR/minute)(1)
                  II             0.0505 DM/minute       0.0307 DM/minute
                                 (0.0258 EUR/minute)    (0.0157 EUR/minute)
                  III            0.0562 DM/minute       0.0327 DM/minute
                                 (0.0287 EUR/minute)    (0.0167 EUR/minute)
                  IV             0.0637 DM/minute       0.0392 DM/minute
                                 (0.0326 EUR/minute)    (0.0200 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                  The invoices for the service Telekom-O.2 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

                  TARIFF AREA    STANDARD TARIFF        OFF-PEAK TARIFF
                  -----------    ---------------        ---------------
                  I              0.0324 DM/minute       0.0202 DM/minute
                                 (0.0166 EUR/minute)    (0.0103 EUR/minute)(1)
                  II             0.0382 DM/minute       0.0232 DM/minute
                                 (0.0195 EUR/minute)    (0.0119 EUR/minute)
                  III            0.0425 DM/minute       0.0247 DM/minute
                                 (0.0217 EUR/minute)    (0.0126 EUR/minute)
                  IV             0.0481 DM/minute       0.0296 DM/minute
                                 (0.0246 EUR/minute)    (0.0151 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.2
          CONNECTIONS THROUGH THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     TO OTHER NATIONAL TERRESTRIAL NETWORKS
                       VALID FROM 01/03/2000 TO 31/03/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed by a national terrestrial network operator for the connection called. The tariff areas are determined as follows.

         Allotted to the TARIFF AREA I are:
         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which borders directly on the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         PEAK TARIFF
         The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF

         The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2        PRICE

         The following prices are applied for the establishment of the connection and for the maintenance of a connection:


         TARIFF AREA      STANDARD TARIFF          OFF-PEAK TARIFF
         -----------      ---------------          ---------------
         I                0.0373 DM/minute         0.0232 DM/minute
                          (0.0191 EUR/minute)      (0.0119 EUR/minute)(1)
         II               0.0439 DM/minute         0.0267 DM/minute
                          (0.0224 EUR/minute)      (0.0136 EUR/minute)
         III              0.0488 DM/minute         0.0284 DM/minute
                          (0.0250 EUR/minute)      (0.0145 EUR/minute)
         IV               0.0554 DM/minute         0.0341 DM/minute
                          (0.0283 EUR/minute)      (0.0174 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.2
          CONNECTIONS THROUGH THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                     TO OTHER NATIONAL TERRESTRIAL NETWORKS
                       VALID FROM 01/04/2000 TO 31/01/2001

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed by a national terrestrial network operator for the connection called. The tariff areas are determined as follows.

         Allotted to the TARIFF AREA I are:
         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which borders directly on the local network area in which the connections are transferred.

         Connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

         Allotted to the TARIFF AREA II are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

         Allotted to the TARIFF AREA III are:
         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential


         Allotted to the TARIFF AREA IV are:

         connections which are timed for telephone connections in the telephone network of a national terrestrial network operator in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

         PEAK TARIFF
         The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF

         The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2        PRICE

         The following prices are applied for the establishment of the connection and for the maintenance of a connection:

         TARIFF AREA     STANDARD TARIFF          OFF-PEAK TARIFF
         -----------     ---------------          ---------------
         I               0.0425 DM/minute         0.0275 DM/minute
                         (0.0217 EUR/minute)      (0.0141 EUR/minute)(1)
         II              0.0525 DM/minute         0.0283 DM/minute
                         (0.0268 EUR/minute)      (0.0145 EUR/minute)
         III             0.0565 DM/minute         0.0303 DM/minute
                         (0.0289 EUR/minute)      (0.0155 EUR/minute)
         IV              0.0753 DM/minute         0.0392 DM/minute
                         (0.0385 EUR/minute)      (0.0200 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.3
              CONNECTIONS THROUGH THE TELEPHONE NETWORK OF TELEKOM
                    TO THE NATIONAL MOBILE TELEPHONE NETWORKS
                       VALID FROM 01/01/2000 TO 29/02/2000

         Price Adaptation Clause

         On the basis of the awarded charge approval, the prices for service Telekom-O.3 will be adapted to the new pay-out rates - as soon as the pay-out rates to the mobile telephone network operators which are basis of the charges are altered.

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the target network. The duration of the connection is measured in seconds.

1.2 The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF 1
         The standard tariff 1 is applied on working days in the time from 8 a.m. to 6 p.m.

         OFF-PEAK TARIFF 1
         The off-peak tariff 1 is applied on working days in the time between 6 p.m. and 8 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

         STANDARD TARIFF 2
         The standard tariff 2 is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF 2
         The off-peak tariff 2 is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

                     Interconnection Contract with FirstMark
                                  Confidential


2        PRICE

         For the establishment of a connection and maintenance of a connection the following prices will be applied first of all as a down-payment:

         TARGET NETWORK       STANDARD TARIFF 1         OFF-PEAK TARIFF 1
         --------------       -----------------         -----------------
         D1                   0.6590 DM/minute          0.3406 DM/minute
                              (0.3369 EUR/minute)       (0.1741 EUR/minute)(1)
         D2                   0.6720 DM/minute          0.3476 DM/minute
                              (0.3436 EUR/minute)       (0.1777 EUR/minute)
         C network            0.6590 DM/minute          0.3406 DM/minute
                              (0.3369 EUR/minute)       (0.1741 EUR/minute)

         TARGET NETWORK       STANDARD TARIFF 2         OFF-PEAK TARIFF 2
         --------------       -----------------         -----------------
         E2                   0.6949 DM/minute          0.3466 DM/minute
                              (0.3553 EUR/minute)       (0.1772 EUR/minute)
         E-plus               1.0428 DM/minute          0.4057 DM/minute
                              (0.5332 EUR/minute)       (0.2074 EUR/minute)

         The invoices for service Telekom-0.3 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

         TARGET NETWORK       STANDARD TARIFF 1         OFF-PEAK TARIFF 1
         --------------       -----------------         -----------------
         D1                   0.6570 DM/minute          0.3398 DM/minute
                              (0.3359 EUR/minute)       (0.1737 EUR/minute)
         D2                   0.6700 DM/minute          0.3468 DM/minute
                              (0.3426 EUR/minute)       (0.1773 EUR/minute)
         C network            0.6570 DM/minute          0.3398 DM/minute
                              (0.3359 EUR/minute)       (0.1737 EUR/minute)

         TARGET NETWORK       STANDARD TARIFF 2         OFF-PEAK TARIFF 2
         --------------       -----------------         -----------------
         E2                   0.6930 DM/minute          0.3458 DM/minute
                              (0.3543 EUR/minute)       (0.1768 EUR/minute)
         E-plus               1.0408 DM/minute          0.4049 DM/minute
                              (0.5322 EUR/minute)       (0.2070 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


         The invoices for the service Telekom-0.3 for the month February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

         TARGET NETWORK       STANDARD TARIFF 1         OFF-PEAK TARIFF 1
         --------------       -----------------         -----------------
         D1                   0.3306 DM/minute          0.3306 DM/minute
                              (0.1690 EUR/minute)       (0.1690 EUR/minute)(1)
         D2                   0.6700 DM/minute          0.3468 DM/minute
                              (0.3426 EUR/minute)       (0.1773 EUR/minute)
         C network            0.3306 DM/minute          0.3306 DM/minute
                              (0.1690 EUR/minute)       (0.1690 EUR/minute)

         TARGET NETWORK       STANDARD TARIFF 2         OFF-PEAK TARIFF 2
         --------------       -----------------         -----------------
         E2                   0.6930 DM/minute          0.3458 DM/minute
                              (0.3543 EUR/minute)       (0.1768 EUR/minute)
         E-plus               1.0408 DM/minute          0.4049 DM/minute
                              (0.5322 EUR/minute)       (0.2070 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.3
              CONNECTIONS THROUGH THE TELEPHONE NETWORK OF TELEKOM
                    TO THE NATIONAL MOBILE TELEPHONE NETWORKS
                       VALID FROM 01/03/2000 TO 31/03/2000

         Price Adaptation Clause

         On the basis of the awarded charge approval, the prices for service Telekom-O.3 will be adapted to the new pay-out rates - as soon as the pay-out rates to the mobile telephone network operators which are basis of the charges are altered.

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the target network. The duration of the connection is measured in seconds.

1.3 The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         PEAK TARIFF 1
         The peak tariff 1 is applied on working days in the time from 8 a.m. to 6 p.m.

         OFF-PEAK TARIFF 1
         The off-peak tariff 1 is applied on working days in the time between 6 p.m. and 8 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

         PEAK TARIFF 2
         The Peak tariff 2 is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF 2
         The off-peak tariff 2 is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

                     Interconnection Contract with FirstMark
                                  Confidential


2        PRICE

         For the establishment of a connection and maintenance of a connection the following prices will be applied first of all as a down-payment:

         TARGET NETWORK       PEAK TARIFF 1             OFF-PEAK TARIFF 1
         --------------       -------------             -----------------
         D1                   0.3306 DM/minute          0.3306 DM/minute
                              (0.1690 EUR/minute)       (0.1690 EUR/minute)(1)
         D2                   0.6700 DM/minute          0.3468 DM/minute
                              (0.3426 EUR/minute)       (0.1773 EUR/minute)
         C network            0.3306 DM/minute          0.3306 DM/minute
                              (0.1690 EUR/minute)       (0.1690 EUR/minute)

         TARGET NETWORK       PEAK TARIFF 2             OFF-PEAK TARIFF 2
         --------------       -------------             -----------------
         E2                   0.6930 DM/minute          0.3458 DM/minute
                              (0.3543 EUR/minute)       (0.1768 EUR/minute)
         E-plus               1.0408 DM/minute          0.4049 DM/minute
                              (0.5322 EUR/minute)       (0.2070 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.3
              CONNECTIONS THROUGH THE TELEPHONE NETWORK OF TELEKOM
                    TO THE NATIONAL MOBILE TELEPHONE NETWORKS
                       VALID FROM 01/04/2000 TO 31/01/2001

         Price Adaptation Clause

         On the basis of the awarded charge approval, the prices for service Telekom-O.3 will be adapted to the new pay-out rates - as soon as the pay-out rates to the mobile telephone network operators which are basis of the charges are altered.

1        PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the target network. The duration of the connection is measured in seconds.

1.2 The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         PEAK TARIFF 1
         The peak tariff 1 is applied on working days in the time from 8 a.m. to 6 p.m.

         OFF-PEAK TARIFF 1
         The off-peak tariff 1 is applied on working days in the time between 6 p.m. and 8 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

         PEAK TARIFF 2
         The Peak tariff 2 is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF 2
         The off-peak tariff 2 is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

                     Interconnection Contract with FirstMark
                                  Confidential


2        PRICE

         For the establishment of a connection and maintenance of a connection the following prices will be applied first of all as a down-payment:

         TARGET NETWORK       PEAK TARIFF 1             OFF-PEAK TARIFF 1
         --------------       -------------             -----------------
         D1                   0.3384 DM/minute          0.3384 DM/minute
                              (0.1730 EUR/minute)       (0.1730 EUR/minute)(1)
         D2                   0.6744 DM/minute          0.3584 DM/minute
                              (0.3448 EUR/minute)       (0.1832 EUR/minute)
         C network            0.3384 DM/minute          0.3384 DM/minute
                              (0.1730 EUR/minute)       (0.1730 EUR/minute)

         TARGET NETWORK       PEAK TARIFF 2             OFF-PEAK TARIFF 2
         --------------       -------------             -----------------
         E2                   0.6974 DM/minute          0.3574 DM/minute
                              (0.3566 EUR/minute)       (0.1827 EUR/minute)
         E-plus               1.0452 DM/minute          0.4165 DM/minute
                              (0.5344 EUR/minute)       (0.2130 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.4
                       CONNECTIONS TO INMARSAT CONNECTIONS
                       VALID FROM 01/01/2000 TO 29/02/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the type of the Inmarsat connection. The duration of the connection is measured in seconds.

2        PRICE

         For the establishment of the connection and the maintenance of the connection the prices determined by the regulation decisions will be applied provisionally for this service at first as downpayments:

         TYPE OF THE INMARSAT CONNECTION             PRICE
         -------------------------------             -----
         Inmarsat A                                   8.6770 DM/minute
                                                     (4.4365 EUR/minute)(1)
         Inmarsat B                                   7.6020 DM/minute
                                                     (3.8868 EUR/minute)
         Inmarsat Aero                                8.6690 DM/minute
                                                     (4.4324 EUR/minute)
         Inmarsat M                                   7.5600 DM/minute
                                                     (3.8654 EUR/minute)
         Inmarsat Phone                              6.2490 DM/minute
                                                     (3.1951) EUR/minute)
         Inmarsat B-HS                               20.1150 DM/minute
                                                     (10.2846 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


         The invoices for the service Telekom-0.4 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

         TYPE OF THE INMARSAT CONNECTION         PRICE
         -------------------------------         -----
         Inmarsat A                               8.6624 DM/minute
                                                 (4.4290 EUR/minute)(1)
         Inmarsat B                               7.5704 DM/minute
                                                 (3.8707 EUR/minute)
         Inmarsat Aero                            8.6475 DM/minute
                                                 (4.4214 EUR/minute)
         Inmarsat M                               7.5497 DM/minute
                                                 (3.8601 EUR/minute)
         Inmarsat Phone                          6.2292 DM/minute
                                                 (3.1849) EUR/minute)
         Inmarsat B-HS                           20.0875 DM/minute
                                                 (10.2706 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.4
                       CONNECTIONS TO INMARSAT CONNECTIONS
                       VALID FROM 01/03/2000 TO 31/03/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the type of the Inmarsat connection. The duration of the connection is measured in seconds.

2        PRICE

         The following prices are applied for the establishment of the connection and the maintenance of the connection:

         TYPE OF THE INMARSAT CONNECTION             PRICE
         -------------------------------             -----
         Inmarsat A                                   8.6624 DM/minute
                                                     (4.4290 EUR/minute)(1)
         Inmarsat B                                   7.5704 DM/minute
                                                     (3.8707 EUR/minute)
         Inmarsat Aero                                8.6475 DM/minute
                                                     (4.4214 EUR/minute)
         Inmarsat M                                   7.5497 DM/minute
                                                     (3.8601 EUR/minute)
         Inmarsat Phone                              6.2292 DM/minute
                                                     (3.1849) EUR/minute)
         Inmarsat B-HS                               20.0875 DM/minute
                                                     (10.2706 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.4
                       CONNECTIONS TO INMARSAT CONNECTIONS
                       VALID FROM 01/04/2000 TO 31/01/2001

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the type of the Inmarsat connection. The duration of the connection is measured in seconds.

2        PRICE

         The following prices are applied for the establishment of the connection and the maintenance of the connection:

         TYPE OF THE INMARSAT CONNECTION             PRICE
         -------------------------------             -----
         Inmarsat A                                   8.6611 DM/minute
                                                     (4.4283 EUR/minute)(1)
         Inmarsat B                                   7.5681 DM/minute
                                                     (3.8695 EUR/minute)
         Inmarsat Aero                                8.6413 DM/minute
                                                     (4.4182 EUR/minute)
         Inmarsat M                                   7.5452 DM/minute
                                                     (3.8578 EUR/minute)
         Inmarsat Phone                              6.2258 DM/minute
                                                     (3.1832) EUR/minute)
         Inmarsat B-HS                               20.0814 DM/minute
                                                     (10.2675 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.5
                 CONNECTIONS TO FREE PHONE SERVICE OF FIRSTMARK
                  UNDER THE SERVICE IDENTIFICATION 0800 OR 0130
                       VALID FROM 01/07/1999 TO 31/01/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

         The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF
         The standard tariff is applied on working days in the time from 9 a.m. to 9 p.m.

         OFF-PEAK TARIFF
         The off-peak tariff is applied on working days in the time between 9 p.m. and 9 a.m.

2        PRICE

         The following prices are applied for the establishment of the connection and the maintenance of the connection:

         For the connection from terrestrial networks:

         STANDARD TARIFF                    OFF-PEAK TARIFF
         ---------------                    ---------------
         0.0265 DM/minute                   0.0167 DM/minute
         (0.0135 EUR/minute)                0.0085 EUR/minute)(1)

         For connections from mobile telephone networks:

                                   STANDARD TARIFF          OFF-PEAK TARIFF
                                   ---------------          ---------------
         Origin D1 / C network     0.6283 DM/minute         0.3212 DM/minute
                                   (0.3213 EUR/minute)      (0.1642 EUR/minute)
         Origin D2                 0.5603 DM/minute         0.6332 DM/minute
                                   (0.2865 EUR/minute)      (0.3237 EUR/minute)
         Origin E-plus             0.6283 DM/minute         0.3212 DM/minute
                                   (0.3213 EUR/minute)      (0.1642 EUR/minute)
         Origin E2                 0.6283 DM/minute         0.3212 DM/minute
                                   (0.3213 EUR/minute)      (0.1642 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.5
                 CONNECTIONS TO FREE PHONE SERVICE OF FIRSTMARK
                  UNDER THE SERVICE IDENTIFICATION 0800 OR 0130
                       VALID FROM 01/02/2000 TO 29/02/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

         The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         STANDARD TARIFF
         The standard tariff is applied on working days in the time from 9 a.m. to 9 p.m.

         OFF-PEAK TARIFF
         The off-peak tariff is applied on working days in the time between 9 p.m. and 9 a.m.

2        PRICE

         The following prices are applied for the establishment of the connection and the maintenance of the connection:

         For the connection from terrestrial networks:

         STANDARD TARIFF                    OFF-PEAK TARIFF
         ---------------                    ---------------
         0.0265 DM/minute                   0.0167 DM/minute
         (0.0135 EUR/minute)                0.0085 EUR/minute)(1)

         For connections from mobile telephone networks:

                                   STANDARD TARIFF           OFF-PEAK TARIFF
                                   ---------------           ---------------
         Origin D1 / C network     0.3193 DM/minute          0.3122 DM/minute
                                   (0.1633 EUR/minute)       (0.1596 EUR/minute)
         Origin D2                 0.5603 DM/minute          0.6332 DM/minute
                                   (0.2865 EUR/minute)       (0.3237 EUR/minute)
         Origin E-plus             0.6283 DM/minute          0.3212 DM/minute
                                   (0.3213 EUR/minute)       (0.1642 EUR/minute)
         Origin E2                 0.6283 DM/minute          0.3212 DM/minute
                                   (0.3213 EUR/minute)       (0.1642 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.5
                 CONNECTIONS TO FREE PHONE SERVICE OF FIRSTMARK
                  UNDER THE SERVICE IDENTIFICATION 0800 OR 0130
                       VALID FROM 01/03/2000 TO 31/03/2000

1        PRICE STRUCTURE

         Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

         The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

         PEAK TARIFF
         The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

         OFF-PEAK TARIFF

         The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2        PRICE

         The following prices are applied for the establishment of the connection and the maintenance of the connection:

         For the connection from terrestrial networks:

         PEAK TARIFF                        OFF-PEAK TARIFF
         -----------                        ---------------
         0.0240 DM/minute                   0.0151 DM/minute
         (0.0123 EUR/minute)                0.0077 EUR/minute)1

----------
(1) The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential


         For connections from mobile telephone networks:

                                 PEAK TARIFF              OFF-PEAK TARIFF
         Origin D1 / C network   0.3169 DM/minute         0.3107 DM/minute
                                 (0.1620 EUR/minute)      (0.1589 EUR/minute)(1)
         Origin D2               0.5579 DM/minute         0.6317 DM/minute
                                 (0.2852 EUR/minute)      (0.3230 EUR/minute)
         Origin E-plus           0.6259 DM/minute         0.3197 DM/minute
                                 (0.3200 EUR/minute)      (0.1635 EUR/minute)
         Origin E2               0.6259 DM/minute         0.3197 DM/minute
                                 (0.3200 EUR/minute)      (0.1635 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.5
                 CONNECTIONS TO FREE PHONE SERVICE OF FIRSTMARK
                 UNDER THE SERVICE IDENTIFICATION 0800 OR 0130
                       VALID FROM 01/04/2000 TO 31/01/2001

1         PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

          For the signalling query to the central data bank (IN), an event-related price of 0.0323 DM/connection is calculated.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days (Monday to Friday) in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF

          The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2         PRICE

2.1       Price from implementation of the carrier selection phase II.

2.1.1     For connections with their origin in the telephone network of Telekom:

          The following prices are applied for the establishment of the connection and the maintenance of the connection:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.0171 DM/minute         0.0108 DM/minute
                              (0.0088 EUR/minute)      (0.0055 EUR/minute)1
          II                  0.0292 DM/minute         0.0175 DM/minute
                              (0.0149 EUR/minute)      (0.0090 EUR/minute)
          III                 0.0369 DM/minute         0.0204 DM/minute
                              (0.0189 EUR/minute)      (0.0104 EUR/minute)
          IV                  0.0447 DM/minute         0.0275 DM/minute
                              (0.0228 EUR/minute)      (0.0140 EUR/minute)

          For the signalling query to the central data base (IN) an event-related price of 0.0323 DM/connection will be calculated in addition.

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2.1.2     For the connections with their origin in other terrestrial networks:

          The following prices are applied for the establishment of the connection and the maintenance of the connection:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.0425 DM/minute         0.0275 DM/minute
                              (0.0217 EUR/minute)      (0.0141 EUR/minute)(1)
          II                  0.0525 DM/minute         0.0283 DM/minute
                              (0.0268 EUR/minute)      (0.0145 EUR/minute)
          III                 0.0565 DM/minute         0.0303 DM/minute
                              (0.0289 EUR/minute)      (0.0155 EUR/minute)
          IV                  0.0753 DM/minute         0.0392 DM/minute
                              (0.0385 EUR/minute)      (0.0200 EUR/minute)

          For the signalling query to the central data base (IN) an event-related price of 0.0323 DM/connection will be calculated in addition.

          For connections with origin in mobile telephone networks:

          The following prices are applied for the establishment of the connection and the maintenance of the connection:

                                   PEAK TARIFF               OFF-PEAK TARIFF
                                   -----------               ---------------
          Origin D1 / C network    0.3228 DM/minute          0.3228 DM/minute
                                   (0.1650 EUR/minute)       (0.1650 EUR/minute)
          Origin D2                0.5638 DM/minute          0.6438 DM/minute
                                   (0.2883 EUR/minute)       (0.3292 EUR/minute)
          Origin E-plus            0.6318 DM/minute          0.3318 DM/minute
                                   (0.3230 EUR/minute)       (0.1696 EUR/minute)
          Origin E2                0.6318 DM/minute          0.3318 DM/minute
                                   (0.3230 EUR/minute)       (0.1696 EUR/minute)

          For the signalling query to the central data base (IN) an event-related price of 0.0323 DM/connection will be calculated in addition.

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       Price up to implementation of carrier selection phase II

          Up to the point of time at which through the implementation of the carrier selection phase II the selection of the connection network operator for connections to value-added services is suppressed, separate measurement and invoicing of the connections with their origin in the telephone network of Telekom and origins in other terrestrial networks is not possible. For this period, the following prices determined on the basis of a mixed calculation plus 0.0323 DM/connection will be applied in the invoice for the signalling query to the central data base (IN).

          For the connections with their origin in terrestrial networks:

          The following prices are applied for the establishment of the connection and the maintenance of the connection:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.0223 DM/minute         0.0142 DM/minute
                              (0.0114 EUR/minute)      (0.0073 EUR/minute)1
          II                  0.0332 DM/minute         0.0203 DM/minute
                              (0.0170 EUR/minute)      (0.0104 EUR/minute)
          III                 0.0401 DM/minute         0.0229 DM/minute
                              (0.0205 EUR/minute)      (0.0117 EUR/minute)
          IV                  0.0471 DM/minute         0.0293 DM/minute
                              (0.0241 EUR/minute)      (0.0150 EUR/minute)

          For the signalling query to the central data base (IN) an event-related price of 0.0323 DM/connection will be calculated in addition.

          For connections with origin in mobile telephone networks:

          The following prices are applied for the establishment of the connection and the maintenance of the connection:

                                   PEAK TARIFF            OFF-PEAK TARIFF
                                   -----------            ---------------
          Origin D1 / C network    0.3228 DM/minute       0.3228 DM/minute
                                   (0.1650 EUR/minute)    (0.1650 EUR/minute)
          Origin D2                0.5638 DM/minute       0.6438 DM/minute
                                   (0.2883 EUR/minute)    (0.3292 EUR/minute)
          Origin E-plus            0.6318 DM/minute       0.3318 DM/minute
                                   (0.3230 EUR/minute)    (0.1696 EUR/minute)
          Origin E2                0.6318 DM/minute       0.3318 DM/minute
                                   (0.3230 EUR/minute)    (0.1696 EUR/minute)

          For the signalling query to the central data base (IN) an event-related price of 0.0323 DM/connection will be calculated in addition.

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.6
           CONNECTIONS TO THE SHARED COST SERVICE 0180 OF TELEKOM AND TO THE SHARED COST SERVICE 0180 OF OTHER NETWORK OPERATORS
                       VALID FROM 01/01/2000 TO 29/02/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the shared cost service of Telekom and to the shared cost service 0180 of other network operators, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute and/or to price per connection:

          o     for the service identification number 0180 1:

          standard tariff                                       60 SEC * 1 TU(1)
                                                                ----------------
                       Standard-form Contract Conditions time unit(2) (118 sec)

          off-peak tariff                                       60 SEC * 1 TU
                                                                -------------
                           Standard-form Contract Conditions time unit (210 sec)

          o     for the service identification no. 0180 2:
                       Standard-form Contract Conditions-price/connection (1 TU)

          o     for the service identification no. 0180 3       60 SEC * 1 TU
                                                                -------------
                            Standard-form Contract Conditions time unit (40 sec)

          o     for the service identification no. 0180 4:
                       Standard-form Contract Conditions-price/connection (4 TU)

          o     for the service identification no. 0180 5       60 SEC * 1 TU
                                                                -------------
                            Standard-form Contract Conditions time unit (30 sec)

          The converted Standard-form Contract Conditions price will then be:

          for the service identification number 0180 1
                  at the standard tariff:                  0.0526 DM/minute;
                  at the off-peak tariff:                  0.0295 DM/minute;
          o    for the service identification no. 0180 2   0.1034 DM/connection;
          o    for the service identification no. 0180 3   0.1551 DM/minute;
          o    for the service identification no. 0180 4   0.4136 DM/connection;
          o    for the service identification no. 0180 5   0.2068 DM/minute.


          The duration of the connection is measured in seconds.

----------
(1)  1 TU = 1 tariff unit which is at present 0.1034 DM.
(2) The Standard-term Contract Conditions unit is 90 or 150 secs in the standard tariff (ratio 15/113) and 150 or 240 secs in the off-peak tariff (ratio 4/5).

                    Interconnection Contract with FirstMark
                                  Confidential

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection for connections with the service identification nos. 0180 1, 0180 3 and 0180 5 is measured in seconds. An average connection duration of 3 minutes is taken as basis for connections of the service identification nos. 0180 2 and 0180 4.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area 1. The refund will be:

          FOR THE SERVICE
          ---------------
          IDENTIFICATION NO.         STANDARD TARIFF        OFF-PEAK TARIFF
          ------------------         ---------------        ---------------
          0180 1, 0180 3, 0180 5     0.0429 DM/minute       0.0267 DM/minute

          FOR THE SERVICE
          ---------------
          IDENDTIFICATION NO.(1)     STANDARD TARIFF        OFF-PEAK TARIFF
          --------------------       ---------------        ---------------
          0180 2, 0180 4             0.1287 DM/connection   0.0801 DM/connection

3         REFUND FOR EXPENSES OF TELEKOM SAVED

3.1       Refund of expenses saved for Telekom services

          FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          for the service identification number 0180 1
                  at the standard tariff:                  0.0042 DM/minute;
                  at the off-peak tariff:                  0.0024 DM/minute;
          o    for the service identification no. 0180 2   0.0083 DM/connection;
          o    for the service identification no. 0180 3   0.0124 DM/minute;
          o    for the service identification no. 0180 4   0.0331 DM/connection;
          o    for the service identification no. 0180 5   0.0165 DM/minute.

----------
(1) The re-calculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


3.2       Refund for expenses saved with other network operators

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1 less a transit charge amounting to 0.0020 DM/minute for the expenses saved of FirstMark. The refund will be:

          for the service identification number 0180 1
                  at the standard tariff:                  0.0022 DM/minute;
                  at the off-peak tariff:                  0.0004 DM/minute;
          o    for the service identification no. 0180 2   0.0023 DM/connection;
          o    for the service identification no. 0180 3   0.0104 DM/minute;
          o    for the service identification no. 0180 4   0.0271 DM/connection;
          o    for the service identification no. 0180 5   0.0145 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential

4         INVOICE

          The following figures are applied on the invoice:

4.1       Invoicing of Telekom services

          SERVICE             STANDARD TARIFF            OFF-PEAK TARIFF
          IDENTIFICATION NO.  ---------------            ---------------
          ------------------
          0180 1              0.0055 DM/minute           0.0004 DM/minute
                              (0.0028 EUR/minute)        (0.0002 EUR/minute)1
          0180 2              - 0.0336 DM/connection     0.0150 DM/connection
                              (- 0.0172 EUR/connection)  (0.0077 EUR/connection)
          0180 3              0.0998 DM/minute           0.1160 DM/minute
                              (0.0510 EUR/minute)        (0.0593 EUR/minute)
          0180 4              0.2518 DM/connection       0.3004 DM/connection
                              (0.1287 EUR/connection)    (0.1536 EUR/connection)
          0180 5              0.1474 DM/minute           0.1636 DM/minute
                              (0.0753 EUR/minute)        (0.0836 EUR/minute)

4.2       Invoicing of services of other network operators

          SERVICE             STANDARD TARIFF            OFF-PEAK TARIFF
          IDENTIFICATION NO.  ---------------            ---------------
          ------------------
          0180 1              0.0075 DM/minute           0.0024 DM/minute
                              (0.0038 EUR/minute)        (0.0012 EUR/minute)
          0180 2              - 0.0276 DM/connection     0.0210 DM/connection
                              (- 0.0141 EUR/connection)  (0.0108 EUR/connection)
          0180 3              0.1018 DM/minute           0.1180 DM/minute
                              (0.0520 EUR/minute)        (0.0603 EUR/minute)
          0180 4              0.2578 DM/connection       0.3064 DM/connection
                              (0.1318 EUR/connection)    (0.1576 EUR/connection)
          0180 5              0.1494 DM/minute           0.1656 DM/minute
                              (0.0764 EUR/minute)        (0.0846 EUR/minute)

          The block tariff according to 1 shown for the service identification numbers 0180 2 and 0180 4 assumes an average duration of connection of 3 minutes. In the case of the assumed average duration of connection being exceeded by more than 30%, recalculation of the transport cost refund in accordance with 2 amounting to the actual duration of connection above the assumed average duration of connection will take place.
----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.6
           CONNECTIONS TO THE SHARED COST SERVICE 0180 OF TELEKOM AND TO THE SHARED COST SERVICE 0180 OF OTHER NETWORK OPERATORS
                       VALID FROM 01/03/2000 TO 31/03/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the shared cost service of Telekom and to the shared cost service 0180 of other network operators, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute and/or to price per connection:

          o    for the service identification number 0180 1:

          standard tariff                                       60 SEC * 1 TU(1)
                                                                --------------
                         Standard-form Contract Conditions time unit(2) (90 sec)

          off-peak tariff                                       60 SEC * 1 TU
                                                                -------------
                           Standard-form Contract Conditions time unit (196 sec)

          o    for the service identification no. 0180 2:

                       Standard-form Contract Conditions-price/connection (1 TU)

          o    for the service identification no. 0180 3        60 SEC * 1 TU
                                                                -------------
                            Standard-form Contract Conditions time unit (40 sec)

          o    for the service identification no. 0180 4:

                      Standard-form Contract Conditions -price/connection (4 TU)

          o    for the service identification no. 0180 5        60 SEC * 1 TU
                                                                -------------
                            Standard-form Contract Conditions time unit (30 sec)

          The converted Standard-form Contract Conditions price will then be:

          for the service identification number 0180 1
                  at the peak tariff:                      0.0689 DM/minute;
                  at the off-peak tariff:                  0.0317 DM/minute;
          o    for the service identification no. 0180 2   0.1034 DM/connection;
          o    for the service identification no. 0180 3   0.1551 DM/minute;
          o    for the service identification no. 0180 4   0.4136 DM/connection;
          o    for the service identification no. 0180 5   0.2068 DM/minute.

          The duration of the connection is measured in seconds.

----------
(1)  TU = 1 tariff unit which is at present 0.1034 DM.
(2) The Standard-form Contract Conditions unit is 150 or 240 secs in the Off-peak tariff (ratio 60/63).

                    Interconnection Contract with FirstMark
                                  Confidential


2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection for connections with the service identification nos. 0180 1, 0180 3 and 0180 5 is measured in seconds. An average connection duration of 3 minutes is taken as basis for connections of the service identification nos. 0180 2 and 0180 4.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area 1. The refund will be:

          FOR THE SERVICE NUMBERS     PEAK TARIFF           OFF-PEAK TARIFF
          -----------------------     -----------           ---------------
          0180 1, 0180 3, 0180 5      0.0373 DM/minute      0.0232 DM/minute

          FOR THE SERVICE NUMBERS(1)  PEAK TARIFF           OFF-PEAK TARIFF
          --------------------------  -----------           ---------------
          0180 2, 0180 4              0.1119 DM/connection  0.0696 DM/connection

3         REFUND FOR EXPENSES OF TELEKOM SAVED

3.1       Refund of expenses saved for Telekom services

          FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          for the service identification number 0180 1
                  at the peak tariff:                      0.0055 DM/minute;
                  at the off-peak tariff:                  0.0025 DM/minute;
          o    for the service identification no. 0180 2   0.0083 DM/connection;
          o    for the service identification no. 0180 3   0.0124 DM/minute;
          o    for the service identification no. 0180 4   0.0331 DM/connection;
          o    for the service identification no. 0180 5   0.0165 DM/minute.

----------
(1) The re-calculating of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


3.2       Refund for expenses saved with other network operators

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1 less a transit charge amounting to 0.0020 DM/minute for the expenses saved of FirstMark. The refund will be:

          for the service identification number 0180 1
                 at the peak tariff:                       0.0035 DM/minute;
                 at the off-peak tariff:                   0.0005 DM/minute;
          o    for the service identification no. 0180 2   0.0023 DM/connection;
          o    for the service identification no. 0180 3   0.0104 DM/minute;
          o    for the service identification no. 0180 4   0.0271 DM/connection;
          o    for the service identification no. 0180 5   0.0145 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


4         INVOICE

          The following figures are applied on the invoice:

4.1       Invoicing of Telekom services


          SERVICE             PEAK TARIFF                OFF-PEAK TARIFF
          IDENTIFICATION NO.  -----------                ---------------
          ------------------
          0180 1              0.0261 DM/minute           0.0060 DM/minute
                              (0.0133 EUR/minute)        (0.0030 EUR/minute)(1)
          0180 2              - 0.0168 DM/connection     0.0255 DM/connection
                              (- 0.0086 EUR/connection)  (0.0131 EUR/connection)
          0180 3              0.1054 DM/minute           0.1195 DM/minute
                              (0.0539 EUR/minute)        (0.0611 EUR/minute)
          0180 4              0.2686 DM/connection       0.3109 DM/connection
                              (0.1373 EUR/connection)    (0.1590 EUR/connection)
          0180 5              0.1530 DM/minute           0.1671 DM/minute
                              (0.0782 EUR/minute)        (0.0854 EUR/minute)

4.2       Invoicing of services of other network operators


          SERVICE             PEAK TARIFF                OFF-PEAK TARIFF
          IDENTIFICATION NO.  -----------                ---------------
          ------------------

          0180 1              0.0281 DM/minute           0.0080 DM/minute
                              (0.0144 EUR/minute)        (0.0041 EUR/minute)
          0180 2              - 0.0108 DM/connection     0.0315 DM/connection
                              (- 0.0055 EUR/connection)  (0.0161 EUR/connection)
          0180 3              0.1074 DM/minute           0.1215 DM/minute
                              (0.0549 EUR/minute)        (0.0621 EUR/minute)
          0180 4              0.2746 DM/connection       0.3169 DM/connection
                              (0.1404 EUR/connection)    (0.1620 EUR/connection)
          0180 5              0.1550 DM/minute           0.1691 DM/minute
                              (0.0792 EUR/minute)        (0.0864 EUR/minute)

          The block tariff according to 1 shown for the service identification numbers 0180 2 and 0180 4 assumes an average duration of connection of 3 minutes. In the case of the assumed average duration of connection being exceeded by more than 30%, re-calculation of the transport cost refund in accordance with 2 amounting to the actual duration of connection above the assumed average duration of connection will take place.

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.6
           CONNECTIONS TO THE SHARED COST SERVICE 0180 OF TELEKOM AND TO THE SHARED COST SERVICE 0180 OF OTHER NETWORK OPERATORS
                       VALID FROM 01/04/2000 TO 31/01/2001

1         PRICE

          For the service Telekom-O.6, FirstMark will pay Telekom the following listed prices.

          The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied on working days in the time from 6 p.m. to 9 a.m. and Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

          The block tariff shown for the service identification numbers 0180 2 and 0180 4 assumes an average duration of connection of 3 minutes. In the case of the assumed average duration of connection being exceeded by more than 30%, re-calculation of the transport cost refund in accordance with 2.2 amounting to the actual duration of connection above the assumed average duration of connection will take place. 1.1

                    Interconnection Contract with FirstMark
                                  Confidential


1.1       PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

1.1.1     For the connection to services of Telekom:


          Service identification no. 0180 1
          TARIFF AREA         PEAK TARIFF                OFF-PEAK TARIFF
          -----------         -----------                ---------------
          I                   0.0463 DM/minute           0.0183 DM/minute
                              (0.0237 EUR/minute)        (0.0094 EUR/minute)1
          II                  0.0342 DM/minute           0.0116 DM/minute
                              (0.0175 EUR/minute)        (0.0059 EUR/minute)
          III                 0.0265 DM/minute           0.0087 DM/minute
                              (0.0135 EUR/minute)        (0.0044 EUR/minute)
          IV                  0.0187 DM/minute           0.0016 DM/minute
                              (0.0096 EUR/minute)        (0.0008 EUR/minute)

          Service identification no. 0180 2
          TARIFF AREA         PEAK TARIFF                OFF-PEAK TARIFF
          -----------         -----------                ---------------
          I                   0.0437 DM/connection       0.0626 DM/connection
                              (0.0223 EUR/connection)    (0.0320 EUR/connection)
          II                  0.0074 DM/connection       0.0425 DM/connection
                              (0.0038 EUR/connection)    (0.0217 EUR/connection)
          III                 - 0.0157 DM/connection     0.0338 DM/connection
                              (- 0.0080 EUR/connection)  (0.0173 EUR/connection)
          IV                  - 0.0391 DM/connection     0.0125 DM/connection
                              (- 0.0200 EUR/connection)  (0.0064 EUR/connection)

          Service identification no. 0180 3
          TARIFF AREA         PEAK TARIFF                OFF-PEAK TARIFF
          -----------         -----------                ---------------

          I                   0.1255 DM/minute           0.01318 DM/minute
                              (0.0642 EUR/minute)        (0.0674 EUR/minute)
          II                  0.1134 DM/minute           0.1251 DM/minute
                              (0.0580 EUR/minute)        (0.0640 EUR/minute)
          III                 0.1057 DM/minute           0.1222 DM/minute
                              (0.0540 EUR/minute)        (0.0625 EUR/minute)
          IV                  0.0979 DM/minute           0.1151 DM/minute
                              (0.0501 EUR/minute)        (0.0588 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


          Service identification no. 0180 4
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.3288 DM/connection       0.3477 DM/connection
                           (0.1681 EUR/connection)    (0.1778 EUR/connection)(1)
          II               0.2925 DM/connection       0.3276 DM/connection
                           (0.1496 EUR/connection)    (0.1675 EUR/connection)
          III              0.2694 DM/connection       0.3189 DM/connection
                           (0.1377 EUR/connection)    (0.1631 EUR/connection)
          IV               0.2460 DM/connection       0.2976 DM/connection
                           (0.1258 EUR/connection)    (0.1522 EUR/connection)

          Service identification no. 0180 5
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.1730 DM/minute           0.1793 DM/minute
                           (0.0885 EUR/minute)        (0.0917 EUR/minute)
          II               0.1609 DM/minute           0.1726 DM/minute
                           (0.0823 EUR/minute)        (0.0882 EUR/minute)
          III              0.1532 DM/minute           0.1697 DM/minute
                           (0.0783 EUR/minute)        (0.0868 EUR/minute)
          IV               0.1454 DM/minute           0.1626 DM/minute
                           (0.0743 EUR/minute)        (0.0831 EUR/minute)

1.1.2     For the connection to services of other network operators:

          Service identification no. 0180 1
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.0483 DM/minute           0.0203 DM/minute
                           (0.0247 EUR/minute)        (0.0104 EUR/minute)
          II               0.0362 DM/minute           0.0136 DM/minute
                           (0.0185 EUR/minute)        (0.0070 EUR/minute)
          III              0.0285 DM/minute           0.0107 DM/minute
                           (0.0146 EUR/minute)        (0.0055 EUR/minute)
          IV               0.0207 DM/minute           0.0036 DM/minute
                           (0.0106 EUR/minute)        (0.0018 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


          Service identification no. 0180 2
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.0497 DM/connection       0.0686 DM/connection
                           (0.0254 EUR/connection)    (0.0351 EUR/connection) 1
          II               0.0134 DM/connection       0.0485 DM/connection
                           (0.0069 EUR/connection)    (0.0248 EUR/connection)
          III              - 0.0097 DM/connection     0.0398 DM/connection
                           (- 0.0050 EUR/connection)  (0.0203 EUR/connection)
          IV               - 0.0331 DM/connection     0.0185 DM/connection
                           (- 0.0169 EUR/connection)  (0.0095 EUR/connection)

          Service identification no. 0180 3
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.1275 DM/minute           0.01338 DM/minute
                           (0.0652 EUR/minute)        (0.0684 EUR/minute)
          II               0.1154 DM/minute           0.1271 DM/minute
                           (0.0590 EUR/minute)        (0.0650 EUR/minute)
          III              0.1077 DM/minute           0.1242 DM/minute
                           (0.0551 EUR/minute)        (0.0635 EUR/minute)
          IV               0.0999 DM/minute           0.1171 DM/minute
                           (0.0511 EUR/minute)        (0.0599 EUR/minute)

          Service identification no. 0180 4
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.3348 DM/connection       0.3537 DM/connection
                           (0.1712 EUR/connection)    (0.1808 EUR/connection)
          II               0.2985 DM/connection       0.3336 DM/connection
                           (0.1526 EUR/connection)    (0.1706 EUR/connection)
          III              0.2754 DM/connection       0.3249 DM/connection
                           (0.1408 EUR/connection)    (0.1661 EUR/connection)
          IV               0.2520 DM/connection       0.3036 DM/connection
                           (0.1288 EUR/connection)    (0.1552 EUR/connection)

          Service identification no. 0180 5
          TARIFF AREA      PEAK TARIFF                OFF-PEAK TARIFF
          -----------      -----------                ---------------
          I                0.1750 DM/minute           0.1813 DM/minute
                           (0.0895 EUR/minute)        (0.0927 EUR/minute)
          II               0.1629 DM/minute           0.1746 DM/minute
                           (0.0833 EUR/minute)        (0.0893 EUR/minute)
          III              0.1522 DM/minute           0.1717 DM/minute
                           (0.0794 EUR/minute)        (0.0878 EUR/minute)
          IV               0.1474 DM/minute           0.1646 DM/minute
                           (0.0754 EUR/minute)        (0.0842 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          Up to the point of time at which through the implementation of the carrier selection phase II the selection of the connection network operator for connection to value-added services is suppressed, the following prices are applied:

1.2.1     Prices to Telekom services:

          SERVICE              PEAK TARIFF              OFF-PEAK TARIFF
          -------              -----------              ---------------
          IDENTIFICATION NO.
          ------------------
          0180 1               0.0209 DM/minute         0.0016 DM/minute
                               (0.0107 EUR/minute)      (0.0008 EUR/minute)1
          0180 2               -0.0325 DM/connection    0.0125 DM/connection
                               (-0.0166 EUR/connection) (0.0064 EUR/connection)
          0180 3               0.1001 DM/minute         0.1151 DM/minute
                               (0.0512 EUR/minute)      (0.0588 EUR/minute)
          0180 4               0.2526 DM/connection     0.2976 DM/connection
                               (0.1292 EUR/connection)  (0.1522 EUR/connection)
          0180 5               0.1476 DM/minute         0.1626 DM/minute
                               (0.0755 EUR/minute)      (0.0831 EUR/minute)

1.2.2     Prices to other network operators services:

          SERVICE              PEAK TARIFF              OFF-PEAK TARIFF
          -------              -----------              ---------------
          IDENTIFICATION NO.
          ------------------
          0180 1               0.0229 DM/minute         0.0036 DM/minute
                               (0.0117 EUR/minute)      (0.0018 EUR/minute)
          0180 2               -0.0265 DM/connection    0.0185 DM/connection
                               (-0.0135 EUR/connection) (0.0095 EUR/connection)
          0180 3               0.1021 DM/minute         0.1171 DM/minute
                               (0.0522 EUR/minute)      (0.0599 EUR/minute)
          0180 4               0.2586 DM/connection     0.3036 DM/connection
                               (0.1322 EUR/connection)  (0.1552 EUR/connection)
          0180 5               0.1496 DM/minute         0.1646 DM/minute
                               (0.0765 EUR/minute)      (0.0842 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2         CALCULATION OF THE PRICES

          The price for the service Telekom-O-6 is calculated according to the following formula:

          Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
          - expenses saved for the transport service of Telekom
          - expenses saved for invoicing/demands of Telekom
          ----------------------------------------------------------------------
          = Price for the service Telekom-O.6

2.1       PRICE OF THE VALUE-ADDED SERVICE

          For connections to the shared cost services of Telekom and to the shared cost service 0180 of other network operators, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in this will be converted into minute prices and/or into price per connection as follows:

          o    for the service identification number 0180 1:

               peak tariff                                 60 SEC * 1 TU(1)
                                                           --------------
                         Standard-form Contract Conditions time unit(1) (90 sec)

               off-peak tariff                             60 SEC * 1 TU
                                                           -------------
                           Standard-form Contract Conditions time unit (196 sec)

          o    for the service identification no. 0180 2:
                       Standard-form Contract Conditions-price/connection (1 TU)

          o    for the service identification no. 0180 3    60 SEC * 1 TU
                                                            -------------
                            Standard-form Contract Conditions time unit (40 sec)

          o    for the service identification no. 0180 4:
                       Standard-form Contract Conditions-price/connection (4 TU)

          o    for the service identification no. 0180 5    60 SEC * 1 TU
                                                            -------------
                            Standard-form Contract Conditions time unit (30 sec)

----------
(1) TU=1 tariff unit which as present 0.1033 DM.
(2) The Standard-form Contract Conditions unit is 150 or 240 secs in the off-peak tariff (ratio 60/63).

                    Interconnection Contract with FirstMark
                                  Confidential


          The converted Standard-form Contract Conditions price will then be:

          for the service identification number 0180 1
                  at the peak tariff:                       0.0689 DM/minute;
                  at the off-peak tariff:                   0.0316 DM/minute;
          o    for the service identification no. 0180 2    0.1033 DM/minute;
          o    for the service identification no. 0180 3    0.1550 DM/minute;
          o    for the service identification no. 0180 4    0 4132 DM/minute;
          o    for the service identification no. 0180 5    0.2066 DM/minute.

          The duration of the connection is measured in seconds.

2.2       EXPENSES SAVED FOR THE TRANSPORT SERVICE OF TELEKOM

          Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times. The duration of connection for connections with the service identification nos. 0180 1, 0180 3 and 0180 5 is measured in seconds. For connections of the service identification nos. 0180 2 and 0180 4 an average connection duration of 3 minutes is taken as basis.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to Telekom. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expense saved for the transport will be from implementation of the carrier selection phase II:

          for the service identification numbers 0180 1, 0180 3, 0180 5

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.0171 DM/minute         0.0108 DM/minute
          II                  0.0292 DM/minute)        0.0175 DM/minute
          III                 0.0369 DM/minute)        0.0204 DM/minute
          IV                  0.0447 DM/minute)        0.0275 DM/minute

          for the service identification numbers1 0180 2, 0180 4

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.0513 DM/minute         0.0324 DM/minute
          II                  0.0876 DM/minute)        0.0525 DM/minute
          III                 0.1107 DM/minute)        0.0612 DM/minute
          IV                  0.1341 DM/minute)        0.0825 DM/minute

----------
(1) The recalculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2.2 The expenses saved for the transport will be from implementation of the carrier selection phase II:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area 1. The refund will be

          FOR THE SERVICE NUMBERS    PEAK TARIFF         OFF-PEAK TARIFF
          -----------------------    -----------         ---------------
          0180, 0180 3, 0180 5       0.0425 DM/minute    0.0275 DM/minute

          FOR THE SERVICE NUMBERS    PEAK TARIFF         OFF-PEAK TARIFF
          -----------------------    -----------         ---------------
          0180 2, 0180 4             0.1275 DM/minute    0.0825 DM/connection

2.3       REFUND FOR EXPENSES SAVED OF TELEKOM

2.3.1     Refund for expenses saved for Telekom services

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

          for the service identification number 0180 1
                 at the peak tariff:                       0.0055 DM/minute;
                 at the off-peak tariff:                   0.0025 DM/minute;
          o    for the service identification no. 0180 2   0.0083 DM/connection;
          o    for the service identification no. 0180 3   0.0124 DM/minute;
          o    for the service identification no. 0180 4   0.0331 DM/connection;
          o    for the service identification no. 0180 5   0.0165DM/minute.

2.3.2     Refund for expenses saved for services of other network operators

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1 less a transit charge amounting to
          0.0020 DM/minute for expenses saved of FirstMark. The refund will be:

          for the service identification number 0180 1
                 at the peak tariff:                       0.0035 DM/minute;
                 at the off-peak tariff:                   0.0005 DM/minute;
          o    for the service identification no. 0180 2   0.0023 DM/connection;
          o    for the service identification no. 0180 3   0.0104 DM/minute;
          o    for the service identification no. 0180 4   0.0271 DM/connection;
          o    for the service identification no. 0180 5   0.0145 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.7
                    CONNECTIONS TO THE T-VOTE CALL OF TELEKOM
                             VALID UNTIL 29/02/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to T-Vote Call of Telekom, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into event-related prices:

          o    for the service identification number 0137 1:  2 TU(1)
          o for the service identification number 0137 2, 3, 4 and 0138: price for a connection with a duration of up to 30 seconds with the Standard-form Contract Conditions time unit (30 sec) + 1TU.

          The Standard-form Contract Conditions price converted to event-related prices will thus be:

          o    for the service identification number 0137 1:                   0.2068 DM/connection

          o    for the service identification number 0137 2, 3, 4 and 0138:    0.2068 DM/connection

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the tariff times.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I for a duration of connection of 30 seconds. It will be:

          STANDARD TARIFF           OFF-PEAK TARIFF
          ---------------           ----------------
          0.0215 DM/connection      0.0134 DM/connection

3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:


          o    for the service identification number 0137 1:                   0.0165 DM/connection

          o    for the service identification number 0137 2, 3, 4  and 0138:   0.0165 DM/connection

----------
(1)  TU=1 tariff unit which is a present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


4         INVOICE

          The following figures are applied at present for the invoice:

          SERVICE             STANDARD TARIFF         OFF-PEAK TARIFF
          IDENTIFICATION NO.  ---------------         ---------------
          ------------------
          0137 1              0.1688 DM/connection    0.1769 DM/connection
                              (0.0863 EUR/connection) (0.0904 EUR/connection)(1)

          0137 2, 3, 4        0.1688 DM/connection    0.1769 DM/connection
          0138                (0.0863 EUR/connection) (0.0904 EUR/connection)

----------
(1)  The prices in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-O.7
                    CONNECTIONS TO THE T-VOTE CALL OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/03/2001

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to T-Vote Call of Telekom, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into event-related prices:

          o    for the service identification number 0137 1:  2 TU(1)
          o for the service identification number 0137 2, 3, 4 and 0138: price for a connection with a duration of up to 30 seconds with the Standard-form Contract Conditions time unit (30 sec) + 1TU.

          The Standard-form Contract Conditions price converted to event-related prices will thus be:


          o    for the service identification number 0137 1:                   0.2068 DM/connection
          o    for the service identification number 0137 2, 3, 4 and 0138:    0.2068 DM/connection

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the tariff times.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I for a duration of connection of 30 seconds. It will be:

          PEAK TARIFF             OFF-PEAK TARIFF
          -----------             ---------------
          0.0187 DM/connection    0.0116 DM/connection

3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:


          o    for the service identification number 0137 1:                   0.0165 DM/connection
          o    for the service identification number 0137 2, 3, 4 and 0138:    0.0165 DM/connection

----------
(1)  1 TU=1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


4         INVOICE

          The following figures are applied at present for the invoice:

          SERVICE            PEAK TARIFF              OFF-PEAK TARIFF
          IDENTIFICATION NO. -----------              ---------------
          -----------------
          0137 1             0.1716 DM/connection     0.1787 DM/connection
                             (0.0877 EUR/connection)  (0.0914 EUR/connection)(1)

          0137 2, 3, 4       0.1716 DM/connection     0.1787 DM/connection
          0138               (0.0877 EUR/connection)  (0.0914 EUR/connection)

----------
(1)  The priced in EUR are rounded off to four decimals.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.7
                    CONNECTIONS TO THE T-VOTE CALL OF TELEKOM
                       VALID FROM 01/04/2000 TO 31/02/2001

1         PRICE

          For the service Telekom-O.7, FirstMark will pay Telekom the following listed prices.

          The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied on working days in the time from 6 p.m. to 9 a.m. and Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.1       PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          The following figures are applied for the service identification numbers 0137 2, 3, 4 and 0138:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------

          I                   0.1851 DM/minute         0.1847 DM/minute
                              (0.0928 EUR/minute)      (0.0944 EUR/minute)1
          II                  0.1755 DM/minute         0.1813 DM/minute
                              (0.0897 EUR/minute)      (0.0927 EUR/minute)
          III                 0.1716 DM/minute         0.1799 DM/minute
                              (0.0877 EUR/minute)      (0.0920 EUR/minute)
          IV                  0.1677 DM/minute         0.1763 DM/minute
                             (0.0857 EUR/minute)      (0.0901 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          Up to the point of time at which through the implementation of the carrier selection phase II the selection of the connection network operator for connection to value-added services is suppressed, the following prices will be applied:

          SERVICE             PEAK TARIFF              OFF-PEAK TARIFF
          IDENTIFICATION NO.  -----------              ---------------
          ------------------
                                                       0.1763 DM/connection
          0137 1              0.1688 DM/connection
                              (0.0863 EUR/connection)  0.0901 EUR/connection)(1)

          0137 2, 3, 4
          0138                0.1688 DM/connection     0.1763 DM/connection
                              (0.0863 EUR/connection)  (0.0901 EUR/connection)

2         CALCULATION OF THE PRICES

          The price for service Telekom-O-7 is calculated according to the following formula:

          Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
          -    expenses saved for the transport service of Telekom
          -    expenses saved for invoicing/demands of Telekom
          =    Price for the service Telekom-O.7

2.1       PRICE OF THE VALUE-ADDED SERVICE

          For connections to T-Vote Call, the Standard-form Contract Conditions of Telekom will be applied in the respective current valid version. The prices shown in these are converted into event-related prices as follows.

               for the service identification number 0137 1: 2 TU(2);
               for the service identification number 0137 2, 3, 4 and 0138: price for a connection with a duration of up to 30 seconds with the Standard-form Contract Conditions time unit (30 sec) + 1 TU

          The converted Standard-form Contract Conditions price converted to event-related prices will thus be:

               for the service identification number 0137   0.2066 DM/connection
               for the service identification number 0137
               2, 3, 4 and 0138                             0.2066 DM/connection

----------
(1)  The priced in EUR are rounded off to four decimal points.
(2)  TU=1 tariff unit, at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       EXPENSES SAVED FOR THE TRANSPORT SERVICE OF TELEKOM

          Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to Telekom. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2.1 The expenses saved for the transport will be from implementation of the carrier selection phase II:

          The refund for the transport will be determined on the basis of the prices for the service Telekom-B.2, tariff area I to IV for a duration of connection of 30 seconds. It will be:

          TARIFF AREA         PEAK TARIFF               OFF-PEAK TARIFF
          -----------         -----------               ---------------
          I                   0.0086 DM/connection      0.0054 DM/connection
          II                  0.0146 DM/connection      0.0088 DM/connection
          III                 0.0185 DM/connection      0.0102 DM/connection
          IV                  0.0224 DM/connection      0.0138 DM/connection

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I for a duration of connection of 30 seconds. It will be:

          PEAK TARIFF             OFF-PEAK TARIFF
          -----------             ---------------
          0.0213 DM/connection    0.0138 DM/connection

2.3       REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

          o    for the service identification number 0137 1:                   0.0165 DM/connection
          o    for the service identification number 0137 2, 3, 4 and 0138:    0.0165 DM/connection

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.10
                   CONNECTIONS TO IRIDIUM AND EMSAT CONNECTION
                             VALID UNTIL 29/02/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to Iridium and EMSAT connections, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

          o    for the service identification number 008816:    60 SEC * 1 TU(1)
                                                                --------------
                        Standard-form Contract Conditions time unit (0.509 sec)

          o    for the service identification number 008817:    60 SEC * 1 TU
                                                                -------------
                        Standard-form Contract Conditions time unit (0.938 sec)

          o    for the service identification number 0088213    60 SEC * 1 TU
                                                                -------------
                        Standard-form Contract Conditions time unit (1.200 sec)

          The converted Standard-form Contract Conditions price will then be:

          FOR THE SERVICE IDENTIFICATION NOS.      PRICE
          -----------------------------------      -----
          008816                                   12.1886 DM/minute
          008817                                    6.6141 DM/minute
          0088213                                   5.1700 DM/minute

          The duration of the connection is measured in seconds.

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

          STANDARD TARIFF         OFF-PEAK TARIFF
          ---------------         ---------------
          0.0429 DM/minute        0.0267 DM/minute

----------
(1) TU=1 tariff unit is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          FOR THE SERVICE IDENTIFICATION NOS.      REFUND
          -----------------------------------      ------
          008816                                   0.9751 DM/minute
          008817                                   0.5291 DM/minute
          0088213                                  0.4136 DM/minute

4         INVOICING

          The following figures are applied at present for the invoice:

          SERVICE             STANDARD TARIFF          OFF-PEAK TARIFF
          IDENTIFICATION NO.  ---------------          ---------------
          ------------------
          008816              11.1706 DM/minute        11.1868 DM/minute
                              (5.7114 EUR/minute)      (5.7197 EUR/minute)1
          008817              6.0421 DM/minute         6.0583 DM/minute
                              (3.0893 EUR/minute)      (3.0976 EUR/minute)
          0088213             4.7135 DM/minute         4.7297 DM/minute
                              (2.4100 EUR/minute)      (2.4183 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.10
                   CONNECTIONS TO IRIDIUM AND EMSAT CONNECTION
                       VALID FROM 01/03/2000 TO 31/03/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to Iridium and EMSAT connections, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

          o    for the service identification number 008816:    60 SEC * 1 TU(1)
                                                                --------------
                         Standard-form Contract Conditions time unit (1.000 sec)

          o    for the service identification number 008817:    60 SEC * 1 TU
                                                                -------------
                         Standard-form Contract Conditions time unit (0.938 sec)

          o    for the service identification number 0088213    60 SEC * 1 TU
                                                                -------------
                         Standard-form Contract Conditions time unit (1.200 sec)

          The converted Standard-form Contract Conditions price will then be:

          FOR THE SERVICE IDENTIFICATION NOS.       PRICE
          -----------------------------------       -----
          008816                                    6.2040 DM/minute
          008817                                    6.6141 DM/minute
          0088213                                   5.1700 DM/minute

          The duration of the connection is measured in seconds.

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

          PEAK TARIFF       OFF-PEAK TARIFF
          -----------       ---------------
          0.0373 DM/minute  0.0232 DM/minute

----------
(1)  TU=1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          FOR THE SERVICE IDENTIFICATION NOS.       REFUND
          -----------------------------------       ------
          008816                                    0.4963 DM/minute
          008817                                    0.5291 DM/minute
          0088213                                   0.4136 DM/minute

4         INVOICING

          The following figures are applied at present for the invoice:

      SERVICE             STANDARD TARIFF          OFF-PEAK TARIFF
      IDENTIFICATION NO.  ---------------          ---------------
      ------------------
      008816              5.6704 DM/minute         5.6845 DM/minute
                          (2.8992 EUR/minute)      (2.9064 EUR/minute)1
      008817              6.0477 DM/minute         6.0618 DM/minute
                          (3.0921 EUR/minute)      (3.0993 EUR/minute)
      0088213             4.7191 DM/minute         4.7332 DM/minute
                          (2.4128 EUR/minute)      (2.4200 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.10
                   CONNECTIONS TO IRIDIUM AND EMSAT CONNECTION
                       VALID FROM 01/04/2000 TO 31/05/2000

1         PRICE

          For the service Telekom-O.10, FirstMark will pay Telekom the following listed prices.

          The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied on working days in the time from 6 p.m. to 9 a.m. and Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

          The following figures are applied at present for the invoice:

          SERVICE             PEAK TARIFF              OFF-PEAK TARIFF
          IDENTIFICATION NO.  -----------              ---------------
          ------------------
          008816              5.6597 DM/minute         5.6747 DM/minute
                              (2.8938 EUR/minute)      (2.9014 EUR/minute)(1)
          008817              6.0366 DM/minute         6.0516 DM/minute
                              (3.0865 EUR/minute)      (3.0941 EUR/minute)
          0088213             4.7093 DM/minute         4.7243 DM/minute
                              (2.4078 EUR/minute)      (2.4155 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2         CALCULATION OF THE PRICES

          The price for service Telekom-O-10 is calculated according to the following formula:

               Price of the service (calculated on the basis of the
               Standard-form Contract Conditions price for the value-added service of Telekom)
          -    expenses saved for the transport service of Telekom
          -    expenses saved for invoicing/demands of Telekom
          =    Price for the service Telekom-O.10

2.1       PRICE OF THE SERVICE

          For connections to Iridium and EMSAT connections the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

          o    for the service identification number 008816:    60 SEC * 1 TU(1)
                                                                --------------
                         Standard-form Contract Conditions time unit (1.000 sec)

          o    for the service identification number 008817:    60 SEC * 1 TU
                                                                -------------
                         Standard-form Contract Conditions time unit (0.938 sec)

          o    for the service identification number 0088213    60 SEC * 1 TU
                                                                -------------
                         Standard-form Contract Conditions time unit (1.200 sec)

          The converted Standard-form Contract Conditions price will then be:

          FOR THE SERVICE IDENTIFICATION NOS.       PRICE
          -----------------------------------       -----
          008816                                    6.1980DM/minute
          008817                                    6.6077 DM/minute
          0088213                                   5.1650 DM/minute

          The duration of the connection is measured in seconds.

----------
(1) TU-1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       EXPENSES SAVED FOR THE TRANSPORT SERVICE OF TELEKOM

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

          PEAK TARIFF            OFF-PEAK TARIFF
          -----------            ---------------
          0.0425 DM/minute       0.0275 DM/minute

2.3       REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

          FOR THE SERVICE IDENTIFICATION NOS.       REFUND
          -----------------------------------       ------
          008816                                    0.4958 DM/minute
          008817                                    0.5286 DM/minute
          0088213                                   0.4132 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.10
                   CONNECTIONS TO IRIDIUM AND EMSAT CONNECTION
                              VALID FROM 01/06/2000

1         PRICE STRUCTURE

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the type of the satellite connection. The duration of the connection is measured in seconds.

2         PRICE

          For the establishment of the connection and the maintenance of the connection the following prices will be applied:

          SERVICE IDENTIFICATION NO.                PRICE
          --------------------------                -----
          008816                                    5.5800 DM/minute
                                                    (2.8530 EUR/minute)1
          008817                                    5.9580 DM/minute
                                                    (3.0463 EUR/minute)
          0088213                                   4.6530 DM/minute
                                                    (2.3790 EUR/minute)
----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.11
                 CONNECTIONS TO THE SERVICE 0700 OF TELEKOM AND
                 TO THE SERVICE 0700 OF OTHER NETWORK OPERATORS
                             VALID UNTIL 29/02/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the service 0700 of Telekom and to the service 0700 of other network operators, the General Terms and Condition of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

               Monday to Friday 9 a.m. - 6 p.m.:

                                                      60 SEC * 1 TU(1)
                                                      ----------------
                            Standard-form Contract Conditions time unit (30 sec)

               Monday to Friday 6 p.m. - 9 p.m.,
               Saturday, Sunday 9 a.m. - 9 p.m.,
               Monday to Sunday 9 p.m. - 9 a.m.

                                                      60 SEC * 1 TU
                                                      -------------
                            Standard-form Contract Conditions time unit (60 sec)

          The converted Standard-form Contract Conditions price will then be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.2068 DM/minute
               Monday to Friday  6 p.m. - 9 p.m.:  0.1034 DM/minute
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.1034 DM/minute
               Monday to Sunday  9 p.m. - 9 a.m.:  0.1034 DM/minute

          The duration of the connection is measured in seconds.

----------
(1)  TU=1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be

               Monday to Friday  9 a.m. - 6 p.m.:  0.0429 DM/minute
               Monday to Friday  6 p.m. - 9 p.m.:  0.0429 DM/minute
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.0429 DM/minute
               Monday to Sunday  9 p.m. - 9 a.m.:  0.0267 DM/minute

3         REFUND FOR EXPENSES OF TELEKOM SAVED

3.1       Refund for expenses of Telekom services saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.0165 DM/minute
               Monday to Friday  6 p.m. - 9 p.m.:  0.0083 DM/minute
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.0083 DM/minute
               Monday to Sunday  9 p.m. - 9 a.m.:  0.0083 DM/minute

3.2       Refund for expenses of the services of other network operators saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1 less a transit charge amounting to 0.0020 DM/minute for expenses saved of FirstMark. The refund will be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.0145 DM/minute
               Monday to Friday  6 p.m. - 9 p.m.:  0.0063 DM/minute
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.0063 DM/minute
               Monday to Sunday  9 p.m. - 9 a.m.:  0.0063 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


4         INVOICE

          The following figures are applied on the invoice:

4.1       Invoicing of Telekom services

               Monday to Friday  9 a.m. - 6 p.m.:  0.1474 DM/minute
                                                   (0.0753 EUR/minute)1
               Monday to Friday  6 p.m. - 9 p.m.:  0.0522 DM/minute
                                                   (0.0267 EUR/minute)
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.0522 DM/minute
                                                   (0.0267 EUR/minute)
               Monday to Sunday  9 p.m. - 9 a.m.:  0.0684 DM/minute
                                                   (0.0350 EUR/minute)

4.2       Invoicing of services of other network operators

               Monday to Friday  9 a.m. - 6 p.m.:  0.1494 DM/minute
                                                   (0.0764 EUR/minute)
               Monday to Friday  6 p.m. - 9 p.m.:  0.0542 DM/minute
                                                   (0.0277 EUR/minute)
               Saturday, Sunday  9 a.m. - 9 p.m.:  0.0542 DM/minute
                                                   (0.0277 EUR/minute)
               Monday to Sunday  9 p.m. - 9 a.m.:  0.0704 DM/minute
                                                   (0.0360 EUR/minute)

----------
(1)  The priced in EUR are rounded offer to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.11
                 CONNECTIONS TO THE SERVICE 0700 OF TELEKOM AND
                 TO THE SERVICE 0700 OF OTHER NETWORK OPERATORS
                       VALID FROM 01/03/2000 TO 31/03/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the service 0700 of Telekom and to the service 0700 of other network operators, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

               Monday to Friday  9 a.m. - 6 p.m.:  60 SEC * 1 TU(1)
                                                   ----------------
                            Standard-form Contract Conditions time unit (30 sec)

               for the remaining time:             60 SEC * 1 TU
                                                   -------------
                            Standard-form Contract Conditions time unit (60 sec)

          The converted Standard-form Contract Conditions price will then be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.2068 DM/minute

               for the remaining time:             0.1034 DM/minute

          The duration of the connection is measured in seconds.

----------
(1)  TU=1 tariff unit which is at present 0.1034 DM.

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.0373 DM/minute
               for the remaining time:             0.0232 DM/minute

3         REFUND FOR EXPENSES OF TELEKOM SAVED

3.1       Refund for expenses of Telekom services saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.0165 DM/minute
               for the remaining time:             0.0083 DM/minute

3.2       Refund for expenses of the services of other network operators saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1 less a transit charge amounting to 0.0020 DM/minute for expenses saved of FirstMark. The refund will be:

               Monday to Friday  9 a.m. - 6 p.m.:  0.0145 DM/minute
               for the remaining time:             0.0063 DM/minute

4         INVOICE

          The following figures are applied on the invoice:

4.1       Invoicing of Telekom services

               Monday to Friday  9 a.m. - 6 p.m.:  0.1530 DM/minute
                                                   (0.0782 EUR/minute)(1)
               for the remaining time:             0.0719 DM/minute
                                                   (0.0368 EUR/minute)

4.2       Invoicing of services of other network operators

               Monday to Friday  9 a.m. - 6 p.m.:  0.1550 DM/minute
                                                   (0.0792 EUR/minute)
               for the remaining time:             0.0739 DM/minute
                                                   (0.0378 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimals points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.11
                 CONNECTIONS TO THE SERVICE 0700 OF TELEKOM AND
                 TO THE SERVICE 0700 OF OTHER NETWORK OPERATORS
                       VALID FROM 01/04/2000 TO 31/03/2001

1         PRICE

          For the service Telekom-O.11, FirstMark will pay Telekom the following listed prices.

          The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied on working days in the time from 6 p.m. to 9 a.m. and Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.1       PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

1.1.1     Prices for connections to Telekom services:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.1730 DM/minute         0.0842 DM/minute
                              (0.0885 EUR/minute)      (0.0431 EUR/minute)(1)
          II                  0.1609 DM/minute         0.0775 DM/minute
                              (0.0823 EUR/minute)      (0.0396 EUR/minute)
          III                 0.1523 DM/minute         0.0746 DM/minute
                              (0.0783 EUR/minute)      (0.0381 EUR/minute)
          IV                  0.1454 DM/minute         0.0675 DM/minute
                              (0.0743 EUR/minute)      (0.0345 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimals.

                    Interconnection Contract with FirstMark
                                  Confidential


1.1.2     Prices for connections to other network operators services:

          TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
          -----------         -----------              ---------------
          I                   0.1750 DM/minute         0.0862 DM/minute
                              (0.0895 EUR/minute)      (0.0441 EUR/minute)(1)
          II                  0.1629 DM/minute         0.0795 DM/minute
                              (0.0833 EUR/minute)      (0.0406 EUR/minute)
          III                 0.1552 DM/minute         0.0766 DM/minute
                              (0.0794 EUR/minute)      (0.0392 EUR/minute)
          IV                  0.1474 DM/minute         0.0695 DM/minute
                              (0.0754 EUR/minute)      (0.0355 EUR/minute)

1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          Up to the point of time at which through the implementation of the carrier selection phase II the selection of the connection network operator for connection to value-added services is suppressed, the following prices will be applied:

1.2.1     Prices to Telekom services:

          TARIFF AREA         PEAK TARIFF                OFF-PEAK TARIFF
          ------------        -----------                ---------------
          I - IV              0.1476 DM/minute           0.0675 DM/minute
                              (0.0755 EUR/minute)        (0.0345 EUR/minute)

1.2.2     Prices to other network operators services:

          TARIFF AREA         PEAK TARIFF                OFF-PEAK TARIFF
          ------------        -----------                ---------------
          I - IV              0.1496 DM/minute           0.0695 DM/minute
                              (0.0765 EUR/minute)        (0.0355 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2         CALCULATION OF THE PRICES

          The price for service Telekom-O-11 is calculated according to the following formula:

               Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
          -    expenses saved for the transport service of Telekom
          -    expenses saved for invoicing/demands of Telekom
               -----------------------------------------------------------------
          =     Price for the service Telekom-O.11

2.1       PRICE OF THE VALUE-ADDED SERVICE

          For connections to the service 0700 of Telekom and to the service 0700 of other network operators, the General Terms and Condition of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

               Peak-tariff.                        60 SEC * 1 TU(1)
                                                   ----------------
                            Standard-form Contract Conditions time unit (30 sec)

               Off-Peak tariff:                    60 SEC * 1 T
                                                   ------------
                            Standard-form Contract Conditions time unit (60 sec)

          The converted Standard-form Contract Conditions price will then be:

               Peak-tariff:                        0.2066 DM/minute

               Off-peak tariff:                    0.1033 DM/minute

          The duration of the connection is measured in seconds.

----------
(1) TU=1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       EXPENSES SAVED FOR THE TRANSPORT SERVICE OF TELEKOM

          Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to Telekom. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expenses saved for the transport will be from implementation of the carrier selection phase II:

          The refund for the transport will be determined on the basis of the prices for the service Telekom-B.2. It will be:

          TARIFF AREA         PEAK TARIFF               OFF-PEAK TARIFF
          -----------         -----------               ---------------
          I                   0.0171 DM/connection      0.0108 DM/connection
          II                  0.0292 DM/connection      0.0175 DM/connection
          III                 0.0369 DM/connection      0.0204 DM/connection
          IV                  0.0447 DM/connection      0.0275 DM/connection

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2., tariff area I. It will be:

          PEAK TARIFF       OFF-PEAK TARIFF
          -----------       ---------------
          0.0425 DM/minute  0.0275 DM/minute

2.3       REFUND FOR EXPENSES OF TELEKOM SAVED

2.3.1     Refund for expenses of Telekom services saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          Peak-tariff             0.0165 DM/minute
          Off-peak tariff         0.0083 DM/minute

2.3.2     Refund for expenses of the services of other network operators saved

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1 less a transit charge amounting to
          0.0020 DM/minute for the expenses saved of FirstMark. The refund will be:

          Peak-tariff             0.0145 DM/minute
          Off-peak tariff         0.0063 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.12
                CONNECTIONS INTO THE ONLINE SERVICE OF FIRSTMARK
                  UNDER THE ACCESS IDENTIFICATION NUMBER 019XX
                       VALID FROM 01/01/2000 TO 29/02/2000

1         PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


          In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          STANDARD TARIFF
          The standard tariff is applied in the time from 9 a.m. to 9 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2         PRICE

          For the establishment of the connection and the maintenance of the connection, the prices determined by regulation decisions will be applied provisionally for this feed service first of all as downpayment for the service B.2.

               TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
               -----------     ---------------           ---------------
               I               0.0197 DM/minute          0.0124 DM/minute
                               (0.01007 EUR/minute)      (0.00634 EUR/minute)
               II              0.0336 DM/minute          0.0202 DM/minute
                               (0.01718 EUR/minute)      (0.01033 EUR/minute)
               III             0.0425 DM/minute          0.0235 DM/minute
                               (0.02173 EUR/minute)      (0.01202 EUR/minute)
               IV              0.0514 DM/minute          0.0316 DM/minute
                               (0.02628 EUR/minute)      (0.01616 EUR/minute)

                    Interconnection Contract with FirstMark
                                  Confidential


          The invoices for the service Telekom-O.12 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

               TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
               -----------     ---------------           ---------------
               I               0.0149 DM/minute          0.0094 DM/minute
                               (0.0076 EUR/minute)       (0.0048 EUR/minute)
               II              0.0254 DM/minute          0.0153 DM/minute
                               (0.0130 EUR/minute)       (0.0078 EUR/minute)
               III             0.0321 DM/minute          0.0178 DM/minute
                               (0.0164 EUR/minute)       (0.0091 EUR/minute)
               IV              0.0388 DM/minute          0.0239 DM/minute
                               (0.0199 EUR/minute)       (0.0122 EUR/minute)

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.12
                CONNECTIONS INTO THE ONLINE SERVICE OF FIRSTMARK
                  UNDER THE ACCESS IDENTIFICATION NUMBER 019XX
                       VALID FROM 01/03/2000 TO 31/01/2000

1         PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

          The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


          In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF

          The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2         PRICE

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this feed service.

               TARIFF AREA      PEAK TARIFF               OFF-PEAK TARIFF
               -----------      -----------               ---------------
               I                0.0171 DM/minute          0.0108 DM/minute
                                (0.0088 EUR/minute)       (0.0055 EUR/minute)(1)
               II               0.0292 DM/minute          0.0175 DM/minute
                                (0.0149 EUR/minute)       (0.0090 EUR/minute)
               III              0.0369 DM/minute          0.0204 DM/minute
                                (0.0189 EUR/minute)       (0.0104 EUR/minute)
               IV               0.0447 DM/minute          0.0275 DM/minute
                                (0.0228 EUR/minute)       (0.0140 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE TELEKOM-O.13
               CONNECTIONS FROM FOREIGN TELEPHONE NETWORKS TO THE
   INTERNATIONAL FREEPHONE SERVICE / UNIVERSAL INTERNATIONAL FREEPHONE SERVICE
                                  (UIFS) OF ICP

          PRICE ADAPTATION CLAUSE

          The prices for the service Telekom-O.13 will be adapted periodically (quarterly).

          For the 3rd quarter of 1999, a reference rate of 2.48859 DM/SDR was taken as basis by the RegTP for the calculation for the special drawing rights. For the future determination of the reference figure valid respectively for one quarter, the rate will be determined on 1st and 15th of each month and an arithmetical mean for all rates determined with the quarter concerned.

          As soon as the mean rate of one quarter exceeds or falls short of a range of fluctuation of +/- 1% with respect to the reference rate of the same quarter, adaptation of the prices for the service Teleom-O.13 to the newly determined mean rate will take place. In doing so the adapted prices and the newly determined mean rate will be applied as new reference rate for the services to be invoiced in the following quarter.

1         PRICE STRUCTURE

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the country of origin. The duration of the connection is measured in seconds.

          For the establishment of the connection and the maintenance of the connection, the prices stated in the enclosed "Prices for connection from foreign telephone networks to the International Freephone Service
          (IFS) / Universal International Freephone Service (UFIS) OF ICP" will be applied.

                    Interconnection Contract with FirstMark
                                  Confidential


                  Prices for connections to the IFS/UIFS of ICP
                              VALID FROM 01/12/1999

Egypt                              1.0981 DM/minute       (0.5614 EUR/minute)(1)
Alaska                             0.2602 DM/minute       (0.1330 EUR/minute)
Albania                            0.3860 DM/minute       (0.1974 EUR/minute)
Algeria                            0.5022 DM/minute       (0.2568 EUR/minute)
American Virgin Islands            0.2924 DM/minute       (0.1495 EUR/minute)
American Samoa                     1.8836 DM/minute       (0.9631 EUR/minute)
Andorra                            0.1988 DM/minute       (0.1016 EUR/minute)
Angola                             0.7079 DM/minute       (0.3619 EUR/minute)
Anguilla                           1.4238 DM/minute       (0.7280 EUR/minute)
Antarctic                          0.5261 DM/minute       (0.2690 EUR/minute)
Antigua & Barbuda                  1.6780 DM/minute       (0.8579 EUR/minute)
Equatorial Guinea                  0.9361 DM/minute       (0.4786 EUR/minute)
Argentina                          0.8736 DM/minute       (0.4467 EUR/minute)
Armenia                            1.6090 DM/minute       (0.8227 EUR/minute)
Aruba                              2.2422 DM/minute       (1.1464 EUR/minute)
Ascension                          1.1235 DM/minute       (0.5744 EUR/minute)
Azerbaijan                         0.8059 DM/minute       (0.4121 EUR/minute)
Ethiopia                           1.7127 DM/minute       (0.8757 EUR/minute)
Australia                          0.3354 DM/minute       (0.1715 EUR/minute)
Bahamas                            1.2010 DM/minute       (0.6141 EUR/minute)
Bahrain                            1.3054 DM/minute       (0.6674 EUR/minute)
Bangladesh                         1.0429 DM/minute       (0.5332 EUR/minute)
Barbados                           1.3618 DM/minute       (0.6963 EUR/minute)
Belarus (White Russia)             0.4224 DM/minute       (0.2160 EUR/minute)
Belgium                            0.1347 DM/minute       (0.0689 EUR/minute)
Belize                             1.0671 DM/minute       (0.5456 EUR/minute)
Benin                              1.0952 DM/minute       (0.5600 EUR/minute)
Bermuda                            1.0202 DM/minute       (0.5216 EUR/minute)
Bhutan                             0.6913 DM/minute       (0.3535 EUR/minute)
Bolivia                            2.4291 DM/minute       (1.2420 EUR/minute)
Bosnia-Herzegovina                 0.4735 DM/minute       (0.2421 EUR/minute)
Botswana                           0.9201 DM/minute       (0.4704 EUR/minute)
Brazil                             0.5453 DM/minute       (0.2788 EUR/minute)
British Virgin Islands             2.4408 DM/minute       (1.2480 EUR/minute)
Brunei                             1.7855 DM/minute       (0.9129 EUR/minute)
Bulgaria                           0.4512 DM/minute       (0.2307 EUR/minute)
Burkina Faso                       0.6715 DM/minute       (0.3433 EUR/minute)
Burundi                            0.6565 DM/minute       (0.3357 EUR/minute)
Chile                              1.0437 DM/minute       (0.5336 EUR/minute)
China PR                           0.5880 DM/minute       (0.3006 EUR/minute)
Cook Islands                       3.7157 DM/minute       (1.8998 EUR/minute)
Costa Rica                         1.1752 DM/minute       (0.6009 EUR/minute)
Denmark                            0.1237 DM/minute       (0.0632 EUR/minute)
Diego Garcia                            * DM/minute            (* EUR/minute)
Domin. Rep.                        0.8065 DM/minute       (0.4124 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


Dominica                           1.1429 DM/minute       (0.5844 EUR/minute)(1)
Djibouti                           3.3751 DM/minute       (1.7257 EUR/minute)
Ecuador                            1.0234 DM/minute       (0.5233 EUR/minute)
El Salvador                        1.1554 DM/minute       (0.5907 EUR/minute)
Ivory Coast                        1.4295 DM/minute       (0.7309 EUR/minute)
Eritrea                            1.8499 DM/minute       (0.9458 EUR/minute)
Estonia                            0.3289 DM/minute       (0.1682 EUR/minute)
Faroe Islands                      0.6831 DM/minute       (0.3493 EUR/minute)
Falkland Islands                   1.3487 DM/minute       (0.6896 EUR/minute)
Fiji                               1.8616 DM/minute       (0.9518 EUR/minute)
Finland                            0.3684 DM/minute       (0.1884 EUR/minute)
France                             0.1215 DM/minute       (0.0621 EUR/minute)
Guiana, French                     0.5802 DM/minute       (0.2967 EUR/minute)
Polynesia, French                  1.0624 DM/minute       (0.5432 EUR/minute)
Gabun                              1.1192 DM/minute       (0.5722 EUR/minute)
Gambia                             1.1352 DM/minute       (0.5804 EUR/minute)
Georgia                            1.1270 DM/minute       (0.5762 EUR/minute)
Ghana                              0.9807 DM/minute       (0.5014 EUR/minute)
Gibraltar                          0.7919 DM/minute       (0.4049 EUR/minute)
Grenada                            1.9056 DM/minute       (0.9743 EUR/minute)
Greece                             0.2336 DM/minute       (0.1194 EUR/minute)
Greenland                          1.2160 DM/minute       (0.6217 EUR/minute)
Great Britain                      0.3583 DM/minute       (0.1832 EUR/minute)
Guadeloupe                         0.5802 DM/minute       (0.2967 EUR/minute)
Guam                               0.4725 DM/minute       (0.2416 EUR/minute)
Guantanamo                         3.6479 DM/minute       (1.8651 EUR/minute)
Guatemala                          1.2026 DM/minute       (0.6149 EUR/minute)
Guinea                             1.1328 DM/minute       (0.5792 EUR/minute)
Guinea-Bissau                      1.9774 DM/minute       (1.0110 EUR/minute)
Guyana                             1.8059 DM/minute       (0.9233 EUR/minute)
Haiti                              3.5101 DM/minute       (1.7947 EUR/minute)
Hawaii Islands                     0.3956 DM/minute       (0.2023 EUR/minute)
Honduras                           1.0973 DM/minute       (0.5610 EUR/minute)
Hongkong                           0.2588 DM/minute       (0.1323 EUR/minute)
India                              1.5296 DM/minute       (0.7821 EUR/minute)
Indonesia                          0.9261 DM/minute       (0.4735 EUR/minute)
Iraq                               2.7215 DM/minute       (1.3915 EUR/minute)
Iran                               1.6489 DM/minute       (0.8431 EUR/minute)
Ireland                            0.2344 DM/minute       (0.1198 EUR/minute)
Iceland                            0.3933 DM/minute       (0.2011 EUR/minute)
Israel                             0.3860 DM/minute       (0.1974 EUR/minute)
Italy                              0.1364 DM/minute       (0.0697 EUR/minute)
Jamaica                            1.5557 DM/minute       (0.7954 EUR/minute)
Japan                              0.6676 DM/minute       (0.3413 EUR/minute)
Yemen, Arab. Rep.                  1.7122 DM/minute       (0.8754 EUR/minute)
Jordan                             1.3870 DM/minute       (0.7092 EUR/minute)
Yugoslavia                         0.3796 DM/minute       (0.1941 EUR/minute)
Cambodia                           3.1596 DM/minute       (1.6155 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


Cameroon                           1.3941 DM/minute       (0.7128 EUR/minute)
Canada                             0.1568 DM/minute       (0.0802 EUR/minute)
Cape Verde                         3.2413 DM/minute       (1.6573 EUR/minute)
Kazakhstan                         0.8568 DM/minute       (0.4381 EUR/minute)
Qatar                              0.9528 DM/minute       (0.4872 EUR/minute)
Cayman Islands                     0.9153 DM/minute       (0.4680 EUR/minute)
Kenya                              1.4076 DM/minute       (0.7197 EUR/minute)
Kyrgyzstan                         2.1137 DM/minute       (1.0807 EUR/minute)
Kiribati                           1.6584 DM/minute       (0.8479 EUR/minute)
Colombia                           0.8058 DM/minute       (0.4120 EUR/minute)
Comoros                            1.6480 DM/minute       (0.8426 EUR/minute)
Congo                              2.5725 DM/minute       (1.3153 EUR/minute)
Korea Rep.                         1.4715 DM/minute       (0.7524 EUR/minute)
Korea                              0.5425 DM/minute       (0.2774 EUR/minute)
Croatia                            0.3898 DM/minute       (0.1993 EUR/minute)
Cuba                               1.2453 DM/minute       (0.6367 EUR/minute)
Kuwait                             1.4357 DM/minute       (0.7341 EUR/minute)
Laos                               1.5365 DM/minute       (0.7856 EUR/minute)
Lesotho                            0.5860 DM/minute       (0.2996 EUR/minute)
Latvia                             0.5111 DM/minute       (0.2613 EUR/minute)
Lebanon                            1.1028 DM/minute       (0.5639 EUR/minute)
Liberia                            0.8398 DM/minute       (0.4294 EUR/minute)
Libya                              0.6679 DM/minute       (0.3415 EUR/minute)
Lithuania                          0.4119 DM/minute       (0.2106 EUR/minute)
Luxembourg                         0.1492 DM/minute       (0.0763 EUR/minute)
Macao                              1.0284 DM/minute       (0.5258 EUR/minute)
Madagascar                         1.3523 DM/minute       (0.6914 EUR/minute)
Malawi                             0.7024 DM/minute       (0.3591 EUR/minute)
Malaysia                           0.8371 DM/minute       (0.4280 EUR/minute)
Maldives                           1.2584 DM/minute       (0.6434 EUR/minute)
Mali                               1.4247 DM/minute       (0.7284 EUR/minute)
Malta                              0.3375 DM/minute       (0.1726 EUR/minute)
Marianes                           1.6039 DM/minute       (0.8201 EUR/minute)
Marocco                            0.6111 DM/minute       (0.3125 EUR/minute)
Marshall Islands                   1.3751 DM/minute       (0.7031 EUR/minute)
Martinique                         0.5802 DM/minute       (0.2967 EUR/minute)
Mauritania                         0.8981 DM/minute       (0.4592 EUR/minute)
Mauritius                          1.2588 DM/minute       (0.6436 EUR/minute)
Mayotte                            0.7073 DM/minute       (0.3616 EUR/minute)
Macedonia                          0.7318 DM/minute       (0.3742 EUR/minute)
Mexico                             0.6299 DM/minute       (0.3221 EUR/minute)
Micronesia                         2.0743 DM/minute       (1.0606 EUR/minute)
Moldavia                           0.5436 DM/minute       (0.2779 EUR/minute)
Monaco                             0.1570 DM/minute       (0.0803 EUR/minute)
Mongolia PR                        1.5040 DM/minute       (0.7690 EUR/minute)
Montserrat                         2.3899 DM/minute       (1.2219 EUR/minute)
Mozambique                         1.2519 DM/minute       (0.6401 EUR/minute)
Myanmar (=Burma)                   1.5255 DM/minute       (0.7800 EUR/minute)

Namibia                            0.6254 DM/minute       (0.3198 EUR/minute)(1)
Nauru                              3.8195 DM/minute       (1.9529 EUR/minute)
Nepal                              1.9106 DM/minute       (0.9769 EUR/minute)
New Caledonia                      3.2240 DM/minute       (1.6484 EUR/minute)
New Zealand                        0.6657 DM/minute       (0.3404 EUR/minute)
Nicaragua                          1.3386 DM/minute       (0.6844 EUR/minute)
Netherlands Antilles               1.2223 DM/minute       (0.6250 EUR/minute)
Netherlands                        0.1088 DM/minute       (0.0556 EUR/minute)
Niger                              2.1757 DM/minute       (1.1124 EUR/minute)
Nigeria                            1.8342 DM/minute       (0.9378 EUR/minute)
Niue                               2.8259 DM/minute       (1.4449 EUR/minute)
Norfolk Island                     2.2940 DM/minute       (1.1729 EUR/minute)
Norway                             0.1778 DM/minute       (0.0909 EUR/minute)
Oman                               1.4675 DM/minute       (0.7503 EUR/minute)
Austria                            0.1978 DM/minute       (0.1011 EUR/minute)
Pakistan                           2.0203 DM/minute       (1.0330 EUR/minute)
Palau (=Belau)                     3.6252 DM/minute       (1.8535 EUR/minute)
Panama                             1.5379 DM/minute       (0.7863 EUR/minute)
Papua New Guinea                   1.3143 DM/minute       (0.6720 EUR/minute)
Paraguay                           2.5547 DM/minute       (1.3062 EUR/minute)
Peru                               0.8335 DM/minute       (0.4262 EUR/minute)
Philippines                        0.8157 DM/minute       (0.4171 EUR/minute)
Poland                             0.3289 DM/minute       (0.1682 EUR/minute)
Portugal                           0.2726 DM/minute       (0.1394 EUR/minute)
Puerto Rico                        0.4501 DM/minute       (0.2301 EUR/minute)
Reunion                            0.7073 DM/minute       (0.3616 EUR/minute)
Ruanda                             2.0040 DM/minute       (1.0246 EUR/minute)
Romania                            0.4184 DM/minute       (0.2139 EUR/minute)
Russia                             0.3406 DM/minute       (0.1741 EUR/minute)
Salomones                          1.4042 DM/minute       (0.7180 EUR/minute)
Zambia                             1.0490 DM/minute       (0.5363 EUR/minute)
Samoa                              3.7028 DM/minute       (1.8932 EUR/minute)
San Marino                         0.5290 DM/minute       (0.2705 EUR/minute)
Sao Tome & Principe                1.9774 DM/minute       (1.0110 EUR/minute)
Saudi Arabia                       1.8882 DM/minute       (0.9654 EUR/minute)
Sweden                             0.3607 DM/minute       (0.1844 EUR/minute)
Switzerland                        0.1215 DM/minute       (0.0621 EUR/minute)
Senegal                            1.2143 DM/minute       (0.6209 EUR/minute)
Seychelles                         1.3269 DM/minute       (0.6784 EUR/minute)
Sierra Leone                       0.7203 DM/minute       (0.3683 EUR/minute)
Zimbabwe                           0.6546 DM/minute       (0.3347 EUR/minute)
Singapore                          0.9184 DM/minute       (0.4696 EUR/minute)
Slovakian Republic                 0.3135 DM/minute       (0.1603 EUR/minute)
Slovenia                           0.3413 DM/minute       (0.1745 EUR/minute)
Somalia                            1.6193 DM/minute       (0.8279 EUR/minute)
Spain                              0.1483 DM/minute       (0.0758 EUR/minute)
Sri Lanka                          1.5982 DM/minute       (0.8171 EUR/minute)
St. Helena                         1.7846 DM/minute       (0.9125 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

St. Kitts                          2.3899 DM/minute       (1.2219 EUR/minute)(1)
St. Lucia                          2.5150 DM/minute       (1.2859 EUR/minute)
St. Pierre & Miquel                0.5802 DM/minute       (0.2967 EUR/minute)
St. Vincent                        2.5795 DM/minute       (1.3189 EUR/minute)
South Africa                       0.7756 DM/minute       (0.3966 EUR/minute)
Sudan                              1.4128 DM/minute       (0.7224 EUR/minute)
Suriname                           1.5812 DM/minute       (0.8085 EUR/minute)
Swaziland                          1.4958 DM/minute       (0.7648 EUR/minute)
Syria                              2.2167 DM/minute       (1.1334 EUR/minute)
Tajikistan                         2.1495 DM/minute       (1.0990 EUR/minute)
Taiwan (China Rep.)                0.5433 DM/minute       (0.2778 EUR/minute)
Tanzania                           1.4321 DM/minute       (0.7322 EUR/minute)
Thailand                           0.7573 DM/minute       (0.3872 EUR/minute)
Togo                               1.3792 DM/minute       (0.7052 EUR/minute)
Tonga                              1.4280 DM/minute       (0.7301 EUR/minute)
Trinidad and Tobago                1.1645 DM/minute       (0.5954 EUR/minute)
Tristan da Cunha                        * DM/minute            (* EUR/minute)
Chad                               0.8344 DM/minute       (0.4266 EUR/minute)
Czech Republic                     0.3265 DM/minute       (0.1669 EUR/minute)
Tunisia                            0.5818 DM/minute       (0.2975 EUR/minute)
Turkey                             0.4407 DM/minute       (0.2253 EUR/minute)
Turkmenistan                       1.6288 DM/minute       (0.8328 EUR/minute)
Turks and Caicos Islands           2.4107 DM/minute       (1.2326 EUR/minute)
Tuvalu                             3.3110 DM/minute       (1.6929 EUR/minute)
Uganda                             0.6598 DM/minute       (0.3374 EUR/minute)
Ukraine                            0.4661 DM/minute       (0.2383 EUR/minute)
Hungary                            0.2643 DM/minute       (0.1351 EUR/minute)
Uruguay                            1.0485 DM/minute       (0.5361 EUR/minute)
U.S.A.                             0.1756 DM/minute       (0.0898 EUR/minute)
Uzbekistan                         1.6769 DM/minute       (0.8574 EUR/minute)
Vanuatu                            1.5168 DM/minute       (0.7755 EUR/minute)
Venezuela                          0.9677 DM/minute       (0.4948 EUR/minute)
United Arab Emirates               0.6566 DM/minute       (0.3357 EUR/minute)
Vietnam                            1.6911 DM/minute       (0.8646 EUR/minute)
Wallis and Futuna                  1.9023 DM/minute       (0.9726 EUR/minute)
Zaire                              2.2799 DM/minute       (1.1657 EUR/minute)
Central African Rep.               3.4532 DM/minute       (1.7656 EUR/minute)
Cyprus                             0.5810 DM/minute       (0.2971 EUR/minute)

                                               * Telephone traffic not opend.

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

                    Interconnection Contract with FirstMark
                                  Confidential

                    Interconnection Contract with FirstMark
                                  Confidential

      Telephone traffic not opened

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.1
        CONNECTIONS TO THE EMERGENCY ENQUIRIES (AGREED BETWEEN FIRSTMARK
                         AND THE EMERGENCY CALL BODIES)
                       VALID FROM 01/01/2000 TO 29/02/2000

1         PRICE FOR EMERGENCY CONNECTIONS

1.1       Price Structure

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed at the emergency enquiry point. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


          Allotted to the TARIFF AREA IV are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          STANDARD TARIFF
          The standard tariff is applied in the time from 9 a.m. to 9 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

1.2       Price

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied first of all as downpayment for the service Telekom-B.1.

               TARIFF AREA       STANDARD TARIFF           OFF-PEAK TARIFF
               -----------       ---------------           ---------------
               I                 0.0197 DM/minute          0.0124 DM/minute
                                 (0.01007 EUR/minute)      (0.00634 EUR/minute)
               II                0.0336 DM/minute          0.0202 DM/minute
                                 (0.01718 EUR/minute)      (0.01033 EUR/minute)
               III               0.0425 DM/minute          0.0235 DM/minute
                                 (0.02173 EUR/minute)      (0.01202 EUR/minute)
               IV                0.0514 DM/minute          0.0316 DM/minute
                                 (0.02628 EUR/minute)      (0.01616 EUR/minute)

                    Interconnection Contract with FirstMark
                                  Confidential


          The invoices for the service Telekom-Z.1 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

          TARIFF AREA         STANDARD TARIFF           OFF-PEAK TARIFF
          -----------         ---------------           ---------------
          I                   0.0149 DM/minute          0.0094 DM/minute
                              (0.0076 EUR/minute)       (0.0048 EUR/minute)1
          II                  0.0254 DM/minute          0.0153 DM/minute
                              (0.0130 EUR/minute)       (0.0078 EUR/minute)
          III                 0.0321 DM/minute          0.0178 DM/minute
                              (0.0164 EUR/minute)       (0.0091 EUR/minute)
          IV                  0.0388 DM/minute          0.0239 DM/minute
                              (0.0199 EUR/minute)       (0.0122 EUR/minute)

2 PRICE FOR THE INITIAL PROVISION OF EMERGENCY CALL CODING AND REPORT OF ALTERATION TO EMERGENCY CALL CODE

          Initial provision per local network
          (one-off payment)                        18.11 DM/local network
                                                   (9.26 EUR/local network)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.1
        CONNECTIONS TO THE EMERGENCY ENQUIRIES (AGREED BETWEEN FIRSTMARK
                         AND THE EMERGENCY CALL BODIES)
                       VALID FROM 01/03/2000 TO 31/03/2000

1         PRICE FOR EMERGENCY CONNECTIONS

1.1       Price Structure

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed at the emergency enquiry point. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


          Allotted to the TARIFF AREA IV are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF

          The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.2       Price

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this timing service.

               TARIFF AREA      PEAK TARIFF               OFF-PEAK TARIFF
               -----------      -----------               ---------------
               I                0.0171 DM/minute          0.0108 DM/minute
                                (0.0088 EUR/minute)       (0.0055 EUR/minute)(1)
               II               0.0292 DM/minute          0.0175 DM/minute
                                (0.0149 EUR/minute)       (0.0090 EUR/minute)
               III              0.0369 DM/minute          0.0204 DM/minute
                                (0.0189 EUR/minute)       (0.0104 EUR/minute)
               IV               0.0447 DM/minute          0.0275 DM/minute
                                (0.0228 EUR/minute)       (0.0140 EUR/minute)

2 PRICE FOR THE INITIAL PROVISION OF EMERGENCY CALL CODING AND REPORT OF ALTERATION TO EMERGENCY CALL CODE

          Initial provision per local network
          (one-off payment)                        18.11 DM/local network
                                                   (9.26 EUR/local network)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.1
        CONNECTIONS TO THE EMERGENCY ENQUIRIES (AGREED BETWEEN FIRSTMARK
                         AND THE EMERGENCY CALL BODIES)
                       VALID FROM 01/04/2000 TO 31/01/2001

1         PRICE FOR EMERGENCY CONNECTIONS

1.1       Price Structure

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (loi) and the distance measuring point of the local network area at which the connections are timed at the emergency enquiry point. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

          Connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are timed for emergency enquiry points in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF

          The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.2       Price

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this timing service.

               TARIFF AREA      PEAK TARIFF               OFF-PEAK TARIFF
               -----------      -----------               ---------------
               I                0.0171 DM/minute          0.0108 DM/minute
                                (0.0088 EUR/minute)       (0.0055 EUR/minute)(1)
               II               0.0292 DM/minute          0.0175 DM/minute
                                (0.0149 EUR/minute)       (0.0090 EUR/minute)
               III              0.0369 DM/minute          0.0204 DM/minute
                                (0.0189 EUR/minute)       (0.0104 EUR/minute)
               IV               0.0447 DM/minute          0.0275 DM/minute
                                (0.0228 EUR/minute)       (0.0140 EUR/minute)

2 PRICE FOR THE INITIAL PROVISION OF EMERGENCY CALL CODING AND REPORT OF ALTERATION TO EMERGENCY CALL CODE

          Initial provision per local network
          (one-off payment)                           18.11 DM/local network
                                                      (9.26 EUR/local network)

          Modification of the emergency call code     42.08 DM/local network
                                                      (21.52 EUR/local network)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.2
                 CONNECTIONS TO ANNOUNCEMENT SERVICE OF TELEKOM
                       VALID FROM 01/01/2000 TO 29/02/2000

1         Price Structure

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection) and the distance measuring point of the local network area at which the connections are timed by the announcement service of Telekom. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are timed by the announcement service in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

          Connections which are timed by the announcement service in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          STANDARD TARIFF
          The standard tariff is applied in the time from 9 a.m. to 9 p.m.

          OFF-PEAK TARIFF
          The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2         PRICE

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied first of all as downpayment for the service Telekom-B.1.

               TARIFF AREA     STANDARD TARIFF           OFF-PEAK TARIFF
               -----------     ---------------           ---------------
               I               0.0197 DM/minute          0.0124 DM/minute
                               (0.01007 EUR/minute)      (0.00634 EUR/minute)(1)
               II              0.0336 DM/minute          0.0202 DM/minute
                               (0.01718 EUR/minute)      (0.01033 EUR/minute)
               III             0.0425 DM/minute          0.0235 DM/minute
                               (0.02173 EUR/minute)      (0.01202 EUR/minute)
               IV              0.0514 DM/minute          0.0316 DM/minute
                               (0.02628 EUR/minute)      (0.01616 EUR/minute)

          The invoices for the service Telekom-Z.2 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. Telekom will pay FirstMark the respective difference.

               TARIFF AREA      STANDARD TARIFF           OFF-PEAK TARIFF
               -----------      ---------------           ---------------
               I                0.0149 DM/minute          0.0094 DM/minute
                                (0.0076 EUR/minute)       (0.0048 EUR/minute)
               II               0.0254 DM/minute          0.0153 DM/minute
                                (0.0130 EUR/minute)       (0.0078 EUR/minute)
               III              0.0321 DM/minute          0.0178 DM/minute
                                (0.0164 EUR/minute)       (0.0091 EUR/minute)
               IV               0.0388 DM/minute          0.0239 DM/minute
                                (0.0199 EUR/minute)       (0.0122 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.2
                 CONNECTIONS TO ANNOUNCEMENT SERVICE OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/01/2001

1         PRICE STRUCTURE

          Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

1.1 The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection) and the distance measuring point of the local network area at which the connections are timed by the announcement service of Telekom. The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area in which the connections are transferred.

          Connections which are timed by the announcement service in the telephone network of Telekom in the local network area which border directly on the local network area in which the connections are transferred.

          Connections which are timed by the announcement service in the telephone network of Telekom in the local network areas which are at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which area at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which are at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are timed by the announcement service in the telephone network of Telekom in the local network area which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

          PEAK TARIFF
          The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

          OFF-PEAK TARIFF

          The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2         PRICE

          For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this timing service.

               TARIFF AREA      PEAK TARIFF               OFF-PEAK TARIFF
               -----------      -----------               ---------------
               I                0.0171 DM/minute          0.0108 DM/minute
                                (0.0088 EUR/minute)       (0.0055 EUR/minute)(1)
               II               0.0292 DM/minute          0.0175 DM/minute
                                (0.0149 EUR/minute)       (0.0090 EUR/minute)
               III              0.0369 DM/minute          0.0204 DM/minute
                                (0.0189 EUR/minute)       (0.0104 EUR/minute)
               IV               0.0447 DM/minute          0.0275 DM/minute
                                (0.0228 EUR/minute)       (0.0140 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimals.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.3
                  CONNECTIONS TO INFORMATION SERVICE OF TELEKOM
                             VALID UNTIL 29/02/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the Telekom information service, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

          FOR NATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU(1)) +     30 SEC * 1 TU
                                                                             -------------
                          Standard-form Contract Conditions time unit (3.8 sec)

      FOR INTERNATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU) +        60 SEC * 1  TU
                                                                             --------------
                          Standard-form Contract Conditions time unit (3.8 sec)

          The converted Standard-form Contract Conditions price will then be:

          o     for national information:           1.6578 DM/minute
          o     for international information:      2.4812 DM/minute

          The duration of the connection is measured in seconds.

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection is measured in seconds:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be:

          STANDARD TARIFF         OFF-PEAK TARIFF
          ---------------         ---------------
          0.0429 DM/minute        0.0267 DM/minute

----------
(1)  TU=1 tariff unit which is at present 0.1043 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          o     for national information:           0.1326 DM/minute
          o     for international information:      0.1985 DM/minute

4         INVOICE

          The following figures will be applied in the invoice at present:


                                             STANDARD TARIFF           OFF-PEAK TARIFF
                                             ---------------           ---------------
          for the national information       1.4823 DM/minute          1.4985 DM/minute
                                             (0.7579 EUR/minute)       (0.7662 EUR/minute)(1)

          for the international information  2.2398 DM/minute          2.2560 DM/minute
                                            (1.1452 EUR/minute)        (1.1535 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.3
                  CONNECTIONS TO INFORMATION SERVICE OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/03/2000

1         STANDARD-FORM CONTRACT CONDITIONS PRICE

          For connections to the Telekom information service, the General Terms and Condition of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

          FOR NATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU(1))+      30 SEC * 1 TU
                                                                             -------------
                           Standard-form Contract Conditions time unit (3.8 sec)

          FOR INTERNATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU)+         60 SEC * 1 TU
                                                                             -------------
                           Standard-form Contract Conditions time unit (3.8 sec)

          The converted Standard-form Contract Conditions price will then be:

          o     for national information:           1.6578 DM/minute
          o     for international information:      2.4812 DM/minute

          The duration of the connection is measured in seconds.

2         REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of connection is measured in seconds:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be:

          PEAK TARIFF       OFF-PEAK TARIFF
          -----------       ---------------
          0.0373 DM/minute  0.0232 DM/minute

----------
(1)  TU=1 tariff unit which is at present 0.1043 DM.

3         REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

          o     for national information:           0.1326 DM/minute
          o     for international information:      0.1985 DM/minute

4         INVOICE

          The following figures will be applied in the invoice at present:


                                             PEAK TARIFF               OFF-PEAK TARIFF
                                             -----------               ---------------
          for the national information       1.4879 DM/minute          1.5020 DM/minute
                                             (0.7608 EUR/minute)       (0.7680 EUR/minute)1

          for the international information  2.2454 DM/minute          2.2595 DM/minute
                                             (1.1481 EUR/minute)       (1.1553 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.3
                  CONNECTIONS TO INFORMATION SERVICE OF TELEKOM
                       VALID FROM 01/04/2000 TO 31/05/2000

1         PRICE

          For the service Telekom-Z.3, FirstMark will pay Telekom the following listed prices.

          For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

          PEAK TARIFF
          The peak tariff will be applied on workdays between 9 a.m. and 6 p.m.

          OFF-PEAK
          The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

          The following figures will be applied in the invoice at present:

          For the national information

               PEAK TARIFF                   OFF-PEAK TARIFF
               -----------                   ---------------
               1.4812 DM/minute              1.4962 DM/minute
               (0.7573 EUR/minute)           (0.7650 EUR/minute)1

          For the international information

               PEAK TARIFF                   OFF-PEAK TARIFF
               -----------                   ---------------
               2.2381DM/minute               2.2531 DM/minute
               (1.1443 EUR/minute)                 (1.1520 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimals.

                    Interconnection Contract with FirstMark
                                  Confidential


2         CALCULATION OF THE PRICES

          The price for the service Telekom-Z.3 is calculated according to the following formula:

          Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
          -    expenses saved for the transport service of Telekom
          -    expenses saved for invoicing/demands of Telekom
               -----------------------------------------------------------------
          =    Price for the service Telekom-Z.3

2.3       PRICE OF THE SERVICE

          For connections to the information service of Telekom, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

          FOR NATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU(1))+      30 SEC * 1 TU
                                                                             -------------
                          Standard-form Contract Conditions time unit (3.8 sec)

          FOR INTERNATIONAL INFORMATION:

          Standard-form Contract Conditions price/connection (8 TU)+         60 SEC * 1 TU
                                                                             -------------
                          Standard-form Contract Conditions time unit (3.8 sec)

          The converted Standard-form Contract Conditions price will then be:

          o     for national information:           1.6562 DM/minute
          o     for international information:      2.4789 DM/minute

          The duration of the connection is measured in seconds.

----------
(1) TU=1 tariff unit which is at present 0.1042 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       SAVED EXPENSES FOR THE TRANSPORT SERVICE OF TELEKOM

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

          PEAK TARIFF       OFF-PEAK TARIFF
          -----------       ---------------
          0.0425 DM/minute  0.0275 DM/minute

2.3       REFUND FOR EXPENSES OF TELEKOM SAVED

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

          for national information:           0.1325 DM/minute
          for international information:      0.1983 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-Z.3
                  CONNECTIONS TO INFORMATION SERVICE OF TELEKOM
                              VALID FROM 01/06/2000

1         PRICE

          For the service Telekom-Z.3, FirstMark will pay Telekom the following listed prices.

          For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

          PEAK TARIFF
          The peak tariff will be applied on workdays between 9 a.m. and 6 p.m.

          OFF-PEAK
          The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

1.1       PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          The following figures will be applied in the invoice:

          For the national information in German, English and Turkish:

          TARIFF AREA          PEAK TARIFF                OFF-PEAK TARIFF
          -----------          -----------                ---------------
          I                    1.5066 DM/minute           1.5129 DM/minute
                               (0.7703 EUR/minute)        (0.7735 EUR/minute)(1)
          II                   1.4945 DM/minute           1.5062 DM/minute
                               (0.7641 EUR/minute)        (0.7701) EUR/minute)
          III                  1.4868 DM/minute           1.5033 DM/minute
                               (0.7602 EUR/minute)        (0.7686 EUR/minute)
          IV                   1.4790 DM/minute           1.4962 DM/minute
                               (0.7562 EUR/minute)        (0.7650 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


          For the international information in German:

          TARIFF AREA          PEAK TARIFF                OFF-PEAK TARIFF
          -----------          -----------                ---------------
          I                    2.2635 DM/minute           2.2698 DM/minute
                               (1.1573 EUR/minute)        (1.1605 EUR/minute)(1)
          II                   2.2514 DM/minute           2.2631 DM/minute
                               (1.1511 EUR/minute)        (1.1571) EUR/minute)
          III                  2.2437 DM/minute           2.2602 DM/minute
                               (1.1472 EUR/minute)        (1.1556 EUR/minute)
          IV                   2.2359 DM/minute           2.2531 DM/minute
                               (1.1432 EUR/minute)        (1.1520 EUR/minute)

1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

          The following figures will be applied in the invoice:

          For the national information in German, English and Turkish:

               PEAK TARIFF             OFF-PEAK TARIFF
               -----------             ---------------
               1.4812 DM/minute        1.4962 DM/minute
               (0.7573 EUR/minute)     (0.7650 EUR/minute)

          For the international information in German:

               PEAK TARIFF             OFF-PEAK TARIFF
               -----------             ---------------
               2.2381 DM/minute        2.2531 DM/minute
               (1.1443 EUR/minute)     (1.1520 EUR/minute)

----------
(1)  The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2         CALCULATION OF THE PRICES

          The price for the service Telekom-Z.3 is calculated according to the following formula:

               Price of the value-added service (calculated on the basis of the
               Standard-form Contract Conditions price for the value-added service of Telekom)
          -    expenses saved for the transport service of Telekom
          -    expenses saved for invoicing/demands of Telekom
               -----------------------------------------------------------------
          =    Price for the service Telekom-Z.3

2.1       PRICE OF THE SERVICE

          For connections to the information service of Telekom, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

          for the national information in German, English and Turkish:

          Standard-form Contract Conditions price/connection (8 TU(1))+      30 SEC * 1 TU
                                                                             -------------
                           Standard-form Contract Conditions time unit (3.8 sec)

          for the international information in German:

          Standard-form Contract Conditions price/connection (8 TU)+         60 SEC * 1 TU
                                                                             -------------
                           Standard-form Contract Conditions time unit (3.8 sec)

          The converted Standard-form Contract Conditions price will then be:

          for the national information in German, English and Turkish:

               1.6562 DM/minute

          for the international information in German:

               2.4789 DM/minute

      The duration of the connection is measured in seconds.

----------
(1) TU=1 tariff unit which is at present 0.1042 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2       SAVED EXPENSES FOR THE TRANSPORT SERVICE OF TELEKOM

          FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

          The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

          Allotted to the TARIFF AREA I are:
          connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

          Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA II are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

          Allotted to the TARIFF AREA III are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

          Allotted to the TARIFF AREA IV are:
          connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expense saved for the transport will be from implementation of the carrier selection phase II:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2. The refund will be:

          TARIFF AREA          STANDARD TARIFF             OFF-PEAK TARIFF
          -----------          ---------------             ---------------
          I                    0.0171 DM/minute            0.0108 DM/minute
          II                   0.0292 DM/minute            0.0175 DM/minute
          III                  0.0369 DM/minute            0.0204 DM/minute
          IV                   0.0447 DM/minute            0.0275 DM/minute

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

          The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

          PEAK TARIFF       OFF-PEAK TARIFF
          -----------       ---------------
          0.0425 DM/minute  0.0275 DM/minute

2.3       REFUND FOR EXPENSES SAVED FOR TELEKOM SERVICES

          FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

          For the national information in German, English and Turkish:

               0.1325 DM/minute

          For the international information in German:

               0.1983 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                 CONNECTIONS TO THE SERVICE 0190 1-9 OF TELEKOM
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/01/2000 TO 29/02/2000

1     STANDARD-FORM CONTRACT CONDITIONS PRICE

      For connections to the 0190 1-9 service of Telekom, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute and/or to price per connection:

      for the service identification number 0190 1-3, 0190 5: 60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (6 sec)

      for the service identification number 0190 4, 0190 6:   60 SEC * 1 TU(1)
                                                              ----------------
                             Standard-form Contract Conditions time unit (9 sec)

      for the service identification number 0190 7, 0190 9:   60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (3 sec)

      for the service identification number 0190 8:           60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0190 1-3, 0190 5                          1.0430 DM/minute
      0190 4, 0190 6                            0.6953 DM/minute
      0190 7, 0190 9                            2.0860 DM/minute
      0190 8                                    3.1290 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1043 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be:

      STANDARD TARIFF         OFF-PEAK TARIFF
      ---------------         ---------------
      0.0429/minute           0.0267 DM/minute

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 4.5% of the Standard-form Contract Conditions price according to 1 and a refund amounting to 3.5% of the Standard-form Contract Conditions price according to 1 for bad debts. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    INVOICE     EXPENSE SAVED
      --------------------------------------    -------     -------------
      0190 1-3, 0190 5                          4.5 %       0.0469 DM/minute
      0190 4, 0190 6                            4.5 %       0.0313 DM/minute
      0190 7, 0190 9                            4.5 %       0.0939 DM/minute
      0190 8                                    4.5 %       0.1408 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS    BAD DEBT    EXPENSE SAVED
      --------------------------------------    --------    -------------
      0190 1-3, 0190 5                          3.5 %       0.0365 DM/minute
      0190 4, 0190 6                            3.5 %       0.0243 DM/minute
      0190 7, 0190 9                            3.5 %       0.0730 DM/minute
      0190 8                                    3.5 %       0.1095 DM/minute

      FirstMark is entitled within 6 months of receipt of the invoice to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. Telekom will compensate the resulting differential.

                    Interconnection Contract with FirstMark
                                  Confidential

4     INVOICE

      The following figures will be applied in the invoice at present:

      SERVICE
      IDENTIFICATION NOS.        STANDARD TARIFF          OFF-PEAK TARIFF
      -------------------        ---------------          ---------------

      0190 1-3, 0190 5           0.9167 DM/minute         0.9329 DM/minute
                                 (0.4687 EUR/minute)      (0.4770 EUR/minute)(1)
      0190 4, 0190 6             0.5968 DM/minute         0.6130 DM/minute
                                 (0.3051 EUR/minute)      (0.3134 EUR/minute)
      0190 7, 0190 9             1.8762 DM/minute         1.8924 DM/minute
                                 (0.9593 EUR/minute)      (0.9676 EUR/minute)
      0190 8                     2.8358 DM/minute         2.8520 DM/minute
                                 (1.4499 EUR/minute)      (1.4582 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                 CONNECTIONS TO THE SERVICE 0190 1-9 OF TELEKOM
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/03/2000 TO 31/03/2000

1     STANDARD-FORM CONTRACT CONDITIONS PRICE

      For connections to the 0190 1-9 service of Telekom, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

      for the service identification number 0190 1-3, 0190 5: 60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (6 sec)

      for the service identification number 0190 4, 0190 6:   60 SEC * 1 TU(1)
                                                              ----------------
                             Standard-form Contract Conditions time unit (9 sec)

      for the service identification number 0190 7, 0190 9:   60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Condition time unit (3 sec)

      for the service identification number 0190 8:           60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0190 1-3, 0190 5                          1.0430 DM/minute
      0190 4, 0190 6                            0.6953 DM/minute
      0190 7, 0190 9                            2.0860 DM/minute
      0190 8                                    3.1290 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1043 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. It will be:

      PEAK TARIFF             OFF-PEAK TARIFF
      -----------             ---------------
      0.0373/minute           0.0232 DM/minute

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 4.5% of the Standard-form Contract Conditions price according to 1 and a refund amounting to 3.5% of the Standard-form Contract Conditions price according to 1 for bad debts. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    INVOICE     EXPENSE SAVED
      --------------------------------------    -------     -------------
      0190 1-3, 0190 5                          4.5 %       0.0469 DM/minute
      0190 4, 0190 6                            4.5 %       0.0313 DM/minute
      0190 7, 0190 9                            4.5 %       0.0939 DM/minute
      0190 8                                    4.5 %       0.1408 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS    BAD DEBT    EXPENSE SAVED
      --------------------------------------    --------    -------------
      0190 1-3, 0190 5                          3.5 %       0.0365 DM/minute
      0190 4, 0190 6                            3.5 %       0.0243 DM/minute
      0190 7, 0190 9                            3.5 %       0.0730 DM/minute
      0190 8                                    3.5 %       0.1095 DM/minute

      FirstMark is entitled within 6 months of receipt of the invoice to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. Telekom will compensate the resulting differential.

                    Interconnection Contract with FirstMark
                                  Confidential

4     INVOICE

      The following figures will be applied in the invoice at present:

      SERVICE
      IDENTIFICATION NOS.        PEAK TARIFF              OFF-PEAK TARIFF
      -------------------        -----------              ---------------

      0190 1-3, 0190 5           0.9223 DM/minute         0.9364 DM/minute
                                 (0.4716 EUR/minute)      (0.4788 EUR/minute)(1)
      0190 4, 0190 6             0.6024 DM/minute         0.6165 DM/minute
                                 (0.3080 EUR/minute)      (0.3152 EUR/minute)
      0190 7, 0190 9             1.8818 DM/minute         1.8959 DM/minute
                                 (0.9621 EUR/minute)      (0.9694 EUR/minute)
      0190 8                     2.8414 DM/minute         2.8555 DM/minute
                                 (1.4528 EUR/minute)      (1.4600 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                 CONNECTIONS TO THE SERVICE 0190 1-9 OF TELEKOM
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/04/2000 TO 31/01/2001

1     PRICE

      For the service Telekom-Z.4, FirstMark will pay Telekom the following listed prices.

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

1.1   PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      The following prices are applied:

      Service identification number 0190 1-3, 5

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.9415 DM/minute               0.9478 DM/minute
                           (0.4814 EUR/minute)            (0.4846 EUR/minute)(1)
      II                   0.9294 DM/minute               0.9411 DM/minute
                           (0.4752 EUR/minute)            (0.4812) EUR/minute)
      III                  0.9217 DM/minute               0.9382 DM/minute
                           (0.4713 EUR/minute)            (0.4797 EUR/minute)
      IV                   0.9139 DM/minute               0.9311 DM/minute
                           (0.4673 EUR/minute)            (0.4761 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

      Service identification number 0190 4, 6

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.6219 DM/minute               0.6282 DM/minute
                           (0.3180 EUR/minute)            (0.3212 EUR/minute)(1)
      II                   0.6098 DM/minute               0.6215 DM/minute
                           (0.3118 EUR/minute)            (0.3178) EUR/minute)
      III                  0.6021 DM/minute               0.6186 DM/minute
                           (0.3078 EUR/minute)            (0.3163 EUR/minute)
      IV                   0.5943 DM/minute               0.6115 DM/minute
                           (0.3039 EUR/minute)            (0.3127 EUR/minute)

      Service identification number 0190 7, 9

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    1.9002 DM/minute               1.9065 DM/minute
                           (0.9716 EUR/minute)            (0.9748 EUR/minute)
      II                   1.8881 DM/minute               1.8998 DM/minute
                           (0.9654 EUR/minute)            (0.9714) EUR/minute)
      III                  1.8804 DM/minute               1.8696 DM/minute
                           (0.9614 EUR/minute)            (0.9699 EUR/minute)
      IV                   1.8726 DM/minute               1.8898 DM/minute
                           (0.9574 EUR/minute)            (0.9662 EUR/minute)

      Service identification number 0190 8

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    2.8588 DM/minute               2.8651 DM/minute
                           (1.4617 EUR/minute)            (1.4649 EUR/minute)
      II                   2.8467 DM/minute               2.8584 DM/minute
                           (1.4555 EUR/minute)            (1.4615) EUR/minute)
      III                  2.8390 DM/minute               2.8555 DM/minute
                           (1.4516 EUR/minute)            (1.4600 EUR/minute)
      IV                   2.8312 DM/minute               2.8484 DM/minute
                           (1.4476 EUR/minute)            (1.4454 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      Tariff zone I

      SERVICE
      IDENTIFICATION NO.      PEAK TARIFF             OFF-PEAK TARIFF
      ------------------      -----------             ---------------

      0190 1-3, 5             0.9161 DM/minute        0.9311 DM/minute
                              (0.4684 EUR/minute)     (0.4761 EUR/minute)(1)
      0190 4, 6               0.5965 DM/minute        0.6115 DM/minute
                              (0.3050 EUR/minute)     (0.3127 EUR/minute)
      0190 7, 9               1.8748 DM/minute        1.8898 DM/minute
                              (0.9586 EUR/minute)     (0.9662 EUR/minute)
      0190 8                  2.8334 DM/minute        2.8484 DM/minute
                              (1.4487 EUR/minute)     (1.4564 EUR/minute)

2     CALCULATION OF THE PRICES

      The price for the service Telekom-Z-4 is calculated according to the following formula:

      Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.4

2.1   PRICE OF THE SERVICE

      For connections to the 0190 1-9 service of Telekom, the General Terms and Condition of Telekom are applicable in their respective current version. The prices shown in them will be converted as follows into minute prices:

      for the service identification number 0190 1-3, 0190 5: 60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (6 sec)

      for the service identification number 0190 4, 0190 6:   60 SEC * 1 TU(2)
                                                              ----------------
                             Standard-form Contract Conditions time unit (9 sec)

----------
(1)   The prices in EUR are rounded off to four decimal places.
(2)   1 TU = 1 tariff unit which at present is 0.1042 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      for the service identification number 0190 7, 0190 9:   60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (3 sec)

      for the service identification number 0190 8:           60 SEC * 1 TU
                                                              -------------
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0190 1-3, 0190 5                          1.0420 DM/minute
      0190 4, 0190 6                            0.6947 DM/minute
      0190 7, 0190 9                            2.0840 DM/minute
      0190 8                                    3.1260 DM/minute

      The duration of the connection is measured in seconds.

2.2   EXPENSES SAVED FOR THE TRANSPORT SERVICE OF TELEKOM

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expense saved for the transport will be from implementation of the carrier selection phase II:

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/minute            0.0108 DM/minute
      II                   0.0292 DM/minute            0.0175 DM/minute
      III                  0.0369 DM/minute            0.0204 DM/minute
      IV                   0.0447 DM/minute            0.0275 DM/minute

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2. The refund will be:

      PEAK TARIFF       OFF-PEAK TARIFF
      -----------       ---------------
      0.0425 DM/minute  0.0275 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

2.3   REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 4.5% of the Standard-form Contract Conditions price according to 2.1 and a refund amounting to 3.5% of the Standard-form Contract Conditions price according to 2.1 for bad debts. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    INVOICE     EXPENSE SAVED
      --------------------------------------    -------     -------------
      0190 1-3, 0190 5                          4.5 %       0.0469 DM/minute
      0190 4, 0190 6                            4.5 %       0.0313 DM/minute
      0190 7, 0190 9                            4.5 %       0.0938 DM/minute
      0190 8                                    4.5 %       0.1407 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS    BAD DEBT    EXPENSE SAVED
      --------------------------------------    --------    -------------
      0190 1-3, 0190 5                          3.5 %       0.0365 DM/minute
      0190 4, 0190 6                            3.5 %       0.0243 DM/minute
      0190 7, 0190 9                            3.5 %       0.0729 DM/minute
      0190 8                                    3.5 %       0.1094 DM/minute

      FirstMark is entitled within 6 months of receipt of the invoice to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. Telekom will compensate the resulting differential.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.5
                       CONNECTIONS TO MOBILE CALL SERVICES
                             VALID UNTIL 29/02/2000

1     CITY CALL

1.1   Standard-form Contract Conditions Price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The Standard-form Contract Conditions prices for connections will be converted as follows into minute prices:

      for the service identification numbers 0162 0-9, 016 82-91:

      Mon - Fri, 9 a.m. - 6 p.m.                            60 SEC * 1 TU(1)
                                                            ----------------
                (Mon - Fri) Standard-form Contract Conditions time unit (20 sec)

      for the remaining time:                               60 SEC * 1 TU
                                                            -------------
                            Standard-form Contract Conditions time unit (30 sec)

      for the service identification number 01695 1-2:      60 SEC * 1 TU
                                                            -------------
                             Standard-form Contract Conditions time unit (5 sec)

      The converted Standard-form Contract Conditions price will then be:

      SERVICE IDENTIFICATION NUMBERS   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0162 0-9, 016 82-91              0.3102 DM/minute        0.2068 DM/minute
      01695 1-2                        1.2408 DM/minute        1.2408 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

1.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0429 DM/minute        0.0267 DM/minute

1.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1.1. The refund will be:

      SERVICE IDENTIFICATION NUMBERS    MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------    ---------------------   --------------
      0162 0-9, 016 82-91               0.0248 DM/minute        0.0165 DM/minute
      01695 1-2                         0.0993 DM/minute        0.0993 DM/minute

1.4   Invoice

      The following figures are applied at present for the invoice:

      SERVICE IDENTIFICATION NUMBERS   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0162 0-9, 016 82-91              0.2425 DM/minute        0.1636 DM/minute
                                       (0.1240 EUR/minute)     (0.0836 EUR/minute)(1)
      01695 1-2                        1.0986 DM/minute        1.1148 DM/minute
                                       (0.5617 EUR/minute)     (0.5700 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

2     QUIX

      VALID FROM 2/08/1999

2.1   Standard-form Contract Conditions Price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices for connections will be converted as follows into minute prices:

      FOR THE SERVICE IDENTIFICATION NUMBERS
      --------------------------------------
      0165 00-08,
      0165 1, 3, 4, 5, 91-93                   60 SEC * 2 TU(1)
                                               ----------------
                            Standard-form Contract Conditions time unit (60 sec)

      0165 6                                   60 SEC * 20 TU
                                               --------------
                            Standard-form Contract Conditions time unit (60 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0165 00-08,
      0165 1, 3, 4, 5 , 91-93                   0.2068 DM/minute
      0165 6                                    2.0680 DM/minute

      The duration of the connection is measured in seconds.

2.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I.

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0429 DM/minute        0.0267 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

2.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      0165 00-08
      0165 1, 3, 4, 5, 91-93                    0.0165 DM/minute
      0165 6                                    0.1654 DM/minute

2.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION NOS.   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      -----------------------------------   ---------------------   --------------
      0165 00-08
      0165 1, 3, 4, 5, 91-93                0.1474 DM/minute        0.1636 DM/minute
                                            (0.0754 EUR/minute)     (0.0836 EUR/minute)(1)
      0165 6                                1.8597 DM/minute        1.8759 DM/minute
                                            (0.9500 EUR/minute)     (0.9591 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

3     TELMI

3.1   Standard-form Contract Conditions Price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01660, 5, 9 will be converted as follows into minute prices:

                                                60 SEC * 1 TU(1)
                                                 ---------------
                           Standard-form Contract Conditions time unit (5.2 sec)

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01661 will be converted as follows into minute prices:

                                                60 SEC * 1 TU
                                                -------------
                           Standard-form Contract Conditions time unit (1.3 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01660, 5, 9                               1.1931 DM/minute
      01661                                     4.7723 DM/minute

      The duration of the connection is measured in seconds.

3.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      STANDARD TARIFF               OFF-PEAK TARIFF
      ---------------               ---------------
      0.0429 DM/minute              0.0267 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

3.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 3.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      01660, 5, 9                               0.0954 DM/minute
      01661                                     0.3818 DM/minute

3.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                         STANDARD TARIFF               OFF-PEAK TARIFF
      ------------------------------  ------------------            ---------------
      01660, 5, 9                     1.0548 DM/minute              1.0710 DM/minute
                                      (0.5393 EUR/minute)           (0.5476 EUR/minute)(1)
      01661                           4.3476 DM/minute              4.3658 DM/minute
                                      (2.2229 EUR/minute)           (2.2322 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

4     SCALL

4.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01680, 01681, 01696, 01699 will be converted into event-related prices as follows:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                             MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------      ---------------------   --------------
      01680                               5 TU(1)                 5 TU
      01681                               12 TU                   8 TU
      01696                               8 TU                    8 TU
      01699                               20 TU                   20 TU

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                             MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------      ---------------------   --------------
      01680                               0.5170 DM/connection    0.5170 DM/connection
      01681                               1.2408 DM/connection    0.8272 DM/connection
      01696                               0.8272 DM/connection    0.8272 DM/connection
      01699                               2.0680 DM/connection    2.0680 DM/connection

4.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. Decisive for the calculation of the refund are the tariff times.

      The refund for transport takes place on the basis of the prices for the service Telekom O.2, tariff area 1 and is determined at a duration of connection of 60 seconds for the service identification number 01680 and at a duration of the connection of 30 seconds for the remaining service identification numbers. The refund will be:

      SERVICE IDENTIFICATION NUMBERS   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      01680                            0.0429 DM/connection    0.0267 DM/connection
      01681, 01696, 01699              0.0215 DM/connection    0.0134 DM/connection

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

4.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 4.1. The refund will be:

      FOR THER SERVICE IDENTIFICATION
      NUMBERS                             MON-FRI 9 A.M.-6 P.M.      REMAINING TIME
      -------------------------------     ---------------------      --------------
      01680                               0.0414 DM/connection       0.0414 DM/connection
      01681                               0.0993 DM/connection       0.0662 DM/connection
      01696                               0.0662 DM/connection       0.0662 DM/connection
      01699                               0.1654 DM/connection       0.1654 DM/connection

4.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                             MON-FRI 9 A.M.-6 P.M.      REMAINING TIME
      ------------------------------      ---------------------      --------------
      01680                               0.04327 DM/connection      0.4489 DM/connection
                                          (0.2212 EUR/connection)    (0.2295 UR/connection)(1)
      01681                               1.1200 DM/connection       0.7426 DM/connection
                                          (0.5726 EUR/connection)    (0.3822 EUR/connection)
      01696                               0.7395 DM/connection       0.7476 DM/connection
                                          (0.3781 EUR/connection)    (0.3822 EUR/connection)
      01699                               1.8811 DM/connection       1.8892 DM/connection
                                          (0.9618 EUR/connection)    (0.9659 EUR/connection)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

5     SKYPER

5.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01692, 01693, 016953 will be converted into event-related prices as follows:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01692, 01693                              8 TU(1)
      016953                                    20 TU

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01692, 01693                              0.8272 DM/connection
      016953                                    2.0680 DM/connection

5.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. Decisive for the calculation of the refund are the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2 tariff I and is determined at a duration of connection of 40 seconds. The refund will be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          STANDARD TARIFF         OFF-PEAK TARIFF
      ------------------------------   ------------------      ---------------
      01692, 01693                     0.0286 DM/connection    0.0178 DM/connection
      016953                           0.0286 DM/connection    0.0178 DM/connection

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

5.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 5.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      01692, 01693                              0.0662 DM/connection
      016953                                    0.1654 DM/connection

5.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                           STANDARD TARIFF               OFF-PEAK TARIFF
      ------------------------------    ------------------            ---------------
      01692, 01693                      0.7324 DM/connection          0.7432 DM/connection
                                        (0.3745 EUR/connecion)        (0.3800 EUR/connection)(1)
      016953                            1.8740 DM/connection          1.8848 DM/connection
                                        (0.9582 EUR/connection)       (0.9637 EUR/connection)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.5
                       CONNECTIONS TO MOBILE CALL SERVICES
  VALID FROM 01/03/2000 UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

1     CITY CALL

1.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The Standard-form Contract Conditions prices for connections will be converted into minute prices as follows:

      for the service identification numbers 0162 0-9, 016 82-91:

      Mon - Fri, 9 a.m.- 6 p.m.                       60 SEC * 1 TU(1)
                                                      ----------------
                (Mon - Fri) Standard-form Contract Conditions time unit (20 sec)

      for the remaining time:                         60 SEC * 1 TU
                                                      -------------
                            Standard-form Contract Conditions time unit (30 sec)

      for the service identification number 01695 1-2:

                                                      60 SEC * 1 TU
                                                      -------------
                             Standard-form Contract Conditions time unit (5 sec)

      The converted Standard-form Contract Conditions price will then be:

      SERVICE IDENTIFICATION NUMBERS   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0162 0-9, 016 82-91              0.3102 DM/minute        0.2068 DM/minute
      01695 1-2                        1.2408 DM/minute        1.2408 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

1.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection will be measured in seconds:

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area 1. The refund will be:

      MON - FRI 9 A.M. - 6 P.M.     REMAINING TIME
      -------------------------     --------------
      0.0373 DM/minute              0.0232 DM/minute

1.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0162 0-9, 016 82-91              0.0248 DM/minute        0.0165 DM/minute
      01695 1-2                        0.0993 DM/minute        0.0993 DM/minute

1.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0162 0-9, 016 82-91              0.2481 DM/minute        0.1671 DM/minute
                                       (0.1269 EUR/minute)     (0.0854 EUR/minute)(1)
      01695 1-2                        1.1042 DM/minute        1.1183 DM/minute
                                       (0.5646 EUR/minute)     (0.5718 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

2     QUIX

2.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices shown in this will be converted into minute prices as follows:

      FOR THE SERVICE IDENTIFICATION NUMBERS:

      0165 00-08
      0165 1, 3, 4, 5, 91-93                          60 SEC * 2 TU(1)
                                                      ----------------
                            Standard-form Contract Conditions time unit (60 sec)

      0165 6                                          60 SEC * 20 TU
                                                      --------------
                            Standard-form Contract Conditions time unit (60 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0165 00-08
      0165 1, 3, 4, 5, 91-93                    0.2068 DM/minute
      0165 6                                    2.0680 DM/minute

      The duration of the connection is measured in seconds.

2.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection will be measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I.

      MON - FRI 9 A.M. - 6 P.M.     REMAINING TIME
      -------------------------     --------------
      0.0373 DM/minute              0.0232 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

2.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS      REFUND
      --------------------------------------      ------
      0165 00-08
      0165 1, 3, 4, 5, 91-93                      0.0165 DM/minute
      0165 6                                      0.1654 DM/minute

2.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      0165 00-08
      0165 1, 3, 4, 5, 91-93           0.1530 DM/minute        0.1671 DM/minute
                                       (0.0782 EUR/minute)     (0.0854 EUR/minute)(1)
      0165 6                           1.8653 DM/minute        1.8794 DM/minute
                                       (0.9537 EUR/minute)     (0.9609 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

3     TELMI

3.1   Standard-form Contract Conditions price

      For connections to mobile call services, the General Terms and Condition of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01660, 5, 9 will be converted into minute prices as follows:

                                                      60 SEC * 1 TU(1)
                                                      ----------------
                           Standard-form Contract Conditions time unit (5.2 sec)

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01661 will be converted into minute prices as follows:

                                                      60 SEC * 1 TU
                                                      -------------
                           Standard-form Contract Conditions time unit (1.3 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01660, 5, 9                               1.1931 DM/minute
      01661                                     4.7723 DM/minute

      The duration of the connection is measured in seconds.

3.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection will be measured in seconds:

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      MON - FRI 9 A.M. - 6 P.M.     REMAINING TIME
      -------------------------     --------------
      0.0373 DM/minute              0.0232 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

3.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 3.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      01660, 5, 9                               0.0954 DM/minute
      01661                                     0.3818 DM/minute

3.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      01660, 5, 9                      1.0604 DM/minute        1.0745 DM/minute
                                       (0.5422 EUR/minute)     (0.5494 EUR/minute)(1)
      01661                            4.3532 DM/minute        4.3673 DM/minute
                                       (2.2258 EUR/minute)     (2.2330 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

4     SCALL

4.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01680, 01681, 01696, 01699 will be converted into event-related prices as follows:

      FOR THE SERVICE IDENTIFICATION NUMBERS    MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      --------------------------------------    ---------------------   --------------
      01680                                     5 TU(1)                 5 TU
      01681                                     12 TU                   8 TU
      01696                                     8 TU                    8 TU
      01699                                     20 TU                   20 TU

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      01680                            0.5170 DM/connection    0.5170 DM/connection
      01681                            1.2408 DM/connection    0.8272 DM/connection
      01696                            0.8272 DM/connection    0.8272 DM/connection
      01699                            2.0680 DM/connection    2.0680 DM/connection

4.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. Decisive for the calculation of the refund are the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I for a duration of connection of 30 seconds.

      The refund for transport takes place on the basis of the prices for the service Telekom O.2, tariff area 1 and is determined at a duration of connection of 60 seconds for the service identification number 01680 and at a duration of the connection of 30 seconds for the remaining service identification numbers. The refund will be:

      SERVICE IDENTIFICATION NUMBERS   MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      01680                            0.0373 DM/connection    0.0232 DM/connection
      01681, 01696, 01699              0.0187 DM/connection    0.0116 DM/connection

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM

                    Interconnection Contract with FirstMark
                                  Confidential

4.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 4.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.     REMAINING TIME
      ------------------------------   ---------------------     --------------
      01680                            0.0414 DM/connection      0.0414 DM/connection
      01681                            0.0993 DM/connection      0.0662 DM/connection
      01696                            0.0662 DM/connection      0.0662 DM/connection
      01699                            0.1654 DM/connection      0.1654 DM/connection

4.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.     REMAINING TIME
      ------------------------------   ---------------------     --------------
      01680                            0.04383 DM/connection     0.4524 DM/connection
                                       (0.2241 EUR/connection)   (0.2313 UR/connection)(1)
      01681                            1.1229 DM/connection      0.7494 DM/connection
                                       (0.5741 EUR/connection)   (0.3832 EUR/connection)
      01696                            0.7424 DM/connection      0.7494 DM/connection
                                       (0.3796 EUR/connection)   (0.3832 EUR/connection)
      01699                            1.8839 DM/connection      1.8910 DM/connection
                                       (0.9632 EUR/connection)   (0.9669 EUR/connection)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

5     SKYPER

5.1   Standard-form Contract Conditions price

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01692, 01693, 016953 will be converted into event-related prices as follows:

      SERVICE IDENTIFICATION NUMBERS     PRICE
      ------------------------------     -----
      01692, 01693                       8 TU(1)
      016953                             20 TU

      The converted Standard-form Contract Conditions price will then be:

      SERVICE IDENTIFICATION NUMBERS     PRICE
      ------------------------------     -----
      01692, 01693                       0.8272 DM/connection
      016953                             2.0680 DM/connection

5.2   Refund for transport service of FirstMark

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. Decisive for the calculation of the refund are the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2 tariff I and is determined at a duration of connection of 40 seconds. The refund will be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ------------------------------   ---------------------   --------------
      01692, 01693                     0.0249 DM/connection    0.0155 DM/connection
      016953                           0.0249 DM/connection    0.0155 DM/connection

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

5.3   Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 5.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      01692, 01693                              0.0662 DM/connection
      016953                                    0.1654 DM/connection

5.4   Invoice

      The following figures are applied at present for the invoice:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                           MON-FRI 9 A.M.-6 P.M.     REMAINING TIME
      ------------------------------    ---------------------     --------------
      01692, 01693                      0.7362 DM/connection      0.7456 DM/connection
                                        (0.3764 EUR/connecion)    (0.3812 EUR/connection)(1)
      016953                            1.8777 DM/connection      1.8871 DM/connection
                                        (0.9601 EUR/connection)   (0.9649 EUR/connection)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.5
            CONNECTIONS TO MOBILE CALL SERVICES OF TELEKOM
    VALID FROM IMPLEMENTATION OF CARRIER SELECTION PHASE II UP TO 31/01/2001

1     PRICE

      For the service Telekom-Z.5, FirstMark will pay Telekom the prices listed in the following:

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

2     CITY CALL

2.1   PRICES FOR CONNECTIONS TO THE MOBILE CALL SERVICE CITY CALL

      for the service identification numbers 0164 0-9, 016 82-91:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.2680 DM/minute               0.1793 DM/minute
                           (0.1370 EUR/minute)            (0.0917 EUR/minute)(1)
      II                   0.2559 DM/minute               0.1726 DM/minute
                           (0.1308 EUR/minute)            (0.0882) EUR/minute)
      III                  0.2482 DM/minute               0.1697 DM/minute
                           (0.1269 EUR/minute)            (0.0868 EUR/minute)
      IV                   0.2404 DM/minute               0.1626 DM/minute
                           (0.1229 EUR/minute)            (0.0831 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

      for the service identification numbers 01695 1-2:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    1.1233 DM/minute               1.1296 DM/minute
                           (0.5744 EUR/minute)            (0.5776 EUR/minute)(1)
      II                   1.1112 DM/minute               1.1229 DM/minute
                           (0.5682 EUR/minute)            (0.5741) EUR/minute)
      III                  1.1035 DM/minute               1.1200 DM/minute
                           (0.5642 EUR/minute)            (0.5727 EUR/minute)
      IV                   1.0957 DM/minute               1.1129 DM/minute
                           (0.5602 EUR/minute)            (0.5690 EUR/minute)

2.2   CALCULATION OF THE PRICES

      The price for the service Telekom-Z.5 is calculated according to the following formula:

            Price of the mobile telephone call service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.5

2.2.1 Prices for the mobile call service Cityruf

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The Standard-form Contract Conditions prices for connections will be converted into minute prices as follows:

      for the service identification numbers 0164 0-9, 016 82-91:

            Peak tariff:                        60 SEC * 1 TU(2)
                                                 ---------------
                            Standard-form Contract Conditions time unit (20 sec)

            Off-peak tariff                     60 SEC * 1 TU
                                                -------------
                            Standard-form Contract Conditions time unit (30 sec)

      for the service identification numbers 0165 1-2

                                                60 SEC * 1 TU
                                                -------------
                             Standard-form Contract Conditions time unit (5 sec)

----------
(1)   The priced in EUR are rounded off to four decimal points.
(2)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          PEAK-TARIFF             OFF-PEAK TARIFF
      ------------------------------   -----------             ---------------
      0164 0-9, 016 82-91              0.3099 DM/minute        0.2066 DM/minute
      01695 1-2                        1.2396 DM/minute        1.2396 DM/minute

      The duration of the connection is measured in seconds.

2.2.2 Expenses saved for the transport service of Telekom

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/minute            0.0108 DM/minute
      II                   0.0292 DM/minute            0.0175 DM/minute
      III                  0.0369 DM/minute            0.0204 DM/minute
      IV                   0.0447 DM/minute            0.0275 DM/minute

2.2.3 Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          PEAK-TARIFF             OFF-PEAK TARIFF
      ------------------------------   -----------             ---------------
      0164 0-9, 016 82-91              0.0248 DM/minute        0.0165 DM/minute
      01695 1-2                        0.0992 DM/minute        0.0992 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

3     QUIX

3.1   PRICES FOR CONNECTIONS TO THE MOBILE CALL SERVICE QUIX

      for the service identification numbers 0165 00-08, 0165 1, 3, 4, 5, 91-93:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   0.1730 DM/minute         0.1793 DM/minute
                          (0.0884 EUR/minute)      (0.0917 EUR/minute)(1)
      II                  0.1609 DM/minute         0.1726 DM/minute
                          (0.0823 EUR/minute)      (0.0882 EUR/minute)
      III                 0.1532 DM/minute         0.1697 DM/minute
                          (0.0783 EUR/minute)      (0.0868 EUR/minute)
      IV                  0.1454 DM/minute         0.1626 DM/minute
                          (0.0743 EUR/minute)      (0.0831 EUR/minute)

      for the service identification numbers 0165 6:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   1.8836 DM/minute         1.8899 DM/minute
                          (0.9631 EUR/minute)      (0.9663 EUR/minute)
      II                  1.8715 DM/minute         1.8832 DM/minute
                          (0.9569 EUR/minute)      (0.9629 EUR/minute)
      III                 1.8638 DM/minute         1.8803 DM/minute
                          (0.9530 EUR/minute)      (0.9614 EUR/minute)
      IV                  1.8560 DM/minute         1.8732 DM/minute
                          (0.9490 EUR/minute)      (0.9578 EUR/minute)

3.2   CALCULATION OF THE PRICES

      The price for the service Telekom-Z.5 is calculated according to the following formula:

            Price of the mobile telephone call service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.5

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

3.2.1 Price of the mobile call service Quix

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The Standard-form Contract Conditions prices for connections will be converted into minute prices as follows:

      FOR THE SERVICE IDENTIFICATION NUMBERS

      0165 00-08,
      0165 1, 3, 4, 5, 91-93                    60 SEC * 2 TU(1)
                                                ----------------
                            Standard-form Contract Conditions time unit (60 sec)

      0165 6                                    60 SEC * 20 TU
                                                --------------
                            Standard-form Contract Conditions time unit (60 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      0165 00-08,
      0165 1, 3, 4, 5 , 91-93                   0.2066 DM/minute
      0165 6                                    2.0660 DM/minute

      The duration of the connection is measured in seconds.

3.2.2 Expenses saved for the transport service of Telekom

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/minute            0.0108 DM/minute
      II                   0.0292 DM/minute            0.0175 DM/minute
      III                  0.0369 DM/minute            0.0204 DM/minute
      IV                   0.0447 DM/minute            0.0275 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

3.2.3 Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 3.2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      0165 00-08                                0.0165 DM/minute
      0165 1, 3, 4, 5, 91-93                    0.0165 DM/minute
      0165 6                                    0.1653 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

4     TELMI

4.1   PRICES FOR CONNECTIONS TO THE MOBILE CALL SERVICE TELMI

      for the service identification numbers 01660, 5, 9:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   1.0794 DM/minute         1.0857 DM/minute
                          (0.5519 EUR/minute)      (0.5551 EUR/minute)(1)
      II                  1.0673 DM/minute         1.0790 DM/minute
                          (0.5457 EUR/minute)      (0.5517 EUR/minute)
      III                 1.0596 DM/minute         1.0761 DM/minute
                          (0.5418 EUR/minute)      (0.5502 EUR/minute)
      IV                  1.0518 DM/minute         1.0690 DM/minute
                          (0.5378 EUR/minute)      (0.5466 EUR/minute)

      for the service identification numbers 01661:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   4.3692 DM/minute         4.3755 DM/minute
                          (2.2339 EUR/minute)      (2.2371 EUR/minute)
      II                  4.3571 DM/minute         4.3688 DM/minute
                          (2.2277 EUR/minute)      (2.2337 EUR/minute)
      III                 4.3494 DM/minute         4.3659 DM/minute
                          (2.2238 EUR/minute)      (2.2322 EUR/minute)
      IV                  4.3416 DM/minute         4.3588 DM/minute
                          (2.2198 EUR/minute)      (2.2286 EUR/minute)

4.2   CALCULATION OF THE PRICES

      The price for the service Telekom-Z.5 is calculated according to the following formula:

            Price of the mobile telephone call service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.5

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

4.2.1 Price of the mobile call service TeLMI

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01660, 5, 9 will be converted into minute prices as follows:

                                                60 SEC * 1 TU(1)
                                                ----------------
                           Standard-form Contract Conditions time unit (5.2 sec)

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01661 will be converted into minute prices as follows:

                                                60 SEC * 1 TU
                                                -------------
                           Standard-form Contract Conditions time unit (1.3 sec)

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01660, 5, 9                               1.1919 DM/minute
      01661                                     4.7677 DM/minute

      The duration of the connection is measured in seconds.

4.2.2 Expenses saved for the transport service of Telekom

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/minute            0.0108 DM/minute
      II                   0.0292 DM/minute            0.0175 DM/minute
      III                  0.0369 DM/minute            0.0204 DM/minute
      IV                   0.0447 DM/minute            0.0275 DM/minute

4.2.3 Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 4.2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    REFUND
      --------------------------------------    ------
      01660, 5, 9                               0.0954 DM/minute
      01661                                     0.3814 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

5     SCALL

5.1   PRICES FOR CONNECTIONS TO THE MOBILE CALL SERVICE SCALL

      for the service identification numbers 01680:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   0.4581 DM/connection     0.4644 DM/connection
                          (0.2342 EUR/connection)  (0.2374 EUR/connection)(1)
      II                  0.4460 DM/connection     0.4577 DM/connection
                          (0.2280 EUR/connection)  (0.2340 EUR/connection)
      III                 0.4383 DM/connection     0.4548 DM/connection
                          (0.2241 EUR/connection)  (0.2325 EUR/connection)
      IV                  0.4305 DM/connection     0.4477 DM/connection
                          (0.2201 EUR/connection)  (0.2289 EUR/connection)

      for the service identification numbers 01681:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   1.1319 DM/connection     0.7549 DM/connection
                          (0.5787 EUR/connection)  (0.3860 EUR/connection)
      II                  1.1258 DM/connection     0.7515 DM/connection
                          (0.5756 EUR/connection)  (0.3843 EUR/connection)
      III                 1.1220 DM/connection     0.7501 DM/connection
                          (0.5737 EUR/connection)  (0.3835 EUR/connection)
      IV                  1.1181 DM/connection     0.7465 DM/connection
                          (0.5717 EUR/connection)  (0.3817 EUR/connection)

      for the service identification numbers 01696:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   0.7517 DM/connection     0.7549 DM/connection
                          (0.3844 EUR/connection)  (0.3860 EUR/connection)
      II                  0.7457 DM/connection     0.7515 DM/connection
                          (0.3813 EUR/connection)  (0.3843 EUR/connection)
      III                 0.7418 DM/connection     0.7501 DM/connection
                          (0.3793 EUR/connection)  (0.3835 EUR/connection)
      IV                  0.7379 DM/connection     0.7465 DM/connection
                          (0.3773 EUR/connection)  (0.3817 EUR/connection)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

      for the service identification numbers 01699:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   1.8922 DM/connection     1.8953 DM/connection
                          (0.9675 EUR/connection)  (0.9691 EUR/connection)(1)
      II                  1.8861 DM/connection     1.8920 DM/connection
                          (0.9644 EUR/connection)  (0.9673 EUR/connection)
      III                 1.8823 DM/connection     1.8905 DM/connection
                          (0.9624 EUR/connection)  (0.9666 EUR/connection)
      IV                  1.8784 DM/connection     1.8870 DM/connection
                          (0.9604 EUR/connection)  (0.9648 EUR/connection)

5.2   CALCULATION OF THE PRICES

      The price for the service Telekom-Z.5 is calculated according to the following formula:

            Price of the mobile telephone call service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.5

5.2.1 Price of the mobile call service Scall

      For connections to mobile call services, the General Terms and Condition of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01680, 01681, 01696, 01699 are converted into event-related prices.

      FOR THE SERVICE IDENTIFICATION NUMBERS    PEAK TARIFF      OFF-PEAK TARIFF
      --------------------------------------    -----------      ---------------
      01680                                     5 TU(2)          5 TU
      01681                                     12 TU            8 TU
      01696                                     8 TU             8 TU
      01699                                     20 TU            20 TU

----------
(1)   The priced in EUR are rounded off to four decimal points.
(2)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION
      NUMBERS                          PEAK TARIFF             OFF-PEAK TARIFF
      ------------------------------   -----------             ---------------
      01680                            0.5165 DM/connection    0.5165 DM/connection
      01681                            1.2396 DM/connection    0.8264 DM/connection
      01696                            0.8264 DM/connection    0.8264 DM/connection
      01699                            2.0660 DM/connection    2.0660 DM/connection

5.2.2 Expenses saved for the transport service of Telekom

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      The refund for transport takes place on the basis of the prices for the service Telekom O.2, tariff area 1 and is determined at a duration of connection of 60 seconds for the service identification number 01680 and at a duration of the connection of 30 seconds for the remaining service identification numbers. The refund will be:

      Service identification number 01680

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/connection        0.0108 DM/connection
      II                   0.0292 DM/connection        0.0175 DM/connection
      III                  0.0369 DM/connection        0.0204 DM/connection
      IV                   0.0447 DM/connection        0.0275 DM/connection

      Service identification number 01681, 01696, 01699

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0086 DM/connection        0.0054 DM/connection
      II                   0.0146 DM/connection        0.0088 DM/connection
      III                  0.0185 DM/connection        0.0102 DM/connection
      IV                   0.0224 DM/connection        0.0138 DM/connection

5.2.3 Refund for expenses of Telekom saved

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 5.2.1. The refund will be:

      FOR THE SERVICE
      IDENTIFICATION
      NUMBERS              PEAK TARIFF                 OFF-PEAK TARIFF
      ---------------      -----------                 ---------------
      01680                0.0431 DM/connection        0.0413 DM/connection
      01681                0.0992 DM/connection        0.0661 DM/connection
      01696                0.0661 DM/connection        0.0661 DM/connection
      01699                0.1653 DM/connection        0.1653 DM/connection

                    Interconnection Contract with FirstMark
                                  Confidential

6     SKYPER

6.1   PRICES FOR CONNECTIONS TO THE MOBILE CALL SERVICE SKYPER

      for the service identification numbers 01692, 3:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   0.7489 DM/connection     0.7531 DM/connection
                          (0.3829 EUR/connection)  (0.3850 EUR/connection)(1)
      II                  0.7408 DM/connection     0.7486 DM/connection
                          (0.3788 EUR/connection)  (0.3828 EUR/connection)
      III                 0.7357 DM/connection     0.7467 DM/connection
                          (0.3762 EUR/connection)  (0.3818 EUR/connection)
      IV                  0.7305 DM/connection     0.7420 DM/connection
                          (0.3735 EUR/connection)  (0.3794 EUR/connection)

      for the service identification numbers 016953:

      TARIFF AREA         PEAK TARIFF              OFF-PEAK TARIFF
      -----------         -----------              ---------------

      I                   1.8893 DM/connection     1.8935 DM/connection
                          (0.9660 EUR/connection)  (0.9681 EUR/connection)
      II                  1.8813 DM/connection     1.8891 DM/connection
                          (0.9619 EUR/connection)  (0.9659 EUR/connection)
      III                 1.8761 DM/connection     1.8871 DM/connection
                          (0.9562 EUR/connection)  (0.9649 EUR/connection)
      IV                  1.8709 DM/connection     1.8824 DM/connection
                          (0.9566 EUR/connection)  (0.9624 EUR/connection)

6.2   CALCULATION OF THE PRICES

      The price for the service Telekom-Z.5 is calculated according to the following formula:

            Price of the mobile telephone call service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.5

----------
(1)   The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential

6.2.1 Price of the mobile call service Skyper

      For connections to mobile call services, the Standard-form Contract Conditions of Telekom are applicable in their respective current version.

      The Standard-form Contract Conditions prices for connections to the service identification numbers 01680, 01681, 01696, 01699 are converted into event-related prices.

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01692, 3                                  8 TU(1)
      016953                                    20 TU

      The converted Standard-form Contract Conditions price will then be:

      FOR THE SERVICE IDENTIFICATION NUMBERS    PRICE
      --------------------------------------    -----
      01692, 3                                  0.8264 DM/connection
      016953                                    2.0660 DM/connection

6.2.2 Expenses saved for the transport service of Telekom

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are established and the distance measuring point of the local network area at which the connections are transferred to Telekom (location of interconnection). The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      FirstMark will receive a refund fir the transport of the connections. Decisive for the calculation of the refund are the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2 and is determined at a duration of connection of 40 seconds. The refund will be:

      Service identification number 01692, 3, 016953

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0114 DM/connection        0.0072 DM/connection
      II                   0.0195 DM/connection        0.0117 DM/connection
      III                  0.0246 DM/connection        0.0136 DM/connection
      IV                   0.0298 DM/connection        0.0183 DM/connection

6.2.3 Refund for the expenses of Telekom saved:

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 6.2.1. The refund will be:

      FOR THE SERVICE IDENTIFICATION NO.        REFUND
      ----------------------------------        ------
      01692, 3                                  0.0661 DM/connection
      016953                                    0.1653 DM/connection

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.6
            CONNECTIONS TO THE CALL CENTRE OF THE EXPO OF THE TELEKOM
                             VALID UNTIL 29/02/2000

1     STANDARD-FORM CONTRACT CONDITIONS PRICE

      For connections to the call centre of the EXPO 2000, the General Terms and Condition of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

      Standard-form Contract Conditions price/connection (5 TU(1))+ 60 SEC * 1 TU
                                                                    -------------
                            Standard-form Contract Conditions time unit (12 sec)

      The converted Standard-form Contract Conditions price will then be:

      o     0.5170 DM/minute

      The duration of the connection is measured in seconds. The pulse cycle begins after one minute, that means that with a delay of 60 seconds a price dependent on minutes begins.

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      PEAK TARIFF          OFF-PEAK TARIFF
      -----------          ---------------
      0.0429 DM/minute     0.0267 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

      o     0.0414 DM/minute

4     INVOICE

      The following figures are applied at present for the invoice:

      PEAK TARIFF             OFF-PEAK TARIFF
      -----------             ---------------
      0.4327 DM/minute        0.4489 DM/minute
      (0.2212 EUR/minute)     (0.2295 EUR/minute)(1)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.6
             CONNECTIONS TO CALL CENTRE OF THE EXPO 2000 OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/03/2000

1     STANDARD-FORM CONTRACT CONDITIONS PRICE

      For connections to the call centre of the EXPO 2000, the Standard-form Contract Conditions of Telekom are applicable in their respective current version. The prices will be converted into minute prices as follows:

      Standard-form Contract Conditions price/connection (5 TU(1))+ 60 SEC * 1 TU
                                                                    -------------
                            Standard-form Contract Conditions time unit (12 sec)

      The converted Standard-form Contract Conditions price will then be:

      o     0.5170 DM/minute

      The duration of the connection is measured in seconds. The pulse cycle begins after one minute, that means that with a delay of 60 seconds a price dependent on minutes begins.

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      PEAK TARIFF          OFF-PEAK TARIFF
      -----------          ---------------
      0.0373 DM/minute     0.0232 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

      o     0.0414 DM/minute

4     INVOICE

      The following figures are applied at present for the invoice:

      PEAK TARIFF             OFF-PEAK TARIFF
      -----------             ---------------
      0.4383 DM/minute        0.4524 DM/minute
      (0.2241 EUR/minute)     (0.2313 EUR/minute)(1)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.6
             CONNECTIONS TO CALL CENTRE OF THE EXPO 2000 OF TELEKOM
                       VALID FROM 01/04/2000 TO 31/01/2000

1     PRICE

      For the service Telekom-Z.6, FirstMark will pay Telekom the prices listed in the following:

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

      The following figures will be applied for the service identification number 02000:

      SERVICE IDENTIFICATION NUMBER       PEAK TARIFF             OFF-PEAK TARIFF
      -----------------------------       -----------             ---------------
      02000                               0.4327 DM/minute        0.4477 DM/minute
                                          (0.2212 EUR/minute)     (0.2289 EUR/minute)(1)

2     CALCULATION OF THE PRICES

      The price for the service Telekom-Z.6 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.6

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the call centre EXPO 2000, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in this will be converted into minute prices as follows:

      Standard-form Contract Conditions price/connection (5 TU(1))+ 60 SEC * 1 TU
                                                                    -------------
                            Standard-form Contract Conditions time unit (12 sec)

      The converted Standard-form Contract Conditions price will be:

      o     0.5165 DM/minute

      The duration of the connection is measured in seconds. The pulse cycle begins after one minute, that means that with a delay of 60 seconds a price dependent on minutes begins.

2.2   EXPENSES FOR THE TRANSPORT SERVICE OF TELEKOM SAVED

      Decisive for the calculation of the expenses saved of Telekom are the duration of the connection and the tariff times.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      PEAK TARIFF          OFF-PEAK TARIFF
      -----------          ---------------
      0.0425 DM/minute     0.0275 DM/minute

2.3   REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for the expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

      o     0.0413 DM/minute

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                    Interconnection Contract with FirstMark
                                  Confidential

                                   SERVICE TELEKOM-Z.7
          CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF TELEKOM TO
             THE INFORMATION SERVICE OF FIRSTMARK UNDER THE SERVICE
                          IDENTIFICATION NUMBER 118XY
                       - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/03/2000 TO 31/03/2000

1     PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

2     Price

2.1   For the connections originating in the telephone network of Telekom:

      For the establishment of the connection and the maintenance of the connection, the prices determined by the regulation decisions for the service Telekom-B.2 will be applied:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.0171 DM/minute               0.0108 DM/minute
                           (0.0088 EUR/minute)            (0.0055 EUR/minute)(1)
      II                   0.0292 DM/minute               0.0175 DM/minute
                           (0.0149 EUR/minute)            (0.0090) EUR/minute)
      III                  0.0369 DM/minute               0.0204 DM/minute
                           (0.0189 EUR/minute)            (0.0104 EUR/minute)
      IV                   0.0447 DM/minute               0.0275 DM/minute
                           (0.0228 EUR/minute)            (0.0140 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

2.2   For connections originating in other terrestrial networks:

      For the establishment of the connection and the maintenance of the connection, the prices determined by the regulation decisions for the service Telekom-O.2 will be applied:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.0373 DM/minute               0.0232 DM/minute
                           (0.0191 EUR/minute)            (0.0119 EUR/minute)(1)
      II                   0.0439 DM/minute               0.0267 DM/minute
                           (0.0224 EUR/minute)            (0.0136) EUR/minute)
      III                  0.0488 DM/minute               0.0284 DM/minute
                           (0.0250 EUR/minute)            (0.0145 EUR/minute)
      IV                   0.0554 DM/minute               0.0341 DM/minute
                           (0.0283 EUR/minute)            (0.0174 EUR/minute)

2.3   For the transition period:

      Up to the point of time at which separate measurement and invoicing of the connections originating in the telephone of Telekom and connections originating in other terrestrial networks in accordance with points 2.1.1 and 2.1.2 is possible, the following prices are applied for the calculation of the prices for the establishment of the connection and the maintenance of the connection:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.0175 DM/minute               0.0110 DM/minute
                           (0.0089 EUR/minute)            (0.0056 EUR/minute)
      II                   0.0295 DM/minute               0.0177 DM/minute
                           (0.0151 EUR/minute)            (0.0090) EUR/minute)
      III                  0.0371 DM/minute               0.0206 DM/minute
                           (0.0190 EUR/minute)            (0.0105 EUR/minute)
      IV                   0.0449 DM/minute               0.0276 DM/minute
                           (0.0230 EUR/minute)            (0.0141 EUR/minute)

      These prices are based on the assumption that 98% of the connections originate in the telephone network of Telekom and 2% of connections in other terrestrial networks.

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.7
           CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF TELEKOM
                TO THE INFORMATION SERVICE OF FIRSTMARK UNDER THE
                      SERVICE IDENTIFICATION NUMBER 118XY
                        - IN THE ONLINE BILLING PROCESS -
                              VALID FROM 01/04/2000

1     PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to First Mark. The tariff areas are determined as follows.

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of Telekom in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of Telekom in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of Telekom in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

      In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to FirstMark (location of interconnection) can be greater than the tariff distance to another location of interconnection with FirstMark. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with FirstMark is applied.

1.2 For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

2     Price

2.1   For the connections originating in the telephone network of Telekom:

      For the establishment of the connection and the maintenance of the connection, the prices determined by the regulation decisions for the service Telekom-B.2 will be applied:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.0171 DM/minute               0.0108 DM/minute
                           (0.0088 EUR/minute)            (0.0055 EUR/minute)(1)
      II                   0.0292 DM/minute               0.0175 DM/minute
                           (0.0149 EUR/minute)            (0.0090) EUR/minute)
      III                  0.0369 DM/minute               0.0204 DM/minute
                           (0.0189 EUR/minute)            (0.0104 EUR/minute)
      IV                   0.0447 DM/minute               0.0275 DM/minute
                           (0.0228 EUR/minute)            (0.0140 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

2.2   For connections originating in other terrestrial networks:

      For the establishment of the connection and the maintenance of the connection, the prices determined by the regulation decisions for the service Telekom-O.2 will be applied:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.0425 DM/minute               0.0275 DM/minute
                           (0.0217 EUR/minute)            (0.0141 EUR/minute)(1)
      II                   0.0525 DM/minute               0.0283 DM/minute
                           (0.0268 EUR/minute)            (0.0145) EUR/minute)
      III                  0.0565 DM/minute               0.0303 DM/minute
                           (0.0289 EUR/minute)            (0.0155 EUR/minute)
      IV                   0.0753 DM/minute               0.0392 DM/minute
                           (0.0385 EUR/minute)            (0.0200 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.8
           CONNECTIONS TO THE INFORMATION LINK BERLIN-BONN OF TELEKOM
                             VALID UP TO 29/02/2000

1     PRICE

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      Mon - Fri 9 a.m. - 6 p.m.           0.1503 DM/minute
      for the remaining time              0.0736 DM/minute

      The duration of the connection is measured in seconds.

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0429 DM/minute        0.0267 DM/minute

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0120 DM/minute        0.0059 DM/minute

4     INVOICE

      The following figures will be applied for the invoice:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0954 DM/minute        0.0410/minute
      (0.0488 EUR/minute)     (0.0210 EUR/minute)(1)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.8
           CONNECTIONS TO THE INFORMATION LINK BERLIN-BONN OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/03/2000

1     PRICE

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      Mon - Fri 9 a.m. - 6 p.m.           0.1503 DM/minute
      for the remaining time              0.0736 DM/minute

      The duration of the connection is measured in seconds.

2     REFUND FOR TRANSPORT SERVICE OF FIRSTMARK

      FirstMark will receive a refund for the transport of connections. Decisive for the calculation of the refund are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

      The refund for the transport will take place on the basis of the prices for the service Telekom-O.2, tariff area I. The refund will be:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0373 DM/minute        0.0232 DM/minute

3     REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and collection of ultimate customer charges) amounting to 8% of the Standard-form Contract Conditions price according to 1. The refund will be:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.0120 DM/minute        0.0059 DM/minute

4     INVOICE

      The following figures will be applied for the invoice:

      MON-FRI 9 A.M.-6 P.M.   REMAINING TIME
      ---------------------   --------------
      0.1010 DM/minute        0.0445/minute
      (0.0516 EUR/minute)     (0.0228 EUR/minute)(1)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.8
           CONNECTIONS TO THE INFORMATION LINK BERLIN-BONN OF TELEKOM
                       VALID FROM 01/04/2000 TO 31/01/2001

1     PRICE

      For the service Telekom-Z.8, FirstMark will pay Telekom the prices listed in the following:

      For the prices for the establishment of the connection and the maintenance of the connection the following tariff prices will be applied:

      PEAK TARIFF

      The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

      OFF-PEAK

      The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

1.1   PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      The following figures will be applied for the service identification number 01888:

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF
      -----------          -----------                    ---------------
      I                    0.1212 DM/minute               0.0569 DM/minute
                           (0.0620 EUR/minute)            (0.0291 EUR/minute)(1)
      II                   0.1091 DM/minute               0.0502 DM/minute
                           (0.0558 EUR/minute)            (0.0257) EUR/minute)
      III                  0.1014 DM/minute               0.0473 DM/minute
                           (0.0518 EUR/minute)            (0.0242 EUR/minute)
      IV                   0.0936 DM/minute               0.0402 DM/minute
                           (0.0479 EUR/minute)            (0.0206 EUR/minute)

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      Up to the point of time at which through the implementation of the carrier selection phase II the selection of the connection network operator for connection to value-added services is suppressed, the following prices are applied:

      SERVICE IDENTIFICATION NUMBERS   PEAK TARIFF         OFF-PEAK TARIFF
      ------------------------------   -----------         ---------------
      01888                            0.0958 DM/minute    0.0402 DM/minute
                                       (0.0490 DM/minute)  (0.0206 DM/minute)(1)

2     CALCULATION OF THE PRICES

      The price for the service Telekom-Z.8 is calculated according to the following formula:

            Price of the value-added service

      -     expenses saved for the transport service of Telekom

      -     expenses saved for invoicing/bad debts of Telekom

            --------------------------------------------------------------------
      =     Price for the service Telekom-Z.8

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the information link Berlin-Bonn of Telekom, the following prices will be applied:

      PEAK TARIFF             OFF-PEAK TARIFF
      -----------             ---------------
      0.1503 DM/minute        0.0736 DM/minute

2.2   EXPENSES FOR THE TRANSPORT SERVICE OF TELEKOM SAVED

      Decisive for the calculation of the expense of Telekom saved are the duration of the connection, the distance and the tariff times.

      The distance of the tariff is measured between the distance measuring point of the local network area at which connections are established (locations of interconnection) and the distance measuring point of the local network area at which the connections are transferred to Telekom. The tariff areas are determined as follows.

----------
(1)   The prices in EUR are rounded off to four decimal places.

                    Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA I are:

      connections which are established in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of a maximum of 50 km from the local network area in which the connections are transferred provided they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 50 km and up to a maximum of 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:

      connections which are established in the telephone network of FirstMark in the local network area which is at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expense saved for the transport from implementation of the carrier selection phase II will be:

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      TARIFF AREA          PEAK TARIFF                 OFF-PEAK TARIFF
      -----------          -----------                 ---------------
      I                    0.0171 DM/minute            0.0108 DM/minute
      II                   0.0292 DM/minute            0.0175 DM/minute
      III                  0.0369 DM/minute            0.0204 DM/minute
      IV                   0.0447 DM/minute            0.0275 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

      The refund for the transport will take place on the basis of the prices for the service Telekom-B.2. The refund will be:

      PEAK TARIFF          OFF-PEAK TARIFF
      -----------          ---------------
      0.0425 DM/minute     0.0275 DM/minute

2.3   REFUND FOR EXPENSES OF TELEKOM SAVED

      FirstMark will receive a refund for expenses of Telekom saved (invoicing and bad debt) amounting to 8% of the Standard-form Contract Conditions price according to 2.1. The refund will be:

      PEAK TARIFF          OFF-PEAK TARIFF
      -----------          ---------------
      0.0120 DM/minute     0.0059 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential

                                     PART 3

             PRICES CHARGED FOR THE SERVICE PORTFOLIO OF FIRSTMARK

                                                                        Page VII

                    Interconnection Contract with FirstMark
                                  Confidential


LIST OF CONTENTS

Service Telekom-B.1    Connections into the national telephone network of
                       FirstMark from the telephone network of Telekom


Service Telekom-B.2    Feed of Connections from the National Telephone Network
                       of FirstMark to Telekom as Network Operator

Service FirstMark-O.5  Connections originating in the National Telephone Network of FirstMark to the Freephone Service of Telekom and to the Freephone Service of other Network Operators under the Service Code 0800 or 0130

Service FirstMark-O.6  Connections to the Shared Cost Service 0180 of FirstMark

Service FirstMark-O.11 Connections to the Service 0700 of FirstMark

Service FirstMark-O.12 Connections originating in the national telephone network of FirstMark to Online Services in the Network of Telekom

Service Telekom-Z.4    Connections to the service 0190 1-9 of FirstMark
                       - in the online billing process -

                                                                       Page VIII

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.1
          CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                      FROM THE TELEPHONE NETWORK OF TELEKOM
                       VALID FROM 01/01/2000 TO 29/02/2000

1           PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection(1) and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (location of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas in which the connections are transferred.

            Connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of maximum 50 km from the local network area in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

----------
(1) Is applicable correspondingly: on the basis of regulation decisions on inter-connection tariffs there is no separate tariff for establishment of the connection. Telekom reserves the right to set up a separate tariff for the establishment of connection as soon as this is for inter-connection tariffs through court decision or a deviating regulation decision on inter-connection tariffs.

                    Interconnection Contract with FirstMark
                                  Confidential


            Allotted to the TARIFF AREA IV are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

            STANDARD TARIFF
            The standard tariff is applied in the time from 9 a.m. to 9 p.m.

            OFF-PEAK TARIFF
            The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2           Price

            On account of regulation decisions, the following determined prices will be applied first of all provisionally for this termination service for the establishment of the connection and maintenance of a connection:

            TARIFF AREA          STANDARD TARIFF            OFF-PEAK TARIFF
            -----------          ---------------            ---------------
            I                    0.0197 DM/minute           0.0124 DM/minute
                                 (0.01007 EUR/minute)       (0.00634 EUR/minute)
            II                   0.0336 DM/minute           0.0202 DM/minute
                                 (0.01718 EUR/minute)       (0.01033 EUR/minute)
            III                  0.0425 DM/minute           0.0235 DM/minute
                                 (0.02173 EUR/minute)       (0.01202 EUR/minute)
            IV                   0.0514 DM/minute           0.0316 DM/minute
                                 (0.02628 EUR/minute)       (0.01616 EUR/minute)

            The invoices for the service FirstMark-B.1 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. FirstMark will pay Telekom the respective difference.

            TARIFF AREA          STANDARD TARIFF            OFF-PEAK TARIFF
            -----------          ---------------            ---------------
            I                    0.0149 DM/minute           0.0094 DM/minute
                                 (0.0076 EUR/minute)        (0.0048 EUR/minute)
            II                   0.0254 DM/minute           0.0153 DM/minute
                                 (0.0130 EUR/minute)        (0.0078 EUR/minute)
            III                  0.0321 DM/minute           0.0178 DM/minute
                                 (0.0164 EUR/minute)        (0.0091 EUR/minute)
            IV                   0.0388 DM/minute           0.0239 DM/minute
                                 (0.0199 EUR/minute)        (0.0122 EUR/minute)

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.1
          CONNECTIONS INTO THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                      FROM THE TELEPHONE NETWORK OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/01/2001

1           PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection(1) and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (location of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas in which the connections are transferred.

            Connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of maximum 50 km from the local network area in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which are at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

----------
(1) Is applicable correspondingly: on the basis of regulation decisions on inter-connection tariffs there is no separate tariff for establishment of the connection. Telekom reserves the right to set up a separate tariff for the establishment of connection as soon as this is for inter-connection tariffs through court decision or a deviating regulation decision on inter-connection tariffs.

                    Interconnection Contract with FirstMark
                                  Confidential


            Allotted to the TARIFF AREA IV are:
            connections which for telephone connections in the telephone network of FirstMark are timed in the local network areas which have a tariff distance of more than 200 km from the local network area in which the connections are transferred.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

            PEAK TARIFF
            The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

            OFF-PEAK TARIFF
            The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2           PRICE

            For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this timing service:

            TARIFF AREA          STANDARD TARIFF          OFF-PEAK TARIFF
            -----------          ---------------          ---------------
            I                    0.0171 DM/minute         0.0108 DM/minute
                                 (0.0088 EUR/minute)      (0.0055 EUR/minute)(1)
            II                   0.0292 DM/minute         0.0175 DM/minute
                                 (0.0149 EUR/minute)      (0.0090 EUR/minute)
            III                  0.0369 DM/minute         0.0204 DM/minute
                                 (0.0189 EUR/minute)      (0.0104 EUR/minute)
            IV                   0.0447 DM/minute         0.0275 DM/minute
                                 (0.0228 EUR/minute)      (0.0140 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.2
      FEED OF CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                         TO TELEKOM AS NETWORK OPERATOR
                       VALID FROM 01/01/2000 TO 29/02/2000

1           PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which are established by junctions in the telephone network of FirstMark in the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of FirstMark in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


            Allotted to the TARIFF AREA IV are:
            connections which are established by junctions in the telephone network of FirstMark local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

            In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to Telekom (locations of interconnection) can be greater than the tariff distance to another location of interconnection with Telekom. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with Telekom is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

            STANDARD TARIFF
            The standard tariff is applied in the time from 9 a.m. to 9 p.m.

            OFF-PEAK TARIFF
            The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2           PRICE

            For the establishment of the connection and the maintenance of the connection, the prices determined by regulation decisions will be applied provisionally for this feed service first of all as downpayment:

            TARIFF AREA          STANDARD TARIFF            OFF-PEAK TARIFF
            -----------          ---------------            ---------------
            I                    0.0197 DM/minute           0.0124 DM/minute
                                 (0.01007 EUR/minute)       (0.00634 EUR/minute)
            II                   0.0336 DM/minute           0.0202 DM/minute
                                 (0.01718 EUR/minute)       (0.01033 EUR/minute)
            III                  0.0425 DM/minute           0.0235 DM/minute
                                 (0.02173 EUR/minute)       (0.01202 EUR/minute)
            IV                   0.0514 DM/minute           0.0316 DM/minute
                                 (0.02628 EUR/minute)       (0.01616 EUR/minute)

                    Interconnection Contract with FirstMark
                                  Confidential


The invoices for the service FirstMark-B.2 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. FirstMark will pay Telekom the respective difference.

            TARIFF AREA          STANDARD TARIFF          OFF-PEAK TARIFF
            -----------          ---------------          ---------------
            I                    0.0149 DM/minute         0.0094 DM/minute
                                 (0.0076 EUR/minute)      (0.0048 EUR/minute)(1)
            II                   0.0254 DM/minute         0.0153 DM/minute
                                 (0.0130 EUR/minute)      (0.0078 EUR/minute)
            III                  0.0321 DM/minute         0.0178 DM/minute
                                 (0.0164 EUR/minute)      (0.0091 EUR/minute)
            IV                   0.0388 DM/minute         0.0239 DM/minute
                                 (0.0199 EUR/minute)      (0.0122 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                               SERVICE TELEKOM-B.2
      FEED OF CONNECTIONS FROM THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                         TO TELEKOM AS NETWORK OPERATOR
                       VALID FROM 01/03/2000 TO 31/01/2001

1           PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which are established by junctions in the telephone network of FirstMark in the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of FirstMark in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


            Allotted to the TARIFF AREA IV are: connections which are established by junctions in the telephone network of FirstMark local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

            In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to Telekom (locations of interconnection) can be greater than the tariff distance to another location of interconnection with Telekom. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with Telekom is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

            PEAK TARIFF
            The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

            OFF-PEAK TARIFF
            The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2           PRICE

            For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this feed service:

            TARIFF AREA          PEAK TARIFF              OFF-PEAK TARIFF
            -----------          -----------              ---------------
            I                    0.0171 DM/minute         0.0108 DM/minute
                                 (0.0088 EUR/minute)      (0.0055 EUR/minute)(1)
            II                   0.0292 DM/minute         0.0175 DM/minute
                                 (0.0149 EUR/minute)      (0.0090 EUR/minute)
            III                  0.0369 DM/minute         0.0204 DM/minute
                                 (0.0189 EUR/minute)      (0.0104 EUR/minute)
            IV                   0.0447 DM/minute         0.0275 DM/minute
                                 (0.0228 EUR/minute)      (0.0140 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.5
     CONNECTIONS ORIGINATING IN THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK TO THE FREEPHONE SERVICE OF TELEKOM AND TO THE FREEPHONE SERVICE OF OTHER
              NETWORK OPERATORS UNDER THE SERVICE CODE 0800 OR 0130
                       VALID FROM 01/01/2000 TO 29/02/2000

1           PRICE STRUCTURE

            Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

            The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

            STANDARD TARIFF
            The standard tariff is applied on working days in the time from 9 a.m. to 9 p.m..

            OFF-PEAK TARIFF
            The off-peak tariff is applied on working days in the time between 9 p.m. and 9 a.m.

2           PRICE

            The following prices are applied for the establishment of the connection and the maintenance of the connection first of all as downpayment:

            STANDARD TARIFF            0.0429 DM/minute
                                       (0.0219 EUR/minute)(1)
            OFF-PEAK TARIFF            0.0267 DM/minute
                                       (0.0137 EUR/minute)

            The invoices for the service FirstMark-0.5 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. FirstMark will pay Telekom the respective difference.

            STANDARD TARIFF            0.0324 DM/minute
                                       (0.0166 EUR/minute)
            OFF-PEAK TARIFF            0.0202 DM/minute
                                       (0.0103 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.5
     CONNECTIONS ORIGINATING IN THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK TO THE FREEPHONE SERVICE OF TELEKOM AND TO THE FREEPHONE SERVICE OF OTHER
              NETWORK OPERATORS UNDER THE SERVICE CODE 0800 OR 0130
                       VALID FROM 01/03/2000 TO 31/03/2000

1           PRICE STRUCTURE

            Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection and the tariff times. The duration of the connection is measured in seconds.

            The following tariff times are applied for the prices of establishment of the connection and the maintenance of the connection:

            PEAK TARIFF
            The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

            OFF-PEAK TARIFF
            The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2           PRICE

            The following prices are applied for the establishment of the connection and for the maintenance of a connection:

            PEAK TARIFF                0.0373 DM/minute
                                       (0.0191 EUR/minute)(1)
            OFF-PEAK TARIFF            0.0232 DM/minute
                                       (0.0119 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.5
     CONNECTIONS ORIGINATING IN THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK TO THE FREEPHONE SERVICE OF TELEKOM AND TO THE FREEPHONE SERVICE OF OTHER
              NETWORK OPERATORS UNDER THE SERVICE CODE 0800 OR 0130
                       VALID FROM 01/04/2000 TO 31/01/2001

1           PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which are established by junctions in the telephone network of Telekom in the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of Telekom in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.6
            CONNECTIONS TO THE SHARED COST SERVICE 0180 OF FIRSTMARK
                       VALID FROM 01/02/1999 TO 29/02/2000

1           PRICE

            For the service FirstMark-O.6, Telekom will pay FirstMark the following listed prices. The prices shown for the service codes 0180 2 and 0180 4 assume an average duration of connection of 3 minutes. If the average duration of connection is exceeded by more than 30%, the refund of transport costs will be re-calculated in accordance with 2.2 amounting to the actual duration of the connection exceeding the assumed average duration of connection.

            Prices for connections from terrestrial networks:

            SERVICE                 STANDARD TARIFF            OFF-PEAK TARIFF
            IDENTIFICATION NO.      ---------------            ---------------
            ------------------

            0180 1                  0.0199 DM/minute           0.0092 DM/minute
                                    (0.0102 EUR/minute)        (0.0047 EUR/minute)(1)
            0180 2                  0.0032 DM/connection       0.0318 DM/connection
                                    (0.0016 EUR/connection)    (0.0071 EUR/connection)
            0180 3                  0.1142 DM/minute           0.1248 DM/minute
                                    (0.0584 EUR/minute)        (0.0638 EUR/minute)
            0180 4                  0.0984 DM/connection       0.1090 DM/connection
                                    (0.0503 EUR/connection)    (0.0557 EUR/connection)
            0180 5                  0.1618 DM/minute           0.1724 DM/minute
                                    (0.0827 EUR/minute)        (0.0881 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


            Prices for connections from mobile telephone networks:

            Origin E-plus

            SERVICE             STANDARD TARIFF (9 A.M.-6 P.M)  OFF-PEAK TARIFF (6 P.M.-9 A.M.)
            IDENTIFICATION NO.  -----------------------------   ------------------------------
            ------------------

            0180 1              -0.0148 DM/minute               -0.0128 DM/minute
                                (-0.0076 EUR/minute)            (-0.0065 EUR/minute)(1)
            0180 2              -0.0315 DM/connection           -0.0082 DM/connection
                                (-0.0161 EUR/connection)        (-0.0042 EUR/connection)
            0180 3              0.0795 DM/minute                0.1028 DM/minute
                                (0.0406 EUR/minute)             (0.0526 EUR/minute)
            0180 4              0.0637 DM/connection            0.0870 DM/connection
                                (0.0326 EUR/connection)         (0.0445 EUR/connection)
            0180 5              0.1271 DM/minute                0.1504 DM/minute
                                (0.0650 EUR/minute)             (0.0769 EUR/minute)

            Origin C network, D1, D2, E2

            SERVICE
            IDENTIFICATION NO.  STANDARD TARIFF (9 A.M.-9 P.M)  OFF-PEAK TARIFF (9 P.M.-9 A.M.)
            ------------------  ------------------------------  -------------------------------

            0180 1              -0.0148 DM/minute               -0.0128 DM/minute
                                (-0.0076 EUR/minute)            (-0.0065 EUR/minute)
            0180 2              -0.0315 DM/connection           -0.0082 DM/connection
                                (-0.0161 EUR/connection)        (-0.0042 EUR/connection)
            0180 3              0.0795 DM/minute                0.1028 DM/minute
                                (0.0406 EUR/minute)             (0.0526 EUR/minute)
            0180 4              0.0637 DM/connection            0.0870 DM/connection
                                (0.0326 EUR/connection)         (0.0445 EUR/connection)
            0180 5              0.1271 DM/minute                0.1504 DM/minute
                                (0.0650 EUR/minute)             (0.0769 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2           CALCULATION OF THE PRICES

            The price for the service ForstMark-O.6 is calculated according to the following formula:

                  Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the
                  value-added service of Telekom)
            -     expenses saved for the transport service of FirstMark
            -     expenses saved for invoicing/bad debts of FirstMark
                  --------------------------------------------------------------
            =     Price for the service FirstMark-O.6

2.1         PRICE OF THE VALUE-ADDED SERVICE

            For connections to the shared cost service 0180 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in these will be converted as follows:

            o     for the service identification no. 0180 1:

                  standard tariff                             60 sec * 1 TU(1)
                                                              -------------
                        Standard-form Contract Conditions time unit(2) (118 sec)

                  off-peak tariff                             60 sec * 1 TU
                                                              -------------
                        Standard-form Contract Conditions time unit (210 sec)

            o     for the service identification no. 0180 2:

                       Standard-form Contract Conditions-price/connection (1 TU)

            o     for the service identification no. 0180 3
                                                              60 sec * 1 TU
                                                              -------------
                            Standard-form Contract Conditions time unit (40 sec)

            o     for the service identification no. 0180 4:
                       Standard-form Contract Conditions-price/connection (4 TU)

            o     for the service identification no. 0180 5
                                                               60 sec * 1 TU
                                                               -------------
                            Standard-form Contract Conditions time unit (30 sec)

----------
(1) 1 TU = 1 tariff unit which is at present 0.1034 DM.
(2) The Standard-form Contract Conditions unit is 90 or 150 secs in the standard tariff (ratio: 15/13) and 150 or 240 sec in the off-peak tariff (ratio 4/8).

                    Interconnection Contract with FirstMark
                                  Confidential


            The converted Standard-form Contract Conditions price will then be:

            for the service identification no. 0180 1
                     at the standard tariff:            0.0526 DM/minute;
                     at the off-peak tariff:            0.0295 DM/minute;
            for the service identification no. 0180 2 0.0345 DM/minute; for the service identification no. 0180 3 0.1551 DM/minute; for the service identification no. 0180 4 0.1379 DM/minute; for the service identification no. 0180 5 0.2068 DM/minute.

            The duration of the connection is measured in seconds.

2.2         EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

            Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the duration of the connection and the tariff times. The duration of connection is measured in seconds.

            For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for the transport will be:

            For connections from terrestrial networks:

            STANDARD TARIFF                    OFF-PEAK TARIFF
            ---------------                    ---------------
            0.0283 DM/minute                   0.0177 DM/minute

            For connections from mobile telephone networks:

            Origin E-plus:

            STANDARD TARIFF (9 A.M.-6 P.M.)    OFF-PEAK TARIFF (6 P.M. - 9 A.M.)
            ---------------                    --------------------------------
            0.0612 DM/minute                   0.0379 DM/minute

            Origin C network, D1, D2, E2

            STANDARD TARIFF (9 A.M. - 9 P.M.)  OFF-PEAK TARIFF (9 P.M. - 9 A.M.)
            ---------------                    --------------------------------
            0.0612 DM/minute                   0.0379 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


2.3         EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

            The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for connections originating in terrestrial networks is thus:

            for the service identification no. 0180 1
                     Standard tariff:                   0.0044 DM/minute;
                     Off-peak tariff:                   0.0026 DM/minute;
            for the service identification no. 0180 2: 0.0030 DM/minute; for the service identification no. 0180 3: 0.0126 DM/minute; for the service identification no. 0180 4: 0.0112 DM/minute; for the service identification no. 0180 5: 0.0167 DM/minute.

            The expenses saved for invoicing and for bad debts of FirstMark are, for connections originating in mobile telephone networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            The expense saved for connections originating in mobile telephone networks is thus:

            for the service identification no. 0180 1
                     Standard tariff:                   0.0062 DM/minute;
                     Off-peak tariff:                   0.0044 DM/minute;
            for the service identification no. 0180 2: 0.0048 DM/minute; for the service identification no. 0180 3: 0.0144 DM/minute; for the service identification no. 0180 4: 0.0130 DM/minute; for the service identification no. 0180 5: 0.0185 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.6
            CONNECTIONS TO THE SHARED COST SERVICE 0180 OF FIRSTMARK
                       VALID FROM 01/03/2000 TO 31/03/2000

1           PRICE

            For the service FirstMark-O.6, Telekom will pay FirstMark the following listed prices. The block tariff shown for the service codes 0180 2 and 0180 4 assumes an average duration of connection of 3 minutes. If the average duration of connection is exceeded by more than 30%, the refund of transport costs will be re-calculated in accordance with 2.2 amounting to the actual duration of the connection exceeding the assumed average duration of connection.

            Prices for connections from terrestrial networks:

            SERVICE
            IDENTIFICATION NO.  PEAK TARIFF                OFF-PEAK TARIFF
            ------------------  -----------                ---------------

            0180 1              0.0386 DM/minute           0.0136 DM/minute
                                (0.0197 EUR/minute)        (0.0070 EUR/minute)1
            0180 2              0.0207 DM/connection       0.0483 DM/connection
                                (0.0106 EUR/connection)    (0.0247 EUR/connection)
            0180 3              0.1179 DM/minute           0.1271 DM/minute
                                (0.0603 EUR/minute)        (0.0650 EUR/minute)
            0180 4              0.3061 DM/connection       0.3337 DM/connection
                                (0.1565 EUR/connection)    (0.1706 EUR/connection)
            0180 5              0.1655 DM/minute           0.1747 DM/minute
                                (0.0846 EUR/minute)        (0.0893 EUR/minute)

            Prices for connections from mobile telephone networks:

            SERVICE
            IDENTIFICATION NO.   PEAK TARIFF               OFF-PEAK TARIFF
            ------------------   -----------               ---------------

            0180 1               0.0082 DM/minute          -0.0057 DM/minute
                                 (0.0042 EUR/minute)       (-0.0029 EUR/minute)
            0180 2               -0.0705 DM/connection     -0.0096 DM/connection
                                 (-0.0360 EUR/connection)  (-0.0049 EUR/connection)
            0180 3               0.0875 DM/minute          0.1078 DM/minute
                                 (0.0447 EUR/minute)       (0.0551 EUR/minute)
            0180 4               0.2149 DM/connection      0.2758 DM/connection
                                 (0.1099 EUR/connection)   (0.1410 EUR/connection)
            0180 5               0.1351 DM/minute          0.1554 DM/minute
                                 (0.0691 EUR/minute)       (0.0795 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2           CALCULATION OF THE PRICES

            The price for the service FirstMark-O.6 is calculated according to the following formula:

                  Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the
                  value-added service of Telekom)
            -     expenses saved for the transport service of FirstMark
            -     expenses saved for invoicing/bad debts of FirstMark
                  --------------------------------------------------------------
            =     Price for the service FirstMark-O.6

2.1         PRICE OF THE VALUE-ADDED SERVICE

            For connections to the shared cost service 0180 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in these will be converted as follows:

            o     for the service identification no. 0180 1:

                  peak tariff                                 60 sec * 1 TU(1)
                                                              -------------
                        Standard-form Contract Conditions time unit(2) (90 sec)

                  off-peak tariff                             60 sec * 1 TU
                                                              -------------
                          Standard-form Contract Conditions time unit (196 sec)

            o     for the service identification no. 0180 2:

                   Standard-form Contract Conditions-price/connection (1 TU)

            o     for the service identification no. 0180 3
                                                              60 sec * 1 TU
                                                              -------------

             Standard-form Contract Conditions time unit (40 sec)

            o     for the service identification no. 0180 4:
                   Standard-form Contract Conditions-price/connection (4 TU)

            o     for the service identification no. 0180 5
                                                              60 sec * 1 TU
                                                              -------------
                         Standard-form Contract Conditions time unit (30 sec)

----------
(1) 1 TU = 1 tariff unit which is at present 0.1034 DM.
(2) The Standard-form Contract Conditions unit is 150 or 240 sec in the off-peak tariff (ratio 60/63).

                    Interconnection Contract with FirstMark
                                  Confidential


            The converted Standard-form Contract Conditions price will then be:

            for the service identification no. 0180 1
                    at the peak tariff:                 0.0689 DM/minute;
                    at the off-peak tariff:             0.0317 DM/minute;
            for the service identification no. 0180 2: 0.1034 DM/minute; for the service identification no. 0180 3: 0.1551 DM/minute; for the service identification no. 0180 4: 0.4136 DM/minute; for the service identification no. 0180 5: 0.2068 DM/minute.

            The duration of the connection is measured in seconds.

2.2         EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

            Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the duration of the connection and the tariff times.

            The duration of the connection for connections of the service codes 0180 1, 0180 2 and 0180 5 is measured in seconds. For connections of the service codes 0180 2 and 0180 4, an average duration of connection of 3 minutes is taken as basis.

            For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for the transport will be:

            For connections from terrestrial networks:

            FOR THE SERVICE
            IDENTIFICATION NO.      PEAK TARIFF            OFF-PEAK TARIFF
            ------------------      -----------            ---------------
            0180 1, 0180 3, 0180 5  0.0246 DM/minute       0.0154 DM/minute

            for the Service
            identification no.(1)   Peak tariff            Off-peak tariff
            ------------------      -----------            ---------------
            0180 2, 0180 4          0.0738 DM/connection   0.0462 DM/connection

----------
(1) The re-calculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


            The expense saved for the transport will be:

            For connections from mobile telephone networks:

            FOR THE SERVICE
            IDENTIFICATION NO.         PEAK TARIFF               OFF-PEAK TARIFF
            ------------------         -----------               ---------------
            0180 1, 0180 3, 0180 5     0.0532 DM/minute          0.0329 DM/minute

            FOR THE SERVICE
            IDENTIFICATION NO.(1)      PEAK TARIFF               OFF-PEAK TARIFF
            ---------------------      -----------               ---------------
            0180 2, 0180 4             0.1596 DM/connection      0.0987 DM/connection

2.3         EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

            The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for connections originating in terrestrial networks is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0057 DM/minute;
                     Off-peak tariff:                   0.0027 DM/minute;
            for the service identification no. 0180 2: 0.0089 DM/connection; for the service identification no. 0180 3: 0.0126 DM/minute;
            for the service identification no. 0180 4: 0.0337 DM/connection; for the service identification no. 0180 5: 0.0167 DM/minute.

----------
(1) The re-calculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


            The expenses saved for invoicing and for bad debts of FirstMark are, for connections originating in mobile telephone networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            The expense saved for connections originating in mobile telephone networks is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0075 DM/minute;
                     Off-peak tariff:                   0.0045 DM/minute;
            for the service identification no. 0180 2: 0.0143 DM/connection; for the service identification no. 0180 3: 0.0144 DM/minute;
            for the service identification no. 0180 4: 0.0391 DM/connection; for the service identification no. 0180 5: 0.0185 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


                              SERVICE FIRSTMARK-O.6
            CONNECTIONS TO THE SHARED COST SERVICE 0180 OF FIRSTMARK
                       VALID FROM 01/04/2000 TO 31/01/2001

1           PRICE

            For the service FirstMark-O.6, Telekom will pay FirstMark the prices stated in the following less 0.323 DM/connection for the signalling query to the central data base (IN).

            For the prices for the establishment of the connection and the maintenance of the connection the following tariff times will be applied:

            PEAK TARIFF
            The peak-tariff will be applied on workdays between 9 a.m. and 6 p.m.

            OFF-PEAK
            The off-peak tariff will be applied on workdays between 6 p.m. and 9 a.m. and on Saturdays, Sundays and public federal holidays between 0 a.m. and 0 p.m.

            The block tariff shown for the service codes 0180 2 and 0180 4 assumes an average duration of connection of 3 minutes. In the case of the assumed average duration of connection being exceeded by more than 30%, re-calculation of the transport cost refund in accordance with 2.2 amounting to the actual duration of connection above the assumed average duration of connection will take place. 1.1

                    Interconnection Contract with FirstMark
                                  Confidential


1.1         PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

1.1.1       Prices for connections originating in the telephone network of
            Telekom:

            Service identification no. 0180 1
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.0463 DM/minute                      0.0183 DM/minute
                                         (0.0237 EUR/minute)                   (0.0094 EUR/minute)(1)
            II                           0.0342 DM/minute                      0.0116 DM/minute
                                         (0.0175 EUR/minute)                   (0.0059 EUR/minute)
            III                          0.0265 DM/minute                      0.0087 DM/minute
                                         (0.0135 EUR/minute)                   (0.0044 EUR/minute)
            IV                           0.0187 DM/minute                      0.0016 DM/minute
                                         (0.0096 EUR/minute)                   (0.0008 EUR/minute)

            Service identification no. 0180 2
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.0437 DM/connection                  0.0626 DM/connection
                                         (0.0223 EUR/connection)               (0.0320 EUR/connection)
            II                           0.0074 DM/connection                  0.0425 DM/connection
                                         (0.0038 EUR/connection)               (0.0217 EUR/connection)
            III                          - 0.0157 DM/connection                0.0338 DM/connection
                                         (- 0.0080 EUR/connection)             (0.0173 EUR/connection)
            IV                           - 0.0391 DM/connection                0.0125 DM/connection
                                         (- 0.0200 EUR/connection)             (0.0064 EUR/connection)

            Service identification no. 0180 3
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.1255 DM/minute                      0.01318 DM/minute
                                         (0.0642 EUR/minute)                   (0.0674 EUR/minute)
            II                           0.1134 DM/minute                      0.1251 DM/minute
                                         (0.0580 EUR/minute)                   (0.0640 EUR/minute)
            III                          0.1057 DM/minute                      0.1222 DM/minute
                                         (0.0540 EUR/minute)                   (0.0625 EUR/minute)
            IV                           0.0979 DM/minute                      0.1151 DM/minute
                                         (0.0501 EUR/minute)                   (0.0588 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


            Service identification no. 0180 4
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.3288 DM/connection                  0.3477 DM/connection
                                         (0.1681 EUR/connection)               (0.1778 EUR/connection)(1)
            II                           0.2925 DM/connection                  0.3276 DM/connection
                                         (0.1496 EUR/connection)               (0.1675 EUR/connection)
            III                          0.2694 DM/connection                  0.3189 DM/connection
                                         (0.1377 EUR/connection)               (0.1631 EUR/connection)
            IV                           0.2460 DM/connection                  0.2976 DM/connection
                                         (0.1258 EUR/connection)               (0.1522 EUR/connection)

            Service identification no. 0180 5
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.1730 DM/minute                      0.1793 DM/minute
                                         (0.0885 EUR/minute)                   (0.0917 EUR/minute)
            II                           0.1609 DM/minute                      0.1726 DM/minute
                                         (0.0823 EUR/minute)                   (0.0882 EUR/minute)
            III                          0.1532 DM/minute                      0.1697 DM/minute
                                         (0.0783 EUR/minute)                   (0.0868 EUR/minute)
            IV                           0.1454 DM/minute                      0.1626 DM/minute
                                         (0.0743 EUR/minute)                   (0.0831 EUR/minute)

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

1.1.2       Prices for connections originating in other terrestrial networks:

            Service identification no. 0180 1
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.0189 DM/minute                      -0.0004 DM/minute
                                         (0.0097 EUR/minute)                   (-0.0002 EUR/minute)
            II                           0.0089 DM/minute                      -0.0012 DM/minute
                                         (0.0046 EUR/minute)                   (-0.0006 EUR/minute)
            III                          0.0049 DM/minute                      -0.0032 DM/minute
                                         (0.0025 EUR/minute)                   (-0.0016 EUR/minute)
            IV                           -0.0139 DM/minute                     -0.0121 DM/minute
                                         (-0.00701 EUR/minute)                 (-0.0062 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


            Service identification no. 0180 2
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            -0.0385 DM/connection                 0.0065 DM/connection
                                         (-0.0197 EUR/connection)              (0.0033 EUR/connection)(1)
            II                           -0.0684 DM/connection                 0.0041 DM/connection
                                         (-0.0350 EUR/connection)              (0.0021 EUR/connection)
            III                          -0.0806 DM/connection                 -0.0017 DM/connection
                                         (-0.0412 EUR/connection)              (-0.0009 EUR/connection)
            IV                           -0.1369 DM/connection                 -0.0286 DM/connection
                                         (-0.0700 EUR/connection)              (-0.0146 EUR/connection)

            Service identification no. 0180 3
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.0981 DM/minute                      0.1131 DM/minute
                                         (0.0502 EUR/minute)                   (0.0578 EUR/minute)
            II                           0.0881 DM/minute                      0.1123 DM/minute
                                         (0.0450 EUR/minute)                   (0.0564 EUR/minute)
            III                          0.0841 DM/minute                      0.1103 DM/minute
                                         (0.0430 EUR/minute)                   (0.1014 EUR/minute)
            IV                           0.0653 DM/minute                      0.1014 DM/minute
                                         (0.0334 EUR/minute)                   (0.0518 EUR/minute)

            Service identification no. 0180 4
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.2466 DM/connection                  0.2916 DM/connection
                                         (0.1261 EUR/connection)               (0.1491 EUR/connection)
            II                           0.2167 DM/connection                  0.2892 DM/connection
                                         (0.1108 EUR/connection)               (0.1479 EUR/connection)
            III                          0.2045 DM/connection                  0.2834 DM/connection
                                         (0.1046 EUR/connection)               (0.1449 EUR/connection)
            IV                           0.1482 DM/connection                  0.2565 DM/connection
                                         (0.0758 EUR/connection)               (0.1311 EUR/connection)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


            Service identification no. 0180 5
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------
            I                            0.1456 DM/minute                      0.1606 DM/minute
                                         (0.0744 EUR/minute)                   (0.0821 EUR/minute)(1)
            II                           0.1356 DM/minute                      0.1598 DM/minute
                                         (0.0693 EUR/minute)                   (0.0817 EUR/minute)
            III                          0.1315 DM/minute                      0.1578 DM/minute
                                         (0.0672 EUR/minute)                   (0.0807 EUR/minute)
            IV                           0.1128 DM/minute                      0.1489 DM/minute
                                         (0.0577 EUR/minute)                   (0.0761 EUR/minute)

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

1.1.2 Prices for connections originating in other mobile telephone networks:

            Tariff area I - IV
            SERVICE IDENTIFICATION NO.   PEAK TARIFF                           OFF-PEAK TARIFF
            --------------------------   -----------                           ---------------
            0180 1                       -0.0075 DM/minute                     -0.0179 DM/minute
                                         (-0.0038 EUR/minute)                  (-0.0092 EUR/minute)
            0180 2                       -0.1177 DM/connection                 -0.0460 DM/connection
                                         (-0.0602 EUR/connection)              (-0.0235 EUR/connection)
            0180 3                       0.0717 DM/minute                      0.0956 DM/minute
                                         (0.0367 EUR/minute)                   (0.0489 EUR/minute)
            0180 4                       0.1674 DM/connection                  0.2391 DM/connection
                                         (0.0856 EUR/connection)               (0.1222 EUR/connection)
            0180 5                       0.1191 DM/minute                      0.1431 DM/minute
                                         (0.0609 EUR/minute)                   (0.0732 EUR/minute)

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally. 1.2

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

            Up to the point of time at which, through the implementation of the carrier selection phase II, the selection of the connection network operator for connections to value-added services is suppressed, separate measurement and invoicing of the connections originating in the telephone network of Telekom and originating in other terrestrial networks is not possible. For this period, the following prices determined on the basis of a mixed calculation less 0.0323 DM/connection will be applied in the invoice for the signalling query to the central data base (IN):

1.2.1       Prices for connections from terrestrial networks:

            Service identification no. 0180 1
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------
            I                            0.0409 DM/minute                      0.0147 DM/minute
                                         (0.0209 EUR/minute)                   (0.0075 EUR/minute)(1)
            II                           0.0300 DM/minute                      0.0086 DM/minute
                                         (0.0153 EUR/minute)                   (0.0044 EUR/minute)
            III                          0.0231 DM/minute                      0.0060 DM/minute
                                         (0.0118 EUR/minute)                   (0.0031 EUR/minute)
            IV                           0.0161 DM/minute                      -0.0004 DM/minute
                                         (0.0082 EUR/minute)                   (-0.0002 EUR/minute)

            Service identification no. 0180 2
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.0275 DM/connection                  0.0518 DM/connection
                                         (0.0141 EUR/connection)               (0.0265 EUR/connection)
            II                           -0.0052 DM/connection                 0.0335 DM/connection
                                         (-0.0027 EUR/connection)              (0.0171 EUR/connection)
            III                          -0.0259 DM/connection                 0.0257 DM/connection
                                         (-0.0132 EUR/connection)              (0.0131 EUR/connection)
            IV                           -0.0469 DM/connection                 0.0065 DM/connection
                                         (-0.0240 EUR/connection)              (0.0033 EUR/connection)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


            Service identification no. 0180 3
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.1201 DM/minute                      0.01282 DM/minute
                                         (0.0614 EUR/minute)                   (0.0655 EUR/minute)(1)
            II                           0.1092 DM/minute                      0.1221 DM/minute
                                         (0.0558 EUR/minute)                   (0.0624 EUR/minute)
            III                          0.1023 DM/minute                      0.1195 DM/minute
                                         (0.0523 EUR/minute)                   (0.0611 EUR/minute)
            IV                           0.0953 DM/minute                      0.1131 DM/minute
                                         (0.0487 EUR/minute)                   (0.0578 EUR/minute)

            Service identification no. 0180 4
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.3126 DM/connection                  0.3369 DM/connection
                                         (0.1598 EUR/connection)               (0.1723 EUR/connection)
            II                           0.2799 DM/connection                  0.3186 DM/connection
                                         (0.1431 EUR/connection)               (0.1629 EUR/connection)
            III                          0.2592 DM/connection                  0.3108 DM/connection
                                         (0.1325 EUR/connection)               (0.1589 EUR/connection)
            IV                           0.2382 DM/connection                  0.2916 DM/connection
                                         (0.1218 EUR/connection)               (0.1491 EUR/connection)

            Service identification no. 0180 5
            TARIFF AREA                  PEAK TARIFF                           OFF-PEAK TARIFF
            -----------                  -----------                           ---------------

            I                            0.1676 DM/minute                      0.1757 DM/minute
                                         (0.0857 EUR/minute)                   (0.0898 EUR/minute)
            II                           0.1567 DM/minute                      0.1696 DM/minute
                                         (0.0801 EUR/minute)                   (0.0867 EUR/minute)
            III                          0.1498 DM/minute                      0.1670 DM/minute
                                         (0.0766 EUR/minute)                   (0.0854 EUR/minute)
            IV                           0.1428 DM/minute                      0.1606 DM/minute
                                         (0.0730 EUR/minute)                   (0.0821 EUR/minute)

            For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


1.2.2       Prices for connections from mobile telephone networks:

            Tariff area I - IV
            SERVICE IDENTIFICATION NO.   PEAK TARIFF                           OFF-PEAK TARIFF
            ---------------------- ---   -----------                           ---------------
            0180 1                       -0.0075 DM/minute                     -0.0179 DM/minute
                                         (-0.0038 EUR/minute)                  (-0.0092 EUR/minute)(1)
            0180 2                       -0.1177 DM/connection                 -0.0460 DM/connection
                                         (-0.0602 EUR/connection)              (-0.0235 EUR/connection)
            0180 3                       0.0717 DM/minute                      0.0956 DM/minute
                                         (0.0367 EUR/minute)                   (0.0489 EUR/minute)
            0180 4                       0.1674 DM/connection                  0.2391 DM/connection
                                         (0.0856 EUR/connection)               (0.1222 EUR/connection)
            0180 5                       0.1191 DM/minute                      0.1431 DM/minute
                                         (0.0609 EUR/minute)                   (0.0732 EUR/minute)

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

2           CALCULATION OF THE PRICES

            The price for the service FirstMark-O.6 is calculated according to the following formula:

                  Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the
                  value-added service of Telekom)
            -     expenses saved for the transport service of FirstMark
                  (including the signalling query to the central data base (IN))
            -     expenses saved for invoicing/bad debts of FirstMark
                  --------------------------------------------------------------
            =     Price for the service FirstMark-O.6

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2.1         PRICE OF THE VALUE-ADDED SERVICE

            For connections to the shared cost service 0180 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in these will be converted as follows:

            o     for the service identification no. 0180 1:

                  peak tariff                                60 SEC * 1 TU(1)
                                                             --------------
                         Standard-form Contract Conditions time unit(2) (90 sec)

                  off-peak tariff                            60 SEC * 1 TU
                                                             -------------
                           Standard-form Contract Conditions time unit (196 sec)

            o     for the service identification no. 0180 2:

                       Standard-form Contract Conditions-price/connection (1 TU)

            o     for the service identification no. 0180 3
                                                             60 SEC * 1 TU
                                                             -------------
                            Standard-form Contract Conditions time unit (40 sec)

            o     for the service identification no. 0180 4:
                       Standard-form Contract Conditions-price/connection (4 TU)

            o     for the service identification no. 0180 5
                                                             60 SEC * 1 TU
                                                             -------------
                            Standard-form Contract Conditions time unit (30 sec)

            The converted Standard-form Contract Conditions price will then be:

            for the service identification no. 0180 1
                     at the peak tariff:                0.0689 DM/minute;
                     at the off-peak tariff:            0.0316 DM/minute;
            for the service identification no. 0180 2: 0.1033 DM/minute; for the service identification no. 0180 3: 0.1550 DM/minute; for the service identification no. 0180 4: 0.4132 DM/minute; for the service identification no. 0180 5: 0.2066 DM/minute.

            The duration of the connection is measured in seconds.

----------
(1) 1 TU = 1 tariff unit which is at present 0.1033 DM.
(2) The Standard-form Contract Conditions unit is 150 or 240 sec in the off-peak tariff (ratio 60/63).

                    Interconnection Contract with FirstMark
                                  Confidential


2.2         EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

            Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the number of connections, the tariff distance, the duration of the connection and the tariff times.

            The duration of the connection for connections of the service codes 0180 1, 0180 2 and 0180 5 is measured in seconds. For connections of the service codes 0180 2 and 0180 4, an average duration of connection of 3 minutes is taken as basis.

            The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

            Allotted to the TARIFF AREA I are:
            connections which are established by junctions in the telephone network of Telekom in the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of Telekom in the local network areas which border directly on the local network area in which the connections are transferred.

            Connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA II are:
            connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

            Allotted to the TARIFF AREA III are:
            connections which established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

            Allotted to the TARIFF AREA IV are:
            connections which are established by junctions in the telephone network of Telekom local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2.1 The expenses saved for the transport will be from implementation of the carrier selection phase II:

            For connections originating in the telephone network of Telekom:

            for the service identification nos. 0180 1, 0180 3, 0180 5

            TARIFF AREA                  PEAK TARIFF              OFF-PEAK TARIFF
            -----------                  -----------              ---------------
            I                            0.0171 DM/minute         0.0108 DM/minute
            II                           0.0292 DM/minute         0.0175 DM/minute
            III                          0.0369 DM/minute         0.0204 DM/minute
            IV                           0.0447 DM/minute         0.0275 DM/minute

            for the service identification nos.1 0180 2, 0180 4

            TARIFF AREA                  PEAK TARIFF              OFF-PEAK TARIFF
            -----------                  -----------              ---------------
            I                            0.0513 DM/connection     0.0324 DM/connection
            II                           0.0876 DM/connection     0.0525 DM/connection
            III                          0.1107 DM/connection     0.0612 DM/connection
            IV                           0.1341 DM/connection     0.0825 DM/connection

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

            For connections originating in other terrestrial networks:

            for the service identification nos. 0180 1, 0180 3, 0180 5

            TARIFF AREA                  PEAK TARIFF              OFF-PEAK TARIFF
            -----------                  -----------              ---------------
            I                            0.0425 DM/minute         0.0275 DM/minute
            II                           0.0525 DM/minute         0.0283 DM/minute
            III                          0.0565 DM/minute         0.0303 DM/minute
            IV                           0.0753 DM/minute         0.0392 DM/minute

            for the service identification nos.(1) 0180 2, 0180 4

            TARIFF AREA                  PEAK TARIFF              OFF-PEAK TARIFF
            -----------                  -----------              ---------------
            I                            0.1275 DM/connection     0.0825 DM/connection
            II                           0.1574 DM/connection     0.0850 DM/connection
            III                          0.1696 DM/connection     0.0908 DM/connection
            IV                           0.2259 DM/connection     0.1177 DM/connection

----------
(1) The re-calculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

            For connections originating in mobile telephone networks:

            FOR THE SERVICE
            IDENTIFICATION NO.(1)       PEAK TARIFF               OFF-PEAK TARIFF
            -------------------         -----------               ---------------
            0180 1, 0180 3, 0180 5      0.0689 DM/minute          0.0450 DM/minute

            FOR THE SERVICE
            IDENTIFICATION NO.          PEAK TARIFF               OFF-PEAK TARIFF
            ------------------          -----------               ---------------
            0180 2, 0180 4              0.2068 DM/minute          0.1350 DM/minute

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

            For connections from terrestrial networks:

            for the service identification nos. 0180 1, 0180 3, 0180 5

            TARIFF AREA                  PEAK TARIFF             OFF-PEAK TARIFF
            -----------                  -----------             ---------------
            I                            0.0223 DM/minute        0.0142 DM/minute
            II                           0.0332 DM/minute        0.0203 DM/minute
            III                          0.0401 DM/minute        0.0229 DM/minute
            IV                           0.0471 DM/minute        0.0293 DM/minute

      for the service identification nos. 0180 2, 0180 4

            TARIFF AREA                  PEAK TARIFF             OFF-PEAK TARIFF
            -----------                  -----------             ---------------
            I                            0.0669 DM/connection    0.0426 DM/connection
            II                           0.0996 DM/connection    0.0609 DM/connection
            III                          0.1203 DM/connection    0.0687 DM/connection
            IV                           0.1413 DM/connection    0.0879 DM/connection

----------
(1) The re-calculation of the refund of transport costs will take place on the basis of the minute price.

                    Interconnection Contract with FirstMark
                                  Confidential


            For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

            For connections from mobile telephone networks:

            FOR THE SERVICE
            IDENTIFICATION NO.            PEAK TARIFF            OFF-PEAK TARIFF
            ------------------            -----------            ---------------
            0180 1, 0180 3, 0180 5        0.0689 DM/minute       0.0450 DM/minute

            FOR THE SERVICE
            IDENTIFICATION NO.            PEAK TARIFF            OFF-PEAK TARIFF
            ------------------            -----------            ---------------
            0180 2, 0180 4                0.2068 DM/minute       0.1350 DM/minute

            For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted or in the case of negative prices invoiced additionally.

2.3         EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

            The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

2.3.1 The expense saved for invoicing and bad debts of FirstMark from implementation of the carrier selection phase II

            The expense saved for connections originating in the telephone network of Telekom is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0055 DM/minute;
                     Off-peak tariff:                   0.0025 DM/minute;
            for the service identification no. 0180 2   0.0083 DM/connection;
            for the service identification no. 0180 3   0.0124 DM/minute;
            for the service identification no. 0180 4   0.0331 DM/connection;
            for the service identification no. 0180 5   0.0165 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


            The expense saved for connections originating in other terrestrial and mobile telephone networks is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0075 DM/minute;
                     Off-peak tariff:                   0.0045 DM/minute;
            for the service identification no. 0180 2: 0.0143 DM/connection; for the service identification no. 0180 3: 0.0144 DM/minute;
            for the service identification no. 0180 4: 0.0391 DM/connection; for the service identification no. 0180 5: 0.0185 DM/minute.

2.3.2 The expense saved for invoicing and bad debts of FirstMark from implementation of the carrier selection phase II

            The expense saved for connections originating in terrestrial networks is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0057 DM/minute;
                     Off-peak tariff:                   0.0027 DM/minute;
            for the service identification no. 0180 2: 0.0089 DM/connection; for the service identification no. 0180 3: 0.0126 DM/minute;
            for the service identification no. 0180 4: 0.0337 DM/connection; for the service identification no. 0180 5: 0.0167 DM/minute.

            It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for connections originating in mobile telephone networks is thus:

            for the service identification no. 0180 1
                     Peak tariff:                       0.0075 DM/minute;
                     Off-peak tariff:                   0.0045 DM/minute;
            for the service identification no. 0180 2: 0.0143 DM/connection; for the service identification no. 0180 3: 0.0144 DM/minute;
            for the service identification no. 0180 4. 0.0391 DM/connection; for the service identification no. 0180 5: 0.0185 DM/minute.

                    Interconnection Contract with FirstMark
                                  Confidential


                             SERVICE FIRSTMARK-O.11
                  CONNECTIONS TO THE SERVICE 0700 OF FIRSTMARK
                             VALID UNTIL 29/02/2000

1           PRICE

            For the service FirstMark-O.11, Telekom will pay FirstMark the following prices:

            For connections from terrestrial networks:

                     Monday to Friday  9 a.m. - 6 p.m.    0.1618 DM/minute
                                                          (0.0827 EUR/minute)(1)
                     Monday to Friday  6 p.m. - 9 p.m.    0.0666 DM/minute
                                                          (0.0341 EUR/minute)
                     Saturday, Sunday  9 a.m. - 9 p.m.    0.0666 DM/minute
                                                          (0.0341 EUR/minute)
                     Monday to Sunday  9 p.m. - 9 a.m.    0.0772 DM/minute
                                                          (0.0395 EUR/minute)

            For connections from mobile telephone networks:

                     Monday to Friday  9 a.m. - 6 p.m.    0.1271 DM/minute
                                                          (0.0650 EUR/minute)
                     Monday to Friday  6 p.m. - 9 p.m.    0.0319 DM/minute
                                                          (0.0163 EUR/minute)
                     Saturday, Sunday  9 a.m. - 9 p.m.    0.0319 DM/minute
                                                          (0.0163 EUR/minute)
                     Monday to Sunday  9 p.m. - 9 a.m.    0.0552 DM/minute
                                                          (0.0282 EUR/minute)

----------
(1) The priced in EUR are rounded off to four decimal points.

                    Interconnection Contract with FirstMark
                                  Confidential


2           CALCULATION OF THE PRICES

            The price for the service FirstMark-O.11 is calculated according to the following formula:

                  Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the
                  value-added service of Telekom)
            -     expenses saved for the transport service of FirstMark
            -     expenses saved for invoicing/bad debts of FirstMark
                  --------------------------------------------------------------
            =     Price for the service FirstMark-O.11

2.1         PRICE OF THE VALUE-ADDED SERVICE

            For connections to the shared cost service 0700 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in them will be converted as follows into minute prices:

                    Monday to Friday  9 a.m. - 6 p.m.:

                                                               60 SEC * 1 TU(1)
                                                               -------------
                            Standard-form Contract Conditions time unit (30 sec)

                    Monday to Friday  6 p.m. - 9 p.m.,
                    Saturday, Sunday  9 a.m. - 9 p.m.,
                    Monday to Sunday  9 p.m. - 9 a.m:
                                                               60 SEC * 1 TU
                                                               -------------
                            Standard-form Contract Conditions time unit (60 sec)

            The converted Standard-form Contract Conditions price will then be:

                    Monday to Friday  9 a.m. - 6 p.m.:       0.2068 DM/minute

                    Monday to Friday  6 p.m. - 9 p.m.:       0.1034 DM/minute
                    Saturday, Sunday  9 a.m. - 9 p.m.:       0.1034 DM/minute
                    Monday to Sunday  9 p.m. - 9 a.m.:       0.1034 DM/minute

            The duration of the connection is measured in seconds.

----------
(1) 1 TU = 1 tariff unit which is at present 0.1034 DM.

                    Interconnection Contract with FirstMark
                                  Confidential


2.2         EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

            Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the duration of the connection and the tariff times. The duration of connection is measured in seconds.

            For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for the transport will be:

            For connections from terrestrial networks:

                  Monday to Friday  9 a.m. - 6 p.m.:       0.0283 DM/minute
                  Monday to Friday  6 p.m. - 9 p.m.:       0.0283 DM/minute
                  Saturday, Sunday  9 a.m. - 9 p.m.:       0.0283 DM/minute
                  Monday to Sunday  9 p.m. - 9 a.m.:       0.0177 DM/minute

            For connections from mobile telephone networks:

                  Monday to Friday  9 a.m. - 6 p.m.:       0.0612 DM/minute
                  Monday to Friday  6 p.m. - 9 p.m.:       0.0612 DM/minute
                  Saturday, Sunday  9 a.m. - 9 p.m.:       0.0612 DM/minute
                  Monday to Sunday  9 p.m. - 9 a.m.:       0.0379 DM/minute

                    Interconnection Contract with FirstMark
                                  Confidential


2.3         EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

            The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

            The expense saved for connections originating in terrestrial networks is thus:

                  Monday to Friday  9 a.m. - 6 p.m.:       0.0167 DM/minute
                  Monday to Friday  6 p.m. - 9 p.m.:       0.0085 DM/minute
                  Saturday, Sunday  9 a.m. - 9 p.m.:       0.0085 DM/minute
                  Monday to Sunday  9 p.m. - 9 a.m.:       0.0085 DM/minute

            The expenses saved for invoicing and bad debts of FirstMark for connections originating in mobile telephone networks are 8% of the Standard-form Contract Conditions in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

            The expense saved for connections originating in mobile telephone networks is thus:

                  Monday to Friday  9 a.m. - 6 p.m.:       0.0185 DM/minute
                  Monday to Friday  6 p.m. - 9 p.m.:       0.0103 DM/minute
                  Saturday, Sunday  9 a.m. - 9 p.m.:       0.0103 DM/minute
                  Monday to Sunday  9 p.m. - 9 a.m.:       0.0103 DM/minute

                     Interconnection Contract with FirstMark
                                  Confidential

                             SERVICE FIRSTMARK-O.11
                  CONNECTIONS TO THE SERVICE 0700 OF FIRSTMARK
                       VALID FROM 01/03/2000 TO 31/03/2000

1     PRICE

      For the service FirstMark-O.11, Telekom will pay FirstMark the following prices:

      For connections from terrestrial networks:

            Monday to Friday 9 a.m. - 6 p.m.      0.1655 DM/minute
                                                  (0.0846 EUR/minute)(1)
            remaining time:                       0.0795 DM/minute
                                                  (0.0406 EUR/minute)

      For connections from mobile telephone networks:

            Monday to Friday  9 a.m. - 6 p.m.     0.1351 DM/minute
                                                  (0.0691 EUR/minute)
            remaining time:                       0.0602 DM/minute
                                                  (0.0308 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

2     CALCULATION OF THE PRICES

      The price for the service FirstMark-O.11 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
      -     expenses saved for the transport service of FirstMark
      -     expenses saved for invoicing/bad debts of FirstMark

            --------------------------------------------------------------------
      =     Price for the service FirstMark-O.11

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the shared cost service 0700 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in these will be converted as follows:

            Monday to Friday 9 a.m. - 6 p.m.:
                                                        60 SEC * 1 TU(1)
                            Standard-form Contract Conditions time unit (30 sec)

           for the remaining time:                      60 SEC * 1 TU
                            Standard-form Contract Conditions time unit (60 sec)

      The converted Standard-form Contract Conditions price will then be:

           Monday to Friday  9 a.m. - 6 p.m.     0.2068 DM/minute
           remaining time:                       0.1034 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1034 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

2.2   EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

      Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the duration of the connection and the tariff times. The duration of connection is measured in seconds.

      For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

      The expense saved for the transport will be:

      For connections from terrestrial networks:

           Monday to Friday  9 a.m. - 6 p.m.           0.2046 DM/minute
           remaining time:                             0.0154 DM/minute

           For connections from mobile telephone networks:

           Monday to Friday  9 a.m. - 6 p.m.           0.0532 DM/minute
           remaining time:                             0.0329 DM/minute

                     Interconnection Contract with FirstMark
                                  Confidential

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

      It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

      The expense saved for connections originating in terrestrial networks is thus:

           Monday to Friday  9 a.m. - 6 p.m.           0.0167 DM/minute
           remaining time:                             0.0085 DM/minute

      The expenses saved for invoicing and bad debts of FirstMark for connections originating in mobile telephone networks are 8% of the Standard-form Contract Conditions in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

      The expense saved for connections originating in mobile telephone networks is thus:

           Monday to Friday  9 a.m. - 6 p.m.           0.0185 DM/minute
           remaining time:                             0.0103 DM/minute

                     Interconnection Contract with FirstMark
                                  Confidential

                             SERVICE FIRSTMARK-O.11
                  CONNECTIONS TO THE SERVICE 0700 OF FIRSTMARK
                       VALID FROM 01/04/2000 TO 31/01/2001

1     PRICE

      For the service FirstMark-O.11, Telekom will pay FirstMark the prices listed in the following less 0.0323 DM/connection for the signalling query to the central data base (IN).

      The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

      PEAK TARIFF

      The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

      OFF-PEAK TARIFF

      The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.1   PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

1.1.1 Prices for connections originating in the telephone network of Telekom:

      TARIFF AREA           PEAK TARIFF                   OFF-PEAK TARIFF

      I                     0.1730 DM/minute              0.0842 DM/minute
                            (0.0885 EUR/minute)           (0.0431 EUR/minute)(1)
      II                    0.1609 DM/minute              0.0775 DM/minute
                            (0.0823 EUR/minute)           (0.0396 EUR/minute)
      III                   0.1532 DM/minute              0.0746 DM/minute
                            (0.0783 EUR/minute)           (0.0381 EUR/minute)
      IV                    0.1454 DM/minute              0.0675 DM/minute
                            (0.0743 EUR/minute)           (0.0345 EUR/minute)

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

1.1.2   PRICES FOR CONNECTIONS ORIGINATING IN OTHER TERRESTRIAL NETWORKS:

        TARIFF AREA         PEAK TARIFF                  OFF-PEAK TARIFF

        I                   0.1456 DM/minute             0.0655 DM/minute
                            (0.0744 EUR/minute)          (0.0335 EUR/minute)(1)
        II                  0.1356 DM/minute             0.0647 DM/minute
                            (0.0693 EUR/minute)          (0.0331 EUR/minute)
        III                 0.1315 DM/minute             0.0628 DM/minute
                            (0.0672 EUR/minute)          (0.0321 EUR/minute)
        IV                  0.1128 DM/minute             0.0538 DM/minute
                            (0.0577 EUR/minute)          (0.0275 EUR/minute)

        For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

1.1.3   Prices for connections originating in mobile telephone networks:

        independent of      PEAK TARIFF                  OFF-PEAK TARIFF
        distance
                            0.1191 DM/minute             0.0480 DM/minute
                            (0.0609 EUR/minute)          (0.0245 EUR/minute)

        For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

1.2 PRICES FOR THE TRANSITION PERIOD UP TO IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

        Up to the point of time at which, through the implementation of the carrier selection phase II, the selection of the connection network operator for connections to value-added services is suppressed, separate measurement and invoicing of the connections originating in the telephone network of Telekom and originating in other terrestrial networks is not possible. For this period, the following prices determined on the basis of a mixed calculation less 0.0323 DM/connection will be applied in the invoice for the signalling query to the central data base (IN).

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

1.2.1   Prices for connections from terrestrial networks:

        TARIFF AREA       PEAK TARIFF                   OFF-PEAK TARIFF

        I                 0.01676 DM/minute             0.0806 DM/minute
                          (0.0857 EUR/minute)           (0.0412 EUR/minute)(1)
        II                0.1567 DM/minute              0.0745 DM/minute
                          (0.0801 EUR/minute)           (0.0381 EUR/minute)
        III               0.1498 DM/minute              0.0719 DM/minute
                          (0.0766 EUR/minute)           (0.0368 EUR/minute)
        IV                0.1428 DM/minute              0.0655 DM/minute
                          (0.0730 EUR/minute)           (0.0335 EUR/minute)

        For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

        For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

1.2.2   Prices for connections from mobile telephone networks:

        independent of    PEAK TARIFF                   OFF-PEAK TARIFF
        distance
                          0.1191 DM/minute              0.0480 DM/minute
                          (0.0609 EUR/minute)           (0.0245 EUR/minute)

        For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

2       CALCULATION OF THE PRICES

        The price for the service FirstMark-O.11 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
        - expenses saved for the transport service of FirstMark (including the signalling query to the central data base (IN))
        -   expenses saved for invoicing/bad debts of FirstMark

        ------------------------------------------------------------------------
        =   Price for the service FirstMark-O.11

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the shared cost service 0700 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in these will be converted as follows:

           Peak tariff:                               60 SEC * 1 TU(1)
                            Standard-form Contract Conditions time unit (30 sec)

           Off-peak tariff:                           60 SEC * 1 TU
                            Standard-form Contract Conditions time unit (60 sec)

      The converted Standard-form Contract Conditions price will then be:

           Peak tariff:                          0.2066 DM/minute
           Off-peak tariff:                      0.1033 DM/minute

      The duration of the connection is measured in seconds.

2.2   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      Decisive for the calculation of the expenses of the transport service of FirstMark are the origin of the connection, the duration of the connection, the distance, number of connections, the duration of the connection and the tariff times. The duration of connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

      Allotted to the TARIFF AREA I are:
      connections which are established by junctions in the telephone network of Telekom in the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of Telekom in the local network areas which border directly on the local network area in which the connections are transferred.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

      Connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:
      connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:
      connections which established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:
      connections which are established by junctions in the telephone network of Telekom local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expenses saved for the transport will be from implementation of the carrier selection phase II:

      For connections originating in the telephone network of Telekom:

      TARIFF AREA         PEAK TARIFF                   OFF-PEAK TARIFF
      I                   0.0171 DM/minute              0.0108 DM/minute
      II                  0.0292 DM/minute              0.0175 DM/minute
      III                 0.0369 DM/minute              0.0204 DM/minute
      IV                  0.0447 DM/minute              0.0275 DM/minute

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

      For connections originating in other terrestrial networks:

      TARIFF AREA         PEAK TARIFF                   OFF-PEAK TARIFF
      I                   0.0425 DM/minute              0.0275 DM/minute
      II                  0.0525 DM/minute              0.0283 DM/minute
      III                 0.0565 DM/minute              0.0303 DM/minute
      IV                  0.0753 DM/minute              0.0392 DM/minute

                     Interconnection Contract with FirstMark
                                  Confidential

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

      For connections originating in mobile telephone networks:

      independent of distance          PEAK TARIFF             OFF-PEAK TARIFF
                                       0.0689 DM/minute        0.0450 DM/minute

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

      For connections from terrestrial networks:

      TARIFF AREA         PEAK TARIFF                   OFF-PEAK TARIFF
      I                   0.0223 DM/minute              0.0142 DM/minute
      II                  0.0332 DM/minute              0.0203 DM/minute
      III                 0.0401 DM/minute              0.0229 DM/minute
      IV                  0.0471 DM/minute              0.0293 DM/minute

      For connections from terrestrial network, it is assumed that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

      For connections from mobile telephone networks:

      independent of distance          PEAK TARIFF             OFF-PEAK TARIFF
                                       0.0689 DM/minute        0.0450 DM/minute

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

                     Interconnection Contract with FirstMark
                                  Confidential

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      The expenses saved for invoicing and bad debts of FirstMark are, for connections originating in the telephone network of Telekom, 8% of the Standard-form Contract Conditions price in accordance with 2.1 and, for connections originating in other national terrestrial networks, 8% of the Standard-form Contract Conditions price in accordance with 2.1 plus a transit charge amounting to 0.0020 DM/minute.

2.3.1 The expense saved for invoicing and bad debts of FirstMark from implementation of the carrier selection phase II

      The expense saved for connections originating in the telephone network of Telekom is thus:

                                    PEAK TARIFF                 OFF-PEAK TARIFF
                                    0.0165 DM/minute            0.0083 DM/minute

      The expense saved for connections originating in other terrestrial and mobile telephone networks is thus:

                                    PEAK TARIFF                 OFF-PEAK TARIFF
                                    0.0185 DM/minute            0.0103 DM/minute

2.3.2 The expense saved for invoicing and bad debts of FirstMark from implementation of the carrier selection phase II

      The expense saved for connections originating in terrestrial networks is thus:

                                    PEAK TARIFF                 OFF-PEAK TARIFF
                                    0.0167 DM/minute            0.0085 DM/minute

      It is assumed thereby that 90% of the connections originate in the telephone network of Telekom and 10% of the connections in other national terrestrial networks.

      The expense saved for connections originating in mobile telephone networks is thus:

                                    PEAK TARIFF                 OFF-PEAK TARIFF
                                    0.0185 DM/minute            0.0103 DM/minute

                     Interconnection Contract with FirstMark
                                  Confidential

                             SERVICE FIRSTMARK-O.12
     CONNECTIONS ORIGINATING IN THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                  TO ONLINE SERVICES IN THE NETWORK OF TELEKOM
                       VALID FROM 01/01/2000 TO 29/02/2000

1     PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

      Allotted to the TARIFF AREA I are:
      connections which are established by junctions in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of FirstMark in the local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:
      connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:
      connections which established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:
      connections which are established by junctions in the telephone network of FirstMark local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential

      In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to Telekom (locations of interconnection) can be greater than the tariff distance to another location of interconnection with Telekom. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with Telekom is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

      STANDARD TARIFF
      The standard tariff is applied in the time from 9 a.m. to 9 p.m.

      OFF-PEAK TARIFF
      The off-peak tariff is applied in the time from 9 p.m. to 9 a.m.

2     PRICE

      For the establishment of the connection and the maintenance of the connection, the prices determined by regulation decisions will be applied provisionally for this feed service first of all as downpayment for the service B.2.

           TARIFF AREA         STANDARD TARIFF              OFF-PEAK TARIFF
           I                   0.0197 DM/minute             0.0124 DM/minute
                               (0.01007 EUR/minute)         (0.00634 EUR/minute)
           II                  0.0336 DM/minute             0.0202 DM/minute
                               (0.01718 EUR/minute)         (0.01033 EUR/minute)
           III                 0.0425 DM/minute             0.0235 DM/minute
                               (0.02173 EUR/minute)         (0.01202 EUR/minute)
           IV                  0.0514 DM/minute             0.0316 DM/minute
                               (0.02628 EUR/minute)         (0.01616 EUR/minute)

                     Interconnection Contract with FirstMark
                                  Confidential

The invoices for the service FirstMark-B.1 for the months January 2000 and February 2000 will be cancelled retroactively and the charges from April 2000 invoiced on the basis of the following charges retroactively. FirstMark will pay Telekom the respective difference.

       TARIFF AREA            STANDARD TARIFF             OFF-PEAK TARIFF
       I                      0.0149 DM/minute            0.0094 DM/minute
                              (0.0076 EUR/minute)         (0.0048 EUR/minute)(1)
       II                     0.0254 DM/minute            0.0153 DM/minute
                              (0.0130 EUR/minute)         (0.0078 EUR/minute)
       III                    0.0321 DM/minute            0.0178 DM/minute
                              (0.0164 EUR/minute)         (0.0091 EUR/minute)
       IV                     0.0388 DM/minute            0.0239 DM/minute
                              (0.0199 EUR/minute)         (0.0122 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

                             SERVICE FIRSTMARK-O.12
     CONNECTIONS ORIGINATING IN THE NATIONAL TELEPHONE NETWORK OF FIRSTMARK
                  TO ONLINE SERVICES IN THE NETWORK OF TELEKOM
                       VALID FROM 01/03/2000 TO 31/01/2001

1     PRICE STRUCTURE

1.1 Decisive for the calculation of the prices for the establishment of the connection and the maintenance of the connection are the duration of the connection, the distance and the tariff times. The duration of the connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to Telekom (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

      Allotted to the TARIFF AREA I are:
      connections which are established by junctions in the telephone network of FirstMark in the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of FirstMark in the local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA II are:
      connections which are established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:
      connections which established by junctions in the telephone network of FirstMark in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:
      connections which are established by junctions in the telephone network of FirstMark local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

                     Interconnection Contract with FirstMark
                                  Confidential

      In exceptional cases, the tariff distance of the local network area in which the connections are established to the local network area in which the connections are transferred to Telekom (locations of interconnection) can be greater than the tariff distance to another location of interconnection with Telekom. In this case, the tariff area with the tariff distance to the local network of the closest location of interconnection with Telekom is applied.

1.2 The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

      PEAK TARIFF
      The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

      OFF-PEAK TARIFF

      The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

2     PRICE

      For the establishment of the connection and the maintenance of a connection, the prices determined by regulation decisions will be applied for this feed service.

            TARIFF AREA         PEAK TARIFF                 OFF-PEAK TARIFF
            I                   0.0171 DM/minute            0.0108 DM/minute
                                (0.0088 EUR/minute)         (0.0055 EUR/minute)
            II                  0.0292 DM/minute            0.0175 DM/minute
                                (0.0149 EUR/minute)         (0.0090 EUR/minute)
            III                 0.0369 DM/minute            0.0204 DM/minute
                                (0.0189 EUR/minute)         (0.0104 EUR/minute)
            IV                  0.0447 DM/minute            0.0275 DM/minute
                                (0.0228 EUR/minute)         (0.0140 EUR/minute)

                     Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                CONNECTIONS TO THE SERVICE 0190 1-9 OF FIRSTMARK
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/01/2000 TO 29/02/2000

1     PRICE

      For the service FirstMark-Z.4, Telekom will pay FirstMark the following prices depending on the respective service code and the tariff times:

      SERVICE                   STANDARD TARIFF           OFF-PEAK TARIFF
      IDENTIFICATION NO.

      0190 1-3, 0190 5          0.9313 DM/minute          0.9419 DM/minute
                                (0.4761 EUR/minute)       (0.4816 EUR/minute)(1)
      0190 4, 0190 6            0.6114 DM/minute          0.6220 DM/minute
                                (0.3126 EUR/minute)       (0.3180 EUR/minute)
      0190 7, 0190 9            1.8908 DM/minute          1.9014 DM/minute
                                (0.9668 EUR/minute)       (0.9722 EUR/minute)
      0190 8                    2.8504 DM/minute          2.8610 DM/minute
                                (1.4574 EUR/minute)       (1.4628 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

2     CALCULATION OF THE PRICES

      The price for the service FirstMark-Z.4 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
      - expenses saved for the transport service of FirstMark expenses saved for invoicing/bad debts of FirstMark

            --------------------------------------------------------------------
      =     Price for the service FirstMark-Z.4

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the shared cost service 0190 1-9 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in them will be converted as follows into minute prices:

for the service identification no. 0190 1-3, 190 5:         60 SEC * 1 TU(1)
                             Standard-form Contract Conditions time unit (6 sec)

for the service identification no. 0190 4, 190 6:           60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (9 sec)

for the service identification no. 0190 7, 190 9:           60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (3 sec)

for the service identification no. 0190 8:                  60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions are at present:

      FOR THE SERVICE IDENTIFICATION NOS.              PRICE
      0190 1-3, 0190 5                                 1.0430 DM/minute
      0190 4, 0190 6                                   0.6953 DM/minute
      0190 7, 0190 9                                   2.0860 DM/minute
      0190 8                                           3.1290 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1043 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

2.2   EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

      Decisive for the calculation of the expenses of the transport service of FirstMark are the duration of the connection and the tariff times. The duration of connection is measured in seconds.

         STANDARD TARIFF                            OFF-PEAK TARIFF
         0.0283 DM/minute                   0.0177 DM/minute

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      The expenses saved for invoicing and for bad debts of FirstMark amount to the following percentage shares of the Standard-form Contract Conditions in accordance with 2.1:

      FOR THE SERVICE IDENTIFICATION NUMBERS      INVOICE    EXPENSE SAVED
      0190 1-3, 0190 5                            4.5 %      0.0469 DM/minute
      0190 4, 0190 6                              4.5 %      0.0313 DM/minute
      0190 7, 0190 9                              4.5 %      0.0939 DM/minute
      0190 8                                      4.5 %      0.1408 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS      BAD DEBT   EXPENSE SAVED
      0190 1-3, 0190 5                            3.5 %      0.0365 DM/minute
      0190 4, 0190 6                              3.5 %      0.0243 DM/minute
      0190 7, 0190 9                              3.5 %      0.0730 DM/minute
      0190 8                                      3.5 %      0.1095 DM/minute

      Telekom is entitled, within 6 months of receipt of the invoice, to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. FirstMark will compensate the resulting differential.

                     Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                CONNECTIONS TO THE SERVICE 0190 1-9 OF FIRSTMARK
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/03/2000 TO 31/03/2000

1     PRICE

      For the service FirstMark-Z.4, Telekom will pay FirstMark the following prices depending on the respective service code and the tariff times:

      SERVICE                 PEAK TARIFF                 OFF-PEAK TARIFF
      IDENTIFICATION NO.

      0190 1-3, 0190 5        0.9350 DM/minute            0.9442 DM/minute
                              (0.4781 EUR/minute)         (0.4828 EUR/minute)(1)
      0190 4, 0190 6          0.6151 DM/minute            0.6243 DM/minute
                              (0.3145 EUR/minute)         (0.3192 EUR/minute)
      0190 7, 0190 9          1.8945 DM/minute            1.9037 DM/minute
                              (0.9686 EUR/minute)         (0.9733 EUR/minute)
      0190 8                  2.8541 DM/minute            2.8633 DM/minute
                              (1.4593 EUR/minute)         (1.4640 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points

                     Interconnection Contract with FirstMark
                                  Confidential

2     CALCULATION OF THE PRICES

      The price for the service FirstMark-Z.4 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
      - expenses saved for the transport service of FirstMark expenses saved for invoicing/bad debts of FirstMark

            --------------------------------------------------------------------
      =     Price for the service FirstMark-Z.4

2.1 PRICE OF THE VALUE-ADDED SERVICE

      For connections to the shared cost service 0190 1-9 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in them will be converted as follows into minute prices:

for the service identification no. 0190 1-3, 190 5:       60 SEC * 1 TU(1)
                             Standard-form Contract Conditions time unit (6 sec)

for the service identification no. 0190 4, 190 6:         60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (9 sec)

for the service identification no. 0190 7, 190 9:         60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (3 sec)

for the service identification no. 0190 8:                60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions are at present:

      FOR THE SERVICE IDENTIFICATION NOS.             PRICE
      0190 1-3, 0190 5                                1.0430 DM/minute
      0190 4, 0190 6                                  0.6953 DM/minute
      0190 7, 0190 9                                  2.0860 DM/minute
      0190 8                                         3.1290 DM/minute

      The duration of the connection is measured in seconds.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1043 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

2.2   EXPENSES SAVED FOR THE TRANSPORT SERVICE OF FIRSTMARK

      Decisive for the calculation of the expenses of the transport service of FirstMark are the duration of the connection and the tariff times. The duration of connection is measured in seconds.

      PEAK TARIFF                        OFF-PEAK TARIFF
      0.0246 DM/minute                   0.0154 DM/minute

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      The expenses saved for invoicing and for bad debts of FirstMark amount to the following percentage shares of the Standard-form Contract Conditions in accordance with 2.1:

      FOR THE SERVICE IDENTIFICATION NUMBERS      INVOICE     EXPENSE SAVED
      0190 1-3, 0190 5                            4.5 %       0.0469 DM/minute
      0190 4, 0190 6                              4.5 %       0.0313 DM/minute
      0190 7, 0190 9                              4.5 %       0.0939 DM/minute
      0190 8                                      4.5 %       0.1408 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS      BAD DEBT    EXPENSE SAVED
      0190 1-3, 0190 5                            3.5 %       0.0365 DM/minute
      0190 4, 0190 6                              3.5 %       0.0243 DM/minute
      0190 7, 0190 9                              3.5 %       0.0730 DM/minute
      0190 8                                      3.5 %       0.1095 DM/minute

      Telekom is entitled, within 6 months of receipt of the invoice, to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. FirstMark will compensate the resulting differential.

                     Interconnection Contract with FirstMark
                                  Confidential

                               SERVICE TELEKOM-Z.4
                CONNECTIONS TO THE SERVICE 0190 1-9 OF FIRSTMARK
                        - IN THE ONLINE BILLING PROCESS -
                       VALID FROM 01/04/2000 TO 31/01/2001

1     PRICE

      For the service FirstMark-Z.4, Telekom will pay FirstMark the prices listed in the following less 0.0323 DM/connection for the signalling query to the central data base (IN) depending on the respective service code.

      The following tariff times are applied for the prices for the establishment of the connection and the maintenance of the connection:

      PEAK TARIFF
      The peak tariff is applied on working days in the time from 9 a.m. to 6 p.m.

      OFF-PEAK TARIFF

      The off-peak tariff is applied on working days in the time between 6 p.m. and 9 a.m. and on Saturdays and Sundays and federal-wide public holidays from 0 a.m. to 0 a.m.

1.1   PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      Prices for connections originating in the telephone network of Telekom:

      Service identification number 0190 1-3, 5

      TARIFF AREA          PEAK TARIFF                    OFF-PEAK TARIFF

      I                    0.9415 DM/minute               0.9478 DM/minute
                           (0.4814 EUR/minute)            (0.4846 EUR/minute)(1)
      II                   0.9294 DM/minute               0.9411 DM/minute
                           (0.4752 EUR/minute)            (0.4812 EUR/minute)
      III                  0.9217 DM/minute               0.9382 DM/minute
                           (0.4713 EUR/minute)            (0.4797 EUR/minute)
      IV                   0.9139 DM/minute               0.9311 DM/minute
                           (0.4673 EUR/minute)            (0.4761 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

      Service identification number 0190 4, 6

      TARIFF AREA             PEAK TARIFF                 OFF-PEAK TARIFF
      I                       0.6219 DM/minute            0.6282 DM/minute
                              (0.3180 EUR/minute)         (0.3212 EUR/minute)(1)
      II                      0.6098 DM/minute            0.6215 DM/minute
                              (0.3118 EUR/minute)         (0.3178) EUR/minute)
      III                     0.6021 DM/minute            0.6186 DM/minute
                              (0.3078 EUR/minute)         (0.3163 EUR/minute)
      IV                      0.5943 DM/minute            0.6115 DM/minute
                              (0.3039 EUR/minute)         (0.3127 EUR/minute)

      Service identification number 0190 7, 9

      TARIFF AREA              PEAK TARIFF                 OFF-PEAK TARIFF
      I                        1.9002 DM/minute            1.9065 DM/minute
                               (0.9716 EUR/minute)         (0.9748 EUR/minute)
      II                       1.8881 DM/minute            1.8998 DM/minute
                               (0.9654 EUR/minute)         (0.9714) EUR/minute)
      III                      1.8804 DM/minute            1.8969 DM/minute
                               (0.9614 EUR/minute)         (0.9699 EUR/minute)
      IV                       1.8726 DM/minute            1.8898 DM/minute
                               (0.9574 EUR/minute)         (0.9662 EUR/minute)

      Service identification number 0190 8

      TARIFF AREA              PEAK TARIFF                 OFF-PEAK TARIFF
      I                        2.8588 DM/minute            2.8651 DM/minute
                               (1.4617 EUR/minute)         (1.4649 EUR/minute)
      II                       2.8467 DM/minute            2.8584 DM/minute
                               (1.4555 EUR/minute)         (1.4615) EUR/minute)
      III                      2.8390 DM/minute            2.8555 DM/minute
                               (1.4516 EUR/minute)         (1.4600 EUR/minute)
      IV                       2.8312 DM/minute            2.8484 DM/minute
                               (1.4476 EUR/minute)         (1.4454 EUR/minute)

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

1.2   PRICES FROM IMPLEMENTATION OF THE CARRIER SELECTION PHASE II

      Prices for connections originating in the telephone network of Telekom:

      Service identification number 0190 1-3, 5

      TARIFF AREA               PEAK TARIFF               OFF-PEAK TARIFF
      I                         0.9363 DM/minute          0.9444 DM/minute
                                (0.4787 EUR/minute)       (0.4829 EUR/minute)(1)
      II                        0.9254 DM/minute          0.9383 DM/minute
                                (0.4731 EUR/minute)       (0.4797) EUR/minute)
      III                       0.9185 DM/minute          0.9357 DM/minute
                                (0.4696 EUR/minute)       (0.4784 EUR/minute)
      IV                        0.9115 DM/minute          0.9293 DM/minute
                                (0.4660 EUR/minute)       (0.4751 EUR/minute)

      Service identification number 0190 4, 6

      TARIFF AREA               PEAK TARIFF               OFF-PEAK TARIFF
      I                         0.6167 DM/minute          0.6248 DM/minute
                                (0.3153 EUR/minute)       (0.3195 EUR/minute)
      II                        0.6058 DM/minute          0.6187 DM/minute
                                (0.3097 EUR/minute)       (0.3163) EUR/minute)
      III                       0.5989 DM/minute          0.6161 DM/minute
                                (0.3062 EUR/minute)       (0.3150 EUR/minute)
      IV                        0.5919 DM/minute          0.6097 DM/minute
                                (0.3026 EUR/minute)       (0.3117 EUR/minute)

      Service identification number 0190 7, 9

      TARIFF AREA               PEAK TARIFF               OFF-PEAK TARIFF
      I                         1.8950 DM/minute          1.9031 DM/minute
                                (0.9689 EUR/minute)       (0.9730 EUR/minute)
      II                        1.8841 DM/minute          1.8970 DM/minute
                                (0.9633 EUR/minute)       (0.9699) EUR/minute)
      III                       1.8772 DM/minute          1.8944 DM/minute
                                (0.9598 EUR/minute)       (0.9686 EUR/minute)
      IV                        1.8702 DM/minute          1.8880 DM/minute
                                (0.9562 EUR/minute)       (0.9653 EUR/minute)

----------
(1)   The priced in EUR are rounded off to four decimal points.

                     Interconnection Contract with FirstMark
                                  Confidential

      Service identification number 0190 8

      TARIFF AREA            PEAK TARIFF                  OFF-PEAK TARIFF
      I                      2.8536 DM/minute             2.8617 DM/minute
                             (1.4590 EUR/minute)          (1.4632 EUR/minute)(1)
      II                     2.8427 DM/minute             2.8556 DM/minute
                             (1.4534 EUR/minute)          (1.4600) EUR/minute)
      III                    2.8358 DM/minute             2.8530 DM/minute
                             (1.4499 EUR/minute)          (1.4587 EUR/minute)
      IV                     2.8288 DM/minute             2.8466 DM/minute
                             (1.4463 EUR/minute)          (1.4554 EUR/minute)

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

2     CALCULATION OF THE PRICES

      The price for the service FirstMark-Z.4 is calculated according to the following formula:

            Price of the value-added service (calculated on the basis of the Standard-form Contract Conditions price for the value-added service of Telekom)
      - expenses saved for the transport service of FirstMark (including the signalling query to the central data base (IN))
      -     expenses saved for invoicing/bad debts of FirstMark

            --------------------------------------------------------------------
      =     Price for the service FirstMark-Z.4

2.1   PRICE OF THE VALUE-ADDED SERVICE

      For connections to the service 0190 1-9 of FirstMark, the Standard-form Contract Conditions of Telekom will be applied in the respective current version. The prices shown in them will be converted as follows into minute prices:

      for the service code 0190 1-3, 0190 5:         60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (6 sec)

      for the service code 0190 4, 0190 6:           60 SEC * 1 TU(2)
                             Standard-form Contract Conditions time unit (9 sec)

----------
(1)   The priced in EUR are rounded off to four decimal points.
(2)   1 TU = 1 tariff unit which is at present 0.1042 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

      for the service code 0190 7, 0190 9:               60 SEC * 1 TU(1)
                             Standard-form Contract Conditions time unit (3 sec)

      for the service code 0190 8:                       60 SEC * 1 TU
                             Standard-form Contract Conditions time unit (2 sec)

      The converted Standard-form Contract Conditions are at present:

      FOR THE SERVICE IDENTIFICATION NOS.               PRICE
      0190 1-3, 0190 5                                  1.0420 DM/minute
      0190 4, 0190 6                                    0.6947 DM/minute
      0190 7, 0190 9                                    2.0840 DM/minute
      0190 8                                            3.1260 DM/minute

      The duration of the connection is measured in seconds.

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      Decisive for the calculation of the expenses of the transport service are the number of connections, the duration of the connection, the distance and the tariff times. The duration of connection is measured in seconds.

      The distance of the tariff is measured between the distance measuring point of the local network area at which the connections are transferred to FirstMark (locations of interconnection) and the distance measuring point of the local network area at which the connections are timed. The tariff areas are determined as follows:

      Allotted to the TARIFF AREA I are:
      connections which are established by junctions in the telephone network of Telekom in the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of Telekom in the local network areas which border directly on the local network area in which the connections are transferred.

      Connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 20 km to the local network area in which the connections are transferred.

----------
(1)   1 TU = 1 tariff unit which is at present 0.1033 DM.

                     Interconnection Contract with FirstMark
                                  Confidential

      Allotted to the TARIFF AREA II are:
      connections which are established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of maximum 50 from the local network in which the connections are transferred provided that they do not belong to Tariff Area I.

      Allotted to the TARIFF AREA III are:
      connections which established by junctions in the telephone network of Telekom in the local network areas at a tariff distance of more than 50 km and up to maximum 200 km from the local network area in which the connections are transferred.

      Allotted to the TARIFF AREA IV are:
      connections which are established by junctions in the telephone network of Telekom local network areas at a tariff distance of more than 200 km from the local network area in which the connections are transferred.

2.2.1 The expenses saved for the transport will be from implementation of the carrier selection phase II:

      TARIFF AREA           PEAK TARIFF                   OFF-PEAK TARIFF
      I                     0.0171 DM/minute              0.0108 DM/minute
      II                    0.0292 DM/minute              0.0175 DM/minute
      III                   0.0369 DM/minute              0.0204 DM/minute
      IV                    0.0447 DM/minute              0.0275 DM/minute

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

2.2.2 The expense saved for the transport up to implementation of the carrier selection phase II will be:

      TARIFF AREA           PEAK TARIFF                   OFF-PEAK TARIFF
      I                     0.0223 DM/minute              0.0142 DM/minute
      II                    0.0332 DM/minute              0.0203 DM/minute
      III                   0.0401 DM/minute              0.0229 DM/minute
      IV                    0.0471 DM/minute              0.0293 DM/minute

      For the signalling query to the central data base (IN), an event-related price amounting to 0.0323 DM/connection is deducted.

                     Interconnection Contract with FirstMark
                                  Confidential

2.3   EXPENSES FOR INVOICING AND BAD DEBTS OF FIRSTMARK SAVED

      The expenses saved for invoicing and for bad debts of FirstMark amount to the following percentage shares of the Standard-form Contract Conditions in accordance with 2.1:

      FOR THE SERVICE IDENTIFICATION NUMBERS      INVOICE    EXPENSE SAVED
      0190 1-3, 0190 5                            4.5 %      0.0469 DM/minute
      0190 4, 0190 6                              4.5 %      0.0313 DM/minute
      0190 7, 0190 9                              4.5 %      0.0938 DM/minute
      0190 8                                      4.5 %      0.1407 DM/minute

      FOR THE SERVICE IDENTIFICATION NUMBERS      BAD DEBT   EXPENSE SAVED
      0190 1-3, 0190 5                            3.5 %      0.0365 DM/minute
      0190 4, 0190 6                              3.5 %      0.0243 DM/minute
      0190 7, 0190 9                              3.5 %      0.0729 DM/minute
      0190 8                                      3.5 %      0.1094 DM/minute

      Telekom is entitled, within 6 months of receipt of the invoice, to demand re-calculation of the bad debt risk for the respective settlement period on the basis of the bad debt risk determined by it statistically. FirstMark will compensate the resulting differential.

                                   ENCLOSURE E

                                     QUALITY

                                LIST OF CONTENTS

1                QUALITY PARAMETER OF TELEKOM                                  3
1.1              Provision period                                              3
                 THE PERIODS FOR PROVISION AT QUARTERLY ADAPTATION OF
                 THE PLANNING ARRANGEMENT ARE SUBJECT TO THE REGULATIONS
                 IN ACCORDANCE WITH ANNEX B - ORDER/PROVISION, PART 1.         3
      1.1.1      SECURING A DATE PROMISED FOR PROVISION OR A PROVISION
                 PERIOD PROMISED IN ACCORDANCE WITH POINT 1.1                  4
1.2              Fault clearance times                                         4
      1.2.1      TYPES AND DESCRIPTION OF FAULTS                               4
      1.2.2      FAULT CLEARANCE OPTIONS AND TIMES                             5
      1.2.3      SECURING THE CLEARANCE TIMES                                  5
1.3              Availability                                                  6
      1.3.1      DEFINITION                                                    6
      1.3.2      AVAILABILITY FIGURES                                          6
      1.3.3      VERIFICATION OF NON-AVAILABILITY                              6
1.4              Network transmission probability                              7
      1.4.1      DEFINITION                                                    7
      1.4.2      NETWORK TRANSMISSION PROBABILITY FOR THE SERVICES IN
                 ACCORDANCE WITH ENCLOSURE C - SERVICES PORTFOLIO              7
      1.4.3      PROCESS FOR INVESTIGATING THE NETWORK TRANSMISSION
                 PROBABILITY                                                   8
      1.4.4      CONSEQUENCES OF THE INVESTIGATION OF THE NETWORK
                 TRANSMISSION PROBABILITY                                      8

2                QUALITY PARAMETER OF FIRSTMARK                                8
2.1              Clearance times                                               8
2.2              Probability of loss to the ICAs                               8
2.3              Network transmission probability                              8

                     Interconnection Contract with FirstMark
                                  Confidential


1     QUALITY PARAMETER OF TELEKOM

1.1   PROVISION PERIOD

Telekom will provide the ICAs (interconnection junctions), the necessary traffic capacity and the configuration measures in your telephone network in accordance with the process determined in ANNEX B - ORDER/PROVISION.

Telekom will not exceed the following provision periods:

--------------------------------------------------------------------------------
A) Order at a new location of interconnection                    12 months
--------------------------------------------------------------------------------
B) Order at a further location of interconnection                 6 months
--------------------------------------------------------------------------------
C) Order of an extension of capacity to an existing location      3 months
of interconnection within the framework of the bandwidth of
the existing transmission systems
--------------------------------------------------------------------------------
D) Order of configuration measures in the telephone           3 months, at the
network of Telekom                                           earliest 2 working
                                                            days after starting
                                                            operation of the ICA
--------------------------------------------------------------------------------

In deviation from the above-mentioned periods, provision will only take place within the framework of the existing technical and operational possibilities if

a) provision does not lie within the planning arrangements carried out in accordance with ANNEX B - ORDER/PROVISION, part 1 and within the limits of tolerance stated there, or
b) for the realisation of an order "customer-sited with two-way-routing" or "customer-sized with double support and two-way-routing", the construction of a supplementary system is necessary or
c) provision is subject to influence through third parties (such as, for example, the granting of necessary approvals, requirements imposed by local bodies, conflicting legal claims of private parties) or and act of God or
d) the order takes place for the start phase stated in ANNEX B - ORDER/PROVISION, part 1.

The periods for provision at quarterly adaptation of the planning arrangement are subject to the regulations in accordance with ANNEX B - ORDER/PROVISION, part 1.

                     Interconnection Contract with FirstMark
                                  Confidential


1.1.1 SECURING A DATE PROMISED FOR PROVISION OR A PROVISION PERIOD PROMISED IN ACCORDANCE WITH POINT 1.1

If Telekom does not adhere to a date for a provision of an ICA promised by means of the conformation of order or if it exceeds a provision period promised in accordance with point 1.1, Telekom as FirstMark a contract penalty in accordance with ENCLOSURE D - PRICE independent of exceeding the promised date for provision or the provision period in accordance with point 1.1.

The obligation for payment of a contract penalty also exists if the date for provision is postponed in agreement at the instigation of Telekom, however not in cases in which FirstMark is responsible for delayed provision.

The contract penalty will be set-off against demands from this contractual relationship.

1.2   FAULT CLEARANCE TIMES

1.2.1 TYPES AND DESCRIPTION OF FAULTS

Telekom differentiates in the specification of faults the following types of faults:

o     complete fault (all channels of an ICA are faulty);
o     part fault (some channels of an ICA are faulty);
o     other errors.

The causes of these above-mentioned types of faults are differentiated as follows:

o     error lies with FirstMark;
o     error lies with Telekom (technical line, transmission or switching error);
o     no error can be established in the networks of the contract partners.

The duration of the fault is calculated from the time difference between receipt of the fault notification (decisive is the time mark of the fax machine) at the faults registration point stated in ANNEX H - CONTACT PERSON and receipt of notification of clearance by the fault clearance point at the registration point of FirstMark stated in ANNEX H - CONTACT PERSON.

On those errors are counted as faults which last for longer than 10 minutes. Errors which do not last for ten minutes are regarded as faults if they reach a duration of 10 minutes within a period of one hour an accumulative complete or part fault of 10 minutes. Hindrance of the clearance for which FirstMark is responsible or support not provided in accordance with ANNEX D - OPERATION, point 5.3, will not be counted towards the fault time.

                     Interconnection Contract with FirstMark
                                  Confidential


1.2.2 FAULT CLEARANCE OPTIONS AND TIMES

Telekom offers the following fault clearance options for the ICAs:

1.2.2.1 STANDARD CLEARANCE

Clearance will take place within the following periods after receipt of the fault notification:

(I)   for ICAs in the models "Customer-sited" within 24 hours

(II)  for ICAs in the models "Physical Co-location" within 8 hours

On request by FirstMark, the cable of the last cable shaft in the public area before the collocation room will be cleared in addition. Clearance of the cable takes place - without guarantee of clearance times - within the framework of existing technical and operational possibilities and will be invoiced according to expenditure.

1.2.2.2 EXPRESS CLEARANCE

Express clearance is only offered for the entirety of the ICAs on one network interworking. Clearance takes place against additional charge in accordance with ENCLOSURE D - PRICE from receipt of notification with in the following period:

within 8 hours for ICAs in the models "Customer-sited".

1.2.3 SECURING THE CLEARANCE TIMES

If clearance is not carried out within the periods stated, Telekom will pay FirstMark a contract penalty in accordance with ENCLOSURE D - PRICE unless Telekom can show that it is not responsible for exceeding the period.

The contract penalty will be set-off against demands form the contractual relationship. 1.3

                     Interconnection Contract with FirstMark
                                  Confidential


AVAILABILITY

1.3.1 DEFINITION

The availability will be determined on the basis of the ITU-T International Telecommunication Union recommendation M. 1016.

If not otherwise states, the viewing period for the availability will be one calendar year (12 months correspond on the average to 8760 hours).

The availability statement on an ICA extends to the entirety of its components in accordance with ENCLOSURE B - INTERCONNECTION JUNCTION.

Failures of ICAs as a result of foreseeable measures will not be taken into consideration as long as these measures have been agreed between the contract partners in accordance with ANNEX D - OPERATION.

The availability refers to an ICA group. An ICA group is the entirety of all ICAs of a network interworking.

The definition of the availability for groups of ICAs is:

               Sum of the faults times in the viewing period (hrs)
 V = 1 - ----------------------------------------------------------------------
           8760 (hrs) x no. of interconnection - telephone connections

The average figure between the inventory at the beginning and the end of a viewing period will be used as number of ICAs of the group for alteration to the stocks in the viewing period.

1.3.2 AVAILABILITY FIGURES

The average availability of the ICAs is:

o     for ICA groups with => 10 ICAs:                       V => 0.995
o     for ICA groups with < 10 ICAs:                        V => 0.975

1.3.3 VERIFICATION OF NON-AVAILABILITY

The verification of non-availability of ICAs takes place by means of notification of faults which are exchanged between the established registration points of the contract partners. Details about the notification of faults and registration points are regulated in ANNEX D - OPERATION.

                     Interconnection Contract with FirstMark
                                  Confidential


1.4   NETWORK TRANSMISSION PROBABILITY

1.4.1 DEFINITION

By network transmission probability, the probability is meant which an attempt for occupancy can be connected through from any desired point of source at the entrance to the telephone network of Telekom to any desired target point at the outlet of the telephone network of Telekom.

It is of no significance thereby whether the through-connection of an attempt for occupancy has only been able to be completed successfully with the support of re-routing mechanisms, redirection, use of loops and similar. These through-connections go into the measurement, limit and guarantee figures always only as 1 successful attempt at occupancy.

If attempts at occupancy are not through-connected on account of protective traffic management measures in the this network, they are not taken into consideration in the determination of the measurement value "network transmission probability".

Only the attempts at occupancy are counted as not through-connected which have to be truncated due to a lack of network resources between source and target point.

Measurement, limit and guarantee figures for the network transmission probability are related in the analogy to the main traffic hour of the traffic figure y (traffic unit) to one hour. The four successive quarter hours of a day averaged on five individual days is viewed for which the lowest relationship "through-connected to all attempts at occupancy" has been established. To reach a statistically secure measurement figure, a minimum viewing quantity of 200 attempts at occupancy or 40 attempts at occupancy for the averaged day is necessary.

1.4.2 NETWORK TRANSMISSION PROBABILITY FOR THE SERVICES IN ACCORDANCE WITH ENCLOSURE C - SERVICES PORTFOLIO

The network transmission probability corresponding to the definition contained in point 1.4.1 is for the services of Telekom stated in ENCLOSURE C - SERVICES PORTFOLIO within the framework of the traffic capacity ordered by FirstMark in accordance with ANNEX B - ORDER/PROVISION 97% for each location of interconnection related to all connections between the ultimate customer telephone connections of Telekom in the catchment area of the location of interconnection and the EE:N(1) at the location of interconnection at which the ICAs are switched on and all connections of the EE:N at the location of interconnection at which the ICAs are switched on to ultimate customer telephone connections of Telekom in the catchment are of the location of interconnection.

----------
(1) exchange unit with network interworking function

                     Interconnection Contract with FirstMark
                                  Confidential


1.4.3 PROCESS FOR INVESTIGATING THE NETWORK TRANSMISSION PROBABILITY

If FirstMark has the justified presumption that the actual network transmission probability lies below the figure stated in point 1.4.2, it is entitled to demand immediate investigation corresponding to the method stated in point 1.4.1 in accordance with the registration process described in ANNEX D - OPERATION. The investigation can be demanded once per month. Telekom will notify FirstMark of the result within 4 weeks of receipt of the demand for investigation.

1.4.4 CONSEQUENCES OF THE INVESTIGATION OF THE NETWORK TRANSMISSION PROBABILITY

If the investigation shows that the network transmission probability is fulfilled in accordance with point 1.4.2, FirstMark is to refund Telekom the expenditure involved in the investigation. If the investigation results in the fact that the network transmission probability is not adhered to in accordance with point 1.4.2, Telekom is obliged to restore the network transmission probability without delay after obtaining knowledge of the test result.

2     QUALITY PARAMETER OF FIRSTMARK

2.1   CLEARANCE TIMES

FirstMark is obliged to clear faults in its facilities which are notified by Telekom at the times stated under point 1.2.2.

2.2   PROBABILITY OF LOSS TO THE ICAS

FirstMark will guarantee a loss probability to the ICAs of less than or equal to 1%. By loss probability, a probability is meant at which part of the traffic offer (in the traffic unit) is rejected to the ICAs due to insufficient capacity of line and leads to loss.

2.3   NETWORK TRANSMISSION PROBABILITY

FirstMark guarantees in its telephone network a network transmission which corresponds to the definitions and figures in point 1.4.

                                   ENCLOSURE F

                          LOCATIONS OF INTERCONNECTION

                     Interconnection Contract with FirstMark
                                  Confidential

1     LOCATIONS OF INTERCONNECTION OF CATEGORY A

1.1   Locations of interconnection of category A are:

--------------------------------------------------------------------------------
SERIAL NO.   LOCATION OF           AREA CODE OF THE       BASIC CATCHMENT AREA
             INTERCONNECTION           LOCATION
                                          OF
                                   INTERCONNECTION
--------------------------------------------------------------------------------
1            Essen                        201                      20
--------------------------------------------------------------------------------
2            Dusseldorf                   211                    21, 28
--------------------------------------------------------------------------------
3            Cologne                      221                  22, 24, 26
--------------------------------------------------------------------------------
4            Dortmund                     231                23, 25, 27, 29
--------------------------------------------------------------------------------
5            Berlin                       30                     30, 33
--------------------------------------------------------------------------------
6            Leipzig                      341                      34
--------------------------------------------------------------------------------
7            Dresden                      351                    35, 37
--------------------------------------------------------------------------------
8            Erfurt                       361                      36
--------------------------------------------------------------------------------
9            Rostock                      381                  38, 395-399
--------------------------------------------------------------------------------
10           Magdeburg                    391                    390-394
--------------------------------------------------------------------------------
11           Hamburg                      40                     40, 41
--------------------------------------------------------------------------------
12           Bremen                       421                42, 44, 47, 49
--------------------------------------------------------------------------------
13           Kiel                         431                43, 45, 46, 48
--------------------------------------------------------------------------------
14           Hannover                     511              50, 51, 53, 55, 58
--------------------------------------------------------------------------------
15           Bielefeld                    521              52, 54, 56, 57, 59
--------------------------------------------------------------------------------
16           Mannheim                     621              62, 63, 65, 67, 68
--------------------------------------------------------------------------------
17           Frankfurt am Main            69               60, 61, 64, 66, 69
--------------------------------------------------------------------------------
18           Stuttgart                    711              70, 71, 73, 75, 79
--------------------------------------------------------------------------------
19           Karlsruhe                    721              72, 74, 76, 77, 78
--------------------------------------------------------------------------------
20           Munich                       89             80, 81, 85, 86, 87, 89
--------------------------------------------------------------------------------
21           Augsburg                     821                82, 83, 84, 88
--------------------------------------------------------------------------------
22           Nuremberg                    911              91, 92, 94, 96, 99
--------------------------------------------------------------------------------
23           Wurzburg                     931              90, 93, 95, 97, 98
--------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

1.2 Locations of interconnection of category A are locations in which Telekom offers utilisation of the interconnection service in accordance with the prerequisites of ENCLOSURE C - SERVICES PORTFOLIO, part 1 from or in the respective basic catchment area and one-digit numbering area.

1.3 Locations of interconnection are distance measuring points for the service of the services portfolio taken advantage of at these locations.

                     Interconnection Contract with FirstMark
                                  Confidential

2     LOCATIONS OF INTERCONNECTION OF CATEGORY B

2.1   Locations of interconnection of category B are:

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Aachen  #                52070 Aachen                    Am Gut Wolf 3+9a                  241           240,241,244,247,248
------------------------------------------------------------------------------------------------------------------------------------
Aalen                    73430 Aalen                     Hopfenstr. 31                     7361          736
------------------------------------------------------------------------------------------------------------------------------------
Aichach                  86551 Aichach                   Forellenweg 3-7                   8251          822,825,827,829
------------------------------------------------------------------------------------------------------------------------------------
Altenburg  Thuringia     04600 Altenburg                 Keplerplatz 5                     3447          3447,3448,3449
------------------------------------------------------------------------------------------------------------------------------------
Amberg / Oberpfalz       92224 Amberg / Oberpfalz        Liebengrabenweg 9 /               9621          962,966,967
                                                         Joh.-Stark-Str.
------------------------------------------------------------------------------------------------------------------------------------
Ansbach                  91522 Ansbach                   Meinhardwindener Str. 4a          981           980,981,982,983,984,985,
                                                                                                         986,987
------------------------------------------------------------------------------------------------------------------------------------
Artern Unstrut           06556 Artern                    Weinberg 4                        3466          3466,3467
------------------------------------------------------------------------------------------------------------------------------------
Aschaffenburg            63739 Aschaffenburg             Hofgartenstr. 16                  6021          602,609
------------------------------------------------------------------------------------------------------------------------------------
Aue Saxony               08280 Aue                       Zellerberg / Sonnenleithe         3771          3733,3734,377
------------------------------------------------------------------------------------------------------------------------------------
Augsburg  #              86368 Gersthofen-Hirblingen     Gablinger Str. 2                  821           820,821,823
------------------------------------------------------------------------------------------------------------------------------------
Backnang                 71522 Backnang                  Bahnhofstr. 12                    7191          719
------------------------------------------------------------------------------------------------------------------------------------
Bad Hersfeld             36251 Bad Hersfeld              Breitenstr. 57                    6621          662,667,669
------------------------------------------------------------------------------------------------------------------------------------
Bad Kissingen            97688 Bad Kissingen             Martin-Luther-Str. 6 /            971           970,971,973,974,976,977
                                                         Ludwigstr.
------------------------------------------------------------------------------------------------------------------------------------
Bad Kreuznach            55545 Bad Kreuznach             Poststr. 20-28                    671           670,671,673,675,678
------------------------------------------------------------------------------------------------------------------------------------
Bad Neuenahr-Ahrw.       53474 Bad Neuenahr-Ahrweiler    Ravensberger Str. 49              2641          2228,264,268,2691,2692,
                                                                                                         2693,2694,2695,2696
------------------------------------------------------------------------------------------------------------------------------------
Bad Oeynhausen           32549 Bad Oeynhausen            Schwarzer Weg 39                  5731          573,574
------------------------------------------------------------------------------------------------------------------------------------
Bad Oldesloe             23843 Bad Oldesloe              Hagenstrasse 5-12                 4531          453,454
------------------------------------------------------------------------------------------------------------------------------------
Bad Soden / Taunus       65760 Eschborn                  Alfred-Herrhausen-Allee 7         6196          619
------------------------------------------------------------------------------------------------------------------------------------
Bad Wildungen            34537 Bad Wildungen             Brunnenallee 26                   5621          562,563,564,567,569
------------------------------------------------------------------------------------------------------------------------------------
Baden-Baden              76532 Baden-Baden               Ooser Bahnhofstr. 6               7221          722
------------------------------------------------------------------------------------------------------------------------------------
Bamberg                  96050 Bamberg                   Erlichstr. 47/51                  951           950,951,952,954,955
------------------------------------------------------------------------------------------------------------------------------------
Bautzen                  02625 Bautzen                   Schmoler Weg 2c                   3591          3591,3592,3593
------------------------------------------------------------------------------------------------------------------------------------
Bayreuth                 95448 Bayreuth                  Ziegelleite 2-4                   921           920,921,924,927
------------------------------------------------------------------------------------------------------------------------------------
Beilngries               92339 Beilngries                An der Bauernwiese 9              8461          846
------------------------------------------------------------------------------------------------------------------------------------
Bensheim                 64625 Bensheim                  Fehlheimer Str. 86                6251          625
------------------------------------------------------------------------------------------------------------------------------------
Bernburg Saale           06406 Bernburg                  Eichenweg 1 (Zepziger Weg)        3471          3471,3472,3473,3474
------------------------------------------------------------------------------------------------------------------------------------
Berlin                   10781 Berlin                    Winterfeldtstr. 27                30            30
------------------------------------------------------------------------------------------------------------------------------------
Berlin                   10367 Berlin                    Dottistr. 1-4                     30            30
------------------------------------------------------------------------------------------------------------------------------------
Berlin                   10367 Berlin                    Pohlstrasse 40                    30            30
------------------------------------------------------------------------------------------------------------------------------------
Betzdorf                 57518 Betzdorf                  Hellerstr. 35                     2741          274
------------------------------------------------------------------------------------------------------------------------------------
Biberach                 88400 Biberach an der Riss      Magdalenenstr. 17                 7351          735,737,739
------------------------------------------------------------------------------------------------------------------------------------
Bielefeld  #             33602 Bielefeld                 Philipp-Reis-Platz 1              521           520,521
------------------------------------------------------------------------------------------------------------------------------------
Bingen                   55411 Bingen am Rhein           Am Langenstein 21                 6721          672,674,676,677
------------------------------------------------------------------------------------------------------------------------------------
Bischofswerda            01877 Bischofswerda             Hohe Strasse 2                    3594          3578,3579,3594,3595
------------------------------------------------------------------------------------------------------------------------------------
Bitterfeld               06749 Bitterfeld                Mahler-Platz                      3493          3491,3492,3493,3494,3495
------------------------------------------------------------------------------------------------------------------------------------
Boblingen                71034 Boblingen                 Karlstr. 12                       7031          703
------------------------------------------------------------------------------------------------------------------------------------
Bochum  #                44791 Bochum                    Karl-Lange-Str. 23                234           232,234
------------------------------------------------------------------------------------------------------------------------------------
Bonn  #                  53113 Bonn                      Bonner Talweg /                   228           2222,2223,2224,2225,2226,
                                                         Reuterstrasse                                   2227,228
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Borken                   46325 Borken / Westphalia       Bahnhofstr.8 / Poststr. 6         2861          286,2871,2872,2873
------------------------------------------------------------------------------------------------------------------------------------
Bottrop                  46238 Bottrop                   Siemensstr. 40                    2041          204
------------------------------------------------------------------------------------------------------------------------------------
Brandenburg              14776 Brandenburg               Deutsches Dorf 48                 3381          3381,3382,3383,3384
------------------------------------------------------------------------------------------------------------------------------------
Braunschweig  #          38122 Braunschweig              Friedrich-Seele-Str. 7            531           530,531,533,535
------------------------------------------------------------------------------------------------------------------------------------
Bremen  #                28195 Bremen                    Neuenstr. 76-80                   421           420,421,429
------------------------------------------------------------------------------------------------------------------------------------
Bremerhaven              27570 Bremerhaven               Friedrich-Ebert-Str.              471           470,471,473,474,476,479
                                                         29-33, 29a
------------------------------------------------------------------------------------------------------------------------------------
Bruchsal                 76646 Bruchsal                  Hildastr. 1 / Viktoriastr. 1      7251          725
------------------------------------------------------------------------------------------------------------------------------------
Buchloe                  86807 Buchloe                   An der Halde 2 + 4                8241          824,826,828
------------------------------------------------------------------------------------------------------------------------------------
Burg                     39288 Burg (Magdeburg)          Grabower Landstr. 39              3921          3921,3922,3923,3924,3933,
                                                                                                         3934
------------------------------------------------------------------------------------------------------------------------------------
Calw                     75365 Calw                      Breite-Heer-Str. 7, 9, 11         7051          705,708
------------------------------------------------------------------------------------------------------------------------------------
Celle                    29221 Celle                     Sagemuhlenstr. 6 + 8              5141          505,508,514,519
------------------------------------------------------------------------------------------------------------------------------------
Chemnitz Saxony  #       09127 Chemnitz                  Lieselotte-Hermann-Str. 20        371           371,372
------------------------------------------------------------------------------------------------------------------------------------
Cloppenburg              49661 Cloppenburg               Emsteker Str. 2                   4471          443,444,447,449
------------------------------------------------------------------------------------------------------------------------------------
Coburg                   96450 Coburg                    Virchowstr. 16                    9561          953,956,957
------------------------------------------------------------------------------------------------------------------------------------
Cottbus                  03050 Cottbus                   Hanchener Strasse 16              355           355,356
------------------------------------------------------------------------------------------------------------------------------------
Cuxhaven                 27474 Cuxhaven                  Brockeswalder Chaussee 50a-c      4721          472,475,477
------------------------------------------------------------------------------------------------------------------------------------
Dachau                   85221 Dachau                    Grobmuhlstr. 15                   8131          813,814
------------------------------------------------------------------------------------------------------------------------------------
Damme                    49401 Damme / Dummer            Ruschendorfer Str. 19-21          5491          543,544,546,547,549
------------------------------------------------------------------------------------------------------------------------------------
Darmstadt                64283 Darmstadt                 Eschollbrucker Str. 12            6151          615
------------------------------------------------------------------------------------------------------------------------------------
Deggendorf               94469 Deggendorf                Friedrich-Gauss-Strasse 1         991           990,991,992,993,994,995,
                                                                                                         996,997
------------------------------------------------------------------------------------------------------------------------------------
Delmenhorst              27753 Delmenhorst               Ludwig-Kaufmann-Str. 32,          4221          422,424,427
                                                         34-34A
------------------------------------------------------------------------------------------------------------------------------------
Dessau / Anhalt          06844 Dessau / Anhalt           Kavalierstrasse 24-28             340           340,3490,3496,3497
------------------------------------------------------------------------------------------------------------------------------------
Detmold                  32758 Detmold                   Braunenbrucher Weg 12-16          5231          523,526,527,528
------------------------------------------------------------------------------------------------------------------------------------
Dieburg                  64807 Dieburg                   Max-Planck-Str. /                 6071          606,607,616
                                                         Samuel-Morse-Str.
------------------------------------------------------------------------------------------------------------------------------------
Dillenburg               35683 Dillenburg                Westfalenstrasse 4                2771          277
------------------------------------------------------------------------------------------------------------------------------------
Dippoldiswalde           01744 Dippoldiswalde            Rabenauer Strasse 41              3504          3504,3505,3596,3597
------------------------------------------------------------------------------------------------------------------------------------
Donaueschingen           78166 Donaueschingen            Adolf-Kolping-Str. 2-6            771           770,771,774,775,776
------------------------------------------------------------------------------------------------------------------------------------
Donauworth               86609 Donauworth                Offizial-Schmid-Str. 6            906           906,907,908,909
------------------------------------------------------------------------------------------------------------------------------------
Dortmund  #              44147 Dortmund                  Mallinckrodtstr. 237              231           2301,2302,2303,2304,2305,
                                                                                                         2306,2307,2308,231
------------------------------------------------------------------------------------------------------------------------------------
Dresden  #               01067 Dresden                   Annenstr. 5                       351           351,3520,3528,3529
------------------------------------------------------------------------------------------------------------------------------------
Duisburg                 47058 Duisburg (Duissern)       Saarstr. 12 / 16                  203           203,206
------------------------------------------------------------------------------------------------------------------------------------
Duren                    52349 Duren                     Kolnstr. 74A / Wernerstr.         2421          242
                                                         21-23
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf  #            40213 Dusseldorf                Graf-Adolf-Platz 14               211           210,211
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf               40477 Dusseldorf                Moltkestrasse 23                  211           210,211
------------------------------------------------------------------------------------------------------------------------------------
Dusseldorf               40211 Dusseldorf                Liesegangstr. 24                  211           210,211
------------------------------------------------------------------------------------------------------------------------------------
Eberswalde               16225 Eberswalde                Bergerstrasse 111                 3334          3331,3332,3333,3334,3335,
                                                                                                         3336,3337,3338,3339
------------------------------------------------------------------------------------------------------------------------------------
Eichstatt / Bavaria      85072 Eichstatt / Bavaria       Webergasse 18                     8421          842
------------------------------------------------------------------------------------------------------------------------------------
Einbeck                  37574 Einbeck                   Altendorfer Str. 43               5561          553,555,556,557
------------------------------------------------------------------------------------------------------------------------------------
Eisenach Thuringia       99817 Eisenach                  Ernst-Thalmann-Strasse            3691          3621,3622,3623,3624,3625,
                                                         53-57                                           3691,3692
------------------------------------------------------------------------------------------------------------------------------------
Elmshorn                 25337 Elmshorn                  Hamburger Strasse 147             4121          412,419
------------------------------------------------------------------------------------------------------------------------------------
Elsterwerda              04910 Elsterwerda               Lessingstrasse 18                 3533          3531,3532,3533,3534,3535,
                                                                                                         3536
------------------------------------------------------------------------------------------------------------------------------------
Erfurt  #                99084 Erfurt                    Andreasstrasse 38                 361           361,3620,3628,3629
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Erlangen                 91052 Erlangen                  Michael-Vogel-Str. 3              9131          913
------------------------------------------------------------------------------------------------------------------------------------
Essen  #                 45145 Essen                     Am Fernmeldeamt 10                201           201,2054
------------------------------------------------------------------------------------------------------------------------------------
Euskirchen               53879 Euskirchen                In den Herrenbenden 27-29         2251          225,2697
------------------------------------------------------------------------------------------------------------------------------------
Eutin                    23701 Eutin                     Am Muhlenberg 2 / Peterstr.       4521          452,456
------------------------------------------------------------------------------------------------------------------------------------
Flensburg                24941 Flensburg                 Eckernforder Landstr. 65          461           460,461,463
------------------------------------------------------------------------------------------------------------------------------------
Forchheim / Upper        91301 Forchheim /               Steinbuhlstr. 1                   9191          910,915,916,919
Franconia                Upper Franconia
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt on Main        60313 Frankfurt                 Stiftstr. 25, Gr. Eschenh. Str.   69            610,69
                                                         14
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt on Main        60431 Frankfurt                 Raimundstr. 48-54                 69            610,69
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt on Main        65934 Frankfurt                 Oeserstrasse 111                  69            610,69
------------------------------------------------------------------------------------------------------------------------------------
Frankfurt / Oder         15236 Frankfurt                 Heinrich-Hildebrand-Str. 10       335           335,3360,3364,3365,3366,
                                                                                                         3367
------------------------------------------------------------------------------------------------------------------------------------
Freiberg / Saxony        09599 Freiberg                  Hubertusweg / Kogeler-Ring        3731          3731,3732,3735,3736
------------------------------------------------------------------------------------------------------------------------------------
Freiburg / Breisgau      79110 Freiburg                  Linnestr. 7                       761           760,761,764,766,768
------------------------------------------------------------------------------------------------------------------------------------
Friedberg / Hesse        61169 Friedberg / Hesse         Saarstr. 16-18                    6031          600,603,608
------------------------------------------------------------------------------------------------------------------------------------
Friedrichshafen          88045 Friedrichshafen           Mullerstr. 12-14                  7541          754
------------------------------------------------------------------------------------------------------------------------------------
Fulda                    36037 Fulda                     Unterm Heilig Kreuz 3-5           661           661,665,668
------------------------------------------------------------------------------------------------------------------------------------
Gardelegen               39638 Gardelegen                An der breiten Gehre 1            3907          3900,3904,3905,3906,3907,
                                                                                                         3908,3909
------------------------------------------------------------------------------------------------------------------------------------
Geilenkirchen            52511 Geilenkirchen             Stettiner Str. 4                  2451          243,245,246
------------------------------------------------------------------------------------------------------------------------------------
Geldern                  47608 Geldern                   Poststr. 5-7                      2831          283
------------------------------------------------------------------------------------------------------------------------------------
Gelnhausen               63571 Gelnhausen                Frankfurter Str. 55               6051          604,605
------------------------------------------------------------------------------------------------------------------------------------
Gelsenkirchen            45879 Gelsenkirchen             Husemannstr. 1 / Feldhofstr. 1    209           209
------------------------------------------------------------------------------------------------------------------------------------
Gera                     07548 Gera                      Strasse des Friedens 200          365           365,3660,3669
------------------------------------------------------------------------------------------------------------------------------------
Giessen                  35390 Giessen                   Liebigstr. 14-16                  641           640,641
------------------------------------------------------------------------------------------------------------------------------------
Gifhorn                  38518 Gifhorn                   Ribbesbutteler Weg 4              5371          537
------------------------------------------------------------------------------------------------------------------------------------
Goppingen                73033 Goppingen                 Immanuel-Hohlbauch-Str. 20        7161          716
------------------------------------------------------------------------------------------------------------------------------------
Gorlitz                  02828 Gorlitz                   Am Stadtgarten 25                 3581          3581,3582
------------------------------------------------------------------------------------------------------------------------------------
Gottingen                37075 Gottingen                 Philipp-Reis-Str. 2a              551           550,551,554,559
------------------------------------------------------------------------------------------------------------------------------------
Greifswald               17489 Greifswald                Herrenhufenstrasse 9              3834          3834,3835,3836,3837
------------------------------------------------------------------------------------------------------------------------------------
Greven / Westphalia      48268 Greven /                  Gutenbergstr. 12                  2571          254,255,256,257
                         Westphalia
------------------------------------------------------------------------------------------------------------------------------------
Grevenbroich             41515 Grevenbroich              Lindenstr. 36-40                  2181          218
------------------------------------------------------------------------------------------------------------------------------------
Grimma                   04668 Grimma                    Leipziger Strasse 19              3437          3431,3432,3433,3434,3437,
                                                                                                         3438
------------------------------------------------------------------------------------------------------------------------------------
Gummersbach              51643 Gummersbach               Moltkestr. 20-22 / La             2261          226,229
                                                         Roche-sur-Y
------------------------------------------------------------------------------------------------------------------------------------
Gustrow                  18273 Gustrow                   Neukruger Strasse 7               3843          3841,3842,3843,3844,3845,
                                                                                                         3846,3847,3848
------------------------------------------------------------------------------------------------------------------------------------
Gutersloh                33330 Gutersloh                 Eickhoffstr. 4-6 / Kaiserstr.     5241          524
------------------------------------------------------------------------------------------------------------------------------------
Hagen Westphalia         58095 Hagen                     Bahnhofstr. 13-19 / Neumarktstr.  2331          233
------------------------------------------------------------------------------------------------------------------------------------
Halberstadt              38820 Halberstadt               Schmiedestr. 12                   3941          3925,3926,3940,3941,3942,
                                                                                                         3949
------------------------------------------------------------------------------------------------------------------------------------
Halle / Saale            06118 Halle / Saale             Franzosensteinweg 100             345           345,3460,3469
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                  20359 Hamburg                   Budapester Strasse 18             40            40,410
------------------------------------------------------------------------------------------------------------------------------------
Hamburg                  22111 Hamburg                   Bauerbergweg 23-25 / Heckenpfad   40            40,410
------------------------------------------------------------------------------------------------------------------------------------
Hameln                   31789 Hameln                    Springer Landstr. 4               5151          504,515
------------------------------------------------------------------------------------------------------------------------------------
Hamm Westphalia          59063 Hamm                      Gallberger Weg 3                  2381          238
------------------------------------------------------------------------------------------------------------------------------------
Hanau                    63452 Hanau                     Alter Ruckinger Weg 55            6181          618
------------------------------------------------------------------------------------------------------------------------------------
Hannover (Hanover)       30159 Hannover                  Rosenstr. 1                       511           510,511,513
                         (Hanover)
------------------------------------------------------------------------------------------------------------------------------------
Hannover (Hanover)       30627 Hannover                  Neue-Land-Str. 6                  511           510,511,513
                         (Hanover)
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Hechingen                72379 Hechingen                 Ermelesstr. 12/14                 7471          743,747
------------------------------------------------------------------------------------------------------------------------------------
Heide Holstein           25746 Heide Holstein            Am Kleinbahnhof 18-30             481           480,481,482,483,484,485,
                                                                                                         486,487,488,489
------------------------------------------------------------------------------------------------------------------------------------
Heidelberg               69115 Heidelberg                Sofienstr. 6-10                   6221          6220,6221,6222,6223,6224,
                                                                                                         6226,6227,6228
------------------------------------------------------------------------------------------------------------------------------------
Heidenheim               89518 Heidenheim a.d. Brenz     Bahnhofstr.7 /                    7321          732,733
                                                         Theodor-Heuss-Str.
------------------------------------------------------------------------------------------------------------------------------------
Heilbronn Neckar         74072 Heilbronn                 Ost/Weinsberger Str. 123/125      7131          706,713
------------------------------------------------------------------------------------------------------------------------------------
Herford                  32052 Herford                   Auf der Freiheit 1-3 /            5221          522
                                                         Arndtstr.
------------------------------------------------------------------------------------------------------------------------------------
Herzberg                 37412 Herzberg am Harz          Am Phillips 1-4                   5521          552,558
------------------------------------------------------------------------------------------------------------------------------------
Hildesheim               31137 Hildesheim                Am Kupferstrange 1D               5121          506,512,518
------------------------------------------------------------------------------------------------------------------------------------
Hof                      95028 Hof / Saale               Konrad-Adenauer-Platz 1           9281          923,928,929
------------------------------------------------------------------------------------------------------------------------------------
Horb am Neckar           72160 Horb am Neckar            Steigle 34                        7451          744,745,748
------------------------------------------------------------------------------------------------------------------------------------
Hoyerswerda              02977 Hoyerswerda               Albert-Einstein-Str. 48           3571          3571,3572
------------------------------------------------------------------------------------------------------------------------------------
Ibbenburen               49477 Ibbenburen                An der Reichsbahn 4               5451          545,548
------------------------------------------------------------------------------------------------------------------------------------
Ingolstadt               85051 Ingolstadt                Karlskroner Str. 32               8450          840,841,843,844,845
------------------------------------------------------------------------------------------------------------------------------------
Iserlohn                 58636 Iserlohn                  Durerstrasse 53                   2371          237
------------------------------------------------------------------------------------------------------------------------------------
Jena                     07745 Jena                      Schrodingerstrasse                3641          3641,3642,3647,3648
------------------------------------------------------------------------------------------------------------------------------------
Jessen / Elster          06917 Jessen / Elster           Alte Wittenberger Str. /          3537          3537,3538
                                                         Nordstr. 92
------------------------------------------------------------------------------------------------------------------------------------
Kaiserslautern           67655 Kaiserslautern            Pirmasenser Str. 65               631           630,631,636,638
------------------------------------------------------------------------------------------------------------------------------------
Karlsruhe  #             76137 Karlsruhe                 Ruppurrer Str. 1-1a               721           720,721,724
------------------------------------------------------------------------------------------------------------------------------------
Kassel                   34117 Kassel                    Friedrich-Ebert-Str. 24           561           560,561
------------------------------------------------------------------------------------------------------------------------------------
Kempten Allgau           87435 Kempten                   Bahnhofstr. 35, Alpenstr. 8       831           830,831,836,837
------------------------------------------------------------------------------------------------------------------------------------
Kiel  #                  24116 Kiel                      Kronshagener Weg 101-107          431           430,431,433,434,435,436,
                                                                                                         437,438
------------------------------------------------------------------------------------------------------------------------------------
Kirchheim                73230 Kirchheim unter Teck      Faberweg 21                       7021          702
------------------------------------------------------------------------------------------------------------------------------------
Kirchseeon               85614 Kirchseeon                Ahornstr. 31                      8091          806,807,808,809
------------------------------------------------------------------------------------------------------------------------------------
Kitzingen                97318 Kitzingen                 Innere Sulzfelder Str. 23         9321          932,933,938
------------------------------------------------------------------------------------------------------------------------------------
Kleve                    47533 Kleve / Niederrhein       Hagsche Str. 50/52                2821          282
------------------------------------------------------------------------------------------------------------------------------------
Koblenz                  56073 Koblenz                   Moselweisser Str. 70              261           260,261,262,266,267
------------------------------------------------------------------------------------------------------------------------------------
Koln (Cologne)           51105 Koln (Cologne)            Poll-Vingster Str. 130-134        221           220,221,223,227
------------------------------------------------------------------------------------------------------------------------------------
Koln (Cologne)           50672 Koln (Cologne)            Innere Kanalstr. 98 /             221           220,221,223,227
                                                         Venloer Str.
------------------------------------------------------------------------------------------------------------------------------------
Konstanz (Constance)     78467 Konstanz (Constance)      Moltkestr. 2-6, Jahnstr. 8        7531          753,755
------------------------------------------------------------------------------------------------------------------------------------
Krefeld                  47798 Krefeld                   Moerser Strasse 1 /               2151          215
                                                         Jungfernweg 13
------------------------------------------------------------------------------------------------------------------------------------
Kulmbach                 95326 Kulmbach                  Albert-Ruckdeschel-Str. 2         9221          922,925,926
------------------------------------------------------------------------------------------------------------------------------------
Lahr / Black Forest      77933 Lahr / Black Forest       Lotzbeckstr. 22                   7821          782,783
------------------------------------------------------------------------------------------------------------------------------------
Landau (Palatinate)      76829 Landau                    Reduitstrasse (former             6341          634,639
                                                         Ostbahnstr.)
------------------------------------------------------------------------------------------------------------------------------------
Landsberg on Lech        86899 Landsberg on Lech         Spottinger Str. 16                8191          819
------------------------------------------------------------------------------------------------------------------------------------
Landshut                 84030 Landshut                  Siemensstr. 18-22 /               871           870,871,872,873,874,875,
                                                         Neidenburg Str.                                 876,877,878
------------------------------------------------------------------------------------------------------------------------------------
Lauterbach / Hesse       36341 Lauterbach / Hesse        Gartenstr. 15                     6641          663,664,666
------------------------------------------------------------------------------------------------------------------------------------
Leer / East Friesland    26789 Leer                      Bavinkstr. 23                     491           490,491,492,495,496
------------------------------------------------------------------------------------------------------------------------------------
Leipzig  #               04454 Leipzig                   Karrner Str. 66                   341           341,3420,3429
------------------------------------------------------------------------------------------------------------------------------------
Lennestadt               57368 Lennestadt                Bahnhofsplatz 3-5                 2721          272,276
------------------------------------------------------------------------------------------------------------------------------------
Leverkusen-Opladen       51379 Leverkusen                Reusrather Strasse 36             2171          214,217
------------------------------------------------------------------------------------------------------------------------------------
Limburg                  65549 Limburg an der Lahn       Ste.-Foy-Str. 35-39               6431          643,648
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Lindenberg               88161 Lindenberg / Allgau       Poststr.1/Heinrich-Brauns-Str.    8381          832,838
------------------------------------------------------------------------------------------------------------------------------------
Lingen / Ems             49808 Lingen / Ems              Kiefernstr. 14-16                 591           590,591,592,593,594,
                                                                                                         595,596,597
------------------------------------------------------------------------------------------------------------------------------------
Lippstadt                59557 Lippstadt                 Heinrich-Hertz-Str. 1+3           2941          292,294
------------------------------------------------------------------------------------------------------------------------------------
Lobau                    02708 Lobau                     Aussere Zittauer Str.56a          3585          3585,3586,3587
------------------------------------------------------------------------------------------------------------------------------------
Lorrach                  79539 Lorrach                   Palmstr.21                        7621          762
------------------------------------------------------------------------------------------------------------------------------------
Lubben                   15907 Lubben / Spreewald        Puschkinstr.14/15                 3546          3541,3542,3543,3544,
                                                                                                         3545,3546,3547
------------------------------------------------------------------------------------------------------------------------------------
Lubeck                   23554 Lubeck                    Fackenburger Allee 31             451           450,451,455
------------------------------------------------------------------------------------------------------------------------------------
Ludenscheid              58507 Ludenscheid               Bahnhofstr.1                      2351          235,239
------------------------------------------------------------------------------------------------------------------------------------
Ludinghausen             59348 Ludinghausen              Graf-Wedel-Str.8                  2591          252,258,259
------------------------------------------------------------------------------------------------------------------------------------
Ludwigsburg              71636 Ludwigsburg               Strombergstr. 21-29               7141          714
------------------------------------------------------------------------------------------------------------------------------------
Luneburg                 21339 Luneburg                  Arenskule 10, 10a-b               4131          413,415
------------------------------------------------------------------------------------------------------------------------------------
Magdeburg #              39104 Magdeburg                 Listemannstr.6                    391           391,3920,3928,3929
------------------------------------------------------------------------------------------------------------------------------------
Mainz                    55116 Mainz                     Munsterplatz 2-6                  6131          613
------------------------------------------------------------------------------------------------------------------------------------
Mannheim/                67059 Ludwigshafen am Rhein     Schulstr.4-6/ Maxstr. 82          621           620,621,623,6229,6272,
Ludwigshafen                                                                                             6275,6276
------------------------------------------------------------------------------------------------------------------------------------
Mannheim/                68165 Mannheim                  Erzbergerstr. 18                  621           620,621,623,6229,6272,
Ludwigshafen                                                                                             6275,6276
------------------------------------------------------------------------------------------------------------------------------------
Mannheim/                68165 Mannheim                  Dynamostr. 5                      621           620,621,623,6229,6272,
Ludwigshafen                                                                                             6275,6276
------------------------------------------------------------------------------------------------------------------------------------
Marburg                  35037 Marburg                   Gutenbergstr.14                   6421          642,645,646
------------------------------------------------------------------------------------------------------------------------------------
Markt Schwaben           85570 Markt Schwaben            Widderweg 10                      8121          811,812,816
------------------------------------------------------------------------------------------------------------------------------------
Marktheidenfeld          97828 Marktheidenfeld           Kreuzbergstr.14/16                9391          935,937,939
------------------------------------------------------------------------------------------------------------------------------------
Meiningen                98617 Meiningen                 Leipziger Str. 68a                3693          3675,3676,3685,3686,
                                                                                                         3687,3693,3694,3695,3696
------------------------------------------------------------------------------------------------------------------------------------
Meissen                  01662 Meissen                   Fabrikstr.18a                     3521          3521,3522,3523,3524
------------------------------------------------------------------------------------------------------------------------------------
Melsungen                34212 Melsungen                 Kesselberg 50                     5661          565,566,568
------------------------------------------------------------------------------------------------------------------------------------
Memmingen                87700 Memmingen                 Kohlschanzstr. 2,4                8331          833,834,839
------------------------------------------------------------------------------------------------------------------------------------
Merseburg / Saale        06217 Merseburg / Saale         Konig-Heinrich-Strasse 11         3461          3443,3444,3461,3462,3463
------------------------------------------------------------------------------------------------------------------------------------
Meschede                 59872 Meschede                  Feldstr.34/                       291           290,291,293,295,296,
                                                         Mallinckrodtstr.20                              297,298,299
------------------------------------------------------------------------------------------------------------------------------------
Minden / Westphalia      32427 Minden                    Gelindeweg 31-35                  571           570,571,577
------------------------------------------------------------------------------------------------------------------------------------
Moers                    47441 Moers                     Uerdinger Str.2-12/               2841          284
                                                         Kautzstr.1
------------------------------------------------------------------------------------------------------------------------------------
Monchengladbach          41065 Monchengladbach           Pescher Str . 187-191             2161          216
------------------------------------------------------------------------------------------------------------------------------------
Mosbach                  74821 Mosbach / Baden           Eisenbahnstr. 24                  6261          626,6271,6274,628,629
------------------------------------------------------------------------------------------------------------------------------------
Muhlacker                75417 Muhlacker                 Bahnhofstr. 68 and 68a            7041          704
------------------------------------------------------------------------------------------------------------------------------------
Muhldorf                 84453 Muhldorf on Inn           Bonimeier-Ring 6                  8631          862,863,867,868
------------------------------------------------------------------------------------------------------------------------------------
Muhlhausen /             99974 Muhlhausen /              An der Burg 1                     3601          3601,3602,3603,3604,
Thuringia                Thuringia                                                                       3605,3606,3607,3608
------------------------------------------------------------------------------------------------------------------------------------
Mullheim / Baden         79379 Mullheim / Baden          Auf der Breite 2                  7631          763,765,767
------------------------------------------------------------------------------------------------------------------------------------
Munchen (Munich)  #      80636 Munchen (Munich)          Blutenburgstr. 1 /                89            810,89
                                                         Pappenheimstr.
------------------------------------------------------------------------------------------------------------------------------------
Munchen (Munich)         80636 Munchen (Munich)          Schachenmeisterstr.               89            810,89
------------------------------------------------------------------------------------------------------------------------------------
Munster                  48145 Munster                   Oststr. 2-18 /                    251           250,251,253
                                                         Rudolfstr.1-5, 9
------------------------------------------------------------------------------------------------------------------------------------
Munster                  48155 Munster                   Wolbecker Strasse 268             251           250,251,253
------------------------------------------------------------------------------------------------------------------------------------
Nauen                    14641 Nauen / Brandenburg       Parkstr.5                         3321          3321,3322,3323,3385,
                                                                                                         3386,3387
------------------------------------------------------------------------------------------------------------------------------------
Naumburg / Saale         06618 Naumburg                  Steinkreuzweg                     3445          3441,3442,3445,3446
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Neubrandenburg           17033 Neubrandenburg            Tannenkrug                        395           395,396,3971,3972,3973,
                                                                                                         3974,3975,3976,3977,3998,
                                                                                                         3999
------------------------------------------------------------------------------------------------------------------------------------
Neumarkt / Upper         92318 Neumarkt / Upper          Stehphanstrasse 12 and 14         9181          918
Palatinate               Palatinate
------------------------------------------------------------------------------------------------------------------------------------
Neumunster               24534 Neumunster                Sedanstr.15-15b                   4321          432,439
------------------------------------------------------------------------------------------------------------------------------------
Neunkirchen / Saar       66538 Neunkirchen Saar          Wellesweilerstr./Haydnstr.        6821          682,684
------------------------------------------------------------------------------------------------------------------------------------
Neuss                    41460 Neuss                     Hellersbergstr. 35/35a            2131          213
------------------------------------------------------------------------------------------------------------------------------------
Neustadt an der          67433 Neustadt                  Chemnitzer Str. 2                 6321          632,635
Weinstr.
------------------------------------------------------------------------------------------------------------------------------------
Neuwied                  56564 Neuwied                   Andernacher Str. 21 / W'          2631          263,265
                                                         thurm. 4
------------------------------------------------------------------------------------------------------------------------------------
Niebull                  25899 Niebull                   Osterweg 24                       4661          465,466,467,468
------------------------------------------------------------------------------------------------------------------------------------
Norden                   26506 Norden                    Am Markt 4-5                      4931          493,494,497
------------------------------------------------------------------------------------------------------------------------------------
Nordhausen               99734 Nordhausen /              Wilhelm-Carl-Schreiber-Str. 3     3631          3631,3632,3633,3634,3635,
                         Thuringia                                                                       3636,3637
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg (Nuremberg)     90441 Nurnberg (Nuremberg)      Hansastrasse 1-45                 911           911,912
------------------------------------------------------------------------------------------------------------------------------------
Nurnberg (Nuremberg)     90403 Nurnberg (Nuremberg)      Josephsplatz 3 / Adlerstr. 35     911           911,912
------------------------------------------------------------------------------------------------------------------------------------
Oberhausen / Rhineland   46045 Oberhausen                Paul-Reusch-Str. 4/6              208           208
------------------------------------------------------------------------------------------------------------------------------------
Oberursel / Taunus       61440 Oberursel / Taunus        Gattenhofer Weg 41                6171          617
------------------------------------------------------------------------------------------------------------------------------------
Offenburg                77652 Offenburg                 Okenstr.25                        781           780,781,784,785
------------------------------------------------------------------------------------------------------------------------------------
Ohringen                 74613 Ohringen                  Pfedelbacher Str.47               7941          793,794
------------------------------------------------------------------------------------------------------------------------------------
Oldenburg                26122 Oldenburg                 Poststr. 1-3                      441           440,441,445,448
------------------------------------------------------------------------------------------------------------------------------------
Oranienburg              16515 Oranienburg               Schulstrasse 4-8                  3301          3301,3302,3303,3304,3305,
                                                                                                         3306,3307,3308,3309
------------------------------------------------------------------------------------------------------------------------------------
Oschatz                  04758 Oschatz                   Am langen Rain                    3435          3421,3422,3423,3424,3425,
                                                                                                         3426,3435,3436
------------------------------------------------------------------------------------------------------------------------------------
Osnabruck                49074 Osnabruck                 Wittekindstr. 5-8 /               541           540,541,542
                                                         Moserstr. 19-2
------------------------------------------------------------------------------------------------------------------------------------
Paderborn                33102 Paderborn                 Rathenaustr. 26-30                5251          525,529
------------------------------------------------------------------------------------------------------------------------------------
Parchim                  19370 Parchim                   Westring 40                       3871          3871,3872,3873,3874,3875,
                                                                                                         3883,3884,3885
------------------------------------------------------------------------------------------------------------------------------------
Passau                   94032 Passau                    Auerspergstr.5                    851           850,851,855,858,859
------------------------------------------------------------------------------------------------------------------------------------
Peine                    31224 Peine                     Duttenstedter Str.136             5171          517
------------------------------------------------------------------------------------------------------------------------------------
Perleberg                19348 Perleberg                 Kurmarker Strasse                 3876          3876,3877,3878,3879
------------------------------------------------------------------------------------------------------------------------------------
Pfarrkirchen / Lower     84347 Pfarrkirchen / Lower      Seilerweg 4b,c,d,                 8561          853,854,856,857
Bavaria                  Bavaria
------------------------------------------------------------------------------------------------------------------------------------
Pforzheim                75172 Pforzheim                 Museumstr. 11                     7231          723
------------------------------------------------------------------------------------------------------------------------------------
Pirmasens                66954 Pirmasens                 Emil-Kommerling Str. 41/43        6331          633,637
------------------------------------------------------------------------------------------------------------------------------------
Pirna                    01796 Pirna                     An der Bruckmuhle 8               3501          3501,3502,3503
------------------------------------------------------------------------------------------------------------------------------------
Plauen                   08529 Plauen                    Karl-Tucholsky-Strasse 63         3741          3741,3742,3743,3744,3745,
                                                                                                         3746
------------------------------------------------------------------------------------------------------------------------------------
Potsdam                  14478 Potsdam                   An der alten Zauche               331           331,3320,3327,3328, 3329
------------------------------------------------------------------------------------------------------------------------------------
Prenzlau                 17291 Prenzlau                  Brussower Landstr. 99             3984          3984,3985,3986,3987,3988
------------------------------------------------------------------------------------------------------------------------------------
Ravensburg               88212 Ravensburg                Gartenstr.107                     751           750,751,752,756
------------------------------------------------------------------------------------------------------------------------------------
Recklinghausen           45657 Recklinghausen            Am Steintor 3 / Tiefer Pfad       2361          236,2309
                                                         2-4
------------------------------------------------------------------------------------------------------------------------------------
Regensburg               93053 Regensburg                Bajuwarenstrasse 4                941           940,941,943,944,945,947,
                                                                                                         948,949
------------------------------------------------------------------------------------------------------------------------------------
Remscheid                42859 Remscheid                 Greulingstr. 39 / Eisenstr.6      2191          219
------------------------------------------------------------------------------------------------------------------------------------
Reutlingen               72766 Reutlingen                Karlstr. 84                       7121          707,712
------------------------------------------------------------------------------------------------------------------------------------
Riesa                    01587 Riesa                     Berliner Str. 27                  3525          3525,3526
------------------------------------------------------------------------------------------------------------------------------------
Rochlitz                 09306 Rochlitz                  Lindenstr.                        3737          3737,3738
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Rosenheim / Upper        83022 Rosenheim / Upper         Bahnhofstr. 23/27, A.             8031          803,805
Bavaria                  Bavaria                         Kathreinstr.
------------------------------------------------------------------------------------------------------------------------------------
Rostock                  18055 Rostock                   August-Bebel-Strasse 27           381           381,3820, 3829
------------------------------------------------------------------------------------------------------------------------------------
Rostock                  18198 Kritzmow                  Biestower Weg 6a                  381           381,3820, 3829
------------------------------------------------------------------------------------------------------------------------------------
Roth / Central           91154 Roth / Central            Friedrich-Ebert-Str. 12           9171          914,917
Franconia                Franconia
------------------------------------------------------------------------------------------------------------------------------------
Rottweil                 78628 Rottweil                  Steig 27                          741           740,741,742,746
------------------------------------------------------------------------------------------------------------------------------------
Russelsheim              65428 Russelsheim               Silberstr.23                      6142          614
------------------------------------------------------------------------------------------------------------------------------------
Saalfeld / Saale         07318 Saalfeld                  Wachserzweg 1                     3671          3661,3662,3663,3664,3665,
                                                                                                         3671,3672,3673, 3674
------------------------------------------------------------------------------------------------------------------------------------
Saarbrucken              66121 Saarbrucken               Mecklenburgring 25                681           680,681,689
------------------------------------------------------------------------------------------------------------------------------------
Saarlouis                66740 Saarlouis                 Zeughaus - / Kavalstr. 13         6831          683,688
------------------------------------------------------------------------------------------------------------------------------------
Salzgitter               38239 Salzgitter                An der Landwehr 6, 8, 10          5341          532,534,538
------------------------------------------------------------------------------------------------------------------------------------
Sangerhausen             06526 Sangerhausen              Frobelstr. 66                     3464          3464,3465,3475,3476,3477,
                                                                                                         3478
------------------------------------------------------------------------------------------------------------------------------------
Schleswig                24837 Schleswig                 Schwarzer Weg 13-17               4621          462,464
------------------------------------------------------------------------------------------------------------------------------------
Schorndorf               73614 Schorndorf /              Siechenfeldstr. 29                7181          717,718
                         Wurttemberg
------------------------------------------------------------------------------------------------------------------------------------
Schwabisch Hall          74523 Schwabisch Hall           In den Herrenackern 11            791           790,791,795,796,797
------------------------------------------------------------------------------------------------------------------------------------
Schweinfurt              97421 Schweinfurt               Schopperstrasse 33                9721          972
------------------------------------------------------------------------------------------------------------------------------------
Schwerin / Mecklenburg   19063 Schwerin                  An der Crivitzer Chaussee  52     385           385,386,3881,3882,3886,
                                                                                                         3887
------------------------------------------------------------------------------------------------------------------------------------
Senftenberg              01968 Senftenberg               Laugkstrasse 1-5                  3573          3573,3574,3575
------------------------------------------------------------------------------------------------------------------------------------
Siegburg                 53721 Siegburg                  Zeithstr. 73                      2241          224
------------------------------------------------------------------------------------------------------------------------------------
Siegen                   57072 Siegen                    Koblenzer Str. 87-93              271           271,273,275
------------------------------------------------------------------------------------------------------------------------------------
Sigmaringen              72488 Sigmaringen               In der Au 3, 3/1,3 /2             7571          757,758
------------------------------------------------------------------------------------------------------------------------------------
Singen Hohentwiel        78224 Singen                    Bahnhofstr. 16-18                 7731          773,777
------------------------------------------------------------------------------------------------------------------------------------
Sinsheim                 74889 Sinsheim                  Jahnstr. 7-9                      7261          726
------------------------------------------------------------------------------------------------------------------------------------
Solingen                 42653 Solingen                  Schlagbaumer Str.113/115          212           212
------------------------------------------------------------------------------------------------------------------------------------
St Wendel                66606 St Wendel                 Tholeyer Str. 25                  6851          685,686,687
------------------------------------------------------------------------------------------------------------------------------------
Stade                    21682 Stade                     Gluckstadter Str. 23              4141          414,416
------------------------------------------------------------------------------------------------------------------------------------
Stadthagen               31655 Stadthagen                Bahnhofstr. 15A-C                 5721          572,575
------------------------------------------------------------------------------------------------------------------------------------
Starnberg                82319 Starnberg                 Gautinger Str. 1                  8151          815,817
------------------------------------------------------------------------------------------------------------------------------------
Stendal                  39576 Stendal                   Hallstrasse 42-46                 3931          3901,3902,3903,3931, 3932,
                                                                                                         3935,3936,3937,3938,3939
------------------------------------------------------------------------------------------------------------------------------------
Stolzenau                31592 Stolzenau                 Am Markt 20                       5761          576
------------------------------------------------------------------------------------------------------------------------------------
Stralsund                18439 Stralsund                 Neuer Markt 4                     3831          3821,3822,3823,3830,3831,
                                                                                                         3832,3833,3838, 3839
------------------------------------------------------------------------------------------------------------------------------------
Straubing                94315 Straubing                 Kolbstrasse 10                    9421          942,946
------------------------------------------------------------------------------------------------------------------------------------
Strausberg               15344 Strausberg                Muhlenweg 4                       3341          3341,3342,3343,3344,3345,
                                                                                                         3346,3347
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart                70565 Stuttgart                 Schockenriedstr.16                711           711,715
------------------------------------------------------------------------------------------------------------------------------------
Stuttgart                70469 Stuttgart                 Maybachstr. 57                    711           711,715
------------------------------------------------------------------------------------------------------------------------------------
Suhl                     98527 Suhl                      Schleusinger Str. 2-6             3681          3670,3677,3678,3679,3681,
                                                                                                         3682,3683,3684
------------------------------------------------------------------------------------------------------------------------------------
Tauberbischofsheim       97941 Tauberbischofsheim        Schmiederstr. 17                  9341          934
------------------------------------------------------------------------------------------------------------------------------------
Traunstein               83278 Traunstein                Seuffertstr. 2-12                 861           861,864,865,866
------------------------------------------------------------------------------------------------------------------------------------
Trier                    54292 Trier                     Wasserweg 7-9                     651           650,651,658
------------------------------------------------------------------------------------------------------------------------------------
Uelzen                   29525 Uelzen                    Ringstr. 13 / Gartenstr. 3        581           580,581,582,583,584,585,
                                                                                                         586,587,588
------------------------------------------------------------------------------------------------------------------------------------

                     Interconnection Contract with FirstMark
                                  Confidential

------------------------------------------------------------------------------------------------------------------------------------
   LOCATION OF                    ADDRESS                                              AREA CODE OF      STANDARD CATCHMENT AREA
 INTERCONNECTION                                                                       THE LOCATION
                                                                                           OF
                                                                                     INTER-CONNECTION
------------------------------------------------------------------------------------------------------------------------------------
Ulm / Donau              89073 Ulm                       Olgastr. 67                       731           730,731,734,738,
------------------------------------------------------------------------------------------------------------------------------------
Velbert                  42549 Velbert                   Rheinlandstr. 24                  2051          2051,2052,2053,2056, 2058
------------------------------------------------------------------------------------------------------------------------------------
Verden / Aller           27283 Verden / Aller            Cluventalstr. 17 /                4231          423,425,426,428
                                                         Sudstr.34-40
------------------------------------------------------------------------------------------------------------------------------------
Villingen in the         78050 Villingen-Schwenningen    Benediktinerring 6/6A             7721          772
Black Forest
------------------------------------------------------------------------------------------------------------------------------------
Waakirchen               83666 Waakirchen                Alex-Gugler-Str. 7                8021          802,804
------------------------------------------------------------------------------------------------------------------------------------
Waren / Muritz           17192 Waren / Muritz            D.-Bonhoff-Str.15                 3991          3981,3982,3983,3991,3992,
                                                                                                         3993,3994,3995,3996,3997
------------------------------------------------------------------------------------------------------------------------------------
Weiden / Upper           92637 Weiden / Upper            Obere Bauscher Strasse 14         961           960,961,963,964,965,968
Palatinate               Palatinate
------------------------------------------------------------------------------------------------------------------------------------
Weilheim / Upper         82362 Weilheim / Upper          Bahnhofstr 4                      881           880,881,882,884,885,886,
Bavaria                  Bavaria
------------------------------------------------------------------------------------------------------------------------------------
Weimar / Thuringia       99427 Weimar / Thuringia        Ettersburger Strasse 40           3643          3643,3644,3645,3646
------------------------------------------------------------------------------------------------------------------------------------
Weisswasser              02943 Weisswasser               Schweigstr. 28 / Am               3576          3576,3577,3588,3589
                                                         Wasserturm
------------------------------------------------------------------------------------------------------------------------------------
Wernigerode              38855 Wernigerode               Halberstadter Chaussee 5          3943          3943,3944,3945,3946,3947,
                                                                                                         3948
------------------------------------------------------------------------------------------------------------------------------------
Wesel                    46483 Wesel                     Berliner-Tor-Platz1               281           280,281,285,2874
------------------------------------------------------------------------------------------------------------------------------------
Wetzlar                  35586 Wetzlar                   Philipstr. 2                      6441          644,647
------------------------------------------------------------------------------------------------------------------------------------
Wiesbaden                65195 Wiesbaden                 Carl-von-Ibell-Weg                611           611,612
------------------------------------------------------------------------------------------------------------------------------------
Wilhelmshaven            26382 Wilhelmshaven             Schillerstr. 30 / Goethestr.      4421          442,446
                                                         19
------------------------------------------------------------------------------------------------------------------------------------
Winsen / Luhe            21423 Winsen / Luhe             Ernststr. 5-7                     4171          417,418
------------------------------------------------------------------------------------------------------------------------------------
Wittlich                 54516 Wittlich                  Kalkturmstr. 47a                  6571          652,653,654,655,656,657,659
------------------------------------------------------------------------------------------------------------------------------------
Wittstock / Dosse        16909 Wittstock / Dosse         Ringstrasse                       3394          3391,3392,3393,3394,3395,
                                                                                                         3396,3397,3398
------------------------------------------------------------------------------------------------------------------------------------
Wolfsburg                38440 Wolfsburg                 Porschestr. 43c                   5361          536
------------------------------------------------------------------------------------------------------------------------------------
Worms                    67547 Worms                     Mainzer Strasse 54                6241          624
------------------------------------------------------------------------------------------------------------------------------------
Worth on Rhine           76744 Worth on Rhine            Johann-Strauss-Str. 21            7271          727
------------------------------------------------------------------------------------------------------------------------------------
Wunsdorf                 31515 Wunsdorf                  Hannoversche Str.19               5031          502,503,507,516
------------------------------------------------------------------------------------------------------------------------------------
Wuppertal                42105 Wuppertal                 Briller Str. 37                   202           202
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                 97070 Wurzburg                  Paradeplatz 4                     931           930,931,936
------------------------------------------------------------------------------------------------------------------------------------
Wurzburg                 97080 Wurzburg                  Schurerstrasse 9a                 931           930,931,936
------------------------------------------------------------------------------------------------------------------------------------
Zeuthen                  15738 Zeuthen                   Am Heideberg 52                   33762         3361,3362,3363,3375,3376
------------------------------------------------------------------------------------------------------------------------------------
Zittau                   02763 Zittau                    Nordstr. 17                       3583          3583,3584
------------------------------------------------------------------------------------------------------------------------------------
Zossen / Brandenburg     15806 Zossen / Brandenburg      Gerichtsstrasse                   3377          3370,3371,3372,3373,3374,
                                                                                                         3377,3378,3379
------------------------------------------------------------------------------------------------------------------------------------
Zwickau                  08060 Zwickau                   Bulaustrasse am Friedhof          375           375,376
------------------------------------------------------------------------------------------------------------------------------------

#     Location at which double support is possible.

2.2 Locations of interconnection of category B are locations in which Telekom offersutilisation of the interconnection service in accordance with the prerequisites of ENCLOSURE C - SERVICES PORTFOLIO, part 1 from or in the respective standard catchment area .

                    Interconnection Contract with FirstMark
                                  Confidential


                                   ENCLOSURE G

                                   PUBLICATION

                    Interconnection Contract with FirstMark
                                  Confidential


The contract partners agree that the following parts of the interconnection agreement can be released by the regulation authority without disclosure of business or company secrets for inspection by other users in accordance with section 6 para. 4 NZV.

o     Main part of the interconnection contract
o     Enclosure A       Definitions
o     Enclosure B       Interconnection junction
o     Enclosure C       Service portfolio
o     Enclosure D       Price
o     Enclosure E       Quality
o     Enclosure F       Locations of interconnection
o     Enclosure G       Publication

                             INTERFACE SPECIFICATION

            "SIGNALLING IN THE SIGNALLING INTERMEDIATE NETWORK NO. 7
                                    (ZZN7)"

                                  VERSION 3.0.0

PUBLISHED BY THE WORKING TEAM "TECHNICAL AND OPERATIONAL QUESTIONS OF NUMBERING AND NETWORK INTERCONNECTION (AKNN)"

COMPILED BY THE SUB WORKING TEAM "SIGNALLING (UAK S)"

EDITOR: Peter Ziemann, Nortel Dasa (e-mail: peter.ziemann@nortel-dasa.de)

INTRODUCTION

This document only contains the exchange-related technical arrangements and specifications as well as the description of the signalling interface for the interconnection of telecommunications networks in Germany via the signalling intermediate network no. 7. Where commensurate with the description methods of the international standards, additional formats, encoding and procedures in the source and destination exchange locations will be described.

If a network connected to the signalling intermediate network no. 7 behaves differently than described here, a national network interworking exchange location must still support the network in question and the signalling intermediate network.

The signalling in the signalling intermediate network no. 7 is based on the basic specifications defined in Section 1 REFERENCE DOCUMENTS and the additional specifications made in this document.

The document has the status of a technical recommendation. The specifications thus form the basis for the implementation of the elements of the SS7 which are agreed in bilateral contracts between network providers.

In this connection, the ISUP Version 2 forms the basis. When interconnecting networks on the basis of the ISUP Version 1, deviating arrangements are permissible.

New requirements placed on the signalling interface or additional exchange-specific technical arrangements are defined and agreed jointly between the network providers. Following agreement in mutual consent, this document shall be modified accordingly.

Signalling information which is to be transferred for national applications via the signalling intermediate network no. 7 will be encoded with encoding from the area of ITU-T reserved for national applications and is indicated additionally in this document with an "N" (national).

The regulatory requirements are dealt with in Enclosure 3.

The currently valid issue of this document is indicated in the overview of issue versions.

LIST OF ISSUE VERSIONS

The list of issue versions enables the identification of the latest issue version.

All portions of text which are agreed between the participating network providers are listed in the document without special notes.

All changes are indicated as follows:

New text is underlined and a special annotation is made at the edge of the page.

After the relevant portion of text is agreed, these annotations are removed.

The first agreed version is Version 1.0.0 dated 31 March, 1997.

The second agreed version is Version 2.0.0 dated 31 January, 1998.

The third agreed version is Version 3.0.0 dated 8 September, 1998.

All enclosures are given the version number of the main document.

The increase in the first version number depends on the external fundamental conditions (e.g. phone-number portability and carrier selection), the increase in the second version number takes place following changes in content, the increase in the third version number takes place following editorial changes.

The list of issue versions should be updated following every change of the document. If the changes are incorporated into the document, the date of incorporation is entered in the list. If incorporation of the changes cannot be agreed, the change is deleted again from the list.

One line of the list should be used for every modified paragraph.

OVERVIEW OF ISSUE VERSIONS

-----------------------------------------------------------------------------------------------------------------
Version                Date                     Modified section           Proposed by            Incorporated on
0.1.0                  5 February 1997          entire                     all                    6 February 1997

0.2.0                  28 February 1997         entire                     all                    3 March 1997

0.3.0                  11 March 1997            3.6 (new)                  editor                 27 March 1997
                       19 March 1997            4.3.1.3 - 3.N.2            all                    25 March 1997
                       19 March 1997            4.3.1.4 - 2.17             editor                 27 March 1997
                       19 March 1997            Enclosure 4                all                    25 March 1997
                       19 March 1997            Enclosure 5 (new)          all                    25 March 1997

1.0.0                  31 March 1997            Issue version, phase 1

NOTE: CHANGES TO VERSION 0.3.0

1.1.0                  27 March 1997            2.17                       all                    3 April 1997
                       31 March 1997            entire                     editorial changes      3 April 1997
                                                                           from V1.0.0

1.2.0                  29 April 1997            entire                     all                    29 April 1997

1.3.0                  15 May 1997              3.6                        all                    12 June 1997
                                                4.3 - 2.17.3               all                    12 June 1997
                       3 June 1997              1 (ISUP'97)                editor                 12 June 1997
                                                4.3 - 2.17.3b              all                    12 June 1997
                                                2.18                       all                    12 June 1997
                       12 June 1997             1 (TR FUV)                 editor                 12 June 1997

1.4.0                  26 June 1997             Covering sheet             AK NN                  22 August 1997
                       17 July 1997             Introduction               all                    22 August 1997
                       17 July 1997             1 (ISUP'97)                all                    22 August 1997
                       17 July 1997             3.6 (editorial)            all                    22 August 1997
                       17 July 1997             4.3.1.2 - 2.N.3            all                    22 August 1997
                       17 July 1997             4.3.1.3 - 3.1              all                    22 August 1997
                       17 July 1997             4.3.1.3 - 3.N.2            all                    22 August 1997
                       17 July 1997             4.3.1.3 - 3.N.3            all                    22 August 1997
                       17 July 1997             4.3.1.3 - 4                all                    22 August 1997
                       17 July 1997
                       19 August 1997           4.3.1.4 - 2.17             all                    22 August 1997
                       17 July 1997             4.3.1.4 - 2.18             all                    22 August 1997
                       19 August 1997           Enclosure 1                all                    22 August 1997
                       19 August 1997           Enclosure 5                all                    22 August 1997

1.5.0                  11 December 1997         Enclosure 6 (new)          all                    2 January 1998
                       11 December 1997         Enclosure 7 (new)          all                    2 January 1998
                       2 January 1998           4.3.2.4 - 3                editor                 2 January 1998
                       2 January 1998           1 (SCCP routing)           editor                 2 January 1998
                       2 January 1998           4.2 Reference to SCCP      editor                 2 January 1998
                                                routing documentation
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
1.6.0                  22 January 1998          1 (TKSiV)                  all                    26 January 1998
                       22 January 1998          Enclosure 2                all                    26 January 1998
                       22 January 1998          Enclosure 3                all                    26 January 1998
                       22 January 1998          Enclosure 6                all                    26 January 1998
                       22 January 1998          Enclosure 7                all                    26 January 1998

1.6.1                  Submitted for agreement by working team Numbering and Network              29 January 1998
                       Interconnection

1.6.2                  Agreed version sub working team Signalling                                 2 February 1998
                       Submitted for agreement by working team Numbering and Network              2 February 1998
                       Interconnection

2.0.0                  10 February 1998         Adopted version                                   10 February 1998


2.1.0                  16 June 1998             MCE procedure              all                    17 June 1998

2.2.0                  1 July 1998              APM                        all                    3 July 1998

2.3.0                  16 July 1998             Q.764 - 2.19.3             all                    31 July 1998
                       16 July 1998             Q.765 - ATII               all                    31 July 1998
                       30 July 1998             Q.765 - Corrigendum                               31 July 1998
                       30 July 1998             Agreed version sub working team Signalling / Submitted to working team Numbering and Network Interconnection

3.0.0                  8 September 1998         Adopted version                                   8 September 1998

-----------------------------------------------------------------------------------------------------------------

LIST OF CONTENTS

1                    REFERENCE DOCUMENTS                                       8

2                    DISCUSSIONS HAVING CONSEQUENCES FOR THE EXCHANGE
                     TECHNOLOGY                                               11

2.1                  Separation of the signalling networks                    11
2.2                  Use of the PCM timeslots for signalling channels         11
2.3                  Carriage of the signalling traffic                       11
2.4                  CRC4 procedure                                           11

3                    TECHNICAL AGREEMENTS                                     12

3.1                  Commissioning                                            12
     3.1.1           COMMISSIONING OF A LINE                                  12
     3.1.2           COMMISSIONING TESTS                                      12
3.2                  ROUTE CONTROL                                            12
     3.2.1           ROUTE CONTROL, GENERAL                                   12
     3.2.2           ROUTE CONTROL OF TRAFFIC TO AND FROM THE INTERNATIONAL
                     NETWORK                                                  13
3.3                  Registration of the traffic                              13
     3.3.1           REGISTRATION OF SERVICE CHANNEL TRAFFIC                  13
     3.3.2           REGISTRATION OF SIGNALLING TRAFFIC                       13
3.4                  Information messages and sounds                          13
3.5                  Provisions for the elimination of recognised faulty
                     behaviour                                                14
3.6                  Procedure for the avoidance of looping between the
                     networks                                                 14

4                    PROTOCOLS                                                15

4.1                  MTP Q.70x                                                15
4.2                  SCCP Q.711-714, Q.716                                    16
4.3                  ISUP                                                     17
     4.3.1           ISUP BASIC CALL Q.76X                                    17
           4.3.1.1   FUNCTIONAL DESCRIPTION OF THE ISDN USER PART OF THE
                     SIGNALLING SYSTEM NO. 7                                  17
           4.3.1.2   Q.762    GENERAL FUNCTIONS OF MESSAGES AND SIGNALS       17
           4.3.1.3   Q.763    FORMATS AND CODES                               20
           4.3.1.4   Q.764    SIGNALLING SYSTEM NO. 7 ISDN USER PART
                     SIGNALLING PROCEDURES                                    28
     4.3.2           ISDN SUPPLEMENTARY SERVICES Q.730 - Q.737                37
           4.3.2.1   Q.730    ISDN SUPPLEMENTARY SERVICES                     37
           4.3.2.2   Q.731    NUMBER IDENTIFICATION SUPPLEMENTARY SERVICES    37
           4.3.2.3   Q.732    CALL OFFERING SUPPLEMENTARY SERVICES            38
           4.3.2.4   Q.733    CALL COMPLETION SUPPLEMENTARY SERVICES          39
           4.3.2.5   Q.734    MULTIPARTY SUPPLEMENTARY SERVICES               40
           4.3.2.6   Q.735    COMMUNITY OF INTEREST SUPPLEMENTARY SERVICES    40
           4.3.2.7   Q.737    ADDITIONAL INFORMATION TRANSFER SUPPLEMENTARY
                     SERVICES
     4.3.3           APPLICATION TRANSPORT MECHANISM Q.765                    41

5                    ABBREVIATIONS                                            43

6                    INDEX OF ENCLOSURES                                      46

7                    ENCLOSURE 1: DIGIT FORMAT FOR THE LOCATION NUMBER
                     PARAMETER                                                47

8                    ENCLOSURE 2 (INFORMATIVE): CONTROL OF ECHO SUPPRESSERS   49

9                    ENCLOSURE 3: REGULATORY REQUIREMENTS                     51

10                   ENCLOSURE 4: ENCODING OF THE COMPATIBILITY PARAMETERS    53

11                   ENCLOSURE 5: EMERGENCY-CALL CONCEPT                      57

12                   ENCLOSURE 6 (INFORMATIVE): SUPPLEMENT FOR DETECTING
                     THE CALLING PARTY ON THE CONNECTION SECTION              58

13                   ENCLOSURE 7: RESERVATION OF CODE POINTS IN THE RANGE
                     "FOR NATIONAL USE"                                       60
     13.1            Procedure for the assignment of code points in the
                     range "for national use"                                 60
     13.2            Preferred encoding area for messages and parameters of
                     the signalling intermediate network no. 7                61

1     REFERENCE DOCUMENTS

The documents listed in the following act as a basis for the interface signalling. In this respect, this document will describe more detailed specifications, limitations and deviations.

ISUP:

ITU-T Q.730 (03/93),   ISDN Supplementary Services
ITU-T Q.731 (03/93),   Stage 3 Description for Number Identification
                       Supplementary Services
ITU-T Q.732 (03/93),   Stage 3 Description for Call Offering Supplementary
                       Services
ITU-T Q.733 (03/93),   Stage 3 Description for Call Completion Supplementary
                       Services
ITU-T Q.734 (03/93),   Stage 3 Description for Multiparty Supplementary Services
ITU-T Q.735 (03/93),   Stage 3 Description for Community of Interest
                       Supplementary Services
ITU-T Q.737 (03/93),   Stage 3 Description for additional Information Transfer
                       Supplementary Services

ITU-T Q.761 (03/93),   Functional Description of the ISDN User Part
ITU-T Q.762 (03/93),   General Function of Messages and Signals of the ISDN User
                       Part
ITU-T Q.763 (03/93),   Format and Codes of the ISDN User Part
ITU-T Q.764 (03/93),   ISDN User Part Signalling Procedures
ITU-T Q.850 (03/93),   Usage of Cause and Location in the DSS1 and ISUP

TSB COM 11-R 8-E (21 July 1993),   Corrigendum to Q.761 - Q.764

ETS 300 356-18 (02/95),            Completion of Calls to Busy Subscriber (CCBS)

COM 11-R 77-E (11/97),             Report of the meeting held in Geneva from
                                   1-19 September 1997:
                                   Part II - Draft new ITU-T Recommendation
                                   Q.765 proposed for approval under Resolution
                                   1 (Signalling System No. 7 Application
                                   Transport Mechanism)

TD PL/11-36 E,                     Corrigendum 1 to COM 11-R 77-E (Study Group
                                   11, Geneva 11 - 15 May 1998)

MTP:

ITU-T Q.701 (03/93),               Functional Description of the Message
                                   Transfer Part (MTP)
CCITT Q.702 (1988),                Signalling Data Link
ITU-T Q.703 (03/93),               Signalling Link
ITU-T Q.704 (03/93),               Signalling Network Functions and Messages
ITU-T Q.705 (03/93),               Signalling Network Structure
ITU-T Q.706 (03/93),               Message Transfer Part Signalling Performance
ITU-T Q.707 (1988),                Testing and Maintenance

ETS 300 008 (12/91),               Message Transfer Part (MTP) to support
                                   international interconnection

ETS 300 008 (12/96),               Message Transfer Part (MTP) to support
                                   international interconnection

SCCP:

ITU-T Q.711 (03/93), Functional Description of the Signalling Connection Control
                     Part
ITU-T Q.712 (03/93), Definition and Function of SCCP Messages
ITU-T Q.713 (03/93), SCCP Formats and Codes
ITU-T Q.714 (03/93), Signalling Connection Control Part Procedures
ITU-T Q.716 (03/93), Signalling Connection Control Part (SCCP) Performance

BLUEBOOK (1988)

ETS 300 009 (12/91), Signalling Connection Control Part (SCCP) to support international interconnection

WHITEBOOK (03/93)

ETS 300 009 (09/96), Signalling Connection Control Part (SCCP) (connectionless and connection-oriented class 2) to support international interconnection

ADDITIONAL DOCUMENTS TO BE TAKEN INTO ACCOUNT:

Ordinance for securing of telecommunications services and for granting privileges for the utilisation of these services (Telecommunications security ordinance TKSiV) dated 26 November, 1997 (BGBl. I page 2751).

Technical guideline for describing the requirements placed on the implementation of legal measures for telecommunications surveillance (TR FUV), publisher: BMWi, issue 2.1, March 1998.

Specification on phone-number portability, phase 1, publisher: working team for Phone-Number Portability, Version 1.3 from 6 March, 1998.

Specification on selection of connection network provider (carrier selection), phase 2, publisher: working team Carrier Selection, issue version B from 3 December, 1996.

ETS 300 334 (12/95),   Routing in support of ISDN UP version 2 services
ETS 300 517 (05/96),   Digital cellular telecommunications system (Phase 2);
                       MultiParty (MPTY) supplementary services - Stage 1 (GSM
                       02.84) / according to GSM 02.84, Version 4.4.7
ETS 300 545 (05/95),   European digital cellular telecommunications system
                       (Phase 2); MultiParty (MPTY) supplementary services -
                       Stage 2 (GSM 03.84) / according to GSM 03.84, version
                       4.4.1
ETS 300 568 (02/95),   European digital cellular telecommunications system
                       (Phase 2); MultiParty (MPTY) supplementary services -
                       Stage 3 (GSM 04.84) / according to GSM 04.84, Version
                       4.3.2
ETS 300 599 (11/95),   European digital cellular telecommunications system
                       (Phase 2); Mobile Application Part (MAP)(GSM 09.02) / according to GSM TS 09.02, Version 4.11.1
ETS 300 356-1 (02/95), ISDN User Part (ISUP) version 2 for the international interface; Part 1: Basic services

Network concept of the signalling intermediate network no. 7, Version 1.0.0, dated 31 March, 1997. Publisher: working team Signalling (AK S).

ITU-T Q.752 (03/93),      Monitoring and Measurements for Signalling System No.
                          7 Networks
COM 11-R-29-E (03/97),    Report of the meeting held in Geneva from 13 - 31
                          January 1997: Part II - Draft revised ITU-T
                          Recommendation Q.761.
COM 11-R-30-E (03/97),    Report of the meeting held in Geneva from 13 - 31
                          January 1997: Part II - Draft revised ITU-T
                          Recommendation Q.762.
COM 11-R-31-E (03/97),    Report of the meeting held in Geneva from 13 - 31
                          January 1997: Part II - Draft revised ITU-T
                          Recommendation Q.763.
COM 11-R-32-E (03/97),    Report of the meeting held in Geneva from 13 - 31
                          January 1997: Part II - Draft revised ITU-T
                          Recommendation Q.764.

Specification for SCCP routing between network providers for ISUP-based services, Version: 1.0.0, date 12 May, 1998, publisher: sub working team Signalling (uAK S).

German telecommunications law (TKG) dated 25 July, 1996 (BGBl. I page 1120), last modified by Article 2 of the law accompanying the telecommunications law dated 17 December, 1997 (BGBl. I page 3108).

DES/SPS-01049 (V7)        Integrated Services Digital Network (ISDN); Signalling
                          System No. 7; ISDN User Part (ISUP) Support of
                          Charging; Version 7; 03 June 1998

2     DISCUSSIONS HAVING CONSEQUENCES FOR THE EXCHANGE TECHNOLOGY

REMARK: Details can be found in the document "Network Concept of the Signalling Intermediate Network (ZZN7)".

2.1   SEPARATION OF THE SIGNALLING NETWORKS

The separation of the signalling networks is ensured by the use of the network indicator NI = nat1 in the signalling intermediate network No.7 and NI = nat 0 in the networks interconnected via the signalling intermediate network no. 7.

This means that all interconnected networks (ISDNs / PSTNs, PLMNs and additional
PNs) and the signalling intermediate network are in each case independent signalling networks.

2.2   USE OF THE PCM TIMESLOTS FOR SIGNALLING CHANNELS

Fundamentally, every timeslot (TS) except TS 0 can be used as a central signalling channel. Which TS actually gets used must be agreed between the relevant network providers.

2.3   CARRIAGE OF THE SIGNALLING TRAFFIC

The signalling for service-channel traffic relationships between the interconnected networks can take place both via associated and quasi-associated link sets. Auxiliary routes can be set up. The interchange points for signalling traffic will be agreed separately.

2.4   CRC4 PROCEDURE

The fundamental procedure used on the connection lines between the gateways is the CRC4 procedure. Any deviations from this must be agreed between the network providers affected.

3     TECHNICAL AGREEMENTS

3.1   COMMISSIONING

3.1.1 COMMISSIONING OF A LINE

The gateways use the following procedure for commissioning a line.

1.    A package must be installed between the exchange locations in question.

2.    The processes described in Q.764 Annex G "Start up Procedures" are used.

3. As a co-ordination check, only the "Procedure using the Continuity Check Procedure" should be used (see Q.764 Annex G, Section G.3b).

3.1.2 COMMISSIONING TESTS

Following successful commissioning of new traffic relationships between two gateways, the commissioning tests are to be employed for testing that successful connections to selected destinations can be established. The following connections are made:

1. Connections between end devices in both networks, in each case in both directions. In the process, all connection configurations employed in the networks (e.g. DSS 1, 1TR6, ANIS, analogue connection, GSM connection etc.) should be tested.

2. Incoming and outgoing foreign connections in the case where international access is realised in one of the relevant networks.

For all connections, 3 minutes connection time should not be exceeded.

3.2   ROUTE CONTROL

3.2.1 ROUTE CONTROL, GENERAL

Route control is effected on the basis of the Called Party Number, the Calling Party's Category, the Transmission Medium Requirement (TMR), the ISDN User Part Preference Indicator (IPI) and the Carrier Selection Parameter (CSP). In the foreign exchange locations, the Propagation Delay Counter can be evaluated.

In many foreign exchange locations, the Satellite Indicator is evaluated for route control. For MOCs, the Satellite Indicator must be encoded with "00", no satellite circuit in the connection.

For the setting of TMR and IPI in the source network, the specifications of the ETS 300 334 apply.

3.2.2 ROUTE CONTROL OF TRAFFIC TO AND FROM THE INTERNATIONAL NETWORK

Route control to and from the international network is performed in accordance with ETS 300 334.

3.3   REGISTRATION OF THE TRAFFIC

3.3.1 REGISTRATION OF SERVICE CHANNEL TRAFFIC

Currently, between Deutsche Telekom AG and the mobile telecommunications network providers, the following parameters for registration can be ascertained:

o     Duration of connection (as a total)
o     Incoming package
o     Outgoing package
o     Up to 8 digits of the Called Party Number
o     Daytime window

With respect to the Multi-Carrier Environment, it is foreseeable that the above-mentioned parameters will no longer be sufficient for ascertaining the newly occurring traffic relationships.

3.3.2 REGISTRATION OF SIGNALLING TRAFFIC

Each network provider is free to create appropriate registration options.

Suggestions on this are described in the ITU-T Q.752.

3.4   INFORMATION MESSAGES AND SOUNDS

The procedures described in the ISUP are used for the storage of messages in the destination network. For unsuccessful calls from other networks, no information messages must be stored if this can be signalled using Cause Value (i.e. no interworking has taken place to an analogue signalling).

Special information messages can be stored for particular reasons. The aim is to generate information messages in the source network for unsuccessful attempts to establish a connection so as to avoid the unnecessary occupation of lines.

The connected networks guarantee that an adequate information message is generated for the caller at least in the case of receipt from other networks of the following Cause Values of the Cause Indicator parameter. In this respect, the type, contents and duration of the information messages are specified by the relevant network provider.

Cause name                                      Cause value
unallocated (unassigned) number                       1
no route to destination                               3
no user responding                                    18
absent subscriber                                     20
number changed                                        22
address incomplete                                    28

Note:

After an information message has been played, disconnection can take place with an REL (normal unspecified, cause #31) in order to prevent unnecessarily long busy times. At the latest when call-time monitoring has elapsed, these information messages are disconnected.

The calling tone, busy tone, information tone (with or without Cause) and possibly other tones can be sent from national networks. It is possible that other tones can be received from the international network.

3.5   PROVISIONS FOR THE ELIMINATION OF RECOGNISED FAULTY BEHAVIOUR

Recognised protocol errors in a network connected to the signalling intermediate network no. 7 must be dealt with in a bilaterally agreed reporting procedure.

3.6   PROCEDURE FOR THE AVOIDANCE OF LOOPING BETWEEN THE NETWORKS

On account of errors, looping can occur between the networks. The following measures can be taken within the networks or at the network interworking to reduce the danger of loops between the networks:

a. Use of the "hop counter" procedure, i.e. the number of hops between exchange locations is limited with the aid of the "hop counter".

b. Passing on of the porting prefix `D'xxx all the way to the destination exchange location. This means that the porting prefix is not discarded at the interworking from the signalling intermediate network no. 7 to the relevant "national" network of the network provider but instead forwarded transparently all the way to the destination subscriber exchange and evaluated there.

c. The following applies for the Carrier Selection Procedure: When the initial address message with a carrier selection parameter is received and there is no route towards the network identified by the network identification, the call will be released with cause no. 3 - no route to destination.

Details must be agreed bilaterally between the network providers. Procedure recommendations which go beyond this and which have consequences for signalling in the signalling intermediate network no. 7 are "for further study".

4     PROTOCOLS

DEVIATIONS FROM AND ADDENDA TO THE ITU-T AND ETSI SPECIFICATIONS

The following lists the deviations from and addenda to the basic specification referred to in the section REFERENCE DOCUMENTS. When the relevant basic specifications are referred to, the numbering scheme of the basic specification itself is used. In addition, in the interests of clarity, the titles of the individual subordinate points are also listed. The statements made are only applicable in the context of stipulations of the basic specification. All specifications for the international interface also apply for the interface to the signalling intermediate network no. 7 unless otherwise stated in this document.

The specifications bearing the remark "national use" will not be employed, except where this is explicitly stated.

Reference to all procedures, parameters, messages etc ... in this document does not constitute an obligation to realising them completely. However, in the case of a realisation, the relevant specifications must be adhered to.

4.1   MTP Q.70X

The procedures implemented in the MTP at least fulfil the latest CCITT Blue Book / ETS 300 008.

Only digital Signalling Data Links having a bit rate of 64 kbit/s are used.

Fundamentally, the basic error-correction procedure is employed. It is also possible to use the PCR procedure following separate agreement.

All links in a link set are activated in the normal state and are used for message transmission, i.e. no inactive reserve links are the case.

Use is made exclusively of the Standard Routing Label.

The implementation of the procedures "Management Inhibiting" and "User Part Availability Control" is optional.

The MTP Restart Procedure is not currently used. The future introduction of this procedure will take place following agreement and be co-ordinated on the basis of ITU-T Q.704 (see reference documents).

Use is made exclusively of the Basic Signalling Link Management.

In the signalling intermediate network no. 7, the Network Indicator is encoded with "11".

The Spare Bits "AB" in the Sub-service Field are not used.

The maximum planned load value for a Signalling Link (Maximum Signalling Link Load During Normal Operation) is 0.2 erlangs in the normal case.

The periodic Signalling Link Test is optional.

4.2   SCCP Q.711-714, Q.716

The procedures implemented in the SCCP fulfil at least the latest CCITT Blue Book. The specifications of the ETS 300 009 and the GSM specification 09.02
(MAP) apply restrictions and addenda.

Use is made of protocol classes 0 and 1 only.

Addressing is performed exclusively via Global Title and Subsystem Number. Only format 4 is used for the Global Title. If a Translation Type is specified for an SSN, this is also included in the source.

For the transport of SCCP messages within the signalling intermediate network no. 7 or from the signalling intermediate network no. 7 to the international network or from the international network to the signalling intermediate network no. 7, no technical limitations exist with respect to the SSN.

Bit 8 of the Address Indicator in the parameters Called and Calling Party Number is unused and encoded with 0 at the transmission end.

Only the numbering plans "ISDN / Telephony Numbering Plan (Rec. E.163 and E.164)" and "ISDN / Mobile Numbering Plan (Rec. E.214)" are used.

The XUDT and XUDTS messages are not currently used but forwarded transparently in Blue-Book SCCP implementations.

The Message Return Procedure is always supported at the receiving end. At the transmission end, the Option Field in the source nodes is to be set to "Return Message On Error" in a manner dependent on the context.

Support for the Primary/Backup operation mode is optional, but only the Dominant Mode is used with only one Backup Point.

The Subsystem Status Management is not currently used.

      Details of the SCCP routing in the signalling intermediate network no. 7 are to be read in the document "Specification for SCCP routing between network providers".

4.3   ISUP

4.3.1 ISUP BASIC CALL Q.76X

4.3.1.1 Q.761 FUNCTIONAL DESCRIPTION OF THE ISDN USER PART OF THE SIGNALLING
              SYSTEM NO. 7

      3     CAPABILITIES SUPPORTED BY THE ISDN USER PART

            PRI - ADDITIONS
            Add to TABLE 1/Q.761 under "Generic signalling procedures for supplementary services" a new line:

                  Pre-release information transport

            tick both National and International use.


      3.1   INTERNATIONALLY APPLICABLE CLASS

            The signalling capabilities of this class are supported by all gateways connected to ZZN7.

            It is up to the particular network provider to support or not the functions/services mentioned in table 1/Q.761.

            The procedures indicated as "CCITT non-supported" are also not supported on the ZZN7 interface.

            If additional supplementary services are supported, the relevant standards as stated in chapter 1 ("Reference documents") of the document shall be used.

      6     FUTURE ENHANCEMENTS AND COMPATIBILITY PRODECURE

            The requirements described in chapter 6 of Q.761 are mandatory to implement.

4.3.1.2 Q.762 GENERAL FUNCTIONS OF MESSAGES AND SIGNALS

      1     SIGNALLING MESSAGES

            AMENDMENT:

            1.APM.1 PRE-RELEASE INFORMATION MESSAGE (PRI)

            A message to be used with the Release message for the transport of information where sending of that information in the Release message itself would cause compatibility problems with ISUP '92 and subsequent versions of the ISUP protocol.

            1.APM.2 APPLICATION TRANSPORT MESSAGE (APM)

            A message sent in either direction to convey application information using the Application Transport mechanism.

            2.    SIGNALLING INFORMATION

            AMENDMENT:

            2.N.1 SUBSCRIBER PRIORITY CLASS

            Information sent in forward direction to indicate the priority class of the calling party.

            This parameter is evaluated in case of disaster.

            2.N.2 CARRIER SELECTION

            Information sent in forward direction to identify the transport carrier selected by the subscriber through ,,Carrier Selection".

            2.N.3 MULTI CARRIER ENVIRONMENT

            Information sent in forward direction to identity the method the subscriber used to select the carrier.

            2.60

            3.40 (ISUP'97) HOP COUNTER

            Information sent in the forward direction to minimize the impact of looping. The initial count determines the maximum number of contiguous ISUP interexchange circuits that are allowed to complete the call, assuming all subsequent intermediate exchanges decrement the hop counter.

            2.APM.1 APPLICATION TRANSPORT PARAMETER (APP)

            Information sent in either direction to allow the peer to peer communication of Application Transport mechanism user application.

            2.APM.2 APPLICATION CONTEXT IDENTIFIER

            A value that uniquely identifies the application using the application transport mechanism.

            2.APM.3 APPLICATION INSTRUCTION INDICATORS (ATII)

            Information sent in either direction indicating how an exchange should react in case the indicated application using the application transport mechanism is not supported.

            2.APM.4 SEGMENTATION INDICATOR

            Information sent in either direction to indicate the number of remaining segments carrying information using the APM mechanism that will be forwarded.

            2.APM.5 ENCAPSULATED APPLICATION INFORMATION

            Application information required to be transported by the application transport mechanism.

            2.APM.6 SEQUENCE INDICATOR

            Used to indicate the beginning (first segment) of an APM segmentation procedure sequence.

            2.APM.7 SEGMENTATION LOCAL REFERENCE (SLR)

            A unique value to a call used to associate segments in an APM segmentation procedure.

4.3.1.3 Q.763 FORMATS AND CODES

      1     GENERAL

      1.2   CIRCUIT IDENTIFICATION CODE

      The allocation rule ,,a)" shall be used

      AMENDMENT:

      The first PCM system interconnecting two gateway-exchanges is coded ,,1" in bit 6.

      2     PARAMETER FORMATS AND CODES

      2.1   MESSAGE TYPE CODES

      AMENDMENT:

      The following messages has to be added on bottom of table 4 Q.763, but before the ,,Reserved (used in 1984 version)" line.

      Pre-release Information       1.APM       0100 0010

      Application transport         2.APM       0100 0001

      3     ISDN USER PART PARAMETERS

      GENERAL:

      The following applies to all number parameters: If the country code in the international number format would be 49, the nature of address indicator has to be set to ,,national (significant) number" and the national number format has to be used.

      3.1   PARAMETER NAMES

      AMENDMENT:

      The following parameter has to be added on bottom of table 5 Q.763.

      Subscriber priority class     3.N.1       1111 1110

      Carrier selection             3.N.2       1111 0000

      Hop counter                   3.80        0011 1101
                                    (ISUP'97)

      Multi carrier environment     3.N.3       1110 1110

      Application transport         3.APM.1     0111 1000

      3.7   CALL HISTORY INFORMATION

      The coding of the call history parameter shall be the following:

              -------------------------------------------------------------
              8       7      6       5      4       3       2      1
              -------------------------------------------------------------
      1       P       O      N       M      L       K       J      I
              -------------------------------------------------------------
      2       H       G      F       E      D       C       B      A
              -------------------------------------------------------------

      3.9   CALLED PARTY NUMBER

      e) Address signal

      The codepoint ,,1101" is used to identify the ported number prefix.

      3.10  CALLING PARTY NUMBER

      b) Nature of address indicator

      The codepoint ,,0000011" (national significant number) is a valid codepoint. Therefore the statement ,,for national use" does not apply.

      3.30  LOCATION NUMBER

      NOTE:

      If the location number is used to identify the calling party position. The coding of the parameter should be as follows:

            Numbering Plan Indicator:   ISDN Numbering Plan (default)

            Screening Indicator:        Network Provided (default)

      For digit format see Enclosure 1 (,,Enclosure 1").

      3.33  MESSAGE COMPATIBILITY INFORMATION

      The coding might be according to informative Enclosure A of ETS 300356-1.

      3.39  ORIGINAL CALLED NUMBER

      b) Nature of address indicator

      The codepoint ,,0000011" (national significant number) is a valid codepoint. Therefore the statement ,,for national use" does not apply.

      3.4.1 PARAMETER COMPATIBILITY INFORMATION

      The coding might be according to informative Enclosure A of ETS 300356-1 and Enclosure 4 (,,Enclosure 4") of this document.

      3.4.2 PROPAGATION DELEY COUNTER

      The coding of the propagation delay counter shall be the following.

              -------------------------------------------------------------
              8       7      6       5      4       3       2      1
              -------------------------------------------------------------
      1       P       O      N       M      L       K       J      I
              -------------------------------------------------------------
      2       H       G      F       E      D       C       B      A
              -------------------------------------------------------------

      3.44  REDIRECTING NUMBER

      b) Nature of address indicator

      The codepoint ,,0000011" (national significant number) is a valid codepoint. Therefore the statement ,,for national use" does not apply.

      3.45  REDIRECTION INFORMATION

      The coding is according to figure 44/Q.763.

      The note is not applicable. The lenght of the redirection information parameter must be 2 octets when sending it. If a redirection information parameter is received not containing the 2nd octet it should be interpreted as a redirection counter coding 001.

      3.N.1 SUBSCRIBER PRIORITY CLASS

      -------------------------------------------------------------
      8       7       6      5       4      3       2       1
      -------------------------------------------------------------
      H       G       F      E       D      C       B       A
      -------------------------------------------------------------

      A        Subscriber priority class:        0        without priority
                                                 1        with priority
      B-H      spare

      3.N.2 CARRIER SELECTION

      The coding is according figure 53/Q.763.

      b) Type of network identification

      Only the codepoint ,,010" (national network identification) is valid.

      c) Network identification plan

      Only the codepoint ,,0001" (german network identification plan) is valid.

      d) Network identification

      The network identification consists of 2 or 3 digits (Carrier Identification Code) and is organised according to the german network identification plan for carrier selection. The coding principles are given in Q.763 3.9 e) (with the exeption of overdecadic digits) and 3.9 f).

      3.N.3 MULTI CARRIER ENVIRONMENT

      The format of the multi carrier environment parameter fields is shown as follows:

      -------------------------------------------------------------
      8       7       6      5       4      3       2       1
      -------------------------------------------------------------
      H       G       F      E       D      C       B       A
      -------------------------------------------------------------

      The following codes are used in the multi carrier environment parameter field:

      Bits   B A   preselection indicator
             0 0   spare
             0 1   call-by-call selected
             1 0   preselected
             1 1   call-by-call selection of preselected carrier

      C - G spare

      H      extension Indicator
      0      octet continues through the next octet
      1      last octet

      3.80 (ISUP'97) HOP COUNTER

      The format of the Hop counter parameter fields is shown as follows:

      -------------------------------------------------------------
      8       7       6      5       4      3       2       1
      -------------------------------------------------------------
      H       G       F      E       D      C       B       A
      -------------------------------------------------------------

      The following codes are used in the Hop counter parameter field:

      bits EDCBA     Hop counter

            The Hop counter contains the binary value of the number of contiguous SS7 interexchange circuits that are allowed to complete the call.

      bits HGF          spare

      3.APM.1 APPLICATION TRANSPORT PARAMETER (APP)

             ----------------------------------------------------
             8     7      6     5      4     3      2     1
             ----------------------------------------------------
        1    Ext          Application Context Identifier
             ----------------------------------------------------
        2    Ext                SPARE                   ATII
             ------                                 -------------
             Ext                                      B     A
             ----------------------------------------------------
        3    Ext   SI     APM segmentation indicator
             ----------------------------------------------------
        3a   Ext                        SLR
             ----------------------------------------------------

               -------------------------------------------------
        4a           Encapsulated Application Information

        4n
               -------------------------------------------------

      A)    EXTENSION INDICATORS

            0     further octet exists
            1     last octet

      NOTE - Extensions to Octet 1 are for the expansion of the Application Context Identifier value range.

      B)    APPLICATION CONTEXT IDENTIFIER (ACI) (OCTET 1)

            0     Unidentified Context and Error Handling (UCEH) ASE
            1     PSS1 ASE (VPN)
            2     Spare
            3     Charging ASE
            4-63  Spare
            64-127 Reserved for non-standardized applications

            NOTE - The compatibility mechanism as defined in Q.764 is not applicable to this field.

      C)    APPLICATION TRANSPORT INSTRUCTION INDICATORS (ATII) (OCTET 2)

            bit   A: Release call indicator
            0     do not release call
            1     release call
            bit   B: Send notification indicator
            0     do not send notification
            1     send notification

      D)    APM SEGMENTATION INDICATOR (OCTET 3)

            0     final segment
            1-9   indicates the number of following segment
            10-255 spare

            NOTE - The compatibility mechanism as defined in Q.764 is not applicable to this field.

      E)    SEQUENCE INDICATOR (SI) (OCTET 3)

            0     Subsequent segment to first segment
            1     New sequence

      F)    SEGMENTATIO LOCAL REFERENCE (SLR) (OCTET 3A)

      g)    ENCAPSULATED APPLICATION INFORMATION

            Contains the application specific information.

      The format and coding of this field is dependant upon the APM-user application and defined in the appropriate Recommendation. For APM-user applications that wish to provide a service of transparent transport of information (e. g. the case where existing information elements are defined for the transport of certain information) as well as having the ability of passing additional network related information within the public network, then the following guideline is provided:

      It is suggested that this field be structured such that the first octet (i. e. first octet of first segment for long APM-user information) ist a pointer to information to be transported transparently. The pointer value (in binary) gives the number of octets between the pointer itself (included) and the first octet (not included) of transparent data. The pointer value all zeros is used to indicate that, no transparent data is present. The range of octets between the pointer octet and the first octet of transparent date (to which the pointer octet points) contains the network related information to be passed between applications residing within the public network. The format and coding of both the transparent information and the network related information is application specific and defined in the appropriate Recommendation.

            4 ISDN USER PART MESSAGES AND CODES

            MESSSAGE TYPE:    ADDRESS COMPLETE

            MESSAGE TYPE:     ANSWER

            MESSAGE TYPE:     CALL PROGRESS

            MESSAGE TYPE:     CONNECT

            AMENDMENT:

            The following parameter has to be added on table 21/Q.763 (ACM), 22/Q.763 (ANM), 23/Q.763 (CPG), 27/Q.763 (CON).

            Application Transport (Note 1)      3.APM.1     0     5 - ?

            NOTE 1 - The message may contain one or more Application Transport parameters (APP) referring to different Application Context Identifiers.

            MESSAGE TYPE:     INITIAL ADDRESS

            AMENDMENT:

            The following parameters have to added on table 32/Q.763 (IAM).

            Subscribers priortity class        3.N.1             0   3

            Carrier selection                  3.N.2             0   4 - 5

            Hop counter                        3.80              0   3
                                               (ISUP'97)

            Multi carrier environment          3.N.3             0   3 - ?

            Application Transport (Note 3)     3.APM.1           0   5 - ?

            NOTE 3 - The message may contain one or more Application Transport parameters (APP) referring to different Application Context Identifiers.

                                TABLE 1.APM/Q.763

            MESSAGE TYPE:     PRE-RELEASE INFORMATION

            --------------------------------------------------------------------
                             PARAMETER                REFERENCE  TYPE   LENGTH
                                                         (SS.)         (OCTETS)
            --------------------------------------------------------------------
            Message type                                 2.1      F       1
            Optional Forward Call Indicators (NOTE)     3.38      O       3
            Optional Backward Call Indicators (NOTE)    3.37      O       3
            Parameter compatibility information         3.41      O     4 - ?
            Message compatibility information           3.33      O     3 - ?
            Application Transport (Note 1)             3.APM.1    O     5 - ?
            End of optional parameters                  3.20      O       1
            --------------------------------------------------------------------

            NOTE - These parameters are required to allow the message to be segmented using the ISUP Simple Segmentation mechanism. They should be mutually exclusive.

            NOTE 1 - The message may contain one or more Application Transport parameters (APP) referring to different Application Context Identifiers.

                                TABLE 2.APM/Q.763

            MESSAGE TYPE:     APPLICATION TRANSPORT

            -------------------------------------------------------------------
                             PARAMETER               REFERENCE  TYPE    LENGTH
                                                    (SUBCLAUSE)        (OCTETS)
            -------------------------------------------------------------------
            Message type                                2.1      F         1
            Message compatibility information          3.33      O       3 - ?
            Parameter compatibility information        3.41      O       4 - ?
            Application Transport (Note 1)            3.APM.1    O       5 - ?
            End of optional parameters                 3.20      O         1
            -------------------------------------------------------------------

            NOTE 1 - The message may contain one or more Application Transport parameters (APP) referring to different Application Context Identifiers.

            4.3.1.4 Q.764 SIGNALLING SYSTEM NO. 7 ISDN USER PART SIGNALLING
                          PROCEDURES

            2             BASIC CALL CONTROL
            2.1           SUCCESSFUL CALL SET-UP
            2.1.1         FORWARD ADDRESS SIGNALLING - EN BLOC-OPERATION
            2.1.1.1       ACTION REQUIRED AT THE ORIGINATING EXCHANGE

            NOTE:

            Multirate connection types are not supported.

            d)    Completion of transmission path

            In some networks the through connection of the transmission path as described in the second paragraph may be-supported. This function may be used in some IN services for PIN identification before Answer Message.

            2.1.1.3 ACTIONS REQUIRED AT AN OUTGOING INTERNATIONAL EXCHANGE

            b) Parameters in the IAM

            Last but one paragraph:

            The location number is passed on unchanged in any case.

            (see also 4.3.1.3 3 GENERAL)

            2.1.1.7 CALLED PARTY NUMBER FOR OPERATOR CALLS

            Not applicable

            2.1.1.8 CALLED NUMBER FOR CALLS TO TESTING AND MEASURING DEVICES

            Not applicable

            2.1.2 FORWARD ADDRESS SIGNALLING - OVERLAP OPERATION

            2.1.2.1 ACTION REQUIRED AT THE ORIGINATING EXCHANGE

            NOTE:

            Multirate connection types are not supported.

            d)    Completion of transmission path

            In some networks the through connection of the transmission path as described under ii) is supported. This function may be used in some IN services for PIN identification before Answer Message.

            2.1.2.7 CALLED PARTY NUMBER FOR OPERATOR CALLS

            Not applicable

            2.1.2.8 CALLED NUMBER FOR CALLS TO TESTING AND MEASURING DEVICES

            Not applicable

            2.1.4 ADDRESS COMPLETE MESSAGE OR CONNECT MESSAGE

            2.1.4.8 ADDRESS COMPLETE MESSAGE WITH OTHER INFORMATION

            AMENDMENT:

            To prevent the timer expiry of address complete timer in some originating networks, (e. g. Telekom PSTN 12 sec.), transit or destination networks should send an early ACM at the latest 6 sec. after the complete address has been received. The coding of the Backward Call Indicators in the early ACM shall be as follows:

            Bit   BA:  Charge indicator         = x (not relevant)
            Bit   CD:  Called party's status    = no indication
            Bit   FE   Called party's category  = no indication
            Bit   HG:  End-to-End method        = no end-to-end method available
            Bit   I:   Interworking indicator   = no interworking encountered
            Bit   J:   End-to-end information   = no ent-to-end information
            Bit   K:   ISDN-UP indicator        = ISDN-UP used all the way
            Bit   L:   Holding indicator        = holding not requested
            Bit   M:   ISDN access indicator    = terminating access ISDN
            Bit   N:   Echo control device      = x (see echo control procedure/
                                                     for IN: for further study)
            Bit   PO:  SCCP method indicator    = no indication

            2.3.5 PRE-RELEASE INFORMATION TRANSPORT (APM)

            This capability allows information to be transported at Release in a manner which is compatible with the 1992 and subsequent versions of the ISUP protocol.

            Since additional parameters can not be carried in the Release (REL) message due to the possibility of their loss at an intermediate exchange, an exchange wishing to send such parameters at release time shall include them instead within a ,,Pre-release Information"
            (PRI) message which shall be sent immediately prior to the Release message.

            In the case that segmentation of the pre-release information is necessary, the subsequent segments will be sent between the PRI and REL messages.

            An exchange receiving a Pre-release Information message shall determine whether to store the received information and process it upon release of the call or pass-on the PRI without awaiting REL, depending on the parameters received and the application present for the call at that exchange.

            2.5   SIGNALLING PROCEDURES FOR CONNECTION TYPE ALLOWING FALLBACK

            Note:

            In case that a fall-back has been carried out in the destination network it is not possible to supply an echo control device in the originating network afterwards, because only the echo control procedure of Q.767 is supported. The fall-back may be carried out in the originating network.

            2.6   PROPAGATION DELAY DETERMINATION PROCEDURE

            AMENDMENT:

            This procedure should be supported in all networks within which a propagation delay > 10 ms can appear. At least the relevant default value has to be set if the call ist originated within this network.

            2.7   ECHO CONTROL PROCEDURE

            Not applicable

            AMENDMENT:

            At least the echo control procedure in accordance with Q.767 and Enclosure 2 (,,Enclosure 2") of this document has to be supported by the concerned networks.

            Note:

            If the international propagation delay in a network connected to the ZZN7 is, in case of voice calls, in a range where echo control is desired (> 26 ms), incoming and outgoing echo control devices should be provided by this network. If an originating or a transit network provides an outgoing half echo control device and this is indicated in the half echo control devices indicator in the IAM, the originating or transit network should be able to suply an incoming half echo control device if this is indicated in the ACM or CON. In this case the coding of the echo control device indicator in the backward call indicators of the ACM or CON is set to incoming echo control device not included.

            2.9   ABNORMAL CONDITIONS

            2.9.1 DUAL SEIZURE

            2.9.1.3 PREVENTIVE ACTIONS

            AMENDMENT:

            For both way circuits in general method 2 applies to the ZZN7 interface. Other methods are possible by mutual agreements.

            2.9.5 RECEIPT OF UNREASONABLE SIGNALLING INFORMATION MESSAGES

            2.9.5.3 PROCEDURES FOR THE HANDLING OF THE UNRECOGNISED MESSAGES OR
                    PARAMETERS

            2.9.5.3.1 UNRECOGNISED MESSAGES

            AMENDMENT TO 1) ACTIONS AT TYPE A EXCHANGES:

            If there is a need to do so, network providers could discard all messages not mentioned in table 3/Q.761, even if the instruction indicatior in the compatibility parameter says something different.

            2.9.5.3.2 UNRECOGNISED PARAMETERS

            AMENDMENT TO I) ACTIONS AT TYPE A EXCHANGES:

            If there is a need to do so, network providers could discard all parameters not mentioned in table 3/Q.761, even if the instruction indicatior in the compatibility parameter says something different.

            2.16  USE OF SUBSCRIBER PRIORITY CLASS (N)

            In case of disaster, exchanges located in the effected area are switched to disaster mode. If disaster mode is current, calls originated by entitled subscribers are switched through to this area, from this area or within this area with priority.

            If the signalling interconnection network the entitlement of the calling party is indicated in the subscriber priority class parameter in the IAM. This parameter is created on a subscription base in the originated exchange. For subscribers ,,without priority" this parameter might be dropped.

            ,,Without priority" is assumed if the parameter is missing.

            Additional information:       The rules for allocation of the
                                          entitlement is a matter of the
                                          regulator.

            2.17  USE OF CARRIER SELECTION (N)

            The carrier selection parameter in the initial address message is used to identify the selected carrier network.

            2.17.1 ACTIONS REQUIRED AT AN OUTGOING NATIONAL GATEWAY

            The outgoing national gateway shall map the carrier selection information into the carrier selection parameter in the initial address message, when

            a. the call is sent to the incoming national gateway of the network as identified in the carrier selection parameter, or when

            b. the call is sent to the incoming national gateway of a network, which

                  I. is known by the outgoing national gateway to support the carrier selection parameter procedure, and which

                  II. can be used as a transit network to route the call towards the network identified by the carrier selection parameter.

            Note: It is a matter of bilateral agreements to determine whether a succeeding network supports the carrier selection parameter procedure and whether a succeeding network can be used as a transit network, This determination is achieved by administrative procedures which are beyond the scope of this document.

            The outgoing national gateway shall not pass on the carrier selection parameter in the initial address message, when the call has already passed the network of the carrier which is indicated by the carrier selection information.

            2.17.2 ACTIONS REQUIRED AT AN INCOMING NATIONAL GATEWAY

            An incoming national gateway, on receipt of the carrier selection parameter in the initial address message will analyse the network identification to perform following actions:

            a. When the network identification matches the network selected, the carrier selection parameter should be removed from the initial address message.

            b. When the network identification does not match the network selected, following procedure apply:


                  I. In case there is a route towards the network identified in the carrier selection parameter, the call will proceed towards that network.

                  II. Else the call will be released with cause no. 3 - No route to destination.

            2.17.3 ABNORMAL CARRIER SELECTION PROCEDURES

            The following procedures are designed to cover abnormal cases at the incoming national gateway which may occor in the carrier selection parameter procedures:

            a. When the intitial address message with a carrier selection parameter is received from a network which will match with the network identification in the carrier selection parameter, the call will be released with cause no. 31 - Normal, unspecified.

            2.18 HOP COUNTER PROCEDURE (ISUP'97)

            The ISUP hop counter procedure is used to detect call setup looping that can be caused by incorrect routing data for routing ISUP messages. Incorrect routing data may be introduced when circuits (trunks) provisioning information between exchanges changes, especially when new circuits are added. The problem is temporary and can be corrected by correction of routing data.

            AMENDMENT (TEXT DELETED FROM ISUP'97):

            As such, the ISUP hop counter procedure is optional and can be deactivated when determined to be no longer needed. An exchange provisionable option to deactivate the hop counter procedure applies per outgoing SS7 trunk group (in term of this procedure, an SS7 trunk group includes all SS7 circuits between two exchanges). The default is active.

            2.18.1 ACTIONS AT THE INITIATING EXCHANGE

            An originating exchange or an intermediate exchange shall originate the hop counter procedure.

            AMENDMENT (TEXT DELETED FROM ISUP'97):

            if the hop counter capability is activated.

            The outgoing IAM shall include the Hop counter parameter containing the initial count value.

            The initial count value shall be provisionable by the network operator on a per exchange basis (31 maximum). A call forwarding exchange receiving a Release message with cause #25 (exchange routing error) shall notify the management system of the exchange routing error and provide the called party number, identify of the succeeding exchange (via OPC and CIC), and the forwarding number. Cause value #31 (normal unspecified) shall be returned to the preceding exchange.

            AMENDMENT (TEXT ADDED TO ISUP'97):

            The initial count value should be set to the value = 31.

            An originating exchange receiving a Release message with cause #25 (exchange routing error) shall notify the management system of the exchange routing error and provide the called party number, identity of the succeeding exchange (via OPC and CIC), and if available, the calling party number.

            2.18.2 ACTIONS AT AN INTERMEDIATE EXCHANGE

            Intermediate exchanges, i. e. transit, gateway or interworking exchanges, actions are dependent upon whether a hop counter parameter is received from the preceding exchange and, if received, the result of decrementing the hop counter value.

            If the hop counter parameter is received, the intermediate exchange shall decrement the hop counter value by 1. Subsequent actions are based on the result as described below.

            a) If the result equals 0, the exchange shall release the call by returning a Release message with cause value #25 (exchange routing error) to the preceding exchange. In addition, the management system shall be informed of the hop counter exhaust (value = 0), associated called party number, identify of the preceding exchange (via OPC and CIC), and if available, the calling party number.

            b) If result is greater than 0, the exchange shall include the hop counter parameter in the outgoing Initial Address Message.

            AMENDMENT (TEXT ADDED TO ISUP'97):

            If the incoming national gateway of a network which supports the Hop counter procedure receives an IAM message not containing the Hop counter parameter, it should include the Hop counter parameter into the received IAM. The initial count value should be set to the value = 31.

            2.18.3 ACTIONS AT THE DESTINATION LOCAL EXCHANGE

            None. The exchange shall ignore the hop counter if received.

            NOTE - Interaction with supplementary services and IN is for further study.

            AMENDMENT (TEXT ADDED TO ISUP'97):

            NOTE - If the call ist transited (ported number recognition function implemented in the originating or any other network passed before the donating network) or rerouted (ported number recognised at the terminating donating local exchange) as part of the number portability procedure in a terminating or an intermediate exchange, the hop counter procedure as described in 2.18.2 should apply for such an exchange.

            2.19  USE OF MULTICARRIER ENVIRONMENT PARAMETER (MCE)

            The multi carrier environment parameter in the initial address message is used to identify the selection mode (preselected or call by call selected) from a subscriber in a multi carrier environment.

            2.19.1 ACTIONS REQUIRED AT THE ORIGINATING EXCHANGE

            The originating exchange, on reception of the dialling information from the access will setup the multi carrier environment parameter as follows:

            a) If the called party number dialled by the subscriber does not contain a carrier access code the preselection indicatior is set to PRESELECTED.

            b) If the called party number dialled by the subscriber contains the carrier access code for carrier A and the subscriber has a preselection for the carrier A the preselection indicator is set to CALL-BY-CALL SELECTION OF PRESELECTED CARRIER.

            c) If the called party number dialled by the subscriber contain a carrier access code for the carrier B and the subscriber has a Preselection for the carrier A the preselection indicator is set to CALL-BY-CALL SELECTED.

            2.19.2 ACTIONS REQUIRED AT AN OUTGOING NATIONAL GATEWAY

            An outgoing national gateway, on receipt of the multi carrier environment parameter in the initial address message will pass on the parameter transparently.

            2.19.3 ACTIONS REQUIRED AT AN INCOMING NATIONAL GATEWAY

            No special actions required.

      4.3.2 ISDN SUPPLEMENTARY SERVICES Q.730 - Q.737

      4.3.2.1 Q.730 ISDN SUPPLEMENTARY SERVICES

            No exceptions identified

      4.3.2.2 Q.731 NUMBER IDENTIFICATION SUPPLEMENTARY SERVICES

            1     DIRECT DIALLING IN (DDI)

            No relevance to interface

            2     MULTIPLE SUBSCRIBER NUMBER (MSN)

            No relevance to interface

            NOTE: This service ist not defined in ITU-T Q.731.

            3     CALLING LINE IDENTIFICATION PRESENTATION (CLIP)

            3.5.2.3 ACTIONS AT THE OUTGOING INTERNATIONAL EXCHANGE

            3.5.2.3.1 NORMAL OPERATION

            The calling party number shall be passed on even if it is restricted.

            4     CALLING LINE IDENTIFICATION RESTRICTION (CLIR)

            4.6   INTERACTIONS WITH OTHER SUPPLEMENTARY SERVICES

            4.6.20 MALICOUS CALL IDENTIFICATION (MCID)

            The calling party number parameter shall be sent even if it is restricted.

            4.7   INTERACTIONS WITH OTHER NETWORKS

            The calling party number shall be passed on even if it is restricted.

            5     CONNECTED LINE IDENTIFICATION PRESENTATION (COLP)

            No exceptions identified

            6     CONNECTED LINE IDENTIFICATION RESTRICTION (COLR)

            No exceptions identified

            7     MALICIOUS CALL IDENTIFICATION (MCID)

            No exceptions identified

            8     SUBADDRESSING (SUB)

            No exceptions identified

4.3.2.3 Q.732 CALL OFFERING SUPPLEMENTARY SERVICES

      2     CALL DIVERSION SERVICES

            CALL FORWARDING BUSY

            CALL FORWARDING NO REPLY

            CALL FORWARDING UNCONDITIONAL
            CALL FORWARDING NOT REACHABLE (USED IN GSM)
            CALL DEFLECTION

      Relevant for all Call Diversion Services
      No exceptions identified

      2.4   CODING REQUIREMENTS

      2.4.2 PARAMETER

      Note 1:

      The national option may be used by common agreement.

      Amendment:

      See also chapter 4.3.1.3 (Q.763) of this document.

4.3.2.4 Q.733 CALL COMPLETION SUPPLEMENTARY SERVICES

      1     CALL WAITING (CW)

      No exceptions identified

      2     CALL HOLD (HOLD)

      No exceptions identified

      3     COMPLETION OF CALLS TO BUSY SUBSCRIBER (CCBS)

      ETS 300 356-18 applies with following amendments:

            9.7.1 ROUTING IN THE SCCP NETWORK

            AMENDMENT:
            The procedures as described in the document ,,Specification for SCCP routing between network providers" shall apply.

            9.7.2 NUMBER INFORMATION USED FOR ROUTING

            AMENDMENT:

            The E.164 service center address shall be structured as described in the document ,,Specification for SCCP routing between network providers".

      4     TERMINAL PORTABILITY (TP)

      No exeptions identified

4.3.2.5 Q.734 MULTIPARTY SUPPLEMENTARY SERVICES

      1     CONFERENCE CALLING (CONF)

      In GSM networks the CONF service is implemented according to the GSM standards mentioned in the document reference list. Deviations between the ITU-T and GSM service description are identified in respect to notifications sent with the generic notification indicator parameter. Both implementations are compatible.

      2     THREE-PARTY SERVICE (3PTY)

      No exeptions identified

      NOTE: The 3PTY service is not specified for GSM networks.

4.3.2.6 Q.735 COMMUNITY OF INTEREST SUPPLEMENTARY SERVICES

      1     CLOSED USER GROUP (CUG)

      No exeptions identified

      3     MULTILEVEL PRECEDENCE AND PREEMPTION (MLPP)

      No supported

4.3.2.7 Q.737 ADDITIONAL INFORMATION TRANSFER SUPPLEMENTARY SERVICES

      1     USER-TO-USER SIGNALLING (UUS)

      1.1   USER-TO-USER SIGNALLING SERVICE 1

      NOTE:

      If Simple Segmentation is not supported User-to-User Information can be lost. See also 1.1.2.1.

      1.2   USER-TO-USER SIGNALLING SERVICE 2

      No exceptions identified

      1.3   USER-TO-USER SIGNALLING SERVICE 3

      No exceptions identified

4.3.3 APPLICATION TRANSPORT MECHANISM Q.765

      1.    Setting of the ATII bits

            The bit A (Release call indicator) value is provided by the APM-user application. The bit B (Send notification indicator) value shall be set to ,,do not send notification" (value 0) independant on what is provided by the APM-user.

      2. Mapping of the ATII bits to the ISUP message and parameter compatibility instruction indicators.

            The procedures according Q.765 chapter 9.2 shall apply. The coding of the message / parameter compatibility instructions indicators for the Q.765 specific messages / parameters is given in ,,Enclosure 4:
            Encoding of the compatibility parameters" of this document.

      3.    Segmentation / Reassembly procedure

            The Segmentation /Reassembly procedure is mandatory to implement.

      4.    Handling of Application Context Identifiers at the national Gateway

            The national Gateway shall pass on at least all standardised Application Context Identifier.

      5.    Unidentified Context and Error Handling ASE (UCEH)

            The Unidentified Context and Error Handling ASE (UCEH ASE) Is mandatory to implement.

      6.    Amendments to Corrigendum 1 to COM 11-R77-E

            CHAPTER 10.2.1:
            Insert on bottom of chapter Note: The SGM message shall not contain an APP parameter.

            CHAPTER 10.2.4:
            Insert on bottom of chapter Note: The SGM message shall not contain an APP parameter.

            CHAPTER 13.1.2:
            Delete last sentence added by Corrigendum: If the APM user indicated by the Context Identifier carried by the Application Transport Notification Information does not exist, then no APM Error primitive will be sent and the Application Notification Indicator will be discarded.

            CHAPTER 13.4.1 AND 13.4.2
            The changes of the Corrigendum might not be implemented initially by system suppliers for the purposes of AOC'99.

5     ABBREVIATIONS

ABL         Alte Bundeslander (Old Federal States (of Germany)
ACM         Address Complete Message
AK S        Arbeitskreis Signalisierung (Working Team Signalling)
ANIS        Analogue Subscriber on the ISDN
ANM         Answer Message
APM         Application Transport Mechanism / Application Transport Message
APP         Application Transport Parameter
ASE         Abstract Service Element
ATII        Application Transport Instruction Indicators
AWG         Aussenwirtschaftsgesetz (German law on external economics)

BGBl. 1     Bundesgesetzblatt (German Federal Law Gazette) - Part 1
BMPT        Bundesministerium fur Post und Telekommunikation (German Federal
            Ministry of Post and Telecommunications)
BMWi        Bundesministerium fur Wirtschaft (German Federal Ministry of
            Economics)

CCBS        Completion of Calls to Busy Subscriber
CCITT       International Telegraph and Telephone Consultative Committee
CH          Call Hold
CIC         Circuit Identification Code
CLIP        Calling Line Identification Presentation
CLIR        Calling Line Identification Restriction
COLP        Connected Line Identification Presentation
COLR        Connected Line Identification Restriction
CON         Connect Message
CONF        Conference Calling
CRC4        Cyclic Redundancy Check for basic frame structure at 2048 kbit/s
CSC         Central signalling channel
CUG         Closed User Group
CW          Call Waiting

DCME        Digital Circuit Multiplication Equipment
DIVF        Digitale Vermittlungstechnik fur Ferndienst (Digital Exchange
            Technology for Remote Service)
DSS1        Digital Subscriber Signalling System No. 1
DSV2        Digital-Signal-Verbindung (digital signal connection), 2 Mbit/s

EL          Exchange location
ETS         European Telecommunications Standard
ETSI        European Telecommunications Standard Institute
EU          Exchange unit
EU:I        Exchange unit for international traffic
EU:N        Exchange unit for network interworkings

FPH         Freephone
FUV         Fernmeldeverkehr-Uberwachungs-Verordnung (Ordinance on the
            surveillance of telecommunications traffic)

G10         Law on article 10 of the German constitution
GMSC        Gateway Mobile Services Switching Centre
GSM         Global System for Mobile Communications

hex         hexadecimal

IAM         Initial Address Message
IDN         Integrated Data Network
IN          Intelligent Network
IPI         ISDN User Part Preference Indicator
ITU         International Telecommunications Union
ITU-T       ITU-Telecommunications Standardisation Sector
ISDN        Integrated Services Digital Network
ISDN UP     ISDN User Part
ISUP        ISDN User Part
ISUP-MoU    ISUP as per ETS 300 121

MAP         Mobile Application Part
MCID        Malicious Call Identification
MLPP        Multilevel Precedence and Pre-emption
MOC         Mobile Originated Call
MPTY        Multi-Party Service
ms          milliseconds
MSC         Mobile Services Switching Centre
MTC         Mobile Terminated Call
MTP         Message Transfer Part
MVSt        Mutter-VSt (Mother exchange location)

nat         national
NFS         New Federal States (of Germany)
NI          Network Indicator
NMC         Network Management Centre

OFS         Old Federal States (of Germany)

PIN         Personal Identification Number
PCM         Pulse Code Modulation, 2 MBit system
PCR         Preventive Cyclic Retransmission
PLMN        Public Land Mobile Network
PN          Public Network
PRI         Pre-release Information Message
PSTN        Public Switched Telephone Network
PTSG        Post- und Telekommunikations-Sicherstellungs-Gesetz (German post and telecommunications security law)

REL         Release Message
s           seconds
SCCP        Signalling Connection Control Part
SI          Sequence Indicator
SIM         Subscriber Identity Module
SLS         Segmentation local reference
SS No.7     Signalling System No.7
STP         Signalling Transfer Point
StPO        Strafprozess-Ordnung (German code of criminal procedure)
SUB         Sub-addressing

3PTY        Three-party Service
TKG         Telekommunikations-Gesetz (German telecommunications law)
TKSIV       Telekommunikations-Sicherstellungs-Verordnung (German
            Telecommunications security ordinance)
TMR         Transmission Medium Requirement
TP          Terminal Portability
TR          Technische Richtlinie (technical guideline)
TS          Timeslot

UCEH        Unidentified Context and Error Handler
UUS         User-to-User Signalling

XUDT        Extended Unit Data Message
XUDTS       Extended Unit Data Service Message

ZZN7        Zeichengabe-Zwischennetz Nr. 7 (Signalling intermediate network
            No.7)

6     INDEX OF ENCLOSURES

Enclosure 1 Digit Format for the Location Number Parameter

Enclosure 2 Control of echo suppressers

Enclosure 3 Regulatory requirements

Enclosure 4 Encoding of the compatibility parameters

Enclosure 5 Emergency-call concept

Enclosure 6 Supplement for detecting the party on the connection section

Enclosure 7 Reservation of Code Points from the range "for national use".

7     ENCLOSURE 1: DIGIT FORMAT FOR THE LOCATION NUMBER PARAMETER

The basis for the position specification in the Location Number Parameter is the specification of the longitude and latitude degrees. The system of reference is the WGS 84 (World Geodetic System).

Because the Federal Republic of Germany does not have either a zero meridian or an equatorial transition, the specifications north/south and/or east/west can be omitted. The assignment is sufficiently clear via the country code 49. The position specification is effected by means of the six-digit longitude value (degrees, minutes, seconds) in the digit octets 2-4, followed by the six-digit latitude value in the digit octets 5-7. This enables a point to be determined to a precision of +/-10 m for the longitude and +/-15 m for the latitude. This point corresponds with the intersection point of longitude and latitude which lies closest to the location of the antenna or of the connection socket in the case of conventional-telephone-network connections.

The source carrier is encoded in the first digit octet.

The encoding is given the format "national number", i.e. the digit sequence begins with the carrier identifier followed by the longitude and latitude specifications. When the parameter passes into the international network, the format is converted to "international number" and the country code 49 is inserted.

The following encoding codes are used as carrier identifiers:

CARRIER                  CODE

no specification           00
Telekom                    01
D1                         02
D2                         03
E-plus                     04
E2                         05

An example for the radio mast in Darmstadt-Weiterstadt, with longitude value 08(degree) 37' 25", latitude value = 49(degree) 53' 52", carrier code 02 (for
D1):

BIT         8     7      6     5     4      3     2      1
                                                             -------------------
5th octet   0     0      1     0     0      0     0      0    carrier identifier
                                                             -------------------
6th octet   1     0      0     0     0      0     0      0    longitude degree
7th octet   0     1      1     1     0      0     1      1    longitude minute
8th octet   0     1      0     1     0      0     1      0    longitude second
                                                             -------------------
9th octet   1     0      0     1     0      1     0      0    latitude degree
10th octet  0     0      1     1     0      1     0      1    latitude minute
11th octet  0     0      1     0     0      1     0      1    latitude second
                                                             -------------------

Remark: The 5th octet of the parameter is the 1st digit octet. In this example, the "nature of address Indicator" = national (significant) number.

8     ENCLOSURE 2 (INFORMATIVE): CONTROL OF ECHO SUPPRESSERS

Control of the echo suppressers for PNs in which, on account of the long system-related run times, both half-echo suppressers are located.

1     INTRODUCTION

If in the PNs, system-related run times are the case which necessitate echo suppression for speech connections, all echo-suppression measures must be taken in the relevant PN.

However, for connections to/from abroad, half-echo suppressers which may be available there are to be employed.

The control of the echo suppressers in the PNs is effected by means of the echo control device indicator in the nature of connection indicator of the IAM or in the "backward call indicators" of the ACM.

2     PN ORIGINATED CALL

The echo control device indicator in the nature of connection indicator of the IAM is set to "outgoing half echo control device included". The echo suppression in the source must be fulfilled functionally.

If the echo control device indicator in the "backward call indicators" of the ACM is received with "incoming half echo control device included", the incoming echo suppresser must be switched off.

If the echo control device indicator in the "backward call indicators" of the ACM is received with "incoming half echo control device not included", the incoming echo suppresser must be switched on.

3     PN TERMINATED CALL

If the echo control device indicator in the nature of connection indicator of the IAM is received with "outgoing half echo control device included", the outgoing echo suppresser must be switched off.

If the echo control device indicator in the nature of connection indicator of the IAM is received with "outgoing half echo control device not included", the outgoing echo suppresser must be switched on.

In accordance with the procedure, the echo control device indicator in the backward call indicators of the ACM must be set to "incoming half echo control device included".

REMARK: THE TERM INCOMING/OUTGOING ECHO SUPPRESSER IS DEPENDENT ON THE DIRECTION OF THE ESTABLISHMENT OF THE CONNECTION.

NOTE: THE IMPLEMENTATION OF THE ECHO SUPPRESSION IS A COMPONENT OF BILATERAL CONTRACTS.

9     ENCLOSURE 3: REGULATORY REQUIREMENTS

This section defines the regulatory requirements placed on operators of telecommunications networks and which can have effects on the signalling in the signalling intermediate network No.7.

1     NETWORK PROVIDER PORTABILITY

As stipulated by ss. 43 paragraph 5 of the German telecommunications law (TKG), operators of telecommunications networks must ensure in their networks that users can retain the same number if they change providers and remain in the same location. Details of the function which must be made available on 1 January, 1998 can be found in the specification on phone-number portability, phase 1, drawn up by the "working team for Phone-Number Portability".

2     EMERGENCY-CALL FACILITIES

As stipulated by ss. 13 paragraph 1 of the German telecommunications law (TKG), operators of telecommunications networks must provide emergency-call facilities free of charge to every end user.

This requirement has consequences for the signalling in the signalling intermediate network no. 7 to the extent that the emergency-call query departments of the emergency-call carrier can currently only be reached via the network of Deutsche Telekom AG.

3     CHOICE OF CONNECTION NETWORK PROVIDER (CARRIER SELECTION)

As stipulated by ss. 43 paragraph 6 of the German telecommunications law (TKG), operators of telecommunications networks must ensure in their networks that every user has the option of choosing his or her connection network provider freely and this via a permanent pre-setting which in special connection cases can be substituted by dialling the code number of a connection network provider. Details of the function which must be made available from 1 January, 1998 can be found in the carrier selection specification phase 1 drawn up by the "working team carrier selection".

4     TECHNICAL IMPLEMENTATION OF SURVEILLANCE MEASURES

As stipulated by ss. 88 paragraph 2 of the German telecommunications law (TKG), legally obliged (provided for in G10, ss. 100a, ... 100b StPO and ss. 39, ss. 40
AWG) operators of telecommunications systems must enable the surveillance and recording of the telecommunications. Details on this can be found in the technical guideline on the description of the requirements for the implementation of legal measures for the surveillance of telecommunications (TR
FUV) drawn up by the BMWi.

This requirement has consequences for the signalling in the signalling intermediate network no. 7 to the extent that certain ISDN supplementary services will have to be supported in order to fulfil the legal obligation of surveillance and recording of the entire telecommunications traffic and connected details.

5     GRANTING PRIVILEGES

On the basis of ss. 3 paragraph 1 to 3 of the German post and telecommunications security law (PTSG), a law was enacted which provides for the security of telecommunications services and the granting of privileges in the utilisation of these services ("telecommunications security ordinance TKSiV").

This requirement has consequences for the signalling in the signalling intermediate network no. 7 to the extent that the privileged rights of a user must also be signalled over network boundaries.

            ENCLOSURE 4: ENCODING OF THE COMPATIBILITY PARAMETERS

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS LOCATION NUMBER

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0        transit interpretation
            bit      B:      Release call indicator
                             0        do not release call
            bit      C:      Send notification indicator
                             0        do not send notification
            bit      D:      Discard message indicator
                             0        do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             0        do not discard parameter (pass on)
            bit      GF:     Pass on not possible indicator
                             10       discard parameter

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS SUBSCRIBER PRIORITY CLASS

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0        transit interpretation
            bit      B:      Release call indicator
                             0        do not release call
            bit      C:      Send notification indicator
                             0        do not send notification
            bit      D:      Discard message indicator
                             0        do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             0        do not discard parameter
            bit      GF:     Pass on not possible indicator
                             10       discard parameter

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS CARRIER
            SELECTION

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0        transit interpretation
            bit      B:      Release call indicator
                             0        do not release call
            bit      C:      Send notification indicator
                             0        do not send notification
            bit      D:      Discard message indicator
                             0        do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             1        discard parameter
            bit      GF:     Pass on not possible indicator
                             10       discard parameter

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS HOP COUNTER

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0        transit interpretation
            bit      B:      Release call indicator
                             0        do not release call
            bit      C:      Send notification indicator
                             0        do not send notification
            bit      D:      Discard message indicator
                             0        do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             0        do not discard parameter (pass on)
            bit      GF:     Pass on not possible indicator
                             10       discard parameter

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS MULTI CARRRIER ENVIRONMENT PARAMETER

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0        transit interpretation
            bit      B:      Release call indicator
                             0        do not release call
            bit      C:      Send notification indicator
                             0        do not send notification
            bit      D:      Discard message indicator
                             0        do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             1        discard parameter
            bit      G/F:    Pass on not possible indicator
                             10       discard parameter

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS PRE-RELEASE INFORMATION MESSAGE

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0       transit interpretation
            bit      B:      Release call indicator
                             0       do not release call
            bit      C:      Send notification indicator
                             0       do not send notification, if ATII bit B = 0
                             1       send notification, it ATII bit B = 1
            bit      D:      Discard message indicator
                             0       do not discard message (pass on)
            bit      E:      Pass on not possible indicator
                             0       release call, if ATII bit A = 1
                             1       discard information, if ATII bit A = 0
            bit      G/F:    Spare
                             00

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS APPLICATION TRANSPORT MESSAGE

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0       transit interpretation
            bit      B:      Release call indicator
                             0       do not release call
            bit      C:      Send notification indicator
                             0       do not send notification, if ATII bit B = 0
                             1       send notification, if ATII bit B = 1
            bit      D:      Discard message indicator
                             0       do not discard message (pass on)
            bit      E:      Pass on not possible indicator
                             0       release call, if ATII bit A = 1
                             1       discard information, if ATII bit A = 0
            bit      G/F:    Spare
                             00

            ENCODING OF THE COMPATIBILITY PARAMETERS AS REGARDS APPLICATION TRANSPORT PARAMETER

            INSTRUCTION INDICATORS:

            bit      A:      Transit at intermediate exchange indicator
                             0       transit interpretation
            bit      B:      Release call indicator
                             0       do not release call
            bit      C:      Send notification indicator
                             0       do not send notification, if ATII bit B = 0
                             1       send notification, it ATII bit B = 1
            bit      D:      Discard message indicator
                             0       do not discard message (pass on)
            bit      E:      Discard parameter indicator
                             0       do not discard parameter (pass on)
            bit      G/F:    Pass on not possible indicator
                             00      release call, if ATII bit A = 1
                             10      discard parameter, if ATII bit A = 0

11    ENCLOSURE 5: EMERGENCY-CALL CONCEPT

NOTE OF CAUTION: The formats and procedures described in the following for the carryiage of emergency calls via the network of Deutsche Telekom AG will only be employed if corresponding contractual provisions exist between the relevant network provider and Deutsche Telekom AG. The regulatory requirement placed on all operators of telecommunications systems to provide emergency-call facilities does not contain any stipulation that the emergency call must be processed via Deutsche Telekom AG.

The emergency-call carriers can currently be reached using three different phone-number formats. These are as follows (a fourth format is planned):

--------------------------------------------------------------------------------------
1)  Area code  (exchange location code)  C(hex) C(hex)  110, 112         C(hex)   917X
--------------------------------------------------------------------------------------
2)  Area code  (exchange location code)  C(hex) C(hex)  110, 112, (115)
--------------------------------------------------------------------------------------
3)  Area code  (exchange location code)  C(hex) C(hex)  0(y), 2(y)
--------------------------------------------------------------------------------------
4)  Area code  (exchange location code)  C(hex) C(hex)  0(y), 2(y)       C(hex)   917X
--------------------------------------------------------------------------------------

X     =     last digit of the access code of the relevant PN from the ISDN /
            PSTN.

Y     =     only necessary if different emergency-call destinations are to be controlled in a single exchange unit (e.g. mother exchange location).

The first variation will only be used in the old German Federal states (OFS).

The second variation will only be used in the new German Federal states (NFS).

The third variation will be introduced gradually in the old and new German states.

The fourth variation will only be introduced in the old German states.

The format and sequence are dependent on the relevant location of the end device of the calling PN party and on the destination of the emergency call.

For identifying the calling party by the emergency-call carrier, where technically possible, the "Calling Party Number" must be transmitted in the IAM for all emergency calls even if the number is "restricted".

REMARK: THIS IS NOT POSSIBLE AT LEAST IN THE CASE OF EMERGENCY CALLS WHERE THE SIM CARD IS NOT INSERTED.

12 ENCLOSURE 6 (INFORMATIVE): SUPPLEMENT FOR DETECTING THE CALLING PARTY ON THE CONNECTION SECTION

------------------------------------------------------------------------------------------
Procedure /                                   Number for billing      Number for
supplementary service                                                 authentication

------------------------------------------------------------------------------------------
Basic Call                                1)  Calling Party Number    Calling Party Number

------------------------------------------------------------------------------------------
DDI, CLIP, CLIR, COLP,                        Calling Party Number    Calling Party Number
COLR, MCID, SUB, CW,
HOLD, CCBS, TP, ECT,
CONF, 3PTY, CUG, MLPP,
UUS

------------------------------------------------------------------------------------------
MSN                                           Calling Party Number    Calling Party Number

------------------------------------------------------------------------------------------
CFB, CFNR, CFU, CD                            Calling Party Number    Calling Party Number
(AB section)

------------------------------------------------------------------------------------------
CFB, CFNR, CFU, CD                        2)  Redirecting Number      Redirecting Number
(BC section and additional sections)

------------------------------------------------------------------------------------------
GSM originated calls in Germany           3)  Calling Party Number    Calling Party Number

------------------------------------------------------------------------------------------
Reverse charging (REV-S)                  4)  Called user number in   Calling Party Number
                                              ANM or CON (remote
                                              Operations)

------------------------------------------------------------------------------------------
IN calls (call translation                5)  Called IN number        Called IN number
SSP -> destination) corresponds to e.g.       (ISUP '97)              (ISUP '97)
0130, 0180, 0700, 0800, 0900

DIGIT PARAMETERS:

o     CALLING PARTY NUMBER

identifies the number of the caller. This number contains a screening indicator and is always a secured and verified number (network provided or user provided, verified and passed).

o     REDIRECTING NUMBER

identifies the party who activated call redirection. Does not contain a screening indicator.

o     ORIGINAL CALLED NUMBER:

corresponds to the redirecting number of the first relaying of the call.

o     CALLED IN NUMBER (ISUP '97):

The phone number received in the SSP and contained in the IAM / SAM as the Called Party Number.

REMARKS ON TABLE:

1. In the case of the feature PHONE-NUMBER ECONOMICS, the local exchange ensures that an unambiguous default number (network provided) is set up for every number or that a number provided by the party (user provided, verified and passed) is passed on. (This number can be used for billing and authentication purposes.)

2.    REDIRECTING NUMBER:

      This number is generated by the local exchange and is thus a secured and verified number (comparable with: "network provided").

      SPECIAL CASE: PARTIAL RE-ROUTING / SETUP WITH DIVLEG2

      In the special case of partial re-routing / SETUP with divLeg2, the redirecting number is generated by a PABX and is thus not a secured and verified number for the local exchange. For this reason, the following procedure is necessary:

            In the case of partial re-routing, the local exchange can use the default number or must in any case verify whether the provided phone number is located in the phone-number area of the PABX:

      a) A positive result means the provided number is accepted as a redirecting number.

      b) A negative result means the number is discarded and either replaced with the network-provided default number or else the connection is broken.

3.    GSM (WITH RESERVATIONS)

      For GSM networks, the provisions of order 304 / 1997 (published in official gazette 34 / 97 of the German Federal Ministry of Post and Telecommunications (BMPT)) apply for the suspension of the obligation with respect to carrier selection.

4.    REVERSE CHARGING

      Currently not planned among German networks.

5.    IN CALLS

      A verified number in the case of IN calls (service phone numbers) will not be ensured until the introduction of the called IN number (ISUP '97).

13    ENCLOSURE 7: RESERVATION OF CODE POINTS IN THE RANGE "FOR NATIONAL USE"

REMARK: The codes, messages, procedures etc. indicated as "for national use" in the international standards are used for network-internal purposes (within one of the signalling networks connected to the intermediate signalling network). For this reason, this information does not in principle appear in the intermediate signalling network. However, on account of e.g. regulatory requirements, it is necessary to support certain signalling information between all German networks which is not internationally standardised. For these applications, codes, messages etc. in the "for national use" range are agreed explicitly between all German providers. The corresponding encoding is to be taken from the reserved range defined here so as to give all operators the greatest possible independence in the specification of network-internal functionality.

13.1  PROCEDURE FOR THE ASSIGNMENT OF CODE POINTS IN THE RANGE "FOR NATIONAL
      USE"

In accordance with Q.763 (ISUP '92), the code points in the range 11111111 (FF) to 11100000 (E0) are intended exclusively "for national use", i.e. 32 code points are available for signalling intermediate network no. 7 and for network-provider-specific encoding.

NOTE: By contrast to the ISUP '92, the ISUP '97 states that the range 11111111
(FF) to 11000001 (C1) is intended "for national use" for parameter code points. The range "for national use" for message code points is identical in both ISUP '92 and ISUP '97.

However, the following fundamental conditions are to be taken into account for the allocation of code points:

1. Network providers such as e.g. Deutsche Telekom AG already use certain network-internal code points in the range "for national use". On introduction of new code points in the signalling intermediate network no. 7, the overlapping of code points of network-internal ISUP implementations must be avoided.

2. The TSB of the ITU-T has suggested that code points in the range "for national use" will be used for new procedures to be specified internationally, i.e. the specified range overflows into the area planned "for national use". In order to avoid the danger of a future overlapping of signalling intermediate network no. 7 code points with code points used by the ITU-T, code points for the signalling intermediate network no. 7 should be allocated starting from the code 11111111 (FF) and decreasing.

13.2 PREFERRED ENCODING AREA FOR MESSAGES AND PARAMETERS OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

RANKING LIST OF THE CODE POINTS FOR MESSAGES:

---------------------------------------------------------------------------------------------------------------------------
                               E0   E1    E2    E3    E4   E5    E6    E7   E8    E9    EA    EB    EC    ED    EE    EF
---------------------------------------------------------------------------------------------------------------------------
Code points already used
---------------------------------------------------------------------------------------------------------------------------
Ranking list for the           25   24    23    22    21   20    19    18   17    16    15    14    13    12    11    10
allocation of code points
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                               F0   F1    F2    F3   F4    F5    F6   F7    F8    F9    FA    FB    FC    FD    FE    FF
---------------------------------------------------------------------------------------------------------------------------
Code points already used                                         3                      O      O     2     3     O     2
                                                                 O                                   O     O           O
---------------------------------------------------------------------------------------------------------------------------
Ranking list for the           9     8     7    6     5     4    32    3     2    1     28    27    30    31    26    29
allocation of code points
---------------------------------------------------------------------------------------------------------------------------

RANKING LIST OF THE CODE POINTS FOR PARAMETERS:

---------------------------------------------------------------------------------------------------------------------------
                               E0   E1    E2    E3    E4   E5    E6    E7   E8    E9    EA    EB    EC    ED    EE    EF
---------------------------------------------------------------------------------------------------------------------------
Code points already                                                                                              Z     3
used          1)                                                                                                       O
---------------------------------------------------------------------------------------------------------------------------
Ranking list for the           14   13    12    11    10    9     8    7     6     5     4     3     2     1     -    26
allocation of code points
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                               F0   F1    F2    F3   F4    F5    F6   F7    F8    F9    FA    FB    FC    FD    FE    FF
---------------------------------------------------------------------------------------------------------------------------
Code points already used       Z     2     2    O     3     3    3     3     2    3     4      3     3     4     Z     4
                                     O     O          O     O    O     O     O    O     O      O     O     O           O
---------------------------------------------------------------------------------------------------------------------------
Ranking list for the           -    18    17    15   25    24    23   22    16    21    29    20    19    28     -    27
allocation of code points
---------------------------------------------------------------------------------------------------------------------------

EXPLANATION OF 1)

Z     =     Code point already used in the signalling intermediate network no. 7

O     =     Code point already used by a network provider

"N"O  =     Code point already used by several ("n") network providers

                                 NETWORK CONCEPT
                                     OF THE
                  SIGNALLING INTERMEDIATE NETWORK NO. 7 (ZZN7)

                                  Version 1.0.0

                              Date: 31 March, 1997

PUBLISHED BY THE WORKING TEAM SIGNALLING (AK S)
COPYRIGHT (C) 1997                                           ALL RIGHTS RESERVED

EDITOR: Stefan Anthes, Deutsche Telekom AG

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

INTRODUCTION

This document contains fundamental arrangements and specifications on the network concept of the signalling intermediate network no. 7 for the interconnection of national signalling system no. 7 networks in Germany. New requirements placed on the network concept of the signalling intermediate network no. 7 will be agreed and defined jointly between the network providers. Following agreement in mutual consent, this document will be modified accordingly.

The currently applicable issue version of this document is specified in the overview of issue versions.

LIST OF ISSUE VERSIONS

The list of issue versions enables the identification of the latest issue version. All portions of text which are agreed between the participating network providers are listed in the document without any special remarks.

All changes are indicated as follows:

NEW TEXT IS UNDERLINED AND AN ANNOTATION IS ADDED AT THE SIDE OF THE PAGE. Deleted text is crossed out and an annotation is added at the side of the page. Following agreement on the relevant portion of text, these annotations are removed.

The first agreed version is Version 1.0.0 dated 31 March, 1997.

All enclosures are given the version number of the main document.

The increase in the first version number depends on the external fundamental conditions (e.g. phone-number portability and carrier selection), the increase in the second version number takes place following changes in content, the increase in the third version number takes place following editorial changes.

The list of issue versions should be updated following every change of the document. If the changes are incorporated into the document, the date of incorporation is entered in the list. If incorporation of the changes cannot be agreed, the change is deleted again from the list.

One line of the list should be used for every modified paragraph.

OVERVIEW OF ISSUE VERSIONS

--------------------------------------------------------------------------------
Version           Date        Changed section  Proposed by  Incorporated on the
                                                               (version date)
--------------------------------------------------------------------------------
 0.1.0      5 February, 1997        all            all       13 February, 1997
--------------------------------------------------------------------------------
 0.2.0     18 February, 1997        all            all       27 February, 1997
--------------------------------------------------------------------------------
 1.0.0     28 February, 1997        all            all          31 March, 1997
--------------------------------------------------------------------------------

REFERENCE DOCUMENTS

The following reference documents apply:
MTP: ITU-T Q.701 (03/93) Functional Description of the Message Transfer Part
SCCP: ITU-T Q.715 (07/96) Signalling Connection Control Part (User Guide)

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

TABLE OF CONTENTS

0        ABBREVIATIONS, DEFINITIONS AND SYMBOLS                               4

1        GENERAL                                                              7
1.1      DEFINITION OF OBJECTIVE                                              7
1.2      RESPONSIBILITY                                                       7
1.3      SCOPE OF APPLICATION                                                 7

2        NETWORK DESIGN                                                       8
2.1      GENERAL                                                              8
2.2      CARRYING OF THE SIGNALLING CHANNELS                                  9
2.3      SEP / STP FUNCTION                                                   9
2.3.1    General                                                              9
2.3.2    Gateway systems of the network providers                             9
2.4      NETWORK STRUCTURE                                                    10

3        SPC NUMBERING                                                        12
3.1      GENERAL                                                              12
3.2      STRUCTURE OF THE NAT1 SPCs                                           12
3.3      NUMBERING PLAN FOR SIGNALLING INTERMEDIATE
         NETWORK NO. 7                                                        12

4        MTP ROUTING PRINCIPLES                                               13

5        SCCP ROUTING PRINCIPLES                                              13

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

0        ABBREVIATIONS, DEFINITIONS AND SYMBOLS

ABBREVIATIONS

DPC               Destination Point Code
GTT               Global Title Translation
GW                Gateway
GW-STP            Signalling Point with Signalling Transfer Point Function in the signalling intermediate network
ICCnl             Interconnection connection line
ISUP              ISDN User Part
LS                Linkset
MSU               Message Signal Unit
MTP               Message Transfer Part
NI                Network Indicator
NwCnl             Network connection line
SCCP              Signalling Connection Control Part
SEP               Signalling End Point
SP                Signalling Point
SPC               Signalling Point Code
STP               Signalling Transfer Point
TCAP              Transaction Capabilities Application Part
TR                Traffic relationship
TUP               Telephone User Part
SS                Signalling system
SIN7              Signalling intermediate network no. 7

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

DEFINITIONS

Auxiliary route         The auxiliary route is a signalling linkset which is
                        used in the case of a breakdown of the regular route.

Gateway system          A gateway system establishes the connection between
                        various network providers / between the various national signalling system no. 7 networks.

GTT Global Title Translation, e.g. translation of the global title to an MTP destination address (NI and DPC).

Gateway STP             The GW STP is a gateway system which additionally has a
                        Signalling Transfer Point Function in the signalling intermediate network no. 7, i.e. it forwards messages which have the network indicator nat1.

International LS        Signalling linkset of the international signalling
                        system no. 7 network (NI=int0)

Signalling Link         A signalling link is a transmission facility between two
                        signalling points which comprises one transmission segment and the relevant transfer control functions used for the reliable transmission of signalling messages
                        (signalling segment).

Signalling linkset      A signalling linkset is a set of signalling links which
                        directly connects two signalling points (signalling segment set).

National LS             Signalling linkset of a national signalling system no. 7
                        network (NI=nat0 or NI=nat1)

Regular route           The regular route is a signalling linkset. In normal
                        (undisturbed) operation, the signalling traffic for the assigned destination area is routed via the regular route.

Signalling route        The signalling route is a route between two signalling
                        points. The signalling route includes the signalling links and signalling points which are passed through by a signalling message from the source signalling point to the destination signalling point.

Routing Routing of the signalling traffic via the appropriate signalling linksets to the destination including specification of the relevant auxiliary routes (traffic routing).

Signalling point        A node in a signalling network which either transmits or
                        receives signalling messages (SEP) or transfers signalling messages between two signalling links (STP) or does both (SEP/STP).

Source signalling       Signalling point which is the source of a signalling
point                   traffic relationship under examination.

Traffic relationship    Two exchange facilities have a traffic relationship (TR)
                        with one another if they are connected by means of a service channel package.

Destination signalling  Signalling point at which the signalling traffic
point                   relationship under examination terminates.

Signalling              The signalling intermediate network no. 7 with the
intermediate            NI=nat1 is the interface between national signalling
network no. 7           system no. 7 networks with the network indicators nat0
                        (binary: 10). The signalling intermediate network no. 7 itself is indicated by NI=nat1 (binary: 11).

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

SYMBOLS

Gateway              Gateway with STP           Gateway with             Gateway
STP                  and SCCP function          SCCP function                SEP

Service channel or Service channel package

Central signalling channel / signalling linkset or link-by-link section

Signalling linkset with appropriate number of signalling links (in this case two)

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

1 GENERAL

1.1 DEFINITION OF OBJECTIVE

This document specifies the principles for the interconnection of national signalling system no. 7 networks in the signalling intermediate network. In the following, the term signalling intermediate network no. 7 is used for this interface. For bilateral arrangements which do not concern the signalling intermediate network no. 7, other principles can apply. The document represents a synopsis of the currently agreed concept of all national network providers of signalling system no. 7. The concept has proven itself in practice and provides all network providers with decisive advantages.

For this reason, in the interests of all signalling system no. 7 network providers, the same procedures should be used for the interconnection of national signalling system no. 7 networks.

This document deals with the principles of network design, SPC numbering, dimensioning and routing.

Detailed agreements on the functionality at the interfaces must be made between the relevant network providers in accordance with the specification "signalling in the signalling intermediate network no. 7".

If alternatives to the specifications for the design of the signalling intermediate network no. 7 exist, these are listed in the form of an option.

1.2 RESPONSIBILITY

The principles of the signalling intermediate network no. 7 are defined through the co-operation of all network providers in the working team Signalling, AG N.

This includes:
- the network design of the signalling intermediate network no. 7
- the numbering of the signalling points
- the routing principles for the signalling intermediate network no. 7

In addition, the following arrangements must be made in separate agreements between the relevant network providers concerned:

- dimensioning of the signalling links
- traffic measurement requirements
- routing rules

1.3 SCOPE OF APPLICATION

The provisions for the configuration of the signalling intermediate network no. 7 apply for all those assigned responsibility for the design and planning of the signalling intermediate network no. 7 in the organisations of the operators of the national signalling system no. 7 networks in Germany.

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

2 NETWORK DESIGN

2.1 GENERAL

The signalling-specific interconnection of national signalling system no. 7 networks in Germany is realised with the signalling intermediate network no. 7. The signalling intermediate network no. 7 is a national signalling system no. 7 network.

The interconnection of national signalling system no. 7 networks by means of the signalling intermediate network no. 7 provides efficiency, greater degrees of freedom and economy for all network providers.

FUNDAMENTAL DETAILS OF THE CONCEPT OF INTERCONNECTION WITH THE SIGNALLING INTERMEDIATE NETWORK NO. 7 :

The network indicator NI=nat0 is used within the national signalling system no. 7 networks. The network indicator NI=nat1 in the signalling intermediate network no. 7 (see also Figure 2.1).

16,384 possible signalling points are available in every signalling system no. 7 network.

The signalling intermediate network no. 7 with separation of the signalling networks complies with the specific wishes of the individual network providers with a maximum of flexibility.

=> EACH OF THE SIGNALLING SYSTEM NO. 7 NETWORKS (WITH NI=NAT0) CONNECTED TO THE SIGNALLING INTERMEDIATE NETWORK NO. 7 HAS AT ITS DISPOSAL ALL THE NUMBERING POSSIBILITIES IN ITS OWN NETWORK (16,384 SPCS) AND IS ITS OWN CLOSED SIGNALLING SYSTEM NO. 7 NETWORK.

=> EACH OF THE SIGNALLING SYSTEM NO. 7 NETWORKS (WITH NI=NAT0) CONNECTED TO THE SIGNALLING INTERMEDIATE NETWORK NO. 7 IS INDEPENDENT AS REGARDS:
         - PLANNING
         - PROJECT PLANNING
         - OPERATION
         - TRAFFIC MANAGEMENT
         - TRAFFIC MEASUREMENT

For the interconnection of national signalling system no. 7 networks, gateway systems must be made available by the participating network providers. In the gateway systems of the connected networks, the signalling networks are separated:

         => CHANGE OF THE NETWORK INDICATOR NI=NAT0 "/=" NI=NAT1

=> THE CHANGE OF THE NETWORK INDICATOR CAUSES A SEPARATION OF THE SIGNALLING NETWORKS. THIS SEPARATION LEADS TO GREATER NETWORK SECURITY IN EACH OF THE SIGNALLING SYSTEM NO. 7 NETWORKS CONNECTED TO THE SIGNALLING INTERMEDIATE NETWORK NO. 7.

THE JOINTLY DEFINED POINT OF INTERSECTION IS THE SIGNALLING INTERMEDIATE NETWORK NO. 7.

All joint arrangements on the design of the signalling intermediate network no. 7 have been agreed in the working team Signalling, AG N. The necessary detailed discussions will be held bilaterally and recorded in appropriate documents.

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

2.2 CARRIAGE OF THE SIGNALLING CHANNELS

The carrying of the signalling channels will be agreed bilaterally between the relevant network providers.

2.3 SEP / STP FUNCTION

2.3.1 GENERAL

The signalling points (SPs) are distinguished by whether they have Signalling Transfer Point (STP) functions and/or Signalling End Point (SEP) functions.1 SPs with an additional STP function in the signalling intermediate network no. 7 are described in the following as Gateway STPs. Gateway STPs have an STP function for messages with NI=nat1. The utilisation of the SEP / STP function in the signalling system no. 7 network with NI=nat0 is independent of the utilisation of the function in the signalling intermediate network no. 7 (NI=nat1).

2.3.2 GATEWAY SYSTEMS OF THE NETWORK PROVIDERS

RECOMMENDATION:

In the case of two gateway systems, both should have an STP and an SEP function. For three or more gateway systems, each network provider should make available two gateway STPs. STPs can be made available as a stand-alone STP or as a gateway with an integrated STP function.

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

2.4 NETWORK STRUCTURE

The signalling intermediate network no. 7 has the following signalling-point versions:

1.    Gateway (gateway system of a connected network provider)

2. Gateway STP (the STP function can be integrated in the gateway systems). Stand-alone STPs are also possible.

3.    Gateway with SCCP function.

4.    Gateway with STP and SCCP function

Between the gateway systems of various national network providers, so-called network connection lines (NwCnl) or interconnection connection lines (ICCnl) are connected. Independent of their number and carriage, the central signalling channels are an integrated component this of these network connection lines / interconnection connection lines.

Signalling for all service-channel traffic relationships and MTP Transfer and SCCP traffic relationships to be controlled via the signalling intermediate network no. 7 is performed in an associated or quasi-associated manner in accordance with bilateral agreements.

The various protocol layers (e.g. TCAP, SCCP, ISUP, TUP etc.) do not have to be supported in all gateways. Bilateral agreements are necessary.

The network structure of the signalling intermediate network no. 7 is shown in Figure 2-1 in exemplary form. Only the linksets of the signalling intermediate network no. 7 between the gateway systems of different network providers are shown. The other connections of the gateway systems are not relevant in this context.

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

         Network          Network
         provider 1       provider 3
         (NI=nat0)        (NI=nat0)

                  GW

                  GW

         Network          Network
         provider 2       provider n
         (NI=nat0)        (NI=nat0)

                  Signalling intermediate network no. 7 (NI=nat1)

Figure 2.1: Network structure of the signalling intermediate network no. 7 (example of possible linksets between network providers)

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

3 SPC NUMBERING

3.1 GENERAL

In order that it be possible to unambiguously address every signalling point
(SP) in the signalling intermediate network no. 7, all SPs must be numbered. For this numbering of SPCs, a 14-bit code, i.e. with a total of 2(14) = 16,384 possible addresses, is available.

3.2 STRUCTURE OF THE NAT1 SPCS

In order to clearly organise the national numbering plan for the signalling intermediate network no. 7, the Signalling Point Codes (SPCs) are structured. For this purpose, the 14 bits are subdivided into a 4-3-4-3 scheme (Figure 3.1).

According to this scheme, bits 11 - 14 describe 16 numbering ranges (00 - 15). Each numbering range is further subdivided by the following 3 bits (bits 8 - 10) into an additional 8 (0 - 7) network areas. Thus, a maximum of 128 (16*8) network areas are available. With the last 7 bits, 128 signalling points can be encoded for each network area.

--------------------------------------------------------------------------------
                         14 bits = 16,384 addresses
--------------------------------------------------------------------------------
        4 bits            3 bits             4 bits                 3 bits
--------------------------------------------------------------------------------
          aa                 b                 cc                      d
--------------------------------------------------------------------------------
       00 to 15           0 to 7            00 to 15                0 to 7
--------------------------------------------------------------------------------
   Numbering range
--------------------------------------------------------------------------------
     Network area
--------------------------------------------------------------------------------
   Signalling area
--------------------------------------------------------------------------------
Signalling point code
--------------------------------------------------------------------------------

Figure 3-1: Structure of the signalling point codes (SPCs) in the signalling intermediate network No. 7

Each individual group in the 4-3-4-3 scheme is addressed by means of its decimal value. This gives rise to a numbering range from 00-0-00-0 to 15-7-15-7.

For technical / operating reasons, the SPCs 00-0-00-0 and 15-7-15-7 are not used.

3.3 NUMBERING PLAN FOR SIGNALLING INTERMEDIATE NETWORK NO. 7

The allocated SPCs are kept in a numbering plan for signalling points in the signalling intermediate network no. 7. The numbering plan for the signalling intermediate network no. 7 is administered by the regulator.

DOCUMENT OF THE SIGNALLING INTERMEDIATE NETWORK NO. 7

4 MTP ROUTING PRINCIPLES

The following MTP routing principles apply:

1)    Only MSUs with NI=nat1 (binary: 11) are permitted.

2) Messages are only sent and forwarded for destinations for which bilateral agreements exist; for all other destinations, such messages are neither generated nor forwarded.

3) The MTP routing is performed using the DPC of the routing label. A requirement for this is that the NI is taken into account.

4) Where possible, it is ensured that all links of a linkset (LS) are used / loaded evenly.

5) MTP message transport whose application source and sink are within the same (own) network must take place in the own signalling system no. 7 network (NI=nat0).

The details on MTP routing must be agreed between the network providers.
      e.g.; - routing between the gateway systems
            - routing between gateway STPs
Here, planning must rule out the possibility of circular routing.

Unknown signalling point codes (SPCs) include those SPCs and network areas which are not yet allocated in the numbering plan (see Section 3.3). Every operator of a network connected to the signalling intermediate network no. 7 must ensure that for unknown SPCs and for as-yet-unused SPCs of the own network area, messages are neither generated nor forwarded.

5 SCCP ROUTING PRINCIPLES

The details on SCCP routing must be agreed between the network providers. Suggestions regarding this can be found in the ITU-T recommendation Q.715.